[BEAR STEARNS LOGO]                                          [WELLS FARGO LOGO]



          PROSPECTUS SUPPLEMENT (TO PROSPECTUS DATED AUGUST 18, 1998)

                          APPROXIMATELY $999,659,000

                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 1999-WF2

               BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                                 AS DEPOSITOR

                    WELLS FARGO BANK, NATIONAL ASSOCIATION
                            AS SERVICER AND SELLER

                          BEAR, STEARNS FUNDING, INC.
                                   AS SELLER

     The Series 1999-WF2 Commercial Mortgage Pass-Through Certificates will consist of eighteen classes of certificates, some of which are not offered by this prospectus supplement and the accompanying prospectus. All of the Series 1999-WF2 Certificates will represent beneficial ownership interests in a trust fund whose principal assets consist of mortgage loans secured by commercial properties, multi-family properties and manufactured housing communities with an aggregate principal balance of approximately $1,080,711,380 as of July 1, 1999. The Series 1999-WF2 Certificates are payable only from the assets of the trust fund described herein. Certain classes of Series 1999-WF2 Certificates are subordinated to other classes as described herein. The following table sets forth certain information with respect to the classes of Series 1999-WF2 certificates offered hereby, but all such information is incomplete and subject to clarifications and limitations set forth herein. Multifamily properties (consisting of multiple rental dwellings), office properties, industrial properties, retail properties and hotel properties will represent security for material concentrations of these mortgage loans.

--------------------------------------------------------------------------------

                         INITIAL CLASS
                          CERTIFICATE               INITIAL         DESCRIPTION
                           BALANCE OR                PASS-           OF PASS-
                        NOTIONAL AMOUNT             THROUGH           THROUGH
                           (+ / -5%)                  RATE             RATE
--------------------------------------------------------------------------------
Class A-1 .........    $    338,780,000             6.800%(1)          Fixed
--------------------------------------------------------------------------------
Class A-2 .........    $    525,789,000             7.080%(1)          Fixed
--------------------------------------------------------------------------------
Class B ...........    $     43,229,000             7.296%(1)        Variable
--------------------------------------------------------------------------------
Class C ...........    $     43,229,000             7.376%(1)        Variable
--------------------------------------------------------------------------------
Class D ...........    $     10,807,000             7.376%(1)        Variable
--------------------------------------------------------------------------------
Class E ...........    $     27,018,000             7.376%(1)        Variable
--------------------------------------------------------------------------------
Class F ...........    $     10,807,000             7.376%(1)        Variable
--------------------------------------------------------------------------------
Class X ...........    $  1,080,711,380(6)       0.431204%(7)        Variable
--------------------------------------------------------------------------------


                                                                     CERTIFICATE
                       EXPECTED FINAL                                   RATING
                        DISTRIBUTION           RATED FINAL      ----------------------
                          DATE (2)        DISTRIBUTION DATE (3)  MOODY'S (4)   DCR (5)
--------------------------------------------------------------------------------------
Class A-1 ......... September 15, 2008       July 15, 2031           Aaa         AAA
--------------------------------------------------------------------------------------
Class A-2 .........    June 15, 2009         July 15, 2031           Aaa         AAA
--------------------------------------------------------------------------------------
Class B ...........    July 15, 2009         July 15, 2031           Aa2         AA
--------------------------------------------------------------------------------------
Class C ...........  February 15, 2010       July 15, 2031            A2          A
--------------------------------------------------------------------------------------
Class D ...........  October 15, 2010        July 15, 2031            A3         A--
--------------------------------------------------------------------------------------
Class E ...........  November 15, 2012       July 15, 2031           Baa2        BBB
--------------------------------------------------------------------------------------
Class F ...........   August 15, 2013        July 15, 2031           Baa3       BBB--
--------------------------------------------------------------------------------------
Class X ...........    May 15, 2019          July 15, 2031           Aaa         AAA
--------------------------------------------------------------------------------------

     Notes on next page

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE, ADEQUATE OR COMPLETE.

     CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-22 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 17 OF THE ACCOMPANYING PROSPECTUS.

     The Series 1999-WF2 Certificates do not represent an interest in or obligation of Bear Stearns Commercial Mortgage Securities Inc. or any of its affiliates. The Series 1999-WF2 Certificates and the Mortgage Loans and other assets of the trust fund are not insured or guaranteed by Bear Stearns Commercial Mortgage Securities Inc. or any of its affiliates, or by any governmental agency or instrumentality.

BEAR, STEARNS & CO. INC.                            MORGAN STANLEY DEAN WITTER

                       NORWEST INVESTMENT SERVICES, INC.

                                 June 15, 1999

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 1999-WF2

WASHINGTON                                WASHINGTON D.C.
9 properties                              2 properties
$27,226,301                               $7,500,000
2.52% of total                            0.69% of total

OREGON                                    MARYLAND
7 properties                              6 properties
$23,161,274                               $37,852,882
2.14% of total                            3.50% of total

UTAH                                      VIRGINIA
4 properties                              2 properties
$11,844,398                               $28,361,955
1.10% of total                            2.62% of total

CALIFORNIA                                NORTH CAROLINA
135 properties                            6 properties
$429,744,626                              $17,620,943
39.76% of total                           1.63% of total

WYOMING
1 property                                NEVADA
$1,898,110                                10 properties
0.18% of total                            $37,038,827
                                          3.43% of total
MISSOURI
3 properties                              ARIZONA
$21,854,114                               9 properties
2.02% of total                            $28,386,334
                                          2.63% of total
MINNESOTA
8 properties                              COLORADO
$14,936,064                               10 properties
1.38% of total                            $35,261,934
                                          3.26% of total
WISCONSIN
3 properties                              TEXAS
$13,637,100                               27 properties
1.26% of total                            $76,982,935
                                          7.12% of total
ILLINOIS
11 properties                             OKLAHOMA
$48,222,013                               1 property
4.46% of total                            $2,005,849
                                          0.19% of total
INDIANA
2 properties                              LOUISIANA
$4,063,000                                1 property
0.38% of total                            $2,811,962
                                          0.26% of total
MICHIGAN
5 properties                              MISSISSIPPI
$17,608,863                               1 property
1.63% of total                            $7,461,880
                                          0.69% of total
OHIO
3 properties                              KENTUCKY
$8,511,847                                1 property
0.79% of total                            $5,525,000
                                          0.51% of total
PENNSYLVANIA
6 properties                              TENNESSEE
$31,049,634                               1 property
2.87% of total                            $4,236,424
                                          0.39% of total
NEW YORK
10 properties                             GEORGIA
$62,845,405                               8 properties
5.82% of total                            $17,584,174
                                          1.63% of total
MASSACHUSETTS
4 properties                              FLORIDA
$6,028,784                                9 properties
0.56% of total                            $34,461,384
                                          3.19% of total
CONNECTICUT
3 properties                              ALASKA
$8,792,002                                1 property
0.81% of total                            $1,354,511
                                          0.13% of total
NEW JERSEY
2 properties
$4,840,850
0.45% of total

(greater than or equal to) 10.0% of Initial Pool Balance

5.01%-9.99% of Initial Pool Balance

1.01% - 5.00% of Initial Pool Balance

(less than or equal to) 1.00% of Initial Pool Balance

Notes relating to table on cover

(1) The Pass-Through Rates of the Class A-1 and Class A-2 Certificates shall be the indicated fixed rate per annum or, if a lower rate, the weighted average of the Net Mortgage Rates of the Mortgage Loans (such Net Mortgage Rates determined without taking into account any reductions thereto resulting from modifications of the Mortgage Loans or otherwise following the Cut-Off Date) (the "NWAC Rate"). The Pass-Through Rates of the Class B, Class C, Class D, Class E and Class F Certificates set forth in the table above are approximate initial Pass-Through Rates for such classes. For interest periods relating to Distribution Dates after August 16, 1999, the Pass-Through Rate of the Class B Certificates will be a per annum rate equal to the NWAC Rate for such Distribution Date minus 0.08%, and the Pass-Through Rate of the Class C, Class D, Class E and Class F Certificates will be the NWAC Rate for such Distribution Date.

(2) The Expected Final Distribution Dates set forth above have been determined on the basis of the assumptions described in "Description of the Certificates--Expected Final Distribution Date; Rated Final Distribution Date" herein.

(3) The Rated Final Distribution Date is the first Distribution Date after the 24th month following the end of the amortization term of the Mortgage Loan that, as of the Cut-Off Date, has the longest remaining amortization term.

(4)   Moody's Investors Service, Inc.

(5)   Duff & Phelps Credit Rating Co.

(6) The Class X Certificates are interest-only certificates. Class X Certificateholders will not receive any principal. However, they will be entitled to receive interest that accrues on a notional amount outstanding (the "Notional Amount") equal to the aggregate of the Scheduled Principal Balances of the Mortgage Loans (determined as described herein) outstanding from time to time.

(7) Approximate initial Pass-Through Rate. The Class X Pass-Through Rate with respect to any Distribution Date will be equal to the excess, if any, of
      (i) the weighted average of the non-default interest rates specified in the notes relating to each Mortgage Loan in the trust fund, net of the related Administrative Cost Rate, over (ii) the weighted average of the Pass-Through Rates of the other classes of Certificates, as more fully described herein.


             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     General information about mortgage pass-through certificates we might offer publicly is contained in the accompanying prospectus, some of which may not apply to the Series 1999-WF2 Certificates or the particular classes of Series 1999-WF2 Certificates being offered. This prospectus supplement describes the specific terms of the series of mortgage pass-through certificates being offered to you.

     IF WE DESCRIBE TERMS OF THE SERIES OF MORTGAGE PASS-THROUGH CERTIFICATES OFFERED HEREBY DIFFERENTLY IN THIS PROSPECTUS SUPPLEMENT THAN WE DO IN THE PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT RATHER THAN ON THE MORE GENERAL INFORMATION IN THE PROSPECTUS. HOWEVER, YOU SHOULD CAREFULLY REVIEW THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS TOGETHER, BECAUSE NEITHER ONE BY ITSELF PROVIDES COMPLETE INFORMATION ABOUT THE SERIES OF MORTGAGE PASS-THROUGH CERTIFICATES OFFERED HEREBY.

     Sometimes the discussion of a particular topic in this prospectus supplement or in the prospectus relates to a separate discussion in another section of this prospectus supplement or in the prospectus. We make cross-references to other sections of the prospectus supplement and the prospectus whenever we believe that they will enhance your understanding of the topic under discussion. The table of contents of this prospectus supplement and the table of contents included in the accompanying prospectus list the pages on which these captions are located.

     Whenever we use words like "intends," "anticipates" or "expects" or similar words in this prospectus supplement, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control, that could cause actual results to differ materially from what we think they will be. Any forward-looking statements in this prospectus supplement speak only as of the date of this prospectus supplement. We do not assume any responsibility to update or review any forward-looking statement contained in this prospectus supplement to reflect any change in our expectation with respect to the subject of such forward-looking statement or to reflect any change in events, conditions or circumstances on which any such forward-looking statement is based.

     You can find a listing of the pages where capitalized terms used in this prospectus supplement and the prospectus are defined under the caption "Index of Significant Definitions" beginning on page S-101 in this prospectus supplement and under the caption "Index of Significant Definitions" beginning on page 109 in the accompanying prospectus.

                               TABLE OF CONTENTS




                                                 PAGE
                                                 -----
SUMMARY .......................................   S-1
   Overview of Series 1999-WF2
      Certificates: ...........................   S-1
   Summary of Subordination Levels: ...........   S-2
   Description of the Series 1999-WF2
      Certificates ............................   S-3
   General ....................................   S-3
   Book-Entry Certificates ....................   S-4
   Denominations ..............................   S-4
   Service Providers ..........................   S-4
   Mortgage Loan Sellers ......................   S-4
   Closing Date ...............................   S-5
   Cut-Off Date ...............................   S-5
   Distributions ..............................   S-5
   Amounts Available for Distribution .........   S-6
   Interest Distributions .....................   S-6
   Principal Distributions ....................   S-7
   Yield and Prepayment
      Considerations ..........................   S-7
   Yield Maintenance
      Charges/Prepayment Premiums .............   S-9
   Shortfalls in Available Funds ..............   S-9
   Advances ...................................   S-10
   Credit Enhancement .........................   S-11
   Optional Termination .......................   S-12
   The Mortgage Pool Generally ................   S-13
   Mortgage Pool Summary ......................   S-13
   Release and Defeasance Provisions ..........   S-18
   Information Available to
      Certificateholders ......................   S-20
   Ratings ....................................   S-20
   Certain Federal Income Tax
      Consequences ............................   S-21
   ERISA Considerations .......................   S-21
   Legal Investment ...........................   S-22

RISK FACTORS ..................................   S-23
   Borrower Default; Nonrecourse
      Mortgage Loans ..........................   S-23
   Risks Associated with Commercial
      and Multifamily Lending Generally........   S-24
   Property Value May Be Adversely
      Affected Even When Current
      Operating Income Is Not .................   S-25
   Exposure of the Mortgage Pool to
      Adverse Economic or Other
      Developments Based on
      Geographic Concentration ................   S-25
   Limitations of Appraisals ..................   S-25
   Increased Risk of Loss Associated
      With Concentration of Mortgage
      Loans, Borrowers and Managers ...........   S-26
   Risks Relating to Conflicts of
      Interest ................................   S-26
   Risks Relating to Servicing
      Compensation ............................   S-27
   Risk of Bankruptcy Proceedings .............   S-27
   Risks Relating to Prepayments and
      Repurchases .............................   S-27

                                                  PAGE
                                                 -----
   Other Financing and Additional
      Debt ....................................   S-28
   Risks Associated with Recently
      Constructed Properties ..................   S-29
   Risks Associated with Balloon
      Payments and the ARD Loan ...............   S-29
   Dependence on Tenants/Tenant
      Bankruptcy ..............................   S-29
   Risks Particular to Retail Properties ......   S-30
   Risks Particular to Multifamily
      Properties ..............................   S-30
   Risks Particular to Government
      Assisted Properties .....................   S-31
   Risks Particular to Office Properties ......   S-31
   Risks Particular to Hospitality
      Properties ..............................   S-31
   Risks Particular to Affiliation with a
      Franchise or Hotel Management
      Company .................................   S-31
   Risks Particular to Industrial
      Properties ..............................   S-32
   Risks Particular to Theater
      Properties ..............................   S-32
   Risks Particular to Properties Leased
      to Multiple Tenants .....................   S-33
   Risks Particular to Leasehold
      Interests ...............................   S-33
   Risks Created by State Laws of
      Particular Jurisdictions ................   S-33
   Management .................................   S-33
   Risks Relating to Property
      Inspections .............................   S-34
   Risks Relating to Lack of
      Certificateholder Control Over
      Trust Fund ..............................   S-34
   Servicer or Special Servicer May
      Purchase Certificates ...................   S-34
   Certain Yield and Prepayment
      Considerations ..........................   S-34
   Yield Risk Associated With Changes
      in Concentrations .......................   S-36
   Sequential Pay and Subordination of
      Subordinate Offered Certificates ........   S-36
   Potential Liability to the Trust Fund
      Relating to Environmental
      Conditions ..............................   S-36
   Certain Tax Considerations Related
      to Foreclosure ..........................   S-36
   Limitations on Enforceability of
      Cross-Collateralization
      Arrangements ............................   S-37
   Absence or Inadequacy of Insurance
      Coverage Entails Risks ..................   S-37
   Zoning Compliance ..........................   S-37
   Litigation .................................   S-38
   Absence of Attornment Provisions
      Entails Risks ...........................   S-38

                                                   PAGE
                                                  ------
   Risks Relating to Compliance with
      the Americans with Disabilities
      Act ......................................   S-38
   Risks of Limited Liquidity and
      Market Value .............................   S-38
   Risks of Limited Assets .....................   S-38
   Risks Associated with Year 2000 .............   S-39

DESCRIPTION OF THE
   MORTGAGE POOL ...............................   S-40
   General .....................................   S-40
   Additional Debt .............................   S-40
   The ARD Loan ................................   S-41
   Certain Terms and Conditions of the
      Mortgage Loans ...........................   S-41
   Yield Maintenance and Prepayment
      Provisions ...............................   S-41
   Defeasance ..................................   S-43
   "Due-on-Sale" and
      "Due-on-Encumbrance" Provisions,
      Assumptions ..............................   S-44
   Additional Mortgage Loan
      Information ..............................   S-44
   Ten Largest Mortgage Loans ..................   S-55
   Underwritten Cash Flow ......................   S-55
   Escrow Requirements .........................   S-56
   Assessments of Property Condition ...........   S-56
   Property Inspection .........................   S-56
   Appraisals ..................................   S-56
   Property Condition Assessments ..............   S-57
   Seismic Review Process ......................   S-57
   The Mortgage Loan Sellers ...................   S-57
   Representations and Warranties;
      Repurchases ..............................   S-57
   Mortgaged Property Accounts .................   S-60
   Lock Box Accounts ...........................   S-60

DESCRIPTION OF THE
   CERTIFICATES ................................   S-62
   General .....................................   S-62
   Book-Entry Registration and
      Definitive Certificates ..................   S-63
   Distributions ...............................   S-64
   Method, Timing and Amount ...................   S-64
   Available Distribution Amount ...............   S-64
   Application of Available Distribution
      Amount ...................................   S-65
   Pass-Through Rates ..........................   S-68
   Distributable Certificate Interest
      Amount ...................................   S-69
   Prepayment Interest Shortfalls and
      Prepayment Interest Excesses .............   S-69
   Principal Distribution Amount ...............   S-71
   Allocation of Yield Maintenance
      Charges ..................................   S-72
   Allocation of Prepayment Premiums ...........   S-72
   Expected Final Distribution Date;
      Rated Final Distribution Date ............   S-73
   Examples of Distributions ...................   S-73
   Subordination; Allocation of Losses,
      Shortfalls and Expenses ..................   S-74
   Advances ....................................   S-75

                                                   PAGE
                                                  ------
   P&I Advances ................................   S-75
   Servicing Advances ..........................   S-76
   Nonrecoverable Advances .....................   S-77
   Appraisal Reductions ........................   S-77
   Reports to Certificateholders; Certain
      Available Information ....................   S-78
   Paying Agent Reports ........................   S-78
   Special Servicer Reports ....................   S-79
   Other Information ...........................   S-79
   Optional Termination; Retirement of
      Certificates .............................   S-80
   Treatment of REO Properties .................   S-80
   The Trustee .................................   S-81
   The Fiscal Agent ............................   S-81
   The Paying Agent, Certificate
      Registrar and Authenticating
      Agent ....................................   S-81

YIELD AND MATURITY
   CONSIDERATIONS ..............................   S-83
   Yield Considerations ........................   S-83
   General .....................................   S-83
   Pass-Through Rate ...........................   S-83
   Rate and Timing of Principal
      Payments .................................   S-83
   Losses and Shortfalls .......................   S-84
   Certain Relevant Factors ....................   S-84
   Delay in Payment of Distributions ...........   S-85
   Unpaid Distributable Certificate
      Interest .................................   S-85
   Yield Sensitivity of the Class X
      Certificates .............................   S-85
   Weighted Average Life .......................   S-87

SERVICING OF THE MORTGAGE
   LOANS .......................................   S-91
   General .....................................   S-91
   The Servicer ................................   S-93
   Servicer Events of Default ..................   S-94
   Rights Upon Event of Default ................   S-94
   The Special Servicer ........................   S-95
   Termination of the Special Servicer .........   S-95
   The Operating Adviser .......................   S-96
   Servicing and Other Compensation
      and Payment of Expenses ..................   S-96
   Modifications, Waiver and
      Amendments ...............................   S-97
   Realization Upon Defaulted
      Mortgage Loans ...........................   S-99
   Foreclosures ................................   S-99

CERTAIN FEDERAL INCOME TAX
   CONSEQUENCES ................................   S-100
METHOD OF DISTRIBUTION .........................   S-101
LEGAL MATTERS ..................................   S-102
RATINGS ........................................   S-102
LEGAL INVESTMENT
   CONSIDERATIONS ..............................   S-103
ERISA CONSIDERATIONS ...........................   S-103

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    SUMMARY

     This summary highlights selected information contained in this document and does not contain all of the information that you need to consider in deciding whether to buy any class of mortgage pass-through certificates. To understand all of the terms of the mortgage pass-through certificates, read carefully this entire document and the accompanying prospectus.


OVERVIEW OF SERIES 1999-WF2 CERTIFICATES:



                                INITIAL
                               AGGREGATE                                                           WEIGHTED
                              CERTIFICATE                        PASS-                              AVERAGE     PRINCIPAL OR
               RATINGS         BALANCE OR                       THROUGH           INITIAL            LIFE         NOTIONAL
           MOODY'S  DCR         NOTIONAL            % OF         RATE           PASS-THROUGH        (APPROX.     PRINCIPAL
  CLASS      (1)    (2)          AMOUNT             TOTAL     DESCRIPTION           RATE           YEARS) (6)     WINDOW
  -----    -------  ---       -----------           -----     -----------           ----           ----------   ------------
 Senior Classes
 A-1      Aaa       AAA     $  338,780,000          31.35        Fixed             6.800%(4)          5.7      8/1999-9/2008
 A-2      Aaa       AAA     $  525,789,000          48.65        Fixed             7.080%(4)          9.7      9/2008-6/2009
 X        Aaa       AAA     $1,080,711,380(3)       N/A         Variable        0.431204%(5)          9.1      8/1999-5/2019
 Subordinate Classes
 B        Aa2       AA      $   43,229,000          4.000       Variable           7.296%(4)         10.0      6/2009-7/2009
 C        A2        A       $   43,229,000          4.000       Variable           7.376%(4)         10.1      7/2009-2/2010
 D        A3        A--     $   10,807,000          1.000       Variable           7.376%(4)         11.0     2/2010-10/2010
 E        Baa2      BBB     $   27,018,000          2.500       Variable           7.376%(4)         12.3    10/2010-11/2012
 F        Baa3      BBB--   $   10,807,000          1.000       Variable           7.376%(4)         13.8     11/2012-8/2013
 G        Not Offered       $   21,614,000          2.000        Fixed             6.000%(4)         14.3     8/2013-11/2013
 H        Not Offered       $   16,211,000          1.500        Fixed             6.000%(4)         14.5     11/2013-6/2014
 I        Not Offered       $    8,105,000          0.750        Fixed             6.000%(4)         15.2      6/2014-3/2015
 J        Not Offered       $    9,456,000          0.875        Fixed             6.000%(4)         16.3      3/2015-5/2016
 K        Not Offered       $   10,807,000          1.000        Fixed             6.000%(4)         17.6      5/2016-9/2017
 L        Not Offered       $    4,053,000          0.375        Fixed             6.000%(4)         18.4      9/2017-2/2018
 M        Not Offered       $   10,806,380          1.000        Fixed             6.000%(4)         19.2      2/2018-5/2019
 Residual Classes
 R-I      Not Offered                N/A            N/A           N/A               N/A               N/A                N/A
 R-II     Not Offered                N/A            N/A           N/A               N/A               N/A                N/A
 R-III    Not Offered                N/A            N/A           N/A               N/A               N/A                N/A

(1)   Moody's Investors Service, Inc. ("Moody's").

(2)   Duff & Phelps Credit Rating Co. ("DCR").

(3) The Class X Certificates are interest-only certificates. Class X Certificateholders will not receive any principal. However, they will be entitled to receive interest that accrues on a notional amount outstanding (the "Notional Amount") equal to the aggregate of the Scheduled Principal Balances of the Mortgage Loans (determined as described herein) outstanding from time to time.

(4) The Pass-Through Rates of the Class A-1 and Class A-2 Certificates shall be the indicated fixed rate per annum or, if a lower rate, the weighted average of the Net Mortgage Rates of the Mortgage Loans (such Net Mortgage Rates determined without taking into account any reductions thereto resulting from modifications of the Mortgage Loans or otherwise following the Cut-Off Date). The Pass-Through Rates of the Class B, Class C, Class D, Class E and Class F Certificates set forth in the table above are approximate initial Pass-Through Rates for such classes. For interest periods relating to Distribution Dates after August 16, 1999, the Pass-Through Rate of the Class B Certificates will be a per annum rate equal to the NWAC Rate for such Distribution Date minus 0.08%, and the Pass-Through Rate of the Class C, Class D, Class E and Class F Certificates will be a per annum rate equal to the NWAC Rate for such Distribution Date.

(5) Approximate initial Pass-Through Rate. The Class X Pass-Through Rate with respect to any Distribution Date will be equal to the excess, if any, of
      (i) the weighted average of the non-default interest rates specified in the notes relating to each Mortgage Loan in the trust fund, net of the related Administrative Cost Rate, over (ii) the weighted average of the Pass-Through Rates of the other classes of Certificates, as more fully described herein.

(6) The weighted average life and the period during which distributions of principal (or, for the Class X Certificates, reductions in the Notional Amount) will occur have been calculated using assumptions set forth under "Yield and Maturity Considerations--Weighted Average Life" herein and assuming that there are no extensions of Maturity Dates, delinquencies, losses or prepayments (other than the prepayment in full of the ARD Loan on its Anticipated Repayment Date).

SUMMARY OF SUBORDINATION LEVELS:


     Credit support for certain classes of Certificates is provided by the sequential payment of interest and principal thereto (including reimbursement of certain losses allocated thereto) based (other than with respect to the Class X Certificates) on their alphabetical designations, and by the subordination of certain other classes thereto in respect of the allocation of certain losses, shortfalls and other reductions of the assets of the Trust Fund (generally in reverse sequential order), as described more fully herein. The following chart summarizes the protection afforded to each class of Certificates by the initial principal amount of other classes that are subordinated thereto.

                                                                                              CLASS SIZE AS A
                                             PRINCIPAL AND        INITIAL          RATINGS      PERCENTAGE
  APPROXIMATE INITIAL   INTEREST-ONLY          INTEREST         CERTIFICATE                   OF INITIAL POOL
     CREDIT SUPPORT      CERTIFICATES        CERTIFICATES         BALANCE      MOODY'S    DCR   BALANCE (1)
     --------------      ------------        ------------         -------      -------    ---   -----------
        20.000%                                Class A-1        $338,780,000      Aaa      AAA    31.35%
        20.000%                                Class A-2        $525,789,000      Aaa      AAA    48.65%
        16.000%                                Class B          $ 43,229,000      Aa2       AA    4.000%
        12.000%                                Class C          $ 43,229,000       A2       A     4.000%
        11.000%                                Class D          $ 10,807,000       A3      A--    1.000%
                           Class X
         8.500%                                Class E          $ 27,018,000      Baa2     BBB    2.500%
                           Aaa/AAA
         7.500%                                Class F          $ 10,807,000      Baa3    BBB--   1.000%

         5.500%                                Class G          $ 21,614,000      Not Offered     2.000%
                           $1,080,711,380
         4.000%                                Class H          $ 16,211,000      Not Offered     1.500%
                           Initial
         3.250%                                Class I          $  8,105,000      Not Offered     0.750%
                           Notional
         2.375%                                Class J          $  9,456,000      Not Offered     0.875%
                           Amount
         1.375%                                Class K          $ 10,807,000      Not Offered     1.000%

         1.000%                                Class L          $  4,053,000      Not Offered     0.375%

            N/A                                Class M          $ 10,806,380      Not Offered     1.000%

----------
 (1) Initial Pool Balance means the aggregate of the Scheduled Principal Balances of the Mortgage Loans on July 1, 1999.

DESCRIPTION OF THE
 SERIES 1999-WF2 CERTIFICATES


General.....................   Bear Stearns Commercial Mortgage Securities
                               Inc., as depositor (the "Depositor", "we" or
                               "us"), is forming a trust fund that will issue the Commercial Mortgage Pass-Through
                               Certificates, Series 1999-WF2, pursuant to a pooling and servicing agreement dated as of July
                               1, 1999. This series consists of 18 classes. Our address is 245 Park Avenue, New York, New York
                               10167. Our telephone number is (212) 272-2000.

                               The Certificates evidence all of the beneficial ownership interests in this trust fund. The primary assets of the trust fund are the fixed rate mortgage loans (the "Mortgage Loans") described herein under "--The Mortgage Pool" and "Description of the Mortgage Pool".

                               The aggregate of the Certificate Balances of each class of Certificates (other than the Class X, Class R-I, Class R-II and Class R-III Certificates) as of the Closing Date will equal the aggregate of the Scheduled Principal Balances of the Mortgage Loans as of the Cut-Off Date. Each class of Offered Certificates will have the initial Certificate Balance set forth on the cover page, subject to a permitted variance of plus or minus 5%.

                               We are offering the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F and Class X Certificates pursuant to this prospectus supplement and the accompanying prospectus (we refer to these classes as the "Offered Certificates"). We are not offering the Class G, Class H, Class I, Class J, Class K, Class L, Class M, Class R-I, Class R-II or Class R-III Certificates hereby (we refer to those classes as the "Private Certificates"). We refer to the Offered Certificates and the Private Certificates collectively as the "Series 1999-WF2 Certificates" or the "Certificates".

                               The Class X Certificates are "Interest Only
                               Certificates", meaning that they do not have a principal balance and are not entitled to distributions of principal. In order to calculate the amount of interest that accrues on the Class X Certificates while they are outstanding, the Class X Certificates are deemed to have a "notional amount" on which interest accrues. The Notional Amount will equal the aggregate of the Scheduled Principal Balances of the Mortgage Loans (determined as described herein) measured at the beginning of each period as to which interest will accrue on the Class X Certificates.

                               We refer to the Class R-I, Class R-II and Class R-III Certificates as "Residual Certificates" because they represent limited rights to distributions of certain amounts remaining after required distributions are made to all other classes of Certificates. The Residual Certificates do not have principal balances. The Residual Certificates are not offered hereby.

Book-Entry Certificates.....   Each class of Offered Certificates will be
                               initially issued as a global security registered in the name of The Depository Trust Company
                               ("DTC") or its nominee. Investors in such classes will hold beneficial ownership interests in the relevant global security. You may hold your Offered Certificates through (i) DTC in the
                               United States, or (ii) Cedelbank, S.A. ("CEDEL") or The Euroclear System ("Euroclear") in Europe.
                               Investors in such classes will not receive definitive certificates representing their interests except under certain limited circumstances described herein under "Description of the Certificates--Reports to
                               Certificateholders; Certain Available
                               Information--Book-Entry Certificates."


Denominations...............   You may hold and trade the Class A-1 and Class
                               A-2 Certificates only in minimum denominations of $25,000. You may hold and trade the Class X
                               Certificates only in minimum denominations of $1,000,000 (notional amount). The remaining
                               Offered Certificates will be offered in minimum denominations of $100,000. Investments in excess of the minimum denominations may be made in any whole dollar denomination in excess thereof.


Service Providers...........   Servicer. Wells Fargo Bank, National
                               Association is the servicer of the Mortgage Loans for the Certificateholders.

                               Special Servicer. GMAC Commercial Mortgage
                               Corporation is the special servicer of the Mortgage Loans for the Certificateholders.

                               Trustee. LaSalle Bank National Association, a nationally chartered bank, is the trustee for the Certificateholders.

                               Fiscal Agent. ABN AMRO Bank N.V. is the
                               trustee's fiscal agent.

                               Paying Agent. Norwest Bank Minnesota, National Association, is the Paying Agent and will also act as certificate registrar and authenticating agent.

                               Operating Adviser. The holders of Certificates representing more than 50% of the Certificate Balance of the most subordinate class of Certificates outstanding at any time of determination (or, in general, if the Certificate Balance of such class of Certificates is less than 25% of the initial Certificate Balance of such class, the next most subordinate class of Certificates) may appoint a representative who will have the rights described under "Servicing of the Mortgage Loans--The Operating Adviser" in this prospectus supplement.


Mortgage Loan Sellers.......   We will purchase 217 of the Mortgage Loans,
                               representing 64.62% of the Initial Pool Balance, from Wells Fargo Bank, National Association pursuant to a Mortgage Loan Purchase and Sale
                               Agreement dated as of July 1, 1999, and 68 of the Mortgage Loans, representing 35.38% of the Initial Pool Bal-ance, from Bear, Stearns Funding, Inc. pursuant to a Mortgage Loan Purchase and Sale Agreement dated as of July 1, 1999 (each, a "Mortgage Loan
                               Purchase and Sale Agreement"). Each Mortgage
                               Loan Seller will make certain representations and warranties regarding the Mortgage Loans sold by it pursuant to the relevant Mortgage Loan
                               Purchase and Sale Agreement. We will assign those representations and warranties, and our remedies with respect to any breach thereof, to the Trustee on behalf of the holders of the Certificates.


Closing Date................   We expect to deliver the Offered Certificates
                               on or about July 1, 1999.


Cut-Off Date................   July 1, 1999. All payments on the Mortgage
                               Loans that are due on or before this date are not included in the trust fund.


Distributions...............   Distributions on the Certificates will be made
                               monthly on the 15th day of the month or, if such day is not a business day, the next succeeding business day, commencing in August 1999 (the
                               "Distribution Date"). Distributions of (1) interest accrued thereon, (2) principal thereof, and (3) reimbursements of previously allocated
                               Realized Losses will be made on each Distribution
                               Date to each class of Certificates in sequential order based on their alphabetical designations, except that the Class A-1, Class A-2 and Class X
                               Certificates will be paid interest on a pro rata basis before any interest is paid to any other
                               Classes of Certificates. You will receive your share of any distributions ratably with other holders of Certificates of the same class.

                               We expect that the final distribution on each class of Offered Certificates will be made on the following dates (which we refer to as the related "Expected Final Distribution Dates"), assuming that there are no prepayments (other than with respect to the ARD Loan), defaults, delinquencies or modifications of the Mortgage Loans after July 1, 1999:



                                Class A-1 ......... September 15, 2008
                                Class A-2 ......... June 15, 2009
                                Class B ........... July 15, 2009
                                Class C ........... February 15, 2010
                                Class D ........... October 15, 2010
                                Class E ........... November 15, 2012
                                Class F ........... August 15, 2013
                                Class X ........... May 15, 2019

                               Moody's and DCR have indicated that their ratings of the Offered Certificates address the likelihood of payment of principal amounts due to Certificateholders on or before July 15, 2031 (the "Rated Final Distribution Date") and not any other date.

Amounts Available for
 Distribution...............   Distributions on the Certificates will be made
                               on each Distribution Date from the Available
                               Distribution Amount.

                               The "Available Distribution Amount" with respect to any Distribution Date will, in general, equal the sum of all amounts on deposit in the Distribution Account as of the commencement of business on such Distribution Date, P&I Advances and Compensating Interest Payments made by the Servicer or Special Servicer and, if the Distribution Date occurs in March, Interest Reserve Amounts then on deposit in the Interest Reserve Account, but shall exclude any Scheduled Payments collected but due prior to the Cut-Off Date or on a Due Date subsequent to the related Collection Period, Prepayment Premiums and Yield Maintenance Charges, amounts deposited in the Certificate Account in error, or payable or reimbursable to any Person other than Certificateholders, such as trust fund expenses (which may include indemnity payments reimbursable to the Servicer, the Special Servicer or the Trustee) and amounts reimbursable to the Servicer and Special Servicer, and, if the Distribution Date occurs during January or February, the Interest Reserve Amounts with respect to the Interest Reserve Loans listed on Annex D. A more detailed description of Available Distribution Amounts is provided herein under "Description of the Certificates--Distributions--The Available
                               Distribution Amount".

                               For each Distribution Date, the Determination Date is the 5th business day prior to the Distribution Date.

                               For each Distribution Date, the related
                               "Collection Period" will be the period beginning with the day after the Determination Date in the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, the Cut-Off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

                               For each Mortgage Loan, ignoring grace periods, scheduled payments are due on the first day of each month. We refer to such date as the "Due Date".

Interest Distributions......   Investors will receive interest distributions
                               on each Distribution Date from the Available
                               Distribution Amount (and subject to the
                               sequential payment and subordination features described below), in amounts up to the interest accrued on each class of Certificates during the preceding calendar month at the applicable
                               Pass-Through Rate (calculated on the basis of a 360-day year consisting of twelve 30-day months), together with any previously accrued and unpaid interest amounts, in each case subject to reduction in connection with the allocation to any such class of Realized Losses with respect to interest amounts and Net Aggregate Prepayment
                               Interest Shortfalls and Net Aggregate Balloon
                               Interest Shortfalls.

                               In general, each class of Certificates will receive an interest distribution on any Distribution Date only after each class with an earlier alphabetical designation has received all amounts distributable thereto on such date. The Class A-1, Class A-2 and Class X Certificates will receive interest distributions on a pro rata basis before any other class receives interest.

Principal Distributions.....   In general, each class of Certificates will
                               receive a principal distribution on any
                               Distribution Date only after each class with an earlier alphabetical designation has received all amounts distributable thereto on such date and the Certificate Balance of each class with an earlier alphabetical designation has been reduced to zero. Subject to the reallocation thereof pursuant to the subordination features described below, the Principal Distribution Amount generally will be distributed to the outstanding class with the earliest alphabetical designation until the principal balance of such class is reduced to zero.

                               The "Principal Distribution Amount" for any
                               Distribution Date will, in general, equal the sum of (i) the principal portion of all scheduled payments (other than the principal portion of balloon payments) and assumed scheduled payments, whether or not received, due during the related Collection Period; (ii) all principal prepayments and the principal portion of balloon payments received during the related Collection Period; (iii) the principal portion of other collections on the Mortgage Loans received during the related Collection Period and identified as principal by the Servicer (i.e., the principal portions of liquidation proceeds, condemnation proceeds, insurance proceeds and income on "real estate owned" property); and (iv) the principal portion of proceeds of Mortgage Loan repurchases received during the related Collection Period, net of reimbursements of Advances in respect of principal.

Yield and Prepayment
 Considerations.............   The yield on any Offered Certificate will be
                               affected by (i) the related Pass-Through Rate
                               (and whether such rate is limited by the weighted average Net Mortgage Rate of the Mortgage Loans),
                               (ii) the purchase price paid for such Certificate
                               (and whether such price represents a premium over or discount to the principal amount represented by such Certificate), (iii) the rate and timing of principal payments (including voluntary and involuntary principal prepayments and delinquent payments) and losses on the Mortgage Loans and
                               (iv) the extent to which such principal payments or losses are applied or losses are allocated on any Distribution Date in reduction of the Certificate Balance of, or interest accrued and otherwise distributable to, the Class to which such Certificate belongs. See "Description of the Certificates--Distributions--Priority" and
                               "Distributions--Principal Distribution Amount" herein.

                               An investor that purchases an Offered
                               Certificate at a discount should consider the risk that a slower than anticipated rate of principal payments on the Mortgage Loans will result in an actual yield that is lower than such investor's expected yield. Insofar as an investor's initial investment in any Offered Certificate is repaid, there can be no assurance that such amounts can be reinvested in a comparable alternative investment with a comparable yield.

                               The rate per annum at which any Class of Certificates (other than the Residual Certificates) accrues interest is referred to herein as its "Pass-Through Rate." The Pass-Through Rates applicable to the Class A-1 and Class A-2 Certificates for each Distribution Date will, at all times, be equal to 6.800% and 7.080% per annum, respectively; provided, however, that each such Pass-Through Rate will not exceed the Weighted Average Net Mortgage Rate for such Distribution Date.

                               The Pass-Through Rates on the Class B, Class C, Class D, Class E and Class F Certificates for the initial Distribution Date will equal approximately 7.296%, 7.376%, 7.376%, 7.376%, and 7.376% per annum, respectively. For interest periods relating to Distribution Dates after August 16, 1999, the Pass-Through Rate of the Class B Certificates will be a per annum rate equal to the NWAC Rate for such Distribution Date minus 0.08%, and the Pass-Through Rate of the Class C, Class D, Class E and Class F Certificates will be the NWAC Rate for such Distribution Date.

                               Certain of the Mortgage Loans have a Net
                               Mortgage Rate which may be less than the Pass-Through Rate of the Class A-1 or Class A-2 Certificates. However, the shortfall between the Net Mortgage Rate of such Mortgage Loans and the fixed Pass-Through Rates of the Offered Certificates is expected to be covered at all times during the life of the Offered Certificates by the amount of interest payments on the other Mortgage Loans in the Mortgage Pool, all of which bear interest at Mortgage Rates (and with corresponding Net Mortgage Rates) greater than the Net Mortgage Rate for such Mortgage Loans. In the event that substantially all of the other Mortgage Loans pay off or are otherwise liquidated before the Offered Certificates are retired, it is possible that the Pass-Through Rate could be adjusted downward to avoid a mismatch between such rate and the Net Mortgage Rate of such Mortgage Loans.

                               THE YIELD TO MATURITY ON THE CLASS X
                               CERTIFICATES WILL BE SENSITIVE TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS), PRINCIPAL LOSSES AND INTEREST RATE DECREASES DUE TO MODIFICATIONS ON THE MORTGAGE LOANS AND TO OTHER FACTORS SET FORTH HEREIN. INVESTORS SHOULD FULLY CONSIDER THE ASSOCIATED RISKS, INCLUDING THE RISK THAT A RAPID RATE OF PRINCIPAL PAYMENTS AND/OR PRINCIPAL LOSSES ON THE MORTGAGE POOL COULD RESULT IN THE FAILURE BY INVESTORS IN THE CLASS X CERTIFICATES TO FULLY RECOUP THEIR INITIAL INVESTMENTS. SEE "YIELD AND MATURITY CONSIDERATIONS--YIELD SENSITIVITY OF THE CLASS X CERTIFICATES" HEREIN.

                               The actual rate of prepayment of principal on the Mortgage Loans cannot be predicted. All of the Mortgage Loans contain provisions prohibiting voluntary prepayments for a specified period of time after origination and/or allow voluntary prepayments only with the payment of a Yield Maintenance Charge or Prepayment Premium for a specified period of time from origination. For a discussion of certain factors affecting prepayment of the Mortgage Loans, see "Yield and Maturity Considerations" herein.

                               The structure of the Offered Certificates causes the yield of certain classes to be particularly sensitive to changes in the rates and timing of prepayment of the Mortgage Loans and other factors. Allocation on each Distribution Date to the outstanding Class or Classes of Certificates having the highest priority with respect to distributions of principal, for so long as such Class remains outstanding, of the entire Principal Distribution Amount for such Distribution Date will generally cause such Certificates to amortize at a faster rate than the actual amortization rate of the Mortgage Loans.

Yield Maintenance Charges/
 Prepayment Premiums........   When a borrower prepays its Mortgage Loan, in
                               certain circumstances it must make an additional payment intended to compensate the lender for the adverse effect that the prepayment has on the lender's anticipated yield on the Mortgage Loan.
                               These amounts may be calculated pursuant to a yield maintenance formula described below ("Yield
                               Maintenance Charges") or, in certain cases, may be an amount generally calculated as a percentage
                               (which percentage typically reduces over the term of the related Mortgage Loan) of the then outstanding principal balance of such Mortgage
                               Loan ("Prepayment Premiums"), and we describe the circumstances under which they must be paid below under "--The Mortgage Pool" and "Description of the Mortgage Pool".

                               On each Distribution Date, any Yield Maintenance Charges or Prepayment Premiums paid by borrowers during the related Collection Period will be distributed to investors pursuant to the related formula described under "Description of the Certificates--Distributions--Allocation of Yield
                               Maintenance Charges" and "--Allocation of
                               Prepayment Premiums". Each such formula
                               generally will allocate a portion of such amounts to be distributed among the class or classes of Offered Certificates then outstanding in proportion to the amount of principal being distributed thereto on the related Distribution Date, with the remaining portion being distributed to the Class X Certificates.

Shortfalls in
 Available Funds.............  The following types of shortfalls in available funds will be allocated in the same manner as Mortgage Loan losses: (i) shortfalls resulting from compensation which the Special Servicer is entitled to receive; (ii) shortfalls resulting from interest on P&I Advances and Servicing Advances (each, as defined in this prospectus supplement, and collectively, "Advances") made by the Servicer, the Trustee or the Fiscal Agent (to the extent not covered by default interest and late payment charges paid by the borrower); (iii) shortfalls resulting from extraordinary expenses of the Trust Fund; and (iv) shortfalls resulting from other unanticipated or default-related expenses of the Trust Fund.

                               Shortfalls in Mortgage Loan interest as a result of the timing of prepayments and certain Balloon Payments (net of any Prepayment Interest Excess, Balloon Interest Excess, the Servicer's or Special Servicer's servicing fee as applicable, payable on the related Distribution Date) will be allocated to each class of Certificates, pro rata, in accordance with their respective interest entitlements.

                               See "Description of the Certificates--
                               Distributions" in this prospectus supplement.

Advances....................   On the business day before each Distribution
                               Date, the Servicer is required to advance, from its own funds, the scheduled monthly payment of principal and interest on each delinquent
                               Mortgage Loan (each such advance, a "P&I
                               Advance"). The Servicer will not be required to advance interest in excess of interest accrued at a Mortgage Loan's regular interest rate (i.e., not including excess interest accrued as a result of the imposition of any default rate or any increased rate imposed after an Anticipated
                               Repayment Date). In addition, in the case of each Mortgage Loan that is delinquent in respect of its balloon payment, the Servicer must advance an amount equal to the regular monthly payment that would have been required if the Mortgage Loan had not yet matured. The Servicer will not advance the amount of any Balloon Payment. The Servicer also is not required to advance Prepayment
                               Premiums or Yield Maintenance Charges. If a P&I
                               Advance is made, the Servicer will defer rather than advance its Servicing Fee, but will advance the Trustee Fee.

                               The Servicer must also make advances from its own funds to pay delinquent real estate taxes, assessments, hazard insurance premiums or other similar costs and expenses necessary to protect and maintain the Mortgaged Property, to maintain the lien of the Mortgage on the related Mortgaged Property or to enforce the related Mortgage Loan documents.

                               Notwithstanding the foregoing, the Servicer (or the Trustee or Fiscal Agent) is not required to make any advance if it reasonably believes in good faith that such advance, together with interest thereon at the prime rate, ultimately would not be recoverable from collections on the related Mortgage Loan. If the Servicer fails to make any required advance, the Trustee or the Fiscal Agent is required to make such advance.

                               If an advance cannot be reimbursed from
                               collections on, or in respect of, the related Mortgage Loan, the Servicer (or the Trustee or Fiscal Agent) may be reimbursed for that advance (and interest accrued thereon) from collections on other Mortgage Loans. Any such reimbursement will cause Certificateholders to bear losses in the priority specified in this prospectus supplement.

                               The occurrence of an Appraisal Reduction Event with respect to any Mortgage Loan may result in reduced P&I Advances with respect to such Mortgage Loan as herein under "Description of the Certificates--Advances".

                               For a more detailed discussion of advances, see "Description of the Certificates--Advances" in this prospectus supplement and "Description of the Certificates--Advances in Respect of Delinquencies" and "Description of the Pooling Agreements--Certificate Account" in the prospectus.

                               Advances do not constitute a form of credit enhancement and are reimbursable, with interest thereon, to the Servicer or Special Servicer, as the case may be, prior to distributions to holders of Certificates of amounts subsequently collected with respect to the related Mortgage Loans (and in certain cases from collections generally).

Credit Enhancement..........   Credit enhancement is provided by the
                               sequential payment and subordination mechanisms set forth in the Agreement and described herein.

                               Generally, distributions in respect of interest and principal will be made to each class of Certificates sequentially, based on the alphabetical designations of each class other than the Class X Certificates (e.g., Class D will receive all interest distributions to be made to it before Class E receives any interest distribution, and, if Class D is then receiving principal distributions, Class D will receive all interest and principal distributions to be made to it before Class E receives any distribution in respect of principal). This is referred to as "sequential payment." The Class A-1, Class A-2 and Class X Certificates will receive interest distributions on a pro rata basis before any other class receives interest.

                               On any Distribution Date, after making all required distributions on the Certificates, the aggregate of the Certificate Balances of the Certificates may exceed the aggregate of the Scheduled Principal Balances of the Mortgage Loans due to losses or shortfalls in respect of the Mortgage Loans or reductions of the assets of the Trust Fund other than the Mortgage Loans. On any such Distribution Date, the aggregate of the Certificate Balances of the Certificates will be reduced without an accompanying principal distribution until it equals the aggregate of the Scheduled Principal Balances of the Mortgage Loans. Any such reduction will be allocated to the classes of

                               Certificates (other than Class X) in reverse sequential order, based on the alphabetical designations of each class (e.g., no such reduction will be made to the Class D principal balance until the principal balances of each class of Certificates with later alphabetical designations are reduced to zero). This reverse sequential reduction feature is referred to as "subordination." See "Description of the Certificates--Distributions-- Subordination;
                               Allocation of Shortfalls, Losses and Expenses" in this prospectus supplement.

                               If there is a recovery of losses or shortfalls on any Mortgage Loans previously allocated to reduce the principal balances of one or more classes, reimbursement to the extent of such recovery with accrued interest at the applicable Pass-Through Rate will be made in sequential order to classes whose principal balances had previously been reduced.

                               Classes with earlier alphabetical designations generally are said to be "senior" to classes with later alphabetical designations, and classes with later alphabetical designations are said to be "subordinated" to classes with earlier alphabetical designations.

                               Notwithstanding the foregoing, the Class A-1, Class A-2 and Class X Certificates are not subordinated to any other class of Certificates and rank equally with each other with respect to interest distributions. However, the Class A-1 and Class A-2 Certificates are paid sequentially with respect to principal distributions, and, if the principal balance of the Class B Certificates has been reduced to zero as a result of the allocation of losses, shortfalls or expenses, the principal balance of the Class A-1 and Class A-2 Certificates will thereafter be reduced with respect to any further losses, shortfalls or expenses on a pro rata basis (and will receive any reimbursements thereof on a pro rata basis).

                               As a result of these sequential payment and subordination features, the most senior class of Certificates outstanding will amortize more rapidly than the other classes relative to the amortization of the Mortgage Loans. To the extent that a class amortizes faster than the Mortgage Loans (e.g. as a result of the sequential payments of distributions in respect of principal), such class will represent a reduced percentage of the Trust Fund relative to the percentages evidenced by other classes, and the degree of protection provided to such senior class by the subordination of the other outstanding classes will increase.

Optional Termination........   On any Distribution Date on which the aggregate
                               Certificate Balance of all classes of
                               Certificates is less than 1% of the Initial Pool
                               Balance, the Depositor, Servicer, the Special
                               Servicer, the majority holders of the Controlling
                               Class, the Operating Adviser and any holder of a majority interest in the Class R-I Certificates, each in turn, will have the option to purchase all of the remaining Mortgage Loans (and all property acquired through exercise of remedies in respect of any Mortgage Loan), at the price specified in this prospectus supplement. Exercise of this option will terminate the Trust Fund and retire the then outstanding Certificates at par plus accrued interest. See "Description of the
                               Certificates--Optional Termination; Retirement of the Certificates" herein and "Description of the Certificates--Termination" in the prospectus.

The Mortgage
 Pool Generally..............  The Certificates will represent undivided beneficial ownership interests in a pool of Mortgage Loans (the "Mortgage Pool") that consists of 191 commercial, 88 multifamily and six manufactured housing community fixed-rate Mortgage Loans with an Initial Pool Balance of approximately $1,080,711,380. As of the Cut-Off Date, none of the Mortgage Loans is delinquent.

                               Each Mortgage Loan is secured by a first priority lien on a fee simple estate or a leasehold estate on one or more commercial, multifamily or manufactured housing community properties. Where a Mortgage Loan is secured in whole or in part by a leasehold interest, each related ground lease expires at least ten years after the scheduled maturity of such Mortgage Loan (including extensions exercisable at the lender's option).

                               Each Mortgage Loan provides for scheduled payments of principal and/or interest ("Scheduled Payments") to be due on the first day of each month (the "Due Date") and for a grace period of no more than ten days (with the exception of three Mortgage Loans that have grace periods of 15 days and one Mortgage Loan that has a grace period of 14 days). See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" herein.

Mortgage Pool Summary.......   The following tables set forth certain
                               anticipated characteristics of the Mortgage Loans as of the Cut-Off Date. The sum in any column may not equal the indicated total due to rounding.


                           SUMMARY OF MORTGAGE POOL



  Initial Pool Balance ......................... $1,080,711,380
  Number of Mortgage Loans ..................... 285(1)
  Number of Mortgaged Properties ............... 311
  Number of Balloon Loans/ARD Loans ............ 228(2)
  Number of Fully-Amortizing Loans ............. 57
  Average Cut-Off Date Balance ................. $3,791,970
  Weighted Average Net Mortgage Rate ........... 7.2338%
  Weighted Average Original Term to Maturity ... 132 months(3)
  Weighted Average Remaining Term to Maturity .. 127 months
  Weighted Average Original Amortization Term .. 307 months

  Weighted Average DSCR as of the Cut-Off
   Date ........................................ 1.70x(4)
  Weighted Average LTV Ratio as of the Cut-Off
   Date ........................................ 61.2%(4)
  Weighted Average LTV Ratio as of Maturity..... 43.9%
  Weighted Average Current Occupancy Rate for
   Commercial, Multifamily and Manufactured
   Housing Properties .......................... 97.2%
  Weighted Average Current Occupancy Rate for
   Hotels ...................................... 81.3%
  Balloon Loans/ARD Loan as a Percentage of the
   Initial Pool Balance ........................ 85.3%
   Fully Amortizing Loans as a Percentage of the
    Initial Pool Balance ....................... 14.7%(5)


                               See "Risk Factors" and "Description of the
                               Mortgage Pool--Additional Mortgage Loan
                               Information" herein.

                               (1) Certain Mortgage Loans made to the same
                                    borrower or related borrowers are comprised of a group of mortgage loans that are cross-collateralized and cross-defaulted with each other. The mortgage loans within such a group may be treated as a single Mortgage Loan for purposes of this prospectus supplement and the accompanying prospectus except where the context otherwise requires.

                               (2) Mortgage Loan No. 17583 is an "ARD Loan",
                                    meaning that because of the automatic
                                    imposition of rapid amortization features and an interest rate increase (with the Excess Interest accruing thereon generally being deferred) and the imposition of a lockbox arrangement with respect to rent collections if the Mortgage Loan is not prepaid in full on a specified date (the "Anticipated Repayment Date"), the borrower is expected to repay such loan on such date, which is substantially earlier than the maturity date specified in the mortgage (the "Maturity Date"). For purposes of the tables and descriptions herein, the ARD Loan is treated as a Balloon Loan with a Maturity Date on the same date as the Anticipated Repayment Date.

                               (3) The Maturity or Maturity Date of a Mortgage
                                    Loan, as used herein with respect to any Mortgage Loan other than the ARD Loan, shall refer to the stated maturity of the Mortgage Loan and, in the case of the ARD Loan, shall refer to the Anticipated Repayment Date.

                               (4) "DSCR", "LTV Ratio" and "Current Occupancy
                                    Rate" are calculated as described under
                                    "Description of the Mortgage
                                    Pool--Additional Mortgage Loan Information" herein.

                               (5) Certain of the Mortgage Loans identified as
                                   "fully-amortizing" provide for the accrual of interest on the basis of the actual number of days in each payment period and a year assumed to consist of 360 days. As a result, the Scheduled Payments due on the maturity dates for such Mortgage Loans will be greater than the other Scheduled Payments for such Mortgage Loans.


                GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES




                                 NUMBER          AGGREGATE           % OF
                                   OF             CUT-OFF          INITIAL
                                MORTGAGED           DATE             POOL
           STATE               PROPERTIES         BALANCE          BALANCE
---------------------------   ------------   -----------------   -----------
  California ..............        135       $  429,744,626          39.76%
  Texas ...................         27           76,982,935           7.12
  New York ................         10           62,845,405           5.82
  Illinois ................         11           48,222,013           4.46
  Maryland ................          6           37,852,882           3.50
  28 other states .........        122          425,063,519          39.33
                                   ---       --------------         ------
  Totals ..................        311       $1,080,711,380         100.00%
                                   ===       ==============         ======

                                 PROPERTY TYPE



                                                                         WEIGHTED
                               NUMBER        AGGREGATE         % OF      AVERAGE
                                 OF           CUT-OFF        INITIAL     CUT-OFF
                              MORTGAGE          DATE           POOL        DATE
       PROPERTY TYPE         PROPERTIES       BALANCE        BALANCE       LTV
--------------------------- ------------ ----------------- ----------- -----------
  Multifamily .............       89      $  253,352,356       23.44%      60.25%
  Office ..................       45         242,724,352       22.46       59.99%
  Industrial/Warehouse            59         159,577,025       14.77       64.23%
  Retail, Anchored ........       20          91,363,800        8.45       58.12%
  Retail, Unanchored.......       29          90,679,826        8.39       62.13%
  Theater .................        6          50,045,300        4.63       64.06%
  Mixed Use ...............        4          33,272,889        3.08       63.33%
  Medical Office ..........        7          23,333,052        2.16       64.70%
  Retail, Big Box .........        7          22,735,048        2.10       60.96%
  Hospitality, Limited
  Service .................        6          21,785,655        2.02       62.06%
  Manufactured
  Housing
  Community ...............        6          21,773,309        2.01       67.11%
  Ministorage .............       10          20,157,938        1.87       50.97%
  Hospitality,
  Extended Stay ...........        8          19,876,424        1.84       63.86%
  Retail,
  Shadow/Minor
  Anchored ................       10      $   18,017,020        1.67%      64.32%
  Hospitality, Full
  Service .................        1           6,843,469        0.63       63.37%
  Other ...................        3           4,039,285        0.37       49.08%
  Hospitality, Resort .....        1           1,134,631        0.10        8.10%
                                  --      --------------      ------       -----
  Totals/Weighted
  Avg. ....................      311      $1,080,711,380      100.00%      61.20%
                                 ===      ==============      ======

                         RANGE OF CUT-OFF DATE BALANCES


                                                     AGGREGATE          % OF
             RANGE OF                                 CUT-OFF          INITIAL
           CUT-OFF DATE               NUMBER            DATE            POOL
             BALANCES                OF LOANS         BALANCE          BALANCE
---------------------------------   ----------   -----------------   ----------
  $1 to $999,999.................        27      $   22,796,745          2.11%
  $1,000,000 to $1,999,999.......        94         140,525,737         13.00
  $2,000,000 to $3,999,999.......        91         255,818,239         23.67
  $4,000,000 to $5,999,999.......        33         164,084,844         15.18
  $6,000,000 to $7,999,999.......        16         110,084,453         10.19
  $8,000,000 to $9,999,999.......         8          73,391,537          6.79
  $10,000,000 to $11,999,999.....         4          44,238,566          4.09
  $12,000,000 to $13,999,999.....         1          12,825,000          1.19
  $14,000,000 to $15,999,999.....         3          46,906,945          4.34
  $18,000,000 to $19,999,999.....         3          56,132,671          5.19
  $20,000,000 to $24,999,999.....         2          45,288,734          4.19
  $25,000,000 to $26,999,999.....         2          51,167,910          4.73
  $27,000,000 to $59,999,999.....         1          57,450,000          5.32
                                         --      --------------         -----
  Totals ........................       285      $1,080,711,380           100%
                                        ===      ==============         =====

The average Cut-off Date Balance is $3,791,970


                     RANGE OF DSCRS AS OF THE CUT-OFF DATE


                                               AGGREGATE          % OF
          RANGE OF                              CUT-OFF          INITIAL
        DEBT SERVICE            NUMBER            DATE            POOL
      COVERAGE RATIOS          OF LOANS         BALANCE          BALANCE
---------------------------   ----------   -----------------   ----------
  1.04x to 1.14x ..........         1      $    6,806,976          0.63%
  1.15x to 1.19x ..........         5          10,945,362          1.01
  1.20x to 1.24x ..........         6          12,719,273          1.18
  1.25x to 1.29x ..........        15          43,658,678          4.04
  1.30x to 1.34x ..........        18          73,134,184          6.77
  1.35x to 1.39x ..........        29         123,414,142         11.42
  1.40x to 1.44x ..........        22         104,594,096          9.68
  1.45x to 1.49x ..........        24          86,820,953          8.03
  1.50x to 1.59x ..........        38         165,997,315         15.36
  1.60x to 1.69x ..........        36         138,393,448         12.81
  1.70x to 1.79x ..........        26          92,061,575          8.52
  1.80x to 1.89x ..........        23          70,723,998          6.54
  1.90x to 1.99x ..........         7          23,318,123          2.16
  2.00x to 2.49x ..........        16          94,306,199          8.73
  2.50x to 2.99x ..........         7          11,021,942          1.02
  3.00x to 6.49x ..........        10          15,660,486          1.45
  6.50x to 16.50x .........         2           7,134,631          0.66
                                   --      --------------        ------
  Totals ..................       285      $1,080,711,380        100.00%
                                  ===      ==============        ======

The weighted average DSCR as of the Cut-Off Date is approximately 1.70x.

                  RANGE OF LTV RATIOS AS OF THE CUT-OFF DATE

                                                AGGREGATE          % OF
          RANGE OF                               CUT-OFF          INITIAL
        CUT-OFF DATE             NUMBER            DATE            POOL
         LTV RATIOS             OF LOANS         BALANCE          BALANCE
----------------------------   ----------   -----------------   ----------
  0.00% to 30.00% ..........        10      $   19,911,067          1.84%
  30.01% to 40.00% .........         8          19,965,517          1.85
  40.01% to 45.00% .........        14          28,977,787          2.68
  45.01% to 50.00% .........        12          84,751,171          7.84
  50.01% to 55.00% .........        36         104,299,997          9.65
  55.01% to 60.00% .........        33         161,708,020         14.96
  60.01% to 65.00% .........        55         246,360,677         22.80
  65.01% to 70.00% .........        46         177,882,789         16.46
  70.01% to 75.00% .........        63         212,613,090         19.67
  75.01% to 80.00% .........         8          24,241,267          2.24
                                    --      --------------        ------
  Totals ...................       285      $1,080,711,380        100.00%
                                   ===      ==============        ======

The weighted average LTV Ratio as of the Cut-Off Date is approximately 61.20%.


           RANGE OF REMAINING TERM TO MATURITY AS OF THE CUT-OFF DATE

                                          AGGREGATE          % OF
       RANGE OF                            CUT-OFF          INITIAL
    REMAINING TERMS        NUMBER            DATE            POOL
        (MOS.)            OF LOANS         BALANCE          BALANCE
----------------------   ----------   -----------------   ----------
  51 to 70 ...........         2      $   63,450,000          5.87%
  71 to 100 ..........         5          52,953,122          4.90
  101 to 120 .........       203         749,655,984         69.37
  121 to 140 .........         2           8,843,509          0.82
  161 to 180 .........        44         101,209,393          9.37
  181 to 240 .........        29         104,599,373          9.68
                             ---      --------------        ------
  Totals .............       285      $1,080,711,380        100.00%
                             ===      ==============        ======

The weighted average Remaining Term to Maturity as of the Cut-Off Date is approximately 127 months.


                RANGE OF MORTGAGE RATES AS OF THE CUT-OFF DATE

                                                AGGREGATE         % OF
                                                 CUT-OFF         INITIAL
           RANGE OF               NUMBER           DATE           POOL
        MORTGAGE RATES           OF LOANS        BALANCE         BALANCE
------------------------------  ----------  -----------------  ----------
  5.0001% to 5.7500% .........        6     $    9,963,265         0.92%
  5.7501% to 6.2500% .........       21         41,469,444         3.84
  6.2501% to 6.5000% .........       25         50,442,323         4.67
  6.5001% to 6.7500% .........       41        121,705,210        11.26
  6.7501% to 7.0000% .........       47        261,612,604        24.21
  7.0001% to 7.2500% .........       34        120,478,929        11.15
  7.2501% to 7.5000% .........       33        190,003,735        17.58
  7.5001% to 7.7500% .........       24         90,080,474         8.34
  7.7501% to 8.0000% .........       18         52,453,470         4.85
  8.0001% to 8.5000% .........       25         83,454,645         7.72
  8.5001% to 9.0000% .........       11         59,047,283         5.46
                                     --     --------------       ------
  Totals .....................      285     $1,080,711,380       100.00%
                                    ===     ==============       ======

The weighted average Mortgage Rate as of the Cut-Off Date is 7.2338%.

                          SUMMARY OF CALL PROTECTION

                                                     AGGREGATE           % OF
                                                      CUT-OFF          INITIAL
                                      NUMBER            DATE             POOL
         CALL PROTECTION             OF LOANS         BALANCE          BALANCE
---------------------------------   ----------   -----------------   -----------
  Lockout through Maturity
  Date ..........................        56      $  240,844,478          22.29%
  Lockout to six (6) months
  or less prior to Maturity
  Date ..........................       160         707,081,627          65.43
  YM/Flex to six (6) months
  or less prior to Maturity
  Date ..........................        63         114,555,284          10.60
  Other Call Protection .........         6          18,229,991           1.69
                                        ---      --------------         ------
  Totals ........................       285      $1,080,711,380         100.00%
                                        ===      ==============         ======

     As used above, "Flex" refers to an option exercisable at the borrower's option to prepay with a YM charge or defease the related Mortgage Loan.

     As used above, "YM" means yield maintenance.



                      SUMMARY OF INTEREST ACCRUAL METHODS


                                      AGGREGATE
                                       CUT-OFF          % OF
                         NUMBER          DATE         CUT-OFF
    ACCRUAL METHOD      OF LOANS       BALANCE        DATE LTV
---------------------- ---------- ----------------- -----------
  Actual/360 .........     231     $  876,642,900       81.12%
  30/360 .............      54        204,068,481       18.88
                           ---     --------------      ------
  Totals .............     285     $1,080,711,380      100.00%
                           ===     ==============      ======

Release and
 Defeasance Provisions.......  Full Release of Mortgaged Property or Mortgaged
                               Properties. 216 Mortgage Loans, representing approximately 87.7% of the Initial Pool Balance, permit the related borrower, at any time commencing generally three to seven years after the date of origination, but in no event before the second anniversary of the formation of the Trust Fund, to substitute non-callable U.S. Treasury obligations for the Mortgaged Property and to obtain the release of the related Mortgage on the Mortgaged Property. Such U.S. Treasury obligations must provide for payments on or before each Due Date and the Maturity Date in an amount at least equal to (and in the case of certain Mortgage Loans that are cross-collateralized with other Mortgage Loans, in amounts at least equal to 110% or 125% of) the amounts payable on each such date under the terms of the related Mortgage Loan. Following such substitution, the U.S. Treasury obligations may be the only collateral for the Mortgage Loan, and the released Mortgaged Property will no longer provide security for the Mortgage Loan. In order for such a release to occur, certain conditions specified in the Pooling and Servicing Agreement must be satisfied including that Moody's and in certain cases DCR, must confirm in writing that such release will not cause it to downgrade, withdraw or qualify its then current rating of any class of Offered Certificates.

                               Partial Release of Mortgaged Property. Four
                               Mortgage Loans, representing approximately 8.1% of the Initial Pool Balance, are secured by two or more Mortgaged Properties and permit the related borrower, at any time commencing generally three to four years after the date of origination, but in no case less than two years after the issuance of the Certificates, to substitute non-callable U.S. Treasury obligations for some of the Mortgaged Properties and to obtain the release of the related Mortgage on such Mortgaged Properties, subject to the satisfaction of a specified debt service coverage ratio test with respect to the remaining Mortgaged Property or Properties. Such U.S. Treasury obligations must be sufficient to pay, on or before each day on which payment is due on the Mortgage Loan, including on the related Maturity Date, at least 125%, and in some cases 130%, of the amounts payable under the related Note and Mortgage on each such date under the terms of the related Mortgage Loan. Following such substitution and release, the U.S. Treasury obligations and the remaining Mortgaged Properties will be the only collateral for the Mortgage Loan, and the released Mortgaged Property or Properties will no longer provide security for the Mortgage Loan. Any defeasance collateral in excess of the par amount of the monthly payments and balloon payments allocable to the Released Mortgage Property or Properties will effectively support the borrower's ability to make payments with respect to the Note or Notes related to the remaining Mortgaged Property or Properties.

                               Seven Mortgage Loans, representing approximately 9.0% of the Initial Pool Balance, are secured by more than one Mortgaged Property. In the case of one such Mortgage Loan, representing approximately 0.2% of the Initial Pool Balance, the Mortgage permits the borrower to obtain the release of one or more of the Mortgaged Properties from the lien of the Mortgage upon
                               (a) satisfaction of (at least) certain debt service coverage ratio tests and (b) payment of
                               (i) 115% or 125% of the principal amount of the Mortgage Loan allocated to the Mortgaged Property or Mortgaged Properties being released (depending on the property being released) and
                               (ii) a Yield Maintenance Charge. Following a partial prepayment the debt service payable under the Mortgage Loan will be restated in order to amortize its unpaid principal balance over its remaining amortization term.

                               "Flex Loans." 57 Mortgage Loans, representing approximately 8.6% of the Initial Pool Balance, provide the borrower the option to either prepay in full the outstanding principal balance accompanied by a Yield Maintenance Charge as described above under "--Yield Maintenance Charges/Prepayment Premiums" or to defease such Mortgage Loan as described in the preceding paragraphs.

                               Releases of Properties Without Defeasance. In the case of four Mortgage Loans, representing approximately 4.5% of the Initial Pool Balance, the related Mortgage Loan Documents provide for the release of certain parcels of real estate that secure such Mortgages but were not ascribed value or cash flow for purposes of determining the related Net Underwritten Cash Flow. Subject to compliance with zoning regulations and certain other requirements, such real estate is generally subject to release without reduction of the principal balance of the related Mortgage Note or substitution of additional collateral. Such parcels were not generating cash flow as of the date of origination and the release thereof will not result in any reduction of the related Net Underwritten Cash Flow.

Information Available to
 Certificateholders.........   On each Distribution Date commencing in August
                               1999, the Paying Agent will provide to you a report concerning the Certificates and the Mortgage Loans, a form of which is included in Annex C. These reports will be based solely on information prepared by the Servicer and the Special Servicer and delivered to the Paying
                               Agent. Each report will contain the items described herein under "Description of the Certificates--Reports to Certificateholders;
                               Certain Available Information".

Ratings.....................   It is a condition of the issuance of the
                               Offered Certificates that they receive the following credit ratings from Moody's and DCR.

                                    RATING


                                                       MOODY'S    DCR
                                                      --------- ------
                                 Class A-1 .......... Aaa       AAA
                                 Class A-2 .......... Aaa       AAA
                                 Class B ............ Aa2       AA
                                 Class C ............ A2        A
                                 Class D ............ A3        A--
                                 Class E ............ Baa2      BBB
                                 Class F ............ Baa3      BBB--
                                 Class X ............ Aaa       AAA

                               The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                               The ratings on the Certificates do not represent any assessment of (i) the likelihood or frequency of principal prepayments on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent Excess Interest, Prepayment Premiums, Yield Maintenance Charges and default interest will be received or Net Aggregate Prepayment Interest Shortfalls or Net Aggregate Balloon Interest Shortfalls will be realized. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience, or the possibility that the holders of the Class X Certificates might not fully recover their investment in the event of rapid prepayments of the Mortgage Loan.

                               There can be no assurance as to whether any rating agency not requested to rate the Certificates of any Class will nonetheless issue a rating to such Certificates and, if so, what such rating would be. A rating assigned to the Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the ratings assigned thereto by Moody's and DCR.


Certain Federal Income Tax
 Consequences...............   For federal income tax purposes, the Depositor
                               will make elections to treat the assets
                               comprising the trust fund as three separate real estate mortgage investment conduits. All of the Offered Certificates and the Class G, Class H,
                               Class I, Class J, Class K, Class L and Class M
                               Certificates will constitute the "regular interests" in one such REMIC. The Class R-I, Class R-II and Class R-III Certificates will each constitute the sole class of "residual interests" with respect to the three REMICs.

                               For federal income tax purposes, the Offered
                               Certificates generally will be treated as newly originated debt instruments issued by a REMIC. You will be required to include in income all interest on your Offered Certificates in accordance with the accrual method of accounting, regardless of your usual method of accounting. We also anticipate that the Class D, Class E, Class F and Class X Certificates will each be issued with original issue discount in an amount equal to (i) the excess of its initial principal balance over its issue price (including accrued interest) in the case of the Class D, Class E and Class F Certificates, or
                               (ii) the excess of all distributions of interest expected to be received thereon over the issue price (including accrued interest) in the case of the Class X Certificates.

                               For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.


ERISA Considerations........   Subject to the considerations discussed under
                               "ERISA Considerations" herein and in the prospectus, the Class A-1, Class A-2 and Class X
                               Certificates may be acquired by ERISA plans.
                               However, except as described under "ERISA
                               Considerations" herein with respect to insurance company general accounts, ERISA plans may not acquire any other class of Offered Certificates.
                               In addition, you may not use the assets of an ERISA plan to acquire such Certificates.

                               For further information about considerations that are relevant to an investment in the Offered Certificates by employee benefit plans, see "ERISA Considerations" in this prospectus supplement and in the prospectus.


Legal Investment............   The Class A, Class B and Class X Certificates
                               will constitute "mortgage related securities" within the meaning of the Secondary Mortgage
                               Market Enhancement Act of 1984 ("SMMEA").

                                 RISK FACTORS

     In deciding whether to purchase any Offered Certificates, you should consider the following risk factors as well as the risk factors that begin on page 17 of the accompanying prospectus.


BORROWER DEFAULT; NONRECOURSE MORTGAGE LOANS

     The Mortgage Loans are not insured or guaranteed by anyone.

     In general, the only source of payment for any Mortgage Loan is the Mortgaged Property and/or other assets that have been pledged to secure the Mortgage Loan. Before a Mortgage Loan matures, the borrower's ability to repay the Mortgage Loan will depend primarily on the net cash flow of the related Mortgaged Property. At maturity of a Mortgage Loan (or, upon the acceleration of maturity following an event of default) the borrower's ability to repay the Mortgage Loan will depend on the then market value of the related Mortgaged Property or the ability of the related borrower to refinance the Mortgaged Property. The net cash flow and market value of any Mortgaged Property may be affected by a variety of factors, some of which are discussed below, and many of which are not within the control of the borrower or originator.

     The rate and timing of delinquencies or defaults on the Mortgage Loans will affect the following aspects of the Offered Certificates: the aggregate amount of distributions on them, their yields to maturity, their rates of principal payments; and their weighted average lives. The rights of holders of each class of subordinate certificates to receive payments of principal and interest otherwise payable on their certificates will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical class designation. Losses on the Mortgage Loans will be allocated to the Class M, Class L, Class K, Class J, Class I, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, reducing amounts otherwise payable to each class. Any remaining losses would then be allocated to the Class A-1 and Class A-2 Certificates on a pro rata basis. If losses on the Mortgage Loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, such class will suffer a loss equal to the full amount of such excess (up to the outstanding certificate balance of such class). If you calculate your anticipated yield based on assumed rates of default and losses that are lower than the default rate and losses actually experienced and such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, such yield could be negative. In general, the earlier a loss borne by your certificates occurs, the greater the effect on your yield to maturity.

     Even if losses on the Mortgage Loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so because those losses cause your certificates to have a higher percentage ownership interest in the trust (and therefore related distributions of principal payments on the Mortgage Loans) than would otherwise have been the case. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining Mortgage Loans.

     Additionally, delinquencies and defaults on the Mortgage Loans may significantly delay the receipt of distributions by you on your certificates, unless Advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

     Also, if the related borrower does not repay an ARD Loan by its Anticipated Repayment Date, the effect will be to increase the weighted average life of your certificates and may reduce your yield to maturity.

     It is likely that any foreclosure proceedings would adversely affect the market value and the refinanceability of the Mortgaged Property. 105 Mortgage Loans, representing approximately 52.9% of the Initial Pool Balance, were originated within six months prior to the Cut-Off Date. Consequently, such Mortgage Loans do not have long-standing payment histories.

RISKS ASSOCIATED WITH COMMERCIAL AND MULTIFAMILY LENDING GENERALLY


     The Mortgage Loans are secured by multifamily properties, anchored and unanchored retail properties, office buildings, industrial properties, hotels and other types of commercial properties and manufactured housing communities.

     The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of the related real estate project, the tenants' businesses and the creditworthiness of such tenants. Commercial and multifamily lending also typically involves larger loans to a single obligor than one-to-four-family residential lending.

     Lenders typically look to the debt service coverage ratio (i.e. the ratio of net cash flow to debt service described more fully under "Description of the Mortgage Pool--Underwritten Cash Flow" herein) and loan to value ratio (i.e. the ratio of the unpaid principal balance of a Mortgage Loan to the appraised value of the related Mortgaged Property) as measures of the risk of default on a loan secured by income-producing property. Commercial and multifamily property values and cash flows are subject to volatility and may be insufficient to cover debt service on the related Mortgage Loans at any given time. The volatility of property values and cash flows depends upon a number of factors, including:

     1. the ratio of total property operating expenses to property revenue (what we call "operating leverage");

     2. the level of capital expenditures required to maintain the property and retain or replace tenants;

     3. the volatility of property revenue; and

     4. the relative amounts of property operating expenses that are fixed as compared to those that vary with revenue generated at the Mortgaged Property or based on occupancy levels.

     Each of the foregoing is a function of a variety of other factors specific to the related Mortgaged Property, some of which are described below and many of which are not within the control of the related borrower or the originator. Properties with short-term, less creditworthy revenue sources and/or relatively high operating leverage can be expected to have more volatile cash flows than properties with medium to long-term tenant commitments from creditworthy tenants and/or relatively low operating leverage.

     A decline in the real estate market or in the financial condition of a major tenant or a general decline in the local or national economy will tend to have a more immediate effect on the net operating income of such properties and may lead to higher rates of delinquency or defaults. Historical operating results of the Mortgaged Properties may not be comparable to future operating results.

     The net cash flow and market value of any Mortgaged Property may be adversely affected by a number of factors including, but not limited to, the following:

     1. national, regional and local economic conditions;

     2. local real estate conditions;

     3. changes or continued weakness in specific industry segments;

     4. perceptions by prospective tenants (and, in the case of retail properties, retailers and shoppers) of the safety, convenience, services and attractiveness of the property;

     5. the willingness and ability of the property's owner to provide capable management and adequate maintenance;

     6. demographic factors;

     7. retroactive changes to building codes or similar codes;

     8. increases in operating expenses (such as energy costs);

     9. the number of tenants (or, if applicable, the diversity of types of business operated by such tenants); and

     10. rent control laws.

     The net cash flow and value of such Mortgaged Properties could be reduced if competing properties of a similar type are built in the areas where the Mortgaged Properties are located or if similar properties in the vicinity of the Mortgaged Properties are substantially updated and refurbished. We cannot assure you that the market value of any Mortgaged Property during the term of the related Mortgage Loan will equal or exceed its appraised value determined in connection with the origination of such Mortgage Loan.

     Additionally, some of the Mortgaged Properties may not readily be converted to alternative uses if such Mortgaged Properties become unprofitable due to competition, age, decreased demand or other factors. Such lack of convertibility could adversely affect the liquidation value of any such Mortgaged Property and reduce the amount that can be realized if an event of default occurs on the related Mortgage Loan.


PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN CURRENT OPERATING INCOME IS
NOT

     Various factors may adversely affect the value of the mortgaged properties without affecting the properties' current net operating income. These factors include changes in governmental regulations, fiscal policy, zoning or tax laws; potential environmental legislation or liabilities or other legal liabilities; the availability of refinancing; and changes in interest rate levels, among others.


EXPOSURE OF THE MORTGAGE POOL TO ADVERSE ECONOMIC OR OTHER DEVELOPMENTS BASED ON GEOGRAPHIC CONCENTRATION

     Adverse conditions in the region where a Mortgaged Property is located may reduce the Mortgaged Property's income and its foreclosure value. Such adverse conditions may include:

     1. general economic or demographic conditions in the state or region or adverse developments affecting an industry that is concentrated in the state or region;

     2. real estate market conditions in the state or region;

     3. state or local government regulations;

     4. natural disasters, such as earthquakes, floods, tornadoes and hurricanes, which may not be fully covered by insurance; and

     5. other factors that are beyond the control of the related borrower.

     Certain states or geographic regions may be more severely affected by such factors than other states or regions, and to the extent that there is a concentration of Mortgaged Properties or borrowers in such state or region, the impact on the Trust Fund may be more significant than would be the case if the properties were more geographically diversified.

     135, 27 and 10 Mortgaged Properties representing approximately 39.8%, 7.1% and 5.8% of the Mortgaged Properties by Initial Pool Balance, respectively, are located in California, Texas and New York. Less than 4.5% of the Mortgaged Properties (by Cut-Off Date Balance) are located in any other state.


LIMITATIONS OF APPRAISALS

     An appraisal was conducted in respect of each mortgaged property in connection with the origination or acquisition of the related Mortgage Loan. The resulting estimates of value are the basis of the Cut-Off Date Loan-to-Value Ratios referred to herein. Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values. Moreover, the values of the mortgaged properties may have changed significantly since the appraisal or market study was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of mortgaged properties available to the depositor as of the Cut-Off Date is presented for illustrative purposes only in Annex A and Annex B. See "Description of the Mortgage Loans--Assessments of Property Value and Condition".

INCREASED RISK OF LOSS ASSOCIATED WITH CONCENTRATION OF MORTGAGE LOANS, BORROWERS AND MANAGERS

     In general, a mortgage pool with a concentration of larger-than-average loans can result in more severe losses, relative to the size of the pool, than would be the case if the aggregate balance of the Mortgage Loans in the pool was more evenly distributed.

     Several of the Mortgage Loans have Principal Balances as of the Cut-Off Date that are substantially higher than the average Principal Balance of all Mortgage Loans as of the Cut-Off Date.

     The largest Mortgage Loan (including cross-collateralized Mortgage Loans) in the trust fund (identified as Loan Number 25489 on the Mortgage Loan Schedule) represents approximately 5.3% of the Initial Pool Balance.

     The ten largest Mortgage Loans (including cross-collateralized Mortgage Loans) have Cut-Off Date Balances that represent, in the aggregate, approximately 23.9% of the Initial Pool Balance. See the table entitled "Ten Largest Mortgage Loans" under "Description of the Mortgage Pool--Additional Mortgage Loan Information" herein and Annex B.

     If a mortgage pool has a high concentration of Mortgage Loans to related borrowers, the financial difficulties of such a borrower could have a greater impact on the mortgage pool than it would if the borrower and its affiliates represented a smaller proportion of the mortgage pool. Two groups of Mortgage Loans made to affiliated borrowers represent 4.2% and 3.3%, respectively, of the Mortgage Loans by Initial Pool Balance.

     To the extent that mortgaged properties owned by a group of related borrowers have common management, any financial or other difficulties experienced by the property manager would have a greater impact on the mortgaged properties than would be the case if the properties did not have common management. For example, if a person that owns or controls several mortgaged properties experiences financial difficulty at one such property, it could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related Mortgage Loans.

     In addition, a financial failure or bankruptcy filing involving an affiliate of a group of affiliated borrowers, such as a common general partner or the owner of a common general partner, would have a greater impact on the Mortgage Pool than a financial failure or bankruptcy filing involving only one of several borrowers without such an affiliation. Nonetheless, the filing of a bankruptcy petition should not invalidate the first lien position held by the Trustee on the related Mortgaged Property, and the Servicer is required to make Advances through liquidation unless the Servicer determines that such Advances will not be recoverable. See "Description of the Certificates--Advances" herein.


RISKS RELATING TO CONFLICTS OF INTEREST

     The Special Servicer is given considerable latitude in determining whether and in what manner to liquidate or modify defaulted Mortgage Loans. The Operating Adviser will have the right to replace the Special Servicer under certain circumstances. At any given time, the Operating Adviser will be controlled generally by the holders of the Controlling Class, and such holders may have interests in conflict with those of the holders of the other certificates. For instance, the holders of certificates of the Controlling Class might desire to mitigate the potential for loss to that class from a troubled Mortgage Loan by deferring enforcement in the hope of maximizing future proceeds. However, the interests of the trust fund may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the trust fund than would have been realized if earlier action had been taken. The Special Servicer or an affiliate will acquire certain of the most subordinated certificates (including those of the initial Controlling Class). Under such circumstances, the Special Servicer itself may have interests that conflict with the interests of the other holders of the certificates. Substantially all of the property managers for the mortgaged properties (or their affiliates) manage additional properties, including properties that may compete with the mortgaged properties. Affiliates of the managers, and certain of the managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties may accordingly experience conflicts of interest in the management of such mortgaged properties.


RISKS RELATING TO SERVICING COMPENSATION

     To the extent described in this Prospectus Supplement, the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to receive interest on unreimbursed Advances. This interest will generally accrue from the date on which the related Advance is made or the related expense is incurred through the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a Mortgage Loan will be serviced by the Special Servicer, and the Special Servicer is entitled to compensation for special servicing activities. The right to receive interest on Advances and special servicing compensation is senior to the rights of Certificateholders to receive distributions and may lead to shortfalls or losses being allocated to one or more classes of certificates on one or more Distribution Dates.


RISK OF BANKRUPTCY PROCEEDINGS

     Under the Bankruptcy Code, the filing of a bankruptcy petition by or against a borrower may stay the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the Mortgaged Property is less than the principal balance of the Mortgage Loan it secures, the court may reduce the amount of secured indebtedness to the then-current value of the Mortgaged Property. Such an action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:
(i) grant a debtor a reasonable time to cure a payment default on a Mortgage Loan; (ii) reduce monthly payments due under a Mortgage Loan; (iii) change the rate of interest due on a Mortgage Loan; or (iv) otherwise alter the Mortgage Loan's repayment schedule. Additionally, the borrower's trustee or the borrower, as debtor in possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the mortgage lender may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     The filing of a bankruptcy petition may also stay the lender from enforcing a borrower's assignment of rents and leases. The Bankruptcy Code also may interfere with the Trustee's ability to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the lender's receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     As a result of the foregoing, the Trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

     In addition, a number of the borrowers under the Mortgage Loans are limited or general partnerships. Under certain circumstances, the bankruptcy of a general partner in partnership may result in the dissolution of such partnership. The dissolution of a borrower partnership, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related Mortgage Loan. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy" and "--Due-on-Sale and Due-on-Encumbrance Provisions" and "--Subordinate Financing" in the prospectus.


RISKS RELATING TO PREPAYMENTS AND REPURCHASES

     The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the Mortgage Loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation of mortgaged properties, defaults and liquidations by borrowers, or repurchases as a result of a Seller's breaches of representations and warranties. The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment is higher or lower than you anticipate. Voluntary prepayments under certain of the Mortgage Loans require payment of a prepayment premium or yield maintenance charge. See "Description of the Mortgage Pool--Prepayment Charges and Yield Maintenance Premiums". Nevertheless, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of a prepayment premium. We also cannot assure you that involuntary prepayments will not occur. The rate at which voluntary prepayments occur on the Mortgage Loans will be affected by a variety of factors, including: the terms of the Mortgage Loans, the length of any prepayment lockout period; the level of prevailing interest rates, the availability of mortgage credit, the applicable yield maintenance charges or prepayment premiums; the occurrence of casualties or natural disasters; and economic, demographic, tax or legal factors. Generally, no prepayment premium will be required for prepayments in connection with a casualty or condemnation.


     In addition, if a Seller repurchases any Mortgage Loan from the trust due to the breach of a representation or warranty, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the Mortgage Loan had been prepaid in part or in full, except that no prepayment premium or yield maintenance charge will be payable. Such a repurchase may, therefore, adversely affect the yield to maturity on your certificates.


OTHER FINANCING AND ADDITIONAL DEBT


     Generally, the Mortgage Loans do not permit borrowers to incur additional indebtedness secured by the Mortgaged Properties. However, with respect to three Mortgage Loans, representing approximately 1.6% of the Initial Pool Balance, the borrower has incurred or can incur additional indebtedness secured by the related Mortgaged Property subject to the satisfaction of certain conditions, including lender approval. Substantially all of the Mortgage Loans also permit the related borrower to incur limited unsecured indebtedness in the ordinary course of business. With respect to eight Mortgage Loans, representing approximately 3.9% of the Initial Pool Balance, the borrower has incurred or can incur additional debt other than debt secured by the Mortgage Property, of which two Mortgage Loans, representing approximately 2.0% of the Initial Pool Balance, permit such additional unsecured debt only up to an amount equal to 5% of the original principal balance thereof. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement.


     When a Mortgage Loan borrower (or its constituent members) also has one or more other outstanding loans (even if subordinated or mezzanine loans), the Trust Fund is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. Also, the existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the Mortgage Loan and may thus jeopardize repayment of the Mortgage Loan at maturity. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.


     Additionally, if the borrower (or its constituent members) defaults on the Mortgage Loan and/or any other loan, actions taken by other lenders could impair the security available to the Trust Fund. If a junior lender files an involuntary bankruptcy petition against the borrower (or the borrower files a voluntary petition to stay enforcement by a junior lender), the Trust Fund's ability to foreclose on the property may be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of a junior lender also may operate to stay foreclosure by the Trust Fund. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy" and "--Due-on-Sale and Due-on-Encumbrance Provisions" and "--Subordinate Financing" in the prospectus.


     Further, if another loan secured by the Mortgaged Property is in default, the other lender may foreclose on the Mortgaged Property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the Mortgage Loan prior to maturity. The Trust Fund may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

RISKS ASSOCIATED WITH RECENTLY CONSTRUCTED PROPERTIES

     29 of the Mortgage Loans, representing approximately 12.3% of the Initial Pool Balance, are secured by Mortgaged Properties constructed within the last 18 months. Consequently, such Mortgaged Properties do not have significant operating histories. There can be no assurance that the businesses will be successful as operated at such Mortgaged Properties. There can be no assurances that current occupancy levels of such Mortgaged Properties will be maintained or that full occupancy will be achieved. There also can be no assurance that as yet undiscovered physical or design problems with the recently constructed properties will not adversely affect occupancy levels of the Mortgaged Property.


RISKS ASSOCIATED WITH BALLOON PAYMENTS AND THE ARD LOAN

     228 Mortgage Loans, representing approximately 85.3% of the Initial Pool Balance, do not fully amortize over their stated term to maturity (or until the Anticipated Repayment Date in the case of the ARD Loan) and will have substantial payments of principal ("Balloon Payments") due at maturity unless previously prepaid, including, in the case of three Mortgage Loans, representing approximately 6.6% of the Initial Pool Balance, which are interest-only Mortgage Loans, the entire original principal balance thereof.

     If a loan requires the borrower to make a significant principal payment at maturity (or on the Anticipated Repayment Date), the borrower will typically be able to repay the loan only if it can refinance the loan or sell the related Mortgaged Property at a price sufficient to permit it to pay the Mortgage Loan in full. A borrower's ability to sell or refinance a Mortgaged Property depends upon many factors. Some of those factors that affect property value and cash flow are described above in this section. Other relevant factors include the level of available mortgage rates, prevailing economic conditions, the general availability of credit for the type of property being financed at the time of the sale or refinancing and changes in governmental regulations, zoning and tax laws.


DEPENDENCE ON TENANTS/TENANT BANKRUPTCY

     The borrower under a Mortgage Loan secured by an income-producing property generally relies on periodic lease or rental payments from tenants to pay for maintenance and other operating expenses of the building, to fund capital improvements and to service the Mortgage Loan and any other debt or obligations it may have outstanding. 44 Mortgage Loans, representing approximately 15.7% of the Initial Pool Balance, are secured by Mortgaged Properties subject to a lease with a single-tenant. The net cash flow and market value of such Mortgaged Properties are at more risk to changes in the performance of such tenants' business than are multi-tenant properties.

     There can be no guaranty that tenants will renew leases upon expiration (or, in the case of such renewal, whether the renewal rent will be at least equal to the rent previously paid) or, in the case of a commercial tenant, that it will continue operations throughout the term of its lease. A borrower would be adversely affected if its tenants were unable to pay rent or if the borrower could not rent space on favorable terms or at all. In addition, upon reletting or renewing existing leases, the borrower under a mortgage loan secured by commercial properties will likely be required to pay leasing commissions and tenant improvement costs which may adversely affect cash flow from the Mortgaged Property. We cannot give you any assurances as to whether, or to what extent, economic, legal or social factors will affect future rental or repayment patterns.

     The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail and office properties may adversely affect the income produced by the property. Under the Bankruptcy Code, a tenant/debtor has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises), plus the rent under the lease for the greater of one year, or 15% (not to exceed three years), of the remaining term of such lease.

RISKS PARTICULAR TO RETAIL PROPERTIES

     50 Mortgage Loans, representing approximately 20.6% of the Initial Pool Balance, are secured by mortgages on fee or leasehold interests in retail properties.

     Mortgage Loans that are secured by liens on retail properties are exposed to certain unique risks. In certain cases, rents on retail properties are linked to a percentage of gross sales generated by the tenant's business. Such arrangements cause the value of such properties to correlate to the performance of tenant businesses, and increase the risk that the borrower will be unable to make payments on the related Mortgage Loan if the tenants' businesses perform poorly. Therefore, the value of retail properties are significantly impacted by the quality of the tenants as well as fundamental aspects of real estate such as location and market demographics.

     Whether a retail property is "anchored" or "unanchored" by a large retail tenant is also an important distinction. Retail properties that are anchored have traditionally been perceived to be less risky than those that do not have an anchor tenant. While there is no strict definition of an anchor tenant, it is generally understood that a retail anchor tenant is proportionately larger in size and is vital in attracting customers to the retail property.

     Unlike office or hotel properties, retail properties also face competition from sources outside a given real estate market. For example, catalogue retailers, home shopping networks, internet based "e-commerce", telemarketers, multi-level marketers and outlet centers all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail outlets (which are often characterized by lower operating costs than traditional retail properties) could adversely affect the rents collectible at the retail properties included in the Mortgage Pool. See "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage--Risks Particular to Retail Properties" in the prospectus.


RISKS PARTICULAR TO MULTIFAMILY PROPERTIES

     88 Mortgage Loans, representing approximately 23.4% of the Initial Pool Balance, are secured by mortgages on fee or leasehold interests in multifamily properties.

     The successful operation of a multifamily property will depend on, among other factors, its reputation, the ability of management to provide adequate maintenance and insurance, and the types of services it provides. In some cases, the operation of a multifamily property may be affected by circumstances outside the borrower's control, such as the deterioration of the surrounding neighborhood, the development of competitive projects, the imposition of rent control or changes in tax laws. All of these conditions and events may increase the possibility that a borrower may be unable to meet its obligations under a Mortgage Loan.

     Certain states strictly regulate the relationship between landlords and tenants. Commonly, these laws require a written lease, good cause for eviction and disclosure of fees, and prohibit unreasonable rules and retaliatory evictions. Apartment building owners also have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. In such jurisdictions and potentially others, borrowers are facing new and more complicated challenges to their rights to tenant rents, which may reduce the value of multifamily properties or increase the volatility of the related net cash flows. A few states offer especially significant protection to tenants. For example, some states limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control or rent stabilization regulations on apartment buildings. These ordinances may limit rent increases to fixed percentages which in turn may be linked to increases in the consumer price index, schedules approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, rent control or rent stabilization laws do not permit vacancy decontrol or destabilization, and therefore limit the projected future net cash flows and market value of the affected multifamily properties. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its Mortgage Loan from its net cash flow or the proceeds of a sale or refinancing of the related Mortgaged Property. See "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage-Risks Particular to Multifamily Properties" in the prospectus.


RISKS PARTICULAR TO GOVERNMENT ASSISTED PROPERTIES

     11 Mortgage Loans, representing approximately 2.9% of the Initial Pool Balance, are secured by multi-family properties believed to have tenants eligible for rental subsidy payments under certain federal housing assistance payment programs, including Section 8 of United States Housing Act of 1937, as amended. Under that program, administered by the Department of Housing and Urban Development, a property must satisfy certain requirements to qualify for inclusion in the program. These requirements relate to, among other things, income limitations on tenants. The borrower under these Mortgage Loans may be adversely affected if it or the mortgaged property fails to qualify for inclusion in the program, if subsidies thereunder are reduced, or if the programs are otherwise terminated.


RISKS PARTICULAR TO OFFICE PROPERTIES

     45 Mortgage Loans, representing approximately 22.6% of the Initial Pool Balance, are secured by office properties.

     Significant factors determining the value of office properties are the quality of the tenants in the building, the physical attributes of the building in relation to competing buildings and the strength and stability of the market area as a desirable business location. Negative changes in the physical plant or surroundings with respect to such features may have a significant impact on occupancy levels, tenant turnover and lease or rental income with respect to such properties. The risk of such an adverse effect is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry. See "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage--Risks Particular to Office Properties" in the prospectus.


RISKS PARTICULAR TO HOSPITALITY PROPERTIES

     Eight Mortgage Loans, representing approximately 4.5% of the Initial Pool Balance, are secured by full service hotels, limited service hotels or extended stay hotels.

     Various factors, including location, quality and franchise affiliation affect the economic performance of a hotel. Adverse economic conditions, either local, regional or national, may limit the amount that can be charged for a room and may result in a reduction in occupancy levels. To meet competition in the industry and to maintain economic values, continuing expenditures must be made for modernizing, refurbishing, and maintaining existing facilities at higher levels than are applicable to many other property types. Hotels tend to respond more quickly to adverse economic conditions and to competition than other commercial properties because hotel rooms generally are rented for short periods of time. Furthermore, the financial strength and capabilities of the owner and operator of a hotel may have a substantial impact on that hotel's quality of service and economic performance. Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses.

     If the Servicer forecloses on a hotel property, the Trustee (or Servicer or Special Servicer) or the purchaser of such hotel property would probably not be able to use the borrower's liquor license and would have to apply for a new liquor license. We cannot assure you that a new license could be obtained or that it could be obtained promptly. See "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage--Risks Particular to Hotel and Motel Properties" in the prospectus.


RISKS PARTICULAR TO AFFILIATION WITH A FRANCHISE OR HOTEL MANAGEMENT COMPANY

     Seven Mortgage Loans, representing approximately 3.9% of the Initial Pool Balance, are secured by hotel properties operated as franchises of national hotel chains or managed by a hotel management company. The performance of a hotel property operated as a franchise or by a hotel management company depends in part on: (1) the continued existence and financial strength of the franchisor or hotel management company; (2) the public perception of the franchise or hotel chain service mark; and (3) the duration of the franchise license or management agreement.

     The transferability of franchise license agreements may be restricted. In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor's consent. Conversely, in the case of certain Mortgage Loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

     Further, in the event of a foreclosure, the Trustee or a purchaser of such mortgaged property probably would not be entitled to the rights under any liquor license for the mortgaged property. Such party would be required to apply in its own right for such a license, and we cannot assure you that a new license could be obtained.


RISKS PARTICULAR TO INDUSTRIAL PROPERTIES

     58 Mortgage Loans, representing approximately 15.1% of the Initial Pool Balance, are secured by industrial properties.

     Significant factors determining the value of industrial properties are the quality of tenants, building design and adaptability and the location of the property. Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single tenant.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

     Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include high ceilings, wide column spacing, a large number of bays and large bay depths, divisibility, large minimum truck turning radii and overall functionality and accessibility.

     Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels. See "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage--Risks Particular to Industrial Properties" in the prospectus.


RISKS PARTICULAR TO THEATER PROPERTIES

     Six Mortgage Loans, representing approximately 4.6% of the Initial Pool Balance, are secured by theater properties.

     Significant factors determining the value of a theater property include the talent and experience of the operator, its ability to secure film license agreements for first-run movies and its ability to maintain high attendance levels. Theater operators are also highly reliant on sales of food and beverages to attendees. Physical attributes of the building, including number of screens, the size of individual auditoriums within the theater, quality and modernity of sound and projection systems and quality and comfort of common areas (including box office, lobby and concessions area) will also impact property value. The performance of a theater property can also be impacted by the quality, size and proximity of competitive theater properties and the relative appeal of films being screened at other theater properties within the market. The theater industry is highly dependent on the quality and popularity of films being produced by film production companies both in the US and overseas; a slowdown in movie production or decrease in the appeal of films being produced can negatively impact the value of a theater property. The theater industry is also subject to competitive distribution channels for first-run movies, such as cable and satellite television, videotape and videodisk sales and rentals, and electronic distribution via the internet.

RISKS PARTICULAR TO PROPERTIES LEASED TO MULTIPLE TENANTS

     147 Mortgage Loans, representing approximately 59.6% of the Initial Pool Balance, are secured by properties leased to multiple tenants. If a Mortgaged Property has multiple tenants, re-leasing expenditures may be more frequent than in the case of Mortgaged Properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi-tenanted Mortgaged Properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.


RISKS PARTICULAR TO LEASEHOLD INTERESTS

     Eight Mortgage Loans, representing 3.4% of the Initial Pool Balance are secured solely by mortgages on borrowers' leasehold interests under ground leases.

     Leasehold Mortgage Loans are subject to certain risks not associated with Mortgage Loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. Generally, the related ground lease requires the lessor to give the leasehold mortgagee notice of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

     Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises under the rent under the lease for the term of the lease (including renewals). If a debtor lessee/borrower rejects any or all of its leases, the leasehold lender could succeed to the lessee/borrower's position under the lease only if the lessor specifically grants the lender such right. As a result, the lender may lose its security. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the Trustee may be unable to enforce the bankrupt lessee/borrower's obligation to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage so that the lender would lose its security. Some of the ground leases securing the mortgaged properties provide that the ground rent payable thereunder increases during the term of the lease. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.


RISKS CREATED BY STATE LAWS OF PARTICULAR JURISDICTIONS

     Some states (including California) have laws prohibiting more than one "judicial action" to enforce a mortgage obligation. Some courts have construed the term "judicial action" broadly. In the case of a Mortgage Loan secured by mortgaged properties located in multiple states, the Servicer or Special Servicer may be required to foreclose first on mortgaged properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. As a result, the ability to realize upon the Mortgage Loans may be limited by the application of state laws. Violations of such statutes may result in the loss of some or all of the security under the loan. Other statutory provisions (including provisions of California law) limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial sale to the excess of the outstanding debt over the greater of (i) the fair market value of the property at the time of the public sale and (ii) the amount of the winning bid in the foreclosure. Further, under the laws of some states, including California, once a property has been sold pursuant to a power-of-sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. In certain circumstances, the lender may have a receiver appointed.


MANAGEMENT

     Each Mortgaged Property is managed by a property manager (which, in many cases, is an affiliate of the borrower) or by the borrower itself. The successful operation of a real estate project is largely dependent on the performance and viability of the manager of the property. The property manager is responsible for responding to changes in the local market, planning and implementing the rental structure, including establishing levels of rent payments and advising the borrowers so that maintenance and capital improvements can be carried out in a timely fashion. Properties deriving revenues primarily from short-term sources are generally more management-intensive than properties leased to creditworthy tenants under long-term leases. A good property manager, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of improvements, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income producing property.

     There is no assurance regarding the performance of any operator or manager that is currently in place or put in place upon the expiration or termination of current management agreements or following any default or foreclosure under a Mortgage Loan. In addition, the property managers generally are operating companies and unlike limited purpose entities, may not be restricted from incurring debt and other liabilities in the ordinary course of business or otherwise. We cannot assure you that the property managers will always be in a financial condition to continue to fulfill their management responsibilities under the related management agreements throughout the terms thereof.


RISKS RELATING TO PROPERTY INSPECTIONS

     Except in cases where the mortgaged property was newly constructed, licensed engineers or consultants inspected most of the mortgaged properties in connection with the origination of the Mortgage Loans to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. Engineering reports by licensed engineers or consultants were prepared with respect to all of the mortgaged properties in connection with the origination of all of the Mortgage Loans other than with respect to one mortgaged property securing one Mortgage Loan representing approximately 2.1% of the Initial Pool Balance.


RISKS RELATING TO LACK OF CERTIFICATEHOLDER CONTROL OVER TRUST FUND

     Your Certificates generally do not entitle you to vote, except with respect to required consents to certain amendments to the Pooling and Servicing Agreement and, in certain cases, to replace parties to the Pooling and Servicing Agreement. Generally, you have only very limited rights to participate in decisions with respect to the administration of the Trust Fund (although, among other things, the Controlling Class will have certain rights with respect to advising the Special Servicer). See "Servicing of the Mortgage Loans--General" herein. Such decisions are generally made, subject to the express terms of the Pooling and Servicing Agreement, by the Servicer, the Trustee or the Special Servicer, as applicable. Any decision made by one of those parties in respect of the trust fund, even if made in the best interests of the Certificateholders (as determined by such party in its good faith and reasonable judgment), may be contrary to the decision that would have been made by the holders of any particular Class or classes of Offered Certificates and may negatively affect the interests of such holders.


SERVICER OR SPECIAL SERVICER MAY PURCHASE CERTIFICATES

     The Servicer, Special Servicer, or one of their affiliates is expected to purchase all or a portion of several classes of Certificates. In such event, the Servicer and/or Special Servicer may be subject to a conflict of interest because it would have an economic interest in the trust fund that is distinct from that of holders of other classes of Certificates. However, the Pooling and Servicing Agreement requires the Servicer and Special Servicer to service Mortgage Loans in accordance with specified objective standards and without regard to ownership of any Certificate by the Servicer, the Special Servicer or any affiliate thereof. See "Servicing of the Mortgage Loans--General" herein.


CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

     The yield on any Offered Certificate will be affected by (i) the related Pass-Through Rate (and whether such rate is limited by the weighted average Net Mortgage Rate of the Mortgage Loans), (ii) the purchase price paid for such Certificate (and whether such price represents a premium over or discount to the principal amount represented by such Certificate), (iii) the rate and timing of principal payments (including voluntary and involuntary principal prepayments and delinquent payments) and principal losses on the Mortgage Loans and (iv) the extent to which such principal payments or losses are applied or losses are allocated on any Distribution Date in reduction of the Certificate Balance of, or interest accrued and otherwise distributable to, the Class to which such Certificate belongs. See "Description of the Certificates--Distributions--Priority" and "--Distributions--Principal Distribution Amount" herein.

     If you purchase an Offered Certificate at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the Mortgage Loans will result in an actual yield that is lower than your expected yield. If you purchase a Certificate at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the Mortgage Loans will result in an actual yield that is lower than your expected yield. Insofar as your initial investment in any Offered Certificate is repaid, you may not be able to reinvest such amounts in an alternative investment with a comparable yield as the yield on your Offered Certificates.

     Each Mortgage Loan restricts voluntary prepayments in one or more of the following ways: (i) by prohibiting any prepayments for a specified period of time generally two to five years after the date of origination of such Mortgage Loan (a "Lockout Period"), (ii) by requiring that any principal prepayment made during a specified period of time after the date of origination of such Mortgage Loan or, in the case of a Mortgage Loan also subject to a Lockout Period, after the date of expiration of such Lockout Period (a "Yield Maintenance Period") be accompanied by a Yield Maintenance Charge, or (iii) by requiring that any principal payment made during a specified period of time after the date of origination, or in the case of a Mortgage Loan also subject to a Lockout Period, after the date of expiration of such Lockout Period, or in the case of a Mortgage Loan also subject to a Yield Maintenance Period, after the expiration of such Yield Maintenance Period (a "Prepayment Premium Period"), be accompanied by a prepayment premium which is generally equal to a fixed percentage of the then outstanding principal balance of the Mortgage Loan being prepaid.

     We cannot predict the actual rate of prepayment of principal on the Mortgage Loans. All of the Mortgage Loans contain provisions prohibiting voluntary prepayments for a specified amount of time after origination and/or allow voluntary prepayments only with the payment of an additional charge intended to compensate the lender for foregone interest (a "Yield Maintenance Charge" or "Prepayment Premium") for a specified amount of time from origination.

     The investment performance of your Offered Certificates may vary materially and adversely from your investment expectations due to prepayments on the Mortgage Loans (whether voluntary or otherwise) being higher or lower than you anticipated. Even if the actual yield is equal to your anticipated yield, you may not realize your expected total return on investment or the expected weighted average life of your Certificate. For a discussion of certain factors affecting prepayment of the Mortgage Loans, see "Yield and Maturity Considerations" herein.

     IN DECIDING WHETHER TO PURCHASE ANY OFFERED CERTIFICATES, AN INVESTOR SHOULD MAKE AN INDEPENDENT DECISION AS TO THE APPROPRIATE PREPAYMENT ASSUMPTIONS TO BE USED.

     THE YIELD TO MATURITY ON THE CLASS X CERTIFICATES WILL BE SENSITIVE TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS), PRINCIPAL LOSSES AND INTEREST RATE DECREASES DUE TO MODIFICATIONS ON THE MORTGAGE LOANS AND TO OTHER FACTORS SET FORTH HEREIN. INVESTORS SHOULD FULLY CONSIDER THE ASSOCIATED RISKS, INCLUDING THE RISK THAT A RAPID RATE OF PRINCIPAL PAYMENTS AND/OR PRINCIPAL LOSSES ON THE MORTGAGE POOL COULD RESULT IN THE FAILURE BY INVESTORS IN THE CLASS X CERTIFICATES TO FULLY RECOUP THEIR INITIAL INVESTMENTS. SEE "YIELD AND MATURITY CONSIDERATIONS--YIELD SENSITIVITY OF THE CLASS X CERTIFICATES" HEREIN.

     The structure of the Offered Certificates causes the yield of certain Classes to be sensitive to changes in the rates of prepayment of the Mortgage Loans and other factors. If you are purchasing any class of Offered Certificates other than the Class A-1 Certificates you will not receive any principal distributions until the Certificate Balance of each class that is senior to your class is reduced to zero.

YIELD RISK ASSOCIATED WITH CHANGES IN CONCENTRATIONS

     To the extent that any borrower pays down the principal of any of the Mortgage Loans, the remaining Mortgage Loans as a group may exhibit increased concentration with respect to the type of properties, property characteristics, number of borrowers and affiliated borrowers or geographic location.


SEQUENTIAL PAY AND SUBORDINATION OF SUBORDINATE OFFERED CERTIFICATES

     The sequential pay and subordination features governing the priority of distributions to Certificateholders may result in delays in the payment of interest and/or principal to any subordinated class of Certificates or to the reduction of the related Certificate Balance in connection with the allocation thereto of losses, shortfalls or expenses which may remain unreimbursed. Any such delay or reduction will adversely affect the yield to maturity of such class of Certificates. See "Description of the Certificates-- Distributions--Priority" and "--Subordination; Allocation of Losses, Shortfalls and Expenses" herein.


POTENTIAL LIABILITY TO THE TRUST FUND RELATING TO ENVIRONMENTAL CONDITIONS

     An environmental site assessment was performed at each of the Mortgaged Properties during the 12-month period prior to the date of origination of the related Mortgage Loan. In certain cases, the environmental consultant identified a condition or circumstance:

     (1) which was remediated or for which an escrow for remediation costs has been established and/or

     (2) for which an entity, other than the related borrower, is responsible for remediation or the cost of such remediation and/or

     (3) for which the consultant recommended an operations and maintenance plan or periodic monitoring of the subject properties and/or nearby properties, which recommendations were required to be implemented in a manner consistent with industrywide practices and/or

     (4) for which the related lender has obtained environmental insurance.

     Federal law requires owners of multifamily housing constructed prior to 1978 to disclose to potential residents or purchasers any condition on the property that causes exposure to lead-based paint and the related hazards to pregnant women and young children. Property owners may be liable for tenant injuries from such exposure under federal and state laws that impose affirmative discovery and remediation obligations on owners of multifamily housing containing lead-based paint. The environmental assessments revealed the existence of lead-based paint at certain of the Multifamily Properties. In these cases, the borrowers have either implemented operations and maintenance programs (where such programs were recommended in the environmental assessment) or are in the process of removing the lead-based paint.

     The Pooling and Servicing Agreement requires the Special Servicer to obtain an environmental site assessment of a Mortgaged Property securing a defaulted Mortgaged Loan prior to acquiring title thereto or assuming its operation. This restriction may delay enforcement of the security for the related Mortgage Note and will make it impossible for the Servicer or Special Servicer to foreclose on a Mortgaged Property if a satisfactory environmental site assessment is not obtained (or required remedial action is not taken). This prohibition is meant to decrease the likelihood that the trust fund will become liable for an environmental condition at any Mortgaged Property. However, we cannot assure you that the requirements of the Pooling and Servicing Agreement will completely protect the assets of the trust fund from liability for an environmental condition. See "Servicing of the Mortgage Loans--Realization Upon Defaulted Mortgage Loans" herein and "Risk Factors--Environmental Risks" and "Certain Legal Aspects of Mortgage Loans--Environmental Risks" in the prospectus.


CERTAIN TAX CONSIDERATIONS RELATED TO FORECLOSURE

     If the trust fund were to acquire a Mortgaged Property subsequent to a default on the related Mortgage Loan pursuant to a foreclosure or deed in lieu of foreclosure, the Special Servicer would be required to retain an independent contractor to operate and manage the Mortgaged Property. Any net income from such operation and management, other than qualifying "rents from real property," or any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, will subject the trust fund to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to you and to other Certificateholders. The trust fund will generally be permitted to receive such taxable "net income from foreclosure property" if the Special Servicer determines that the net after-tax recovery to the trust fund would be greater than if such REO Property were leased to a third party at a fixed rental so as to produce qualifying "rents from real property" or such property could not reasonably be so leased.


LIMITATIONS ON ENFORCEABILITY OF CROSS-COLLATERALIZATION ARRANGEMENTS

     When a mortgage loan ("Loan A") is cross-collateralized with another mortgage loan ("Loan B"), the collateral securing Loan A also secures Loan B and the collateral securing Loan B also secures Loan A. In some cases, but not all, each borrower also guarantees the performance of the cross-collateralized loan.

     Cross-collateralization arrangements seek to minimize defaults and ultimate losses that could result if the mortgaged property primarily securing a mortgage loan fails to generate enough net operating income to pay debt service on that mortgage loan. However, when a borrower pledges its property to secure repayment of another borrower's obligations, there is a risk that the creditors of that borrower (or that borrower's trustee in bankruptcy) could challenge the arrangement as a "fraudulent conveyance." Such a challenge could eliminate or reduce the benefits of cross-collateralization with respect to one or more cross-collateralized mortgage loans.

     In general, a pledge or transfer may be set aside as a "fraudulent conveyance" if a court finds that the following circumstances exist:

     1. Insufficient Consideration. The pledgor or transferor did not receive fair consideration or reasonably equivalent value in exchange for its agreement to pledge its property for the equal benefit of the other borrower; and

     2. Insolvency. The pledgor or transferor was insolvent at the time of granting the lien on its property or was rendered insolvent as a result of granting the lien on its property.


ABSENCE OR INADEQUACY OF INSURANCE COVERAGE ENTAILS RISKS

     The Mortgaged Properties may suffer casualty losses due to risks that are not covered by insurance or for which insurance coverage is not available at commercially reasonable rates. In addition, a substantial number of Mortgage Loans are secured by Mortgaged Properties located in areas, including California and Texas and in coastal areas of Florida, that have historically been at greater risk of acts of nature for which adequate insurance may not be generally available (such as earthquakes, hurricanes and floods). Certain of such Mortgage Loans generally do not require borrowers to maintain earthquake or hurricane insurance, or flood insurance in excess of the federal limit, and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks. Moreover, if reconstruction or major repairs are required following a casualty, changes in laws that have occurred since the time of original construction may materially affect the borrower's ability to effect such reconstruction or major repairs or may materially increase the cost thereof.


ZONING COMPLIANCE

     If there are changes in applicable building and zoning ordinances and codes ("Zoning Laws") affecting certain of the Mortgaged Properties which have come into effect after the construction of improvements on such Mortgaged Properties and for other reasons, certain improvements may not comply fully with current Zoning Laws, including density, use, parking and setback requirements, but in certain cases qualify as permitted non-conforming uses. Such changes may limit the ability of the borrower to rebuild the premises "as is" in the event of a substantial casualty loss with respect thereto and, to the extent law and ordinance insurance coverage is not in place, may adversely affect the ability of the borrower to meet its Mortgage Loan obligations from cash flow.


LITIGATION

     There may be legal proceedings pending and, from time to time, threatened against the borrowers and their affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers and their affiliates. We cannot assure you that such litigation will not have a material adverse effect on the performance of the related Mortgaged Properties and, thus, the distributions to Certificateholders.


ABSENCE OF ATTORNMENT PROVISIONS ENTAILS RISKS

     In some jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions (i.e., provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

     If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless it has otherwise agreed with the tenant). If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender's rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Certain of the leases included in the trust may not be subordinate to the related mortgage.


RISKS RELATING TO COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT

     Under the Americans with Disabilities Act of 1990 ("ADA"), all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the ADA. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.


RISKS OF LIMITED LIQUIDITY AND MARKET VALUE

     Your Certificates will not be listed on any securities exchange, and there is currently no secondary market for the Offered Certificates. While each Underwriter currently intends to make a secondary market in the Offered Certificates, none is obligated to do so. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates. Furthermore, you should be aware that the market for securities of the same type as the certificates has recently been volatile and offered very limited liquidity.


RISK OF LIMITED ASSETS

     The Offered Certificates will represent interests solely in the assets of the trust and will not represent an interest in or an obligation of or any other entity or person. Distributions on the Offered Certificates will depend solely on the amount and timing of payments on the Mortgage Loans.

RISKS ASSOCIATED WITH YEAR 2000


     The transition from the year 1999 to the year 2000 may disrupt the ability of computerized systems to process information, the collection of payments on the Mortgaged Loans, the servicing of the Mortgage Loans and the performance of related duties by the Servicer, the Special Servicer, the Trustee, the Paying Agent, the borrowers and other third parties. We have been advised by each of the Servicer, the Special Servicer and the Paying Agent that they are committed either to (i) implement modifications to their respective existing systems to the extent required to cause them to be year 2000 compliant or (ii) acquire computer systems that are year 2000 compliant, in each case prior to January 1, 2000. However, we have not made any independent investigation of the computer systems of the Servicer, the Special Servicer or the Paying Agent. In the event that computer problems arise out of a failure of such efforts to be completed on time, or in the event that the computer systems of the Servicer, the Special Servicer or the Paying Agent are not fully year 2000 compliant, the resulting disruptions in the collection or distribution of receipts on the Mortgage Loans could materially adversely affect your investment.

                       DESCRIPTION OF THE MORTGAGE POOL


GENERAL

     All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to herein without further description are approximate percentages by Initial Pool Balance. The Trust Fund will consist primarily of 191 commercial, 88 multifamily and six manufactured housing community Mortgage Loans. The Initial Pool Balance is approximately $1,080,711,380. Each Mortgage Loan is evidenced by one or more promissory notes (a "Mortgage Note") and secured by one or more mortgages, deeds of trust or other similar security instruments (a "Mortgage") that collectively create a first mortgage lien in one of the following properties (each, a "Mortgaged Property"):

     (i) with respect to 277 Mortgage Loans, representing approximately 96.6% of the Initial Pool Balance, on a fee simple estate (i.e. the borrower owns the land and any improvements that comprise the Mortgaged Property) in one or more commercial, multifamily or manufactured housing community properties, or

     (ii) with respect to eight Mortgage Loans, representing approximately 3.4% of the Initial Pool Balance, a leasehold interest in the Mortgaged Property (i.e., the borrower has the interest of a tenant in the land and/or improvements that comprise the related Mortgaged Property).

     The term (including extensions exercisable at the lender's option) of any ground lease securing any Mortgage Loan, in whole or in part, that is not also secured by the related fee interest, extends at least 10 years beyond the Maturity Date of such Mortgage Loan. The "Cut-Off Date Balance" of any Mortgage Loan is the unpaid principal balance thereof as of the Cut-Off Date, after application of all payments due on or before such date, whether or not received.

     On or prior to the Closing Date, the Depositor will acquire the Mortgage Loans from the Mortgage Loan Sellers pursuant to the Purchase Agreement and will thereupon assign its interests in the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. See "The Mortgage Loan Sellers" and the "Representations and Warranties; Repurchases" below and "Description of the Pooling Agreements--Assignment of Mortgage Loans; Repurchases" in the prospectus.

     The Mortgage Loans are not insured or guaranteed by the Mortgage Loan Sellers, the Servicer, the Special Servicer, any governmental entity or private mortgage insurer. The Depositor has not undertaken any evaluation of the significance of the provisions of any of the Mortgage Loans that provide for recourse against the related borrower or another person in the event of a default. Accordingly, investors should consider all of the Mortgage Loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and such other assets, if any, pledged to secure a Mortgage Loan.

     A number of groups of Mortgage Loans made to the same borrower or related borrowers are comprised of Mortgage Loans that are cross-collateralized and cross-defaulted with each other. In the prospectus supplement we generally treat the Mortgage Loans as a group as if they collectively constituted a single Mortgage Loan except where the context makes it clear that we are talking about the individual Mortgage Loans within that group.


ADDITIONAL DEBT

     In general, borrowers may incur trade payables in the ordinary course of business. In limited circumstances, borrowers may incur additional unsecured indebtedness to finance equipment and other assets in the ordinary course of business. In some circumstances borrowers may incur additional unsecured indebtedness for other purposes. Although the Mortgage Loans generally do not permit borrowers to incur additional indebtedness secured by the Mortgaged Properties, potential investors should note the exceptions to this rule described in "Risk Factors--Other Financing and Additional Debt" herein and "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" as described in the prospectus.

THE ARD LOAN

     Mortgage Loan No. 17583 (the "ARD Loan"), representing approximately 0.5% of the Initial Pool Balance, provides that if the related borrower has not prepaid the ARD Loan in full on or before June 1, 2009 (the "Anticipated Repayment Date"), any principal outstanding on such date shall accrue interest at an increased interest rate (the "Revised Rate") rather than at the stated Mortgage Rate (the "Initial Rate"). The Anticipated Repayment Date is 120 months after the first Due Date for the ARD Loan. The Revised Rate for the ARD Loan will be equal to the sum of (x) the Initial Rate, plus (y) 2.0% per annum.


CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     All of the Mortgage Loans have Due Dates that occur on the first day of each month, and all of the Mortgage Loans provide for grace periods which do not exceed 10 days, except that three Mortgage Loans provide for grace periods of 15 days and one Mortgage Loan provides for a grace period of 14 days in accordance with applicable state law (however, default interest will begin to accrue on such Mortgage Loans five days after the related Due Dates). Generally, all prepayments, if any, on the Mortgage Loans are required to be made on a Due Date or, if not so required, provide that payments made on a date other than a Due Date will be deemed to be paid on a Due Date, so that prepayments are required to include one month's interest on the amount prepaid. In the case of three Mortgage Loans, representing approximately 2.3% of the Initial Pool Balance, however, interest is not required to be paid on the portion prepaid from the date prepaid through the end of the month in which the prepayment is made. All of the Mortgage Loans bear fixed interest rates. 231 Mortgage Loans, representing approximately 81.1% of the Initial Pool Balance accrue interest on the basis of the actual number of days in a month, assuming a 360 day year. 54 Mortgage Loans, representing approximately 18.9% of the Initial Pool Balance, accrue interest on the basis of a 30-day month, assuming a 360-day year. Approximately 85.3% of the Mortgage Loans provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of such Mortgage Loans. In addition, the ARD Loan, representing approximately 0.5% of the Initial Pool Balance, amortizes principal (prior to its Anticipated Repayment Date) at a rate that will result in a substantial principal payment being required to be paid on the related "Anticipated Repayment Date."


YIELD MAINTENANCE AND PREPAYMENT PROVISIONS

     Each Mortgage Loan restricts voluntary prepayments in one or more of the following ways: (i) by prohibiting any prepayments during a Lockout Period,
(ii) by requiring that any principal prepayment made during a Yield Maintenance Period be accompanied by a Yield Maintenance Charge, or (iii) by requiring that any principal payment made during a Prepayment Premium Period be accompanied by a prepayment premium which is generally equal to a fixed percentage of the then outstanding principal balance of the Mortgage Loan being prepaid. In addition, certain Mortgage Loans provide the borrower the option to either prepay in full the outstanding principal balance accompanied by a Yield Maintenance Charge, or to defease such Mortgage Loan.

     56 Mortgage Loans, representing approximately 22.3% of the Initial Pool Balance, contain provisions that prohibit all voluntary prepayments.

     160 Mortgage Loans, representing approximately 65.4% of the Initial Pool Balance, prohibit voluntary prepayments until a specified date (generally between one and six months prior to the Maturity Date of such Mortgage Loans) and without restriction thereafter.

     Six Mortgage Loans, representing approximately 2.0% of the Initial Pool Balance, contain provisions that prohibit voluntary prepayment for a specified period of time (generally between three and seven years) after origination, but in all cases not less than two years after the date of issuance of the Certificates, and permit voluntary prepayments thereafter with the payment of the greater of (a) 1.0% of the outstanding principal balance of the Mortgage Loan at the time of such prepayment and (b) a Yield Maintenance Charge until a specified date (generally between three and seven months prior to the Maturity Date of such Mortgage Loan) and without restriction thereafter.

     57 Mortgage Loans, representing approximately 8.6% of the Initial Pool Balance, contain provisions that prohibit voluntary prepayment for a specified period of time (generally between three and seven years) after origination, but in all cases not less than two years after the date of issuance of the Certificates, and thereafter permit (i) voluntary prepayment, provided that such prepayment is accompanied by a Yield Maintenance Charge or (ii) a release of the lien on the related Mortgaged Property upon substitution of US Treasury securities as collateral for such Mortgage Loan until a time which is generally three to six months prior to maturity, and thereafter permit prepayment without restriction. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Defeasance" herein.

     Five Mortgage Loans, representing approximately 1.5% of the Initial Pool Balance, contain provisions that prohibit voluntary prepayment for a period of time (generally between three and four years) after origination (except in the case of three such Mortgage Loans representing approximately 0.8% of the Initial Pool Balance which permit voluntary prepayment at any time after origination) and thereafter permit voluntary prepayment, provided that such prepayment is accompanied by a Prepayment Premium generally equal to a fixed percentage of the unpaid principal balance of such Mortgage Loan at the time of prepayment until a date that is six or twelve months prior to maturity (except in the case of one such Mortgage Loan, representing approximately 0.4% of the Initial Pool Balance, under which prepayment is permitted without restriction during the 36 months preceding the maturity date).

     One Mortgage Loan, representing approximately 0.2% of the Initial Pool Balance, contains a provision that prohibits voluntary prepayment for a period of 60 months from origination, and thereafter permits prepayment during the next 36 months provided such prepayment is accompanied by a Yield Maintenance Charge, and thereafter permits prepayment provided that such prepayment is accompanied by a Prepayment Premium until approximately 6 months prior to maturity and thereafter permits prepayment without restriction.

     Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a Mortgage Loan. In addition, the enforceability of provisions that provide for prepayment fees or penalties is unclear under the laws of many states. As a result, such charges may not be recoverable in certain states in the event of foreclosure. See "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments".

     The yield maintenance charge contained in those Mortgage Loans that provide for the payment of a yield maintenance charge in connection with a Principal Prepayment (a "Yield Maintenance Charge") is calculated so as to result in a payment to the lender of an amount which is generally equal to the present value of the remaining principal and interest payments that would have become due had such prepayment not occurred to the extent such interest payments would have accrued at a rate in excess of the yield to maturity, as of the date of the prepayment, on United States Treasury securities with a maturity generally corresponding to the Maturity Date of the related Mortgage Loan (and in certain cases, not less than 1% of the amount of the principal prepayment). A Yield Maintenance Charge is determined utilizing a discount rate generally equal to the rate which, when compounded monthly, is equal to the semi-annual yield of the corresponding Treasury securities described in the preceding sentence (the "Yield Rate").

     Seven Mortgage Loans, representing approximately 9.0% of the Initial Pool Balance, are secured by more than one Mortgaged Property. In the case of one such Mortgage Loan, representing approximately 0.2% of the Initial Pool Balance, the Mortgage permits the borrower to obtain the release of one or more of the Mortgaged Properties from the lien of the Mortgage upon (a) satisfaction of (at least) certain debt service coverage ratio tests and (b) payment of (i) 115% or 125% of the principal amount of the Mortgage Loan allocated to the Mortgaged Property or Mortgaged Properties being released (depending on the property being released) and (ii) a Yield Maintenance Charge. Following a partial prepayment the debt service payable under the Mortgage Loan will be restated in order to amortize its unpaid principal balance over its remaining amortization term.

     Yield Maintenance Charges are distributable as described herein under "Description of the Certificates--Distribution--Allocation of Yield Maintenance Charges".

     Unless a Mortgage Loan is relatively near its stated Maturity Date or unless the sale price or the amount of the refinancing of the related Mortgaged Property is considerably higher than the current outstanding principal balance of such Mortgage Loan (due to an increase in the value of the Mortgaged Property or otherwise), the Yield Maintenance Charge may, even in a relatively low interest rate environment, offset entirely or render insignificant any economic benefit to be received by the borrower upon a refinancing or sale of the Mortgaged Property. The Yield Maintenance Charge provision of a Mortgage Loan creates an economic disincentive for the borrower to prepay such Mortgage Loan voluntarily and, accordingly, the related borrower may elect not to prepay such Mortgage Loan. However, there can be no assurance that the imposition of a Yield Maintenance Charge will provide a sufficient disincentive to prevent a voluntary principal prepayment. All of the Mortgage Loans prohibit voluntary partial prepayments. Notwithstanding the foregoing, as described under "General--ARD Loan" above, after the Anticipated Repayment Date, the ARD Loan will be freely prepayable in whole or in part starting three months prior to the Anticipated Repayment Date. You should note that the enforceability of provisions concerning Yield Maintenance Charges has been challenged in several states.

     Involuntary prepayments due to casualty or condemnation may occur at any time without the payment of a Yield Maintenance Charge.


DEFEASANCE

     273 Mortgage Loans, representing approximately 96.3% of the Initial Pool Balance, grant the related borrower the right at any time commencing generally three to seven years after the date of origination, to obtain the release of the lien of the Mortgage on the Mortgaged Property or Mortgaged Properties as applicable, by substituting for such Mortgaged Property or Mortgaged Properties as applicable, as collateral for the related Mortgage Note, direct non-callable obligations of the United States of America which provide for payments on or prior to each Due Date and the Maturity Date of amounts at least equal to (and in the case of certain Mortgage Loans that are cross-collateralized with other Mortgage Loans, in amounts at least equal to 110% or 125% of) the amounts which would have been payable on each such date under the terms of the related Mortgage Loan; provided, however, that, in the case of certain Mortgage Loans, no such defeasance will be permitted if it will result in a downgrade, withdrawal or qualification of the then current rating on the Offered Certificates. In the case of 216 of such Mortgage Loans, representing approximately 87.7% of the Initial Pool Balance, such collateral substitution is the only method of obtaining a release of the lien on the Mortgaged Property and all voluntary prepayments are prohibited during such defeasance period.

     Four Mortgage Loans, representing 8.1% of the Initial Pool Balance, are secured by two or more Mortgaged Properties and grant the related borrower the right, at any time commencing generally three to seven years after the date of origination, but in all cases not less than two years after the date of issuance of the Certificates, (i) to obtain the release of all of such Mortgaged Properties from the lien of the Mortgage on terms substantially similar to those described in the immediately preceding paragraph and (ii) to obtain the release of one or more (but less than all) of such Mortgaged Properties (the "Partial Release Mortgaged Properties") by substituting for such Partial Release Mortgaged Properties direct, non-callable obligations of the United States of America which provide for payments on or prior to each Due Date in an amount at least equal to 125% (and in some cases 130%) of the amounts payable on each such date under the terms of the related Mortgage Loan; provided, however, that, in the case of certain Mortgage Loans, a partial release will be permitted only if certain debt service coverage ratio and/or loan-to-value ratio tests are satisfied by the remaining Mortgaged Property or Properties and it will not result in a downgrade, withdrawal or qualification of the then current rating on the Offered Certificates (as evidenced by notice to that effect in writing from each Rating Agency then rating the Certificates).

     Releases of Properties Without Principal Reduction or Substitution of Collateral. In the case of four Mortgage Loans, representing approximately 4.5% of the Initial Pool Balance, the related Mortgage Loan Documents provide for the release of certain parcels of real estate that secure such Mortgages but were not ascribed value or cash flow for purposes of determining the related Net Underwritten Cash Flow. Such real estate is generally subject to release without reduction of the principal balance of the related

Mortgage Note or substitution of additional collateral if certain zoning and other requirements are satisfied. Such parcels were not generating cash flow as of the date of origination and the release thereof will not result in any reduction of the related Net Underwritten Cash Flow.


"DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" PROVISIONS, ASSUMPTIONS

     The Mortgage Loans generally contain "due-on-sale" and "due-on-encumbrance" provisions that in each case, with limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property without the consent of the holder of the Mortgage; provided, however that, under the terms of certain of the Mortgage Loans such consent must be granted if certain conditions are met. The Special Servicer will be required to exercise (or waive its right to exercise) any right it may have with respect to a Mortgage Loan containing a "due-on-sale" clause (i) to accelerate the payments thereon, or (ii) to withhold its consent to any such sale or transfer, consistent with the Servicing Standard. However, the Special Servicer will not be permitted to waive a due-on-sale clause under a Mortgage Loan with a Principal Balance greater than $2.5 million if such Mortgage Loan represents 5% or more of the aggregate Certificate Principal Balance without first confirming that such waiver will not result in a downgrade, withdrawal or qualification of the then current rating of any class of Offered Certificates. With respect to a Mortgage Loan with a "due-on-encumbrance" clause, the Servicer (with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans) and the Special Servicer (with respect to any Specially Serviced Mortgage Loan) will be required to exercise (or waive its right to exercise) any right it may have (i) to accelerate the payments thereon, or (ii) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard and the terms of the related Mortgage Loan; provided that the Servicer will not be permitted to waive a "due-on-encumbrance" clause in connection with the creation of additional debt secured by the related Mortgaged Property without (i) the consent of the Special Servicer (except that the Special Servicer will be deemed to have consented if it does not respond to a written request for such consent within 5 Business Days) and (ii) delivery of confirmation by DCR that such waiver will not result in the downgrade, modification or withdrawal of its rating of any class of Certificates.

     Certain Mortgage Loans expressly permit the assignment of the related Mortgaged Property to, and assumption of such Mortgage Loan by, another Person. In the event the Servicer receives a request from a Mortgagor to make such an assignment pursuant to the provisions of any such Mortgage Loan (other than a Specially Serviced Mortgage Loan), the Servicer shall obtain relevant information for purposes of evaluating such request. If the Servicer recommends approval of such assignment, the Servicer shall provide to the Special Servicer a copy of such recommendation and the materials upon which such recommendation is based. The Special Servicer shall have the right to grant or withhold consent to any such request for such assignment and assumption in accordance with the terms of the Mortgage Loan and the Pooling and Servicing Agreement, provided that the Special Servicer may not unreasonably withhold such consent, and any such decision of the Special Servicer is subject to the Servicing Standard. Failure of the Special Servicer to notify the Servicer in writing of its determination to grant or withhold such consent within five Business Days of the Servicer's delivery of the recommendation described above and the relevant loan information shall be deemed to constitute a grant of such consent.


ADDITIONAL MORTGAGE LOAN INFORMATION

     The following tables set forth the specified characteristics of the Mortgage Loans. The sum in any column may not equal the indicated total due to rounding. The descriptions in this prospectus supplement of the Mortgage Loans and the Mortgaged Properties are based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Cut-Off Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-Off Date will be made, and (ii) there will be no principal prepayments on or before the Cut-Off Date. Mortgage Loans may be removed from the Mortgage Pool (i.e. not sold by the related Mortgage Loan Seller to the Depositor) as a result of prepayments, delinquencies, incomplete documentation or otherwise, if the Depositor or the related Mortgage Loan Seller deems such removal necessary, appropriate or desirable. A limited number of other Mortgage

Loans may be included in the Mortgage Pool prior to the issuance of the Certificates, unless including such Mortgage Loans would materially alter the characteristics of the Mortgage Pool as described herein.


     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event that Mortgage Loans are removed from or added to the Mortgage Pool as set forth in the preceding paragraph, such removal or addition will be noted in the Form 8-K.


     The following table sets forth information as of the Cut-Off Date with respect to the types of Mortgaged Properties. As used in the following tables, "Cut-Off Date LTV" refers to the LTV Ratio based on the scheduled Cut-Off Date Balance and "Maturity LTV" refers to the LTV ratio as of the Maturity Date of the Mortgage Loan based on the Principal Balance of the Mortgage Loan on its Maturity Date (assuming all Scheduled Payments have been made as of the date due).

                         TYPES OF MORTGAGED PROPERTIES

                                                                       % OF
                                       NUMBER        AGGREGATE       INITIAL
                                         OF         CUT-OFF DATE       POOL
           PROPERTY TYPE             PROPERTIES       BALANCE        BALANCE
----------------------------------- ------------ ----------------- -----------
Multifamily .......................       89      $  253,352,356       23.44%
Office ............................       45         242,724,352       22.46
Industrial/Warehouse ..............       59         159,577,025       14.77
Retail, Anchored ..................       20          91,363,800        8.45
Retail, Unanchored ................       29          90,679,826        8.39
Theater ...........................        6          50,045,300        4.63
Mixed Use .........................        4          33,272,889        3.08
Medical Office ....................        7          23,333,052        2.16
Retail, Big Box ...................        7          22,735,048        2.10
Hospitality, Limited Service ......        6          21,785,655        2.02
Manufactured Housing
 Community ........................        6          21,773,309        2.01
Ministorage .......................       10          20,157,938        1.87
Hospitality, Extended Stay ........        8          19,876,424        1.84
Retail, Shadow/Minor Anchored.            10          18,017,020        1.67
Hospitality, Full Service .........        1           6,843,469        0.63
Other .............................        3           4,039,285        0.37
Hospitality, Resort ...............        1           1,134,631        0.10
                                          --      --------------      ------
Totals/Weighted Avg ...............      311      $1,080,711,380      100.00%
                                         ===      ==============      ======



                                                                        WEIGHTED AVERAGES
                                    -----------------------------------------------------------------------------------------
                                                     STATED      REMAINING
                                      MORTGAGE     REMAINING       AMORT                 CUT-OFF DATE    MATURITY
           PROPERTY TYPE                RATE      TERM (MOS.)   TERM (MOS.)     DSCR          LTV          LTV      OCCUPANCY
----------------------------------- ------------ ------------- ------------- ---------- -------------- ----------- ----------
Multifamily .......................     6.9554%       127      308               1.86x       60.25%        44.70%     97.76%
Office ............................     7.2607%       121      318               1.57x       59.99%        45.87%     97.00%
Industrial/Warehouse ..............     7.0132%       130      278               1.54x       64.23%        41.75%     98.75%
Retail, Anchored ..................     7.1553%       104      304               1.90x       58.12%        47.54%     94.14%
Retail, Unanchored ................     7.4532%       112      330               1.68x       62.13%        52.12%     95.59%
Theater ...........................     7.8984%       225      225               1.36x       64.06%         0.97%    100.00%
Mixed Use .........................     6.8779%       127      329               1.52x       63.33%        50.18%     95.05%
Medical Office ....................     7.2556%       123      312               1.55x       64.70%        52.81%     97.73%
Retail, Big Box ...................     7.4028%        92      339               1.87x       60.96%        55.83%    100.00%
Hospitality, Limited Service ......     8.6350%       118      292               1.70x       62.06%        51.61%     78.21%
Manufactured Housing
 Community ........................     6.8375%       141      304               1.60x       67.11%        48.77%     99.59%
Ministorage .......................     7.2378%       133      303               2.48x       50.97%        38.91%     92.44%
Hospitality, Extended Stay ........     8.8323%       119      294               1.56x       63.86%        53.41%     84.55%
Retail, Shadow/Minor Anchored.          7.6166%       150      290               1.49x       64.32%        39.66%     95.57%
Hospitality, Full Service .........     6.9750%       172      232               1.62x       63.37%        26.54%     81.40%
Other .............................     7.8505%       125      238               1.57x       49.08%        32.19%    100.00%
Hospitality, Resort ...............     6.6550%       110      290              16.27x        8.10%         6.40%      0.00%
                                        ------        ---      ---              -----        -----         -----     ------
Totals/Weighted Avg ...............     7.2338%       127      302               1.70x       61.20%        43.93%     96.38%

  The following table sets forth the Range of Mortgage Rates as of the Cut-Off Date.


                  RANGE OF MORTGAGE RATES AS OF CUT-OFF DATE

                                                           AGGREGATE         % OF
                                  NUMBER     NUMBER         CUT-OFF        INITIAL      CUM. % OF
                                    OF         OF             DATE           POOL     CUT-OFF DATE
   RANGE OF MORTGAGE RATES (%)     LOANS   PROPERTIES       BALANCE        BALANCE       BALANCE
-------------------------------- -------- ------------ ----------------- ----------- --------------
5.0010% to 5.7500% .............      6          6      $    9,963,265        0.92%        0.92%
5.7501% to 6.2500% .............     21         21          41,469,444        3.84         4.76%
6.2501% to 6.5000% .............     25         25          50,442,323        4.67         9.43%
6.5001% to 6.7500% .............     41         42         121,705,210       11.26        20.69%
6.7501% to 7.0000% .............     47         60         261,612,604       24.21        44.90%
7.0001% to 7.2500% .............     34         37         120,478,929       11.15        56.04%
7.2501% to 7.5000% .............     33         35         190,003,735       17.58        73.63%
7.5001% to 7.7500% .............     24         24          90,080,474        8.34        81.96%
7.7501% to 8.0000% .............     18         18          52,453,470        4.85        86.81%
8.0001% to 8.5000% .............     25         25          83,454,645        7.72        94.54%
8.5001% to 9.0000% .............     11         18          59,047,283        5.46       100.00%
                                     --         --      --------------      ------
Totals/Weighted Avg ............    285        311      $1,080,711,380      100.00%
                                    ===        ===      ==============      ======



                                                               WEIGHTED AVERAGES
                                 ------------------------------------------------------------------------------
                                                  STATED      REMAINING
                                   MORTGAGE     REMAINING       AMORT                 CUT-OFF DATE    MATURITY
   RANGE OF MORTGAGE RATES (%)       RATE      TERM (MOS.)   TERM (MOS.)     DSCR          LTV          LTV
-------------------------------- ------------ ------------- ------------- ---------- -------------- -----------
5.0010% to 5.7500% .............    5.7184%       129           254          2.39x       48.18%        29.15%
5.7501% to 6.2500% .............    6.0991%       119           282          1.98x       57.60%        39.72%
6.2501% to 6.5000% .............    6.3781%       125           286          1.99x       58.68%        40.67%
6.5001% to 6.7500% .............    6.6438%       143           281          1.80x       61.48%        38.21%
6.7501% to 7.0000% .............    6.8970%       109           308          1.87x       57.54%        46.65%
7.0001% to 7.2500% .............    7.1661%       128           307          1.91x       59.68%        42.18%
7.2501% to 7.5000% .............    7.4055%       130           314          1.47x       62.32%        43.02%
7.5001% to 7.7500% .............    7.5929%       132           308          1.47x       66.25%        46.86%
7.7501% to 8.0000% .............    7.8797%       124           323          1.41x       69.09%        57.47%
8.0001% to 8.5000% .............    8.2021%       164           285          1.41x       62.75%        33.18%
8.5001% to 9.0000% .............    8.8209%       119           314          1.46x       66.27%        57.07%
                                    ------        ---           ---          ----        -----         -----
Totals/Weighted Avg ............    7.2338%       127           302          1.70x       61.20%        43.93%

  The following table sets forth the Mortgaged Properties by State.


                         MORTGAGED PROPERTIES BY STATE

                                                                  % OF
                                  NUMBER        AGGREGATE       INITIAL
                                    OF         CUT-OFF DATE       POOL
             STATE              PROPERTIES       BALANCE        BALANCE
------------------------------ ------------ ----------------- -----------
California ...................      135      $  429,744,626       39.76%
Texas ........................       27          76,982,935        7.12
New York .....................       10          62,845,405        5.82
Illinois .....................       11          48,222,013        4.46
Maryland .....................        6          37,852,882        3.50
Nevada .......................       10          37,038,827        3.43
Colorado .....................       10          35,261,934        3.26
Florida ......................        9          34,461,384        3.19
Pennsylvania .................        6          31,049,634        2.87
Arizona ......................        9          28,386,334        2.63
Virginia .....................        2          28,361,955        2.62
Washington ...................        9          27,226,301        2.52
Oregon .......................        7          23,161,274        2.14
Missouri .....................        3          21,854,114        2.02
North Carolina ...............        6          17,620,943        1.63
Michigan .....................        5          17,608,863        1.63
Georgia ......................        8          17,584,174        1.63
Minnesota ....................        8          14,936,064        1.38
Wisconsin ....................        3          13,637,100        1.26
Utah .........................        4          11,844,398        1.10
Connecticut ..................        3           8,792,002        0.81
Ohio .........................        3           8,511,847        0.79
District of Columbia .........        2           7,500,000        0.69
Mississippi ..................        1           7,461,880        0.69
Massachusetts ................        4           6,028,784        0.56
Kentucky .....................        1           5,525,000        0.51
New Jersey ...................        2           4,840,850        0.45
Tennessee ....................        1           4,236,424        0.39
Indiana ......................        2           4,063,000        0.38
Louisiana ....................        1           2,811,962        0.26
Oklahoma .....................        1           2,005,849        0.19
Wyoming ......................        1           1,898,110        0.18
Alaska .......................        1           1,354,511        0.13
                                    ---      --------------      ------
Totals/Weighted Avg ..........      311      $1,080,711,380      100.00%
                                    ===      ==============      ======



                                                             WEIGHTED AVERAGES
                               ------------------------------------------------------------------------------
                                                STATED      REMAINING
                                 MORTGAGE     REMAINING       AMORT                 CUT-OFF DATE    MATURITY
             STATE                 RATE      TERM (MOS.)   TERM (MOS.)     DSCR          LTV          LTV
------------------------------ ------------ ------------- ------------- ---------- -------------- -----------
California ...................     7.0620%       129           298          1.67x       62.31%        43.86%
Texas ........................     7.0949%       128           294          1.66x       63.15%        45.09%
New York .....................     7.4880%       120           343          1.67x       51.14%        44.71%
Illinois .....................     7.1251%        96           244          2.27x       49.33%        37.53%
Maryland .....................     7.3735%       118           355          1.59x       65.52%        57.57%
Nevada .......................     6.9841%       119           309          1.67x       61.98%        49.50%
Colorado .....................     7.5021%       186           268          1.41x       65.88%        20.66%
Florida ......................     7.0284%       127           295          1.75x       62.80%        47.43%
Pennsylvania .................     7.7788%       136           322          1.47x       65.60%        48.80%
Arizona ......................     7.1953%       125           309          1.43x       68.25%        50.62%
Virginia .....................     6.9274%       118           358          1.55x       63.74%        55.57%
Washington ...................     6.9866%       117           308          1.54x       62.74%        47.94%
Oregon .......................     7.1628%       134           275          1.59x       54.92%        31.17%
Missouri .....................     8.1871%       218           218          1.35x       62.90%         0.00%
North Carolina ...............     7.7106%       154           296          1.47x       68.00%        46.64%
Michigan .....................     6.9556%       115           289          1.75x       62.81%        48.74%
Georgia ......................     8.7577%       120           300          1.55x       63.95%        53.89%
Minnesota ....................     7.0156%       117           255          2.31x       49.84%        28.32%
Wisconsin ....................     7.2809%        90           340          1.91x       61.52%        56.46%
Utah .........................     7.7830%       118           305          1.51x       68.81%        56.56%
Connecticut ..................     7.5274%       119           333          1.76x       52.39%        44.76%
Ohio .........................     7.1602%        82           298          2.07x       56.32%        51.21%
District of Columbia .........     7.1840%        71           300          6.20x       29.12%        26.43%
Mississippi ..................     8.1200%       118           358          1.28x       63.78%        57.29%
Massachusetts ................     7.6684%       120           347          1.53x       65.95%        57.70%
Kentucky .....................     6.8600%       120           300          1.87x       56.96%        45.38%
New Jersey ...................     8.5781%       117           340          1.49x       62.49%        55.95%
Tennessee ....................     8.7300%       117           273          1.56x       63.23%        50.89%
Indiana ......................     6.8650%        59             0          2.48x       46.87%        46.87%
Louisiana ....................     7.3850%       108           288          1.42x       74.00%        60.73%
Oklahoma .....................     6.7200%       114           234          1.46x       69.17%        47.15%
Wyoming ......................     8.3400%       119           299          1.19x       73.00%        60.84%
Alaska .......................     7.2000%       232           232          1.58x       63.00%         2.18%
                                   ------        ---           ---          ----        -----         -----
Totals/Weighted Avg ..........     7.2338%       127           302          1.70x       61.20%        43.93%

  The following tables set forth the original term and the remaining term of the Mortgaged Loans.


                       RANGE OF ORIGINAL TERMS IN MONTHS

                                                      AGGREGATE         % OF
                             NUMBER     NUMBER         CUT-OFF        INITIAL
   RANGE OF ORIGINAL TERM      OF         OF             DATE           POOL
     TO MATURITY (MOS.)       LOANS   PROPERTIES       BALANCE        BALANCE
--------------------------- -------- ------------ ----------------- -----------
51 to 70 ..................      2         15      $   63,450,000        5.87%
71 to 100 .................      5          5          52,953,122        4.90
101 to 120 ................    201        211         746,778,707       69.10
121 to 140 ................      2          2           2,877,277        0.27
141 to 160 ................      2          2           8,843,509        0.82
161 to 180 ................     44         45         101,209,393        9.37
201 to 241 ................     29         31         104,599,373        9.68
---------------------------    ---        ---      --------------      ------
Totals/Weighted Avg .......    285        311      $1,080,711,380      100.00%
                               ===        ===      ==============      ======



                                                          WEIGHTED AVERAGES
                            ------------------------------------------------------------------------------
                                             STATED      REMAINING
   RANGE OF ORIGINAL TERM     MORTGAGE     REMAINING       AMORT                 CUT-OFF DATE    MATURITY
     TO MATURITY (MOS.)         RATE      TERM (MOS.)   TERM (MOS.)     DSCR          LTV          LTV
--------------------------- ------------ ------------- ------------- ---------- -------------- -----------
51 to 70 ..................     6.8797%        59             0          2.94x       44.11%        44.11%
71 to 100 .................     7.2984%        78           346          1.46x       60.25%        55.51%
101 to 120 ................     7.2734%       116           319          1.66x       62.70%        52.33%
121 to 140 ................     6.6225%       114           233          1.54x       57.47%        39.00%
141 to 160 ................     6.7276%       137           215          1.61x       53.70%        23.83%
161 to 180 ................     6.9525%       173           235          1.60x       58.76%        20.37%
201 to 241 ................     7.4647%       231           234          1.45x       64.40%         2.61%
----------------------------    ------        ---           ---          ----        -----         -----
Totals/Weighted Avg .......     7.2338%       127           302          1.70x       61.20%        43.93%

                      RANGE OF REMAINING TERMS IN MONTHS

                                                        AGGREGATE         % OF
                               NUMBER     NUMBER         CUT-OFF        INITIAL
   RANGE OF REMAINING TERMS      OF         OF             DATE           POOL
            (MOS.)              LOANS   PROPERTIES       BALANCE        BALANCE
----------------------------- -------- ------------ ----------------- -----------
51 to 70 ....................      2         15      $   63,450,000        5.87%
71 to 100 ...................      5          5          52,953,122        4.90
101 to 120 ..................    203        213         749,655,984       69.37
121 to 140 ..................      2          2           8,843,509        0.82
141 to 180 ..................     44         45         101,209,393        9.37
181 to 240 ..................     29         31         104,599,373        9.68
-----------------------------    ---        ---      --------------      ------
Totals/Weighted Avg .........    285        311      $1,080,711,380      100.00%
                                 ===        ===      ==============      ======



                                                            WEIGHTED AVERAGES
                              ------------------------------------------------------------------------------
                                               STATED      REMAINING
   RANGE OF REMAINING TERMS     MORTGAGE     REMAINING       AMORT                 CUT-OFF DATE    MATURITY
            (MOS.)                RATE      TERM (MOS.)   TERM (MOS.)     DSCR          LTV          LTV
----------------------------- ------------ ------------- ------------- ---------- -------------- -----------
51 to 70 ....................     6.8797%        59             0          2.94x       44.11%        44.11%
71 to 100 ...................     7.2984%        78           346          1.46x       60.25%        55.51%
101 to 120 ..................     7.2709%       116           319          1.66x       62.68%        52.28%
121 to 140 ..................     6.7276%       137           215          1.61x       53.70%        23.83%
141 to 180 ..................     6.9525%       173           235          1.60x       58.76%        20.37%
181 to 240 ..................     7.4647%       231           234          1.45x       64.40%         2.61%
------------------------------    ------        ---           ---          ----        -----         -----
Totals/Weighted Avg .........     7.2338%       127           302          1.70x       61.20%        43.93%

  The following table sets forth the range of original amortization periods of the Mortgage Loans.



                RANGE OF ORIGINAL AMORTIZATION TERMS IN MONTHS

                                                        AGGREGATE         % OF
                               NUMBER     NUMBER         CUT-OFF        INITIAL
      RANGE OF ORIGINAL          OF         OF             DATE           POOL
   AMORTIZATION TERM (MOS.)     LOANS   PROPERTIES       BALANCE        BALANCE
----------------------------- -------- ------------ ----------------- -----------
0 to 59 .....................      3         16      $   71,100,000        6.58%
60 to 120 ...................      4          4           6,488,896        0.60
121 to 180 ..................     28         29          57,448,212        5.32
181 to 240 ..................     45         45         132,745,807       12.28
241 to 300 ..................    117        126         401,853,743       37.18
301 to 360 ..................     88         91         411,074,723       38.04
-----------------------------    ---        ---      --------------      ------
Totals/Weighted Avg .........    285        311      $1,080,711,380      100.00%
                                 ===        ===      ==============      ======



                                                            WEIGHTED AVERAGES
                              ------------------------------------------------------------------------------
                                               STATED      REMAINING
      RANGE OF ORIGINAL         MORTGAGE     REMAINING       AMORT                 CUT-OFF DATE    MATURITY
   AMORTIZATION TERM (MOS.)       RATE      TERM (MOS.)   TERM (MOS.)     DSCR          LTV          LTV
----------------------------- ------------ ------------- ------------- ---------- -------------- -----------
0 to 59 .....................     6.8738%        65             0          2.86x       43.38%        43.38%
60 to 120 ...................     7.0603%       113           113          1.65x       41.57%         0.14%
121 to 180 ..................     6.9195%       166           170          1.53x       52.90%         2.22%
181 to 240 ..................     7.3309%       206           231          1.48x       63.26%         9.81%
241 to 300 ..................     7.2385%       121           295          1.67x       63.12%        49.96%
301 to 360 ..................     7.3067%       114           354          1.62x       63.20%        55.67%
------------------------------    ------        ---           ---          ----        -----         -----
Totals/Weighted Avg .........     7.2338%       127           302          1.70x       61.20%        43.93%

  The following table sets forth the years of scheduled maturity of the Mortgage Loans.


               YEARS OF SCHEDULED MATURITY OF THE MORTGAGE LOANS

                                                                            CUM. %
                                               AGGREGATE         % OF         OF
                      NUMBER     NUMBER         CUT-OFF        INITIAL     CUT-OFF
      SCHEDULED         OF         OF             DATE           POOL        DATE
    MATURITY YEAR      LOANS   PROPERTIES       BALANCE        BALANCE     BALANCE
-------------------- -------- ------------ ----------------- ----------- -----------
2004 ...............      2         15      $   63,450,000        5.87%       5.87%
2005 ...............      1          1           1,288,668        0.12        5.99%
2006 ...............      4          4          51,664,454        4.78       10.77%
2008 ...............     88         89         207,197,995       19.17       29.94%
2009 ...............    115        124         542,457,988       50.19       80.14%
2010 ...............      1          1           4,446,767        0.41       80.55%
2011 ...............      1          1           4,396,742        0.41       80.96%
2013 ...............     34         35          76,689,837        7.10       88.05%
2014 ...............     10         10          24,519,555        2.27       90.32%
2015 ...............      2          2           3,731,051        0.35       90.67%
2018 ...............     19         19          61,093,852        5.65       96.32%
2019 ...............      8         10          39,774,471        3.68      100.00%
--------------------    ---        ---      --------------      ------
Totals/Weighted Avg     285        311      $1,080,711,380      100.00%
                        ===        ===      ==============      ======



                                                   WEIGHTED AVERAGES
                     ------------------------------------------------------------------------------
                                      STATED      REMAINING
      SCHEDULED        MORTGAGE     REMAINING       AMORT                 CUT-OFF DATE    MATURITY
    MATURITY YEAR        RATE      TERM (MOS.)   TERM (MOS.)     DSCR          LTV          LTV
-------------------- ------------ ------------- ------------- ---------- -------------- -----------
2004 ...............     6.8797%        59             0          2.94x       44.11%        44.11%
2005 ...............     6.7800%        77           293          1.67x       58.58%        51.50%
2006 ...............     7.3113%        78           347          1.45x       60.29%        55.61%
2008 ...............     6.7182%       112           310          1.81x       62.77%        51.15%
2009 ...............     7.4820%       117           323          1.60x       62.65%        52.71%
2010 ...............     6.7450%       135           291          1.57x       65.39%        47.39%
2011 ...............     6.7100%       139           139          1.66x       41.87%         0.00%
2013 ...............     6.7944%       172           246          1.62x       61.06%        24.25%
2014 ...............     7.4472%       176           202          1.51x       51.57%         8.24%
2015 ...............     6.6301%       195           195          1.69x       51.86%         0.35%
2018 ...............     7.1556%       231           231          1.46x       64.77%         1.61%
2019 ...............     8.0177%       234           242          1.41x       65.01%         4.37%
---------------------    ------        ---           ---          ----        -----         -----
Totals/Weighted Avg      7.2338%       127           302          1.70x       61.20%        43.93%

  The following table sets forth the range of years in which the Mortgaged Properties were built or renovated.


            RANGE OF YEARS BUILT/RENOVATED FOR MORTGAGED PROPERTIES

                                                                 % OF
                                 NUMBER        AGGREGATE       INITIAL
           RANGE OF                OF         CUT-OFF DATE       POOL
    YEARS BUILT/RENOVATED      PROPERTIES       BALANCE        BALANCE
----------------------------- ------------ ----------------- -----------
1900 to 1919 ................        1      $    1,629,491        0.15%
1920 to 1939 ................        2          26,966,457        2.50
1940 to 1959 ................        6          17,780,889        1.65
1960 to 1969 ................       17          36,051,931        3.34
1970 to 1979 ................       35          97,857,065        9.05
1980 to 1989 ................      105         352,050,361       32.58
1990 to 1998 ................      145         548,375,187       50.74
-----------------------------      ---      --------------      ------
Totals/Weighted Avg .........      311      $1,080,711,380      100.00%
                                   ===      ==============      ======



                                                            WEIGHTED AVERAGES
                              ------------------------------------------------------------------------------
                                               STATED      REMAINING
           RANGE OF             MORTGAGE     REMAINING       AMORT                 CUT-OFF DATE    MATURITY
    YEARS BUILT/RENOVATED         RATE      TERM (MOS.)   TERM (MOS.)     DSCR          LTV          LTV
----------------------------- ------------ ------------- ------------- ---------- -------------- -----------
1900 to 1919 ................     6.1500%       111      291               1.75x       70.85%        55.84%
1920 to 1939 ................     7.4150%       118      355               1.64x       52.27%        45.88%
1940 to 1959 ................     6.9721%        97      314               3.50x       48.73%        40.17%
1960 to 1969 ................     6.9431%       127      281               1.84x       57.24%        38.07%
1970 to 1979 ................     6.9579%       129      292               1.95x       59.87%        42.49%
1980 to 1989 ................     7.1291%       124      312               1.64x       61.70%        46.12%
1990 to 1998 ................     7.3721%       131      296               1.62x       62.19%        43.15%
------------------------------    ------        ---      ---               ----        -----         -----
Totals/Weighted Avg .........     7.2338%       127      302               1.70x       61.20%        43.93%

     The following table sets forth a range of Debt Service Coverage Ratios for the Mortgage Loans as of the Cut-Off Date. The "Debt Service Coverage Ratio" or "DSCR" for any Mortgage Loan is the ratio of (i) Underwritten Cash Flow produced by the related Mortgaged Property or Mortgaged Properties to (ii) the aggregate amount of the Scheduled Payments due for the 12-month period immediately following the Cut-Off Date.


         RANGE OF DEBT SERVICE COVERAGE RATIOS AS OF THE CUT-OFF DATE

                                                                   % OF
       RANGE OF         NUMBER     NUMBER        AGGREGATE       INITIAL
     DEBT SERVICE         OF         OF         CUT-OFF DATE       POOL
    COVERAGE RATIOS      LOANS   PROPERTIES       BALANCE        BALANCE
---------------------- -------- ------------ ----------------- -----------
1.04x to 1.14x .......      1          1      $    6,806,976        0.63%
1.15x to 1.19x .......      5          5          10,945,362        1.01
1.20x to 1.24x .......      6          6          12,719,273        1.18
1.25x to 1.29x .......     15         15          43,658,678        4.04
1.30x to 1.34x .......     18         18          73,134,184        6.77
1.35x to 1.39x .......     29         29         123,414,142       11.42
1.40x to 1.44x .......     22         24         104,594,096        9.68
1.45x to 1.49x .......     24         24          86,820,953        8.03
1.50x to 1.59x .......     38         47         165,997,315       15.36
1.60x to 1.69x .......     36         38         138,393,448       12.81
1.70x to 1.79x .......     26         26          92,061,575        8.52
1.80x to 1.89x .......     23         23          70,723,998        6.54
1.90x to 1.99x .......      7          7          23,318,123        2.16
2.00x to 2.49x .......     16         29          94,306,199        8.73
2.50x to 2.99x .......      7          7          11,021,942        1.02
3.00x to 6.49x .......     10         10          15,660,486        1.45
6.50x to 16.50x ......      2          2           7,134,631        0.66
                           --         --      --------------      ------
Totals/Weighted Avg ..    285        311      $1,080,711,380      100.00%
                          ===        ===      ==============      ======



                                                    WEIGHTED AVERAGES
                       ----------------------------------------------------------------------------
       RANGE OF                         STATED      REMAINING
     DEBT SERVICE        MORTGAGE     REMAINING       AMORT                 CUT-OFF DATE   MATURITY
    COVERAGE RATIOS        RATE      TERM (MOS.)   TERM (MOS.)     DSCR          LTV         LTV
---------------------- ------------ ------------- ------------- ---------- -------------- ---------
1.04x to 1.14x .......     7.3600%       171           171         1.04x        68.07%       1.41%
1.15x to 1.19x .......     7.3507%       186           218         1.18x        69.72%      11.58%
1.20x to 1.24x .......     7.2255%       174           258         1.22x        67.45%      25.26%
1.25x to 1.29x .......     7.7940%       153           298         1.27x        68.46%      40.80%
1.30x to 1.34x .......     7.7003%       158           279         1.32x        69.62%      36.33%
1.35x to 1.39x .......     7.6756%       121           312         1.37x        66.00%      50.02%
1.40x to 1.44x .......     7.3029%       140           310         1.42x        68.74%      48.46%
1.45x to 1.49x .......     7.2457%       129           318         1.47x        65.61%      49.64%
1.50x to 1.59x .......     7.4654%       117           307         1.55x        64.04%      51.70%
1.60x to 1.69x .......     6.9526%       129           305         1.64x        59.45%      42.76%
1.70x to 1.79x .......     6.9058%       133           302         1.75x        59.24%      41.78%
1.80x to 1.89x .......     6.9426%       126           294         1.86x        56.12%      41.21%
1.90x to 1.99x .......     6.9760%       124           316         1.96x        52.08%      40.91%
2.00x to 2.49x .......     6.7893%        84           296         2.36x        46.95%      42.88%
2.50x to 2.99x .......     6.4123%       129           280         2.72x        41.06%      28.99%
3.00x to 6.49x .......     6.3890%       130           330         4.05x        28.71%      21.56%
6.50x to 16.50x ......     6.9620%        67           290         8.78x        16.13%      15.86%
                           ------        ---           ---         ----         -----       -----
Totals/Weighted Avg ..     7.2338%       127           302         1.70x        61.20%      43.93%

  The following table sets forth the range of Stated Principal Balances as of the Cut-Off Date.


              RANGE OF PRINCIPAL BALANCES AS OF THE CUT-OFF DATE

                                                                         % OF
                              NUMBER     NUMBER        AGGREGATE       INITIAL
      RANGE OF CUT-OFF          OF         OF         CUT-OFF DATE       POOL
        DATE BALANCES          LOANS   PROPERTIES       BALANCE        BALANCE
---------------------------- -------- ------------ ----------------- -----------
$         1 to $   999,999..     27         27      $   22,796,745        2.11%
$ 1,000,000 to $ 1,999,999..     94         94         140,525,737       13.00
$ 2,000,000 to $ 3,999,999..     91         93         255,818,239       23.67
$ 4,000,000 to $ 5,999,999..     33         37         164,084,844       15.18
$ 6,000,000 to $ 7,999,999..     16         16         110,084,453       10.19
$ 8,000,000 to $ 9,999,999..      8          9          73,391,537        6.79
$10,000,000 to $11,999,999..      4          4          44,238,566        4.09
$12,000,000 to $13,999,999..      1          1          12,825,000        1.19
$14,000,000 to $15,999,999..      3          9          46,906,945        4.34
$18,000,000 to $19,999,999..      3          3          56,132,671        5.19
$20,000,000 to $24,999,999..      2          2          45,288,734        4.19
$25,000,000 to $26,999,999..      2          2          51,167,910        4.73
$27,000,000 to $59,999,999..      1         14          57,450,000        5.32
                                 --         --      --------------      ------
Totals/Weighted Avg ........    285        311      $1,080,711,380      100.00%
                                ===        ===      ==============      ======



                                                           WEIGHTED AVERAGES
                             ------------------------------------------------------------------------------
                                              STATED      REMAINING
      RANGE OF CUT-OFF         MORTGAGE     REMAINING       AMORT                 CUT-OFF DATE    MATURITY
        DATE BALANCES            RATE      TERM (MOS.)   TERM (MOS.)     DSCR          LTV          LTV
---------------------------- ------------ ------------- ------------- ---------- -------------- -----------
$         1 to $   999,999..     6.7611%       143           262          1.89x       56.00%        29.94%
$ 1,000,000 to $ 1,999,999..     6.9815%       134           282          1.82x       59.54%        38.64%
$ 2,000,000 to $ 3,999,999..     7.2567%       139           289          1.66x       61.62%        39.84%
$ 4,000,000 to $ 5,999,999..     7.3099%       125           309          1.54x       64.72%        50.43%
$ 6,000,000 to $ 7,999,999..     7.2066%       129           301          1.92x       57.64%        39.24%
$ 8,000,000 to $ 9,999,999..     7.5668%       136           320          1.44x       70.48%        52.04%
$10,000,000 to $11,999,999..     7.2701%       132           302          1.57x       61.58%        39.97%
$12,000,000 to $13,999,999..     7.0000%       120           300          1.61x       64.77%        51.84%
$14,000,000 to $15,999,999..     7.7514%       119           339          1.60x       63.65%        55.19%
$18,000,000 to $19,999,999..     7.2923%       153           293          1.57x       63.49%        35.20%
$20,000,000 to $24,999,999..     7.0693%       117           327          1.49x       65.30%        54.88%
$25,000,000 to $26,999,999..     7.4076%        98           356          1.51x       55.48%        50.40%
$27,000,000 to $59,999,999..     6.8650%        59             0          2.48x       46.87%        46.87%
                                 ------        ---           ---          ----        -----         -----
Totals/Weighted Avg ........     7.2338%       127           302          1.70x       61.20%        43.93%

     The following two tables set forth the range of LTV Ratios of the Mortgage Loans as of the Cut-Off Date and the Maturity Date of the Mortgage Loans. An "LTV Ratio" for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the principal balance of such Mortgage Loan as of such date (assuming no defaults or prepayments on such Mortgage Loan prior to such date), and the denominator of which is the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by an appraisal thereof obtained in connection with the origination of such Mortgage Loan. The LTV Ratio as of the Maturity Date described below was calculated based on the principal balance of the related Mortgage Loan on the Maturity Date, assuming that all Mortgage Loans are repaid at their expected Maturity Dates. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in the table below is not necessarily a reliable measure of the related borrower's current equity in each Mortgaged Property or of the borrower's equity in each Mortgaged Property as of the Maturity Date of the Mortgage Loan. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination, and the LTV Ratio of a Mortgage Loan as of the Maturity Date may be higher than its LTV Ratio at origination, even after taking into account amortization since origination.

             RANGE OF LOAN TO VALUE RATIOS AS OF THE CUT-OFF DATE

                                                                       % OF     CUM. % OF
                            NUMBER     NUMBER        AGGREGATE       INITIAL     CUT-OFF
   RANGE OF CUT-OFF DATE      OF         OF         CUT-OFF DATE       POOL       DATE
        LTV RATIOS           LOANS   PROPERTIES       BALANCE        BALANCE     BALANCE
-------------------------- -------- ------------ ----------------- ----------- ----------
 0.00% to 30.00% .........     10         10      $   19,911,067        1.84%      1.84%
30.01% to 40.00% .........      8          8          19,965,517        1.85       3.69%
40.01% to 45.00% .........     14         14          28,977,787        2.68       6.37%
45.01% to 50.00% .........     12         26          84,751,171        7.84      14.21%
50.01% to 55.00% .........     36         36         104,299,997        9.65      23.86%
55.01% to 60.00% .........     33         33         161,708,020       14.96      38.83%
60.01% to 65.00% .........     55         61         246,360,677       22.80      61.62%
65.01% to 70.00% .........     46         49         177,882,789       16.46      78.08%
70.01% to 75.00% .........     63         65         212,613,090       19.67      97.76%
75.01% to 80.00% .........      8          9          24,241,267        2.24     100.00%
                               --         --      --------------      ------
Totals/Weighted Avg ......    285        311      $1,080,711,380      100.00%
                              ===        ===      ==============      ======



                                                         WEIGHTED AVERAGES
                           ------------------------------------------------------------------------------
                                            STATED      REMAINING
   RANGE OF CUT-OFF DATE     MORTGAGE     REMAINING       AMORT                 CUT-OFF DATE    MATURITY
        LTV RATIOS             RATE      TERM (MOS.)   TERM (MOS.)     DSCR          LTV          LTV
-------------------------- ------------ ------------- ------------- ---------- -------------- -----------
 0.00% to 30.00% .........     6.6328%       113           285          5.77x       21.85%        14.35%
30.01% to 40.00% .........     6.8866%       125           261          2.44x       35.56%        25.87%
40.01% to 45.00% .........     7.1252%       136           257          1.95x       42.46%        21.68%
45.01% to 50.00% .........     6.8616%        87           273          2.28x       47.12%        39.85%
50.01% to 55.00% .........     7.0673%       137           289          1.68x       52.07%        32.16%
55.01% to 60.00% .........     7.1524%       118           311          1.67x       58.01%        43.81%
60.01% to 65.00% .........     7.3861%       131           302          1.56x       63.20%        45.96%
65.01% to 70.00% .........     7.3924%       141           299          1.44x       67.81%        43.94%
70.01% to 75.00% .........     7.2972%       129           316          1.42x       72.55%        55.49%
75.01% to 80.00% .........     7.4364%       145           327          1.37x       78.47%        53.31%
                               ------        ---           ---          ----        -----         -----
Totals/Weighted Avg ......     7.2338%       127           302          1.70x       61.20%        43.93%

                   RANGE OF LOAN TO VALUE RATIOS AT MATURITY

                                                                          % OF
                               NUMBER     NUMBER        AGGREGATE       INITIAL      CUM. % OF
      RANGE OF MATURITY          OF         OF         CUT-OFF DATE       POOL        CUT-OFF
          LTV RATIOS            LOANS   PROPERTIES       BALANCE        BALANCE    DATE BALANCE
----------------------------- -------- ------------ ----------------- ----------- --------------
 0.00% to 10.00% ............     58         59      $  159,734,826       14.78%       14.78%
10.01% to 20.00% ............      4          4          10,416,457        0.96        15.74%
20.01% to 30.00% ............     14         16          34,305,854        3.17        18.92%
30.01% to 35.00% ............      7          7          12,530,568        1.16        20.08%
35.01% to 40.00% ............     16         16          38,343,120        3.55        23.63%
40.01% to 45.00% ............     24         24          83,942,354        7.77        31.39%
45.01% to 50.00% ............     35         48         176,491,187       16.33        47.72%
50.01% to 55.00% ............     40         46         202,055,247       18.70        66.42%
55.01% to 60.00% ............     47         48         200,568,354       18.56        84.98%
60.01% to 65.00% ............     31         33         126,848,501       11.74        96.72%
65.01% to 70.00% ............      6          7          22,049,414        2.04        98.76%
70.01% to 75.00% ............      3          3          13,425,497        1.24       100.00%
                                  --         --      --------------      ------
Totals/Weighted Avg .........    285        311      $1,080,711,380      100.00%
                                 ===        ===      ==============      ======



                                                           WEIGHTED AVERAGES
                              ----------------------------------------------------------------------------
                                               STATED      REMAINING
      RANGE OF MATURITY         MORTGAGE     REMAINING       AMORT                 CUT-OFF DATE   MATURITY
          LTV RATIOS              RATE      TERM (MOS.)   TERM (MOS.)     DSCR          LTV         LTV
----------------------------- ------------ ------------- ------------- ---------- -------------- ---------
 0.00% to 10.00% ............     7.2835%       205      206               1.59x       59.05%       1.01%
10.01% to 20.00% ............     6.9094%        88      290               5.74x       24.00%      17.29%
20.01% to 30.00% ............     6.8683%       156      278               2.42x       48.30%      26.45%
30.01% to 35.00% ............     6.4376%       138      275               2.06x       56.03%      32.07%
35.01% to 40.00% ............     6.9561%       127      302               1.97x       46.71%      37.00%
40.01% to 45.00% ............     7.1598%       120      317               1.74x       53.62%      43.59%
45.01% to 50.00% ............     6.8771%       102      300               1.95x       56.07%      46.97%
50.01% to 55.00% ............     7.2601%       113      315               1.60x       62.84%      52.45%
55.01% to 60.00% ............     7.5566%       113      330               1.45x       67.02%      57.49%
60.01% to 65.00% ............     7.3624%       113      346               1.44x       71.29%      62.38%
65.01% to 70.00% ............     7.4426%       116      356               1.39x       75.01%      66.37%
70.01% to 75.00% ............     7.7394%       119      359               1.33x       79.70%      70.90%
                                  ------        ---      ---               ----        -----       -----
Totals/Weighted Avg .........     7.2338%       127      302               1.70x       61.20%      43.93%

     The following table sets forth the Mortgage Loans subject to lockout/prepayment restrictions, expressed a percentage of the outstanding principal balance at each period, assuming that each Mortgage Loan is repaid on its respective Maturity Date.


           REMAINING POOL BALANCE SUBJECT TO PREPAYMENT RESTRICTIONS

                                                              (greater than) 1%
      PERIOD              LOCKOUT                FLEX             OR YM(1)            5%(2)              4%(2)
----------------- ----------------------- ------------------ ------------------ ------------------ ------------------
                     $ (MM)         %      $ (MM)      %      $ (MM)      %      $ (MM)      %      $ (MM)      %
                  ------------ ---------- -------- --------- -------- --------- -------- --------- -------- ---------
Current 7/1/99 ..     1,071.0      99.1%      --       0.0%      --       0.0%      --       0.0%      --       0.0%
Year 1 7/1/00 ...     1,055.7      99.1%      --       0.0%      --       0.0%      --       0.0%      --       0.0%
Year 2 7/1/01 ...     1,035.3      98.8%      3.7      0.4%      --       0.0%      --       0.0%      --       0.0%
Year 3 7/1/02 ...       930.8      90.3%     76.1      7.4%      8.4      0.8%      5.8      0.6%      --       0.0%
Year 4 7/1/03 ...       903.3      89.4%     75.5      7.5%     17.5      1.7%      5.5      0.5%      --       0.0%
Year 5 7/1/04 ...       811.2      87.5%     80.9      8.7%     20.5      2.2%      5.3      0.6%      --       0.0%
Year 6 7/1/05 ...       792.6      87.7%     77.1      8.5%     19.8      2.2%      --       0.0%      5.0      0.6%
Year 7 7/1/06 ...       724.0      87.0%     75.2      9.0%     19.4      2.3%      --       0.0%      --       0.0%
Year 8 7/1/07 ...       703.3      87.2%     72.2      9.0%     17.3      2.1%      1.2      0.2%      --       0.0%
Year 9 7/1/08 ...       575.1      75.2%     38.3      5.0%      5.5      0.7%      1.1      0.1%      --       0.0%
Year 10 7/1/09 ..       112.0      82.7%     15.9     11.8%      3.2      2.4%      --       0.0%      0.9      0.7%
Year 11 7/1/10 ..       102.9      83.0%     14.5     11.7%      2.6      2.1%      --       0.0%      --       0.0%
Year 12 7/1/11 ..        93.3      85.9%     12.9     11.9%      1.9      1.7%      --       0.0%      --       0.0%
Year 13 7/1/12 ..        83.4      86.8%     11.3     11.7%      1.1      1.2%      --       0.0%      --       0.0%
Year 14 7/1/13 ..        49.0      59.8%      2.8      3.5%      --       0.0%      --       0.0%      --       0.0%
Year 15 7/1/14 ..        37.6      95.1%      1.9      4.9%      --       0.0%      --       0.0%      --       0.0%
Year 16 7/1/15 ..        30.5      95.0%      1.5      4.6%      --       0.0%      --       0.0%      --       0.0%
Year 17 7/1/16 ..        23.1      95.4%      1.1      4.6%      --       0.0%      --       0.0%      --       0.0%
Year 18 7/1/17 ..        15.2      95.4%      0.7      4.6%      --       0.0%      --       0.0%      --       0.0%
Year 19 7/1/18 ..         4.2      65.8%      0.1      1.9%      --       0.0%      --       0.0%      --       0.0%
Year 20 7/1/19 ..         --        0.0%      --       0.0%      --       0.0%      --       0.0%      --       0.0%



                                                                               PREPAYABLE
      PERIOD            3%(2)              2%(2)              1%(2)         WITHOUT PENALTY                  TOTALS
----------------- ------------------ ------------------ ------------------ ------------------ ------------------------------------
                                                                                                               % OF        % OF
                   $ (MM)      %      $ (MM)      %      $ (MM)      %      $ (MM)      %        $ (MM)       TOTAL       IPB(3)
                  -------- --------- -------- --------- -------- --------- -------- --------- ------------ ----------- -----------
Current 7/1/99 ..     9.7      0.9%      --       0.0%      --       0.0%      --       0.0%      1,080.7      100.0%      100.0%
Year 1 7/1/00 ...     9.5      0.9%      --       0.0%      --       0.0%      --       0.0%      1,065.2      100.0%       98.6%
Year 2 7/1/01 ...     9.4      0.9%      --       0.0%      --       0.0%      --       0.0%      1,048.4      100.0%       97.0%
Year 3 7/1/02 ...     --       0.0%      9.2      0.9%      --       0.0%      --       0.0%      1,030.3      100.0%       95.3%
Year 4 7/1/03 ...     --       0.0%      9.0      0.9%      --       0.0%      --       0.0%      1,010.9      100.0%       93.5%
Year 5 7/1/04 ...     --       0.0%      8.8      1.0%      --       0.0%      --       0.0%        926.7      100.0%       85.7%
Year 6 7/1/05 ...     --       0.0%      --       0.0%      8.6      1.0%      1.1      0.1%        904.3      100.0%       83.7%
Year 7 7/1/06 ...     4.7      0.6%      --       0.0%      8.4      1.0%      --       0.0%        831.7      100.0%       77.0%
Year 8 7/1/07 ...     --       0.0%      4.4      0.5%      8.2      1.0%      --       0.0%        806.6      100.0%       74.6%
Year 9 7/1/08 ...     --       0.0%      --       0.0%      --       0.0%    144.3     18.9%        764.3      100.0%       70.7%
Year 10 7/1/09 ..     --       0.0%      --       0.0%      --       0.0%      3.4      2.5%        135.4      100.0%       12.5%
Year 11 7/1/10 ..     0.7      0.6%      --       0.0%      --       0.0%      3.3      2.6%        123.9      100.0%       11.5%
Year 12 7/1/11 ..     --       0.0%      0.5      0.5%      --       0.0%      --       0.0%        108.7      100.0%       10.1%
Year 13 7/1/12 ..     --       0.0%      --       0.0%      0.3      0.3%      --       0.0%         96.1      100.0%        8.9%
Year 14 7/1/13 ..     --       0.0%      --       0.0%      --       0.0%     30.1     36.7%         81.9      100.0%        7.6%
Year 15 7/1/14 ..     --       0.0%      --       0.0%      --       0.0%      --       0.0%         39.6      100.0%        3.7%
Year 16 7/1/15 ..     --       0.0%      --       0.0%      --       0.0%      0.1      0.4%         32.1      100.0%        3.0%
Year 17 7/1/16 ..     --       0.0%      --       0.0%      --       0.0%      --       0.0%         24.3      100.0%        2.2%
Year 18 7/1/17 ..     --       0.0%      --       0.0%      --       0.0%      --       0.0%         16.0      100.0%        1.5%
Year 19 7/1/18 ..     --       0.0%      --       0.0%      --       0.0%      2.0     32.3%          6.3      100.0%        0.6%
Year 20 7/1/19 ..     --       0.0%      --       0.0%      --       0.0%      --       0.0%          --         0.0%        0.0%

-------
(1)   As used above, "YM" means Yield Maintenance Charge.

(2) Prepayment Premium as a percentage of the unpaid principal balance at the time of prepayment.

(3)   As used above, "IPB" means Initial Pool Balance.

                     MORTGAGE LOANS BY MORTGAGE LOAN SELLER

                                                                     % OF
                                                   AGGREGATE       INITIAL
       MORTGAGE        NUMBER OF    NUMBER OF     CUT-OFF DATE       POOL
     LOAN SELLER         LOANS     PROPERTIES       BALANCE        BALANCE
--------------------- ----------- ------------ ----------------- -----------
BSCMI ...............      68           90      $  382,342,371       35.38%
Wells Fargo .........     217          221         698,369,009       64.62
                          ---          ---      --------------      ------
Totals/Weighted
 Avg ................     285          311      $1,080,711,380      100.00%
                          ===          ===      ==============      ======



                                                 WEIGHTED AVERAGES
                      ------------------------------------------------------------------------
                                                  REMAINING
                                       STATED       AMORT                CUT-OFF
       MORTGAGE         MORTGAGE     REMAINING      TERM                   DATE      MATURITY
     LOAN SELLER          RATE      TERM (MOS.)    (MOS.)      DSCR        LTV         LTV
--------------------- ------------ ------------- ---------- ---------- ----------- -----------
BSCMI ...............     7.6153%      110           336       1.81x      58.58%      51.48%
Wells Fargo .........     7.0249%      137           287       1.64x      62.63%      39.79%
                          ------       ---           ---       ----       -----       -----
Totals/Weighted
 Avg ................     7.2338%      127           302       1.70x      61.20%      43.93%

  The following table sets forth certain characteristics of the ten largest Mortgage Loans.


                          TEN LARGEST MORTGAGE LOANS

                                               AGGREGATE      % OF
                                 NUMBER OF   CUT-OFF DATE     POOL
            TOP TEN             PROPERTIES      BALANCE     BALANCE
------------------------------ ------------ -------------- ---------
Inland Portfolio .............      14       $ 57,450,000     5.32%
Wehrenberg Portfolio .........       5         31,555,731     2.92
Pleasanton Office
 Portfolio ...................       1         25,701,453     2.38
225 Broadway .................       1         25,466,457     2.36
CompuCom Systems
 Headquarters Loan ...........       1         22,921,816     2.12
King Street Metro Place
 -- Phase 1 Loan .............       1         22,366,917     2.07
800 West El Camino
 Real ........................       1         19,356,534     1.79
Torrey Reserve North
 Loan Group ..................       2         19,235,870     1.78
AMC Theatres .................       1         18,489,569     1.71
Brinkley House
 Apartments ..................       1         15,986,768     1.48
                                    --       ------------    -----
Totals/Weighted Avg ..........      28       $258,531,116    23.92%
                                    ==       ============    =====



                                                      WEIGHTED AVERAGES
                               ----------------------------------------------------------------
                                 MORTGAGE     REMAINING               CUT-OFF DATE    MATURITY
            TOP TEN                RATE      TERM (MOS.)     DSCR          LTV          LTV
------------------------------ ------------ ------------- ---------- -------------- -----------
Inland Portfolio .............     6.8650%        59         2.48x       46.87%        46.87%
Wehrenberg Portfolio .........     8.2080%       223         1.40x       60.79%         0.00%
Pleasanton Office
 Portfolio ...................     7.4250%        79         1.37x       59.98%        55.80%
225 Broadway .................     7.3900%       118         1.65x       50.93%        44.95%
CompuCom Systems
 Headquarters Loan ...........     7.2150%       117         1.55x       63.67%        51.46%
King Street Metro Place
 -- Phase 1 Loan .............     6.9200%       118         1.43x       66.97%        58.39%
800 West El Camino
 Real ........................     6.9700%       114         1.89x       56.76%        45.70%
Torrey Reserve North
 Loan Group ..................     7.5550%       119         1.49x       64.62%        57.23%
AMC Theatres .................     7.3700%       228         1.30x       69.64%         2.63%
Brinkley House
 Apartments ..................     6.9550%       119         1.76x       59.21%        51.63%
                                   ------        ---         ----        -----         -----
Totals/Weighted Avg ..........     7.2730%       121         1.74x       57.95%        41.07%

TEN LARGEST MORTGAGE LOANS

     Annex B contains a brief summary of the ten largest Mortgage Loans (including cross-collateralized Mortgage Loans) in the pool. The ten largest Mortgage Loans represent, in the aggregate, less than 23.9% of the Initial Pool Balance and no single Mortgage Loan represents more than 5.3% of the Initial Pool Balance. The Cut-Off Date Balance of each of such Mortgage Loans is indicated in parentheses following the name of the related Mortgaged Property.


UNDERWRITTEN CASH FLOW

     In general, the "Underwritten Cash Flow" for a Mortgaged Property is the estimated stabilized revenue derived from the use and operation of a Mortgaged Property (consisting primarily of rental income) less the sum of (a) estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization. In determining Underwritten Cash Flow for a Mortgaged Property, the related Mortgage Loan Seller relied on rent rolls and other generally unaudited financial information provided by the respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of the Mortgaged Property of which the related Mortgage Loan Seller was aware (e.g., new signed leases or end of "free rent" periods and market data), and estimated capital expenditures, leasing commission and tenant improvement reserves. The related Mortgage Loan Seller made certain changes to operating statements and operating information obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of Underwritten Cash Flow derived therefrom, based upon the related Mortgage Loan Seller's evaluation of such operating statements and operating information and the assumptions applied by the respective borrowers in preparing such statements and information. In most cases, borrower-supplied "trailing-12 months" income and/or expense information was utilized. In certain cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized. In certain instances, historical expenses were inflated. For purposes of calculating Underwritten Cash Flow for Mortgage Loans the rents under some leases have been adjusted downward to reflect market rents for similar properties if the rent actually being paid under the lease was significantly higher than the market rent for similar properties. Several Mortgage Loans are secured by newly constructed improvements or recently acquired Mortgaged Properties and, accordingly, there were no historical operating results or financial statements available with respect to such Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal or from borrower-supplied information. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the related Mortgage Loan Seller in determining the presented operating information.

     ESCROW REQUIREMENTS. Each Mortgage Loan Seller generally requires a borrower to fund various escrows for taxes and insurance. Such escrows typically entail a pro rated initial deposit and monthly deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual property insurance premiums. 239 Mortgage Loans, representing approximately 81.1% of the Initial Pool Balance, require escrows for taxes and 136 Mortgage Loans, representing approximately 39.4% of the Initial Pool Balance, require escrows for insurance premiums. Additionally, in the case of 116 Mortgage Loans, representing approximately 52.8% of the Initial Pool Balance, the related Mortgage Loan originator has required the borrower to fund an escrow for capital expenditures.


ASSESSMENTS OF PROPERTY CONDITION

     PROPERTY INSPECTION. All of the Mortgaged Properties except in certain cases if a Mortgaged Property was newly constructed were inspected by a member of the professional staff of the related Mortgage Loan Seller (or an affiliate thereof) or, in certain cases, by a third party professional engaged by the related Mortgage Loan Seller to assess the Mortgaged Property's general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the interest of the mortgagee or for which the related Mortgage Loan Seller has not established an escrow arrangement that it deemed adequate to cover such deficiency.

     APPRAISALS. In connection with the origination or acquisition of the Mortgage Loans, the related Mortgaged Property was appraised by an independent appraiser who, generally, was a Member of the Appraisal Institute. Each such appraisal complied with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended ("FIRREA"). In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property. Moreover, such appraisals sought to establish the amount of typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. Information regarding the values of the Mortgaged Properties as of the Cut-Off Date is presented herein for illustrative purposes only.

     PROPERTY CONDITION ASSESSMENTS. In connection with the origination of each Mortgage Loan, a professional engineer, licensed architect or qualified consultant inspected each related Mortgaged

Property to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated deferred maintenance items on certain Mortgaged Properties which were generally required to be remediated and recommended certain capital improvements which were required to be made or for which reserves were generally established at origination. In addition, the property condition assessments provided a projection of necessary replacements and repair of structural and mechanical systems over the life of the related Mortgage Loan, which were used to establish replacement reserve requirements and to derive Underwritten Cash Flow.

     SEISMIC REVIEW PROCESS. For the Wells Fargo Loans, loan requests secured by properties located in California are screened using a software system to perform a preliminary probable maximum loss ("PML") analysis. Properties with any one of the following characteristics are subject to a third party seismic survey performed by an approved seismic engineering firm: a property with a preliminary PML over 20% of the estimated replacement cost of the improvements, a loan of more than $10,000,000, a property located in an Alquist Priolo Zone (a zone surrounding active California earthquake faults, as established under California law), a property of three or more stories, a property constructed of non-reinforced masonry, a property found to exhibit indications of significant seismic stress during the completion of the property condition assessment or a property located in a county having special inspection or retrofit requirements.

     For the Mortgage Loans sold by Bear Stearns Funding, seismic reports have been completed for each Mortgaged Property located in areas classified as seismic zones 3 or 4 in order to determine a PML estimate. Bear Stearns Funding's technical services director, who is not a member of the Bear Stearns Funding underwriting group, has reviewed substantially all seismic reports in conjunction with the professional consultant who prepared such report.

     Generally, any of the Mortgage Loans as to which the property was estimated to have PML in excess of 20% of the estimated replacement cost would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading, or be conditioned on satisfactory earthquake insurance. The Mortgage Pool contains eight Mortgage Loans, representing 4.9% of the Initial Pool Balance, that have PMLs in excess of 20% of the estimated replacement costs of the improvements and are subject to the above-described mitigants.


THE MORTGAGE LOAN SELLERS

     On or prior to the Closing Date, the Depositor will acquire the Mortgage Loans from Bear, Stearns Funding, Inc., a Delaware corporation ("Bear Stearns Funding") and Wells Fargo Bank, National Association, a national banking association ("Wells Fargo"), (each a "Mortgage Loan Seller") pursuant to the relevant Mortgage Loan Purchase and Sale Agreements, each dated as of July 1, 1999, between the Depositor and the respective Mortgage Loan Seller (the "Mortgage Loan Purchase and Sale Agreements"). Seven of the Mortgage Loans, representing approximately 2.4% of the Initial Pool Balance, were purchased by Wells Fargo from an affiliate that originated such Mortgage Loans.

     Bear Stearns Funding is a wholly-owned subsidiary of Bear Stearns Mortgage Capital Corporation, a Delaware corporation and affiliate of Bear, Stearns & Co. Inc., one of the Underwriters. As of April 30, 1999, Bear Stearns Funding had a net worth of approximately $46.7 million.

     A description of Wells Fargo is contained under "Servicing of the Mortgage Loans--The Servicer" in this prospectus supplement.

     The information set forth herein concerning each Mortgage Loan Seller has been provided by the respective Mortgage Loan Seller, and neither the Depositor nor the Underwriters makes any representation or warranty as to the accuracy or completeness of such information.


REPRESENTATIONS AND WARRANTIES; REPURCHASES

     In each Mortgage Loan Purchase and Sale Agreement, the related Mortgage Loan Seller has represented and warranted with respect to each of its Mortgage Loans, subject to certain specified exceptions, as of the Closing Date or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that:

     (i) Mortgage Loan Schedule. The information set forth in the schedule of Mortgage Loans attached to the related Mortgage Loan Purchase and Sale Agreement is true and correct in all material respects as of the Cut-Off Date.

     (ii) Ownership of Mortgage Loans. Immediately prior to the transfer to the Depositor of the Mortgage Loans, the related Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all pledges, liens and/or other encumbrances.

     (iii) Payment Record. No scheduled payment of principal and interest under any Mortgage Loan was 30 days or more past due as of the Cut-Off Date, and no Mortgage Loan was 30 days or more delinquent in the twelve-month period immediately preceding the Cut-Off Date.

     (iv) Lien; Valid Assignment. The Mortgage related to and delivered in connection with each Mortgage Loan constitutes a valid and, subject to certain creditors' rights exceptions, enforceable first priority mortgage lien (subject to certain permitted encumbrances) upon the related Mortgaged Property , and the assignment of the related Mortgage in favor of the Trustee constitutes a legal, valid and binding assignment.

     (v) Assignment of Leases and Rents. The Assignment of Leases set forth in the Mortgage establishes and creates a valid and, subject to certain creditor's rights exceptions, enforceable first priority lien in the related borrower's interest in all leases of the Mortgaged Property.

     (vi) Mortgage Status. The Mortgage has not been satisfied, cancelled, rescinded or subordinated in whole or in material part, and the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in material part.

     (vii) Condition of Property; Condemnation. Except as set forth in a property inspection report prepared in connection with the origination of the Mortgage Loan, the related Mortgaged Property is, to the Seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for the Mortgage Loan and, to the Seller's knowledge, there is no proceeding pending for the condemnation of all or any material portion of any Mortgaged Property.

     (viii) Title Insurance. Each Mortgaged Property is covered by an American Land Title Association (or an equivalent form of) lender's title insurance policy or a mark-up title insurance commitment (on which the required premium has been paid) which evidences such title insurance policy (the "Title Policy") that insures that the related Mortgage is a valid, first priority lien on such Mortgaged Property, subject only to certain permitted encumbrances.

     (ix) No Holdbacks. The proceeds of each Mortgage Loan have been fully disbursed and there is no obligation for future advances with respect thereto.

     (x) Environmental Conditions. An environmental site assessment was performed with respect to each Mortgaged Property in connection with the origination of the related Mortgage Loan, a report of each such assessment (an "Environmental Report") has been delivered, and the related Mortgage Loan Seller has no knowledge of any material and adverse environmental condition or circumstance affecting any Mortgaged Property that was not disclosed in such report.

     (xi) Loan Document Status. Each Mortgage Note, Mortgage and other document conveyed to the Depositor with respect to a Mortgage Loan that evidences or secures such Mortgage Loan and was executed by or on behalf of the related Mortgagor is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms, and to the knowledge of the Seller there is no valid defense, counterclaim or right of offset or rescission available to the related borrower with respect to such Mortgage Note, Mortgage or other agreement.

     (xii) Insurance. Each Mortgaged Property is, and is required pursuant to the related Mortgage, to be insured by casualty and liability insurance policies of a type specified in the related Mortgage Loan Purchase and Sale Agreement.

     (xiii) Taxes and Assessments. As of the Closing Date, to such Seller's knowledge, there are no delinquent taxes or taxes that are not yet due and payable, assessments or other outstanding charges affecting the related Mortgaged Property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage.

     (xiv) Mortgagor Bankruptcy. No borrower is, to the related Mortgage Loan Seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding.

     (xv) Leasehold Estate. Each Mortgaged Property consists of the related borrower's fee simple estate in real estate (the "Fee Interest") or, if the related Mortgage Loan is secured by the interest of a Mortgagor as a lessee under a ground lease of a Mortgaged Property (a "Ground Lease"), by the related borrower's interest in the Ground Lease, and with respect to each Ground Lease:

         (A) Such Ground Lease or a memorandum thereof has been or will be duly recorded and permits the interest of the lessee thereunder to be encumbered by the related Mortgage;

         (B) The lessee's interest in such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than Permitted Encumbrances;

         (C) The borrower's interest in such Ground Lease is assignable to the Depositor and its successors and assigns upon notice to, but without the consent of, the lessor thereunder;

         (D) Such Ground Lease is in full force and and, to the knowledge of the Seller, no material default has occurred thereunder;

         (E) Such Ground Lease, or an estoppel letter related thereto, requires the lessor under such Ground Lease to give notice of any default by the lessee to the holder of the Mortgage, and further provides that no notice of termination given under such Ground Lease is effective against such holder unless a copy has been delivered to such holder.

         (F) The holder of the Mortgage is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such Ground Lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such Ground Lease; and

         (G) Such Ground Lease has an original term (including any extension options set forth therein) which extends not less than ten years beyond the Maturity Date of the related Mortgage Loan.

     (xvi) Cross-collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any loan other than one or more other Mortgage Loans.

     (xvii) Releases of Mortgaged Property. No Mortgage Note or Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property from the lien of the related Mortgage except upon payment in full of all amounts due under the related Mortgage Loan or in connection with the defeasance provisions of the related Note and Mortgage.

     (xviii) No Material Default. To the related Mortgage Loan Seller's best knowledge, there exists no material default, breach, violation or event of acceleration (and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the related Mortgage Note or Mortgage in any such case to the extent the same materially and adversely affects the value of the Mortgage Loan and the related Mortgaged Property.

     (xix) SMMEA Qualification. Each Mortgage Loan was originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a Federal or State authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act.

     If the related Mortgage Loan Seller has been notified that any document or documents constituting a part of a Mortgage File has not been delivered as and when required, has not been properly executed, or is defective on its face (any such omission or other defect a "Document Defect") or of a breach of any of the foregoing representations and warranties and, in either case, such Document Defect or such breach materially and adversely affects the interests of the Certificateholders (a "Material Document Defect" or "Material Breach", respectively), and if the related Mortgage Loan Seller cannot cure such Material

Breach or Material Document Defect within a period of 90 days following the earlier of its receipt of such notice or its discovery of such Material Breach or Material Document Defect (as such period may be extended by up to an additional 90 days under the limited circumstances specified in the related Mortgage Loan Purchase and Sale Agreement), then the related Mortgage Loan Seller will be obligated pursuant to the related Mortgage Loan Purchase and Sale Agreement (the relevant rights under which will be assigned, together with its interests in the Mortgage Loans, by the Depositor to the Trustee) to (A) repurchase the affected Mortgage Loan within such period at a price (the "Purchase Price") equal to the sum of (i) the outstanding principal balance of such Mortgage Loan as of the date of purchase, (ii) all accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate, in effect from time to time, to but not including the Due Date in the Collection Period of purchase, and (iii) the amount of any expenses related to such Mortgage Loan or REO Property (including unreimbursed Servicing Advances plus accrued and unpaid interest on related Advances at the Reimbursement Rate, unpaid Special Servicing Fees and Liquidation Fees), or (B) if within the three-month period commencing on the Closing Date (or within the two-year period commencing on the Closing Date if the related Mortgage Loan is a "defective obligation" within the meaning of Section 860G(a)(4)(B)(ii) of the Code and Treasury Regulation
Section 1.860G-2(f)), (i) replace such Mortgage Loan with a Mortgage Loan having certain payment terms comparable to the Mortgage Loan to be replaced and that is acceptable to each Rating Agency (a "Qualifying Substitute Mortgage Loan") and (ii) pay an amount generally equal to the excess of the applicable Purchase Price for the Mortgage Loan to be replaced (calculated as if it were to be repurchased instead of replaced), over the unpaid principal balance of the applicable Qualifying Substitute Mortgage Loan as of the date of substitution, after application of all payments due on or before such date, whether or not received. If such Material Breach or Material Document Defect would cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code), then notwithstanding the previous sentence, repurchase must occur within 90 days from the date the related Mortgage Loan Seller was notified of the defect and substitution must occur within the sooner of (i) 90 days from the date the related Mortgage Loan Seller was notified of the defect or (ii) two years from the Closing Date.

     The foregoing obligations of each Mortgage Loan Seller to either cure a Material Document Defect or a Material Breach with respect to any of its Mortgage Loans within the permitted cure period or repurchase or replace the defective Mortgage Loan will constitute the only remedies available to the Certificateholders and the Trustee with respect to such Material Document Defect or Material Breach. The related Mortgage Loan Seller will be the only party making representations and warranties in respect of the Mortgage Loans sold by such Mortgage Loan Seller to the Depositor, and none of the Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Underwriters or any of their respective affiliates (other than a Mortgage Loan Seller that is an affiliate of an Underwriter) will be obligated to repurchase any affected Mortgage Loan in connection with a breach of the related Mortgage Loan Seller's representations and warranties if the related Mortgage Loan Seller defaults on its obligation to do so. However, the Depositor will not include any Mortgage Loan in the Mortgage Pool if anything has come to the Depositor's attention prior to the Closing Date that causes it to believe that the representations and warranties made by the related Mortgage Loan Seller regarding such Mortgage Loan will not be correct in all material respects when made. See "Description of the Pooling Agreements--Representations and Warranties; Repurchases" in the prospectus.


MORTGAGED PROPERTY ACCOUNTS

     LOCK BOX ACCOUNTS. With respect to 15 Mortgage Loans (the "Lock Box Loans"), representing approximately 15.2% of the Initial Pool Balance, one or more accounts (collectively, the "Lock Box Accounts") have been, or may be, established in the name of the lender pursuant to the related loan documents. With respect to six Lock Box Loans, representing approximately 5.0% of the Initial Pool Balance, the tenants or related property manager are required to directly deposit their rents into the related Lock Box Account. The terms of nine Lock Box Loans, representing approximately 10.1% of the Initial Pool Balance, provide for the establishment of a Lock Box Account upon the occurrence and continuation of certain events, generally relating to the failure of certain major tenants to renew or extend their respective leases, or the failure of the related borrower to lease such premises to new tenants acceptable to the lender, or the failure of the related borrower to lease such premises to new tenants acceptable to the lender, or the failure of the Mortgaged Property to meet certain DSCR requirements. The agreement which governs the Lock Box Accounts provides that the existing borrower has no withdrawal or transfer rights with respect thereto except to the extent that funds on deposit in the related Lockbox Account are released to the borrower in accordance with the applicable agreements. Pursuant to the terms of the agreement governing the Lockbox Account for the ARD Loan, the funds in the Lockbox Account may be released to the related borrower following the Anticipated Repayment Date to the extent that such amounts are in excess of amounts needed to pay debt service and property operating expenses and reserves. After the Anticipated Repayment Date, all funds on deposit in the Lock Box Accounts, in excess of amounts needed to pay property operating expenses and reserves will be applied to repayment of the Mortgage Loan. The Lock Box Accounts will not be assets of any REMIC.

                        DESCRIPTION OF THE CERTIFICATES


GENERAL

     The Series 1999-WF2 Commercial Mortgage Pass-Through Certificates (the "Certificates") will be issued on or about July 1, 1999 (the "Closing Date") pursuant to a Pooling and Servicing Agreement to be dated as of the Cut-Off Date (the "Pooling and Servicing Agreement"), among the Depositor, the Servicer, the Special Servicer, the Paying Agent, the Trustee and the Fiscal Agent. Registered holders of the Certificates are herein referred to as Certificateholders (the "Certificateholders"). The Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-Off Date (exclusive of principal prepayments received prior to the Cut-Off Date and scheduled payments of principal and interest due on or before the Cut-Off
Date); (ii) any Mortgaged Property acquired on behalf of the Certificateholders in respect of a defaulted Mortgage Loan through foreclosure, deed in lieu of foreclosure or otherwise (any such Mortgaged Property, upon acquisition, an "REO Property"); and (iii) certain rights of the Depositor under, or assigned to the Depositor pursuant to, the relevant Mortgage Loan Purchase and Sale Agreement relating to Mortgage Loan document delivery requirements and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans.

     The Certificates will consist of 18 classes (each, a "Class") thereof, to be designated as the: (i) Class A-1 Certificates and Class A-2 Certificates (collectively, the "Class A Certificates"); (ii) Class X Certificates (the "Interest Only Certificates" and, collectively with the Class A Certificates, the "Senior Certificates"); (iii) Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class I Certificates, Class J Certificates, Class K Certificates, Class L Certificates and Class M Certificates (collectively, the "Subordinate Certificates" and, collectively with the Senior Certificates, the "REMIC Regular Certificates"); and (iv) Class R-I, Class R-II and Class R-III Certificates (collectively, the "Residual Certificates").

     Only the Class A, Class B, Class C, Class D, Class E, Class F and Class X Certificates (collectively, the "Offered Certificates") are offered hereby. The Class G, Class H, Class I, Class J, Class K, Class L and Class M Certificates and the Residual Certificates (collectively, the "Private Certificates") have not been registered under the Securities Act of 1933, as amended, and are not offered hereby.

     Upon initial issuance, the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J, Class K, Class L and Class M Certificates (collectively, the "Principal Balance Certificates") will have the following aggregate Certificate Balances (in each case, subject to a variance of plus or minus 5%):




                         INITIAL AGGREGATE         APPROXIMATE         APPROXIMATE
                            CERTIFICATE        PERCENT OF INITIAL       PERCENT OF
        CLASS                 BALANCE             POOL BALANCE        CREDIT SUPPORT
---------------------   -------------------   --------------------   ---------------
Class A-1 ...........       $338,780,000              31.35%              20.000%
Class A-2 ...........       $525,789,000              48.65%              20.000%
Class B .............       $ 43,229,000              4.000%              16.000%
Class C .............       $ 43,229,000              4.000%              12.000%
Class D .............       $ 10,807,000              1.000%              11.000%
Class E .............       $ 27,018,000              2.500%               8.500%
Class F .............       $ 10,807,000               1.00%               7.500%
Classes G-M .........       $ 81,052,380               7.50%                  --

     The "Certificate Balance" of any Principal Balance Certificate outstanding at any time will equal the then maximum amount that the holder thereof will be entitled to receive in respect of principal out of future cash flow on the Mortgage Loans and other assets included in the Trust Fund. The initial Certificate Balance of each Principal Balance Certificate will be set forth on the face thereof. On each Distribution Date, the Certificate Balance of each Principal Balance Certificate will be reduced by any distributions of principal actually made on such Certificate on such Distribution Date, and will be further reduced by any

Realized Losses allocated to such Certificate on such Distribution Date. See "--Distributions" and "----Distributions--Subordination; Allocation of Losses, Shortfalls and Expenses" below.

     Rider E to Come.

     The Residual Certificates will not have Certificate Balances or Notional Amounts.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     You may hold and trade the Class A-1 and Class A-2 Certificates only in minimum denominations of $25,000. You may hold and trade the Class X Certificates only in minimum Denominations of $1,000,000 (Notional Amount). The remaining Offered Certificates will be offered in minimum denominations of $100,000. Investments in excess of the minimum denominations may be made in any whole dollar denomination in excess thereof.

     Each Class of Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of The Depository Trust Company ("DTC"). The Depositor has been informed by DTC that DTC's nominee initially will be Cede & Co. No person acquiring an interest in an Offered Certificate (any such person, a "Certificate Owner") will be entitled to receive a fully registered physical certificate (a "Definitive Certificate") representing such interest, except as set forth in the prospectus under "Description of the Certificates--Book-Entry Registration and Definitive Certificates". Unless and until Definitive Certificates are issued in respect of any Class of Offered Certificates, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through DTC's participating organizations ("Participants"), and all references herein to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to the related Certificate Owners through DTC's Participants in accordance with DTC procedures. Until Definitive Certificates are issued in respect of any Class of Offered Certificates, interests in such Certificates will be transferred on the book-entry records of DTC (and its Participants). See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

     Certificateholders must hold their Offered Certificates in book-entry form, and delivery of the Offered Certificates will be made through the facilities of DTC (in the United States) and may be made through the facilities of Cedelbank, societe anonyme ("CEDEL") or Euroclear System ("Euroclear") (in Europe). Transfers within DTC, CEDEL or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through CEDEL or Euroclear, on the other, will be effected in DTC through Citibank, N.A. or The Chase Manhattan Bank, the relevant depositaries of CEDEL and Euroclear, respectively.

     Because of time-zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear participant or Cedel customer on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.


     DTC management is aware that some computer applications, systems, and the like for processing data (the "DTC Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its Participants and other members of the financial community that it has developed and is implementing a program so that the DTC Systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

     However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provisions of services, including telecommunication and electrical utility service providers, among others. DTC has informed its Participants and other members of the financial community that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

     According to DTC, the foregoing information with respect to DTC has been provided to its Participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

     Until such time, if any, as Definitive Certificates are issued in respect of the Offered Certificates, the foregoing information and access will be available to the related Certificate Owners only to the extent it is forwarded by, or otherwise available through, DTC and its Participants or otherwise made available publicly by the Paying Agent. The manner in which notices and other communications are conveyed by DTC to its Participants, and by such Participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Servicer, the Special Servicer, the Trustee, the Paying Agent and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar as of the related Record Date.


DISTRIBUTIONS

     Method, Timing and Amount. Distributions on or with respect to the Certificates will be made by the Paying Agent, to the extent of available funds, and in accordance with the manner and priority set forth herein, on the 15th day of each month, or if any such 15th day is not a business day, on the next succeeding business day (each, a "Distribution Date"), commencing in August, 1999. Except as otherwise described below, all such distributions will be made to the persons in whose names the Certificates are registered at the close of business on the related Record Date and, as to each such person, will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or before the related Record Date, or otherwise by check mailed to such Certificateholder. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Losses previously allocated to such Certificate) will be made in a like manner, but only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence (the likelihood of any such distribution being remote), will be made by check mailed to the Certificateholder that surrendered such Certificate. All distributions made on or with respect to a Class of Certificates will be allocated pro rata among such Certificates based on their respective Percentage Interests in such Class.


     The "Record Date" with respect to each Class of Offered Certificates for each Distribution Date will be the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs. The "Percentage Interest" evidenced by any REMIC Regular Certificate in the Class to which it belongs will be a fraction, expressed as a percentage, the numerator of which is equal to the initial Certificate Balance or Notional Amount, as the case may be, of such Certificate as set forth on the face thereof, and the denominator of which is equal to the initial Aggregate Certificate Balance or Notional Amount, as the case may be, of such Class.

     Available Distribution Amount. With respect to any Distribution Date, distributions of interest on and principal of the Certificates will be made from the Available Distribution Amount for such Distribution Date. The "Available Distribution Amount" for any Distribution Date will, in general, equal the sum of (a) all amounts on deposit in the Distribution Account (described below) as of the commencement of business on such Distribution Date, exclusive of any portion thereof that represents one or more of the following:

     (i) Scheduled Payments collected but due on a Due Date subsequent to the related Collection Period;

     (ii) Prepayment Premiums and Yield Maintenance Charges (which are separately distributable on the Certificates as hereinafter described);

     (iii) amounts that are payable or reimbursable to any person other than the Certificateholders (including, among other things, amounts payable to the Servicer, the Special Servicer and the Trustee as compensation or in reimbursement of outstanding Advances);

     (iv) amounts deposited in the Certificate Account in error; and

     (v) if such Distribution Date occurs during January or February of any year, the Interest Reserve Amounts with respect to the Interest Reserve Loans to be deposited into the Interest Reserve Account;

     (b) to the extent not already included in clause (a), any P&I Advances made and any Compensating Interest Payments paid with respect to such Distribution Date; and

     (c) if such Distribution Date occurs during March of any year, the aggregate of the Interest Reserve Amounts then on deposit in the Interest Reserve Account in respect of each Interest Reserve Loan.

     The "Determination Date" with respect to any Distribution Date will be the 5th business day prior to the related Distribution Date. The "Collection Period" with respect to any Distribution Date will be the period beginning with the day after the Determination Date in the month preceding such Distribution Date (or, in the case of the first Distribution Date, the Cut-Off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

     The Servicer has established and will maintain an "Interest Reserve Account" in the name of the Trustee for the benefit of the holders of the Certificates. With respect to the Distribution Date occurring in each January (other than a leap year) and each February, there will be deposited to the Interest Reserve Account in respect of certain Mortgage Loans identified on Annex D as Interest Reserve Loans (the "Interest Reserve Loans") an amount equal to one day's interest at the related Net Mortgage Rate (without regard to any adjustment for Interest Reserve Amounts or the interest accrual basis as described above) on its Principal Balance as of the Due Date in the month in which such Distribution Date occurs, [to the extent a Scheduled Payment or P&I Advance is timely made in respect thereof for such Due Date] (all amounts so deposited with respect to Scheduled Payments due in any applicable January and February, the "Interest Reserve Amount"). With respect to the Distribution Date occurring in March of each year (commencing in 2000), an amount is required to be withdrawn from the Interest Reserve Account in respect of each Interest Reserve Loan equal to the related Interest Reserve Amount from the preceding January (if applicable) and February, and such withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution Date.

     Application of Available Distribution Amount. On each Distribution Date, except as described under "--Optional Termination" below, for so long as any Class of Offered Certificates remains outstanding, the Paying Agent will apply the Available Distribution Amount (other than Excess Interest and Excess Liquidation Proceeds, if any) for such date for the following purposes and in the following order of priority:

     (i) to the holders of the Class A-1, Class A-2 and Class X Certificates, the Distributable Certificate Interest Amount in respect of each such Class of Certificates for such Distribution Date, pro rata in proportion to the Distributable Certificate Interest Amount payable in respect of each such Class;

     (ii) to the holders of the Class A-1 Certificates, the Principal Distribution Amount for such Distribution Date, until the aggregate Certificate Balance of the Class A-1 Certificates has been reduced to zero;

     (iii) upon payment in full of the aggregate Certificate Balance of the Class A-1 Certificates, to the holders of the Class A-2 Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof distributed to the holders of the Class A-1 Certificates), until the aggregate Certificate Balance of the Class A-2 Certificates has been reduced to zero;

     (iv) to the holders of the Class A and Class X Certificates, pro rata in proportion to their respective entitlements to reimbursement described in this clause (iv), to reimburse them for any Realized Losses previously allocated to such Classes of Certificates (in the case of the Class X Certificates, only insofar as Realized Losses have resulted in shortfalls in the amount of interest distributed thereto), plus interest on such Realized Losses at the applicable Pass-Through Rate;

     (v) to the holders of the Class B Certificates, the Distributable Certificate Interest Amount in respect of such Class of Certificates for such Distribution Date;

     (vi) upon payment in full of the aggregate Certificate Balance of the Class A-2 Certificates, to the holders of the Class B Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof distributed to the holders of the Class A Certificates), until the aggregate Certificate Balance of the Class B Certificates has been reduced to zero;

     (vii) to the holders of the Class B Certificates, to reimburse them for any Realized Losses previously allocated to such Class of Certificates, plus interest on such Realized Losses at the applicable Pass-Through Rate;

     (viii) to the holders of the Class C Certificates, the Distributable Certificate Interest Amount in respect of such Class of Certificates for such Distribution Date;

     (ix) upon payment in full of the aggregate Certificate Balance of the Class B Certificates, to the holders of the Class C Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof distributed to the holders of the Class A and Class B Certificates), until the aggregate Certificate Balance of the Class C Certificates has been reduced to zero;

     (x) to the holders of the Class C Certificates, to reimburse them for any Realized Losses previously allocated to such Class of Certificates, plus interest on such Realized Losses at the applicable Pass-Through Rate;

     (xi) to the holders of the Class D Certificates, the Distributable Certificate Interest Amount in respect of such Class of Certificates for such Distribution Date;

     (xii) upon payment in full of the aggregate Certificate Balance of the Class C Certificates, to the holders of the Class D Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof distributed to the holders of the Class A, Class B and Class C Certificates), until the aggregate Certificate Balance of the Class D Certificates has been reduced to zero;

     (xiii) to the holders of the Class D Certificates, to reimburse them for any Realized Losses previously allocated to such Class of Certificates, plus interest on such Realized Losses at the applicable Pass-Through Rate;

     (xiv) to the holders of the Class E Certificates, the Distributable Certificate Interest Amount in respect of such Class of Certificates for such Distribution Date;

     (xv) upon payment in full of the aggregate Certificate Balance of the Class D Certificates, to the holders of the Class E Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof distributed to the holders of the Class A, Class B, Class C and Class D Certificates), until the aggregate Certificate Balance of the Class E Certificates has been reduced to zero;

     (xvi) to the holders of the Class E Certificates, to reimburse them for any Realized Losses previously allocated to such Class of Certificates, plus interest on such Realized Losses at the applicable Pass-Through Rate;

     (xvii) to the holders of the Class F Certificates, the Distributable Certificate Interest Amount in respect of such Class of Certificates for such Distribution Date;

     (xviii) upon payment in full of the aggregate Certificate Balance of the Class E Certificates, to the holders of the Class F Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof distributed to the holders of the Class A, Class B, Class C, Class D and Class E Certificates), until the aggregate Certificate Balance of the Class F Certificates has been reduced to zero;

     (xix) to the holders of the Class F Certificates, to reimburse them for any Realized Losses previously allocated to such Class of Certificates, plus interest on such Realized Losses at the applicable Pass-Through Rate; and

     (xx) to make payments to the holders of the Private Certificates as contemplated below.

     Notwithstanding the foregoing, on each Distribution Date occurring on or after the date, if any, upon which the aggregate Certificate Balance of all Classes of Subordinate Certificates has been reduced to zero or the aggregate Appraisal Reduction in effect is greater than or equal to the aggregate Certificate Balance of all Classes of Subordinate Certificates, the Principal Distribution Amount will be distributed, first, to the Class A-1 and Class A-2 Certificates, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the aggregate Certificate Balance of each such Class is reduced to zero; and, second, to the Class A-1 and Class A-2 Certificates, pro rata, based on their respective Certificate Balances, for the unreimbursed amount of Realized Losses previously allocated to such Classes.

     On each Distribution Date, following the above-described distributions on the Offered Certificates, the Paying Agent will apply the remaining portion, if any, of the Available Distribution Amount for such date to make payments to the holders of each of the respective Classes of Private Certificates (other than the Residual Certificates), in alphabetical order of Class designation, in each case for the following purposes and in the following order of priority (i.e., payments under clauses (1), (2) and (3) below, in that order, to the holders of the Class G Certificates, then payments under clauses (1), (2), and (3) below, in that order, to the holders of the Class H, Class I, Class J, Class K, Class L and Class M Certificates):

   (1) to pay interest to the holders of the particular Class of Certificates, up to an amount equal to the Distributable Certificate Interest Amount in respect of such Class of Certificates for such Distribution Date;

   (2) if the aggregate Certificate Balance of each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation has been reduced to zero, to pay principal to the holders of the particular Class of Certificates, up to an amount equal to the lesser of (a) the then outstanding aggregate Certificate Balance of such Class of Certificates and (b) the aggregate of the remaining Principal Distribution Amount for such Distribution Date; and

   (3) to reimburse the holders of the particular Class of Certificates, up to an amount equal to (a) all Realized Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts accrued at the Pass-Through Rate of such Classes.

     Any portion of the Available Distribution Amount for any Distribution Date that is not otherwise payable to the holders of REMIC Regular Certificates as contemplated above, will be paid to the holders of the Class R-I Certificates.

     Excess Interest, if any, will be paid to the holders of the Class M Certificates and Excess Liquidation Proceeds will be deposited to the Reserve Account.

     The "Excess Interest" in respect of the ARD Loan that it does not repay on its Anticipated Repayment Date is the excess, if any, of interest accrued at the rate of interest applicable to such loan after the Anticipated Repayment Date over interest accrued at the rate of interest applicable to such loan before the Anticipated Repayment Date. Excess Interest on a Mortgage Loan is not due and payable until the Mortgage Loan is paid in full.

     "Excess Liquidation Proceeds" are defined to be the excess of (i) proceeds from the sale or liquidation of a Mortgage Loan or related REO Property, net of expenses and any related Advances and interest thereon over (ii) the amount that would have been received if a prepayment in full had been made with respect to such Mortgage Loan on the date such proceeds were received.

     The "Reserve Account" will be an account set up in the name of the Trustee by the Paying Agent for the deposit of any Excess Liquidation Proceeds. On each Distribution Date, amounts on deposit in the Reserve Account will be used, first, to reimburse the holders of the Principal Balance Certificates (in order of alphabetical Class designation) for any, and to the extent of, Realized Losses previously allocated to them; second, to fund current shortfalls that otherwise would constitute Realized Losses reimbursable on future Distribution Dates; and third, upon the reduction of the aggregate Certificate Balance of the Principal Balance Certificates to zero, to pay any amounts remaining on deposit in such account to the Special Servicer as additional Special Servicer compensation.

     Pass-Through Rates. The rate per annum at which any Class of Certificates (other than the Residual Certificates) accrues interest is referred to herein as its "Pass-Through Rate." The Pass-Through Rates applicable to the Class A-1 and Class A-2 Certificates for each Distribution Date will, at all times, be equal to 6.800% and 7.080% per annum, respectively; provided, however, that each such Pass-Through Rate will not exceed the NWAC Rate for such Distribution Date.

     The Pass-Through Rates on the Class B, Class C, Class D, Class E and Class F Certificates for the initial Distribution Date will equal approximately 7.296%, 7.376%, 7.376%, 7.376%, and 7.376% per annum, respectively. For interest periods relating to Distribution Dates after August 16, 1999, the Pass-Through Rate for the Class B Certificates will be a per annum rate equal to the NWAC Rate for such Distribution Date minus 0.08% and, the Pass-Through Rate of the Class C, Class D, Class E and Class F Certificates will be a per annum rate equal to the NWAC Rate for such Distribution Date.

     The Pass-Through Rates applicable to the Class G, Class H, Class I, Class J, Class K, Class L and Class M Certificates, which are Private Certificates, for each Distribution Date will each, at all times, be equal to 6.0% per annum; provided, however, that each such Pass-Through Rate will not exceed the Weighted Average Net Mortgage Rate for such Distribution Date.

     The Pass-Through Rate applicable to the Class X Certificates for the initial Distribution Date will initially equal approximately 0.431204% per annum. The Pass-Through Rate applicable to the Class X Certificates for each Distribution Date subsequent to the initial Distribution Date will, in general, equal the excess, if any, of (i) the Weighted Average Net Mortgage Rate for such Distribution Date, over (ii) the weighted average of the Pass-Through Rates applicable to the respective Classes of Principal Balance Certificates for such Distribution Date, the relevant weighting to be on the basis of the respective aggregate Certificate Balances of such Classes of Certificates immediately prior to such Distribution Date.

     The "Weighted Average Net Mortgage Rate" or "NWAC Rate" for any Distribution Date is the weighted average of the Net Mortgage Rates for the Mortgage Loans (in the case of each Mortgage Loan that is an Interest Reserve Loan, adjusted as described below), without regard to any reductions thereto resulting from modifications of the Mortgage Loans or otherwise following the Cut-off Date, weighted on the basis of their respective Scheduled Principal Balances as of the close of business on the preceding Distribution Date.

     The "Net Mortgage Rate" with respect to any Mortgage Loan will, in general, be a per annum rate equal to the related Mortgage Rate minus the related Administrative Cost Rate; provided that, for purposes of calculating the limit on the Pass-Through Rates for the Class A-1 and Class A-2 Certificates, or the Pass-Through Rates for each other Class of REMIC Regular Certificates (other than the Class X Certificates) from time to time, the Net Mortgage Rate for any Mortgage Loan will be calculated without regard to any modification, waiver or amendment of the terms of such Mortgage Loan subsequent to the Closing Date. In addition, because the Certificates accrue interest on the basis of a 360-day year consisting of twelve 30-day months, when calculating the Pass-Through Rate for each Class of Certificates for each Distribution Date, the Net Mortgage Rate of each Interest Reserve Loan will be appropriately adjusted to reflect such difference. However, with respect to each Interest Reserve Loan, (i) the Net Mortgage

Rate that would otherwise be in effect for purposes of the Scheduled Payment due in January of each year (other than a leap year) and February of each year will be adjusted to take into account the applicable Interest Reserve Amount and (ii) the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in March of each year will be adjusted to take into account the applicable Interest Reserve Amount for the preceding January (if applicable) and February.

     The "Administrative Cost Rate" for any Mortgage Loan in any month will equal the sum of the related Servicing Fee and the Trustee Fee for such month (in each case, expressed as a per annum rate) and is 0.053% per annum. The Administrative Cost Rate will be payable on the Scheduled Principal Balance of each Mortgage Loan outstanding from time to time. The Administrative Cost Rate applicable to a Mortgage Loan in any month will be determined using the same interest accrual basis (i.e., a 360-day year consisting of twelve 30-day months or a 360 day year and actual days elapsed) on which interest accrues under the terms of such Mortgage Loan.

     The "Scheduled Principal Balance" of any Mortgage Loan on any Distribution Date will generally equal the Cut-Off Date Balance, as defined below, thereof, reduced (to not less than zero) by (a) any payments or other collections of principal (or Advances in lieu thereof) on such Mortgage Loan that have been collected or received during any preceding Collection Period, other than any Scheduled Payments due in any subsequent Collection Period, and (b) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during any preceding Collection Period.

     The "Cut-Off Date Balance" of any Mortgage Loan will generally equal its principal balance outstanding as of the Cut-Off Date, after application of all payments of principal due on or before such date, whether or not received.

     Distributable Certificate Interest Amount. The "Distributable Certificate Interest Amount" in respect of any Class of REMIC Regular Certificates for any Distribution Date will equal the sum of (a) Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (to not less than zero) by (i) any Net Aggregate Prepayment Interest Shortfalls and Net Aggregate Balloon Interest Shortfalls and (ii) Realized Losses specifically allocated with respect to such Distribution Date to reduce the Distributable Certificate Interest Amount payable in respect of such Class in accordance with the terms of the Pooling and Servicing Agreement and (b) the portion of the Distributable Certificate Interest Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date, plus interest accrued thereon at the applicable Pass-Through Rate (such amount, "Unpaid Interest"). The "Accrued Certificate Interest" in respect of each Class of REMIC Regular Certificates for each Distribution Date will equal the amount of interest for the applicable Interest Accrual Period accrued at the applicable Pass-Through Rate on the aggregate Certificate Balance or Notional Amount, as the case may be, of such Class of Certificates outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     The "Interest Accrual Period" for each Class of REMIC Regular Certificates and each Distribution Date will be the calendar month immediately preceding the month in which such Distribution Date occurs.

     Prepayment Interest Shortfalls and Prepayment Interest Excesses. For any Distribution Date, a "Prepayment Interest Shortfall" will arise with respect to any Mortgage Loan if the related borrower makes a full or partial Principal Prepayment (including any Balloon Payment received not more than 60 days after the Maturity Date thereof) during the related Collection Period, and the date such payment was made occurred prior to the Due Date for such Mortgage Loan in such Collection Period. For any Distribution Date, a "Balloon Interest Shortfall" will arise with respect to any Balloon Payment made more than 60 days after its Maturity Date during the related Collection Period, and the date such payment was made occurred prior to the Due Date for such Mortgage Loan in such Collection Period. Such shortfalls arise because the amount of interest (net of the Servicing Fee or Special Servicing Fee, as applicable, and the Trustee Fee) that accrues on the amount of such Principal Prepayment or Balloon Payment will be less than the corresponding amount of interest accruing on the Certificates. The related Prepayment Interest Shortfall will generally equal the excess of (a) the aggregate amount of interest which would have accrued on the Scheduled Principal Balance of such Mortgage Loan or on such Balloon Payment made not more than 60 days after its Maturity Date for the 30 days ending on such Due Date if such Principal Prepayment or Balloon Payment had not been made prior to such Due Date (net of the Servicing Fee or Special Servicing Fee, as applicable, and the Trustee Fee) over (b) the aggregate interest that did accrue on such Mortgage Loan or Balloon Payment through the date such payment was made. The related Balloon Interest Shortfall will generally equal the excess of (a) the aggregate amount of interest which would have accrued on such Balloon Payment made more than 60 days after its Maturity Date for the 30 days ending on the related Due Date if such Balloon Payment had not been made prior to such Due Date (net of the Servicing Fee, the Special Servicing Fee and the Trustee Fee) over (b) the aggregate interest that did so accrue on such Balloon Payment through the date such payment was made.

     In any case in which a full or partial Principal Prepayment or Balloon Payment that is made not more than 60 days after its related Due Date is made during any Collection Period after the Due Date for such Mortgage Loan or Balloon Payment, a "Prepayment Interest Excess" will arise since the amount of interest which accrues on the amount of such Principal Prepayment or Balloon Payment will exceed the corresponding amount of interest accruing on the Certificates. The amount of the Prepayment Interest Excess in any such case will generally equal the interest that accrues on the Mortgage Loan or Balloon Payment from such Due Date to the date such payment was made (net of the Servicing Fee or Special Servicing Fee, as applicable, and the Trustee Fee), to the extent collected.

     In any case in which a Balloon Payment is made 60 or more days after the related Maturity Date and after the related Due Date occurring during a Collection Period, a "Balloon Interest Excess" will arise since the amount of interest which accrues on the amount of such Balloon Payment will exceed the corresponding amount of interest accruing on the Certificates. The amount of the Balloon Interest Excess in any such case will generally equal the interest that accrues on such Balloon Payment from such Due Date to the date such payment was made (net of the Servicing Fee or Special Servicing Fee, as applicable, and the Trustee Fee), to the extent collected.

     To the extent that the aggregate Prepayment Interest Shortfalls on all Mortgage Loans other than Specially Serviced Mortgage Loans exceed the aggregate Prepayment Interest Excesses for such Mortgage Loans for the Collection Period related to a Distribution Date, the Servicing Fee (other than the portion thereof payable to Sub-Servicers) will be reduced by the amount of such excess. Likewise, to the extent that the aggregate Prepayment Interest Shortfalls on all Specially Serviced Mortgage Loans that result from voluntary payments (and not from Liquidation Proceeds or from modifications to Specially Serviced Mortgage Loans) exceed the aggregate Prepayment Interest Excesses for such Mortgage Loans for the Collection Period related to a Distribution Date, the Special Servicing Fee will be reduced by the amount of such excess. Additionally, to the extent that Balloon Interest Shortfalls that result from voluntary Balloon Payments exceed Balloon Interest Excesses for such Collection Period, the Special Servicing Fee will be reduced by the amount of such excess. See "Servicing of the Mortgage Loans----The Servicer----Servicer Compensation" and "----The Special Servicer----Special Servicer Compensation" in this prospectus supplement. Any such reduction of the Servicing Fee or the Special Servicing Fee to cover such shortfalls will constitute a "Compensating Interest Payment" by the Servicer or the Special Servicer, as applicable. The aggregate of all Prepayment Interest Shortfalls incurred in respect of all of the Mortgage Loans during any Collection Period that are neither offset by Prepayment Interest Excesses collected on the Mortgage Loans during such Collection Period nor covered by a Compensating Interest Payment paid by the Servicer or Special Servicer will constitute the "Net Aggregate Prepayment Interest Shortfall" for the related Distribution Date. The aggregate of all Balloon Interest Shortfalls incurred in respect of all of the Balloon Loans during any Collection Period that are not offset by Balloon Interest Excesses or compensating interest payments paid by the Servicer or Special Servicer will constitute "Net Aggregate Balloon Interest Shortfalls" for the related Distribution Date. Compensating Interest Payments will not be required to be made in connection with Prepayment Interest Shortfalls or Balloon Interest Shortfalls relating to involuntary prepayments.

     Any Net Aggregate Prepayment Interest Shortfall and any Net Aggregate Balloon Interest Shortfall for a Distribution Date will be allocated to each Class of Certificates, pro rata, in each case reducing interest otherwise payable thereon. The Distributable Certificate Interest Amount in respect of any Class of REMIC Regular Certificates will be reduced to the extent any Net Aggregate Prepayment Interest Shortfalls and any Net Aggregate Balloon Interest Shortfalls are allocated to such Class of Certificates. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expense" in this prospectus supplement.

     On any Distribution Date, to the extent that the aggregate Prepayment Interest Excesses on all Mortgage Loans other than Specially Serviced Mortgage Loans exceed the aggregate Prepayment Interest Shortfalls for such Mortgage Loans for such Distribution Date, the excess amount will be payable to the Servicer as additional servicing compensation. Likewise, to the extent that the aggregate Prepayment Interest Excesses on all Specially Serviced Mortgage Loans exceed the aggregate Prepayment Interest Shortfalls for such Mortgage Loans for such Distribution Date, or to the extent that any Balloon Interest Excesses on all Balloon Loans exceed the aggregate Balloon Interest Shortfalls for such Balloon Loans for such Distribution Date, the excess amount will be payable to the Special Servicer as additional servicing compensation.

     Principal Distribution Amount. The "Principal Distribution Amount" for any Distribution Date will, in general, equal the aggregate of the following:

   (a) the principal portions of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled Payments due or deemed due, as the case may be, in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period; and

   (b) all payments (including Principal Prepayments and the principal portion of Balloon Payments) and other collections (including Liquidation Proceeds, condemnation proceeds, Insurance Proceeds and REO Income (each as defined herein) and proceeds of Mortgage Loan repurchases) that were received on or in respect of the Mortgage Loans during the related Collection Period and that were identified and applied by the Servicer as recoveries of principal thereof, in each case net of any portion of such payment or other collection that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered.

     Payments and collections with respect to principal of the Mortgage Loans include all voluntary and involuntary prepayments of principal made prior to their scheduled Due Dates ("Principal Prepayments"), all amounts paid by an insurer in connection with a Mortgage Loan, other than any amounts required to be paid to the related borrower ("Insurance Proceeds"), Liquidation Proceeds and income received in connection with the operation of an REO Property, net of certain expenses ("REO Income").

     "Liquidation Proceeds" are proceeds from the sale or liquidation of a Mortgage Loan or related REO Property (exclusive of Excess Liquidation Proceeds), net of expenses and any related Advances and interest thereon.

     The "Scheduled Payment" for any Mortgage Loan on any Due Date will, in general, be the amount of the scheduled payment of principal and interest (or interest only) due thereon on such date (taking into account any waiver, modification or amendment of the terms of such Mortgage Loan subsequent to the Closing Date, whether agreed to by the Special Servicer or occurring in connection with a bankruptcy proceeding involving the related borrower).

     An "Assumed Scheduled Payment" is an amount deemed due in respect of (i) any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its original stated Maturity Date or
(ii) any Mortgage Loan as to which the related Mortgaged Property has become an REO Property. The Assumed Scheduled Payment deemed due on any such Balloon Mortgage Loan on its original stated Maturity Date and on each successive Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due thereon on such date if the related Balloon Payment had not come due, but rather such Mortgage Loan had continued to amortize in accordance with its amortization schedule in effect immediately prior to its Maturity Date.

With respect to any Mortgage Loan as to which the related Mortgaged Property has become an REO Property, the Assumed Scheduled Payment deemed due on each Due Date for so long as the REO Property remains part of the Trust Fund, equals the Scheduled Payment (or Assumed Scheduled Payment) due on the last Due Date prior to the acquisition of such REO Property.

     Allocation of Yield Maintenance Charges. On any Distribution Date, Yield Maintenance Charges collected during the related Collection Period will be distributed by the Paying Agent on the classes of Offered Certificates as follows: to each of the Class A, Class B, Class C, Class D, Class E and Class F Certificates, for each such Class an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to such Class on such Distribution Date, and the denominator of which is the total amount distributed as principal to all classes of Certificates on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such class of Offered Certificates and (c) the aggregate amount of Yield Maintenance Charges collected on such principal prepayment during the related Collection Period. Any Yield Maintenance Charges collected during the related Collection Period remaining after such distributions will be distributed to the holders of the Class X Certificates.

     The "Base Interest Fraction" with respect to any principal prepayment on any Mortgage Loan that provides for payment of a Yield Maintenance Charge and with respect to any class of Offered Certificates is a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on such class of Offered Certificates and (ii) the Yield Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (B) whose denominator is the difference between (i) the Mortgage Rate on the related Mortgage Loan and (ii) the Yield Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that under no circumstances shall the Base Interest Fraction be greater than one. If such Yield Rate is greater than the Mortgage Rate on the related Mortgage Loan, then the Base Interest Fraction shall equal zero.

     No Yield Maintenance Charges will be distributed to holders of the Class G, Class H, Class I, Class J, Class K, Class L, Class M or Residual Certificates; instead, after the Certificate Principal Balances of the Class A, Class B, Class C, Class D, Class E and Class F Certificates have been reduced to zero, all Yield Maintenance Charges will be distributed to holders of the Class X Certificates.

     For a description of Yield Maintenance Charges, see "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" herein. See also "Certain Legal Aspects of the Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus regarding the enforceability of Yield Maintenance Charges.

     Allocation of Prepayment Premiums. On any Distribution Date, Prepayment Premiums collected during the related Collection Period will be distributed by the Paying Agent to the Classes of Offered Certificates for each such Class in an amount equal to the product of (a) a fraction the numerator of which is the amount distributed as principal to such Class on such Distribution Date and the denominator of which is the total amount distributed as principal to all Classes of Certificates on such Distribution Date, (b) 25% and (c) the total amount of Prepayment Premiums collected during the related Collection Period. Any Prepayment Premiums collected during the related Collection Period remaining after such distributions will be distributed to the holders of the Class X Certificates.

     No Prepayment Premiums will be distributed to holders of the Class G, Class H, Class I, Class J, Class K, Class L, Class M or Residual Certificates; instead, after the Certificate Principal Balances of the Class A, Class B, Class C, Class D, Class E and Class F Certificates have been reduced to zero, all Prepayment Premiums will be distributed to the holders of the Class X Certificates.

     Any Prepayment Premiums or Yield Maintenance Charges distributed to holders of a Class of Certificates may not be sufficient to compensate such holders for any loss in yield attributable to the related Principal Prepayments.

     Expected Final Distribution Date; Rated Final Distribution Date. The "Expected Final Distribution Date" with respect to any class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance of such class of Certificates would be reduced to zero based on the assumptions set forth below. Such Distribution Date shall in each case be as follows:

      CLASS DESIGNATION      EXPECTED FINAL DISTRIBUTION DATE
      -----------------      --------------------------------
  Class A-1 ................ September 15, 2008
  Class A-2 ................ June 15, 2009
  Class B .................. July 15, 2009
  Class C .................. February 15, 2010
  Class D .................. October 15, 2010
  Class E .................. November 15, 2012
  Class F .................. August 15, 2013
  Class X .................. May 15, 2019

     The Expected Final Distribution Dates set forth above were calculated without regard to any delays in the collection of Balloon Payments, without regard to a reasonable liquidation time with respect to any Mortgage Loans that may become delinquent and assuming the ARD Loan is prepaid on the Anticipated Repayment Date. Accordingly, in the event of defaults on the Mortgage Loans (or in the event the ARD Loan is not prepaid on the Anticipated Repayment Date), the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Expected Final Distribution Date(s).

     In addition, the Expected Final Distribution Dates set forth above were calculated on the basis of a 0% CPR. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed such scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Expected Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and no assurance can be given as to actual payment experience. Finally, the Expected Final Distribution Dates were calculated assuming that there would not be an early termination of the Trust Fund and that no losses were experienced as a result of a default on any of the Mortgage Loans.

     The "Rated Final Distribution Date" for each class of Offered Certificates will be the first Distribution Date after the 24th month following the end of the amortization term for the Mortgage Loan that, as of the Cut-Off Date, has the longest remaining amortization term.

     Examples of Distributions. The following chart sets forth an example of distributions on the Certificates for the first month of the Trust Fund's existence, assuming the Certificates are issued in July, 1999:

  The close of business on
  July 1                     (A)      Cut-Off Date.
  July 31                    (B)      Record Date for all Classes of Certificates.
  July 1 -- August 9         (C)      The Collection Period. The Servicer
                                      receives Scheduled Payments due on July 1
                                      and any Principal Prepayments made
                                      after the Cut-Off Date and on or prior to
                                      August 9.
  August 9                   (D)      Determination Date.
  August 13                  (E)      Servicer Remittance Date.
  August 16                  (F)      Distribution Date.

     Succeeding monthly periods follow the pattern of (B) through (F) (except as described below).

     (A) The outstanding principal balance of the Mortgage Loans will be the aggregate outstanding principal balance of the Mortgage Loans at the close of business on July 1, 1999 (after deducting principal payments due on or before such date, whether or not received). Principal payments due on or before such date, and the accompanying interest payments, are not part of the Trust Fund.

     (B) Distributions on the next Distribution Date will be made to those persons that are Certificateholders of record on this date. Each subsequent Record Date will be the last business day of the month preceding the related Distribution Date.

     (C) Any Scheduled Payments due and collected and Principal Prepayments collected, after the Cut-Off Date and on or prior to August 9, 1999 will be deposited in the Certificate Account. Each subsequent Collection Period will begin on the day after the Determination Date in the month preceding the month of each Distribution Date and will end on the Determination Date in the month in which the Distribution Date occurs.

     (D) As of the close of business on the Determination Date, the Servicer will have determined the amounts of principal and interest that will be remitted with respect to the related Collection Period.

     (E) The Servicer will remit to the Paying Agent on the business day preceding the related Distribution Date all amounts held by the Servicer, and any P&I Advances required to be made by the Servicer, that together constitute the Available Distribution Amount for such Distribution Date.

     (F) The Paying Agent will make distributions to Certificateholders on the 15th day of each month or, if such day is not a business day, the next succeeding business day.


SUBORDINATION; ALLOCATION OF LOSSES, SHORTFALLS AND EXPENSES

     As and to the extent described herein, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described herein, to the rights of holders of the Senior Certificates, and to the rights of the holders of each other Class of Subordinate Certificates with an earlier alphabetical Class designation. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of each Class of Class A Certificates of principal in an amount equal to the entire Certificate Balance of the Class A Certificates. Similarly, but to decreasing degrees (in alphabetical order of Class designation), this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Subordinate Certificates (other than the Class M Certificates, which do not have the benefit of any effective subordination) of the full amount of interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by such holders of principal equal to, in each case, the entire Certificate Balance of such Class of Certificates. This subordination will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described above under "----Application of the Available Distribution Amount" and by the allocation of Realized Losses as described below. No other form of credit support will be available for the benefit of the holders of the Certificates.

     Allocation to the Class A Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will generally have the effect of reducing the Certificate Balance of that Class at a faster rate than would be the case if principal payments were allocated pro rata to all Classes of Certificates with Certificate Balances. Thus, as principal is distributed to the holders of the Class A Certificates, the percentage interest in the Trust Fund evidenced by the Class A Certificates will be decreased (with a corresponding increase in the percentage interest in the Trust Fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A Certificates by the Subordinate Certificates. Following retirement of the Class A Certificates, the herein described successive allocation to the Subordinate Certificates, in alphabetical order of Class designation, in each case until such Class is paid in full, of the entire Principal Distribution Amount for each Distribution Date will provide a similar benefit to each such Class of Certificates as regards the relative amount of subordination afforded thereto by the other Classes of Certificates with later alphabetical Class designations.

     Realized Losses of principal and interest on the Mortgage Loans for any Distribution Date (to the extent not previously allocated and net of amounts, if any, on deposit in the Reserve Account) will be allocated to the Class M, Class L, Class K, Class J, Class I, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, and then to the Class A-1 and Class A-2 Certificates and, solely with respect to Realized Losses that reduce the amount of interest otherwise distributable, to the Class X Certificates, pro rata, in each case reducing principal and/or interest otherwise payable thereon.

     "Realized Losses" are generally losses arising from the inability of the Servicer, the Trustee or the Special Servicer to collect all amounts due and owing under any defaulted Mortgage Loan, including by reason of any modifications to the terms of a Mortgage Loan, bankruptcy of the related borrower or a casualty of any nature at the related Mortgaged Property, to the extent not covered by insurance. Realized Losses also include Expense Losses. The Realized Loss, if any, in respect of a liquidated Mortgage Loan (or related REO Property) will generally equal the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related Mortgage Rate, over
(b) the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation (net of any portion of such liquidation proceeds that is payable or reimbursable in respect of related liquidation and other servicing expenses). If the Mortgage Rate on any Mortgage Loan is reduced or a portion of the debt due under any Mortgage Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Special Servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, the resulting reduction in interest paid and the principal amount so forgiven, as the case may be, also will be treated as a Realized Loss.

     "Expense Losses", which are included among Realized Losses, include, among other things: (i) any interest paid to the Servicer, Trustee, Fiscal Agent and/or Special Servicer in respect of unreimbursed Advances; (ii) all Special Servicer Compensation payable to the Special Servicer from amounts that are part of the Trust Fund; (iii) any of certain other expenses of the Trust Fund, including, but not limited to, certain reimbursements and indemnification payments to the Trustee, the Paying Agent and certain related persons, certain reimbursements and indemnification payments to the Depositor, the Servicer, the Special Servicer and certain related persons, certain taxes payable from the assets of the Trust Fund, the costs and expenses of any tax audits with respect to the Trust Fund and certain other tax-related expenses and the cost of various opinions of counsel required to be obtained in connection with the servicing of the Mortgage Loans and administration of the Trust Fund; and (iv) any other expense of the Trust Fund not otherwise specifically included in the calculation of "Realized Loss" for which there is no corresponding collection from the borrower.

     Any shortfall in the amount of the Distributable Certificate Interest Amount paid to the Certificateholders of any Class of Certificates on any Distribution Date will result in Unpaid Interest for such Class which, together with interest thereon accrued at the applicable Pass-Through Rate, will be distributable in subsequent periods to the extent of funds available therefor.


ADVANCES

     P&I Advances. On the business day prior to each Distribution Date, the Servicer will be obligated to make an advance (each, a "P&I Advance") in the amount of any Scheduled Payments (net of the related Servicing Fees), other than any Balloon Payment, on the Mortgage Loans that are delinquent as of the close of business on the preceding Determination Date, but only to the extent that the Servicer determines, in its sole discretion, exercised in good faith, that the amount so advanced, plus interest expected to accrue thereon, will be recoverable from subsequent payments or collections (including Insurance Proceeds and Liquidation Proceeds) in respect of the related Mortgage Loan, and only until the Mortgage Loan has been liquidated; provided, however, that the amount of any P&I Advance required to be made by the Servicer with respect to a Mortgage Loan as to which there has been an Appraisal Reduction will be an amount equal to the product of (i) the amount required to be advanced by the Servicer without giving effect to this proviso and (ii) a fraction, the numerator of which is the Principal Balance of such Mortgage Loan as of the immediately preceding Determination Date less any Appraisal Reduction in effect with respect to such Mortgage Loan and the denominator of which is the Scheduled

Principal Balance of the Mortgage Loan as of such Determination Date; and provided, further, that with respect to Scheduled Payments on any Mortgage Loan that has been modified for which the Servicer is obligated to make a P&I Advance, the amount of any such P&I Advance shall be adjusted in conformity with the modification.

     With respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment (including any REO Property as to which the related Mortgage Loan provided for a Balloon Payment), P&I Advances will be required in an amount equal to the Assumed Scheduled Payment, less the related Servicing Fee, subject to the same conditions and limitations (as described above) that apply to P&I Advances of other Scheduled Payments. The Servicer will not be required to advance interest accrued above the non-default Mortgage Rate as a result of the imposition of any default rate or any Excess Interest.

     The Servicer will be entitled to interest on P&I Advances, which interest will accrue at a rate equal to the "Prime Rate" as reported in The Wall Street Journal from time to time (the "Advance Rate").

     P&I Advances (and interest accrued thereon at the Advance Rate) will be reimbursable (or payable) from recoveries on the related Mortgage Loans and, to the extent the Servicer determines in its sole discretion, exercised in good faith, that a P&I Advance will not be ultimately recoverable from related recoveries, from any funds on deposit in the Certificate Account and Distribution Account. In no event will the Servicer be required to make aggregate P&I Advances with respect to any Mortgage Loan which, when including the amount of interest accrued thereon at the Advance Rate, equals an amount greater than the Principal Balance (plus all overdue amounts) thereof, less any Appraisal Reductions with respect thereto. Such right of the Servicer to reimbursement (or payment) out of recoveries will be prior to the right of the Certificateholders to receive any amounts recovered with respect to any Mortgage Loan. If the Servicer fails to make a required P&I Advance, the Trustee is required to make such P&I Advance, and if the Trustee fails to make any required P&I Advance, the Fiscal Agent is required to make such P&I Advance.

     Servicing Advances. In general, customary, reasonable and necessary "out-of-pocket" costs and expenses required to be incurred by the Servicer in connection with the servicing of a Mortgage Loan after a default (whether or not a payment default), delinquency or other unanticipated event, or in connection with the administration of any REO Property, will constitute "Servicing Advances" (Servicing Advances and P&I Advances, collectively, "Advances") and, in all cases, will be reimbursable as described below. The Servicer will be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account or Distribution Account and under certain circumstances without regard to the relationship between the expense and the funds from which it is being paid.

     With respect to Mortgage Loans, the Servicer will be obligated to make Servicing Advances for real estate taxes and insurance premiums not paid by the related borrower on a timely basis and for collection or foreclosure costs (including reasonable attorneys fees). With respect to REO Properties, the Servicer will be obligated to make Servicing Advances, if necessary and to the extent that funds from the operation of the related REO Property are unavailable to pay any amounts due and payable, for (i) insurance premiums,
(ii) real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien, (iii) any ground rents in respect of such REO Property and (iv) costs and expenses necessary to maintain, manage or operate such REO Property. Notwithstanding the foregoing, the Servicer will be obligated to make such Servicing Advances only to the extent that the Servicer determines that the amount so advanced will be recoverable from subsequent payments or collections (including Insurance Proceeds, Liquidation Proceeds and REO Income) in respect of such Mortgage Loan or REO Property. Servicing Advances (including interest accrued thereon at the Advance Rate) will be reimbursable from recoveries or collections on the related Mortgage Loan or REO Property. However, if the Servicer determines (as described below) that any Servicing Advance previously made (and accrued interest thereon at the Advance
Rate) will not be ultimately recoverable from such related recoveries, such advances will be reimbursable from any amounts on deposit in the Certificate or Distribution Account. If the Servicer fails to make a required Servicing Advance, the Trustee is required to make such Servicing Advance, and if the Trustee fails to make any such Servicing Advance, the Fiscal Agent is required to make such Servicing Advance.

     Nonrecoverable Advances. The determination by the Servicer that any P&I Advance or Servicing Advance, previously made or proposed to be made, would not be recoverable will be made in the sole discretion of the Servicer, exercising good faith, and is required to be accompanied by an officer's certificate delivered to the Trustee and the Paying Agent and setting forth the reasons for such determination, with copies of appraisals or internal valuations, if any, or other information that supports such determination. The Servicer's determination of nonrecoverability will be conclusive and binding upon the Certificateholders, the Trustee and the Fiscal Agent. The Trustee and the Fiscal Agent shall be entitled to rely conclusively on any determination by the Servicer of nonrecoverability with respect to such Advance and shall have no obligation (but will be entitled) to make a separate determination of recoverability.

APPRAISAL REDUCTIONS

     Not later than the earliest of (i) the date 120 days after the occurrence of any delinquency in payment with respect to a Mortgage Loan if such delinquency remains uncured, (ii) the date 30 days after receipt of notice that the related borrower has filed a bankruptcy petition or a receiver is appointed in respect of the related Mortgaged Property, provided that such petition or appointment remains in effect, (iii) the effective date of any modification to a Money Term of a Mortgage Loan, other than an extension of the date that a Balloon Payment is due for a period of less than six months, and (iv) the date 30 days following the date a Mortgaged Property becomes an REO Property (each of (i), (ii), (iii) and (iv), an "Appraisal Event"), the Special Servicer is required to have obtained an MAI appraisal (if the Scheduled Principal Balance of the Mortgage Loan is greater than $1,000,000) or an internal valuation (if the Scheduled Principal Balance of the Mortgage Loan is equal to or less than $1,000,000) of the related Mortgaged Property or REO Property, as the case may be, unless such an appraisal or valuation had been obtained within the prior twelve months; provided, that if the Special Servicer is required to obtain an MAI appraisal of a Mortgaged Property after receipt of the notice described in
(ii) above, such appraisal will be obtained no later than 60 days after receipt of such notice and an internal valuation will be obtained no later than 30 days after receipt of such notice. As a result of such appraisal or internal valuation, an "Appraisal Reduction" may be created.

     The "Appraisal Reduction" for any Mortgage Loan, including a Mortgage Loan as to which the related Mortgaged Property has become an REO Property, will be an amount, calculated as of the first Determination Date that is at least fifteen days after the date on which the appraisal is obtained or the internal valuation is performed, equal to the excess, if any, of (a) the sum of (i) the Scheduled Principal Balance of such Mortgage Loan, (ii) to the extent not previously advanced by the Servicer, the Trustee or the Fiscal Agent, all accrued and unpaid interest on the Mortgage Loan, (iii) all related unreimbursed Advances and interest on such Advances at the Advance Rate (as defined herein) and (iv) to the extent not previously advanced by the Servicer, the Trustee or the Fiscal Agent, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and other amounts in respect of the related Mortgaged Property or REO Property, as the case may be (in each case, net of any amounts escrowed for such item, including, but not limited to maintenance reserves, replacement reserves and environmental reserves), over (b) 90% of the value (net of any prior mortgage liens) of such Mortgaged Property or REO Property as determined by such appraisal or internal valuation. Notwithstanding the foregoing, if an internal valuation of the Mortgaged Property is performed, the Appraisal Reduction will equal the greater of (a) the amount calculated in the preceding sentence and
(b) 25% of the Principal Balance of the Mortgage Loan. An Appraisal Reduction will be reduced to zero as of the date the related Mortgage Loan is brought current under the then current terms of the Mortgage Loan for at least three consecutive months (and no Appraisal Reduction will exist as to any Mortgage Loan after it has been paid in full, liquidated, repurchased or otherwise disposed of). An appraisal for any Mortgage Loan that has not been brought current for at least three consecutive months (or paid in full, liquidated, repurchased or otherwise disposed of) will be updated annually, with a corresponding adjustment to the amount of the related Appraisal Reduction.

     The existence of an Appraisal Reduction will proportionately reduce the Servicer's, the Trustee's or the Fiscal Agent's, as the case may be, obligation to make P&I Advances in respect of the related Mortgage Loan, which will generally result in a reduction in current distributions of interest in respect of the then most subordinate Class of Principal Balance Certificates. See "--Advances--P&I Advances" below.

REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

     Paying Agent Reports. Based solely on information provided in monthly reports prepared by the Servicer and the Special Servicer and delivered to the Trustee and the Paying Agent, the Paying Agent will be required to provide or make available to each Certificateholder on each Distribution Date a statement, in the form included in Annex C (the "Distribution Date Statement") setting forth, to the extent applicable:

     (i) the amount, if any, of such distributions to the holders of each Class of Principal Balance Certificates applied to reduce the aggregate Certificate Balance thereof;

     (ii) the amount of such distribution to holders of each Class of REMIC Regular Certificates allocable to (A) interest, (B) Yield Maintenance Charges and (C) Prepayment Premiums;

     (iii) the number of outstanding Mortgage Loans and the aggregate Principal Balance and Scheduled Principal Balance of the Mortgage Loans at the close of business on such Distribution Date;

     (iv) the number, the aggregate Principal Balance and aggregate Scheduled Principal Balance of Mortgage Loans (a) delinquent 30 to 59 days, (b) delinquent 60 to 89 days, (c) delinquent 90 days or more, or (d) as to which foreclosure proceedings have been commenced;

     (v) with respect to any REO Property included in the Trust Fund, the principal balance of the related Mortgage Loan as of the date of acquisition of the REO Property, the aggregate Principal Balance and the Scheduled Principal Balance thereof;

     (vi) as of the related Determination Date (a) as to any REO Property sold during the related Collection Period, the date of the related determination by the Special Servicer or Servicer, as the case may be, that it has recovered all payments which it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the Certificate Account, and (b) the aggregate amount of other revenues collected by the Special Servicer with respect to each REO Property during the related Collection Period and credited to the Certificate Account, in each case identifying such REO Property by the loan number of the related Mortgage Loan;

     (vii) the aggregate Certificate Balance or Notional Amount of each Class of REMIC Regular Certificates before and after giving effect to the distribution made on such Distribution Date;

     (viii) the aggregate amount of Principal Prepayments made during the related Collection Period;

     (ix) the Pass-Through Rate applicable to each Class of REMIC Regular Certificates for such Distribution Date;

     (x) the aggregate amount of servicing fees paid to the Servicer and the Special Servicer;

     (xi) the amount of Unpaid Interest, Realized Losses, if any, incurred with respect to the Mortgage Loans;

     (xii) the aggregate amount of Servicing Advances and P&I Advances outstanding that have been made by the Servicer, the Special Servicer, the Trustee and the Fiscal Agent separately stated;

     (xiii) the amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the total Appraisal Reductions in effect as of such Distribution Date; and

     (xiv) such other information and in such form as shall be specified in the Pooling and Servicing Agreement.

     In the case of information furnished pursuant to subclauses (a)(i),
(a)(ii) and (a)(xi) above, the amounts shall be expressed as a dollar amount per $1,000 of original actual principal amount of the Certificates for all Certificates of each applicable Class.

     The Paying Agent will make available each month, to any interested party, the foregoing reports via its website, initially located at "www.ctslink.com/cmbs" (the "Paying Agent's Website"), electronic bulletin board and its fax-on-demand service. The Paying Agent's electronic bulletin board may be accessed by calling (301) 815-6620, and its fax-on-demand service may be accessed by calling (301) 815-6610. For assistance with the above-mentioned services, Certificateholders may call (301) 815-6600. The Paying Agent will also make Mortgage Loan information as presented in the CSSA loan setup file format, the CSSA loan periodic update file format, the Special Servicer Reports (as defined herein) and the Annual Report (as defined herein) available each month to any Certificateholder, any Certificate Owner, the Rating Agencies or any other interested party via the Paying Agent's Website. In addition, pursuant to the Pooling and Servicing Agreement, the Paying Agent will make available as a convenience for interested parties (and not in furtherance of the distribution of the prospectus or the prospectus supplement under the securities laws), the Pooling and Servicing Agreement, the prospectus and this prospectus supplement via the Paying Agent's Website. The Trustee and the Paying Agent will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. In addition, the Trustee and the Paying Agent may disclaim responsibility for any information of which it is not the original source.

     In connection with providing access to the Paying Agent's Website or electronic bulletin board, the Paying Agent may require registration and the acceptance of a disclaimer. The Trustee and the Paying Agent shall not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

     On an annual basis, the Servicer is required to deliver to the Trustee and to the Paying Agent, who will deliver such report to the Underwriters, the Certificateholders, the Depositor and anyone the Depositor or any Underwriter reasonably designates, the Special Servicer and the Rating Agencies, a report for each Mortgage Loan based on the most recently available year-end financial statements and most recently available rent rolls of each applicable borrower (to the extent such information is provided to the Servicer) containing such information and analyses as required by the Pooling and Servicing Agreement including, without limitation, Debt Service Coverage Ratios, to the extent available, substantially in the form included in Annex C (the "Annual Report").


SPECIAL SERVICER REPORTS

     On or about each Determination Date, the Special Servicer will prepare, or provide the Servicer with the information to prepare, reports with respect to Specially Serviced Mortgage Loans as required by the Pooling and Servicing Agreement (collectively, the "Special Servicer Reports"), which are substantially similar to the forms included in Annex C. Such reports generally will include a report showing loan-by-loan detail on each Specially Serviced Mortgage Loan that is 60 days delinquent, 90 days delinquent, or in the process of foreclosure, an REO status report for each REO Property and a modification report showing loan-by-loan detail for each modification closed during the most recent reporting period. Such reports will be delivered, no later than the business day prior to each Distribution Date, to the Underwriters, the Rating Agencies and the Depositor; provided that certain limitations will be imposed on such recipients with respect to the use and further dissemination of the information in such reports to the extent described in the Pooling and Servicing Agreement.


OTHER INFORMATION

     The Pooling and Servicing Agreement generally requires that the Servicer make available, at its offices primarily responsible for servicing the Mortgage Loans or at such other office as it may reasonably designate, during normal business hours, upon reasonable advance notice for review by any holder of a Certificate, each Rating Agency or the Depositor, originals or copies of, among other things, the following items (except to the extent not permitted by applicable law or under any of the Mortgage Loan documents):

     (i) the Pooling and Servicing Agreement and any amendments thereto;

     (ii) all reports or statements delivered to holders of the relevant Class of Certificates since the Closing Date;

     (iii) all officer's certificates delivered to the Trustee or the Paying Agent since the Closing Date;

     (iv) all accountants' reports delivered to the Trustee or the Paying Agent since the Closing Date;

     (v) the most recent property inspection report prepared by or on behalf of the Servicer or the Special Servicer in respect of each Mortgaged Property and any Appraisal obtained by the Special Servicer;

     (vi) the most recent Mortgaged Property annual operating statements and rent rolls, if any, collected by or on behalf of the Servicer or the Special Servicer;

     (vii) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Servicer and/or the Special Servicer; and

     (viii) any and all officer's certificates and other evidence delivered to the Trustee or the Paying Agent to support the Servicer's determination that any Advance was not or, if made, would not be, recoverable.

     Copies of any and all of the foregoing items and any servicer reports will be available from the Servicer upon request; however, the Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies. Recipients of such information will generally be required to acknowledge that such information may be used only in connection with an evaluation of the Certificates by such recipient.


OPTIONAL TERMINATION; RETIREMENT OF CERTIFICATES

     The Depositor, the Servicer, the Special Servicer, the majority of the holders of the Controlling Class, the Operating Adviser and the holder of the majority interest in the Class R-I Certificates, each in turn, will have the option to purchase, in whole but not in part, the Mortgage Loans and any other property remaining in the Trust Fund on any Distribution Date on or after the Distribution Date on which the aggregate Certificate Balance of all Classes of Principal Balance Certificates then outstanding is less than or equal to 1% of the Initial Pool Balance. The purchase price for any such purchase will be 100% of the aggregate unpaid principal balances of the Mortgage Loans (other than any Mortgage Loans as to which the Servicer has determined that all payments or recoveries with respect thereto have been made), plus accrued and unpaid interest at the Mortgage Rate (or the Mortgage Rate less the Servicing Fee Rate if the Servicer is the purchaser) to the Due Date for each Mortgage Loan ending in the Collection Period with respect to which such purchase occurs, plus unreimbursed Advances, with interest thereon at the Advance Rate, and the fair market value of any other property remaining in the Trust Fund. The optional termination of the Trust Fund must be conducted so as to constitute a "qualified liquidation" of each REMIC under Section 860F of the Code. Upon any such termination, the purchase price for the Mortgage Loans and the other property in the Trust Fund will be applied to pay accrued and unpaid interest on and reduce the Certificate Balance of all outstanding Classes to zero in the manner provided under "Description of the Certificates----Distributions----Application of the Available Distribution Amount" in this prospectus supplement. Notice of any optional termination must be mailed by the Trustee to the Certificateholders and the Rating Agencies upon the receipt of written notice of such optional termination by the Trustee.

     ANY SUCH TERMINATION WILL HAVE AN ADVERSE EFFECT ON THE YIELD OF ANY OUTSTANDING OFFERED CERTIFICATES PURCHASED AT A PREMIUM. SEE "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT.

     Treatment of REO Properties. Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will, for purposes of, among other things, determining Pass-Through Rates of, distributions on and allocations of Realized Losses to the Certificates, as well as the amount of Servicing Fees, Trustee Fees and Special Servicing Fees payable under the Pooling and Servicing Agreement, be treated as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property (exclusive of related operating costs) will be "applied" by the Servicer as principal, interest and other amounts "due" on such Mortgage Loan; and, subject to the recoverability determination described under "--Advances" below and the effect of any Appraisal Reductions described under "--Appraisal Reductions" below, the Servicer will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding. References to "Mortgage Loan" and "Mortgage Loans" in the definitions of "Weighted Average Net Mortgage Rate" and "Principal Distribution Amount" are intended to include any Mortgage Loan or Mortgage Loans as to which the related Mortgaged Property has become an REO Property.


THE TRUSTEE

     LaSalle Bank National Association ("LaSalle") will act as Trustee. LaSalle is a subsidiary of LaSalle National Corporation which is a subsidiary of the Fiscal Agent. The Trustee is at all times required to be, and will be required to resign if it fails to be: (i) an institution insured by the FDIC, (ii) a corporation or national bank, organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority, and (iii) an institution whose long-term senior unsecured debt (or that of its fiscal agent, if applicable) is rated not less than "AA" by DCR and "Aa" by Moody's (or such lower ratings as the Rating Agencies would permit without an adverse effect on any of the then-current ratings of the Certificates). The corporate trust office of the Trustee responsible for administration of the Trust Fund (the "Corporate Trust Office") is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60674, Attention:
Asset-Backed Securities Trust Services Group--Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-WF2. On April 30, 1999, LaSalle National Bank and LaSalle Bank N.A. merged, with the surviving entity being LaSalle National Bank, but operating under the name of LaSalle Bank National Association. As of March 31, 1999, LaSalle Bank National Association restated to reflect the merger of the two banks had total assets of $28.22 billion. See "Description of the Agreements--The Trustee", "--Duties of the Trustee", "--Certain Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the prospectus.

     As compensation for the performance of its duties, the Trustee will be paid a monthly fee as set forth in the Pooling and Servicing Agreement which fee will include the Paying Agent's Fee (the "Trustee Fee").


THE FISCAL AGENT

     ABN AMRO Bank N.V., a Netherlands banking corporation and the indirect corporate parent of the Trustee, will act as Fiscal Agent for the Trust Fund and will be obligated to make any Advance required to be made, and not made, by the Servicer and the Trustee under the Pooling and Servicing Agreement, provided that the Fiscal Agent will not be obligated to make any Advance that it determines, in its sole discretion, exercised in good faith, to be a Nonrecoverable Advance. The Fiscal Agent will be entitled to rely conclusively on any determination by the Servicer, the Special Servicer (solely in the case of Servicing Advances) or the Trustee that an Advance, if made, would be a Nonrecoverable Advance. The Fiscal Agent will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the Servicer and the Trustee. See "--Advances" above. The Fiscal Agent will be entitled to various rights, protections and indemnities similar to those afforded the Trustee. The Trustee will be responsible for payment of the compensation of the Fiscal Agent. As of December 31, 1998, the Fiscal Agent had consolidated assets of approximately $505 billion. In the event that LaSalle shall, for any reason, cease to act as Trustee under the Pooling and Servicing Agreement, ABN AMRO Bank N.V. likewise shall no longer serve in the capacity of Fiscal Agent thereunder.


THE PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

     Norwest Bank Minnesota, National Association ("Norwest Bank"), will serve as the paying agent (in such capacity, the "Paying Agent"). In addition, Norwest Bank Minnesota, National Association will serve as registrar (in such capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the Offered Certificates and of transfers and exchanges of the Definitive Certificates, if issued, and as authenticating agent of the Certificates (in such capacity, the "Authenticating Agent"). Norwest Bank's principal office is located at Norwest Center, Sixth and Marquette, Minneapolis,

Minnesota 55479-0113. Norwest Bank is an affiliate of the Servicer. As compensation for the performance of its duties as Paying Agent, Certificate Registrar and Authenticating Agent, Norwest Bank will be paid a portion of the monthly Trustee Fee as set forth in the Pooling and Servicing Agreement.

                       YIELD AND MATURITY CONSIDERATIONS


YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will be affected by (i) the rate and timing of principal payments (including voluntary and involuntary principal prepayments and delinquent payments) and principal losses on the Mortgage Loans and (ii) the extent to which such principal payments or losses are applied or losses are allocated on any Distribution Date in reduction of the Certificate Balance of the Class to which such Certificate belongs. The yield on any Offered Certificate that is purchased at a discount or premium will also be affected by the rate and timing of principal payments (including voluntary and involuntary principal prepayments and delinquent payments) and principal losses on the Mortgage Loans. See "Description of the Certificates--Distributions--Priority" and "--Distributions--Principal
Distribution Amount" herein.

     Pass-Through Rate. The Pass-Through Rates applicable to the Class A-1 and Class A-2, Certificates for each Distribution Date will, at all times, be equal to 6.800% and 7.080% per annum, respectively; provided, however, that each such Pass-Through Rate will not exceed the Weighted Average Net Mortgage Rate for such Distribution Date. The initial Pass-Through Rates for the Class B, Class C, Class D, Class E and Class F Certificates will be 7.296%, 7.376%, 7.376%, 7.376% and 7.376%, respectively. For interest periods relating to Distribution Dates after August 16, 1999, the Pass-Through Rate of the Class B Certificates will be a per annum rate equal to the NWAC Rate minus 0.08% for such Distribution Date, and the Pass-Through Rates of the Class C, Class D, Class E and Class F Certificates will be a per annum rate equal to the NWAC Rate for such Distribution Date.

     Certain of the Mortgage Loans have a Net Mortgage Rate which may be less than the Pass-Through Rate of the Class A-1 or Class A-2 Certificates. However, the shortfall between the Net Mortgage Rate of such Mortgage Loans and the fixed Pass-Through Rates of the Offered Certificates is expected to be covered at all times during the life of the Offered Certificates by the amount of interest payments on the other Mortgage Loans in the Mortgage Pool, all of which bear interest at Mortgage Rates (and with corresponding Net Mortgage Rates) greater than the Net Mortgage Rate for such Mortgage Loans. However, in the event that substantially all of the other Mortgage Loans pay off or are otherwise liquidated before the Offered Certificates are retired it is possible that the Pass-Through Rate could be adjusted downward to avoid a mismatch between such rate and the Net Mortgage Rate of such Mortgage Loans.

     Rate and Timing of Principal Payments. The yield to holders of Offered Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the Mortgage Loans (including principal prepayments on the Mortgage Loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations). The rate and timing of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due, any extensions of Maturity Dates by the Special Servicer and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). In addition, although the borrower under the ARD Loan may have certain incentives to prepay the Mortgage Loan on the related Anticipated Repayment Date, there can be no assurance that the borrower under the ARD Loan will be able to prepay such Mortgage Loan on the related Anticipated Repayment Date. The failure of the related borrower to prepay the ARD Loan on the Anticipated Repayment Date will not be an event of default under the terms of such Mortgage Loan; provided, that the Servicer or the Special Servicer, as the case may be, may take action to enforce the Trust Fund's right to apply excess cash flow to principal in accordance with the terms of the related Mortgage Loan documents. See "Risk Factors--Risks Associated with Balloon Payments and ARD Loan" herein.


     Prepayments and, assuming the respective Maturity Dates therefor have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans. Defaults on the Mortgage Loans, particularly at or near their stated Maturity Dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Offered Certificates) while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage Loans--Modifications, Waiver and Amendments" and "--Realization Upon Defaulted Mortgage Loans" herein and "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of Mortgage Loans comparable to the Mortgage Loans.

     The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon, among other things, the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on such Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans will result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans will result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal is distributed on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments distributed on such investor's Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans or shortfalls or losses otherwise resulting in the reduction of the assets of the Trust Fund. Losses and other shortfalls on the Mortgage Loans will generally be borne by the holders of the Class M, Class L, Class K, Class J, Class I, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, and in each case to the extent of amounts otherwise distributable in respect of such class of Certificates. In the event of the reduction of the Certificate Balances of all such classes of Certificates to zero, such losses and shortfalls will then be borne, pro rata, by the Class A-1 and Class A-2 Certificates (and Class X Certificates with respect to shortfalls of interest).


     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, Lockout Periods, Yield Maintenance Charges, Prepayment Premiums and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" and "Description of the Mortgage Pool" herein and "Risk Factors" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the prospectus. The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its Mortgage Loan. However, under all of the Mortgage Loans voluntary prepayments are subject to Lockout Periods, Yield Maintenance Periods and/or Prepayment Premium Periods, although the enforceability of such provisions is, in many states, subject to certain equitable principles even outside of the bankruptcy context. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Yield Maintenance and Prepayment Provisions" herein.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

     Delay in Payment of Distributions. Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices.

     Unpaid Distributable Certificate Interest. As described under "Description of the Certificates--Distributions--Priority" herein, if the portion of the Available Distribution Amount distributable in respect of interest on any class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for such Class, the shortfall will be distributable to holders of such class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such class of Certificates for so long as it is outstanding.


YIELD SENSITIVITY OF THE CLASS X CERTIFICATES

     The table below indicates the sensitivity of the pre-tax corporate bond equivalent yields to maturity of the Class X Certificates at various prices and constant prepayment rates. The allocations and calculations do not take account of any Yield Maintenance Charges or Prepayment Premiums. The yields set forth in the table were calculated by determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on the Class X Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase prices plus accrued interest of such Class of Certificates and converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X Certificates and consequently do not purport to reflect the return on any investment in such Class of Certificates when such reinvestment rates are considered.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. As used in each of the following tables, the column headed "0% CPR" assumes that none of the Mortgage Loans is prepaid before the Mortgage Loan Maturity Date. The columns headed "3% CPR", "6% CPR", "9% CPR" and "12% CPR" assume that prepayments on the Mortgage Loans are made at those levels of CPR following the expiration of any Lockout Period and/or Yield Maintenance Period. There is no assurance, however, that prepayments of the Mortgage Loans will conform to any level of CPR, and no representation is made that the Mortgage Loans will prepay at the levels of CPR shown or at any other prepayment rate.

     The following table has been prepared on the basis of the following assumptions, among others: (i) scheduled monthly payments of principal and/or interest on the Mortgage Loans, in each case prior to any prepayment of the Mortgage Loan will be timely received (with no defaults) and will be distributed on the 15th day of each month (or the next business day if the 15th day of the month is not a business day) commencing in August, 1999; (ii) the Mortgage Rate in effect for a Mortgage Loan as of the Cut-Off Date will remain in effect until the Maturity Date of such Mortgage Loan; (iii) the monthly principal and interest payment due for each Mortgage Loan on the first Due Date following the Cut-Off Date will continue to be due on each Due Date until the Maturity Date of such Mortgage Loan; (iv) any principal prepayments on the Mortgage Loans will be received on their respective Due Dates after the expiration of any applicable Lockout and/or Yield Maintenance Period at the respective levels of CPR set forth in the tables; (v) the Mortgage Loan Seller will not be required to repurchase any Mortgage Loan, and no party will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the Trust Fund; (vi) no Yield Maintenance Charges or Prepayment Premiums are included in any allocations or calculations; (vii) any principal prepayments received on the Mortgage Loans are prepayments in full; (viii) the Closing Date is July 1, 1999; and (ix) the ARD Loan prepays on the Anticipated Repayment Date. To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, the Offered Certificates may mature earlier or later than the related Expected Final Distribution Date. It is highly unlikely that the Mortgage Loans will prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of Initial Certificate Balances (and weighted average lives) of the Non-Offered Certificates, and therefore the Notional Amount may decline faster or slower than originally anticipated. Such variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.


SENSITIVITY TO PRINCIPAL PREPAYMENTS OF THE PRE-TAX YIELDS TO MATURITY OF THE CLASS X CERTIFICATES

   ASSUMED
  PURCHASE
   PRICE        0% CPR     3% CPR     6% CPR     9% CPR     12% CPR
------------    ------     ------     ------     ------     -------
  2.13538%      9.22%      9.26%      9.30%      9.34%      9.37%
  2.12038%      9.37%      9.42%      9.46%      9.49%      9.52%
  2.10538%      9.53%      9.58%      9.62%      9.65%      9.68%

     There can be no assurance that the Mortgage Loans will prepay at any of the rates shown in the table or at any other particular rate, that the cash flows on the Class X Certificates will correspond to the cash flows assumed for purposes of the above table or that the aggregate purchase price of the Class X Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay at any of the specified percentages of CPR until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase the Class X Certificates.


     THE YIELD TO MATURITY ON THE CLASS X CERTIFICATES WILL BE SENSITIVE TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS), PRINCIPAL LOSSES AND INTEREST RATE DECREASES DUE TO MODIFICATIONS ON THE MORTGAGE LOANS AND TO OTHER FACTORS SET FORTH HEREIN. INVESTORS SHOULD FULLY CONSIDER THE ASSOCIATED RISKS, INCLUDING THE RISK THAT A RAPID RATE OF PRINCIPAL PAYMENTS AND/OR PRINCIPAL LOSSES ON THE MORTGAGE POOL COULD RESULT IN THE FAILURE BY INVESTORS IN THE CLASS X CERTIFICATES TO FULLY RECOUP THEIR INITIAL INVESTMENTS.

WEIGHTED AVERAGE LIFE


     The weighted average life of an Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Certificate is distributed to the investor. The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and condemnation proceeds and Liquidation Proceeds.

     Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-outstanding Principal Balance of the pool of Mortgage Loans. As used in each of the following tables, the column headed "0% CPR" assumes that none of the Mortgage Loans is prepaid before the Mortgage Loan Maturity Date. The columns headed "3% CPR", "6% CPR", "9% CPR" and "12% CPR" assume that prepayments on the Mortgage Loans are made at those levels of CPR following the expiration of any Lockout Period and/or Yield Maintenance Period. There is no assurance, however, that prepayments of the Mortgage Loans will conform to any level of CPR, and no representation is made that the Mortgage Loans will prepay at the levels of CPR shown or at any other prepayment rate.

     The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each such class of Certificates. The tables have been prepared on the basis of the following assumptions, among others: (i) scheduled monthly payments of principal and/or interest on the Mortgage Loans, in each case prior to any prepayment of the Mortgage Loan, will be timely received (with no defaults) and will be distributed on the 15th day of each month (or the nextbusiness day if the 15th day of the month is not a business day) commencing on August 16, 1999; (ii) the Mortgage Rate in effect for each Mortgage Loan as of the Cut-Off Date will remain in effect to the Maturity Date of such Mortgage Loan; (iii) the monthly principal and interest payment due for each Mortgage Loan on the first Due Date following the Cut-Off Date will continue to be due on each Due Date until the Maturity Date of such Mortgage Loan; (iv) any principal prepayments on the Mortgage Loans will be received on their respective Due Dates after the expiration of any applicable Lockout Period and/or Yield Maintenance Period at the respective levels of CPR set forth in the tables; (v) the related Mortgage Loan Seller will not be required to repurchase any Mortgage Loan, and none of the Servicer, the Special Servicer, the holders of the Controlling Class or the holders of the Class R-I, R-II or R-III Certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the Trust Fund; (vi) no Yield Maintenance Charges are included in any allocations or calculations; (vii) any principal prepayments received on the Mortgage Loans are prepayments in full;
(viii) the Closing Date is July 1, 1999; and (ix) the ARD Loan prepays on the Anticipated Repayment Date. To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the Mortgage Loans will prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of such class of Offered Certificate that would be outstanding after each of the dates shown at the indicated CPRs.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
             OF THE CLASS A-1 CERTIFICATES AT THE RESPECTIVE CPRS

DATE                             0%CPR     3%CPR     6%CPR     9%CPR     12%CPR
----                            -------   -------   -------   -------    ------
Initial Percentage ..........     100       100       100       100       100
July 15, 2000 ...............      95        95        95        95        95
July 15, 2001 ...............      90        90        90        90        90
July 15, 2002 ...............      85        85        85        84        84
July 15, 2003 ...............      79        79        79        78        78
July 15, 2004 ...............      55        54        54        53        53
July 15, 2005 ...............      48        47        47        46        46
July 15, 2006 ...............      26        26        25        25        24
July 15, 2007 ...............      19        18        18        17        17
July 15, 2008 ...............       7         6         5         4         4
July 15, 2009 ...............       0         0         0         0         0
Weighted Average Life
 (Years)(1) .................     5.7       5.7       5.6       5.6       5.6

----------
(1)   The weighted average life of the Class A-1 Certificates is determined by
      (i) multiplying the amount of each principal distribution thereon by the number of years from the date of issuance of the Class A-1 Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Class A-1 Certificates.


                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
             OF THE CLASS A-2 CERTIFICATES AT THE RESPECTIVE CPRS




DATE                             0%CPR     3%CPR     6%CPR     9%CPR     12%CPR
----                            -------   -------   -------   -------   -------
Initial Percentage ..........     100       100       100       100       100
July 15, 2000 ...............     100       100       100       100       100
July 15, 2001 ...............     100       100       100       100       100
July 15, 2002 ...............     100       100       100       100       100
July 15, 2003 ...............     100       100       100       100       100
July 15, 2004 ...............     100       100       100       100       100
July 15, 2005 ...............     100       100       100       100       100
July 15, 2006 ...............     100       100       100       100       100
July 15, 2007 ...............     100       100       100       100       100
July 15, 2008 ...............     100       100       100       100       100
July 15, 2009 ...............       0         0         0         0         0
Weighted Average Life
 (Years)(1) .................     9.7       9.7       9.7       9.7       9.7

----------
(1)   The weighted average life of the Class A-2 Certificates is determined by
      (i) multiplying the amount of each principal distribution thereon by the number of years from the date of issuance of the Class A-2 Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Class A-2 Certificates.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS B CERTIFICATES AT THE RESPECTIVE CPRS




DATE                              0%CPR       3%CPR       6%CPR       9%CPR       12%CPR
----                            ---------   ---------   ---------   ---------   ---------
Initial Percentage ..........       100         100         100         100         100
July 15, 2000 ...............       100         100         100         100         100
July 15, 2001 ...............       100         100         100         100         100
July 15, 2002 ...............       100         100         100         100         100
July 15, 2003 ...............       100         100         100         100         100
July 15, 2004 ...............       100         100         100         100         100
July 15, 2005 ...............       100         100         100         100         100
July 15, 2006 ...............       100         100         100         100         100
July 15, 2007 ...............       100         100         100         100         100
July 15, 2008 ...............       100         100         100         100         100
July 15, 2009 ...............         0           0           0           0           0
Weighted Average Life
 (Years)(1) .................      10.0        10.0        10.0        10.0        10.0

----------
(1)   The weighted average life of the Class B Certificates is determined by
      (i) multiplying the amount of each principal distribution thereon by the number of years from the date of issuance of the Class B Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Class B Certificates.


                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS C CERTIFICATES AT THE RESPECTIVE CPRS




DATE                              0%CPR       3%CPR       6%CPR       9%CPR       12%CPR
----                            ---------   ---------   ---------   ---------   ---------
Initial Percentage ..........       100         100         100         100         100
July 15, 2000 ...............       100         100         100         100         100
July 15, 2001 ...............       100         100         100         100         100
July 15, 2002 ...............       100         100         100         100         100
July 15, 2003 ...............       100         100         100         100         100
July 15, 2004 ...............       100         100         100         100         100
July 15, 2005 ...............       100         100         100         100         100
July 15, 2006 ...............       100         100         100         100         100
July 15, 2007 ...............       100         100         100         100         100
July 15, 2008 ...............       100         100         100         100         100
July 15, 2009 ...............        13          11           9           8           7
July 15, 2010 ...............         0           0           0           0           0
Weighted Average Life
 (Years)(1) .................      10.1        10.1        10.1        10.1        10.1

----------
(1)   The weighted average life of the Class C Certificates is determined by
      (i) multiplying the amount of each principal distribution thereon by the number of years from the date of issuance of the Class C Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Class C Certificates.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS D CERTIFICATES AT THE RESPECTIVE CPRS



DATE                              0%CPR       3%CPR       6%CPR       9%CPR       12%CPR
----                            ---------   ---------   ---------   ---------   ---------
Initial Percentage ..........       100         100         100         100         100
July 15, 2000 ...............       100         100         100         100         100
July 15, 2001 ...............       100         100         100         100         100
July 15, 2002 ...............       100         100         100         100         100
July 15, 2003 ...............       100         100         100         100         100
July 15, 2004 ...............       100         100         100         100         100
July 15, 2005 ...............       100         100         100         100         100
July 15, 2006 ...............       100         100         100         100         100
July 15, 2007 ...............       100         100         100         100         100
July 15, 2008 ...............       100         100         100         100         100
July 15, 2009 ...............       100         100         100         100         100
July 15, 2010 ...............        47          37          30          25          21
July 15, 2011 ...............         0           0           0           0           0
Weighted Average Life
 (Years)(1) .................      11.0        11.0        10.9        10.9        10.8

----------
(1)   The weighted average life of the Class D Certificates is determined by
      (i) multiplying the amount of each principal distribution thereon by the number of years from the date of issuance of the Class D Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Class D Certificates.


                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS E CERTIFICATES AT THE RESPECTIVE CPRS



DATE                              0%CPR       3%CPR       6%CPR       9%CPR       12%CPR
----                            ---------   ---------   ---------   ---------   ---------
Initial Percentage ..........       100         100         100         100         100
July 15, 2000 ...............       100         100         100         100         100
July 15, 2001 ...............       100         100         100         100         100
July 15, 2002 ...............       100         100         100         100         100
July 15, 2003 ...............       100         100         100         100         100
July 15, 2004 ...............       100         100         100         100         100
July 15, 2005 ...............       100         100         100         100         100
July 15, 2006 ...............       100         100         100         100         100
July 15, 2007 ...............       100         100         100         100         100
July 15, 2008 ...............       100         100         100         100         100
July 15, 2009 ...............       100         100         100         100         100
July 15, 2010 ...............       100         100         100         100         100
July 15, 2011 ...............        62          62          62          62          61
July 15, 1012 ...............        16          16          15          15          15
July 15, 2013 ...............         0           0           0           0           0
Weighted Average Life
 (Years)(1) .................      12.3        12.3        12.3        12.3        12.3

----------
(1)   The weighted average life of the Class E Certificates is determined by
      (i) multiplying the amount of each principal distribution thereon by the number of years from the date of issuance of the Class E Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Class E Certificates.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS F CERTIFICATES AT THE RESPECTIVE CPRS




DATE                              0%CPR       3%CPR       6%CPR       9%CPR       12%CPR
----                            ---------   ---------   ---------   ---------   ---------
Initial Percentage ..........       100         100         100         100         100
July 15, 2000 ...............       100         100         100         100         100
July 15, 2001 ...............       100         100         100         100         100
July 15, 2002 ...............       100         100         100         100         100
July 15, 2003 ...............       100         100         100         100         100
July 15, 2004 ...............       100         100         100         100         100
July 15, 2005 ...............       100         100         100         100         100
July 15, 2006 ...............       100         100         100         100         100
July 15, 2007 ...............       100         100         100         100         100
July 15, 2008 ...............       100         100         100         100         100
July 15, 2009 ...............       100         100         100         100         100
July 15, 2010 ...............       100         100         100         100         100
July 15, 2011 ...............       100         100         100         100         100
July 15, 2012 ...............       100         100         100         100         100
July 15, 2013 ...............         8           6           4           3           1
July 15, 2014 ...............         0           0           0           0           0
Weighted Average Life
 (Years)(1) .................      13.8        13.8        13.8        13.8        13.8

----------
(1)   The weighted average life of the Class F Certificates is determined by
      (i) multiplying the amount of each principal distribution thereon by the number of years from the date of issuance of the Class F Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Class F Certificates.


                        SERVICING OF THE MORTGAGE LOANS


GENERAL

     The Servicer and the Special Servicer, either directly or through sub-servicers, will be required to service and administer the Mortgage Loans with the higher of the following standards of care (the "Servicing Standard"):

     (a) in the same manner in which and with the same care, skill, prudence and diligence with which the Servicer or the Special Servicer, as the case may be, services and administers similar Mortgage Loans for other third-party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own Mortgage Loans and to the maximization of the net present value of the Mortgage Loans; and

     (b) the care, skill, prudence and diligence the Servicer or the Special Servicer, as the case may be, uses for loans which it owns and which are substantially the same as the Mortgage Loans, giving due consideration to the maximization of the net present value of the Mortgage Loans.

     Each of the Servicer and the Special Servicer is required to adhere to the Servicing Standard without regard to any conflict of interest that it may have, any fees or other compensation to which it is entitled and any relationship it may have with any borrower, and without regard to the different payment priorities among the Classes of Certificates. Each of the Servicer and the Special Servicer may become the owner or pledgee of Certificates with the same rights as each would have if it were not the Servicer or a Special Servicer, as the case may be. Any such interest of the Servicer or the Special Servicer in the Certificates will not be taken into account when evaluating whether actions of the Servicer or the Special Servicer are consistent with their respective obligations in accordance with the Servicing Standard, regardless of whether such actions may have the effect of benefiting the Class or Classes of Certificates owned by the Servicer or the Special Servicer. In addition, the Servicer or the Special Servicer may, under certain limited circumstances, lend money on an unsecured basis, accept deposits from, and otherwise generally engage in any kind of business or dealings with, any borrower as though the Servicer or the Special Servicer were not a party to the transactions contemplated hereby.

     Each of the Servicer and the Special Servicer is permitted to enter into a sub-servicing agreement with a sub-servicer (a "Sub-Servicer"), and any such Sub-Servicer will receive a fee for the services specified in such sub-servicing agreement. However, the Servicer or the Special Servicer, as the case may be, will remain liable for its servicing obligations under the Pooling and Servicing Agreement. The Servicer or the Special Servicer, as the case may be, will be required to pay any servicing compensation due to any Sub-Servicer out of its own funds.

     The Servicer may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement, upon 30 days notice to the Trustee, provided that (a) a successor servicer is available and willing to assume the obligations of the Servicer on substantially the same terms and conditions, and for not more than equivalent compensation; (b) the Servicer bears all costs associated with its resignation and the transfer of servicing; and (c) the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal or downgrade of the then current ratings on the Certificates. Furthermore, the Servicer may resign as Servicer if it determines that the Servicer's duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. If the Servicer ceases to serve as such and shall not have been replaced by a qualified successor, the Trustee will assume the Servicer's duties and obligations under the Pooling and Servicing Agreement. If the Special Servicer shall cease to serve as such and a qualified successor shall not have been engaged, the Servicer will assume the Special Servicer's duties and obligations and, if the Servicer fails to so assume such duties and responsibilities, the Trustee will assume the duties and obligations of the Special Servicer. The relationship of each of the Servicer and the Special Servicer to the Trustee is intended to be that of an independent contractor and not that of a joint venturer, partner or agent.

     The Servicer will have no responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement, and the Special Servicer will have no responsibility for the performance by the Servicer of its duties under the Pooling and Servicing Agreement.

     The Servicer initially will be responsible for the servicing and administration of the entire Mortgage Pool. However, the Special Servicer will be responsible for servicing and administering:

     (i) any Mortgage Loan as to which a Balloon Payment is past due, and the Servicer has determined that payment is unlikely to be made on or before the second Due Date succeeding the date the Balloon Payment was due, or any other payment is more than 60 days past due or has not been made on or before the second Due Date following the date such payment was due;

     (ii) any Mortgage Loan as to which, to the Servicer's knowledge, the borrower has consented to the appointment of a receiver or conservator in any insolvency or similar proceeding of or relating to such borrower or to all or substantially all of its property, or the borrower has become the subject of a decree or order issued under a bankruptcy, insolvency or similar law and such decree or order shall have remained undischarged or unstayed for a period of 60 days;

     (iii) any Mortgage Loan as to which the Servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property;

     (iv) any Mortgage Loan as to which the Servicer has knowledge of a default (other than a failure by the related borrower to pay principal or interest) which in the judgment of the Servicer materially and adversely affects the interests of the Certificateholders and which has occurred and remains unremedied for the applicable grace period specified in such Mortgage Loan (or, if no grace period is specified, 60 days);

     (v) any Mortgage Loan as to which the borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations; and

     (vi) any Mortgage Loan as to which, in the judgment of the Servicer, a default has occurred or in the judgment of the Servicer is imminent or is likely to occur within 60 days (any of the foregoing events, a "Servicing Transfer Event," and any Mortgage Loan as to which any of the foregoing events has occurred, a "Specially Serviced Mortgage Loan").


     In the event of any of the foregoing with respect to any Mortgage Loan, the Servicer will be required to transfer its principal servicing responsibilities with respect thereto to the Special Servicer in accordance with certain procedures set forth in the Pooling and Servicing Agreement. Notwithstanding such transfer, the Servicer will continue to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan, and to make remittances to the Paying Agent and prepare certain reports to the Trustee and the Paying Agent with respect to such Mortgage Loan. If title to the related Mortgaged Property is acquired by the Trust Fund (upon acquisition, an "REO Property"), whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the Special Servicer will be responsible for the operation and management thereof. Mortgage Loans serviced by the Special Servicer are referred to herein as "Specially Serviced Mortgage Loans."


     A Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (and will become a "Rehabilitated Mortgage Loan" as to which the Servicer will re-assume all servicing responsibilities) when (i) three consecutive Scheduled Payments have been made (in the case of any such Mortgage Loan that was modified, based on the modified terms), (ii) no other Servicing Transfer Event has occurred and is continuing with respect to such Mortgage Loan and (iii) the Trust Fund has been reimbursed for all costs incurred as a result of the occurrence of the Servicing Transfer Event or such amounts have been forgiven.


     The Servicer and the Special Servicer will, in general, each be required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. See "Description Of The Certificates--Advances--Servicing Advances" in this prospectus supplement.


THE SERVICER


     Wells Fargo will be responsible for servicing the Mortgage Loans as Servicer. Wells Fargo provides a full range of banking services to individual, agribusiness, real estate, commercial and small business customers. The Servicer is an affiliate of the Paying Agent.


     Founded in 1852, Wells Fargo & Company is the holding company for Wells Fargo. For the years ended December 31, 1998 and 1997, Wells Fargo & Company reported, on a consolidated basis, total assets of $202.5 billion and $185.7 billion, respectively, and total capital (Tier 1 and 2) of $10.9 billion and $11.2 billion, respectively. For the years ended December 31, 1998 and 1997, respectively, Wells Fargo & Company reported, on a consolidated basis, net income of $1,950 million and $2,499 million, respectively.


     On November 2, 1998, the former Wells Fargo & Company merged with WFC Holdings Corporation, a wholly-owned subsidiary of Norwest Corporation. In connection with such merger, Norwest Corporation changed its name to Wells Fargo & Company. Such merger was accounted for as a pooling of interests. The total assets, total capital and net income indicated above for Wells Fargo & Company reflect the consolidated assets, capital and income of such merged companies for the periods set forth above.


     As of December 31, 1998, Wells Fargo and its subsidiaries serviced approximately $25.9 billion of multifamily and commercial mortgage loans, including approximately $5.4 billion for third parties.


     The information set forth herein concerning Wells Fargo has been provided by Wells Fargo. Accordingly, the Depositor makes no representations or warranty as to the accuracy or completeness of such information. Wells Fargo has been approved as a servicer by all nationally recognized statistical rating organizations.

SERVICER EVENTS OF DEFAULT

     An "Event of Default" with respect to the Servicer under the Pooling and Servicing Agreement will include any one of the following events:

     (i) any failure by the Servicer to remit to the Paying Agent any payment required to be remitted by the Servicer under the terms of the Pooling and Servicing Agreement, including any required Advances;

     (ii) any failure on the part of the Servicer duly to observe or perform in any material respect any other of the duties, covenants or agreements on the part of the Servicer contained in the Pooling and Servicing Agreement which continues unremedied for a period of 30 days after the date on which notice shall have been given by the Depositor or the Trustee; provided, however, that if the Servicer certifies to the Trustee and the Depositor that the Servicer is in good faith attempting to remedy such failure, such cure period will be extended to the extent necessary to permit the Servicer to cure such failure; provided, further that such cure period may not exceed 90 days;

     (iii) any breach of the representations and warranties of the Servicer in the Pooling and Servicing Agreement that materially and adversely affects the interest of any holder of any Class of Certificates and that continues unremedied for a period of 30 days after notice shall have been given to the Servicer by the Depositor or the Trustee, provided, however, that if the Servicer certifies to the Trustee and the Depositor that the Servicer is in good faith attempting to remedy such breach, such cure period will be extended to the extent necessary to permit the Servicer to cure such breach; provided, further that such cure period may not exceed 90 days; or

     (iv) the Trustee shall have received written notice from either Rating Agency that the continuation of the Servicer or the Special Servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by that Rating Agency to any Class of Certificates; or

     (v) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Servicer indicating its insolvency or inability to pay its obligations.


RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default described in clauses (ii), (iii) or (iv) above has occurred, the obligations and responsibilities of the Servicer under the Pooling and Servicing Agreement will terminate on the date which is 60 days following the date on which the Trustee or Depositor gives written notice to the Servicer that the Servicer is terminated. If an Event of Default described in clauses (i) or (v) above has occurred, the obligations and responsibilities of the Servicer under the Pooling and Servicing Agreement will terminate immediately upon the date on which the Trustee or the Depositor gives written notice to the Servicer that the Servicer is terminated. After any Event of Default, the Trustee may elect to terminate the Servicer by providing such notice. On such date, all authority, power and rights of the Servicer under the Pooling and Servicing Agreement, whether with respect to the Mortgage Loans or otherwise, shall terminate; provided that in no event shall the termination of the Servicer be effective until a successor servicer shall have succeeded the Servicer as successor servicer, notified the Servicer of such designation, and such successor servicer shall have assumed the Servicer's obligations and responsibilities with respect to the Mortgage Loans, as set forth in an agreement substantially in the form of the Pooling and Servicing Agreement. The Trustee may not succeed the Servicer as servicer until and unless it has satisfied certain provisions specified in the Pooling and Servicing Agreement. However, if the Servicer is terminated as a result of an Event of Default described in clause (v) of the definition thereof, the Trustee shall act as successor servicer immediately and shall use its best efforts to either satisfy the conditions specified in the Pooling and Servicing Agreement or transfer the duties of the Servicer to a successor servicer who has satisfied such conditions.

     If the Servicer is terminated solely on the basis of an Event of Default described in clause (iv) of the definition thereof and the terminated Servicer provides the Trustee appropriate "request for proposal" materials, then the Trustee will solicit good faith bids for the right to service the Mortgage Loans from at least three persons that are qualified to act as Servicers under the Pooling and Servicing Agreement as to whom each Rating Agency has delivered written confirmation that the appointment of such person as successor Servicer would not result in the downgrade, modification or withdrawal of its rating of any class of Certificates (any such person so qualified, a "Qualified Bidder") or, if three Qualified Bidders cannot be located, then from as many persons as the Trustee can determine are Qualified Bidders. The Trustee will select the Qualified Bidder that makes the highest cash bid to act as successor Servicer (the "Successful Bidder"). The Trustee will direct the Successful Bidder to enter into the Pooling and Servicing Agreement as successor Servicer pursuant to the terms thereof. Upon the assignment and acceptance of the servicing rights under the Pooling and Servicing Agreement by the Successful Bidder, the Trustee will remit to the terminated Servicer the amount of such cash bid received from the Successful Bidder (net of out-of-pocket expenses incurred in connection with obtaining such bid and transferring servicing). If a Successful Bidder has not entered into the Pooling and Servicing Agreement as successor Servicer within a specified period of time, the Trustee may select another successor to act as Servicer under the Pooling and Servicing Agreement.


THE SPECIAL SERVICER

     The initial Special Servicer will be GMAC Commercial Mortgage Corporation (the "Special Servicer"). The Special Servicer will oversee the resolution of Specially Serviced Mortgage Loans, act as disposition manager of REO Properties acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure, maintain insurance with respect to REO Properties and provide monthly reports to the Servicer, the Trustee and the Paying Agent. As of March 31, 1999, the Special Servicer was responsible for performing certain special servicing functions with respect to commercial and multifamily loans with an aggregate principal balance of approximately $30 billion. It is anticipated that the Special Servicer or an affiliate of the Special Servicer will purchase all or a significant portion of certain Classes of the Subordinate Certificates on or about the Closing Date. The Special Servicer's principal offices are located at 650 Dresher Road, Horsham, Pennsylvania 19044.

     The information set forth herein concerning the Special Servicer has been provided by the Special Servicer. Accordingly, the Depositor makes no representations or warranty as to the accuracy or completeness of such information.


TERMINATION OF THE SPECIAL SERVICER

     The Trustee may terminate the Special Servicer due to (i) any failure by the Special Servicer to remit to the Paying Agent or the Servicer when due any amount required to be so remitted under the terms of the Pooling and Servicing Agreement; (ii) any failure on the part of the Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Special Servicer contained in the Pooling and Servicing Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Special Servicer by the Depositor or the Trustee; provided, however, that to the extent that the Special Servicer certifies to the Trustee and the Depositor that the Special Servicer is in good faith attempting to remedy such failure and the Certificateholders shall not be materially and adversely affected thereby, such cure period will be extended for up to an additional 90 days; (iii) any breach by the Special Servicer of the representations and warranties contained in the Pooling and Servicing Agreement that materially and adversely affects the interests of the holders of any Class of Certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Special Servicer by the Depositor or the Trustee; (iv) the Trustee shall have received written notice from either Rating Agency that the continuation of the Servicer or the Special Servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by that Rating Agency to any Class of Certificates; (v) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Special Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; (vi) the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Special Servicer or of or relating to all or substantially all of its property; or (vii) the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing. In addition to the above events of termination, upon the direction of the Operating Adviser, subject to the satisfaction of certain conditions, the Trustee will remove the Special Servicer from its duties as Special Servicer at any time upon the appointment and acceptance of such appointment by a successor Special Servicer appointed by the Operating Adviser. The Operating Adviser will have the right to appoint any successor Special Servicer provided that, prior to the effectiveness of any such appointment the Trustee shall have received a letter from each Rating Agency to the effect that such appointment would not result in a downgrade or withdrawal in any rating then assigned to any Class of Certificates.


THE OPERATING ADVISER

     An operating adviser (the "Operating Adviser") appointed by the holders of a majority of the Controlling Class will have the right to receive notification from the Special Servicer in regard to certain actions. The Special Servicer will be required to notify the Operating Adviser of, among other things, (i) any proposed modification of a Money Term of a Mortgage Loan other than an extension of the original maturity date for two years or less, (ii) any foreclosure or comparable conversion of the ownership of a Mortgaged Property,
(iii) any proposed sale of a Specially Serviced Mortgage Loan (other than in connection with the termination of the Trust Fund as described in this prospectus supplement under "Description of the Certificates--Optional Termination"), (iv) any proposal to bring an REO Property into compliance with applicable environmental laws, and (v) any acceptance of substitute or additional collateral for a Mortgage Loan. In addition, subject to the satisfaction of certain conditions, the Operating Adviser will have the right to direct the Trustee to remove the Special Servicer at any time upon the appointment and acceptance of such appointment by a successor Special Servicer appointed by the Operating Adviser; provided that, prior to the effectiveness of any such appointment the Trustee shall have received a letter from each Rating Agency to the effect that such appointment would not result in a downgrade or withdrawal in any rating then assigned to any Class of Certificates.

     The "Controlling Class" will be the most subordinate Class of Subordinate Certificates outstanding at any time of determination; provided, however, that if the aggregate Certificate Balance of such Class of Certificates is less than 25% of the initial aggregate Certificate Balance of such Class, the Controlling Class shall be the next most subordinate Class of Certificates. Appraisal Reductions will not affect the Certificate Balances of any Class for purposes of determining the Controlling Class.

     At any time, the holders of a majority of the Controlling Class may direct the Trustee in writing to hold an election for an Operating Adviser, which election will be held commencing as soon as practicable thereafter or upon (i) the resignation or removal of the person acting as Operating Adviser or (ii) upon a determination by the Trustee, based upon a written notice from the Certificate Registrar, that the Controlling Class has changed. After such receipt or determination, the Trustee is required to call a meeting of the holders of the Controlling Class (which may be held by telephone) in the manner specified in the Pooling and Servicing Agreement. The meeting will be held in accordance with the procedures specified in the Pooling and Servicing Agreement. At the meeting, each such holder will be entitled to nominate one person to act as Operating Adviser.


SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     Servicer Compensation. The Servicer will be entitled to receive each month a servicing fee (the "Servicing Fee") equal to 0.05% per annum (the "Servicing Fee Rate") applicable to such month

(determined in the same manner as the applicable Mortgage Rate is determined for each Mortgage Loan for such month) applied to the outstanding Scheduled Principal Balance of each Mortgage Loan (including REO Properties) as compensation for servicing the Mortgage Loans. The Servicer will be entitled to retain as additional servicing compensation all investment income earned on amounts on deposit in the Certificate Account, and (in each case to the extent not payable to the Special Servicer or any Sub-Servicer as provided in the Pooling and Servicing Agreement or any sub-servicing agreement) late payment charges, assumption fees, modification fees, extension fees, defeasance fees, partial defeasance fees and default interest payable at a rate above the related Mortgage Rate. However, the amount of the related Servicing Fee (but not the fee payable to the Trustee or, in general, the portion of the Servicing Fee payable to Sub-Servicers) will be reduced (to not less than zero) on each Distribution Date by the amount (if any) of Compensating Interest paid by the Servicer on such Distribution Date. Any Net Aggregate Prepayment Interest Shortfall will be allocated as set forth under "Description of the Certificates--Distributions--Prepayment Interest Shortfalls and Prepayment Interest Excesses" in this prospectus supplement. If Prepayment Interest Excesses for all Mortgage Loans other than Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such Mortgage Loans as of any Distribution Date, such excess amount will be payable to the Servicer as additional servicing compensation.

     Special Servicer Compensation. The Special Servicer will be entitled to receive (i) a special servicing fee (the "Special Servicing Fee") equal to, in any month, the portion of a rate equal to 0.25% per annum applicable to such month (determined in the same manner as the applicable Mortgage Rate is determined for each Specially Serviced Mortgage Loan for such month) of the outstanding Scheduled Principal Balance of each Specially Serviced Mortgage Loan; (ii) a fee (the "Workout Fee"), payable with respect to any Rehabilitated Mortgage Loan, equal to the product of (x) 1.0% and (y) the amount of each collection of interest and principal received on such Mortgage Loan for so long as it remains a Rehabilitated Mortgage Loan; and (iii) a fee (the "Liquidation Fee") equal to the product of (x) 1.0% and (y) the related Liquidation Proceeds (collectively, such fees payable to the Special Servicer, the "Special Servicer Compensation"). The Workout Fee with respect to any Rehabilitated Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property. The Special Servicer is also permitted to retain, in general, certain assumption fees, modification fees and extension fees collected on Specially Serviced Mortgage Loans, certain borrower-paid fees, investment income earned on amounts on deposit in any accounts maintained for REO Property collections, and other charges specified in the Pooling and Servicing Agreement. The Special Servicing Fee, the Liquidation Fee and the Workout Fee will be obligations of the Trust Fund and will represent Expense Losses. The Special Servicer Compensation will be payable in addition to the Servicing Fee payable to the Servicer. The Special Servicer will be entitled to 100% of any fees collected in connection with the assumption of Specially Serviced Mortgage Loans. The Special Servicer is entitled to 50% of any other assumption fees. The amount of the Special Servicing Fee (but not the fee payable to the Trustee) will be reduced (to not less than zero) on each Distribution Date by the amount (if any) of Compensating Interest required to be paid by the Special Servicer on such Distribution Date. If Prepayment Interest Excesses for all Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such Mortgage Loans as of any Distribution Date, such excess amount will be payable to the Special Servicer as additional servicing compensation. The Special Servicer will be entitled to approve assumptions with respect to all Specially Serviced Mortgage Loans and Mortgage Loans which are not Specially Serviced, but contain "due-on-sale" provisions or require the consent of the lender.

     As described in this prospectus supplement under "--The Operating Adviser," the Operating Adviser will have the right to receive notification of certain actions of the Special Servicer, subject to the limitations described herein.


MODIFICATIONS, WAIVER AND AMENDMENTS

     Subject to any restrictions applicable to REMICs, and to certain limitations imposed by the Pooling and Servicing Agreement, the Servicer may amend any term, other than a Money Term, of a Mortgage Loan that is not a Specially Serviced Mortgage Loan and may extend the maturity date of any Balloon Loan (other than a Specially Serviced Mortgage Loan) to a date not more than 60 days beyond the original maturity date. A "Money Term" means with respect to any Mortgage Loan, the maturity date, Mortgage Rate, principal balance, amortization term or payment frequency thereof or any provision thereof requiring the payment of a Prepayment Premium or Yield Maintenance Charge payable in connection with a Principal Prepayment (but shall not include late fees or default interest provisions).


     Subject to any restrictions applicable to REMICs, the Special Servicer will be permitted to enter into a modification, waiver or amendment of the terms of any Specially Serviced Mortgage Loan, including any modification, waiver or amendment to:


     (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge;


     (ii) reduce the amount of the Scheduled Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate;


     (iii) forebear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan;


       (iv) extend the maturity date of any Specially Serviced Mortgage Loan; and/or


       (v) accept a Principal Prepayment during any Lockout Period;


provided in each case that (x) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the Special Servicer, such default is reasonably foreseeable and (y) in the reasonable judgment of the Special Servicer, such modification, waiver or amendment would increase the recovery to Certificateholders on a net present value basis, as demonstrated in writing to the Trustee and the Paying Agent.


     In no event, however, will the Special Servicer be permitted to:


     (i) extend the maturity date of a Specially Serviced Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date;


     (ii) extend the maturity date of a Specially Serviced Mortgage Loan and provide for an interest rate during such extension period below the then prevailing interest rate for comparable loans, as determined by the Special Servicer (such limitation of extensions made at a below market rate shall not limit the ability of the Special Servicer to extend the maturity date of any Specially Serviced Mortgage Loan at an interest rate at or in excess of the prevailing rate for comparable loans at the time of such modification);


     (iii) if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the maturity date of such Specially Serviced Mortgage Loan beyond a date which is ten (10) years prior to the expiration of the term of such ground lease;


     (iv) reduce the related Net Mortgage Rate to less than the lesser of (A) the original Net Mortgage Rate and (B) the highest Pass-Through Rate on any class of Certificates (other than the Class X Certificates); or


     (v) defer interest due on any Specially Serviced Mortgage Loan in excess of 10% of the Scheduled Principal Balance of such Specially Serviced Mortgage Loan or defer the collection of interest on any Specially Serviced Mortgage Loan without accruing interest on such deferred interest at a rate at least equal to the related Mortgage Rate.


     Notwithstanding the foregoing, if a Mortgage Loan is a Balloon Loan whose borrower failed to make the Balloon Payment at scheduled maturity, and such Balloon Loan is not a Specially Serviced Mortgage Loan (other than by reason of failure to make the Balloon Payment) and has not been delinquent in the preceding 12 months (other than with respect to the Balloon Payment), then in addition to the other alternatives specified above, the Special Servicer may agree to up to three one-year extensions of the maturity of the Mortgage Loan, in each case at the existing Mortgage Rate.

     Modifications that forgive principal or interest of a Mortgage Loan will result in Realized Losses on such Mortgage Loan and such Realized Losses will be allocated among the various Classes of Certificates in the manner described under "Description of the Certificates--Distributions--Subordination; Allocation of Losses, Shortfalls and Expenses" in this prospectus supplement.

     The modification of a Mortgage Loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of the Certificates beyond that which might otherwise be the case. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement.


REALIZATION UPON DEFAULTED MORTGAGE LOANS

     The Special Servicer may, with notification to the Operating Adviser, offer to sell for cash to any person, for an amount equal to the Purchase Price, any REO Property or any Mortgage Loan that is in default or as to which the Special Servicer has made a determination that default is imminent. The Special Servicer is required to give the Operating Adviser, the Trustee and the Paying Agent not less than five days' prior written notice of its intention to sell any such defaulted Mortgage Loan or REO Property, to offer such defaulted Mortgage Loan or REO Property for sale in a fair auction or other manner as is consistent with the Servicing Standard, and to accept the highest cash bid received in such auction or other procedure from any person other than an interested person (as described in the Pooling and Servicing Agreement) for any defaulted Mortgage Loan or REO Property in an amount, except as otherwise provided in the Pooling and Servicing Agreement in the case of REO Property, at least equal to the Purchase Price.

     In the absence of any bid in the amount of the Purchase Price, the Special Servicer may accept the highest cash bid, if the Special Servicer determines, consistent with the Servicing Standard and with notification to the Operating Adviser, that such sale at such price is in the best interest of Certificateholders; provided that the Special Servicer may not accept such bid if made by the Trustee in its individual capacity, any of the Trustee's affiliates, or any interested person (as described in the Pooling and Servicing Agreement), except in limited circumstances described in the Pooling and Servicing Agreement, including the ability of the Special Servicer to purchase a defaulted Mortgage Loan or REO Property only if it is the highest bidder and at least three offers are received from independent third parties.


FORECLOSURES

     The Special Servicer may at any time, with notification to the Operating Adviser and in accordance with the Pooling and Servicing Agreement, institute foreclosure proceedings, exercise any power of sale contained in any Mortgage, accept a deed in lieu of foreclosure or otherwise acquire title to a Mortgaged Property by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on the related Mortgage Loan has occurred but subject, in all cases, to certain limitations concerning environmental matters and, in certain cases, the receipt of an opinion of counsel relating to certain REMIC requirements.

     If any Mortgaged Property is acquired as described in the preceding paragraph, the Special Servicer is required to sell the REO Property within three years after the end of the year in which it was acquired, or any applicable extension period, unless the Special Servicer has previously delivered to the Trustee an opinion of counsel to the effect that the holding of the REO Property by the Trust Fund subsequent to three years after the end of the year in which it was acquired, or to the expiration of such extension period, will not result in the failure of such REO Property to qualify as "foreclosure property" under the REMIC provisions of the Code. In addition, the Special Servicer is required to use its best efforts to sell any REO Property prior to the Rated Final Distribution Date.

     In general, the Special Servicer will be obligated to, or may contract with a third party to, operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the Trust Fund's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the Trustee to determine the Trust Fund's federal income tax reporting position with respect to income it is anticipated that the Trust Fund would derive from such property, the Special Servicer could determine that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of the REMIC provisions of the Code or a tax on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"). To the extent that income the Trust Fund receives from an REO Property is subject to a tax on (i) "net income from foreclosure property", such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%) and (ii) "prohibited transactions", such income would be subject to federal tax at a 100% rate. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property, but is particularly an issue as to an REO Property operated as a hotel or skilled health care facility. Generally, income from an REO Property that is directly operated by the Special Servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of such income could be subject to federal tax either at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions." Any REO Tax imposed on the Trust Fund's income from an REO Property would reduce the amount available for distribution to Certificateholders. Prospective investors are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.


                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Upon the issuance of the Offered Certificates, O'Melveny & Myers LLP, counsel to the Depositor, will deliver its opinion that, assuming (i) the making of appropriate elections, (ii) compliance with the provisions of the Pooling and Servicing Agreement and (iii) compliance with applicable changes in the Code, including the REMIC Provisions, for federal income tax purposes, the Trust Fund will qualify as three separate real estate mortgage investment conduits (each a "REMIC") within the meaning of Sections 860A through 860G (the "REMIC Provisions") of the Code, and (i) the Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J, Class K, Class L and Class M Certificates will evidence the "regular interests" in a REMIC and (ii) each of the Class R-I, Class R-II and Class R-III Certificates will be the sole class of "residual interests" in one of the three REMICs, respectively, within the meaning of the REMIC Provisions in effect on the date hereof. The Offered Certificates are "REMIC Regular Certificates" as defined in the prospectus.

     Because they represent regular interests in a REMIC, each class of Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Certificateholders will be required to include in income all interest on such Certificates in accordance with the accrual method of accounting, regardless of the Certificateholder's usual method of accounting. It is anticipated that the Class D, Class E, Class F and Class X Certificates will be issued with OID for federal income tax purposes in an amount equal to (i) the excess of the initial Certificate Balances thereof over their respective issue prices (including accrued interest) in the case of the Class D, Class E and Class F Certificates, or (ii) the excess of all distributions of interest expected to be received thereon over the issue price (including accrued interest) in the case of the Class X Certificates. The prepayment assumption that will be used in determining the rate of accrual of OID and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to a CPR of 0%; provided, however, that it is further assumed that each ARD Loan prepays on its Anticipated Repayment Date (the "Prepayment Assumption"). No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of REMIC Regular Certificates--Original Issue Discount" and "--Premium" in the prospectus.

     Yield Maintenance Charges and Prepayment Premiums actually collected will be distributed among the holders of the respective classes of Certificates as described herein under "Description of the Certificates--Allocation of Yield Maintenance Charges" and "--Allocation of Prepayment Premiums". It is not entirely clear under the Code when the amount of Yield Maintenance Charges or Prepayment Premiums so allocated should be taxed to the Certificateholder, but it is not expected, for federal income tax purposes, that Yield Maintenance Charges or Prepayment Premiums will be treated as giving rise to any income to the Certificateholder prior to the Servicer's actual receipt thereof. It appears that Yield Maintenance Charges and Prepayment Premiums, if any, will be treated as ordinary income rather than capital gain. However, that result is not entirely clear and Certificateholders should consult their own tax advisers concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

     The Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and interest (including OID, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code. Moreover, the Offered Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code. The Offered Certificates will be treated as "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code to the extent such loans are secured by multifamily properties and manufactured housing, respectively. Mortgage Loans secured by multifamily properties represented approximately 23.4% of the Initial Pool Balance; and the Mortgage Loans secured by manufactured housing represented approximately 6.8% of the Initial Pool Balance. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Status of REMIC Certificates" in the prospectus.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of REMIC Regular Certificates" in the prospectus.


                            METHOD OF DISTRIBUTION

     The Depositor has entered into an underwriting agreement ("Underwriting Agreement") with Bear, Stearns & Co. Inc., an affiliate of one of the Mortgage Loan Sellers and the Depositor, Morgan Stanley & Co. Incorporated and Norwest Investment Services, Inc. (each, an "Underwriter" and collectively, the "Underwriters"). Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and the Underwriters, the Offered Certificates will be purchased from the Depositor by the Underwriters upon issuance, in the percentages of the respective aggregate Certificate Balance of each Class of Offered Certificates set forth below.

UNDERWRITER                          CLASS A-1   CLASS A-2   CLASS X   CLASS B   CLASS C   CLASS D   CLASS E   CLASS F
-----------                         ----------- ----------- --------- --------- --------- --------- --------- --------
Bear, Stearns & Co. Inc. ..........      70%         70%       100%      100%      100%      100%      100%      100%
Morgan Stanley
 & Co. Incorporated ...............      25%         25%         0%        0%        0%        0%        0%        0%
Norwest Investment Services,
 Inc. .............................       5%          5%         0%        0%        0%        0%        0%        0%
 Total ............................     100%        100%       100%      100%      100%      100%      100%      100%

     The Depositor has been advised by the Underwriters that it proposes to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of Offered Certificates, before deducting expenses payable by the Depositor, estimated to be approximately $2,800,000, will be 102.050% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from the Cut-Off Date. The Underwriters may effect such transactions by selling Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered Certificates offered hereby, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

     There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed in the prospectus under "Description of the Certificates--Reports to Certificateholders," which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described herein under "Description of the Certificates--Reports to Certificateholders; Certain Available Information," there can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

     If and to the extent required by applicable law or regulation, this prospectus supplement and the prospectus will be used by the Underwriters in connection with offers and sales related to market-making transactions in the Offered Certificates with respect to which the Underwriter acts as principal. The Underwriters may also act as agent in such transactions. Sales may be made at negotiated prices determined at the time of sale.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Depositor and the Underwriters by O'Melveny & Myers LLP. Certain legal matters will be passed upon for Wells Fargo Bank, National Association by Orrick, Herrington & Sutcliffe LLP.

                                    RATINGS

     It is a condition to issuance that the Offered Certificates be rated not lower than the following ratings by the Rating Agencies:

CLASS           MOODY'S      DCR
-----           -------      ---
A-1 ..........   Aaa         AAA
A-2 ..........   Aaa         AAA
B ............   Aa2         AA
C ............   A2          A
D ............   A3          A-
E ............   Baa2        BBB
F ............   Baa3        BBB-
X ............   Aaa         AAA

     A securities rating on mortgage pass-through certificates addresses the likelihood of the timely payment of interest on the Certificates and ultimate payment of principal thereof by the Rated Final Distribution Date. The rating takes into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments required under the certificates. The ratings on the Offered Certificates do not, however, constitute a statement regarding the likelihood or frequency of prepayments (whether voluntary or involuntary) on the Mortgage Loans. In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of Mortgage Loans, payment of Excess Interest, or whether and to what extent payments of Yield Maintenance Charges will be received or the corresponding effect on yield to investors.

     There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. A rating assigned to any class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by Moody's or DCR.

     The ratings of the Certificates do not represent any assessment of (i) the likelihood or frequency of principal prepayments, voluntary or involuntary, on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated, (iii) whether and to what extent Prepayment Premiums, Yield Maintenance Charges, Excess Interest, or default interest will be received or Net Aggregate Prepayment Interest Shortfalls or Net Aggregate Balloon Interest Shortfalls will be realized. A security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of Class X Certificates might not fully recover their investments in the event of rapid prepayments (voluntary or involuntary). In general, the ratings thus address credit risk and not prepayment risk.

     In general, the ratings thus address credit risk and not prepayment risk. As described herein, the amounts payable with respect to the Class X Certificates consist only of interest. If the entire pool were to prepay in the initial month, with the result that the Class X Certificate holders receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such holders nevertheless will have been paid, and such result is consistent with the "AAA" rating received on the Class X Certificates. The Notional Amount upon which interest is calculated for the Class X Certificates is reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The rating does not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount as so reduced from time to time. Accordingly, the ratings of the Class X Certificates should be evaluated independently from similar ratings on other types of securities.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.


                        LEGAL INVESTMENT CONSIDERATIONS

     The Class A Certificates, Class X Certificates and Class B Certificates will constitute "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA").

     The Depositor makes no representation as to the proper characterization of any class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions. See "Legal Investment" in the prospectus.


                             ERISA CONSIDERATIONS

     A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds, separate accounts and insurance company general accounts in which such plans, annuities, accounts or arrangements are invested, that is subject to the fiduciary responsibility rules of ERISA, or
Section 4975 of the Code (an "ERISA Plan") or which is a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a "Plan") should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA, the Code and Similar Law and whether there exists any statutory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The U.S. Department of Labor has issued to the Underwriters an individual prohibited transaction exemption, Prohibited Transaction Exemption 90-33, 55 Fed. Reg. 21,461 (May 24, 1990), as amended by Prohibited Transaction Exemption 97-34, 62 Fed. Reg. 39,021 (July 21, 1997) (the "Exemption"), which generally exempts from the application of the prohibited transaction provisions of
Section 406 of ERISA, and the excise taxes imposed pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools, such as the Mortgage Pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the Class A and Class X Certificates, underwritten by the Underwriters, provided that certain conditions set forth in the Exemption are satisfied.

     The Exemption sets forth six general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Class A or Class X Certificates to be eligible for exemptive relief thereunder. First, the acquisition of such Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the rights and interests evidenced by such Certificates must not be subordinated to the rights and interests evidenced by the other certificates of the same trust. Third, such Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by at least one of Moody's, DCR, Standard & Poor's Ratings Group ("S&P") and Fitch IBCA, Inc. ("Fitch"). Fourth, the Trustee cannot be an affiliate of any other member of the "Restricted Group", which consists of the Underwriters, the Depositor, the Trustee, the Servicer, the Special Servicer, any sub-servicer and any mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Senior Certificates and any affiliate of any such member. Fifth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting such Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations and the sum of all payments made to and retained by the Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     Because the Class A and Class X Certificates are not subordinated to any other class of Certificates, the second general condition set forth above is satisfied with respect to such Certificates. It is a condition of the issuance of the Class A and Class X Certificates that they be rated not lower than "Aaa" by Moody's and "AAA" by DCR. As of the Closing Date, the fourth general condition set forth above will be satisfied with respect to the Class A and Class X Certificates. A fiduciary of a Plan contemplating purchasing a Class A or Class X Certificate in the secondary market must make its own determination that, at the time of such purchase such Certificates continue to satisfy the third and fourth general conditions set forth above. A fiduciary of a Plan contemplating purchasing a Class A or Class X Certificate, whether in the initial issuance of such Certificates or in the secondary market, must make its own determination that the first, fifth and sixth general conditions set forth above will be satisfied with respect to such Certificate.

     The Exemption also requires that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the three highest categories of DCR, Moody's, Fitch or S&P for at least one year prior to the Plan's acquisition of such Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of such Certificates.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of Class A or Class X Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the Depositor, an Underwriter, the Trustee, the Servicer, the Special Servicer, a sub-servicer or a borrower is a Party in Interest with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of the Class A or Class X Certificates by a Plan and (iii) the holding of such Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Senior Certificate on behalf of an "Excluded Plan" or any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Class A and Class X Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in such Certificates is (a) a borrower with respect to 5% or less of the fair market value of the Mortgage Loans or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Class A or Class X Certificates by a Plan and (3) the holding of Class A or Class X Certificates by a Plan.


     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Mortgage Pool.


     Before purchasing a Class A Certificate or Class X Certificate, a fiduciary of a Plan should itself confirm that (i) the Class A and Class X Certificates constitute "certificates" for purposes of the Exemption and (ii) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemption, including with respect to governmental plans, any exemptive relief afforded under Similar Laws. See "ERISA Considerations" in the prospectus. A purchaser of a Class A Certificate or Class X Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.


     Because the characteristics of the Subordinate Offered Certificates do not meet the requirements of the Exemption, the purchase or holding of such Certificates by a Plan may result in prohibited transactions or the imposition of excise taxes or civil penalties. In no event may any transfer of a Subordinate Offered Certificate or any interest therein be made to a Plan or to any person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless the purchase and holding of such Certificate or interest therein is exempt from the prohibited transaction provisions of
Section 406 of ERISA and the related excise tax provisions of Section 4975 of the Code under Prohibited Transaction Class Exemption 95-60, which provides an exemption from the prohibited transaction rules for certain transactions involving an insurance company general account. Any such Plan or person to whom a transfer of any such Certificate or interest therein is made shall be deemed to have represented to the Depositor, the Servicer, the Special Servicer, the Trustee, the Underwriters, any sub-servicer and any borrower with respect to the Mortgage Loans that the purchase and holding of such Certificate or interest therein is so exempt on the basis of Prohibited Transaction Class Exemption 95-60. See "ERISA Considerations" in the prospectus.


     Any Plan fiduciary considering whether to purchase an Offered Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.


     The sale of Certificates to a Plan is in no respect a representation by the Depositor or Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                        INDEX OF SIGNIFICANT DEFINITIONS



A
Accrued Certificate Interest ......................                S-69
ADA ...............................................                S-38
Administrative Cost Rate ..........................                S-69
Advance Rate ......................................                S-76
Advances ..........................................          S-10, S-76
Annual Report .....................................                S-79
Anticipated Repayment Date ........................          S-14, S-41
Appraisal Reduction ...............................                S-77
ARD Loan ..........................................          S-14, S-41
Assumed Scheduled Payment .........................                S-71
Authenticating Agent ..............................                S-81
Available Distribution Amount .....................           S-6, S-64
B
Balloon Interest Excess ...........................                S-70
Balloon Interest Shortfall ........................                S-69
Balloon Payments ..................................                S-29
Base Interest Fraction ............................                S-72
Bear Stearns Funding ..............................                S-57
C
CEDEL .............................................           S-4, S-63
Certificate Balance ...............................                S-62
Certificate Owner .................................                S-63
Certificate Registrar .............................                S-81
Certificateholders ................................                S-62
Certificates ......................................    S-3, S-62, S-104
Class A Certificates ..............................                S-62
Closing Date ......................................                S-62
Collection Period .................................           S-6, S-65
Compensating Interest Payment .....................                S-70
Constant Prepayment Rate ..........................                S-85
Controlling Class .................................                S-96
Corporate Trust Office ............................                S-81
CPR ...............................................          S-85, S-87
Cut-Off Date Balance ..............................          S-40, S-69
Cut-Off Date LTV ..................................                S-45
D
DCR ...............................................                 S-1
Definitive Certificate ............................                S-63
Depositor .........................................                 S-3
Determination Date ................................                S-65
Distributable Certificate Interest Amount .........                S-69
Distribution Date .................................           S-5, S-64
Distribution Date Statement .......................                S-78
Document Defect ...................................                S-59
DTC ...............................................           S-4, S-63
DTC Systems .......................................                S-63
Due Date ..........................................           S-6, S-13

E
Environmental Report ...............................         S-58
ERISA Plan .........................................        S-103
Euroclear ..........................................    S-4, S-63
Event of Default ...................................         S-94
Excess Interest ....................................         S-67
Excess Liquidation Proceeds ........................         S-68
Excluded Plan ......................................        S-104
Exemption ..........................................        S-103
Expected Final Distribution Date ...................         S-73
Expected Final Distribution Dates ..................          S-5
Expense Losses .....................................         S-75
F
Fee Interest .......................................         S-59
FIRREA .............................................         S-56
Fitch ..............................................        S-104
Flex ...............................................         S-18
Flex Loans .........................................         S-19
Form 8-K ...........................................         S-45
G
Ground Lease .......................................         S-59
I
ICPM ...............................................          B-2
Initial Rate .......................................         S-41
Insurance Proceeds .................................         S-71
Interest Accrual Period ............................         S-69
Interest Only Certificates .........................    S-3, S-62
Interest Reserve Account ...........................         S-65
Interest Reserve Amount ............................         S-65
Interest Reserve Loans .............................         S-65
L
LaSalle ............................................         S-81
Liquidation Fee ....................................         S-97
Liquidation Proceeds ...............................         S-71
Loan A .............................................         S-37
Loan B .............................................         S-37
Lock Box Accounts ..................................         S-60
Lock Box Loans .....................................         S-60
Lockout Period .....................................         S-35
LTV Ratio ..........................................         S-52
M
Material Breach ....................................         S-59
Material Document Defect ...........................         S-59
Maturity Date ......................................         S-14
Maturity LTV .......................................         S-45
Money Term .........................................         S-98
Moody's ............................................          S-1
Mortgage ...........................................         S-40
Mortgage Loan Purchase and Sale Agreement ..........          S-5
Mortgage Loan Purchase and Sale Agreements .........         S-57

Mortgage Loan Seller ................................          S-57
Mortgage Loans ......................................           S-3
Mortgage Note .......................................          S-40
Mortgage Pool .......................................          S-13
Mortgaged Property ..................................          S-40
N
Net Aggregate Balloon Interest Shortfalls ...........          S-70
Net Aggregate Prepayment Interest Shortfall .........          S-70
Net Mortgage Rate ...................................          S-68
Norwest Bank ........................................          S-81
Notional Amount .....................................       ii, S-1
NRA .................................................           B-1
NWAC Rate ...........................................      ii, S-68
O
Offered Certificates ................................     S-3, S-62
Operating Adviser ...................................          S-96
operating leverage ..................................          S-24
P
Partial Release Mortgaged Properties ................          S-43
Participants ........................................          S-63
Pass-Through Rate ...................................     S-8, S-68
Paying Agent ........................................          S-81
Paying Agent's Website ..............................          S-78
Percentage Interest .................................          S-64
P&I Advance .........................................    S-10, S-75
Plan ................................................         S-103
PML .................................................          S-57
Pooling and Servicing Agreement .....................          S-62
Prepayment Assumption ...............................         S-100
Prepayment Interest Excess ..........................          S-70
Prepayment Interest Shortfall .......................          S-69
Prepayment Premium ..................................          S-35
Prepayment Premium Period ...........................          S-35
Prepayment Premiums .................................           S-9
Prime Rate ..........................................          S-76
Principal Balance Certificates ......................          S-62
Principal Distribution Amount .......................     S-7, S-71
Principal Prepayments ...............................          S-71
Private Certificates ................................     S-3, S-62
Purchase Price ......................................          S-60
qualified mortgage ..................................          S-60
Q
Qualifying Substitute Mortgage Loan .................          S-60
R
Rated Final Distribution Date .......................     S-5, S-73
Realized Losses .....................................          S-75
Record Date .........................................          S-64
Rehabilitated Mortgage Loan .........................          S-93
REMIC ...............................................         S-100
REMIC Provisions ....................................         S-100

REMIC Regular Certificates .................           S-62
REO Income .................................           S-71
REO Property ...............................     S-62, S-93
REO Tax ....................................          S-100
Reserve Account ............................           S-68
Residual Certificates ......................      S-3, S-62
Restricted Group ...........................          S-104
Revised Rate ...............................           S-41
S
Scheduled Payment ..........................           S-71
Scheduled Payments .........................           S-13
Scheduled Principal Balance ................           S-69
Senior Certificates ........................           S-62
sequential payment .........................           S-11
Series 1999-WF2 Certificates ...............            S-3
Servicing Advances .........................           S-76
Servicing Fee ..............................           S-96
Servicing Fee Rate .........................           S-96
Servicing Standard .........................           S-91
Servicing Transfer Event ...................           S-93
Similar Law ................................          S-103
SMMEA ......................................    S-22, S-103
S&P ........................................          S-104
Special Servicer ...........................           S-95
Special Servicer Compensation ..............           S-97
Special Servicer Reports ...................           S-79
Special Servicing Fee ......................           S-97
Specially Serviced Mortgage Loan ...........           S-93
Subordinate Certificates ...................           S-62
subordination ..............................           S-12
Sub-Servicer ...............................           S-92
Substitute Property ........................            B-2
Substituted Property .......................            B-2
T
Title Policy ...............................           S-58
Trigger Event ..............................            B-2
Trust Fund .................................           S-62
Trustee Fee ................................           S-81
U
Underwriter ................................          S-101
Underwriters ...............................          S-101
Underwriting Agreement .....................          S-101
Underwritten Cash Flow .....................           S-55
Unpaid Interest ............................           S-69
W
Weighted Average Net Mortgage Rate .........           S-68
Wells Fargo ................................           S-57
Workout Fee ................................           S-97
Y
Yield Maintenance Charge ...................     S-35, S-42

Yield Maintenance Charges .........................     S-9
Yield Maintenance Period ..........................    S-35
Yield Rate ........................................    S-42
YM ................................................    S-18
Z
Zoning Laws .......................................    S-37

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






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

                                                       LOAN CHARACTERISTICS
                                                              ANNEX A

                    MORTGAGE
               TAB    LOAN
LOAN NUMBER  NUMBER  SELLER      LOAN NAME                                      PROPERTY NAME
--------------------------------------------------------------------------------------------------------------------------------
               1       BSFI      Inland Portfolio
     25489A                                                                     Springboro Plaza
     25489B                                                                     Park Center Plaza
     25489C                                                                     Fairview Heights Plaza
     25489D                                                                     Staples
     25489E                                                                     Riverplace Center
     25489F                                                                     Two Rivers Plaza
     25489G                                                                     Circuit City
     25489H                                                                     Hollywood Video
     25489I                                                                     Rose Plaza
     25489J                                                                     Loehmann's Plaza
     25489K                                                                     Baytowne Shoppes & Square
     25489L                                                                     Plymouth Collections Center
     25489M                                                                     Orland Greens
     25489N                                                                     CarMax Group, Inc.
--------------------------------------------------------------------------------------------------------------------------------
851445         2       WFBNA     St. Charles 18 Cine                            St. Charles 18 Cine
851443                 WFBNA     Des Peres 14 Cine                              Des Peres 14 Cine
851444                 WFBNA     O'Fallon 15 Cine                               O'Fallon 15 Cine
851446                 WFBNA     St. Clair 10 Cine                              St. Clair 10 Cine
851447                 WFBNA     Halls Ferry 14 Cine                            Halls Ferry 14 Cine
--------------------------------------------------------------------------------------------------------------------------------
851499         3       WFBNA     Pleasanton Office Portfolio                    Pleasanton Office Portfolio
18041          4       BSFI      225 Broadway                                   225 Broadway
851550         5       WFBNA     CompuCom Systems Headquarters                  CompuCom Systems Headquarters
851563         6       WFBNA     King Street Metro Place - Phase I              King Street Metro Place - Phase I
851476         7       WFBNA     800 West El Camino Real                        800 West El Camino Real
--------------------------------------------------------------------------------------------------------------------------------
9122           8       BSFI      Torrey Reserve North Court                     Torrey Reserve North Court
16465                  BSFI      3720 Arroyo Sorrento Road                      3720 Arroyo Sorrento Road
851087         9       WFBNA     AMC Theatres                                   AMC Theatres
25764          10      BSFI      Brinkley House Apartments                      Brinkley House Apartments
25557          11      BSFI      SUN SUITES
     25557A                                                                     Sun Suites of Stockbridge
     25557B                                                                     Sun Suites of Suwanee
     25557C                                                                     Sun Suites of Gwinnett
     25557D                                                                     Sun Suites of Cumming
     25557E                                                                     Sun Suites of Town Center
     25557F                                                                     Sun Suites of Smyrna
     25557G                                                                     Sun Suites of Douglasville
--------------------------------------------------------------------------------------------------------------------------------
17660          12      BSFI      Plymouth Square Shopping Center                Plymouth Square Shopping Center
851580         13      WFBNA     Northgate Lakes Apartments                     Northgate Lakes Apartments
851500         14      WFBNA     The Landmark Business & Financial Center       The Landmark Business & Financial Center
25387          15      BSFI      VAGABOND PORTFOLIO
     25387A                                                                     Executive Inn
     25387B                                                                     Vagabond Inn - Redondo Beach
--------------------------------------------------------------------------------------------------------------------------------
18066                  BSFI      Vagabond Inn Hayward                           Vagabond Inn Hayward
851439         16      WFBNA     South Tech Business Park                       South Tech Business Park
851465         17      WFBNA     Summit North Shopping Center                   Summit North Shopping Center
851802         18      WFBNA     Plaza De Campana                               Plaza De Campana
851367         19      WFBNA     Ocean Bluffs Mobilehome Park                   Ocean Bluffs Mobilehome Park
--------------------------------------------------------------------------------------------------------------------------------
851072         20      WFBNA     The Pavilion Center                            The Pavilion Center
18137          21      BSFI      Glenn Dale Business Center                     Glenn Dale Business Center
18332          22      BSFI      Albertson's Marketplace                        Albertson's Marketplace
851460         23      WFBNA     Piatti's Restaurant & Shelter Bay Office ComplePiatti's Restaurant & Shelter Bay Office Complex
5502           24      BSFI      205 Place Shopping Center                      205 Place Shopping Center
--------------------------------------------------------------------------------------------------------------------------------
17877          25      BSFI      Ruxton Tower                                   Ruxton Tower
851498         26      WFBNA     First & Stewart Building                       First & Stewart Building
25069          27      BSFI      Lochwood Portfolio                             Lochwood Portfolio
851400         28      WFBNA     Regency Premier Apartments                     Regency Premier Apartments
851578         29      WFBNA     Royal Village Apartments - Gainesville         Royal Village Apartments - Gainesville
--------------------------------------------------------------------------------------------------------------------------------
851454         30      WFBNA     Rock Avenue Business Park                      Rock Avenue Business Park
851317         31      WFBNA     The Bay Club Hotel & Marina                    The Bay Club Hotel & Marina
850937         32      WFBNA     PADI Building                                  PADI Building
851455         33      WFBNA     Schlumberger Building                          Schlumberger Building
17154          34      BSFI      521-527 & 529-535 West 20th Street             521-527 & 529-535 West 20th Street
--------------------------------------------------------------------------------------------------------------------------------
18173          35      BSFI      Miracle Mile Mobile Home Park                  Miracle Mile Mobile Home Park
12130          36      BSFI      38 East 30th Street                            38 East 30th Street
851384         37      WFBNA     Crossroads Office Center                       Crossroads Office Center
25118          38      BSFI      Quebec House Apartments                        Quebec House Apartments
25959          39      BSFI      Mayfair House Apartments                       Mayfair House Apartments
--------------------------------------------------------------------------------------------------------------------------------
851419         40      WFBNA     LAWRENCE PROPERTIES
    851419A                      Lawrence Office Building                       Lawrence Office Building
    851419B                      Tryon Hills Industrial Center                  Tryon Hills Industrial Center
    851419C                      The Lawrence Center                            The Lawrence Center
851488         41      WFBNA     Corinthian Apartments                          Corinthian Apartments
--------------------------------------------------------------------------------------------------------------------------------
851303         42      WFBNA     West Covina Apartments                         West Covina Apartments
26031          43      BSFI      San Jacinto Court Shopping Center              San Jacinto Court Shopping Center
851579         44      WFBNA     Royal Lexington Apartments                     Royal Lexington Apartments
851468         45      WFBNA     470 Spear Street                               470 Spear Street
851404         46      WFBNA     Waterford Center                               Waterford Center
--------------------------------------------------------------------------------------------------------------------------------
851403         47      WFBNA     Santa Barbara Plaza                            Santa Barbara Plaza
850995         48      WFBNA     The Cypress Building                           The Cypress Building
25714          49      BSFI      Interpointe Shopping Center                    Interpointe Shopping Center
851306         50      WFBNA     Spring Woods Apartments                        Spring Woods Apartments
851370         51      WFBNA     2302 Trade Zone Boulevard                      2302 Trade Zone Boulevard
--------------------------------------------------------------------------------------------------------------------------------
25271          52      BSFI      Crystal Tree Apartments                        Crystal Tree Apartments
851459         53      WFBNA     LifeCare Specialty Hospital                    LifeCare Specialty Hospital
851469         54      WFBNA     Willows Apartments                             Willows Apartments
851425         55      WFBNA     Culver Plaza                                   Culver Plaza
17583          56      BSFI      State Tower Building                           State Tower Building
--------------------------------------------------------------------------------------------------------------------------------
5504           57      BSFI      Talbert  Center                                Talbert  Center
851338         58      WFBNA     Acorn Paper Products                           Acorn Paper Products
17875          59      BSFI      St. Jude's Health Complex                      St. Jude's Health Complex
25312          60      BSFI      Parkland Green Apartments                      Parkland Green Apartments
851435         61      WFBNA     710 Sansome Street                             710 Sansome Street
--------------------------------------------------------------------------------------------------------------------------------
851438         62      WFBNA     17112 Armstrong Avenue                         17112 Armstrong Avenue
25609          63      BSFI      THE GROWTH COMPANIES PORTFOLIO
     25609A                                                                     46 Auburn Street
     25609B                                                                     12-14, 16-18  Winter Street
     25609C                                                                     130 Lexington Street
--------------------------------------------------------------------------------------------------------------------------------
851548         64      WFBNA     Corporate Express                              Corporate Express
851245         65      WFBNA     27712 Avenue Mentry                            27712 Avenue Mentry
851354         66      WFBNA     Equitable Center                               Equitable Center
851485         67      WFBNA     Spanish Oaks Apts                              Spanish Oaks Apts
851280         68      WFBNA     Huston Park Apartments                         Huston Park Apartments
851279         69      WFBNA     Morrison Park Apartments                       Morrison Park Apartments
851433         70      WFBNA     Pacific Sunrise Apartments                     Pacific Sunrise Apartments
--------------------------------------------------------------------------------------------------------------------------------
17718          71      BSFI      Homewood Suites                                Homewood Suites
25423          72      BSFI      Holiday Inn Express                            Holiday Inn Express
11134          73      BSFI      Hilltop Medical Center                         Hilltop Medical Center
25675          74      BSFI      Snowden's Ridge Apartments                     Snowden's Ridge Apartments
851399         75      WFBNA     Saticoy Gardens                                Saticoy Gardens
--------------------------------------------------------------------------------------------------------------------------------
851582         76      WFBNA     Royal Village Apartments - Tallahassee         Royal Village Apartments - Tallahassee
851428         77      WFBNA     Feit Electric Building                         Feit Electric Building
851327         78      WFBNA     TCI Call Center                                TCI Call Center
25165          79      BSFI      Trumbull Medical Arts Center                   Trumbull Medical Arts Center
851411         80      WFBNA     Dublin Allsafe                                 Dublin Allsafe
--------------------------------------------------------------------------------------------------------------------------------
851388         81      WFBNA     Metro Business Center                          Metro Business Center
851560         82      WFBNA     Gateway Center                                 Gateway Center
12052          83      BSFI      Crondall Corner                                Crondall Corner
18113          84      BSFI      Best Western - Lake Norman                     Best Western - Lake Norman
851406         85      WFBNA     Ashley Plaza Shopping Center                   Ashley Plaza Shopping Center
--------------------------------------------------------------------------------------------------------------------------------
25577          86      BSFI      270 St. Paul Building                          270 St. Paul Building
851385         87      WFBNA     Valley Office Center                           Valley Office Center
16416          88      BSFI      Woodlane Square Shopping Center                Woodlane Square Shopping Center
25589          89      BSFI      The Craft House Apartments                     The Craft House Apartments
851577         90      WFBNA     Royal Oaks Apartments                          Royal Oaks Apartments
--------------------------------------------------------------------------------------------------------------------------------
26174          91      BSFI      Parkvale Medical Office                        Parkvale Medical Office
851243         92      WFBNA     12685 Van Nuys Boulevard                       12685 Van Nuys Boulevard
851415         93      WFBNA     Hannum Industrial Park                         Hannum Industrial Park
12101          94      BSFI      Keyser Oaks Center                             Keyser Oaks Center
851347         95      WFBNA     Sunrise Village Apartments                     Sunrise Village Apartments
--------------------------------------------------------------------------------------------------------------------------------
16398          96      BSFI      Gary's Plaza Shopping Center                   Gary's Plaza Shopping Center
25451          97      BSFI      Diho Plaza                                     Diho Plaza
851586         98      WFBNA     Santan Fiesta                                  Santan Fiesta
851219         99      WFBNA     The Village Apartments                         The Village Apartments
851386         100     WFBNA     Sobol Apartments                               Sobol Apartments
--------------------------------------------------------------------------------------------------------------------------------
8643           101     BSFI      2607 Rhawn St. & 8040 Roosevelt Blvd.          2607 Rhawn St. & 8040 Roosevelt Blvd.
25195          102     BSFI      598 Broadway                                   598 Broadway
25559          103     BSFI      Harborwood West Apartments                     Harborwood West Apartments
851246         104     WFBNA     Los Alamitos Professional Medical Building     Los Alamitos Professional Medical Building
851337         105     WFBNA     Rollingwood Duplex Homes                       Rollingwood Duplex Homes
--------------------------------------------------------------------------------------------------------------------------------
851378         106     WFBNA     Hermco Center, I, II                           Hermco Center, I, II
851369         107     WFBNA     Central Computer Building                      Central Computer Building
12099          108     BSFI      Forest Plaza                                   Forest Plaza
851479         109     WFBNA     8800 Promenade Professional Bldg.              8800 Promenade Professional Bldg.
851365         110     WFBNA     2228 Oakland Road                              2228 Oakland Road
--------------------------------------------------------------------------------------------------------------------------------
851525         111     WFBNA     Redi Packaging Warehouse                       Redi Packaging Warehouse
851581         112     WFBNA     Royal Pavilion Apartments                      Royal Pavilion Apartments
851528         113     WFBNA     Rancho Las Palmas Apartments                   Rancho Las Palmas Apartments
851305         114     WFBNA     Marilla Sundance Apartments                    Marilla Sundance Apartments
9419           115     BSFI      Southland Plaza                                Southland Plaza
--------------------------------------------------------------------------------------------------------------------------------
18346          116     BSFI      Piney Orchard Market Place                     Piney Orchard Market Place
851244         117     WFBNA     49-51 Strathearn & 50 Moreland                 49-51 Strathearn & 50 Moreland
851381         118     WFBNA     Mountain View Apartments                       Mountain View Apartments
9675           119     BSFI      211 63rd Street                                211 63rd Street
851267         120     WFBNA     MCKINNEY PORTFOLIO
    851267A                      Stonegate                                      Stonegate
    851267B                      Village Green Apartments                       Village Green Apartments
--------------------------------------------------------------------------------------------------------------------------------
851503         121     WFBNA     Kelsey Apartments                              Kelsey Apartments
851387         122     WFBNA     Luke Avenue Business Park                      Luke Avenue Business Park
851507         123     WFBNA     Southwood Terrace                              Southwood Terrace
851467         124     WFBNA     Factual Data Office Building                   Factual Data Office Building
851342         125     WFBNA     Artesia Senior Center                          Artesia Senior Center
--------------------------------------------------------------------------------------------------------------------------------
851420         126     WFBNA     1405 San Fernando Blvd.                        1405 San Fernando Blvd.
851430         127     WFBNA     Apache Junction - Bashas                       Apache Junction - Bashas
25117          128     BSFI      Village Walk Shopping Center                   Village Walk Shopping Center
25352          129     BSFI      Shakespeare & Sherwood Apartments              Shakespeare & Sherwood Apartments
851340         130     WFBNA     Ramona Senior Center                           Ramona Senior Center
--------------------------------------------------------------------------------------------------------------------------------
16958          131     BSFI      Redwood Studios                                Redwood Studios
851424         132     WFBNA     Santa Clara Self Storage                       Santa Clara Self Storage
851333         133     WFBNA     Anchor Business Park                           Anchor Business Park
851464         134     WFBNA     900 & 916 Western Avenue                       900 & 916 Western Avenue
11505          135     BSFI      Waverly Elementary School                      Waverly Elementary School
--------------------------------------------------------------------------------------------------------------------------------
851481         136     WFBNA     8914-8918 Santa Monica Blvd.                   8914-8918 Santa Monica Blvd.
851806         137     WFBNA     Treehouse Apartments                           Treehouse Apartments
851472         138     WFBNA     Temescal Plaza Shopping Center                 Temescal Plaza Shopping Center
26032          139     BSFI      Ashford Court Shopping Center                  Ashford Court Shopping Center
851408         140     WFBNA     The Clarion - Del Mar Inn                      The Clarion - Del Mar Inn
--------------------------------------------------------------------------------------------------------------------------------
851371         141     WFBNA     400 Emerson Street                             400 Emerson Street
17553          142     BSFI      Gaithersburg Storehouse                        Gaithersburg Storehouse
851450         143     WFBNA     Oxnard Plaza Apartments                        Oxnard Plaza Apartments
25144          144     BSFI      Pecan Park Place                               Pecan Park Place
851423         145     WFBNA     Handicraft Building                            Handicraft Building
--------------------------------------------------------------------------------------------------------------------------------
851426         146     WFBNA     Riviera Center                                 Riviera Center
25485          147     BSFI      Regent Square Apartments                       Regent Square Apartments
25508          148     BSFI      Eckerd's                                       Eckerd's Drug Store
851200         149     WFBNA     21601 Devonshire Street                        21601 Devonshire Street
--------------------------------------------------------------------------------------------------------------------------------
851192         150     WFBNA     FRIENDSWOOD/POSTWOOD PORTFOLIO
    851192A                      Friendswood Village Shopping Center            Friendswood Village Shopping Center
    851192B                      Postwood Plaza Shopping Center                 Postwood Plaza Shopping Center
25445          151     BSFI      Southgate Mini Storage                         Southgate Mini Storage
851395         152     WFBNA     Chadron Apartments                             Chadron Apartments
17962          153     BSFI      Willow Park Apartments                         Willow Park Apartments
--------------------------------------------------------------------------------------------------------------------------------
851285         154     WFBNA     Willow Glen Apartments                         Willow Glen Apartments
851328         155     WFBNA     Maralisa Apartments                            Maralisa Apartments
851508         156     WFBNA     Quail Meadows Apartments                       Quail Meadows Apartments
851808         157     WFBNA     Pioneer Village Apartments                     Pioneer Village Apartments
851409         158     WFBNA     Hayward Allsafe Mini Storage                   Hayward Allsafe Mini Storage
--------------------------------------------------------------------------------------------------------------------------------
851312         159     WFBNA     Dolphin & Crane Buildings                      Dolphin & Crane Buildings
851478         160     WFBNA     Meadowbrook Mobile Home Community              Meadowbrook Mobile Home Community
851809         161     WFBNA     University Square                              University Square
851452         162     WFBNA     6052 Industrial Way                            6052 Industrial Way
851352         163     WFBNA     The 400 Center                                 The 400 Center
--------------------------------------------------------------------------------------------------------------------------------
851393         164     WFBNA     Windfaire Apartments                           Windfaire Apartments
851530         165     WFBNA     Piedmont Pointe Office Park                    Piedmont Pointe Office Park
851336         166     WFBNA     400 University Avenue                          400 University Avenue
851565         167     WFBNA     Office Depot Dell Range Pavilion               Office Depot Dell Range Pavilion
851348         168     WFBNA     Patricia Place Apartments                      Patricia Place Apartments
--------------------------------------------------------------------------------------------------------------------------------
851401         169     WFBNA     Kingswood Apartments                           Kingswood Apartments
851310         170     WFBNA     Part of Liberty Village                        Part of Liberty Village
851555         171     WFBNA     Mikohn Gaming Warehouse                        Mikohn Gaming Warehouse
851264         172     WFBNA     View Point Apartments                          View Point Apartments
851364         173     WFBNA     Covington Pointe Apartments                    Covington Pointe Apartments
--------------------------------------------------------------------------------------------------------------------------------
851278         174     WFBNA     Arroyo Square Apartments                       Arroyo Square Apartments
25078          175     BSFI      Sunrise Shopping Center                        Sunrise Shopping Center
851361         176     WFBNA     Stratford Square                               Stratford Square
851484         177     WFBNA     Lazy Pet Products                              Lazy Pet Products
851330         178     WFBNA     Town & Country Plaza                           Town & Country Plaza
--------------------------------------------------------------------------------------------------------------------------------
851282         179     WFBNA     Melrose Place                                  Melrose Place
16953          180     BSFI      Glencoe Building                               Glencoe Building
851493         181     WFBNA     Pepper Grove Business Center                   Pepper Grove Business Center
851383         182     WFBNA     1211 Newell Avenue                             1211 Newell Avenue
17923          183     BSFI      All American Mini Storage                      All American Mini Storage
--------------------------------------------------------------------------------------------------------------------------------
851390         184     WFBNA     Taylor Plaza Shopping Center                   Taylor Plaza Shopping Center
851353         185     WFBNA     25-75 N. Santa Anita Avenue                    25-75 N. Santa Anita Avenue
851501         186     WFBNA     America's Budget Storage, Canton MI            America's Budget Storage, Canton MI
851487         187     WFBNA     Ballantyne Apartments                          Ballantyne Apartments
851463         188     WFBNA     Lockridge Street Industrial                    Lockridge Street Industrial
--------------------------------------------------------------------------------------------------------------------------------
851394         189     WFBNA     Crenshaw Townhouse                             Crenshaw Townhouse
851416         190     WFBNA     La Cienega/Jefferson Industrial Park           La Cienega/Jefferson Industrial Park
851334         191     WFBNA     Security Building/White Building               Security Building/White Building
851449         192     WFBNA     C&C MHC                                        C&C MHC
851556         193     WFBNA     Smoky Hill Village Phase II                    Smoky Hill Village Phase II
--------------------------------------------------------------------------------------------------------------------------------
851236         194     WFBNA     Arbor Plaza                                    Arbor Plaza
851323         195     WFBNA     Scherzinger Lane Apartments                    Scherzinger Lane Apartments
851396         196     WFBNA     Vassar Terrace Apartments                      Vassar Terrace Apartments
851242         197     WFBNA     12701 Van Nuys Blvd.                           12701 Van Nuys Blvd.
851329         198     WFBNA     Saturn Industrial Center                       Saturn Industrial Center
--------------------------------------------------------------------------------------------------------------------------------
851441         199     WFBNA     1600 Dell Avenue                               1600 Dell Avenue
25479          200     BSFI      7 East 47th Street                             7 East 47th Street
851494         201     WFBNA     Valley View Business Park                      Valley View Business Park
851349         202     WFBNA     Eastwood Oaks Apartments                       Eastwood Oaks Apartments
851526         203     WFBNA     Fountain Garden Apartments                     Fountain Garden Apartments
--------------------------------------------------------------------------------------------------------------------------------
17961          204     BSFI      Hidden Valley Apartments                       Hidden Valley Apartments
851569         205     WFBNA     Wakefield Hall                                 Wakefield Hall
851539         206     WFBNA     Bromley Apartments                             Bromley Apartments
851520         207     WFBNA     Superstition Springs Mini Storage              Superstition Springs Mini Storage
851453         208     WFBNA     Oakmont Medical Building                       Oakmont Medical Building
--------------------------------------------------------------------------------------------------------------------------------
851486         209     WFBNA     North Mollison                                 North Mollison
851477         210     WFBNA     Financial Center                               Financial Center
851248         211     WFBNA     1371 Beverly Glen Apartments                   1371 Beverly Glen Apartments
851283         212     WFBNA     Tradewinds Apartments                          Tradewinds Apartments
851392         213     WFBNA     411 North Marshall Ave.                        411 North Marshall Ave.
--------------------------------------------------------------------------------------------------------------------------------
851344         214     WFBNA     Carpenter's Village Shopping Center            Carpenter's Village Shopping Center
851405         215     WFBNA     City Center Shopping Center                    City Center Shopping Center
851299         216     WFBNA     Grand & McFadden Business Park                 Grand & McFadden Business Park
851377         217     WFBNA     Davidson Industrial Park                       Davidson Industrial Park
851356         218     WFBNA     Woodward Business Park                         Woodward Business Park
--------------------------------------------------------------------------------------------------------------------------------
851307         219     WFBNA     Irvine-FedEx Building                          Irvine-FedEx Building
17927          220     BSFI      Barnegat Mini-Storage                          Barnegat Mini-Storage
851456         221     WFBNA     Port St. Johns Apartments                      Port St. Johns Apartments
851373         222     WFBNA     10 South Knoll & 36 Tiburon                    10 South Knoll & 36 Tiburon
851434         223     WFBNA     Emerald Coast Shopping Center                  Emerald Coast Shopping Center
--------------------------------------------------------------------------------------------------------------------------------
851343         224     WFBNA     Halltree Apartments                            Halltree Apartments
851391         225     WFBNA     Lamplighters Senior Citizens Inns              Lamplighters Senior Citizens Inns
851398         226     WFBNA     Lemoli Terrace                                 Lemoli Terrace
851372         227     WFBNA     Arctic Business Park I                         Arctic Business Park I
851261         228     WFBNA     Fountains Shopping Center                      Fountains Shopping Center
--------------------------------------------------------------------------------------------------------------------------------
851322         229     WFBNA     1150 W. Avenue J                               1150 W. Avenue J
25742          230     BSFI      Northfield Estates                             Northfield Estates
851418         231     WFBNA     622 Contra Costa Boulevard                     622 Contra Costa Boulevard
851335         232     WFBNA     4034 S. Pacific Avenue                         4034 S. Pacific Avenue
851260         233     WFBNA     Technology Park                                Technology Park
--------------------------------------------------------------------------------------------------------------------------------
25024          234     BSFI      417-423 West Broadway                          417-423 West Broadway
851341         235     WFBNA     Bellflower Senior Center                       Bellflower Senior Center
851355         236     WFBNA     3301 & 3333 Sunrise Blvd.                      3301 & 3333 Sunrise Blvd.
851457         237     WFBNA     Manteca Self Store-It                          Manteca Self Store-It
851286         238     WFBNA     The Springs                                    The Springs
--------------------------------------------------------------------------------------------------------------------------------
851389         239     WFBNA     510 & 550 Parrott Street                       510 & 550 Parrott Street
851250         240     WFBNA     Redlands Apartments                            Redlands Apartments
851195         241     WFBNA     Alta Vista Country Club                        Alta Vista Country Club
851265         242     WFBNA     31240 La Baya Drive                            31240 La Baya Drive
851358         243     WFBNA     Country Club Village MHP                       Country Club Village MHP
--------------------------------------------------------------------------------------------------------------------------------
851203         244     WFBNA     Rancho Dominquez Industrial Building           Rancho Dominquez Industrial Building
851421         245     WFBNA     East Hill Apartments                           East Hill Apartments
851292         246     WFBNA     1685 Plymouth                                  1685 Plymouth
850952         247     WFBNA     Los Angeles Times Building                     Los Angeles Times Building
851129         248     WFBNA     Milano North                                   Milano North
--------------------------------------------------------------------------------------------------------------------------------
851351         249     WFBNA     Universal Reprographics                        Universal Reprographics
851363         250     WFBNA     West Loop at 18th St. Shopping Center          West Loop at 18th St. Shopping Center
851429         251     WFBNA     El Malke Apartments                            El Malke Apartments
851362         252     WFBNA     1275-81 8th Street                             1275-81 8th Street
851258         253     WFBNA     The Design Center at Colorado Springs          The Design Center at Colorado Springs
--------------------------------------------------------------------------------------------------------------------------------
851266         254     WFBNA     Lamar Plaza Apartments                         Lamar Plaza Apartments
851263         255     WFBNA     Mountain View Plaza                            Mountain View Plaza
851272         256     WFBNA     Camino Palmero Apartments                      Camino Palmero Apartments
851174         257     WFBNA     Century Park Plaza Office Building             Century Park Plaza Office Building
851442         258     WFBNA     570 East La Cadena                             570 East La Cadena
--------------------------------------------------------------------------------------------------------------------------------
851256         259     WFBNA     Johnson Warehouse - Colorado Springs           Johnson Warehouse - Colorado Springs
851359         260     WFBNA     Stockton-Walgreens                             Stockton-Walgreens
851252         261     WFBNA     Rogers Business Center                         Rogers Business Center
851273         262     WFBNA     12959 Oxnard Street                            12959 Oxnard Street
851288         263     WFBNA     Northdale Commons Apartments                   Northdale Commons Apartments
--------------------------------------------------------------------------------------------------------------------------------
851308         264     WFBNA     GI Joe's at Poplar Square SC                   GI Joe's at Poplar Square SC
851296         265     WFBNA     Silver Springs Apartments                      Silver Springs Apartments
11101          266     BSFI      310 West C Street                              310 West C Street
851284         267     WFBNA     The Tuscany Apartments                         The Tuscany Apartments
851275         268     WFBNA     United West Group Building                     United West Group Building
--------------------------------------------------------------------------------------------------------------------------------
851171         269     WFBNA     Milestone Too Shopping Center                  Milestone Too Shopping Center
851382         270     WFBNA     Hydra Re-load                                  Hydra Re-load
851360         271     WFBNA     Marshall Avenue Industrial                     Marshall Avenue Industrial
851451         272     WFBNA     1001 Shannon Court                             1001 Shannon Court
851374         273     WFBNA     Sumner Estates Mobile Home Park                Sumner Estates Mobile Home Park
--------------------------------------------------------------------------------------------------------------------------------
851238         274     WFBNA     Mountain View Plaza                            Mountain View Plaza
851122         275     WFBNA     305 Forest Ave                                 305 Forest Ave
851402         276     WFBNA     Grandview School                               Grandview School
851319         277     WFBNA     Bahia Vista Apartments                         Bahia Vista Apartments
851357         278     WFBNA     Davidson Warehouse                             Davidson Warehouse
851320         279     WFBNA     Grant Place Apartments                         Grant Place Apartments
================================================================================================================================

                                                                  CUMULATIVE
                                                    % OF             % OF
                                                   INITIAL          INITIAL       NUMBER         GROSS
                  ORIGINAL            CUT-OFF       POOL             POOL           OF         MORTGAGE
LOAN NUMBER        BALANCE            BALANCE      BALANCE          BALANCE     PROPERTIES       RATE
-----------------------------------------------------------------------------------------------------------
              $ 57,450,000.00    $ 57,450,000.00     5.32%           5.32%          14         6.8650%
     25489A                                                                          1
     25489B                                                                          1
     25489C                                                                          1
     25489D                                                                          1
     25489E                                                                          1
     25489F                                                                          1
     25489G                                                                          1
     25489H                                                                          1
     25489I                                                                          1
     25489J                                                                          1
     25489K                                                                          1
     25489L                                                                          1
     25489M                                                                          1
     25489N                                                                          1
-----------------------------------------------------------------------------------------------------------
851445          10,500,000.00      10,394,590.07     0.96%           8.24%           1         8.2550%
851443           8,700,000.00       8,606,059.60     0.80%                           1         8.2550%
851444           6,800,000.00       6,731,734.51     0.62%                           1         8.2550%
851446           3,000,000.00       2,969,882.91     0.27%                           1         8.2550%
851447           3,000,000.00       2,853,464.12     0.26%                           1         7.7350%
-----------------------------------------------------------------------------------------------------------
851499          25,800,000.00      25,701,453.22     2.38%          10.61%           1         7.4250%
18041           25,500,000.00      25,466,456.83     2.36%          12.97%           1         7.3900%
851550          23,000,000.00      22,921,816.40     2.12%          15.09%           1         7.2150%
851563          22,400,000.00      22,366,917.31     2.07%          17.16%           1         6.9200%
851476          19,500,000.00      19,356,533.81     1.79%          18.95%           1         6.9700%
-----------------------------------------------------------------------------------------------------------
9122            18,300,000.00      18,286,567.59     1.69%          20.73%           1         7.5550%
16465              950,000.00         949,302.69     0.09%                           1         7.5550%
851087          18,900,000.00      18,489,569.26     1.71%          22.44%           1         7.3700%
25764           16,000,000.00      15,986,768.04     1.48%          23.92%           1         6.9550%
25557           15,640,000.00      15,640,000.00     1.45%          25.37%           7         8.8600%
     25557A                                                                          1
     25557B                                                                          1
     25557C                                                                          1
     25557D                                                                          1
     25557E                                                                          1
     25557F                                                                          1
     25557G                                                                          1
-----------------------------------------------------------------------------------------------------------
17660           15,300,000.00      15,280,176.76     1.41%          26.78%           1         7.4500%
851580          12,825,000.00      12,825,000.00     1.19%          27.97%           1         7.0000%
851500          12,000,000.00      11,945,284.50     1.11%          29.08%           1         7.2400%
25387            9,340,000.00       9,331,592.45     0.86%          30.15%           2         8.9450%
     25387A                                                                          1
     25387B                                                                          1
-----------------------------------------------------------------------------------------------------------
18066            2,300,000.00       2,281,285.13     0.21%                           1         8.4600%
851439          11,500,000.00      11,417,571.21     1.06%          31.21%           1         6.9100%
851465          10,550,000.00      10,481,120.24     0.97%          32.18%           1         6.7200%
851802          10,000,000.00       9,926,042.95     0.92%          33.09%           1         7.2500%
851367           9,975,000.00       9,858,208.85     0.91%          34.01%           1         6.5100%
-----------------------------------------------------------------------------------------------------------
851072           9,500,000.00       9,395,534.37     0.87%          34.88%           1         7.5240%
18137            9,000,000.00       8,989,428.78     0.83%          35.71%           1         7.8300%
18332            8,700,000.00       8,677,025.73     0.80%          36.51%           1         7.4000%
851460           8,650,000.00       8,607,643.95     0.80%          37.31%           1         6.9000%
5502             7,850,000.00       7,839,854.99     0.73%          38.03%           1         7.4600%
-----------------------------------------------------------------------------------------------------------
17877            7,650,000.00       7,650,000.00     0.71%          38.74%           1         6.8250%
851498           7,500,000.00       7,467,155.91     0.69%          39.43%           1         7.4300%
25069            7,470,000.00       7,461,880.42     0.69%          40.12%           1         8.1200%
851400           7,200,000.00       7,155,524.95     0.66%          40.78%           1         6.7100%
851578           7,050,000.00       7,050,000.00     0.65%          41.44%           1         6.8700%
-----------------------------------------------------------------------------------------------------------
851454           7,075,000.00       7,034,252.56     0.65%          42.09%           1         7.5200%
851317           6,950,000.00       6,843,468.89     0.63%          42.72%           1         6.9750%
850937           7,000,000.00       6,806,976.18     0.63%          43.35%           1         7.3600%
851455           6,600,000.00       6,550,560.16     0.61%          43.96%           1         6.8600%
17154            6,500,000.00       6,490,945.63     0.60%          44.56%           1         7.1600%
-----------------------------------------------------------------------------------------------------------
18173            6,500,000.00       6,485,527.78     0.60%          45.16%           1         7.1300%
12130            6,400,000.00       6,352,555.92     0.59%          45.75%           1         6.7100%
851384           6,250,000.00       6,164,014.80     0.57%          46.32%           1         6.7200%
25118            6,000,000.00       6,000,000.00     0.56%          46.87%           1         7.0200%
25959            6,000,000.00       5,995,038.02     0.55%          47.43%           1         6.9550%
-----------------------------------------------------------------------------------------------------------
851419           5,650,000.00       5,609,243.55     0.52%          47.94%           3         7.0900%
    851419A                                                                          1
    851419B                                                                          1
    851419C                                                                          1
851488           5,600,000.00       5,570,123.09     0.52%          48.46%           1         8.0000%
-----------------------------------------------------------------------------------------------------------
851303           5,600,000.00       5,564,199.62     0.51%          48.97%           1         6.9300%
26031            5,550,000.00       5,550,000.00     0.51%          49.49%           1         8.6150%
851579           5,525,000.00       5,525,000.00     0.51%          50.00%           1         6.8600%
851468           5,500,000.00       5,460,716.31     0.51%          50.51%           1         7.1500%
851404           5,500,000.00       5,452,621.95     0.50%          51.01%           1         5.9900%
-----------------------------------------------------------------------------------------------------------
851403           5,400,000.00       5,380,359.10     0.50%          51.51%           1         8.2200%
850995           5,400,000.00       5,328,185.10     0.49%          52.00%           1         7.4050%
25714            5,200,000.00       5,196,262.78     0.48%          52.48%           1         7.6600%
851306           5,140,000.00       5,095,939.98     0.47%          52.95%           1         6.3400%
851370           5,100,000.00       5,076,750.20     0.47%          53.42%           1         7.5600%
-----------------------------------------------------------------------------------------------------------
25271            5,000,000.00       5,000,000.00     0.46%          53.89%           1         7.4600%
851459           5,000,000.00       4,961,681.72     0.46%          54.34%           1         6.7200%
851469           5,000,000.00       4,960,992.42     0.46%          54.80%           1         6.6100%
851425           5,000,000.00       4,956,269.84     0.46%          55.26%           1         6.7600%
17583            4,950,000.00       4,947,290.54     0.46%          55.72%           1         8.9900%
-----------------------------------------------------------------------------------------------------------
5504             4,950,000.00       4,943,602.83     0.46%          56.18%           1         7.4600%
851338           5,000,000.00       4,934,344.99     0.46%          56.63%           1         7.3400%
17875            4,875,000.00       4,855,796.63     0.45%          57.08%           1         7.4500%
25312            4,800,000.00       4,796,646.22     0.44%          57.53%           1         7.8000%
851435           4,800,000.00       4,775,350.77     0.44%          57.97%           1         6.6700%
-----------------------------------------------------------------------------------------------------------
851438           4,788,000.00       4,748,485.77     0.44%          58.41%           1         6.2600%
25609            4,775,000.00       4,775,000.00     0.44%          58.85%           3         7.4500%
     25609A                                                                          1
     25609B                                                                          1
     25609C                                                                          1
-----------------------------------------------------------------------------------------------------------
851548           4,745,000.00       4,734,936.06     0.44%          59.29%           1         7.3900%
851245           4,500,000.00       4,446,766.78     0.41%          59.70%           1         6.7450%
851354           4,500,000.00       4,396,742.07     0.41%          60.11%           1         6.7100%
851485           4,400,000.00       4,362,415.50     0.40%          60.51%           1         6.9000%
851280           2,200,000.00       2,162,137.06     0.20%          60.91%           1         7.2300%
851279           2,200,000.00       2,162,137.06     0.20%           0.00%           1         7.2300%
851433           4,300,000.00       4,254,978.73     0.39%          61.30%           1         6.5300%
-----------------------------------------------------------------------------------------------------------
17718            4,250,000.00       4,236,423.75     0.39%          61.70%           1         8.7300%
25423            4,100,000.00       4,100,000.00     0.38%          62.08%           1         8.7200%
11134            4,100,000.00       4,092,679.96     0.38%          62.45%           1         8.0400%
25675            4,000,000.00       3,996,980.53     0.37%          62.82%           1         7.4150%
851399           3,975,000.00       3,950,729.19     0.37%          63.19%           1         6.7700%
-----------------------------------------------------------------------------------------------------------
851582           3,875,000.00       3,875,000.00     0.36%          63.55%           1         6.8300%
851428           3,900,000.00       3,860,431.79     0.36%          63.91%           1         6.0700%
851327           3,900,000.00       3,838,135.44     0.36%          64.26%           1         6.7000%
25165            3,800,000.00       3,795,723.63     0.35%          64.61%           1         7.5800%
851411           3,800,000.00       3,766,033.03     0.35%          64.96%           1         6.6300%
-----------------------------------------------------------------------------------------------------------
851388           3,800,000.00       3,764,227.21     0.35%          65.31%           1         6.5600%
851560           3,750,000.00       3,747,288.59     0.35%          65.66%           1         7.6300%
12052            3,750,000.00       3,745,478.48     0.35%          66.00%           1         7.7300%
18113            3,700,000.00       3,690,814.53     0.34%          66.34%           1         8.9200%
851406           3,600,000.00       3,585,948.95     0.33%          66.68%           1         7.8600%
-----------------------------------------------------------------------------------------------------------
25577            3,500,000.00       3,500,000.00     0.32%          67.00%           1         8.2400%
851385           3,525,000.00       3,477,381.44     0.32%          67.32%           1         6.8650%
16416            3,450,000.00       3,444,785.64     0.32%          67.64%           1         8.7050%
25589            3,435,000.00       3,432,587.81     0.32%          67.96%           1         7.7750%
851577           3,425,000.00       3,425,000.00     0.32%          68.27%           1         7.1300%
-----------------------------------------------------------------------------------------------------------
26174            3,300,000.00       3,296,274.35     0.31%          68.58%           1         7.5600%
851243           3,245,000.00       3,204,064.47     0.30%          68.88%           1         6.0600%
851415           3,235,000.00       3,203,788.82     0.30%          69.17%           1         6.4000%
12101            3,200,000.00       3,190,821.90     0.30%          69.47%           1         8.0850%
851347           3,200,000.00       3,177,304.28     0.29%          69.76%           1         6.4400%
-----------------------------------------------------------------------------------------------------------
16398            3,140,000.00       3,136,619.30     0.29%          70.05%           1         8.1550%
25451            3,125,000.00       3,121,687.28     0.29%          70.34%           1         7.9500%
851586           3,100,000.00       3,100,000.00     0.29%          70.63%           1         7.7900%
851219           3,100,000.00       3,074,252.78     0.28%          70.91%           1         6.2200%
851386           3,050,000.00       3,012,103.74     0.28%          71.19%           1         7.5200%
-----------------------------------------------------------------------------------------------------------
8643             3,000,000.00       2,997,324.11     0.28%          71.47%           1         9.0000%
25195            3,000,000.00       3,000,000.00     0.28%          71.75%           1         7.8000%
25559            3,000,000.00       3,000,000.00     0.28%          72.02%           1         7.5300%
851246           3,000,000.00       2,978,978.79     0.28%          72.30%           1         6.9650%
851337           3,000,000.00       2,925,221.71     0.27%          72.57%           1         6.4400%
-----------------------------------------------------------------------------------------------------------
851378           3,000,000.00       2,923,426.97     0.27%          72.84%           1         6.9300%
851369           3,000,000.00       2,918,778.65     0.27%          73.11%           1         6.2500%
12099            2,925,000.00       2,923,125.28     0.27%          73.38%           1         8.2250%
851479           2,950,000.00       2,903,970.28     0.27%          73.65%           1         7.2700%
851365           2,900,000.00       2,881,844.00     0.27%          73.92%           1         6.3500%
-----------------------------------------------------------------------------------------------------------
851525           2,900,000.00       2,874,709.76     0.27%          74.18%           1         7.7300%
851581           2,875,000.00       2,875,000.00     0.27%          74.45%           1         6.9200%
851528           2,850,000.00       2,838,061.30     0.26%          74.71%           1         7.4900%
851305           2,850,000.00       2,815,670.99     0.26%          74.97%           1         6.3400%
9419             2,850,000.00       2,811,961.60     0.26%          75.23%           1         7.3850%
-----------------------------------------------------------------------------------------------------------
18346            2,800,000.00       2,798,019.80     0.26%          75.49%           1         7.7400%
851244           2,775,000.00       2,740,504.35     0.25%          75.74%           1         7.1250%
851381           2,800,000.00       2,724,100.70     0.25%          76.00%           1         6.3900%
9675             2,725,000.00       2,720,493.82     0.25%          76.25%           1         8.6550%
851267           2,710,000.00       2,689,667.36     0.25%          76.50%           2         6.6550%
    851267A                                                                          1
    851267B                                                                          1
-----------------------------------------------------------------------------------------------------------
851503           2,690,000.00       2,684,294.63     0.25%          76.74%           1         7.3900%
851387           2,700,000.00       2,674,464.98     0.25%          76.99%           1         6.5300%
851507           2,700,000.00       2,649,800.12     0.25%          77.24%           1         7.2500%
851467           2,650,000.00       2,621,777.99     0.24%          77.48%           1         7.6100%
851342           2,640,000.00       2,601,969.33     0.24%          77.72%           1         6.5600%
-----------------------------------------------------------------------------------------------------------
851420           2,625,000.00       2,593,579.53     0.24%          77.96%           1         5.7000%
851430           2,600,000.00       2,569,286.09     0.24%          78.20%           1         7.5800%
25117            2,500,000.00       2,498,196.02     0.23%          78.43%           1         7.6400%
25352            2,500,000.00       2,498,082.47     0.23%          78.66%           1         7.3350%
851340           2,528,000.00       2,491,582.80     0.23%          78.89%           1         6.5600%
-----------------------------------------------------------------------------------------------------------
16958            2,500,000.00       2,493,554.59     0.23%          79.12%           1         7.4950%
851424           2,500,000.00       2,484,805.93     0.23%          79.35%           1         6.4900%
851333           2,500,000.00       2,483,643.45     0.23%          79.58%           1         6.1400%
851464           2,500,000.00       2,481,303.32     0.23%          79.81%           1         6.8700%
11505            2,500,000.00       2,471,050.70     0.23%          80.04%           1         8.0600%
-----------------------------------------------------------------------------------------------------------
851481           2,500,000.00       2,453,350.18     0.23%          80.27%           1         7.3400%
851806           2,500,000.00       2,451,004.84     0.23%          80.49%           1         6.8000%
851472           2,475,000.00       2,435,143.99     0.23%          80.72%           1         6.9000%
26032            2,390,000.00       2,388,558.08     0.22%          80.94%           1         8.5200%
851408           2,400,000.00       2,381,962.54     0.22%          81.16%           1         7.0000%
-----------------------------------------------------------------------------------------------------------
851371           2,400,000.00       2,373,909.62     0.22%          81.38%           1         6.3000%
17553            2,350,000.00       2,336,206.16     0.22%          81.60%           1         7.4000%
851450           2,320,000.00       2,306,808.42     0.21%          81.81%           1         6.8000%
25144            2,300,000.00       2,297,620.60     0.21%          82.02%           1         8.1000%
851423           2,300,000.00       2,293,296.98     0.21%          82.23%           1         8.0700%
-----------------------------------------------------------------------------------------------------------
851426           2,220,000.00       2,207,862.96     0.20%          82.44%           1         6.9800%
25485            2,200,000.00       2,197,453.73     0.20%          82.64%           1         7.4050%
25508            2,200,000.00       2,197,675.41     0.20%          82.85%           1         7.9700%
851200           2,210,000.00       2,193,361.66     0.20%          83.05%           1         7.1700%
-----------------------------------------------------------------------------------------------------------
851192           2,250,000.00       2,185,363.00     0.20%          83.25%           2         7.1400%
    851192A                                                                          1
    851192B                                                                          1
25445            2,150,000.00       2,150,000.00     0.20%          83.45%           1         7.9700%
851395           2,137,500.00       2,124,448.73     0.20%          83.65%           1         6.7700%
17962            2,100,000.00       2,098,361.80     0.19%          83.84%           1         7.2500%
-----------------------------------------------------------------------------------------------------------
851285           2,100,000.00       2,083,954.25     0.19%          84.03%           1         6.0800%
851328           2,100,000.00       2,083,349.15     0.19%          84.23%           1         6.9350%
851508           2,050,000.00       2,037,967.06     0.19%          84.41%           1         7.4000%
851808           2,100,000.00       2,032,344.84     0.19%          84.60%           1         6.8500%
851409           2,040,000.00       2,021,765.09     0.19%          84.79%           1         6.6300%
-----------------------------------------------------------------------------------------------------------
851312           2,030,000.00       2,005,849.44     0.19%          84.98%           1         6.7200%
851478           2,000,000.00       1,990,994.19     0.18%          85.16%           1         7.8400%
851809           2,000,000.00       1,990,373.63     0.18%          85.34%           1         8.2000%
851452           2,000,000.00       1,982,742.08     0.18%          85.53%           1         6.8400%
851352           2,000,000.00       1,981,395.28     0.18%          85.71%           1         6.3900%
-----------------------------------------------------------------------------------------------------------
851393           1,970,000.00       1,957,971.47     0.18%          85.89%           1         6.7700%
851530           1,950,000.00       1,944,174.47     0.18%          86.07%           1         7.9350%
851336           1,942,500.00       1,909,432.51     0.18%          86.25%           1         7.0300%
851565           1,900,000.00       1,898,110.00     0.18%          86.42%           1         8.3400%
851348           1,900,000.00       1,878,417.97     0.17%          86.60%           1         6.6900%
-----------------------------------------------------------------------------------------------------------
851401           1,900,000.00       1,872,862.60     0.17%          86.77%           1         6.4200%
851310           1,900,000.00       1,867,725.09     0.17%          86.94%           1         7.3400%
851555           1,792,500.00       1,790,656.17     0.17%          87.11%           1         8.1350%
851264           1,800,000.00       1,778,160.62     0.16%          87.27%           1         6.5800%
851364           1,800,000.00       1,770,249.48     0.16%          87.44%           1         6.5500%
-----------------------------------------------------------------------------------------------------------
851278           1,800,000.00       1,767,356.47     0.16%          87.60%           1         5.7500%
25078            1,750,000.00       1,748,207.21     0.16%          87.76%           1         8.1600%
851361           1,760,000.00       1,744,761.70     0.16%          87.92%           1         6.8200%
851484           1,750,000.00       1,738,538.94     0.16%          88.09%           1         6.7000%
851330           1,750,000.00       1,729,647.33     0.16%          88.25%           1         6.5500%
-----------------------------------------------------------------------------------------------------------
851282           1,725,000.00       1,711,354.61     0.16%          88.40%           1         5.9100%
16953            1,700,000.00       1,695,510.77     0.16%          88.56%           1         7.4000%
851493           1,700,000.00       1,689,433.76     0.16%          88.72%           1         7.0300%
851383           1,700,000.00       1,684,625.77     0.16%          88.87%           1         6.5600%
17923            1,675,000.00       1,671,944.74     0.15%          89.03%           1         8.1700%
-----------------------------------------------------------------------------------------------------------
851390           1,700,000.00       1,665,130.41     0.15%          89.18%           1         6.2200%
851353           1,675,000.00       1,654,350.95     0.15%          89.33%           1         6.2000%
851501           1,650,000.00       1,644,366.44     0.15%          89.49%           1         7.1900%
851487           1,650,000.00       1,643,732.88     0.15%          89.64%           1         8.0000%
851463           1,650,000.00       1,636,317.62     0.15%          89.79%           1         6.2300%
-----------------------------------------------------------------------------------------------------------
851394           1,645,000.00       1,635,431.82     0.15%          89.94%           1         7.0200%
851416           1,650,000.00       1,634,032.04     0.15%          90.09%           1         6.3800%
851334           1,650,000.00       1,629,490.78     0.15%          90.24%           1         6.1500%
851449           1,610,000.00       1,602,639.95     0.15%          90.39%           1         7.0200%
851556           1,600,000.00       1,598,998.35     0.15%          90.54%           1         8.3400%
-----------------------------------------------------------------------------------------------------------
851236           1,612,500.00       1,587,079.69     0.15%          90.69%           1         6.7500%
851323           1,600,000.00       1,578,771.98     0.15%          90.83%           1         5.7500%
851396           1,575,000.00       1,565,838.96     0.14%          90.98%           1         7.0200%
851242           1,590,000.00       1,559,997.96     0.14%          91.12%           1         6.2100%
851329           1,580,000.00       1,560,650.39     0.14%          91.27%           1         6.2400%
-----------------------------------------------------------------------------------------------------------
851441           1,600,000.00       1,542,715.20     0.14%          91.41%           1         6.5700%
25479            1,550,000.00       1,548,936.53     0.14%          91.55%           1         7.8900%
851494           1,550,000.00       1,544,537.25     0.14%          91.70%           1         7.3500%
851349           1,550,000.00       1,537,634.47     0.14%          91.84%           1         7.3000%
851526           1,510,000.00       1,506,791.32     0.14%          91.98%           1         7.3800%
-----------------------------------------------------------------------------------------------------------
17961            1,500,000.00       1,498,829.86     0.14%          92.12%           1         7.2500%
851569           1,500,000.00       1,500,000.00     0.14%          92.25%           1         7.8400%
851539           1,500,000.00       1,495,019.93     0.14%          92.39%           1         7.7000%
851520           1,500,000.00       1,495,238.42     0.14%          92.53%           1         7.6000%
851453           1,500,000.00       1,493,289.81     0.14%          92.67%           1         7.3300%
-----------------------------------------------------------------------------------------------------------
851486           1,500,000.00       1,491,997.27     0.14%          92.81%           1         8.0000%
851477           1,500,000.00       1,489,036.34     0.14%          92.95%           1         7.0100%
851248           1,500,000.00       1,487,643.10     0.14%          93.08%           1         7.1100%
851283           1,500,000.00       1,486,726.55     0.14%          93.22%           1         6.4250%
851392           1,500,000.00       1,484,269.12     0.14%          93.36%           1         6.5200%
-----------------------------------------------------------------------------------------------------------
851344           1,500,000.00       1,484,141.55     0.14%          93.50%           1         7.1100%
851405           1,500,000.00       1,482,538.69     0.14%          93.63%           1         8.0200%
851299           1,500,000.00       1,461,310.36     0.14%          93.77%           1         6.8100%
851377           1,500,000.00       1,457,618.33     0.13%          93.90%           1         5.7500%
851356           1,447,000.00       1,428,170.72     0.13%          94.03%           1         7.1600%
-----------------------------------------------------------------------------------------------------------
851307           1,500,000.00       1,417,443.97     0.13%          94.17%           1         6.3500%
17927            1,400,000.00       1,396,064.59     0.13%          94.30%           1         8.2650%
851456           1,424,850.00       1,392,401.96     0.13%          94.42%           1         6.6500%
851373           1,400,000.00       1,391,688.87     0.13%          94.55%           1         6.6000%
851434           1,400,000.00       1,388,480.52     0.13%          94.68%           1         7.1200%
-----------------------------------------------------------------------------------------------------------
851343           1,400,000.00       1,383,908.40     0.13%          94.81%           1         6.6200%
851391           1,412,000.00       1,376,935.83     0.13%          94.94%           1         5.6500%
851398           1,365,000.00       1,357,060.46     0.13%          95.06%           1         7.0200%
851372           1,375,000.00       1,354,511.50     0.13%          95.19%           1         7.2000%
851261           1,360,000.00       1,346,162.62     0.12%          95.31%           1         7.9700%
-----------------------------------------------------------------------------------------------------------
851322           1,380,000.00       1,326,858.89     0.12%          95.44%           1         5.9600%
25742            1,300,000.00       1,298,565.03     0.12%          95.56%           1         7.7000%
851418           1,300,000.00       1,288,668.36     0.12%          95.67%           1         6.7800%
851335           1,300,000.00       1,277,230.11     0.12%          95.79%           1         5.8900%
851260           1,300,000.00       1,276,190.41     0.12%          95.91%           1         6.4500%
-----------------------------------------------------------------------------------------------------------
25024            1,255,000.00       1,253,783.98     0.12%          96.03%           1         8.5000%
851341           1,264,000.00       1,245,791.37     0.12%          96.14%           1         6.5600%
851355           1,225,000.00       1,214,816.67     0.11%          96.25%           1         7.0600%
851457           1,200,000.00       1,191,513.63     0.11%          96.36%           1         7.2100%
851286           1,200,000.00       1,189,002.58     0.11%          96.47%           1         5.7100%
-----------------------------------------------------------------------------------------------------------
851389           1,200,000.00       1,168,750.52     0.11%          96.58%           1         6.7000%
851250           1,150,000.00       1,139,960.78     0.11%          96.69%           1         6.8100%
851195           1,150,000.00       1,134,631.12     0.10%          96.79%           1         6.6550%
851265           1,120,000.00       1,106,267.39     0.10%          96.90%           1         6.9100%
851358           1,100,000.00       1,092,025.75     0.10%          97.00%           1         6.3350%
-----------------------------------------------------------------------------------------------------------
851203           1,100,000.00       1,091,846.54     0.10%          97.10%           1         7.2400%
851421           1,100,000.00       1,089,918.77     0.10%          97.20%           1         6.4800%
851292           1,100,000.00       1,087,313.98     0.10%          97.30%           1         6.6000%
850952           1,100,000.00       1,085,817.46     0.10%          97.40%           1         6.6100%
851129           1,100,000.00       1,073,369.88     0.10%          97.50%           1         6.8500%
-----------------------------------------------------------------------------------------------------------
851351           1,075,000.00       1,061,746.37     0.10%          97.60%           1         7.5800%
851363           1,070,000.00       1,049,008.05     0.10%          97.69%           1         6.7500%
851429           1,050,000.00       1,043,374.91     0.10%          97.79%           1         7.8900%
851362           1,030,000.00       1,022,289.93     0.09%          97.89%           1         6.1800%
851258           1,020,000.00       1,004,414.10     0.09%          97.98%           1         7.0000%
-----------------------------------------------------------------------------------------------------------
851266           1,000,000.00         992,071.54     0.09%          98.07%           1         6.4000%
851263           1,000,000.00         991,224.29     0.09%          98.16%           1         7.5800%
851272           1,000,000.00         991,236.60     0.09%          98.25%           1         6.7900%
851174           1,000,000.00         989,492.15     0.09%          98.35%           1         7.2500%
851442           1,000,000.00         987,687.03     0.09%          98.44%           1         7.5900%
-----------------------------------------------------------------------------------------------------------
851256           1,010,000.00         984,344.13     0.09%          98.53%           1         6.9850%
851359           1,000,000.00         983,218.60     0.09%          98.62%           1         6.4200%
851252           1,000,000.00         973,094.96     0.09%          98.71%           1         6.4800%
851273           1,000,000.00         967,839.34     0.09%          98.80%           1         6.8700%
851288             955,000.00         944,067.75     0.09%          98.89%           1         5.9800%
-----------------------------------------------------------------------------------------------------------
851308             970,000.00         940,789.45     0.09%          98.97%           1         6.3600%
851296             920,000.00         912,420.25     0.08%          99.06%           1         6.2200%
11101              900,000.00         892,961.41     0.08%          99.14%           1         8.0500%
851284             850,000.00         843,097.07     0.08%          99.22%           1         5.7800%
851275             850,000.00         824,605.13     0.08%          99.29%           1         6.6700%
-----------------------------------------------------------------------------------------------------------
851171             825,000.00         819,258.03     0.08%          99.37%           1         6.5300%
851382             820,000.00         805,828.81     0.07%          99.44%           1         7.3200%
851360             800,000.00         791,373.71     0.07%          99.52%           1         6.3500%
851451             785,000.00         778,317.24     0.07%          99.59%           1         6.9200%
851374             750,000.00         743,912.12     0.07%          99.66%           1         6.2900%
-----------------------------------------------------------------------------------------------------------
851238             750,000.00         736,195.03     0.07%          99.73%           1         6.4100%
851122             750,000.00         730,630.54     0.07%          99.79%           1         6.9700%
851402             700,000.00         675,272.51     0.06%          99.86%           1         6.8200%
851319             660,000.00         648,439.86     0.06%          99.92%           1         5.8900%
851357             650,000.00         633,365.66     0.06%          99.98%           1         6.9000%
851320             270,000.00         266,698.97     0.02%          100.00%          1         6.5300%
===========================================================================================================

                                                                     STATED
                                                                    ORIGINAL        REMAINING
               INTEREST                              NET             TERM TO         TERM TO         ORIGINAL
                ACCRUAL          SERVICING        MORTGAGE          MATURITY        MATURITY       AMORTIZATION
LOAN NUMBER     METHOD           FEE RATE           RATE             (MOS.)          (MOS.)           (MOS.)
-------------------------------------------------------------------------------------------------------------------
                 30/360           0.053%           6.8120%             60               59               0
     25489A
     25489B
     25489C
     25489D
     25489E
     25489F
     25489G
     25489H
     25489I
     25489J
     25489K
     25489L
     25489M
     25489N
-------------------------------------------------------------------------------------------------------------------
851445           30/360           0.053%           8.2020%            240              234              240
851443           30/360           0.053%           8.2020%            236              234              235
851444           30/360           0.053%           8.2020%            240              234              240
851446           30/360           0.053%           8.2020%            240              234              240
851447           30/360           0.053%           7.6820%            116              114              116
-------------------------------------------------------------------------------------------------------------------
851499         Actual/360         0.053%           7.3720%             84               79              360
18041          Actual/360         0.053%           7.3370%            120              118              360
851550         Actual/360         0.053%           7.1620%            120              117              300
851563         Actual/360         0.053%           6.8670%            120              118              360
851476         Actual/360         0.053%           6.9170%            120              114              300
-------------------------------------------------------------------------------------------------------------------
9122           Actual/360         0.053%           7.5020%            120              119              360
16465          Actual/360         0.053%           7.5020%            120              119              360
851087         Actual/360         0.053%           7.3170%            240              228              240
25764          Actual/360         0.053%           6.9020%            120              119              360
25557          ACTUAL/360         0.053%           8.8070%            120              120              300
     25557A
     25557B
     25557C
     25557D
     25557E
     25557F
     25557G
-------------------------------------------------------------------------------------------------------------------
17660          Actual/360         0.053%           7.3970%            120              118              360
851580         Actual/360         0.053%           6.9470%            120              120              300
851500         Actual/360         0.053%           7.1870%             84               78              360
25387          ACTUAL/360         0.053%           8.8920%            120              119              300
     25387A
     25387B
-------------------------------------------------------------------------------------------------------------------
18066          Actual/360         0.053%           8.4070%            120              115              240
851439         Actual/360         0.053%           6.8570%            120              113              324
851465         Actual/360         0.053%           6.6670%            120              115              300
851802         Actual/360         0.053%           7.1970%            120              110              360
851367         Actual/360         0.053%           6.4570%            180              171              300
-------------------------------------------------------------------------------------------------------------------
851072         Actual/360         0.053%           7.4710%            115              107              324
18137          Actual/360         0.053%           7.7770%            120              118              360
18332          Actual/360         0.053%           7.3470%            120              116              360
851460         Actual/360         0.053%           6.8470%            120              114              360
5502           Actual/360         0.053%           7.4070%            120              118              360
-------------------------------------------------------------------------------------------------------------------
17877          Actual/360         0.053%           6.7720%            120              116               0
851498         Actual/360         0.053%           7.3770%             84               78              360
25069          Actual/360         0.053%           8.0670%            120              118              360
851400           30/360           0.053%           6.6570%            120              113              360
851578         Actual/360         0.053%           6.8170%            120              120              300
-------------------------------------------------------------------------------------------------------------------
851454         Actual/360         0.053%           7.4670%            120              115              300
851317         Actual/360         0.053%           6.9220%            180              172              240
850937         Actual/360         0.053%           7.3070%            180              171              180
851455         Actual/360         0.053%           6.8070%             84               78              300
17154          Actual/360         0.053%           7.1070%            120              118              360
-------------------------------------------------------------------------------------------------------------------
18173          Actual/360         0.053%           7.0770%            120              118              300
12130          Actual/360         0.053%           6.6570%            120              111              360
851384         Actual/360         0.053%           6.6670%            240              233              240
25118            30/360           0.053%           6.9670%             60               59               0
25959          Actual/360         0.053%           6.9020%            120              119              360
-------------------------------------------------------------------------------------------------------------------
851419         ACTUAL/360         0.053%           7.0370%            240              234              300
    851419A
    851419B
    851419C
851488         Actual/360         0.053%           7.9470%            120              115              300
-------------------------------------------------------------------------------------------------------------------
851303         Actual/360         0.053%           6.8770%            120              112              360
26031          Actual/360         0.053%           8.5620%            120              120              360
851579         Actual/360         0.053%           6.8070%            120              120              300
851468         Actual/360         0.053%           7.0970%            120              114              300
851404         Actual/360         0.053%           5.9370%            120              114              300
-------------------------------------------------------------------------------------------------------------------
851403         Actual/360         0.053%           8.1670%            120              116              300
850995         Actual/360         0.053%           7.3520%            120              108              300
25714          Actual/360         0.053%           7.6070%            120              119              360
851306           30/360           0.053%           6.2870%            120              111              360
851370           30/360           0.053%           7.5070%            120              116              300
-------------------------------------------------------------------------------------------------------------------
25271          Actual/360         0.053%           7.4070%            120              120              300
851459         Actual/360         0.053%           6.6670%            120              114              300
851469         Actual/360         0.053%           6.5570%            120              114              300
851425         Actual/360         0.053%           6.7070%            120              113              300
17583          Actual/360         0.053%           8.9370%            120              119              360
-------------------------------------------------------------------------------------------------------------------
5504           Actual/360         0.053%           7.4070%            120              118              360
851338           30/360           0.053%           7.2870%            240              233              240
17875          Actual/360         0.053%           7.3970%            120              117              276
25312          Actual/360         0.053%           7.7470%            120              119              360
851435         Actual/360         0.053%           6.6170%            120              114              360
-------------------------------------------------------------------------------------------------------------------
851438         Actual/360         0.053%           6.2070%            120              114              300
25609          ACTUAL/360         0.053%           7.3970%            120              120              360
     25609A
     25609B
     25609C
-------------------------------------------------------------------------------------------------------------------
851548         Actual/360         0.053%           7.3370%            120              118              300
851245           30/360           0.053%           6.6920%            144              135              300
851354           30/360           0.053%           6.6570%            144              139              144
851485         Actual/360         0.053%           6.8470%            120              113              300
851280           30/360           0.053%           7.1770%            240              231              240
851279           30/360           0.053%           7.1770%            240              231              240
851433         Actual/360         0.053%           6.4770%            120              112              300
-------------------------------------------------------------------------------------------------------------------
17718          Actual/360         0.053%           8.6770%            120              117              276
25423          Actual/360         0.053%           8.6670%            120              120              300
11134          Actual/360         0.053%           7.9870%            120              117              360
25675          Actual/360         0.053%           7.3620%            120              119              360
851399           30/360           0.053%           6.7170%            120              113              360
-------------------------------------------------------------------------------------------------------------------
851582         Actual/360         0.053%           6.7770%            120              120              300
851428           30/360           0.053%           6.0170%            120              113              300
851327         Actual/360         0.053%           6.6470%            180              172              240
25165          Actual/360         0.053%           7.5270%            120              119              300
851411         Actual/360         0.053%           6.5770%            180              173              300
-------------------------------------------------------------------------------------------------------------------
851388           30/360           0.053%           6.5070%            120              113              300
851560         Actual/360         0.053%           7.5770%            120              119              360
12052          Actual/360         0.053%           7.6770%            120              118              360
18113          Actual/360         0.053%           8.8670%            120              117              300
851406         Actual/360         0.053%           7.8070%            120              116              300
-------------------------------------------------------------------------------------------------------------------
25577          Actual/360         0.053%           8.1870%            120              120              360
851385         Actual/360         0.053%           6.8120%            240              233              240
16416          Actual/360         0.053%           8.6520%            120              117              360
25589          Actual/360         0.053%           7.7220%            120              119              360
851577         Actual/360         0.053%           7.0770%            120              120              300
-------------------------------------------------------------------------------------------------------------------
26174          Actual/360         0.053%           7.5070%            120              119              300
851243         Actual/360         0.053%           6.0070%            120              111              300
851415           30/360           0.053%           6.3470%            120              113              300
12101          Actual/360         0.053%           8.0320%            180              179              180
851347         Actual/360         0.053%           6.3870%            120              112              360
-------------------------------------------------------------------------------------------------------------------
16398          Actual/360         0.053%           8.1020%            120              118              360
25451          Actual/360         0.053%           7.8970%            120              119              300
851586         Actual/360         0.053%           7.7370%            120              120              360
851219         Actual/360         0.053%           6.1670%            120              114              300
851386         Actual/360         0.053%           7.4670%            240              233              240
-------------------------------------------------------------------------------------------------------------------
8643           Actual/360         0.053%           8.9470%            120              119              300
25195          Actual/360         0.053%           7.7470%            180              180              300
25559          Actual/360         0.053%           7.4770%            120              120              360
851246         Actual/360         0.053%           6.9120%            180              171              360
851337           30/360           0.053%           6.3870%            204              195              204
-------------------------------------------------------------------------------------------------------------------
851378         Actual/360         0.053%           6.8770%            180              172              180
851369         Actual/360         0.053%           6.1970%            180              172              180
12099          Actual/360         0.053%           8.1720%            120              119              360
851479         Actual/360         0.053%           7.2170%            180              175              180
851365         Actual/360         0.053%           6.2970%            120              113              360
-------------------------------------------------------------------------------------------------------------------
851525         Actual/360         0.053%           7.6770%            180              177              180
851581         Actual/360         0.053%           6.8670%            120              120              300
851528         Actual/360         0.053%           7.4370%            120              116              300
851305         Actual/360         0.053%           6.2870%            120              111              300
9419           Actual/360         0.053%           7.3320%            120              108              300
-------------------------------------------------------------------------------------------------------------------
18346          Actual/360         0.053%           7.6870%            120              119              360
851244           30/360           0.053%           7.0720%            120              110              300
851381           30/360           0.053%           6.3370%            180              172              180
9675           Actual/360         0.053%           8.6020%            120              118              300
851267         ACTUAL/360         0.053%           6.6020%            120              111              360
    851267A
    851267B
-------------------------------------------------------------------------------------------------------------------
851503         Actual/360         0.053%           7.3370%            120              118              300
851387           30/360           0.053%           6.4770%            120              113              300
851507         Actual/360         0.053%           7.1970%            180              174              180
851467         Actual/360         0.053%           7.5570%            240              234              240
851342           30/360           0.053%           6.5070%            240              233              240
-------------------------------------------------------------------------------------------------------------------
851420         Actual/360         0.053%           5.6470%            120              112              300
851430         Actual/360         0.053%           7.5270%            228              222              228
25117          Actual/360         0.053%           7.5870%            120              119              360
25352          Actual/360         0.053%           7.2820%            120              119              360
851340           30/360           0.053%           6.5070%            240              233              240
-------------------------------------------------------------------------------------------------------------------
16958          Actual/360         0.053%           7.4420%            120              116              360
851424         Actual/360         0.053%           6.4370%            120              113              360
851333         Actual/360         0.053%           6.0870%            120              113              360
851464         Actual/360         0.053%           6.8170%            120              114              300
11505          Actual/360         0.053%           8.0070%            120              113              240
-------------------------------------------------------------------------------------------------------------------
851481           30/360           0.053%           7.2870%            180              174              180
851806         Actual/360         0.053%           6.7470%            120              110              240
851472         Actual/360         0.053%           6.8470%            180              175              180
26032          Actual/360         0.053%           8.4670%            120              119              360
851408           30/360           0.053%           6.9470%            120              114              300
-------------------------------------------------------------------------------------------------------------------
851371         Actual/360         0.053%           6.2470%            120              112              300
17553          Actual/360         0.053%           7.3470%            120              115              300
851450         Actual/360         0.053%           6.7470%            120              113              360
25144          Actual/360         0.053%           8.0470%            180              179              300
851423         Actual/360         0.053%           8.0170%            120              117              300
-------------------------------------------------------------------------------------------------------------------
851426         Actual/360         0.053%           6.9270%            180              173              360
25485          Actual/360         0.053%           7.3520%            120              119              300
25508          Actual/360         0.053%           7.9170%            120              119              300
851200         Actual/360         0.053%           7.1170%            180              170              360
-------------------------------------------------------------------------------------------------------------------
851192           30/360           0.053%           7.0870%            180              171              180
    851192A
    851192B
25445          Actual/360         0.053%           7.9170%            120              120              300
851395           30/360           0.053%           6.7170%            120              113              360
17962          Actual/360         0.053%           7.1970%            120              119              360
-------------------------------------------------------------------------------------------------------------------
851285         Actual/360         0.053%           6.0270%            120              112              360
851328         Actual/360         0.053%           6.8820%            120              110              360
851508         Actual/360         0.053%           7.3470%            120              115              300
851808         Actual/360         0.053%           6.7970%            120              110              180
851409         Actual/360         0.053%           6.5770%            180              173              300
-------------------------------------------------------------------------------------------------------------------
851312         Actual/360         0.053%           6.6670%            120              114              240
851478         Actual/360         0.053%           7.7870%            120              113              360
851809         Actual/360         0.053%           8.1470%            120              112              360
851452         Actual/360         0.053%           6.7870%            120              113              300
851352         Actual/360         0.053%           6.3370%            120              113              300
-------------------------------------------------------------------------------------------------------------------
851393           30/360           0.053%           6.7170%            120              113              360
851530         Actual/360         0.053%           7.8820%            120              117              300
851336         Actual/360         0.053%           6.9770%            240              231              240
851565         Actual/360         0.053%           8.2870%            120              119              300
851348         Actual/360         0.053%           6.6370%            180              171              300
-------------------------------------------------------------------------------------------------------------------
851401         Actual/360         0.053%           6.3670%            121              114              240
851310           30/360           0.053%           7.2870%            240              231              240
851555         Actual/360         0.053%           8.0820%            120              119              300
851264           30/360           0.053%           6.5270%            120              111              300
851364           30/360           0.053%           6.4970%            241              233              240
-------------------------------------------------------------------------------------------------------------------
851278           30/360           0.053%           5.6970%            120              112              240
25078          Actual/360         0.053%           8.1070%            120              119              300
851361         Actual/360         0.053%           6.7670%            120              113              300
851484         Actual/360         0.053%           6.6470%            120              115              300
851330         Actual/360         0.053%           6.4970%            120              111              300
-------------------------------------------------------------------------------------------------------------------
851282         Actual/360         0.053%           5.8570%            120              112              360
16953          Actual/360         0.053%           7.3470%            120              116              360
851493           30/360           0.053%           6.9770%            120              115              300
851383         Actual/360         0.053%           6.5070%            120              113              300
17923          Actual/360         0.053%           8.1170%            120              118              300
-------------------------------------------------------------------------------------------------------------------
851390           30/360           0.053%           6.1670%            180              174              180
851353         Actual/360         0.053%           6.1470%            120              111              300
851501         Actual/360         0.053%           7.1370%            120              117              300
851487         Actual/360         0.053%           7.9470%            120              116              300
851463         Actual/360         0.053%           6.1770%            120              114              300
-------------------------------------------------------------------------------------------------------------------
851394           30/360           0.053%           6.9670%            120              113              360
851416           30/360           0.053%           6.3270%            120              113              300
851334         Actual/360         0.053%           6.0970%            120              111              300
851449         Actual/360         0.053%           6.9670%            120              116              300
851556         Actual/360         0.053%           8.2870%            120              119              360
-------------------------------------------------------------------------------------------------------------------
851236         Actual/360         0.053%           6.6970%            180              172              240
851323         Actual/360         0.053%           5.6970%            120              111              300
851396           30/360           0.053%           6.9670%            120              113              360
851242         Actual/360         0.053%           6.1570%            120              111              240
851329         Actual/360         0.053%           6.1870%            120              111              300
-------------------------------------------------------------------------------------------------------------------
851441         Actual/360         0.053%           6.5170%            120              114              120
25479          Actual/360         0.053%           7.8370%            120              119              360
851494           30/360           0.053%           7.2970%            120              117              300
851349         Actual/360         0.053%           7.2470%            180              173              300
851526         Actual/360         0.053%           7.3270%            120              118              300
-------------------------------------------------------------------------------------------------------------------
17961          Actual/360         0.053%           7.1970%            120              119              360
851569         Actual/360         0.053%           7.7870%            120              120              300
851539         Actual/360         0.053%           7.6470%            240              238              240
851520         Actual/360         0.053%           7.5470%            120              117              300
851453         Actual/360         0.053%           7.2770%            120              114              360
-------------------------------------------------------------------------------------------------------------------
851486         Actual/360         0.053%           7.9470%            120              115              300
851477         Actual/360         0.053%           6.9570%            120              114              300
851248           30/360           0.053%           7.0570%            180              170              360
851283         Actual/360         0.053%           6.3720%            120              110              360
851392         Actual/360         0.053%           6.4670%            180              172              300
-------------------------------------------------------------------------------------------------------------------
851344         Actual/360         0.053%           7.0570%            120              111              300
851405         Actual/360         0.053%           7.9670%            240              233              240
851299         Actual/360         0.053%           6.7570%            180              172              180
851377         Actual/360         0.053%           5.6970%            180              172              180
851356         Actual/360         0.053%           7.1070%            240              233              240
-------------------------------------------------------------------------------------------------------------------
851307           30/360           0.053%           6.2970%            120              111              120
17927          Actual/360         0.053%           8.2120%            120              117              300
851456         Actual/360         0.053%           6.5970%            180              173              180
851373         Actual/360         0.053%           6.5470%            120              113              360
851434         Actual/360         0.053%           7.0670%            180              173              300
-------------------------------------------------------------------------------------------------------------------
851343         Actual/360         0.053%           6.5670%            120              111              300
851391         Actual/360         0.053%           5.5970%            180              173              180
851398           30/360           0.053%           6.9670%            120              113              360
851372         Actual/360         0.053%           7.1470%            240              232              240
851261         Actual/360         0.053%           7.9170%            240              234              240
-------------------------------------------------------------------------------------------------------------------
851322         Actual/360         0.053%           5.9070%            120              112              144
25742          Actual/360         0.053%           7.6470%            120              119              300
851418         Actual/360         0.053%           6.7270%             84               77              300
851335         Actual/360         0.053%           5.8370%            120              112              240
851260         Actual/360         0.053%           6.3970%            120              111              240
-------------------------------------------------------------------------------------------------------------------
25024          Actual/360         0.053%           8.4470%            120              119              300
851341           30/360           0.053%           6.5070%            240              233              240
851355         Actual/360         0.053%           7.0070%            120              113              300
851457         Actual/360         0.053%           7.1570%            120              114              300
851286         Actual/360         0.053%           5.6570%            120              111              360
-------------------------------------------------------------------------------------------------------------------
851389         Actual/360         0.053%           6.6470%            180              172              180
851250           30/360           0.053%           6.7570%            180              170              360
851195           30/360           0.053%           6.6020%            120              110              300
851265         Actual/360         0.053%           6.8570%            120              110              300
851358         Actual/360         0.053%           6.2820%            120              112              360
-------------------------------------------------------------------------------------------------------------------
851203         Actual/360         0.053%           7.1870%            180              170              360
851421         Actual/360         0.053%           6.4270%            120              113              300
851292         Actual/360         0.053%           6.5470%            120              111              300
850952         Actual/360         0.053%           6.5570%            120              110              300
851129           30/360           0.053%           6.7970%            120              108              240
-------------------------------------------------------------------------------------------------------------------
851351         Actual/360         0.053%           7.5270%            120              113              240
851363           30/360           0.053%           6.6970%            180              174              180
851429         Actual/360         0.053%           7.8370%            120              114              300
851362         Actual/360         0.053%           6.1270%            120              112              360
851258         Actual/360         0.053%           6.9470%            121              113              240
-------------------------------------------------------------------------------------------------------------------
851266         Actual/360         0.053%           6.3470%            120              111              360
851263         Actual/360         0.053%           7.5270%            120              112              300
851272           30/360           0.053%           6.7370%            180              170              360
851174         Actual/360         0.053%           7.1970%            120              109              324
851442         Actual/360         0.053%           7.5370%            240              233              240
-------------------------------------------------------------------------------------------------------------------
851256         Actual/360         0.053%           6.9320%            180              172              180
851359           30/360           0.053%           6.3670%            240              232              240
851252           30/360           0.053%           6.4270%            180              172              180
851273         Actual/360         0.053%           6.8170%            120              110              180
851288         Actual/360         0.053%           5.9270%            120              112              300
-------------------------------------------------------------------------------------------------------------------
851308         Actual/360         0.053%           6.3070%            180              171              180
851296         Actual/360         0.053%           6.1670%            120              111              360
11101          Actual/360         0.053%           7.9970%            180              167              360
851284         Actual/360         0.053%           5.7270%            120              112              360
851275           30/360           0.053%           6.6170%            180              171              180
-------------------------------------------------------------------------------------------------------------------
851171         Actual/360         0.053%           6.4770%            120              112              360
851382         Actual/360         0.053%           7.2670%            204              197              204
851360         Actual/360         0.053%           6.2970%            120              112              300
851451         Actual/360         0.053%           6.8670%            120              113              300
851374         Actual/360         0.053%           6.2370%            120              111              360
-------------------------------------------------------------------------------------------------------------------
851238         Actual/360         0.053%           6.3570%            120              111              240
851122           30/360           0.053%           6.9170%            180              172              180
851402         Actual/360         0.053%           6.7670%            120              114              120
851319         Actual/360         0.053%           5.8370%            120              112              240
851357         Actual/360         0.053%           6.8470%            180              172              180
851320           30/360           0.053%           6.4770%            120              111              300
===================================================================================================================

                INTEREST           FIRST                                                                1997 NET
                  ONLY            PAYMENT         MATURITY           ANNUAL              IO             OPERATING
LOAN NUMBER      MONTHS            DATE             DATE               P&I             PAYMENT         INCOME (A)
-------------------------------------------------------------------------------------------------------------------
                   60            07/01/99         06/01/04        $ 3,943,942.50     $ 328,661.88      $ 4,016,972
     25489A
     25489B                                                                                                947,216
     25489C
     25489D
     25489E
     25489F                                                                                                634,847
     25489G
     25489H
     25489I
     25489J                                                                                              1,260,115
     25489K                                                                                              1,174,794
     25489L
     25489M
     25489N
-------------------------------------------------------------------------------------------------------------------
851445             0             02/01/99         01/01/19          1,073,998.20
851443             0             06/01/99         01/01/19            890,744.16
851444             0             02/01/99         01/01/19            695,541.72
851446             0             02/01/99         01/01/19            306,856.56
851447             0             06/01/99         01/01/09            427,594.20
-------------------------------------------------------------------------------------------------------------------
851499             0             03/01/99         02/01/06          2,148,890.40
18041              0             06/01/99         05/01/09          2,116,595.10                         3,276,021
851550             0             05/01/99         04/01/09          1,988,727.72
851563             0             06/01/99         05/01/09          1,773,914.40
851476             0             02/01/99         01/01/09          1,649,387.64                         2,109,910
-------------------------------------------------------------------------------------------------------------------
9122               0             07/01/99         06/01/09          1,543,753.96
16465              0             07/01/99         06/01/09             80,140.23
851087             0             08/01/98         07/01/18          1,809,099.36
25764              0             07/01/99         06/01/09          1,271,583.47                         2,296,805
25557              0             08/01/99         07/01/09          1,557,050.08                         3,353,224
     25557A                                                                                                586,446
     25557B                                                                                                604,376
     25557C                                                                                                486,438
     25557D                                                                                                565,716
     25557E                                                                                                320,727
     25557F                                                                                                567,119
     25557G                                                                                                222,402
-------------------------------------------------------------------------------------------------------------------
17660              0             06/01/99         05/01/09          1,277,477.68                         1,709,389
851580             0             08/01/99         07/01/09          1,087,733.16                           388,101
851500             0             02/01/99         01/01/06            981,357.24                         1,381,887
25387              0             07/01/99         06/01/09            936,353.59                         1,741,645
     25387A                                                                                              1,502,950
     25387B                                                                                                238,695
-------------------------------------------------------------------------------------------------------------------
18066              0             03/01/99         02/01/09            238,820.93                           488,875
851439             0             01/01/99         12/01/08            941,102.88                         1,680,173
851465             0             03/01/99         02/01/09            872,297.16                         1,590,331
851802             0             10/01/98         09/01/08            818,611.56                         1,022,740
851367             0             11/01/98         10/01/13            808,971.12                         1,145,702
-------------------------------------------------------------------------------------------------------------------
851072             0             12/01/98         06/01/08            820,447.92                           962,623
18137              0             06/01/99         05/01/09            779,704.28                           395,326
18332              0             04/01/99         03/01/09            722,844.51                           836,862
851460             0             02/01/99         01/01/09            683,626.92                         1,229,272
5502               0             06/01/99         05/01/09            656,081.85                         1,166,374
-------------------------------------------------------------------------------------------------------------------
17877             120            04/01/99         03/01/09            529,364.06        44,113.67        1,046,633
851498             0             02/01/99         01/01/06            624,984.72                         1,052,602
25069              0             06/01/99         05/01/09            665,260.72                           822,376
851400             0             01/01/99         12/01/08            558,093.48                           727,541
851578             0             08/01/99         07/01/09            590,937.60                           953,949
-------------------------------------------------------------------------------------------------------------------
851454             0             03/01/99         02/01/09            628,508.40
851317             0             12/01/98         11/01/13            645,348.36                         1,460,268
850937             0             11/01/98         10/01/13            772,022.64
851455             0             02/01/99         01/01/06            552,715.68                           817,724
17154              0             06/01/99         05/01/09            527,344.36                           676,228
-------------------------------------------------------------------------------------------------------------------
18173              0             06/01/99         05/01/09            557,773.19                         1,177,466
12130              0             11/01/98         10/01/08            496,083.03
851384             0             01/01/99         12/01/18            568,936.08                           879,099
25118              60            07/01/99         06/01/04            421,200.00        35,100.00        3,546,217
25959              0             07/01/99         06/01/09            476,843.80                         1,095,692
-------------------------------------------------------------------------------------------------------------------
851419             0             02/01/99         01/01/19            483,095.88                           916,311
    851419A                                                                                                692,060
    851419B                                                                                                178,058
    851419C                                                                                                 46,193
851488             0             03/01/99         02/01/09            518,660.52                           573,851
-------------------------------------------------------------------------------------------------------------------
851303             0             12/01/98         11/01/08            443,928.60                           620,677
26031              0             08/01/99         07/01/09            517,534.19
851579             0             08/01/99         07/01/09            462,690.12                           923,467
851468             0             02/01/99         01/01/09            472,808.64                           782,371
851404             0             02/01/99         01/01/09            424,835.64                           604,151
-------------------------------------------------------------------------------------------------------------------
851403             0             04/01/99         03/01/09            509,617.32                           853,331
850995             0             08/01/98         07/01/08            474,869.28                           677,060
25714              0             07/01/99         06/01/09            443,166.67
851306             0             11/01/98         10/01/08            383,392.08                           680,512
851370             0             04/01/99         03/01/09            454,653.72                           241,545
-------------------------------------------------------------------------------------------------------------------
25271              0             08/01/99         07/01/09            441,834.78                           729,259
851459             0             02/01/99         01/01/09            413,411.04                           586,120
851469             0             02/01/99         01/01/09            409,258.08                           902,784
851425             0             01/01/99         12/01/08            414,925.92
17583              0             07/01/99         06/01/09            477,518.49                           863,891
-------------------------------------------------------------------------------------------------------------------
5504               0             06/01/99         05/01/09            413,707.66                           719,442
851338             0             01/01/99         12/01/18            477,502.92                           500,700
17875              0             05/01/99         04/01/09            443,555.89
25312              0             07/01/99         06/01/09            414,645.41                           512,923
851435             0             02/01/99         01/01/09            370,534.56                           629,266
-------------------------------------------------------------------------------------------------------------------
851438             0             02/01/99         01/01/09            379,374.96
25609              0             08/01/99         07/01/09            398,689.93                           597,681
     25609A
     25609B                                                                                                228,681
     25609C                                                                                                369,000
-------------------------------------------------------------------------------------------------------------------
851548             0             06/01/99         05/01/09            416,715.96
851245             0             11/01/98         10/01/10            372,921.72
851354             0             03/01/99         02/01/11            547,013.04                         1,137,844
851485             0             01/01/99         12/01/08            369,817.92                           756,046
851280             0             11/01/98         10/01/18            208,339.44                           279,672
851279             0             11/01/98         10/01/18            208,339.44                           269,654
851433             0             12/01/98         11/01/08            349,374.84                           650,287
-------------------------------------------------------------------------------------------------------------------
17718              0             05/01/99         04/01/09            429,054.56                           340,928
25423              0             08/01/99         07/01/09            403,492.35                           713,252
11134              0             05/01/99         04/01/09            362,385.04                           507,147
25675              0             07/01/99         06/01/09            332,833.62                           508,597
851399             0             01/01/99         12/01/08            310,015.68                           489,336
-------------------------------------------------------------------------------------------------------------------
851582             0             08/01/99         07/01/09            323,626.80                           635,900
851428             0             01/01/99         12/01/08            303,538.80
851327             0             12/01/98         11/01/13            354,460.56
25165              0             07/01/99         06/01/09            339,356.43                           717,805
851411             0             01/01/99         12/01/13            311,608.92                           730,774
-------------------------------------------------------------------------------------------------------------------
851388             0             01/01/99         12/01/08            309,606.36                           435,089
851560             0             07/01/99         06/01/09            318,661.92                           677,039
12052              0             06/01/99         05/01/09            321,763.80
18113              0             05/01/99         04/01/09            370,173.85                           942,243
851406             0             04/01/99         03/01/09            329,428.08                           580,235
-------------------------------------------------------------------------------------------------------------------
25577              0             08/01/99         07/01/09            315,236.76
851385             0             01/01/99         12/01/18            324,532.44                           398,620
16416              0             05/01/99         04/01/09            324,364.30                           437,972
25589              0             07/01/99         06/01/09            296,017.56                           318,644
851577             0             08/01/99         07/01/09            293,901.48                           499,475
-------------------------------------------------------------------------------------------------------------------
26174              0             07/01/99         06/01/09            294,187.75                           546,029
851243             0             11/01/98         10/01/08            252,321.12                           310,501
851415             0             01/01/99         12/01/08            259,694.88                           310,526
12101              0             07/01/99         06/01/14            368,857.19                           760,144
851347             0             12/01/98         11/01/08            241,200.84                           460,173
-------------------------------------------------------------------------------------------------------------------
16398              0             06/01/99         05/01/09            280,564.72                           517,053
25451              0             07/01/99         06/01/09            288,190.09                           402,768
851586             0             08/01/99         07/01/09            267,534.36
851219             0             02/01/99         01/01/09            244,707.60                           486,284
851386             0             01/01/99         12/01/18            295,294.92                           410,776
-------------------------------------------------------------------------------------------------------------------
8643               0             07/01/99         06/01/09            302,110.69                           490,394
25195              0             08/01/99         07/01/14            273,101.17                           544,775
25559              0             08/01/99         07/01/09            252,457.17                           314,469
851246             0             11/01/98         10/01/13            238,663.32
851337             0             11/01/98         10/01/15            290,783.16                           519,687
-------------------------------------------------------------------------------------------------------------------
851378             0             12/01/98         11/01/13            322,170.96                           440,755
851369             0             12/01/98         11/01/13            308,672.28                           600,778
12099              0             07/01/99         06/01/09            263,077.94                           285,834
851479             0             03/01/99         02/01/14            323,552.64                           435,816
851365             0             01/01/99         12/01/08            216,538.08                           277,912
-------------------------------------------------------------------------------------------------------------------
851525             0             05/01/99         04/01/14            327,165.48
851581             0             08/01/99         07/01/09            242,081.04                           468,203
851528             0             04/01/99         03/01/09            252,512.64                           321,582
851305             0             11/01/98         10/01/08            227,513.28                           347,034
9419               0             08/01/98         07/01/08            250,182.29                           401,560
-------------------------------------------------------------------------------------------------------------------
18346              0             07/01/99         06/01/09            240,482.37
851244             0             10/01/98         09/01/08            238,019.52                           383,984
851381             0             12/01/98         11/01/13            290,664.00                           503,804
9675               0             06/01/99         05/01/09            266,733.61
851267             0             11/01/98         10/01/08            208,874.64                           329,946
    851267A                                                                                                251,345
    851267B                                                                                                 78,601
-------------------------------------------------------------------------------------------------------------------
851503             0             06/01/99         05/01/09            236,241.48                           308,279
851387             0             01/01/99         12/01/08            219,374.88                           363,559
851507             0             02/01/99         01/01/14            295,707.60                           427,934
851467             0             02/01/99         01/01/19            258,321.84
851342             0             01/01/99         12/01/18            237,318.00                           515,387
-------------------------------------------------------------------------------------------------------------------
851420             0             12/01/98         11/01/08            197,217.84
851430             0             02/01/99         01/01/18            258,620.16
25117              0             07/01/99         06/01/09            212,647.77                           386,026
25352              0             07/01/99         06/01/09            206,385.32                           385,908
851340             0             01/01/99         12/01/18            227,249.88                           525,202
-------------------------------------------------------------------------------------------------------------------
16958              0             04/01/99         03/01/09            209,661.65
851424             0             01/01/99         12/01/08            189,423.12                         1,207,088
851333             0             01/01/99         12/01/08            182,574.24                           723,990
851464             0             02/01/99         01/01/09            209,552.40                           450,764
11505              0             01/01/99         12/01/08            252,053.42                           445,886
-------------------------------------------------------------------------------------------------------------------
851481             0             02/01/99         01/01/14            275,383.08                           707,158
851806             0             10/01/98         09/01/08            229,001.88                           376,727
851472             0             03/01/99         02/01/14            265,294.32                           241,686
26032              0             07/01/99         06/01/09            220,931.03
851408             0             02/01/99         01/01/09            203,552.40                           821,736
-------------------------------------------------------------------------------------------------------------------
851371             0             12/01/98         11/01/08            190,875.84                           262,315
17553              0             03/01/99         02/01/09            206,564.68                           333,005
851450             0             01/01/99         12/01/08            181,495.92                           316,763
25144              0             07/01/99         06/01/14            214,852.86
851423             0             05/01/99         04/01/09            214,302.72                           250,188
-------------------------------------------------------------------------------------------------------------------
851426             0             01/01/99         12/01/13            176,878.92
25485              0             07/01/99         06/01/09            193,465.25
25508              0             07/01/99         06/01/09            203,235.10
851200             0             10/01/98         09/01/13            179,476.32
-------------------------------------------------------------------------------------------------------------------
851192             0             11/01/98         10/01/13            244,801.80                           449,043
    851192A                                                                                                214,408
    851192B                                                                                                234,635
25445              0             08/01/99         07/01/09            198,616.12                           361,633
851395             0             01/01/99         12/01/08            166,706.52                           310,729
17962              0             07/01/99         06/01/09            171,908.42                           575,142
-------------------------------------------------------------------------------------------------------------------
851285             0             12/01/98         11/01/08            152,385.24                           409,906
851328             0             10/01/98         09/01/08            166,557.60
851508             0             03/01/99         02/01/09            180,194.76                           298,100
851808             0             10/01/98         09/01/08            224,396.64                           430,260
851409             0             01/01/99         12/01/13            167,284.80                           423,327
-------------------------------------------------------------------------------------------------------------------
851312             0             02/01/99         01/01/09            184,790.40
851478             0             01/01/99         12/01/08            173,433.96                           254,941
851809             0             12/01/98         11/01/08            179,461.08                           228,962
851452             0             01/01/99         12/01/08            167,185.20
851352             0             01/01/99         12/01/08            160,404.00                           351,188
-------------------------------------------------------------------------------------------------------------------
851393             0             01/01/99         12/01/08            153,642.96                           255,525
851530             0             05/01/99         04/01/09            179,598.60
851336             0             11/01/98         10/01/18            181,142.16                           303,051
851565             0             07/01/99         06/01/09            181,140.00
851348             0             11/01/98         10/01/13            156,665.04
-------------------------------------------------------------------------------------------------------------------
851401             0             01/01/99         01/01/09            168,918.60                           281,720
851310             0             11/01/98         10/01/18            181,451.04                           312,078
851555             0             07/01/99         06/01/09            167,945.88
851264             0             11/01/98         10/01/08            146,926.32                           254,598
851364             0             12/01/98         12/01/18            161,680.20                           272,664
-------------------------------------------------------------------------------------------------------------------
851278             0             12/01/98         11/01/08            151,650.00                           459,288
25078              0             07/01/99         06/01/09            164,313.51                           272,408
851361             0             01/01/99         12/01/08            146,855.40                           249,794
851484             0             03/01/99         02/01/09            144,429.12                           328,289
851330             0             11/01/98         10/01/08            142,450.32                           275,464
-------------------------------------------------------------------------------------------------------------------
851282             0             12/01/98         11/01/08            122,911.80                           472,968
16953              0             04/01/99         03/01/09            141,245.48
851493             0             03/01/99         02/01/09            144,573.60                           264,643
851383             0             01/01/99         12/01/08            138,508.08                           253,423
17923              0             06/01/99         05/01/09            157,405.42                           237,104
-------------------------------------------------------------------------------------------------------------------
851390             0             02/01/99         01/01/14            174,580.92                           226,624
851353             0             11/01/98         10/01/08            131,973.00                           310,756
851501             0             05/01/99         04/01/09            142,351.32                           264,372
851487             0             04/01/99         03/01/09            152,819.64                           228,582
851463             0             02/01/99         01/01/09            130,369.92                           212,345
-------------------------------------------------------------------------------------------------------------------
851394             0             01/01/99         12/01/08            131,595.96                           214,190
851416             0             01/01/99         12/01/08            132,210.12                           268,909
851334             0             11/01/98         10/01/08            129,393.36                           277,007
851449             0             04/01/99         03/01/09            136,796.40                           227,449
851556             0             07/01/99         06/01/09            145,459.80
-------------------------------------------------------------------------------------------------------------------
851236             0             12/01/98         11/01/13            147,130.44                           234,399
851323             0             11/01/98         10/01/08            120,788.40                           290,994
851396             0             01/01/99         12/01/08            125,996.16                           204,226
851242             0             11/01/98         10/01/08            139,016.64                           300,920
851329             0             11/01/98         10/01/08            124,956.12                           213,508
-------------------------------------------------------------------------------------------------------------------
851441             0             02/01/99         01/01/09            218,696.52                           272,441
25479              0             07/01/99         06/01/09            135,056.61                           225,354
851494             0             05/01/99         04/01/09            135,642.72                           291,763
851349             0             01/01/99         12/01/13            135,041.88                           232,797
851526             0             06/01/99         05/01/09            132,494.04                           192,650
-------------------------------------------------------------------------------------------------------------------
17961              0             07/01/99         06/01/09            122,791.73                           410,827
851569             0             08/01/99         07/01/09            137,024.52                           201,920
851539             0             06/01/99         05/01/19            147,216.00                           215,380
851520             0             05/01/99         04/01/09            134,191.44                           121,144
851453             0             02/01/99         01/01/09            123,769.92
-------------------------------------------------------------------------------------------------------------------
851486             0             03/01/99         02/01/09            138,926.88                           191,497
851477             0             02/01/99         01/01/09            127,335.12                           342,840
851248             0             10/01/98         09/01/13            121,087.20                           205,819
851283             0             10/01/98         09/01/08            112,885.92                           287,408
851392             0             12/01/98         11/01/13            121,762.32                           255,032
-------------------------------------------------------------------------------------------------------------------
851344             0             11/01/98         10/01/08            128,486.16                           252,707
851405             0             01/01/99         12/01/18            150,783.36                           276,690
851299             0             12/01/98         11/01/13            159,883.08                           249,213
851377             0             12/01/98         11/01/13            149,473.80                           265,856
851356             0             01/01/99         12/01/18            136,295.64
-------------------------------------------------------------------------------------------------------------------
851307             0             11/01/98         10/01/08            203,015.28                           578,160
17927              0             05/01/99         04/01/09            132,628.06                           129,239
851456             0             01/01/99         12/01/13            150,357.24                           181,880
851373             0             01/01/99         12/01/08            107,294.64                           260,205
851434             0             01/01/99         12/01/13            120,028.08
-------------------------------------------------------------------------------------------------------------------
851343             0             11/01/98         10/01/08            114,697.80                           159,808
851391             0             01/01/99         12/01/13            139,799.04                           440,122
851398             0             01/01/99         12/01/08            109,196.64                            35,285
851372             0             12/01/98         11/01/18            129,912.60                           229,470
851261             0             02/01/99         01/01/19            136,202.52                           242,164
-------------------------------------------------------------------------------------------------------------------
851322             0             12/01/98         11/01/08            161,258.16
25742              0             07/01/99         06/01/09            117,319.67                           186,636
851418             0             01/01/99         12/01/05            108,077.88
851335             0             12/01/98         11/01/08            110,775.48                           267,699
851260             0             11/01/98         10/01/08            115,850.64
-------------------------------------------------------------------------------------------------------------------
25024              0             07/01/99         06/01/09            121,267.20                           174,482
851341             0             01/01/99         12/01/18            113,625.00                           286,489
851355             0             01/01/99         12/01/08            104,459.88                           163,362
851457             0             02/01/99         01/01/09            103,713.36                           204,551
851286             0             11/01/98         10/01/08             83,668.92                           258,531
-------------------------------------------------------------------------------------------------------------------
851389             0             12/01/98         11/01/13            127,028.16                           206,325
851250             0             10/01/98         09/01/13             90,057.60                           211,418
851195             0             10/01/98         09/01/08             94,519.56                         1,463,585
851265             0             10/01/98         09/01/08             94,220.88
851358             0             12/01/98         11/01/08             82,005.84                           161,093
-------------------------------------------------------------------------------------------------------------------
851203             0             10/01/98         09/01/13             89,957.76
851421             0             01/01/99         12/01/08             88,962.48                           241,452
851292             0             11/01/98         10/01/08             89,953.92                           116,691
850952             0             10/01/98         09/01/08             90,036.72                           142,794
851129             0             08/01/98         07/01/08            101,154.36                           197,963
-------------------------------------------------------------------------------------------------------------------
851351             0             01/01/99         12/01/08            104,553.48
851363             0             02/01/99         01/01/14            113,622.36                           238,250
851429             0             02/01/99         01/01/09             96,332.52                           119,034
851362             0             12/01/98         11/01/08             75,540.84                           157,991
851258             0             12/01/98         12/01/08             94,896.60
-------------------------------------------------------------------------------------------------------------------
851266             0             11/01/98         10/01/08             75,060.72                           133,836
851263             0             12/01/98         11/01/08             89,304.36                           143,524
851272             0             10/01/98         09/01/13             78,151.08                           392,278
851174             0             09/01/98         08/01/08             84,503.28                           139,764
851442             0             01/01/99         12/01/18             97,332.60                           161,489
-------------------------------------------------------------------------------------------------------------------
851256             0             12/01/98         11/01/13            108,836.40                           120,693
851359             0             12/01/98         11/01/18             88,904.52
851252             0             12/01/98         11/01/13            104,400.96
851273             0             10/01/98         09/01/08            106,989.12                           200,551
851288             0             12/01/98         11/01/08             73,696.92                           122,081
-------------------------------------------------------------------------------------------------------------------
851308             0             11/01/98         10/01/13            100,503.24                           345,096
851296             0             11/01/98         10/01/08             67,759.92
11101              0             07/01/98         06/01/13             79,623.34
851284             0             12/01/98         11/01/08             59,718.96                           154,677
851275             0             11/01/98         10/01/13             89,808.96                            66,735
-------------------------------------------------------------------------------------------------------------------
851171             0             12/01/98         11/01/08             62,770.20
851382             0             01/01/99         12/01/15             84,446.28                           132,247
851360             0             12/01/98         11/01/08             63,922.92                           116,324
851451             0             01/01/99         12/01/08             66,098.64                           130,568
851374             0             11/01/98         10/01/08             55,648.92                            85,243
-------------------------------------------------------------------------------------------------------------------
851238             0             11/01/98         10/01/08             66,625.56                           190,490
851122             0             12/01/98         11/01/13             80,743.68                           155,451
851402             0             02/01/99         01/01/09             96,753.60                           238,955
851319             0             12/01/98         11/01/08             56,239.92                           135,648
851357             0             12/01/98         11/01/13             69,673.20                           179,026
851320             0             11/01/98         10/01/08             21,937.44
===================================================================================================================

                                 UNDERWRITTEN                                        DEBT
                  1998/T-12           NET          UNDERWRITTEN                     SERVICE
                   OPERATING       OPERATING         NET CASH                      COVERAGE            APPRAISED
LOAN NUMBER        INCOME(A)        INCOME             FLOW         LOCKBOX          RATIO               VALUE
-------------------------------------------------------------------------------------------------------------------
                 $ 4,497,939     $ 10,393,859       $ 9,781,538    Springing          2.48x          $ 122,570,000
     25489A                           813,765           778,273    Springing                             9,500,000
     25489B          833,250        1,322,905         1,186,869    Springing                            15,600,000
     25489C                         1,045,876           961,787    Springing                            11,400,000
     25489D                           265,501           261,894    Springing                             2,725,000
     25489E          596,325          528,442           501,413    Springing                             6,200,000
     25489F          620,954          583,591           557,153    Springing                             6,850,000
     25489G                           269,241           260,444    Springing                             3,200,000
     25489H                           127,965           122,886    Springing                             1,400,000
     25489I                           344,234           329,704    Springing                             4,200,000
     25489J        1,286,416        1,234,191         1,159,290    Springing                            13,570,000
     25489K        1,160,994        1,163,341         1,088,603    Springing                            12,500,000
     25489L                           663,556           636,312    Springing                             6,825,000
     25489M                           456,537           421,061    Springing                             5,600,000
     25489N                         1,574,714         1,515,849    Springing                            23,000,000
-------------------------------------------------------------------------------------------------------------------
851445             1,556,929        1,502,451         1,482,291     In Place           1.40             16,500,000
851443             1,202,940        1,182,992         1,162,244     In Place           1.40             12,500,000
851444             1,034,213          991,992           981,612     In Place           1.40             11,500,000
851446               571,991          551,974           537,958     In Place           1.40              5,900,000
851447               749,901          600,623           586,931     In Place           1.40              6,400,000
-------------------------------------------------------------------------------------------------------------------
851499             3,898,717        3,330,000         2,943,245                        1.37             42,850,000
18041              4,532,414        4,444,135         3,494,584                        1.65             50,000,000
851550             3,530,457        3,284,655         3,090,786     In Place           1.55             36,000,000
851563             2,764,954        2,719,743         2,543,078                        1.43             33,400,000
851476             1,991,113        3,290,969         3,121,134                        1.89             34,100,000
-------------------------------------------------------------------------------------------------------------------
9122                                2,374,855         2,300,468                        1.49             28,400,000
16465                                 120,461           115,115                        1.49              1,375,000
851087             2,508,971        2,357,285         2,357,285                        1.30             26,550,000
25764              2,532,043        2,390,855         2,232,105                        1.76             27,000,000
25557              3,383,674        2,768,103         2,421,855    SPRINGING           1.56             24,428,000
     25557A          584,650          465,226           411,550    Springing                             4,110,000
     25557B          623,572          504,283           448,278    Springing                             4,478,000
     25557C          498,647          434,124           378,683    Springing                             3,790,000
     25557D          547,529          459,118           405,150    Springing                             4,100,000
     25557E          308,252          266,488           225,972    Springing                             2,300,000
     25557F          594,118          458,010           404,143    Springing                             4,050,000
     25557G          226,906          180,854           148,079    Springing                             1,600,000
-------------------------------------------------------------------------------------------------------------------
17660              2,000,191        2,017,591         1,896,476    Springing           1.48             22,500,000
851580             1,337,163        1,808,423         1,750,223                        1.61             19,800,000
851500             1,522,109        1,973,130         1,561,274                        1.59             21,000,000
25387              1,989,261        1,574,842         1,415,007    SPRINGING           1.55             13,850,000
     25387A        1,762,949        1,381,878         1,252,029    Springing                            12,000,000
     25387B          226,312          192,964           162,978    Springing                             1,850,000
-------------------------------------------------------------------------------------------------------------------
18066                518,320          477,492           410,541    Springing           1.55              4,100,000
851439             1,379,253        1,571,179         1,445,635                        1.54             18,000,000
851465             1,674,661        1,614,664         1,536,614                        1.76             16,500,000
851802             1,084,124        1,168,923         1,065,659                        1.30             13,750,000
851367             1,170,468        1,169,484         1,142,584                        1.41             13,300,000
-------------------------------------------------------------------------------------------------------------------
851072             1,092,451        1,240,751         1,159,380                        1.41             13,200,000
18137                962,710        1,189,832         1,098,409                        1.41             12,600,000
18332                887,290        1,036,138         1,000,726                        1.38             11,600,000
851460             1,374,199        1,345,915         1,213,081                        1.77             13,600,000
5502               1,201,921        1,115,115         1,046,835                        1.60             13,200,000
-------------------------------------------------------------------------------------------------------------------
17877              1,225,137        1,192,690         1,140,190                        2.15             20,500,000
851498             1,010,124        1,111,163           997,709                        1.60             13,200,000
25069                928,497          958,300           848,300                        1.28             11,700,000
851400               848,043          886,254           814,504                        1.46              9,600,000
851578             1,210,291        1,137,687         1,101,687                        1.86             11,300,000
-------------------------------------------------------------------------------------------------------------------
851454             1,085,517          933,819           887,047                        1.41              9,850,000
851317             1,591,686        1,186,669         1,046,805                        1.62             10,800,000
850937               894,569          868,423           800,727                        1.04             10,000,000
851455               817,138          806,585           748,790                        1.35              9,100,000
17154              1,296,938        1,091,882           964,482                        1.83             13,300,000
-------------------------------------------------------------------------------------------------------------------
18173              1,280,566        1,128,681         1,081,581                        1.94             11,700,000
12130              1,233,839          996,322           843,466                        1.70             12,000,000
851384             1,046,704        1,090,357         1,009,656                        1.77             11,200,000
25118              3,641,471        3,314,273         3,102,523                        7.37             34,000,000
25959              1,110,306          997,662           945,662                        1.98             11,600,000
-------------------------------------------------------------------------------------------------------------------
851419               960,842          770,906           692,104                        1.43              7,965,000
    851419A          718,318          558,626           505,499                                          5,600,000
    851419B          189,022          167,298           146,178                                          1,900,000
    851419C           53,502           44,982            40,427                                            465,000
851488               746,669          735,976           696,076                        1.34              7,750,000
-------------------------------------------------------------------------------------------------------------------
851303               628,451          679,073           620,273                        1.40              7,700,000
26031                                 689,113           650,125                        1.26              7,750,000
851579               940,523          900,303           864,595                        1.87              9,700,000
851468               720,907          786,334           724,468                        1.53              8,800,000
851404               857,988          788,567           714,373                        1.68              8,400,000
-------------------------------------------------------------------------------------------------------------------
851403               818,281          793,956           687,265                        1.35              7,515,000
850995               628,133          724,149           677,507                        1.43              8,100,000
25714                595,519          646,703           614,094                        1.39              6,546,000
851306               659,680          663,283           615,283                        1.60              7,200,000
851370               696,792          688,901           627,944                        1.38              6,800,000
-------------------------------------------------------------------------------------------------------------------
25271                740,528          740,714           671,714                        1.52              9,600,000
851459               703,539          797,723           691,206                        1.67              7,180,000
851469               931,771          896,485           855,685                        2.09             11,000,000
851425               832,291          800,793           772,852                        1.86              8,100,000
17583                756,312          845,866           650,382                        1.36              8,000,000
-------------------------------------------------------------------------------------------------------------------
5504                 740,568          690,534           656,441                        1.59              8,200,000
851338               649,609          648,445           596,425                        1.25              7,750,000
17875                                 699,708           657,191                        1.48              8,200,000
25312                542,934          573,112           542,112                        1.31              6,000,000
851435               638,120          610,564           582,626                        1.57              6,750,000
-------------------------------------------------------------------------------------------------------------------
851438               646,998          646,993           602,910                        1.59              6,840,000
25609                639,110          635,478           608,245                        1.53              6,925,000
     25609A            7,068           95,585            91,363                                          1,000,000
     25609B          236,852          195,456           190,640                                          2,225,000
     25609C          395,190          344,437           326,242                                          3,700,000
-------------------------------------------------------------------------------------------------------------------
851548                                650,878           610,484                        1.46              7,300,000
851245               621,327          611,822           586,768                        1.57              6,800,000
851354             1,095,539        1,057,241           905,876                        1.66             10,500,000
851485               667,896          690,576           614,976                        1.66              8,250,000
851280                                264,525           256,325                        1.21              2,750,000
851279                                256,850           247,625                        1.21              2,850,000
851433               713,727          556,798           538,948                        1.54              7,000,000
-------------------------------------------------------------------------------------------------------------------
17718                791,075          757,875           669,479                        1.56              6,700,000
25423                738,975          690,395           604,570                        1.50              5,900,000
11134                528,882          568,459           501,757                        1.38              6,000,000
25675                527,736          472,155           450,405                        1.35              5,350,000
851399               510,033          532,403           505,903                        1.63              5,300,000
-------------------------------------------------------------------------------------------------------------------
851582               697,233          662,147           639,647                        1.98              7,200,000
851428               729,553          718,770           652,125                        2.15              6,810,000
851327               508,244          491,592           451,092                        1.27              5,200,000
25165                693,026          696,153           600,659                        1.77              7,175,000
851411               770,453          749,088           735,209                        2.36              6,283,191
-------------------------------------------------------------------------------------------------------------------
851388               497,169          492,421           424,118                        1.37              6,000,000
851560               704,845          692,741           677,855                        2.13              9,200,000
12052                                 490,706           459,614                        1.43              5,300,000
18113                945,532          662,983           588,178                        1.59              5,700,000
851406               576,610          520,965           459,448                        1.39              5,000,000
-------------------------------------------------------------------------------------------------------------------
25577                                 440,485           425,277                        1.35              5,300,000
851385               568,118          515,789           477,476                        1.47              5,500,000
16416                444,988          467,468           433,413                        1.34              4,900,000
25589                370,060          399,002           383,115                        1.29              4,300,000
851577               504,877          483,719           449,523                        1.53              4,700,000
-------------------------------------------------------------------------------------------------------------------
26174                511,673          502,498           446,778                        1.52              4,850,000
851243               487,385          460,894           439,046                        1.74              4,740,000
851415               411,467          421,047           398,751                        1.54              4,480,000
12101                712,050          735,479           657,284                        1.78              9,100,000
851347               452,692          431,940           398,276                        1.65              4,425,000
-------------------------------------------------------------------------------------------------------------------
16398                505,871          448,216           407,505                        1.45              4,900,000
25451                406,129          416,837           390,363                        1.35              4,300,000
851586               402,142          376,633           363,346                        1.36              4,385,000
851219               514,218          427,483           396,483                        1.62              5,200,000
851386               473,139          456,525           422,225                        1.43              4,100,000
-------------------------------------------------------------------------------------------------------------------
8643                 536,023          516,698           404,436                        1.34              4,700,000
25195                506,570          493,481           450,563                        1.65              6,800,000
25559                347,590          405,276           366,576                        1.45              4,850,000
851246               394,767          476,865           403,852                        1.69              4,950,000
851337               550,142          549,644           521,444                        1.79              6,010,000
-------------------------------------------------------------------------------------------------------------------
851378               442,721          448,430           381,919                        1.19              4,800,000
851369               610,669          501,757           459,309                        1.49              5,425,000
12099                380,106          359,350           331,817                        1.26              4,400,000
851479               504,635          460,595           398,255                        1.23              5,400,000
851365                                413,283           388,238                        1.79              4,160,000
-------------------------------------------------------------------------------------------------------------------
851525               523,123          500,376           407,626                        1.25              4,970,000
851581               465,975          450,586           419,026                        1.73              4,600,000
851528               355,645          368,146           345,896                        1.37              3,910,000
851305               384,023          388,965           360,765                        1.59              4,300,000
9419                 377,036          384,048           355,298                        1.42              3,800,000
-------------------------------------------------------------------------------------------------------------------
18346                                 380,902           363,111                        1.51              4,000,000
851244               401,738          380,695           357,313                        1.50              4,550,000
851381               534,846          499,032           454,632                        1.56              5,230,000
9675                                  385,562           357,753    Springing           1.34              4,100,000
851267               388,196          362,708           335,624                        1.61              3,530,000
    851267A          297,674          288,502           268,918                                          2,680,000
    851267B           90,522           74,206            66,706                                            850,000
-------------------------------------------------------------------------------------------------------------------
851503               352,744          326,625           314,025                        1.33              3,800,000
851387               409,369          420,652           372,767                        1.70              3,600,000
851507               506,807          479,339           425,789                        1.44              4,000,000
851467               378,665          368,372           329,869                        1.28              3,500,000
851342               511,994          418,459           393,459                        1.66              5,070,000
-------------------------------------------------------------------------------------------------------------------
851420               335,707          358,431           322,335                        1.63              3,700,000
851430               316,991          307,481           299,395                        1.16              3,500,000
25117                324,593          365,875           334,388                        1.57              4,100,000
25352                401,354          424,888           398,888                        1.93              5,800,000
851340               509,144          438,579           413,579                        1.82              5,250,000
-------------------------------------------------------------------------------------------------------------------
16958                                 368,337           329,230    Springing           1.57              4,250,000
851424             1,245,193        1,180,486         1,163,584                        6.14              9,100,000
851333               806,916          771,888           723,832                        3.96              9,250,000
851464               456,041          392,791           363,070                        1.73              3,725,000
11505                516,191          380,557           350,631    Springing           1.39              4,750,000
-------------------------------------------------------------------------------------------------------------------
851481               691,819          523,147           498,767                        1.81              4,890,000
851806               359,912          339,016           297,616                        1.30              3,760,000
851472               325,564          368,229           358,404                        1.35              5,960,000
26032                154,695          293,696           278,018                        1.26              3,275,000
851408               891,812          674,784           605,569                        2.98              7,820,000
-------------------------------------------------------------------------------------------------------------------
851371               302,443          291,083           279,790                        1.47              4,000,000
17553                378,366          394,042           379,282                        1.84              4,100,000
851450               317,069          298,060           278,060                        1.53              2,950,000
25144                                 324,825           298,505                        1.39              3,550,000
851423               289,640          320,459           274,892                        1.28              3,400,000
-------------------------------------------------------------------------------------------------------------------
851426               309,267          311,961           293,273                        1.66              3,200,000
25485                290,486          296,846           285,463                        1.48              3,350,000
25508                                 302,252           286,854                        1.41              3,690,000
851200               274,224          286,301           221,739                        1.24              3,000,000
-------------------------------------------------------------------------------------------------------------------
851192               499,320          467,728           413,516                        1.69              4,505,000
    851192A          259,373          264,815           238,279                                          2,330,000
    851192B          239,947          202,913           175,236                                          2,175,000
25445                383,495          344,572           334,405                        1.68              4,200,000
851395               301,119          301,397           286,397                        1.72              2,850,000
17962                827,359          842,231           764,231                        4.45             10,100,000
-------------------------------------------------------------------------------------------------------------------
851285               437,394          432,421           389,413                        2.56              3,350,000
851328               405,121          306,782           296,782                        1.78              3,570,000
851508               255,406          250,074           238,874                        1.33              3,100,000
851808               433,531          365,507           338,507                        1.51              4,100,000
851409               443,634          450,094           437,176                        2.61              4,700,000
-------------------------------------------------------------------------------------------------------------------
851312               324,316          311,794           269,208                        1.46              2,900,000
851478               259,281          242,985           237,235                        1.37              3,211,000
851809               244,757          244,189           216,714                        1.21              2,700,000
851452               117,267          266,503           242,004                        1.45              3,093,000
851352               422,839          364,760           322,850                        2.01              3,200,000
-------------------------------------------------------------------------------------------------------------------
851393               304,801          295,824           284,736                        1.85              3,000,000
851530               319,878          305,929           256,474                        1.43              3,070,000
851336               332,113          242,150           222,081                        1.23              2,590,000
851565               234,355          220,912           216,446                        1.19              2,600,000
851348               298,792          246,421           228,421                        1.46              2,750,000
-------------------------------------------------------------------------------------------------------------------
851401               317,575          304,017           286,017                        1.69              3,700,000
851310               326,789          312,611           298,441                        1.64              2,540,000
851555               250,325          248,727           230,346                        1.37              2,390,000
851264               294,846          264,127           244,127                        1.66              2,760,000
851364               352,659          302,689           262,569                        1.62              3,380,000
-------------------------------------------------------------------------------------------------------------------
851278               486,397          433,729           388,229                        2.56              4,640,000
25078                234,996          302,871           231,068                        1.41              2,590,000
851361               273,595          247,803           238,349                        1.62              2,800,000
851484               331,444          284,414           265,188                        1.84              3,900,000
851330               289,500          304,304           279,737                        1.96              2,900,000
-------------------------------------------------------------------------------------------------------------------
851282               456,620          452,776           414,364                        3.37              4,750,000
16953                                 281,934           258,259    Springing           1.83              2,650,000
851493               314,065          282,958           235,562                        1.63              2,950,000
851383               290,388          251,657           222,946                        1.61              3,200,000
17923                234,343          227,091           217,398                        1.38              2,700,000
-------------------------------------------------------------------------------------------------------------------
851390               336,124          320,215           262,863                        1.51              3,100,000
851353               319,055          257,005           227,748                        1.73              2,800,000
851501               270,092          266,954           264,054                        1.85              2,900,000
851487               242,502          222,262           204,262                        1.34              2,300,000
851463               255,943          230,607           211,807                        1.62              2,200,000
-------------------------------------------------------------------------------------------------------------------
851394               216,295          209,988           201,238                        1.53              2,270,000
851416               275,971          254,480           242,515                        1.83              2,930,000
851334               285,941          279,898           226,167                        1.75              2,300,000
851449               220,580          208,626           202,476                        1.48              2,150,000
851556               218,468          208,024           198,682                        1.37              2,300,000
-------------------------------------------------------------------------------------------------------------------
851236               277,025          223,144           213,966                        1.45              2,150,000
851323               308,289          309,362           293,862                        2.43              3,050,000
851396               200,223          202,003           192,679                        1.53              2,275,000
851242               242,174          204,137           168,137                        1.21              2,900,000
851329               248,530          218,165           201,347                        1.61              2,450,000
-------------------------------------------------------------------------------------------------------------------
851441               354,515          305,427           292,136                        1.34              2,900,000
25479                247,203          196,801           187,586                        1.39              2,400,000
851494               324,688          310,123           288,374                        2.13              2,700,000
851349               265,699          202,491           193,241                        1.43              2,075,000
851526               197,237          193,116           176,616                        1.33              2,670,000
-------------------------------------------------------------------------------------------------------------------
17961                433,179          424,635           390,135                        3.18              4,550,000
851569               254,445          241,815           210,315                        1.53              2,000,000
851539               214,848          236,021           214,021                        1.45              1,980,000
851520               258,829          245,314           234,478                        1.75              3,200,000
851453               207,375          192,730           180,476                        1.46              2,250,000
-------------------------------------------------------------------------------------------------------------------
851486               238,873          201,256           183,556                        1.32              2,100,000
851477               329,121          293,120           253,822                        1.99              3,500,000
851248               184,036          185,985           178,485                        1.47              2,800,000
851283               286,736          271,918           247,642                        2.19              2,900,000
851392               263,175          242,384           225,700                        1.85              2,450,000
-------------------------------------------------------------------------------------------------------------------
851344               271,558          261,245           241,024                        1.88              2,800,000
851405               312,804          264,941           251,128                        1.67              2,700,000
851299               273,405          241,302           221,550                        1.39              2,395,000
851377               270,146          271,053           245,031                        1.64              2,800,000
851356               201,681          197,478           175,931                        1.29              2,050,000
-------------------------------------------------------------------------------------------------------------------
851307               549,546          499,156           482,524                        2.38              5,335,000
17927                105,182          257,153           246,694                        1.86              3,230,000
851456               195,552          187,881           172,881                        1.15              2,065,000
851373               241,157          239,206           223,778                        2.09              2,700,000
851434               279,890          268,894           220,148                        1.83              3,000,000
-------------------------------------------------------------------------------------------------------------------
851343               196,896          179,363           169,363                        1.48              2,225,000
851391               504,183          523,317           478,317                        3.42              7,480,000
851398               152,615          157,847           145,847                        1.34              1,820,000
851372               225,332          228,263           205,272                        1.58              2,150,000
851261               284,645          239,621           217,909                        1.60              2,000,000
-------------------------------------------------------------------------------------------------------------------
851322               187,376          299,649           277,557                        1.72              2,300,000
25742                201,427          186,857           173,357                        1.48              1,800,000
851418               202,625          186,106           180,613                        1.67              2,200,000
851335               276,943          218,213           206,513                        1.86              2,350,000
851260               182,346          179,518           157,918                        1.36              2,050,000
-------------------------------------------------------------------------------------------------------------------
25024                195,476          209,841           187,021                        1.54              2,300,000
851341               288,177          229,768           217,268                        1.91              2,490,000
851355               190,903          192,252           154,675                        1.48              2,020,000
851457               211,102          195,898           187,910                        1.81              1,850,000
851286               314,705          304,189           288,589                        3.45              2,950,000
-------------------------------------------------------------------------------------------------------------------
851389               173,108          245,127           223,068                        1.76              2,400,000
851250               236,807          205,338           195,738                        2.17              2,380,000
851195             1,673,388        1,673,388         1,538,053                       16.27             14,000,000
851265               149,596          138,827           129,575                        1.38              1,620,000
851358               168,953          148,791           146,291                        1.78              1,500,000
-------------------------------------------------------------------------------------------------------------------
851203               160,859          137,800           115,699                        1.29              1,750,000
851421               338,200          268,220           244,220                        2.75              3,060,000
851292               154,198          154,562           142,957                        1.59              1,650,000
850952               135,721          147,029           138,005                        1.53              1,500,000
851129               198,508          182,476           170,176                        1.68              1,775,000
-------------------------------------------------------------------------------------------------------------------
851351               139,530          146,966           135,423                        1.30              1,580,000
851363               253,639          225,015           213,938                        1.88              1,785,000
851429               185,569          163,905           146,945                        1.53              1,440,000
851362               199,066          165,804           158,604                        2.10              2,200,000
851258               130,820          124,774           119,205                        1.26              1,430,000
-------------------------------------------------------------------------------------------------------------------
851266               147,119          125,456           113,456                        1.51              1,375,000
851263               143,615          123,960           115,357                        1.29              1,460,000
851272               361,692          333,055           313,105                        4.01              4,100,000
851174               140,340          135,114           123,783                        1.46              1,400,000
851442               166,955          143,203           131,203                        1.35              1,360,000
-------------------------------------------------------------------------------------------------------------------
851256               128,400          175,027           162,231                        1.49              1,610,000
851359               286,160          277,575           272,013                        3.06              3,300,000
851252               210,008          163,657           146,725                        1.41              1,750,000
851273               215,008          163,167           153,267                        1.43              1,880,000
851288               132,967          135,464           128,384                        1.74              1,350,000
-------------------------------------------------------------------------------------------------------------------
851308               345,096          310,836           291,716                        2.90              3,460,000
851296               109,288          101,261            97,511                        1.44              1,250,000
11101                 98,901          140,790           136,344                        1.71              1,700,000
851284               194,414          193,147           185,118                        3.10              2,100,000
851275               130,922          125,732           115,987                        1.29              1,290,000
-------------------------------------------------------------------------------------------------------------------
851171               120,499          109,962           104,982                        1.67              1,150,000
851382               133,738          123,632           111,536                        1.32              1,270,000
851360               109,457          108,171           100,251                        1.57              1,155,000
851451               158,355          126,380           112,463                        1.70              1,500,000
851374               109,782          103,690           101,990                        1.83              1,140,000
-------------------------------------------------------------------------------------------------------------------
851238               206,301          201,193           184,609                        2.77              1,710,000
851122               168,663          154,105           151,228                        1.87              1,380,000
851402               237,741          217,997           199,398                        2.06              2,000,000
851319               138,851          109,534           104,434                        1.86              1,200,000
851357               201,250          171,798           149,654                        2.15              1,575,000
851320                43,313           38,555            31,643                        1.44                470,000
===================================================================================================================

                                                 EFFECTIVE
                                                  LOCKOUT          EFFECTIVE                                         CALL
               CUT-OFF          MATURITY          PERIOD            LOCKOUT                  CALL                 PROTECTION
LOAN NUMBER      LTV               LTV            (MOS.)           END DATE               PROTECTION               END DATE
--------------------------------------------------------------------------------------------------------------------------------
                 46.87%           46.87%             59             04/30/04              Defeasance               04/30/04
     25489A
     25489B
     25489C
     25489D
     25489E
     25489F
     25489G
     25489H
     25489I
     25489J
     25489K
     25489L
     25489M
     25489N
--------------------------------------------------------------------------------------------------------------------------------
851445           63.00%           0.00%              234            07/31/18              Defeasance               07/31/18
851443           68.85%           0.00%              230            07/31/18              Defeasance               07/31/18
851444           58.54%           0.00%              234            07/31/18              Defeasance               07/31/18
851446           50.34%           0.00%              234            07/31/18              Defeasance               07/31/18
851447           44.59%           0.00%              110            07/31/08              Defeasance               07/31/08
--------------------------------------------------------------------------------------------------------------------------------
851499           59.98%           55.80%             78             08/31/05              Defeasance               08/31/05
18041            50.93%           44.95%             117            01/31/09              Defeasance               01/31/09
851550           63.67%           51.46%             114            10/31/08              Defeasance               10/31/08
851563           66.97%           58.39%             114            11/30/08              Defeasance               11/30/08
851476           56.76%           45.70%             114            07/31/08              Defeasance               07/31/08
--------------------------------------------------------------------------------------------------------------------------------
9122             64.39%           57.02%             120            05/31/09              Defeasance               05/31/09
16465            69.04%           61.14%             120            05/31/09              Defeasance               05/31/09
851087           69.64%           2.63%              234            01/31/18              Defeasance               01/31/18
25764            59.21%           51.63%             119            04/30/09              Defeasance               04/30/09
25557            64.02%           54.09%             120            06/30/09              DEFEASANCE               06/30/09
     25557A
     25557B
     25557C
     25557D
     25557E
     25557F
     25557G
--------------------------------------------------------------------------------------------------------------------------------
17660            67.91%           60.03%             117            01/31/09              Defeasance               01/31/09
851580           64.77%           51.84%             117            04/30/09              Defeasance               04/30/09
851500           56.88%           52.80%             78             07/31/05              Defeasance               07/31/05
25387            67.38%           57.09%             120            05/31/09              DEFEASANCE               05/31/09
     25387A
     25387B
--------------------------------------------------------------------------------------------------------------------------------
18066            55.64%           40.17%             120            01/31/09              Defeasance               01/31/09
851439           63.43%           53.08%             114            06/30/08              Defeasance               06/30/08
851465           63.52%           50.69%             114            08/31/08              Defeasance               08/31/08
851802           72.19%           63.84%             49             09/30/02              > 1% or YM               06/30/08
851367           74.12%           46.19%             174            04/30/13              Defeasance               04/30/13
--------------------------------------------------------------------------------------------------------------------------------
851072           71.15%           61.20%             109            12/31/07              Defeasance               12/31/07
18137            71.34%           63.65%             120            04/30/09              Defeasance               04/30/09
18332            74.80%           66.12%             120            02/28/09              Defeasance               02/28/09
851460           63.29%           55.32%             114            07/31/08              Defeasance               07/31/08
5502             59.39%           52.51%             120            04/30/09              Defeasance               04/30/09
--------------------------------------------------------------------------------------------------------------------------------
17877            37.32%           37.32%             120            02/28/09              Defeasance               02/28/09
851498           56.57%           52.67%             78             07/31/05              Defeasance               07/31/05
25069            63.78%           57.29%             120            04/30/09              Defeasance               04/30/09
851400           74.54%           63.91%             114            06/30/08              Defeasance               06/30/08
851578           62.39%           49.86%             117            04/30/09              Defeasance               04/30/09
--------------------------------------------------------------------------------------------------------------------------------
851454           71.41%           58.36%             114            08/31/08              Defeasance               08/31/08
851317           63.37%           26.54%             174            05/31/13              Defeasance               05/31/13
850937           68.07%           1.41%              36             09/30/01              > 1% or YM               04/30/13
851455           71.98%           63.31%             78             07/31/05              Defeasance               07/31/05
17154            48.80%           42.82%             120            04/30/09              Defeasance               04/30/09
--------------------------------------------------------------------------------------------------------------------------------
18173            55.43%           44.64%             120            04/30/09              Defeasance               04/30/09
12130            52.94%           46.16%             120            09/30/08              Defeasance               09/30/08
851384           55.04%           1.66%              234            06/30/18              Defeasance               06/30/18
25118            17.65%           17.65%             57             02/29/04              Defeasance               02/29/04
25959            51.68%           45.07%             119            04/30/09              Defeasance               04/30/09
--------------------------------------------------------------------------------------------------------------------------------
851419           70.42%           28.12%             234            07/31/18              DEFEASANCE               07/31/18
    851419A
    851419B
    851419C
851488           71.87%           59.54%             114            08/31/08              Defeasance               08/31/08
--------------------------------------------------------------------------------------------------------------------------------
851303           72.26%           63.31%             114            05/31/08              Defeasance               05/31/08
26031            71.61%           65.00%             120            06/30/09              Defeasance               06/30/09
851579           56.96%           45.38%             117            04/30/09              Defeasance               04/30/09
851468           62.05%           50.22%             114            07/31/08              Defeasance               07/31/08
851404           64.91%           50.69%             114            07/31/08              Defeasance               07/31/08
--------------------------------------------------------------------------------------------------------------------------------
851403           71.59%           59.64%             114            09/30/08              Defeasance               09/30/08
850995           65.78%           54.02%             114            01/31/08              Defeasance               01/31/08
25714            79.38%           70.48%             120            05/31/09              Defeasance               05/31/09
851306           70.78%           60.28%             114            04/30/08              Defeasance               04/30/08
851370           74.66%           59.88%             114            09/30/08              Defeasance               09/30/08
--------------------------------------------------------------------------------------------------------------------------------
25271            52.08%           42.27%             120            06/30/09              Defeasance               06/30/09
851459           69.10%           55.21%             36             12/31/01        Defeasance / > 1% or YM        07/31/08
851469           45.10%           35.91%             114            07/31/08              Defeasance               07/31/08
851425           61.19%           49.01%             36             11/30/01           Declining Penalty           06/30/08
17583            61.84%           56.62%             117            02/28/09              Defeasance               02/28/09
--------------------------------------------------------------------------------------------------------------------------------
5504             60.29%           53.30%             120            04/30/09              Defeasance               04/30/09
851338           63.67%           0.00%              234            06/30/18              Defeasance               06/30/18
17875            59.22%           45.85%             120            03/31/09              Defeasance               03/31/09
25312            79.94%           71.23%             120            05/31/09              Defeasance               05/31/09
851435           70.75%           61.47%             36             12/31/01        Defeasance / > 1% or YM        07/31/08
--------------------------------------------------------------------------------------------------------------------------------
851438           69.42%           54.68%             114            07/31/08              Defeasance               07/31/08
25609            68.95%           60.87%             120            06/30/09              DEFEASANCE               06/30/09
     25609A
     25609B
     25609C
--------------------------------------------------------------------------------------------------------------------------------
851548           64.92%           52.65%             114            11/30/08              Defeasance               11/30/08
851245           65.39%           47.39%                                               Declining Penalty           10/31/07
851354           41.87%           0.00%              138            08/31/10              Defeasance               08/31/10
851485           52.88%           42.53%             116            08/31/08              Defeasance               08/31/08
851280           78.62%           0.00%              234            04/30/18              Defeasance               04/30/18
851279           75.86%           0.00%              234            04/30/18              Defeasance               04/30/18
851433           60.79%           48.41%             114            05/31/08              Defeasance               05/31/08
--------------------------------------------------------------------------------------------------------------------------------
17718            63.23%           50.89%             120            03/31/09              Defeasance               03/31/09
25423            69.49%           58.48%             120            06/30/09              Defeasance               06/30/09
11134            68.21%           61.19%             120            03/31/09              Defeasance               03/31/09
25675            74.71%           65.93%             120            05/31/09              Defeasance               05/31/09
851399           74.54%           64.01%             114            06/30/08              Defeasance               06/30/08
--------------------------------------------------------------------------------------------------------------------------------
851582           53.82%           42.84%             117            04/30/09              Defeasance               04/30/09
851428           56.69%           43.82%             114            06/30/08              Defeasance               06/30/08
851327           73.81%           30.39%             174            05/31/13              Defeasance               05/31/13
25165            52.90%           43.14%             120            05/31/09              Defeasance               05/31/09
851411           59.94%           37.49%             174            06/30/13              Defeasance               06/30/13
--------------------------------------------------------------------------------------------------------------------------------
851388           62.74%           49.18%             114            06/30/08              Defeasance               06/30/08
851560           40.73%           36.14%             114            12/31/08              Defeasance               12/31/08
12052            70.67%           62.90%             120            04/30/09              Defeasance               04/30/09
18113            64.75%           54.92%             120            03/31/09              Defeasance               03/31/09
851406           71.72%           59.14%             114            09/30/08              Defeasance               09/30/08
--------------------------------------------------------------------------------------------------------------------------------
25577            66.04%           59.42%             120            06/30/09              Defeasance               06/30/09
851385           63.23%           1.99%              234            06/30/18              Defeasance               06/30/18
16416            70.30%           64.02%             120            03/31/09              Defeasance               03/31/09
25589            79.83%           71.08%             120            05/31/09              Defeasance               05/31/09
851577           72.87%           58.55%             117            04/30/09              Defeasance               04/30/09
--------------------------------------------------------------------------------------------------------------------------------
26174            67.96%           55.38%             120            05/31/09              Defeasance               05/31/09
851243           67.60%           53.13%             114            04/30/08              Defeasance               04/30/08
851415           71.51%           55.81%             114            06/30/08              Defeasance               06/30/08
12101            35.06%           0.86%              180            05/31/14              Defeasance               05/31/14
851347           71.80%           62.11%             114            05/31/08              Defeasance               05/31/08
--------------------------------------------------------------------------------------------------------------------------------
16398            64.01%           57.55%             120            04/30/09              Defeasance               04/30/09
25451            72.60%           59.84%             120            05/31/09              Defeasance               05/31/09
851586           70.70%           62.85%             117            04/30/09              Defeasance               04/30/09
851219           59.12%           46.50%             36             12/31/01        Defeasance / > 1% or YM        07/31/08
851386           73.47%           2.81%              234            06/30/18              Defeasance               06/30/18
--------------------------------------------------------------------------------------------------------------------------------
8643             63.77%           54.11%             120            05/31/09              Defeasance               05/31/09
25195            44.12%           29.13%             180            06/30/14              Defeasance               06/30/14
25559            61.86%           54.71%             114            12/31/08              Defeasance               12/31/08
851246           60.18%           46.30%             174            04/30/13              Defeasance               04/30/13
851337           48.67%           0.00%              198            04/30/15              Defeasance               04/30/15
--------------------------------------------------------------------------------------------------------------------------------
851378           60.90%           1.11%              174            05/31/13              Defeasance               05/31/13
851369           53.80%           0.81%              174            05/31/13              Defeasance               05/31/13
12099            66.43%           59.79%             120            05/31/09              Defeasance               05/31/09
851479           53.78%           1.03%              36             01/31/02        Defeasance / > 1% or YM        08/31/13
851365           69.28%           59.73%             114            06/30/08              Defeasance               06/30/08
--------------------------------------------------------------------------------------------------------------------------------
851525           58.02%           1.32%              60             03/31/04        Defeasance / > 1% or YM        10/31/13
851581           62.50%           49.89%             117            04/30/09              Defeasance               04/30/09
851528           72.58%           59.22%             114            09/30/08              Defeasance               09/30/08
851305           65.48%           51.92%             36             09/30/01        Defeasance / > 1% or YM        04/30/08
9419             74.00%           60.73%             120            06/30/08              Defeasance               06/30/08
--------------------------------------------------------------------------------------------------------------------------------
18346            69.95%           62.23%             120            05/31/09              Defeasance               05/31/09
851244           60.23%           48.13%                                               Declining Penalty           09/30/07
851381           52.09%           0.00%              174            05/31/13              Defeasance               05/31/13
9675             66.35%           55.84%             120            04/30/09              Defeasance               04/30/09
851267           76.19%           66.33%             114            04/30/08              DEFEASANCE               04/30/08
    851267A
    851267B
--------------------------------------------------------------------------------------------------------------------------------
851503           70.64%           57.34%             114            11/30/08              Defeasance               11/30/08
851387           74.29%           58.18%             114            06/30/08              Defeasance               06/30/08
851507           66.25%           1.33%              174            07/31/13              Defeasance               07/31/13
851467           74.91%           2.90%              234            07/31/18              Defeasance               07/31/18
851342           51.32%           0.00%              234            06/30/18              Defeasance               06/30/18
--------------------------------------------------------------------------------------------------------------------------------
851420           70.10%           54.38%             36             10/31/01        Defeasance / > 1% or YM        05/31/08
851430           73.41%           2.52%              222            07/31/17              Defeasance               07/31/17
25117            60.93%           54.07%             120            05/31/09              Defeasance               05/31/09
25352            43.07%           37.93%             120            05/31/09              Defeasance               05/31/09
851340           47.46%           0.00%              234            06/30/18              Defeasance               06/30/18
--------------------------------------------------------------------------------------------------------------------------------
16958            58.67%           51.99%             120            02/28/09              Defeasance               02/28/09
851424           27.31%           23.63%             114            06/30/08              Defeasance               06/30/08
851333           26.85%           23.02%                                               Declining Penalty           12/31/07
851464           66.61%           53.46%             114            07/31/08              Defeasance               07/31/08
11505            52.02%           37.20%             119            10/31/08              Defeasance               10/31/08
--------------------------------------------------------------------------------------------------------------------------------
851481           50.17%           0.00%              174            07/31/13              Defeasance               07/31/13
851806           65.19%           44.93%             117            06/30/08              Defeasance               06/30/08
851472           40.86%           0.71%              174            08/31/13              Defeasance               08/31/13
26032            72.93%           66.08%             120            05/31/09              Defeasance               05/31/09
851408           30.46%           24.13%             114            07/31/08              Defeasance               07/31/08
--------------------------------------------------------------------------------------------------------------------------------
851371           59.35%           46.93%             36             10/31/01        Defeasance / > 1% or YM        05/31/08
17553            56.98%           46.40%             119            12/31/08              Defeasance               12/31/08
851450           78.20%           68.23%             114            06/30/08              Defeasance               06/30/08
25144            64.72%           43.42%             180            05/31/14              Defeasance               05/31/14
851423           67.45%           55.89%             114            10/31/08              Defeasance               10/31/08
--------------------------------------------------------------------------------------------------------------------------------
851426           69.00%           53.03%             174            06/30/13              Defeasance               06/30/13
25485            65.60%           53.21%             120            05/31/09              Defeasance               05/31/09
25508            59.56%           49.12%             120            05/31/09              Defeasance               05/31/09
851200           73.11%           56.79%             36             08/31/01        Defeasance / > 1% or YM        03/31/13
--------------------------------------------------------------------------------------------------------------------------------
851192           48.51%           0.00%              60             09/30/03     > 1% OR YM / DECLINING PENALTY    04/30/13
    851192A
    851192B
25445            51.19%           42.18%             120            06/30/09              Defeasance               06/30/09
851395           74.54%           64.01%             114            06/30/08              Defeasance               06/30/08
17962            20.78%           18.26%             120            05/31/09              Defeasance               05/31/09
--------------------------------------------------------------------------------------------------------------------------------
851285           62.21%           53.29%             24             10/31/00        Defeasance / > 1% or YM        05/31/08
851328           58.36%           51.21%             36             08/31/01        Defeasance / > 1% or YM        03/31/08
851508           65.74%           53.54%             61             02/29/04              > 1% or YM               07/31/08
851808           49.57%           23.69%             116            05/31/08              Defeasance               05/31/08
851409           43.02%           26.91%             174            06/30/13              Defeasance               06/30/13
--------------------------------------------------------------------------------------------------------------------------------
851312           69.17%           47.15%             114            07/31/08              Defeasance               07/31/08
851478           62.01%           55.50%             36             11/30/01        Defeasance / > 1% or YM        06/30/08
851809           73.72%           66.56%             116            07/31/08              Defeasance               07/31/08
851452           64.10%           51.47%             114            06/30/08              Defeasance               06/30/08
851352           61.92%           49.04%             114            06/30/08              Defeasance               06/30/08
--------------------------------------------------------------------------------------------------------------------------------
851393           65.27%           56.04%             114            06/30/08              Defeasance               06/30/08
851530           63.33%           52.28%             36             03/31/02        Defeasance / > 1% or YM        10/31/08
851336           73.72%           2.46%              234            04/30/18              Defeasance               04/30/18
851565           73.00%           60.84%             114            12/31/08              Defeasance               12/31/08
851348           68.31%           42.97%             174            04/30/13              Defeasance               04/30/13
--------------------------------------------------------------------------------------------------------------------------------
851401           50.62%           34.02%             115            07/31/08              Defeasance               07/31/08
851310           73.53%           0.00%              234            04/30/18              Defeasance               04/30/18
851555           74.92%           62.08%             35             04/30/02        Defeasance / > 1% or YM        12/31/08
851264           64.43%           50.67%             114            04/30/08              Defeasance               04/30/08
851364           52.37%           0.00%              235            06/30/18              Defeasance               06/30/18
--------------------------------------------------------------------------------------------------------------------------------
851278           38.09%           24.81%             114            05/31/08              Defeasance               05/31/08
25078            67.50%           55.97%             120            05/31/09              Defeasance               05/31/09
851361           62.31%           50.00%             114            06/30/08              Defeasance               06/30/08
851484           44.58%           35.55%             36             01/31/02        Defeasance / > 1% or YM        08/31/08
851330           59.64%           47.59%             36             09/30/01        Defeasance / > 1% or YM        04/30/08
--------------------------------------------------------------------------------------------------------------------------------
851282           36.03%           30.72%             24             10/31/00        Defeasance / > 1% or YM        05/31/08
16953            63.98%           56.56%             120            02/28/09              Defeasance               02/28/09
851493           57.27%           45.35%             114            08/31/08              Defeasance               08/31/08
851383           52.64%           41.91%             36             11/30/01              > 1% or YM               06/30/08
17923            61.92%           51.41%             117            01/31/09              Defeasance               01/31/09
--------------------------------------------------------------------------------------------------------------------------------
851390           53.71%           0.00%              174            07/31/13              Defeasance               07/31/13
851353           59.08%           46.64%             36             09/30/01        Defeasance / > 1% or YM        04/30/08
851501           56.77%           45.80%             114            10/31/08              Defeasance               10/31/08
851487           71.47%           59.17%             114            09/30/08              Defeasance               09/30/08
851463           74.38%           58.52%             114            07/31/08              Defeasance               07/31/08
--------------------------------------------------------------------------------------------------------------------------------
851394           72.05%           62.21%             114            06/30/08              Defeasance               06/30/08
851416           55.77%           43.35%             114            06/30/08              Defeasance               06/30/08
851334           70.85%           55.84%             114            04/30/08              Defeasance               04/30/08
851449           74.54%           59.97%             114            09/30/08              Defeasance               09/30/08
851556           69.52%           62.73%             114            12/31/08              Defeasance               12/31/08
--------------------------------------------------------------------------------------------------------------------------------
851236           73.82%           30.49%             174            05/31/13              Defeasance               05/31/13
851323           51.76%           40.28%             37             10/31/01        Defeasance / > 1% or YM        04/30/08
851396           68.83%           59.44%             114            06/30/08              Defeasance               06/30/08
851242           53.79%           36.24%             114            04/30/08              Defeasance               04/30/08
851329           63.70%           50.35%             114            04/30/08              Defeasance               04/30/08
--------------------------------------------------------------------------------------------------------------------------------
851441           53.20%           0.45%              36             12/31/01        Defeasance / > 1% or YM        07/31/08
25479            64.54%           57.63%             120            05/31/09              Defeasance               05/31/09
851494           57.21%           45.58%             114            10/31/08              Defeasance               10/31/08
851349           74.10%           48.00%             59             10/31/03        Defeasance / > 1% or YM        06/30/13
851526           56.43%           45.79%             114            11/30/08              Defeasance               11/30/08
--------------------------------------------------------------------------------------------------------------------------------
17961            32.94%           28.95%             120            05/31/09              Defeasance               05/31/09
851569           75.00%           61.13%             35             05/31/02            Defeasance / YM            01/31/09
851539           75.51%           3.11%              234            11/30/18              Defeasance               11/30/18
851520           46.73%           38.20%             36             03/31/02        Defeasance / > 1% or YM        10/31/08
851453           66.37%           58.64%             114            07/31/08              Defeasance               07/31/08
--------------------------------------------------------------------------------------------------------------------------------
851486           71.05%           58.86%             114            08/31/08              Defeasance               08/31/08
851477           42.54%           34.29%             36             12/31/01        Defeasance / > 1% or YM        07/31/08
851248           53.13%           39.82%             36             08/31/01        Defeasance / > 1% or YM        03/31/13
851283           51.27%           44.41%             35             07/31/01        Defeasance / > 1% or YM        03/31/08
851392           60.58%           37.72%             174            05/31/13              Defeasance               05/31/13
--------------------------------------------------------------------------------------------------------------------------------
851344           53.01%           43.01%             36             09/30/01        Defeasance / > 1% or YM        04/30/08
851405           54.91%           2.43%              234            06/30/18              Defeasance               06/30/18
851299           61.02%           1.07%              174            05/31/13              Defeasance               05/31/13
851377           52.06%           0.68%              36             10/31/01        Defeasance / > 1% or YM        05/31/13
851356           69.67%           2.40%              234            06/30/18              Defeasance               06/30/18
--------------------------------------------------------------------------------------------------------------------------------
851307           26.57%           0.00%              36             09/30/01           Declining Penalty           04/30/08
17927            43.22%           36.01%             120            03/31/09              Defeasance               03/31/09
851456           67.43%           1.15%              36             11/30/01        Defeasance / > 1% or YM        06/30/13
851373           51.54%           44.74%             36             11/30/01        Defeasance / > 1% or YM        06/30/08
851434           46.28%           29.70%             174            06/30/13              Defeasance               06/30/13
--------------------------------------------------------------------------------------------------------------------------------
851343           62.20%           49.74%             114            04/30/08              Defeasance               04/30/08
851391           18.41%           0.24%              60             11/30/03        Defeasance / > 1% or YM        06/30/13
851398           74.56%           64.39%             114            06/30/08              Defeasance               06/30/08
851372           63.00%           2.18%              48             10/31/02        Defeasance / > 1% or YM        05/31/18
851261           67.31%           2.89%              60             12/31/03        Defeasance / > 1% or YM        07/31/18
--------------------------------------------------------------------------------------------------------------------------------
851322           57.69%           13.67%             36             10/31/01        Defeasance / > 1% or YM        05/31/08
25742            72.14%           59.03%             120            05/31/09              Defeasance               05/31/09
851418           58.58%           51.50%             37             12/31/01        Defeasance / > 1% or YM        06/30/05
851335           54.35%           36.11%             36             10/31/01        Defeasance / > 1% or YM        05/31/08
851260           62.25%           42.30%             114            04/30/08              Defeasance               04/30/08
--------------------------------------------------------------------------------------------------------------------------------
25024            54.51%           45.63%             120            05/31/09              Defeasance               05/31/09
851341           50.03%           0.00%              234            06/30/18              Defeasance               06/30/18
851355           60.14%           48.61%             36             11/30/01        Defeasance / > 1% or YM        06/30/08
851457           64.41%           52.22%             36             12/31/01        Defeasance / > 1% or YM        07/31/08
851286           40.31%           34.20%             34             07/31/01        Defeasance / > 1% or YM        04/30/08
--------------------------------------------------------------------------------------------------------------------------------
851389           48.70%           0.83%              60             10/31/03        Defeasance / > 1% or YM        05/31/13
851250           47.90%           35.50%             36             08/31/01        Defeasance / > 1% or YM        03/31/13
851195           8.10%            6.40%              114            03/31/08              Defeasance               03/31/08
851265           68.29%           55.15%             36             08/31/01        Defeasance / > 1% or YM        03/31/08
851358           72.80%           62.80%             36             10/31/01        Defeasance / > 1% or YM        05/31/08
--------------------------------------------------------------------------------------------------------------------------------
851203           62.39%           48.61%             36             08/31/01        Defeasance / > 1% or YM        03/31/13
851421           35.62%           28.29%             36             11/30/01        Defeasance / > 1% or YM        06/30/08
851292           65.90%           52.66%             36             09/30/01        Defeasance / > 1% or YM        04/30/08
850952           72.39%           57.94%             114            03/31/08              Defeasance               03/31/08
851129           60.47%           41.18%             114            01/31/08              Defeasance               01/31/08
--------------------------------------------------------------------------------------------------------------------------------
851351           67.20%           47.29%             114            06/30/08              Defeasance               06/30/08
851363           58.77%           0.00%              174            07/31/13              Defeasance               07/31/13
851429           72.46%           59.91%             36             12/31/01        Defeasance / > 1% or YM        07/31/08
851362           46.47%           39.91%             36             10/31/01        Defeasance / > 1% or YM        05/31/08
851258           70.24%           48.28%             115            06/30/08              Defeasance               06/30/08
--------------------------------------------------------------------------------------------------------------------------------
851266           72.15%           62.40%             114            04/30/08              Defeasance               04/30/08
851263           67.89%           55.76%             114            05/31/08              Defeasance               05/31/08
851272           24.18%           17.91%             36             08/31/01        Defeasance / > 1% or YM        03/31/13
851174           70.68%           59.94%             114            02/29/08              Defeasance               02/29/08
851442           72.62%           2.84%              84             11/30/05        Defeasance / > 1% or YM        06/30/18
--------------------------------------------------------------------------------------------------------------------------------
851256           61.14%           1.13%              174            05/31/13              Defeasance               05/31/13
851359           29.79%           0.81%              36             10/31/01        Defeasance / > 1% or YM        05/31/18
851252           55.61%           0.00%              174            05/31/13              Defeasance               05/31/13
851273           51.48%           24.63%             36             08/31/01        Defeasance / > 1% or YM        03/31/08
851288           69.93%           54.74%             114            05/31/08              Defeasance               05/31/08
--------------------------------------------------------------------------------------------------------------------------------
851308           27.19%           0.43%              36             09/30/01        Defeasance / > 1% or YM        04/30/13
851296           72.99%           62.83%             36             09/30/01              > 1% or YM               04/30/08
11101            52.53%           42.42%             177            02/28/13              Defeasance               02/28/13
851284           40.15%           34.10%             33             07/31/01        Defeasance / > 1% or YM        05/31/08
851275           63.92%           0.00%              174            04/30/13              Defeasance               04/30/13
--------------------------------------------------------------------------------------------------------------------------------
851171           71.24%           61.77%             114            05/31/08              Defeasance               05/31/08
851382           63.45%           1.64%              60             11/30/03        Defeasance / > 1% or YM        06/30/15
851360           68.52%           54.26%             114            05/31/08              Defeasance               05/31/08
851451           51.89%           41.76%             114            06/30/08              Defeasance               06/30/08
851374           65.26%           56.27%             36             09/30/01        Defeasance / > 1% or YM        04/30/08
--------------------------------------------------------------------------------------------------------------------------------
851238           43.05%           29.21%             114            04/30/08              Defeasance               04/30/08
851122           52.94%           0.00%              84             10/31/05              > 1% or YM               05/31/13
851402           33.76%           0.30%              114            07/31/08              Defeasance               07/31/08
851319           54.04%           35.90%             36             10/31/01        Defeasance / > 1% or YM        05/31/08
851357           40.21%           0.72%              174            05/31/13              Defeasance               05/31/13
851320           56.74%           44.57%             114            04/30/08              Defeasance               04/30/08
================================================================================================================================

              FREE
             PREPAY
             WINDOW
LOAN NUMBER  (MOS.)    ADDRESS                                                                        CITY
----------------------------------------------------------------------------------------------------------------------------------
                1
     25489A            675-725 West Central Avenue                                                    Springboro
     25489B            15960-16090 S. Harlem Avenue                                                   Tinley Park
     25489C            49-79 Ludwig Drive                                                             Fairview Heights
     25489D            1722-1724 South West Avenue                                                    Freeport
     25489E            198 West Logan                                                                 Noblesville
     25489F            1108-1128 & 1158 Boughton Road                                                 Bolingbrook
     25489G            3123 West Airport Rd                                                           Traverse City
     25489H            1738 165th Street                                                              Hammond
     25489I            7330 W. North Avenue                                                           Elmwood
     25489J            17105-17165 West Bluemound Road                                                Brookfield
     25489K            907 W. Marketview Drive                                                        Champaign
     25489L            4130 Berkshire Lane                                                            Plymouth
     25489M            15006-80 La Grange Road                                                        Orland Park
     25489N            250 East Golf Road                                                             Schaumburg
----------------------------------------------------------------------------------------------------------------------------------
851445          6      1830 First Capitol Drive-South                                                 St. Charles
851443          6      12701 Manchester Road                                                          Des Peres
851444          6      1320 Central Park Drive                                                        O'Fallon
851446          6      50 Ludwig Drive                                                                Fairview Heights
851447          6      2845 Target Drive                                                              St. Louis
----------------------------------------------------------------------------------------------------------------------------------
851499          6      5758, 5794, 5850, 5925, 5956-5964 W. Las Positas                               Pleasanton
18041           3      225 Broadway                                                                   New York
851550          6      7171 Forest Lane                                                               Dallas
851563          6      1737 King St.                                                                  Alexandria
851476          6      800 El Camino Real West                                                        Mountain View
----------------------------------------------------------------------------------------------------------------------------------
9122            0      11622-11682 El Camino Real                                                     San Diego
16465           0      3720 Arroyo Sorrento Road                                                      San Diego
851087          6      10655 Westminster Blvd.                                                        Westminster
25764           1      3051 Brinkley Rd                                                               Temple Hills
25557           0
     25557A            2235 Mt. Zion Parkway                                                          Morrow
     25557B            95 Gwinco Boulevard                                                            Suwanee
     25557C            3720 Steve Reynolds Boulevard                                                  Atlanta
     25557D            555 Lake Center Parkway                                                        Cumming
     25557E            3174 Barrett Lakes Boulevard                                                   Kennesaw
     25557F            3000 Highlands Parkway                                                         Smyrna
     25557G            8462 South Cherokee Boulevard                                                  Douglasville
----------------------------------------------------------------------------------------------------------------------------------
17660           3      Ridge Pike/Butler Pike                                                         Plymouth Meeting
851580          3      1310-1389 Northgate Circle                                                     Oviedo
851500          6      1750 Howe Avenue                                                               Sacramento
25387           0
     25387A            2030 Arden Way                                                                 Sacramento
     25387B            6226 S. Pacific Coast Hwy                                                      Redondo Beach
----------------------------------------------------------------------------------------------------------------------------------
18066           0      20455 Hesperian Boulevard                                                      Hayward
851439          6      4305, 4315, 4325, 4335, 4345 S. Industrial and 432 Adelbaron Street            Las Vegas
851465          6      2214, 2220, 2230 Mall Dr. East                                                 Waterford Township
851802          3      3205-3329 East Bell Road                                                       Phoenix
851367          6      3340 Del Sol Blvd.                                                             San Diego
----------------------------------------------------------------------------------------------------------------------------------
851072          6      1900-1996 Hacienda Drive                                                       Vista
18137           0      7100 Holladay Tyler Road                                                       Glenn Dale
18332           0      6411-6511 E. Spring Street, 3022-3028 Palo Verde Ave.                          Long Beach
851460          6      625-655 Redwood Hwy                                                            Mill Valley
5502            0      9710-9740 S.E. Washington Street                                               Portland
----------------------------------------------------------------------------------------------------------------------------------
17877           0      50 West 72nd Street                                                            New York
851498          6      101 Stewart Street                                                             Seattle
25069           0      5880 Ridgewood Road                                                            Jackson
851400          6      8525 Tobias Avenue                                                             Panorama City
851578          3      710 SW Depot Avenue                                                            Gainesville
----------------------------------------------------------------------------------------------------------------------------------
851454          6      920 Rock Ave.                                                                  San Jose
851317          6      2131 Shelter Island Drive                                                      San Diego
850937          6      30151 Tomas Street                                                             Rancho Santa Margarita
851455          6      85 West Moreland Road                                                          Simi Valley
17154           0      521-527 & 529-535 West 20th Street                                             New York
----------------------------------------------------------------------------------------------------------------------------------
18173           0      3642 Boulder Highway                                                           Las Vegas
12130           0      38 East 30th Street                                                            New York
851384          6      700 E. El Camino Real                                                          Mountain View
25118           3      2800-2801 Quebec Street, N.W.                                                  Washington
25959           1      2930 Cherry Street                                                             Falls Church
----------------------------------------------------------------------------------------------------------------------------------
851419          6
    851419A            1135 Kildaire Farm Road                                                        Cary
    851419B            3221 Durham Drive                                                              Raleigh
    851419C            527 East Chatham Street                                                        Cary
851488          6      4981 Catoctin Drive                                                            San Diego
----------------------------------------------------------------------------------------------------------------------------------
851303          6      1513 West San Bernardino                                                       West Covina
26031           0      5003 Garth Road                                                                Baytown
851579          3      217 Virginia Avenue                                                            Lexington
851468          6      444 & 470 Spear Street                                                         San Francisco
851404          6      9003-9113 Research Boulevard                                                   Austin
----------------------------------------------------------------------------------------------------------------------------------
851403          6      2589, 2665, 2719 Air Fresno Dr. & 2590, 2666, 2720                             Fresno
850995          6      19200 Stevens Creek  Boulevard                                                 Cupertino
25714           0      2100 South & 300 West                                                          Salt Lake City
851306          6      4600 W. Vegas Drive                                                            Las Vegas
851370          6      2302 Trade Zone Boulevard                                                      San Jose
----------------------------------------------------------------------------------------------------------------------------------
25271           0      1050 E. Henderson Ave                                                          Fresno
851459          6      6161 Harry Hines Blvd.                                                         Dallas
851469          6      1959 Lake Boulevard                                                            Davis
851425          6      9901-19 Washington Boulevard, 3855-67 Hughes Ave.                              Culver City
17583           3      201-19 East Genesee Street                                                     Syracuse
----------------------------------------------------------------------------------------------------------------------------------
5504            0      12230-12400 Southeast Sunnyside Road                                           Clackamas
851338          6      3686 East Olympic Boulevard                                                    Los Angeles
17875           0      433 & 459 W. Bastanchury Rd.                                                   Fullerton
25312           0      15000, 15100 West Cleveland Ave                                                New Berlin
851435          6      710 Sansome Street                                                             San Francisco
----------------------------------------------------------------------------------------------------------------------------------
851438          6      17112 Armstrong Ave.                                                           Irvine
25609           0
     25609A            46 Auburn Street                                                               Auburn
     25609B            12-14, 16-18  Winter Street                                                    Boston
     25609C            130 Lexington Street                                                           Waltham
----------------------------------------------------------------------------------------------------------------------------------
851548          6      1133 Popular Creek Road                                                        Henderson
851245          36     27712 Avenue Mentry                                                            Valencia
851354          6      530 Center Street NE                                                           Salem
851485          4      2301 Valley View Blvd.                                                         Las Vegas
851280          6      10933 Huston Street                                                            North Hollywood
851279          6      10932 Morrison Street                                                          North Hollywood
851433          6      4612 22nd Avenue N.E.                                                          Seattle
----------------------------------------------------------------------------------------------------------------------------------
17718           0      2250 Center Street                                                             Chattanooga
25423           0      2080 West North Temple                                                         Salt Lake City
11134           0      2970 Hilltop Mall Road                                                         Richmond
25675           0      2105-A Harlequin Terrace                                                       Silver Spring
851399          6      14955 Saticoy Street                                                           Van Nuys
----------------------------------------------------------------------------------------------------------------------------------
851582          3      1835 West Call Street                                                          Tallahassee
851428          6      4901 Gregg Road                                                                Pico Rivera
851327          6      1323 - 34th Avenue East                                                        Fife
25165           0      15 Corporate Drive                                                             Trumbull
851411          6      6250 Sierra Lane                                                               Dublin
----------------------------------------------------------------------------------------------------------------------------------
851388          6      10801 North 24th Avenue                                                        Phoenix
851560          6      45 Village Square                                                              Snowmass Village
12052           0      3710 Crondall Lane                                                             Owings Mill
18113           0      19608 Liverpool Parkway                                                        Cornelius
851406          6      201 North Berkeley Boulevard                                                   Goldsboro
----------------------------------------------------------------------------------------------------------------------------------
25577           0      270 St. Paul                                                                   Denver
851385          6      828 South Bascom Avenue                                                        San Jose
16416           0      798 Woodlane Road                                                              Burlington County
25589           0      51-55 N. Third Street                                                          Philadelphia
851577          3      540-541 Bryan Street                                                           Tallahassee
----------------------------------------------------------------------------------------------------------------------------------
26174           0      4616 N. 51st Avenue                                                            Phoenix
851243          6      12685 Van Nuys Blvd.                                                           Pacoima
851415          6      5750, 5760, 5770 Hannum Avenue                                                 Culver City
12101           0      Keyser Avenue & Oak Avenue                                                     Scranton
851347          6      3993 Iowa Avenue                                                               Riverside
----------------------------------------------------------------------------------------------------------------------------------
16398           0      553 South Broad Street                                                         Lansdale
25451           0      9250 Bellaire Boulevard                                                        Houston
851586          3      265-285 North Federal Street                                                   Chandler
851219          6      11474 Central Ave                                                              Chino
851386          6      222 Melwood Street, 229 N. Craig, 135-137 N. Craig                             Pittsburgh
----------------------------------------------------------------------------------------------------------------------------------
8643            0      2607 Rhawn St. & 8040 Roosevelt Blvd.                                          Philadelphia
25195           0      598 Broadway                                                                   New York
25559           6      6100 Soudview Drive                                                            Gig Harbor
851246          6      10861 Cherry Street                                                            Los Alamitos
851337          6      9300 Ridgeside Lane                                                            Orangevale
----------------------------------------------------------------------------------------------------------------------------------
851378          6      3400, 3340-3360, 3446-3464 Arden Road                                          Hayward
851369          6      3777 Stevens Creek Boulevard                                                   Santa Clara
12099           0      195 Forest Ave, 645 & 695 High Street                                          Palo Alto
851479          6      8800 S.E. Sunnyside Road                                                       Clackamas
851365          6      2228 Old Oakland Road                                                          San Jose
----------------------------------------------------------------------------------------------------------------------------------
851525          6      6002 Donoho                                                                    Houston
851581          3      1700-1702 W. Call Street                                                       Tallahassee
851528          6      202-208 W. San Ysidro Blvd.                                                    San Ysidro
851305          6      9648 Marilla Drive                                                             Lakeside
9419            0      3200 West Park Avenue                                                          Houma
----------------------------------------------------------------------------------------------------------------------------------
18346           0      8671-8779 Piney Orchard Parkway                                                Odenton
851244          12     49-51 Strathearn Pl. & 50 Moreland Rd.                                         Simi Valley
851381          6      1201 & 1301 Scott Avenue                                                       Clovis
9675            0      211 63rd Street                                                                Brooklyn
851267          6
    851267A            2521 Wolford                                                                   McKinney
    851267B            760 Edmonds Lane                                                               Lewisville
----------------------------------------------------------------------------------------------------------------------------------
851503          6      4233 - 9th Avenue NE                                                           Seattle
851387          6      5214 West Luke Avenue, 5205-5237 West Montebello Ave., 5622 North 52nd Ave.    Glendale
851507          6      504, 520, 612 James Avenue                                                     Mankato
851467          6      5200 Hahns Peak Drive                                                          Loveland
851342          6      10427 Artesia Boulevard                                                        Bellflower
----------------------------------------------------------------------------------------------------------------------------------
851420          6      1405 San Fernando Blvd.                                                        Burbank
851430          6      1477 W. Apache Trail                                                           Apache Junction
25117           0      770 Boston Post Road                                                           Guilford
25352           0      490-500 Sherwood Place                                                         Stratford
851340          6      9843 Ramona Street                                                             Bellflower
----------------------------------------------------------------------------------------------------------------------------------
16958           0      4077-81 Redwood Drive                                                          Marina Del Rey
851424          6      1700 De la Cruz                                                                Santa Clara
851333          12     2088-2193 Anchor Court                                                         Thousand Oaks (Newbury Park)
851464          6      900 & 916 Western Avenue                                                       Glendale
11505           1      1150 East New York Ave.                                                        Brooklyn
----------------------------------------------------------------------------------------------------------------------------------
851481          6      8914-8918 Santa Monica Blvd.                                                   West Hollywood
851806          3      800 North LBJ                                                                  San Marcos
851472          6      5055-5095 Telegraph Avenue                                                     Oakland
26032           0      12701 Westheimer Road                                                          Houston
851408          6      720 Camino Del Mar                                                             Del Mar
----------------------------------------------------------------------------------------------------------------------------------
851371          6      400 Emerson Street                                                             Palo Alto
17553           1      1 Metropolitan Grove Road                                                      Gaithersburg
851450          6      11313 Oxnard Street                                                            North Hollywood
25144           0      1241 FM 359                                                                    Richmond
851423          6      337-341 E. Liberty Street                                                      Ann Arbor
----------------------------------------------------------------------------------------------------------------------------------
851426          6      1815 Via El Prado                                                              Redondo Beach
25485           0      1 North Randall Avenue                                                         Madison
25508           0      25 Seminary Street                                                             Auburn
851200          6      21601 Devonshire Street                                                        Chatsworth
----------------------------------------------------------------------------------------------------------------------------------
851192          6
    851192A            607 S. Friendswood Drive                                                       Friendswood
    851192B            5639-85 Treaschwig                                                             Spring
25445           0      1025 Golden Gate Drive                                                         Napa
851395          6      13622 Chadron Avenue                                                           Hawthorne
17962           0      6200-6651 67th Avenue North                                                    Brooklyn Park
----------------------------------------------------------------------------------------------------------------------------------
851285          6      1301 Sycamore School Road                                                      Fort Worth
851328          6      6112-6175 Water Lily Commons                                                   Livermore
851508          7      6415 Longley Lane                                                              Reno
851808          4      1913, 1935 & 2005 Perlich Avenue                                               Redwing
851409          6      15 Cannery Court                                                               Hayward
----------------------------------------------------------------------------------------------------------------------------------
851312          6      2929-2935 East Apache                                                          Tulsa
851478          6      1220 Bennett Way                                                               Templeton
851809          4      7006 University Avenue                                                         Lubbock
851452          6      6052 Industrial Way                                                            Livermore
851352          6      400 Lake Cook Road                                                             Deerfield
----------------------------------------------------------------------------------------------------------------------------------
851393          6      11055 Otsego Street                                                            North Hollywood
851530          6      1874 Piedmont Road                                                             Atlanta
851336          6      400 University Avenue                                                          Sacramento
851565          6      1225 Dell Range Boulevard                                                      Cheyenne
851348          6      4750-4754 16th Avenue NE                                                       Seattle
----------------------------------------------------------------------------------------------------------------------------------
851401          6      1720, 1754, 1768 West 1300 North                                               Salt Lake City
851310          6      13738, 13782, 13790 Bear Valley Rd.                                            Victorville
851555          6      3665 W. Diablo Drive                                                           Las Vegas
851264          6      10334 Oasis                                                                    San Antonio
851364          6      5125 Fairmont                                                                  Abilene
----------------------------------------------------------------------------------------------------------------------------------
851278          6      2431 College Hills Boulevard                                                   San Angelo
25078           0      100-265 Sunrise Center Road                                                    Zanesville
851361          6      1438 Camino del Mar                                                            Del Mar
851484          6      540 W. Lambert Avenue                                                          Brea
851330          6      1535-1609 Vassar Street                                                        Reno
----------------------------------------------------------------------------------------------------------------------------------
851282          6      6511-B Melrose Trail                                                           Austin
16953           0      4061-4063 Glencoe Avenue                                                       Marina Del Rey
851493          6      1609 S. Grove Avenue/1240-60 East Locust                                       Ontario
851383          6      1211 Newell Avenue                                                             Walnut Creek
17923           3      711 South Mills Avenue                                                         Claremont
----------------------------------------------------------------------------------------------------------------------------------
851390          6      3102-3214 North Main                                                           Taylor
851353          6      25-75 N. Santa Anita Avenue                                                    Arcadia
851501          6      40671 Joy Road                                                                 Canton
851487          6      542/548 Ballantyne                                                             El Cajon
851463          6      3959 & 3979 Lockridge Street                                                   San Diego
----------------------------------------------------------------------------------------------------------------------------------
851394          6      1327 & 1329 Crenshaw Boulevard                                                 Los Angeles
851416          6      3341-3363 S. La Cienega Place and 5801-05 West Jef                             Los Angeles
851334          6      203 & 209 East Fourth Avenue                                                   Olympia
851449          6      9555 Struthers Road                                                            New Middletown
851556          6      5616 South Gibralter Way                                                       Aurora
----------------------------------------------------------------------------------------------------------------------------------
851236          6      23784 West Road                                                                Brownstown Township
851323          6      17740 Scherzinger Lane                                                         Canyon Country
851396          6      7000 Vassar Avenue                                                             Canoga Park
851242          6      12701 Van Nuys Blvd.                                                           Pacoima
851329          6      2751 - 2791 Saturn Street                                                      Brea
----------------------------------------------------------------------------------------------------------------------------------
851441          6      1600 Dell Avenue                                                               Campbell
25479           0      7 East 47th Street                                                             New York
851494          6      3021 South Valley View                                                         Las Vegas
851349          6      25-289 Tom Polk Circle                                                         Chico
851526          6      3165, 3175 E. Fountain Blvd.                                                   Colorado Springs
----------------------------------------------------------------------------------------------------------------------------------
17961           0      531-561 Westview Drive                                                         Hastings
851569          6      2101 New Hampshire Ave NW                                                      Washington
851539          6      1525 E. 2nd Street                                                             Granbury
851520          6      5510 East Southern Avenue                                                      Mesa
851453          6      6575 Oakmont Drive                                                             Santa Rosa
----------------------------------------------------------------------------------------------------------------------------------
851486          6      1294 N. Mollison Avenue                                                        El Cajon
851477          6      1615 Bonanza Street                                                            Walnut Creek
851248          6      1371 S. Beverly Glen Blvd                                                      Los Angeles
851283          6      8802 Tradewind Drive                                                           Windcrest
851392          6      411, 425, 435 North Marshall Avenue                                            El Cajon
----------------------------------------------------------------------------------------------------------------------------------
851344          6      2814 Sepulveda Blvd.                                                           Torrance
851405          6      444 East Williams Street                                                       Carson City
851299          6      1101 S. Grand Ave. / 1415 E. McFadden Ave.                                     Santa Ana
851377          6      6325, 6335, 6345, 6355, 6365 Marindustry Drive                                 San Diego
851356          6      7580 North Ingram Avenue                                                       Fresno
----------------------------------------------------------------------------------------------------------------------------------
851307          6      18651 Von Karman Drive                                                         Irvine
17927           0      85 South Main Street                                                           Barnegat
851456          6      9249-9259 N. Fortune Ct.                                                       Portland
851373          6      10 South Knoll Lane & 36 Tiburon Blvd.                                         Mill Valley
851434          6      15003 Emerald Coast Parkway                                                    Destin
----------------------------------------------------------------------------------------------------------------------------------
851343          6      22921 30th Avenue South                                                        Des Moines
851391          6      2055 Range Avenue                                                              Santa Rosa
851398          6      14030 Lemoli Avenue                                                            Hawthorne
851372          6      4101 Arctic Boulevard, 600 & 700 West 41st Ave                                 Anchorage
851261          6      6218 66th Street                                                               Pinellas Park
----------------------------------------------------------------------------------------------------------------------------------
851322          6      1150 W. Avenue J                                                               Lancaster
25742           0      710-740 North State Highway 3                                                  Northfield
851418          6      622 Contra Costa Blvd.                                                         Pleasant Hill
851335          6      4034 S. Pacific Avenue                                                         San Pedro
851260          6      18450 Technology Drive                                                         Morgan Hill
----------------------------------------------------------------------------------------------------------------------------------
25024           0      417-423 West Broadway                                                          Boston
851341          6      9919 Ramona Street                                                             Bellflower
851355          6      3301 & 3333 Sunrise Blvd.                                                      Rancho Cordova
851457          6      1735 E. Yosemite Avenue                                                        Manteca
851286          6      4716 Duval Road                                                                Austin
----------------------------------------------------------------------------------------------------------------------------------
851389          6      510 & 550 Parrott Street                                                       San Jose
851250          6      8110 Redlands Street                                                           Playa del Rey
851195          6      777 E. Alta Vista Street                                                       Placentia
851265          6      31240 La Baya Drive                                                            Westlake Village
851358          6      400 Mona Lane                                                                  Henderson
----------------------------------------------------------------------------------------------------------------------------------
851203          6      3064 East Maria Street                                                         Rancho Dominguez
851421          6      1710  Harrison Avenue SE                                                       Port Orchard
851292          6      1685 Plymouth                                                                  Mountain View
850952          6      6710 Variel Avenue                                                             Canoga Park
851129          6      23022 Samuel Street                                                            Torrance
----------------------------------------------------------------------------------------------------------------------------------
851351          6      16781 Milliken Avenue                                                          Irvine
851363          6      1692 thru 1724 West Loop North                                                 Houston
851429          6      11301 53rd Street                                                              Temple Terrace
851362          6      1275-81 8th Street                                                             San Francisco
851258          6      5045 List Drive                                                                Colorado Springs
----------------------------------------------------------------------------------------------------------------------------------
851266          6      500 W. Lamar                                                                   McKinney
851263          6      1121 Valley Boulevard, Ste. A-I                                                Tehachapi
851272          6      1725 Camino Palmero                                                            Los Angeles
851174          6      287 Century Circle                                                             Louisville
851442          6      570 East La Cadena                                                             Riverside
----------------------------------------------------------------------------------------------------------------------------------
851256          6      4225 North Sinton Road                                                         Colorado Springs
851359          6      5114, 5210, 5228 N. El Dorado Street                                           Stockton
851252          6      20401 County Road 81                                                           Rogers
851273          6      12959 Oxnard Street                                                            Van Nuys
851288          6      2803-2828 and 11718-11734 Crooked Lake Blvd.                                   Coon Rapids
----------------------------------------------------------------------------------------------------------------------------------
851308          6      2370 Poplar Drive                                                              Medford
851296          6      7077-7107 North Antioch Ave.                                                   Fresno
11101           3      300-310 West C Street                                                          San Diego
851284          6      1301 West Lynn                                                                 Austin
851275          6      14980 North 78th Way                                                           Scottsdale
----------------------------------------------------------------------------------------------------------------------------------
851171          6      4833 South Front Street                                                        Castle Rock
851382          6      1497 Tanforan Ave                                                              Woodland
851360          6      1027, 1035 North Marshall Avenue                                               El Cajon
851451          6      1001 Shannon Court                                                             Livermore
851374          6      5200 N.E. 92nd Avenue                                                          Portland
----------------------------------------------------------------------------------------------------------------------------------
851238          6      9812-9832 N. 7th St.                                                           Phoenix
851122          6      305 Forest Avenue                                                              Laguna Beach
851402          6      2870 South Connor Street                                                       Salt Lake City
851319          6      674 W. 27th Street                                                             San Pedro
851357          6      1613 Capital Circle NE                                                         Tallahassee
851320          6      3518 Grant Avenue                                                              San Antonio
==================================================================================================================================


                                                                 YEAR
                                                                BUILT/                     SQUARE      NUMBER
LOAN NUMBER  STATE   ZIP CODE     PROPERTY TYPE               RENOVATED                     FEET      OF UNITS
--------------------------------------------------------------------------------------------------------------
                                  Retail
     25489A    OH    45066        Retail, Anchored                1992                      154,034
     25489B    IL    60477        Retail, Anchored                1988                      193,179
     25489C    IL    62208        Retail, Anchored                1991                      167,491
     25489D    IL    61032        Retail, Big Box                 1998                       24,049
     25489E    IN    46060        Retail, Anchored                1992                       74,414
     25489F    IL    60440        Retail, Anchored                1994                       57,900
     25489G    MI    49684        Retail, Big Box                 1998                       21,337
     25489H    IN    46320        Retail, Unanchored              1998                        7,488
     25489I    IL    24304        Retail, Unanchored              1997                       24,304
     25489J    WI    53005        Retail, Unanchored              1985                      107,952
     25489K    IL    61822        Retail, Anchored                1992-1995                 118,842
     25489L    MN    55446        Retail, Unanchored              1998                       45,415
     25489M    IL    60462-3233   Retail, Anchored                1994                       45,031
     25489N    IL    60173        Retail, Big Box                 1998                       93,333
--------------------------------------------------------------------------------------------------------------
851445         MO    63303        Theater                         1997                       93,031
851443         MO    63131        Theater                         1997                       74,103
851444         IL    62269        Theater                         1996                       52,871
851446         IL    62208        Theater                         1986                       38,735
851447         MO    63136        Theater                         1988                       53,129
--------------------------------------------------------------------------------------------------------------
851499         CA    94588        Office                          1983                      322,296
18041          NY    10007        Office                          Ongoing                   445,373
851550         TX    75230        Office                          1997                      242,336
851563         VA    22314        Mixed Use                       1998                      141,332
851476         CA    94040        Office                          1998                      117,128
--------------------------------------------------------------------------------------------------------------
9122           CA    92130        Office                          1998-1999                 130,641
16465          CA    92130        Office                          1998                        7,666
851087         CO    80030        Theater                         1998                       90,000
25764          MD    20748        Multifamily                     1987-1992                               635
25557                             HOSPITALITY, EXTENDED STAY
     25557A    GA    30260        Hospitality, Extended Stay      1996                                    127
     25557B    GA    30024        Hospitality, Extended Stay      1997                                    127
     25557C    GA    30096        Hospitality, Extended Stay      1996                                    102
     25557D    GA    30040        Hospitality, Extended Stay      1997                                    127
     25557E    GA    30144        Hospitality, Extended Stay      1997                                    107
     25557F    GA    30082        Hospitality, Extended Stay      1997                                    125
     25557G    GA    30134        Hospitality, Extended Stay      1994                                     75
--------------------------------------------------------------------------------------------------------------
17660          PA    19428        Retail, Anchored                1989-1990                 239,095
851580         FL    32765        Multifamily                     1996                                    194
851500         CA    95825        Office                          1985                      183,047
25387                             HOSPITALITY, LIMITED SERVICE
     25387A    CA    95825        Hospitality, Limited Service    1992-1998                               190
     25387B    CA    90277        Hospitality, Limited Service    1962                                     40
--------------------------------------------------------------------------------------------------------------
18066          CA    94541        Hospitality, Limited Service    1996-1998                                99
851439         NV    89103        Industrial/Warehouse            1970                      208,665
851465         MI    48328        Retail, Anchored                1994                      189,724
851802         AZ    85032        Retail, Unanchored              1986                      158,867
851367         CA    92154        Mobile Home Park                1977                                    269
--------------------------------------------------------------------------------------------------------------
851072         CA    92083        Retail, Unanchored              1989                      125,185
18137          MD    20769        Industrial/Warehouse            1996-1998                 315,191
18332          CA    90808        Retail, Anchored                1993                       81,629
851460         CA    94941        Office                          1995                       59,025
5502           OR    97216        Retail, Unanchored              1990                       63,365
--------------------------------------------------------------------------------------------------------------
17877          NY    10023        Multifamily                     1984                                    210
851498         WA    98101        Office                          1987                       90,763
25069          MS    39211        Multifamily                     1999                      430,400       440
851400         CA    91402        Multifamily                     1985                                    287
851578         FL    32601        Multifamily                     1996                                    120
--------------------------------------------------------------------------------------------------------------
851454         CA    95131        Industrial/Warehouse            1998                       71,958
851317         CA    92106        Hospitality, Full Service       1985                                    105
850937         CA    92688        Industrial/Warehouse            1998                       96,709
851455         CA    93065        Industrial/Warehouse            1995                      105,083
17154          NY    10011        Industrial/Warehouse            1997                      204,000
--------------------------------------------------------------------------------------------------------------
18173          NV    89121        Mobile Home Park                1970                                    471
12130          NY    10016        Office                          1996                       84,250
851384         CA    94022        Office                          1986                       46,115
25118          DC    20008        Multifamily                     1994-present                            847
25959          VA    22042        Multifamily                     1988                      209,650       208
--------------------------------------------------------------------------------------------------------------
851419                            MULTIPLE PROPERTY TYPE
    851419A    NC    27511        Office                          1988                       42,501
    851419B    NC    27603        Industrial/Warehouse            1986                       52,800
    851419C    NC    27511        Industrial/Warehouse            1986                        7,008
851488         CA    92115        Multifamily                     1968                                    133
--------------------------------------------------------------------------------------------------------------
851303         CA    91790        Multifamily                     1959                                    196
26031          TX    77521        Retail, Unanchored              1999                       56,100
851579         KY    40508        Multifamily                     1994                                     96
851468         CA    94105        Office                          1989                       49,493
851404         TX    78755        Mixed Use                       1967                       78,099
--------------------------------------------------------------------------------------------------------------
851403         CA    93727        Industrial/Warehouse            1989                      112,307
850995         CA    95014        Office                          1982                       37,314
25714          UT    84115-2513   Retail, Big Box                 1996                       49,533
851306         NV    89108        Multifamily                     1987                                    192
851370         CA    95131        Industrial/Warehouse            1997                       64,800
--------------------------------------------------------------------------------------------------------------
25271          CA    93706        Multifamily                     1976-1979                               276
851459         TX    75235        Medical Office                  1974                       85,214
851469         CA    95616        Multifamily                     1994                                    160
851425         CA    90232        Retail, Unanchored              1988                       42,986
17583          NY    13202        Office                          1990-present              167,372
--------------------------------------------------------------------------------------------------------------
5504           OR    97015        Retail, Unanchored              1992                       35,560
851338         CA    90023        Industrial/Warehouse            1997                      189,166
17875          CA    92835        Medical Office                  1985                       41,851
25312          WI    53151        Multifamily                     1971                      125,920       124
851435         CA    94111        Office                          1989                       22,350
--------------------------------------------------------------------------------------------------------------
851438         CA    92614        Industrial/Warehouse            1996                       80,150
25609                             RETAIL, UNANCHORED
     25609A    MA    01501        Retail, Unanchored              1998                        5,447
     25609B    MA    02108        Retail, Unanchored              1997                        9,592
     25609C    MA    02452        Retail, Unanchored              1995                       24,235
--------------------------------------------------------------------------------------------------------------
851548         NC    27536        Industrial/Warehouse            1998                      196,850
851245         CA    91355        Industrial/Warehouse            1988                      108,931
851354         OR    97301        Office                          1995                      121,092
851485         NV    89102        Multifamily                     1976                                    216
851280         CA    91601        Multifamily                     1989                                     41
851279         CA    91601        Multifamily                     1986                                     41
851433         WA    98105        Multifamily                     1991                                     50
--------------------------------------------------------------------------------------------------------------
17718          TN    37421        Hospitality, Extended Stay      1996-1997                                76
25423          UT    84116        Hospitality, Limited Service    1996                                     93
11134          CA    94806        Medical Office                  1986                       36,636
25675          MD    20904        Multifamily                     1980                                     87
851399         CA    91405        Multifamily                     1986                                    106
--------------------------------------------------------------------------------------------------------------
851582         FL    32304        Multifamily                     1993                                     75
851428         CA    90660        Industrial/Warehouse            1969                      296,202
851327         WA    98424        Industrial/Warehouse            1998                       54,000
25165          CT    06611        Office                          1985                       51,996
851411         CA    94568        Ministorage                     1993                       92,530
--------------------------------------------------------------------------------------------------------------
851388         AZ    85029        Industrial/Warehouse            1977                      113,838
851560         CO    81615        Retail, Unanchored              1988                       22,219
12052          MD    21117        Retail, Unanchored              1998                       39,695
18113          NC    28031        Hospitality, Limited Service    1992                                     80
851406         NC    27534        Retail, Anchored                1977                      153,793
--------------------------------------------------------------------------------------------------------------
25577          CO    80206        Office                          1999                       20,784
851385         CA    95128        Office                          1988                       30,651
16416          NJ    80606        Retail, Unanchored              1990                       45,007
25589          PA    19106-4517   Multifamily                     1985                        3,250        55
851577         FL    32304        Multifamily                     1990                                     83
--------------------------------------------------------------------------------------------------------------
26174          AZ    85031        Medical Office                  1980                       41,656
851243         CA    91331        Industrial/Warehouse            1984                       97,101
851415         CA    90230        Industrial/Warehouse            1998                       44,592
12101          PA    18504        Retail, Anchored                1996                      158,981
851347         CA    92507        Multifamily                     1986                                    128
--------------------------------------------------------------------------------------------------------------
16398          PA    19446        Retail, Shadow/Weak Anchored    1988                       54,013
25451          TX    77036        Retail, Shadow/Weak Anchored    1982                       39,100
851586         AZ    85225        Retail, Big Box                 1998                       33,988
851219         CA    91710        Multifamily                     1987                                    124
851386         PA    15213        Multifamily                     1996                                     98
--------------------------------------------------------------------------------------------------------------
8643           PA    19152        Office                          1996                       78,649
25195          NY    10012-3351   Mixed Use                       Ongoing                    75,600
25559          WA    98335        Multifamily                     1977                                    129
851246         CA    90720        Medical Office                  1983                       43,255
851337         CA    95662        Multifamily                     1977                                     94
--------------------------------------------------------------------------------------------------------------
851378         CA    94545        Industrial/Warehouse            1998                      102,324
851369         CA    95051        Office                          1987                       33,959
12099          CA    94301        Office                          1982                       14,814         8
851479         OR    97015        Office                          1996                       49,872
851365         CA    95131        Industrial/Warehouse            1984                       38,530
--------------------------------------------------------------------------------------------------------------
851525         TX    77033        Industrial/Warehouse            1966                      265,000
851581         FL    32304        Multifamily                     1991                                     60
851528         CA    92173        Multifamily                     1988                                     89
851305         CA    92040        Multifamily                     1985                                     94
9419           LA    70364        Retail, Anchored                1983                       58,172
--------------------------------------------------------------------------------------------------------------
18346          MD    21113        Retail, Anchored                1998                       52,781
851244         CA    93065        Industrial/Warehouse            1979                       77,940
851381         CA    93612        Multifamily                     1979                                    153
9675           NY    11220        Industrial/Warehouse            1998                       89,200
851267                            MULTIFAMILY
    851267A    TX    75070        Multifamily                     1984                                     68
    851267B    TX    75067        Multifamily                     1974                                     30
--------------------------------------------------------------------------------------------------------------
851503         WA    98105        Multifamily                     1996                                     37
851387         AZ    85301        Industrial/Warehouse            1982                      119,711
851507         MN    56001        Multifamily                     1994                                    153
851467         CO    80538        Office                          1998                       32,086
851342         CA    90706        Multifamily                     1987                                    100
--------------------------------------------------------------------------------------------------------------
851420         CA    91504        Office                          1998                       30,080
851430         AZ    95219        Retail, Anchored                1998                       53,910
25117          CT    06437        Retail, Unanchored              1983                       55,601        19
25352          CT    06615        Multifamily                     1969                      102,780       104
851340         CA    90706        Multifamily                     1986                                    100
--------------------------------------------------------------------------------------------------------------
16958          CA    90292        Office                          1998                       28,175
851424         CA    95032        Ministorage                     1978                      112,678
851333         CA    91320        Industrial/Warehouse            1978                      120,140
851464         CA    91201        Industrial/Warehouse            1997                       45,724
11505          NY    11212        Other                           1994                       83,360
--------------------------------------------------------------------------------------------------------------
851481         CA    90069        Mixed Use                       1987                       19,504
851806         TX    78666        Multifamily                     1973                                    138
851472         CA    94609        Retail, Anchored                1996                       24,564
26032          TX    77077        Retail, Unanchored              1998                       24,600
851408         CA    92014        Hospitality, Limited Service    1998                                     81
--------------------------------------------------------------------------------------------------------------
851371         CA    94301        Office                          1996                        9,034
17553          MD    20878        Ministorage                     1984                       53,800       710
851450         CA    91606        Multifamily                     1984                                     80
25144          TX    77469        Retail, Shadow/Weak Anchored    1999                       27,566
851423         MI    48104        Office                          1997                       38,616
--------------------------------------------------------------------------------------------------------------
851426         CA    90277        Office                          1998                       14,950
25485          WI    53715        Multifamily                     1998                       30,438        15
25508          NY    13021        Retail, Big Box                 1959                       38,900
851200         CA    91311        Office                          1980                       40,862
--------------------------------------------------------------------------------------------------------------
851192                            RETAIL
    851192A    TX    77546        Retail, Shadow/Weak Anchored    1986                       40,823
    851192B    TX    77373        Retail, Unanchored              1985                       42,580
25445          CA    94558        Ministorage                     1983                       67,780       654
851395         CA    90250        Multifamily                     1989                                     60
17962          MN    55429        Multifamily                     1966-1968                               312
--------------------------------------------------------------------------------------------------------------
851285         TX    76134        Multifamily                     1985                                    168
851328         CA    94550        Multifamily                     1998                                     50
851508         NV    89511        Multifamily                     1988                                     56
851808         MN    55066        Multifamily                     1989                                    108
851409         CA    94544        Ministorage                     1996                       86,120
--------------------------------------------------------------------------------------------------------------
851312         OK    74110        Industrial/Warehouse            1998                      189,273
851478         CA    93465        Mobile Home Park                1988                                    115
851809         TX    79413        Retail, Unanchored              1984                       40,404
851452         CA    94550        Industrial/Warehouse            1997                       48,999
851352         IL    60015        Office                          1997                       33,528
--------------------------------------------------------------------------------------------------------------
851393         CA    91601        Multifamily                     1990                                     48
851530         GA    30324        Office                          1995                       39,564
851336         CA    95825        Office                          1994                       16,274
851565         WY    82009        Retail, Big Box                 1998                       29,774
851348         WA    98052        Multifamily                     1997                                     60
--------------------------------------------------------------------------------------------------------------
851401         UT    28205        Multifamily                     1984                                     72
851310         CA    92392        Retail, Shadow/Weak Anchored    1992                       21,800
851555         NV    85118        Industrial/Warehouse            1984                       45,954
851264         TX    78216        Multifamily                     1968                                    100
851364         TX    79605        Multifamily                     1982                                    136
--------------------------------------------------------------------------------------------------------------
851278         TX    76904        Multifamily                     1978                                    182
25078          OH    43701        Retail, Anchored                1974-1980                 130,070
851361         CA    92014        Retail, Unanchored              1990                       13,507
851484         CA    92821        Industrial/Warehouse            1994                       67,460
851330         NV    89502        Retail, Unanchored              1984                       37,796
--------------------------------------------------------------------------------------------------------------
851282         TX    78727        Multifamily                     1985                                    132
16953          CA    90292        Office                          1998                       15,975
851493         CA    91761        Industrial/Warehouse            1987                       83,151
851383         CA    94596        Office                          1997                       22,969
17923          CA    91711        Ministorage                     1987                       64,620       685
--------------------------------------------------------------------------------------------------------------
851390         TX    76574        Retail, Shadow/Weak Anchored    1996                       88,234
851353         CA    91006        Medical Office                  1957                       23,406
851501         MI    48187        Ministorage                     1998                       59,200
851487         CA    92020        Multifamily                     1997                                     60
851463         CA    92101        Industrial/Warehouse            1979                       47,000
--------------------------------------------------------------------------------------------------------------
851394         CA    90019        Multifamily                     1990                                     35
851416         CA    90016        Industrial/Warehouse            1959                       29,911
851334         WA    98501        Office                          1908                       33,793
851449         OH    44442        Mobile Home Park                1990                                    123
851556         CO    80015        Retail, Shadow/Weak Anchored    1999                       14,372
--------------------------------------------------------------------------------------------------------------
851236         MI    48183        Retail, Anchored                1994                       22,946
851323         CA    91351        Multifamily                     1987                                     62
851396         CA    91303        Multifamily                     1989                                     37
851242         CA    91331        Industrial/Warehouse            1980                       90,000
851329         CA    92821        Industrial/Warehouse            1979                       42,044
--------------------------------------------------------------------------------------------------------------
851441         CA    95008        Industrial/Warehouse            1974                       33,227
25479          NY    10017        Office                          1996                       12,550
851494         NV    89102        Industrial/Warehouse            1987                       43,498
851349         CA    95973        Multifamily                     1983                                     37
851526         CO    80910        Multifamily                     1998                                     55
--------------------------------------------------------------------------------------------------------------
17961          MN    55033        Multifamily                     Ongoing                                 138
851569         DC    20009        Multifamily                     1926                                    103
851539         TX    76048        Multifamily                     1984                                     88
851520         AZ    85206        Ministorage                     1996                       71,514
851453         CA    95409        Medical Office                  1997                        9,785
--------------------------------------------------------------------------------------------------------------
851486         CA    92021        Multifamily                     1973                                     59
851477         CA    94596        Office                          1967                       24,109
851248         CA    90024        Multifamily                     1960                                     25
851283         TX    78239        Multifamily                     1983                                     84
851392         CA    92020        Industrial/Warehouse            1988                       41,711
--------------------------------------------------------------------------------------------------------------
851344         CA    90505        Retail, Unanchored              1979                       31,110
851405         NV    89701        Retail, Unanchored              1993                       21,251
851299         CA    92075        Industrial/Warehouse            1972                       49,380
851377         CA    92121        Industrial/Warehouse            1989                       47,314
851356         CA    93711        Office                          1998                       17,237
--------------------------------------------------------------------------------------------------------------
851307         CA    92612        Industrial/Warehouse            1966                       73,920
17927          NJ    08005        Ministorage                     1987-1989                  69,725       519
851456         OR    97203        Multifamily                     1969                                     50
851373         CA    94941        Office                          1985                       12,342
851434         FL    32541        Retail, Shadow/Weak Anchored    1998                       71,685
--------------------------------------------------------------------------------------------------------------
851343         WA    98198        Multifamily                     1988                                     40
851391         CA    95401        Multifamily                     1995                                    150
851398         CA    90250        Multifamily                     1975                                     48
851372         AK    99503        Industrial/Warehouse            1977                       35,372
851261         FL    34665        Retail, Unanchored              1984                       33,403
--------------------------------------------------------------------------------------------------------------
851322         CA    93534        Office                          1998                       18,410
25742          MN    55057        Multifamily                     1996-1998                                54
851418         CA    94523        Retail, Unanchored              1997                        8,451
851335         CA    90731        Multifamily                     1998                                     36
851260         CA    95037        Industrial/Warehouse            1998                       18,000
--------------------------------------------------------------------------------------------------------------
25024          MA    02127        Office                          1980's                     43,399
851341         CA    90706        Multifamily                     1988                                     50
851355         CA    95742        Industrial/Warehouse            1985                       57,810
851457         CA    95336        Ministorage                     1985                       53,250
851286         TX    78727        Multifamily                     1982                                     60
--------------------------------------------------------------------------------------------------------------
851389         CA    95112        Industrial/Warehouse            1998                       33,938
851250         CA    90293        Multifamily                     1961                                     32
851195         CA    92870        Hospitality, Resort             1978                                     18
851265         CA    91362        Industrial/Warehouse            1985                       23,129
851358         NV    89015        Mobile Home Park                1989                                     50
--------------------------------------------------------------------------------------------------------------
851203         CA    90220        Industrial/Warehouse            1970                       47,009
851421         WA    98366        Multifamily                     1998                                     96
851292         CA    94043        Office                          1984                        9,284
850952         CA    91303        Industrial/Warehouse            1996                       22,548
851129         CA    90505        Multifamily                     1963                                     41
--------------------------------------------------------------------------------------------------------------
851351         CA    92606        Industrial/Warehouse            1976                       17,758
851363         TX    77008        Retail, Unanchored              1979                       24,614
851429         FL    33617        Multifamily                     1974                                     64
851362         CA    94122        Multifamily                     1998                                     24
851258         CO    80919        Industrial/Warehouse            1998                       20,250
--------------------------------------------------------------------------------------------------------------
851266         TX    75069        Multifamily                     1966                                     40
851263         CA    93561        Retail, Shadow/Weak Anchored    1986                       13,236
851272         CA    90046        Multifamily                     1974                                     57
851174         CO    80027        Office                          1998                        9,442
851442         CA    92501        Industrial/Warehouse            1988                       30,000
--------------------------------------------------------------------------------------------------------------
851256         CO    80907        Industrial/Warehouse            1968                       36,560
851359         CA    95207        Retail, Anchored                1998                       13,905
851252         MN    55374        Industrial/Warehouse            1997                       42,330
851273         CA    91606        Multifamily                     1996                                     33
851288         MN    55433        Multifamily                     1968                                     20
--------------------------------------------------------------------------------------------------------------
851308         OR    97504        Retail, Anchored                1986                       47,800
851296         CA    93722        Multifamily                     1997                                     15
11101          CA    92101        Other                           1970                       10,000
851284         TX    78703        Multifamily                     1985                                     31
851275         AZ    85260        Industrial/Warehouse            1987                       14,993
--------------------------------------------------------------------------------------------------------------
851171         CO    80104        Retail, Shadow/Weak Anchored    1998                        7,114
851382         CA    95776        Industrial/Warehouse            1998                       53,760
851360         CA    92020        Industrial/Warehouse            1981                       19,800
851451         CA    94550        Industrial/Warehouse            1987                       27,835
851374         OR    97220        Mobile Home Park                1996                                     34
--------------------------------------------------------------------------------------------------------------
851238         AZ    85020        Retail, Unanchored              1985                       25,515
851122         CA    92651        Retail, Unanchored              1950                        4,426
851402         UT    84109        Retail, Specialty               1997                       44,337
851319         CA    90731        Multifamily                     1996                                     17
851357         FL    32308        Industrial/Warehouse            1980                       55,360
851320         TX    78218        Multifamily                     1985                                     24
==============================================================================================================

                                                                                    ANNUAL
                                                                                 REPLACEMENT            ANNUAL
                    CUT-OFF     CUT-OFF                                            RESERVES          REPLACEMENT
                 BALANCE PER    BALANCE                        OCCUPANCY          PER SQUARE           RESERVES
LOAN NUMBER      SQUARE FOOT    PER UNIT       OCCUPANCY          DATE             FOOT (B)          PER UNIT (B)
-------------------------------------------------------------------------------------------------------------------
     25489A                                      100.0%         01/13/99
     25489B                                       98.1%         03/17/99
     25489C                                      100.0%         03/17/99
     25489D                                      100.0%         03/17/99
     25489E                                       95.8%         03/17/99
     25489F                                      100.0%         03/17/99
     25489G                                      100.0%         01/20/99
     25489H                                      100.0%         03/17/99
     25489I                                      100.0%         07/01/99
     25489J                                      100.0%         03/17/99
     25489K                                       97.0%         03/17/99
     25489L                                      100.0%         03/17/99
     25489M                                      100.0%         03/17/99
     25489N                                      100.0%         01/05/99
-------------------------------------------------------------------------------------------------------------------
851445              111.73                       100.0%         12/28/98                0.22
851443              116.14                       100.0%         12/28/98                0.28
851444              127.32                       100.0%         12/28/98                0.20
851446               76.67                       100.0%         12/28/98                0.36
851447               53.71                       100.0%         12/28/98                0.26
-------------------------------------------------------------------------------------------------------------------
851499               79.74                       100.0%         03/15/99                0.10
18041                57.18                        94.5%         04/19/99                0.25
851550               94.59                       100.0%         03/24/99
851563              158.26                        93.8%         01/26/99
851476              165.26                       100.0%         02/13/99                0.25
-------------------------------------------------------------------------------------------------------------------
9122                139.98                       100.0%         04/08/99
16465               123.83                       100.0%         03/24/99
851087              205.44                       100.0%         02/18/99
25764                           25,176.01         96.9%         05/25/99
25557
     25557A                                       97.6%         03/31/99                                    413.11
     25557B                                       90.9%         03/31/99                                    430.92
     25557C                                       81.1%         03/31/99                                    530.92
     25557D                                       86.1%         03/31/99                                    415.17
     25557E                                       82.3%         03/31/99                                    370.05
     25557F                                       92.8%         03/31/99                                    421.11
     25557G                                       90.6%         03/31/99                                    367.63
-------------------------------------------------------------------------------------------------------------------
17660                63.91                        90.3%         01/04/99                0.15
851580                          66,108.25         99.4%         03/24/99                                    300.00
851500               65.26                        89.4%         02/09/99                0.25
25387
     25387A                                       81.2%         12/31/98                                    683.42
     25387B                                       79.1%         12/31/98                                    749.65
-------------------------------------------------------------------------------------------------------------------
18066                           23,043.28         68.6%         09/30/98                                    541.03
851439               54.72                        95.4%         03/19/99
851465               55.24                       100.0%         12/31/98                0.18
851802               62.48                        96.9%         01/29/99
851367                          36,647.62         99.6%         02/01/99                                    100.00
-------------------------------------------------------------------------------------------------------------------
851072               75.05                        85.6%         02/23/99
18137                28.52                       100.0%         01/21/99                0.10
18332               106.30                       100.0%         12/14/98                0.16
851460              145.83                        98.1%         01/31/99                0.25
5502                123.73                       100.0%         04/15/99                0.22
-------------------------------------------------------------------------------------------------------------------
17877                           36,428.57         98.6%         12/31/98
851498               82.27                       100.0%         12/01/98                0.27
25069                17.34      16,958.82         89.6%         01/31/99                                    250.03
851400                          24,932.14         95.5%         02/09/99                                    237.00
851578                          58,750.00        100.0%         03/15/99                                    300.00
-------------------------------------------------------------------------------------------------------------------
851454               97.75                       100.0%         11/01/98
851317                          65,175.89         81.4%         12/31/98
850937               70.39                       100.0%         03/03/99
851455               62.34                       100.0%         02/10/99
17154                31.82                       100.0%         01/03/99                0.20
-------------------------------------------------------------------------------------------------------------------
18173                           13,769.70         98.9%         01/01/99
12130                75.40                        93.1%         04/22/98
851384              133.67                       100.0%         01/28/99
25118                            7,083.83         98.6%         04/08/99
25959                28.60      28,822.30         98.1%         04/15/99
-------------------------------------------------------------------------------------------------------------------
851419
    851419A                                       93.2%         01/01/99
    851419B                                      100.0%         01/09/99
    851419C                                       84.3%         01/09/99
851488                          41,880.62         98.0%         11/30/98
-------------------------------------------------------------------------------------------------------------------
851303                          28,388.77         94.9%         06/30/98
26031                98.93                        92.0%         04/28/99                0.15
851579                          57,552.08         99.2%         02/26/99                                    300.00
851468              110.33                       100.0%         10/31/98
851404               69.82                        95.2%         01/30/99
-------------------------------------------------------------------------------------------------------------------
851403               47.91                        94.8%         01/29/99
850995              142.79                        82.2%         12/31/98
25714               104.91                       100.0%         04/19/99                0.15
851306                          26,541.35         95.0%         12/31/98
851370               78.34                       100.0%         02/10/99
-------------------------------------------------------------------------------------------------------------------
25271                           18,115.94         99.6%         02/24/99                                    250.00
851459               58.23                       100.0%         09/23/98
851469                          31,006.20         99.4%         11/24/98                                    255.00
851425              115.30                        94.3%         02/12/99                0.15
17583                29.56                        74.8%         03/01/99                0.26
-------------------------------------------------------------------------------------------------------------------
5504                139.02                        93.0%         04/15/99                0.22
851338               26.08                       100.0%         02/10/99
17875               116.03                       100.0%         11/25/98                0.20
25312                38.09      38,682.63         95.2%         03/17/99                                    250.00
851435              213.66                       100.0%         02/23/99
-------------------------------------------------------------------------------------------------------------------
851438               59.24                       100.0%         09/17/98                0.15
25609
     25609A                                      100.0%         04/21/99                0.15
     25609B                                      100.0%         04/21/99                0.15
     25609C                                      100.0%         04/21/99                0.15
-------------------------------------------------------------------------------------------------------------------
851548               24.05                       100.0%         02/02/99
851245               40.82                       100.0%         01/18/99
851354               36.31                        93.3%         11/01/98                0.25
851485                          20,196.37         99.5%         12/31/98
851280                          52,735.05        100.0%         02/01/99
851279                          52,735.05         97.7%         02/01/99
851433                          85,099.57        100.0%         09/15/98
-------------------------------------------------------------------------------------------------------------------
17718                           55,742.42         70.0%         12/29/98                                  1,108.00
25423                           44,086.02         78.0%         03/31/99                                    922.85
11134               111.71                        92.0%         04/21/99                0.28
25675                           45,942.30        100.0%         04/01/99                                    250.00
851399                          37,271.03         98.1%         09/30/98                                    250.00
-------------------------------------------------------------------------------------------------------------------
851582                          51,666.67         99.7%         03/17/99                                    300.00
851428               13.03                       100.0%         02/01/99
851327               71.08                       100.0%         11/30/98                0.20
25165                73.00                        97.2%         04/07/99                0.20
851411               40.70                        94.6%         10/27/98                0.15
-------------------------------------------------------------------------------------------------------------------
851388               33.07                       100.0%         01/18/99
851560              168.65                       100.0%         03/02/99                0.17
12052                94.36                        94.0%         03/08/99                0.15
18113                           46,135.18         78.3%         12/31/98                                    937.50
851406               23.32                       100.0%         02/01/99
-------------------------------------------------------------------------------------------------------------------
25577               168.40                       100.0%         04/14/99                0.15
851385              113.45                       100.0%         02/08/99
16416                76.54                       100.0%         03/22/99                0.15
25589             1,056.18      62,410.69         97.0%         03/25/99                                    258.87
851577                          41,265.06         96.0%         03/17/99                                    300.00
-------------------------------------------------------------------------------------------------------------------
26174                79.13                        96.0%         04/01/99                0.20
851243               33.00                       100.0%         02/10/99
851415               71.85                       100.0%         11/01/98
12101                20.07                        80.9%         04/20/99                0.15
851347                          24,822.69         96.9%         09/30/98
-------------------------------------------------------------------------------------------------------------------
16398                58.07                       100.0%         03/01/99                0.15
25451                79.84                        88.8%         05/01/99                0.15
851586               91.21                       100.0%         04/08/99                0.15
851219                          24,792.36         96.8%         06/30/98
851386                          30,735.75         99.0%         09/30/98                                         -
-------------------------------------------------------------------------------------------------------------------
8643                 38.11                        88.7%         04/01/99                0.20
25195                39.68                       100.0%         06/30/99                0.25
25559                           23,255.81         94.6%         03/31/99                                    300.00
851246               68.87                        97.7%         01/28/99
851337                          31,119.38        100.0%         08/25/98                                  1,219.15
-------------------------------------------------------------------------------------------------------------------
851378               28.57                       100.0%         02/01/99
851369               85.95                       100.0%         03/02/99
12099               197.32     365,390.66        100.0%         11/18/98
851479               58.23                        95.7%         04/27/99
851365               74.79                       100.0%         11/11/98
-------------------------------------------------------------------------------------------------------------------
851525               10.85                       100.0%         03/01/99
851581                          47,916.67         97.6%         03/17/99                                    300.00
851528                          31,888.33         98.9%         12/21/98
851305                          29,953.95         97.9%         02/01/99
9419                 48.34                       100.0%         02/25/99                0.15
-------------------------------------------------------------------------------------------------------------------
18346                53.01                        91.6%         04/19/99                0.18
851244               35.16                       100.0%         01/18/99                0.15
851381                          17,804.58         96.7%         08/31/98                                    290.20
9675                 30.50                       100.0%         03/01/99                0.15
851267
    851267A                     30,294.12         97.1%         07/31/98
    851267B                     21,666.67        100.0%         07/08/98
-------------------------------------------------------------------------------------------------------------------
851503                          72,548.50        100.0%         10/01/98                                    340.00
851387               22.34                        98.8%         01/04/99
851507                          17,318.96        100.0%         03/09/99                                    350.00
851467               81.71                        96.5%         10/06/98                0.20
851342                          26,019.69        100.0%         02/02/99
-------------------------------------------------------------------------------------------------------------------
851420               86.22                       100.0%         07/21/98
851430               47.66                       100.0%         11/02/98
25117                44.93     131,484.00         96.5%         03/08/99                0.19
25352                24.31      24,020.02        100.0%         03/03/99                                    250.00
851340                          24,915.83        100.0%         02/02/99
-------------------------------------------------------------------------------------------------------------------
16958                88.50                       100.0%         12/08/98                0.15
851424               22.05                        96.7%         11/03/98
851333               20.67                       100.0%         01/22/99
851464               54.27                       100.0%         02/11/99
11505                29.64                       100.0%         05/04/99                0.15
-------------------------------------------------------------------------------------------------------------------
851481              125.79                       100.0%         01/28/99
851806                          17,760.90         97.8%         03/18/99                                    200.00
851472               99.13                        97.0%         10/20/98
26032                97.10                       100.0%         04/23/99                0.15
851408                          29,406.94         79.4%         11/24/98
-------------------------------------------------------------------------------------------------------------------
851371              262.78                       100.0%         02/25/99
17553                43.42       3,290.43         82.3%         10/31/98                0.27                 20.79
851450                          28,835.11        100.0%         10/01/98                                    275.00
25144                83.35                        93.8%         03/21/99                0.15
851423               59.39                        95.1%         10/01/98                0.25
-------------------------------------------------------------------------------------------------------------------
851426              147.68                       100.0%         02/05/99                0.23
25485                72.19     146,496.92         73.0%         05/05/99                                    385.29
25508                56.50                       100.0%         10/05/89
851200               53.68                        84.2%         01/01/99
-------------------------------------------------------------------------------------------------------------------
851192
    851192A          19.60                        95.4%         01/01/99
    851192B          34.05                        73.8%         01/01/99
25445                31.72       3,287.46         99.0%         03/01/99
851395                          35,407.48        100.0%         09/30/98                                    250.00
17962                            6,725.52         98.2%         02/01/99
-------------------------------------------------------------------------------------------------------------------
851285                          12,404.49         97.6%         11/24/98
851328                          41,666.98        100.0%         02/03/99
851508                          36,392.27         94.8%         12/22/98                                    214.00
851808                          18,818.01        100.0%         03/17/99                                    200.00
851409               23.48                        90.1%         01/06/99                0.15
-------------------------------------------------------------------------------------------------------------------
851312               10.60                       100.0%         01/10/99
851478                          17,312.99        100.0%         11/20/98
851809               49.26                        85.9%         03/12/99
851452               40.46                        84.1%         02/05/99
851352               59.10                       100.0%         12/31/98                0.25
-------------------------------------------------------------------------------------------------------------------
851393                          40,791.07        100.0%         09/30/98
851530               49.14                        96.2%         02/28/99
851336              117.33                       100.0%         09/18/98
851565               63.75                       100.0%         02/25/99
851348                          31,306.97        100.0%         12/31/98
-------------------------------------------------------------------------------------------------------------------
851401                          26,011.98        100.0%         10/06/98                                    200.00
851310               85.68                        95.9%         01/07/99
851555               38.97                       100.0%         04/06/99
851264                          17,781.61         97.0%         09/09/98
851364                          13,016.54         99.0%         01/13/99
-------------------------------------------------------------------------------------------------------------------
851278                           9,710.75         97.3%         02/02/99
25078                13.44                        90.3%         04/01/99                0.20
851361              129.17                       100.0%         01/31/99
851484               25.77                       100.0%         10/01/98
851330               45.76                        91.4%         01/01/99
-------------------------------------------------------------------------------------------------------------------
851282                          12,964.81         96.2%         11/24/98
16953               106.14                       100.0%         12/08/98                0.16
851493               20.32                        87.3%         11/24/98
851383               73.34                       100.0%         02/16/99
17923                25.87       2,440.80         93.7%         12/31/98                0.15                 14.15
-------------------------------------------------------------------------------------------------------------------
851390               18.87                        89.6%         12/10/98
851353               70.68                       100.0%         09/29/98
851501               27.78                        95.8%         11/30/98                0.05
851487                          27,395.55        100.0%         12/01/98
851463               34.82                       100.0%         11/23/98
-------------------------------------------------------------------------------------------------------------------
851394                          46,726.62        100.0%         09/30/98
851416               54.63                       100.0%         11/20/98
851334               48.22                        96.6%         09/30/98
851449                          13,029.59         99.2%         02/01/99                                     50.00
851556              111.26                       100.0%         02/19/99
-------------------------------------------------------------------------------------------------------------------
851236               69.17                       100.0%         12/31/98
851323                          25,464.06         93.7%         02/23/99
851396                          42,319.97         97.4%         09/30/98
851242               17.33                        71.7%         03/12/99
851329               37.12                       100.0%         09/01/98
-------------------------------------------------------------------------------------------------------------------
851441               46.43                       100.0%         10/30/98
25479               123.42                       100.0%         04/01/99                0.17
851494               35.51                        95.3%         02/25/99
851349                          41,557.69        100.0%         10/02/98
851526                          27,396.21         92.7%         01/25/99
-------------------------------------------------------------------------------------------------------------------
17961                           10,861.09        100.0%         02/01/99
851569                          14,563.11         98.1%         04/07/99
851539                          16,988.86         98.9%         12/31/98
851520               20.91                        81.7%         02/28/99
851453              152.61                       100.0%         09/24/98
-------------------------------------------------------------------------------------------------------------------
851486                          25,288.09        100.0%         11/30/98
851477               61.76                       100.0%         12/01/98
851248                          59,505.72        100.0%         12/14/98
851283                          17,699.13         92.9%         11/24/98
851392               35.58                       100.0%         01/01/99
-------------------------------------------------------------------------------------------------------------------
851344               47.71                       100.0%         12/31/98
851405               69.76                       100.0%         09/01/98
851299               29.59                       100.0%         02/03/99
851377               30.81                       100.0%         02/01/99
851356               82.85                       100.0%         01/07/99
-------------------------------------------------------------------------------------------------------------------
851307               19.18                       100.0%         02/25/99
17927                20.02       2,689.91         95.2%         12/31/98                0.15                 20.15
851456                          27,848.04         94.0%         04/26/99
851373              112.76                       100.0%         10/13/98
851434               19.37                       100.0%         09/25/98
-------------------------------------------------------------------------------------------------------------------
851343                          34,597.71        100.0%         07/27/98
851391                           9,179.57         97.0%         02/28/99
851398                          28,272.09         97.9%         09/30/98
851372               38.29                        95.8%         01/29/99
851261               40.30                        95.8%         10/01/98
-------------------------------------------------------------------------------------------------------------------
851322               72.07                       100.0%         10/01/98
25742                           24,047.50         98.2%         03/12/99                                    250.00
851418              152.49                       100.0%         12/09/98
851335                          35,478.61        100.0%         09/30/98
851260               70.90                       100.0%         02/11/99
-------------------------------------------------------------------------------------------------------------------
25024                28.89                       100.0%         02/05/99                0.20
851341                          24,915.83        100.0%         02/02/99
851355               21.01                       100.0%         10/25/98
851457               22.38                        92.7%         10/25/98
851286                          19,816.71         95.0%         11/24/98
-------------------------------------------------------------------------------------------------------------------
851389               34.44                       100.0%         10/06/98
851250                          35,623.77        100.0%         02/17/99
851195                          63,035.06           N/A         02/14/99
851265               47.83                       100.0%         02/08/99
851358                          21,840.51        100.0%         12/31/98
-------------------------------------------------------------------------------------------------------------------
851203               23.23                       100.0%         01/25/99
851421                          11,353.32         97.9%         11/09/98
851292              117.12                       100.0%         01/19/99
850952               48.16                       100.0%         12/14/98
851129                          26,179.75        100.0%         12/11/98
-------------------------------------------------------------------------------------------------------------------
851351               59.79                       100.0%         11/23/98
851363               42.62                        87.8%         02/05/99
851429                          16,302.73         98.4%         09/01/98
851362                          42,595.41         95.8%         12/31/98
851258               49.60                       100.0%         09/21/98
-------------------------------------------------------------------------------------------------------------------
851266                          24,801.79         97.0%         08/31/98
851263               74.89                       100.0%         02/01/99
851272                          17,390.12        100.0%         12/14/98
851174              104.80                       100.0%         10/15/98
851442               32.92                       100.0%         11/19/98
-------------------------------------------------------------------------------------------------------------------
851256               26.92                       100.0%         09/16/98
851359               70.71                       100.0%         11/30/98
851252               22.99                       100.0%         01/01/99
851273                          29,328.46        100.0%         02/19/99
851288                          47,203.39         95.0%         02/02/99                                    300.00
-------------------------------------------------------------------------------------------------------------------
851308               19.68                       100.0%         02/03/99
851296                          60,828.02        100.0%         02/17/99
11101                89.30                       100.0%         06/01/98
851284                          27,196.68         96.7%         11/24/98
851275               55.00                       100.0%         09/28/98
-------------------------------------------------------------------------------------------------------------------
851171              115.16                       100.0%         09/03/98
851382               14.99                       100.0%         09/01/98
851360               39.97                       100.0%         02/09/99
851451               27.96                       100.0%         02/05/99
851374                          21,879.77        100.0%         01/19/99
-------------------------------------------------------------------------------------------------------------------
851238               28.85                        91.5%         01/25/99
851122              165.08                       100.0%         09/01/98
851402               15.23                       100.0%         03/03/99
851319                          38,143.52        100.0%         09/30/98
851357               11.44                       100.0%         06/30/98
851320                          11,112.46        100.0%         06/01/98
===================================================================================================================

                                                          LARGEST
                                                          TENANT     LARGEST
                                                          SQUARE     TENANT
LOAN NUMBER    LARGEST TENANT                              FEET    EXPIRATION     2ND LARGEST TENANT
------------------------------------------------------------------------------------------------------------------------
     25489A    Kmart                                       91,266    06/30/17     Kroger
     25489B    Cub Foods                                   61,000    08/31/08     Bally's Total Fitness
     25489C    1/2 Price Store                             60,137    12/31/09     The Sports Authority
     25489D    Staples                                     24,049    11/01/13
     25489E    Kroger                                      50,000    01/31/12     Fashion Bug
     25489F    Marshall's                                  30,600    01/31/10     Toy Works
     25489G    Circuit City                                21,337    11/30/20
     25489H    Hollywood Video                              7,488    03/31/13
     25489I    Binny's Beverage Depot                      18,640    08/01/07     Panera Bread
     25489J    Harry W. Schwartz Book                      15,178    12/01/05     Loehmann's
     25489K    Staples                                     20,300    09/30/10     Petsmart
     25489L    Golf Galaxy                                 17,748    07/31/13     Paper Warehouse
     25489M    MacFrugal's                                 15,305    01/31/06     Walgreen Co.
     25489N    Carmax                                      93,333    01/31/21
------------------------------------------------------------------------------------------------------------------------
851445         St. Charles Cine'                           93,031    01/31/19
851443         Des Peres Cine                              56,103    01/31/19     Des Peres Cine
851444         O'Fallon Cine                               52,871    01/31/19
851446         St. Clair Cine                              38,735    01/31/19
851447         Halls Ferry Cine                            53,129    01/31/09
------------------------------------------------------------------------------------------------------------------------
851499         Vanstar Corporation                         89,086    05/14/06     Pacific Bell Communications
18041          Medical & Health Research Assoc.            28,526    07/01/00     Shapiro, Beilly Rosenberg
851550         CompuCom Systems Inc.                      242,336    03/31/19
851563         Burns, Doane, Swecker & Mathis              97,231    10/31/13     Dean Witter
851476         Sagent Technology Inc.                      34,244    10/06/03     Pharsight Corp.
------------------------------------------------------------------------------------------------------------------------
9122           University of Phoenix                       38,063    04/30/06     McDonald's
16465          ABC's Children's Center                      7,666    09/30/08
851087         American Multi-Cinema, Inc.                 90,000    03/14/18
25764
25557
     25557A
     25557B
     25557C
     25557D
     25557E
     25557F
     25557G
------------------------------------------------------------------------------------------------------------------------
17660          Super Fresh                                 32,032    05/31/01     Marshall's
851580
851500         Liberty Mutual Insurance Company            34,110    02/15/03     Landmark Healthcare, Inc.
25387
     25387A
     25387B
------------------------------------------------------------------------------------------------------------------------
18066          Carrows Restaurant (pad lease)               3,900    07/08/08     JT's Fuel & Service (pad lease)
851439         Atlandia Design (Mirage)                    35,800    09/30/99     Aaron Rents
851465         K-Mart (Builders Square)                   109,800    06/30/19     Best Buy
851802         AMC Theaters                                26,878    12/31/05     Pink E's
851367
------------------------------------------------------------------------------------------------------------------------
851072         Gold's Gym                                  24,049    08/31/03     Dow Stereo
18137          Home Depot                                 258,371    04/30/06     Imtek Assoc. Pkg.
18332          Albertson's (ground lease)                  44,957    09/30/13     Ace Hardware
851460         Piatti Rest./Office                          8,500    06/01/00     Tuttle and Company
5502           Portland Teacher's Credit Union              6,750    04/30/00     Newport Bay Restaurant
------------------------------------------------------------------------------------------------------------------------
17877          Beach Bum                                    2,500    07/31/01     Kosher Dreams
851498         Hewlett Packard                              8,139    05/31/03     Hewlett Packard
25069
851400
851578
------------------------------------------------------------------------------------------------------------------------
851454         Hokkins Systemation                         50,371    10/31/13     ARM Computer
851317                                                               01/00/00
850937         Padi                                        96,709    08/31/13
851455         Schlumberger                               105,083    01/14/04
17154          Crosier Fine Arts                           95,000    05/31/05     Ricco Moresca
------------------------------------------------------------------------------------------------------------------------
18173
12130          Color by Pergament                          36,000    06/01/06     Health Services for Women
851384         Reasoning Systems, Inc.                     19,097    07/14/02     NTT America, Inc.
25118
25959
------------------------------------------------------------------------------------------------------------------------
851419
    851419A    Centura Bank                                 5,060    11/30/00     Evergreen of Cary
    851419B    Wrights Build. Spec.                        13,800    05/31/00     State of NC
    851419C    SFI Electronic                               1,800    01/31/00     Warren Springsteel
851488
------------------------------------------------------------------------------------------------------------------------
851303
26031          HealthFit 1                                 18,100    07/31/08     Hoffbrau Steak House
851579
851468         Otis Elevator                               13,507    10/31/01     Headland Digital Media, Inc.
851404         World Gym (Excel Fitness)                   25,268    06/30/02     Duke Engineering (Intera)
------------------------------------------------------------------------------------------------------------------------
851403         Small Business Admin.                       37,259    01/03/06     Bureau of Reclamation
850995         AMP Inc.                                    13,054    02/28/01     REMAX Group
25714          Office Depot                                49,533    01/01/11
851306
851370         SMT Centre                                  64,800    12/31/03
------------------------------------------------------------------------------------------------------------------------
25271
851459         LifeCare Management                         46,987    12/31/04     LifeCare Management
851469
851425         Mann Theatres (Cinamerica Theatres)         26,490    02/14/11     Fairlight
17583          NYS DOT                                     11,500    09/30/03     NYS Office of Real Property Services
------------------------------------------------------------------------------------------------------------------------
5504           Sister of Providence                        10,330    08/31/09     Washington Mutual
851338         Oak Paper Products                         189,166    08/31/18
17875          St. Jude Heritage Foundation                41,851    12/31/08
25312
851435         Keker & Van Nest                            22,350    10/31/04
------------------------------------------------------------------------------------------------------------------------
851438         OLEC Corp.                                  80,150    10/31/13
25609
     25609A    Hollywood Video                              5,447    07/23/08
     25609B    Sunglss Hut                                  5,416    01/30/11     Sweet Factory
     25609C    Auto Zone                                   10,670    12/04/05     Pet Supplies Plus
------------------------------------------------------------------------------------------------------------------------
851548         Corporate Express                          196,850    12/31/13
851245         Forrest Machining                           55,619    03/31/08     Magnetic Products, Inc.
851354         Social Security Admin.                      15,091    12/31/03     Oregon Youth Auth.
851485
851280
851279
851433
------------------------------------------------------------------------------------------------------------------------
17718
25423
11134          MedPartners Mulikin                          9,162    12/31/06     Occupational Medicine
25675
851399
------------------------------------------------------------------------------------------------------------------------
851582
851428         Feit Electric                              296,202    08/03/03
851327         Cable TV of Puget Sound                     54,000    07/31/13
25165          Bridgeport Radiology                        10,105    03/31/04     Rehabilitation Center of Fairfield County
851411
------------------------------------------------------------------------------------------------------------------------
851388         P&K Fulfillment                             13,537    07/28/99     Speedie & Assoc.
851560         La Boheme                                    3,443    10/30/02     SM General Store
12052          Senior Connections                          10,125    08/31/03     Circa Capital
18113
851406         K-Mart                                      91,653    06/30/02     Winn Dixie
------------------------------------------------------------------------------------------------------------------------
25577          Andrisen Morton                              6,897    02/28/09     Campbell Bohn & Leffert LLC
851385         County of Santa Clara                       10,069    06/30/01     County of Santa Clara
16416          Kiddie Academy                               6,300    05/31/01     ACE Hardware
25589
851577
------------------------------------------------------------------------------------------------------------------------
26174          Valley Radiologists                          8,344    07/01/06     Canyon Orthopedics
851243         Truth Hardware                              97,101    09/14/07
851415         Primary Color Systems Corp.                 30,291    08/31/02     Roloke Company
12101          Bon Ton                                     57,600    09/30/00     Gerritys
851347                                                               01/00/00
------------------------------------------------------------------------------------------------------------------------
16398          Drug Emporium                               31,775    05/28/04     State Liquor Store
25451          Diho Market                                 14,000    01/31/10     Chinese Cafe
851586         Michaels Stores, Inc.                       24,824    04/28/14     Pier 1 Imports (U.S.), Inc.
851219
851386
------------------------------------------------------------------------------------------------------------------------
8643           ATI Resources                                6,923    06/30/04     Federated Day Care Services, Inc
25195          Duane Reade                                 12,000    06/30/08     Channel Communications
25559
851246         National Healthcare FCU                      7,077    05/30/06     Pacific Eyenet, Inc.
851337
------------------------------------------------------------------------------------------------------------------------
851378         Genesis Hi-Tech Co.                         40,000    03/31/02     Mission Tool & Mfg. Inc.
851369         Central Computing                            8,558    12/31/13     Central Computing
12099          ZOOM Marketing                               4,337    01/31/05     Garlock & Company
851479         Columbia College                            10,760    09/30/00     Greater NW Mortgage
851365         Computer Cabinet Corporation                38,530    12/31/12
------------------------------------------------------------------------------------------------------------------------
851525         Redi Packaging                             265,000    02/28/14
851581
851528
851305
9419           Delchamps                                   33,381    09/30/03     Rod Hill Ent., Inc.
------------------------------------------------------------------------------------------------------------------------
18346          Food Lion                                   37,981    03/16/19     Blockbuster
851244         Hydro Systems                               36,960    07/31/02     Reset, Inc.
851381
9675           Aspen Ford                                  41,924    03/31/12     Saturn of Bay Ridge
851267
    851267A
    851267B
------------------------------------------------------------------------------------------------------------------------
851503
851387         Valmark Manufacturing                        8,049    02/28/99     Jack Black Company
851507
851467         Lender's Resource, Inc.                     15,879    03/31/18     McWhinney Mgmt. Co.
851342
------------------------------------------------------------------------------------------------------------------------
851420         Gateway Title                               20,685    08/31/03     State of California
851430         Bashas Inc., dba Food City                  53,910    02/28/18
25117          Connecticutt Electric                        3,482    01/31/04     Selby Antique & Bed
25352
851340
------------------------------------------------------------------------------------------------------------------------
16958          Digital Facades                             17,032    04/30/03     Yipinet
851424
851333         Smtek                                       44,027    05/31/00     Centro Vision
851464         Brown,Bunyan,Moon&More                      23,124    03/01/00     Brown,Bunyan,Moon&More
11505          N. Y. School of Construction Auth.          83,360    08/31/09
------------------------------------------------------------------------------------------------------------------------
851481         Koontz Hardware                              7,693    01/31/08     Greg McClatchy & Vince Arcaro
851806
851472         Walgreens                                   14,370    11/01/16     DNA Fitness
26032          VIP Kids/Oakwood School                     15,000    07/13/07     Edgar's Bar & Grill
851408
------------------------------------------------------------------------------------------------------------------------
851371         Cupertino National Bank & Trust              9,034    01/01/08
17553
851450
25144          Silver Screen Video                          3,985    03/30/04     Unique Progressive Child Dev. School
851423         Instant Interiors                           10,945    03/31/02     Kaplan Test Centers
------------------------------------------------------------------------------------------------------------------------
851426         Pacific Cellsite Co.                         2,960    08/14/03     Jewlers
25485          Mailboxes, Etc.                              1,586    08/31/02
25508          Eckerd's Drug                               38,900    10/31/09
851200         EMKI                                         3,966    07/01/02     R&D Transport
------------------------------------------------------------------------------------------------------------------------
851192
    851192A    Sherwin Williams                             6,004    03/01/03     Unity Church Love/Life
    851192B    Eckerd Drugs                                 8,640    05/23/06     Movie Gallery
25445
851395
17962
------------------------------------------------------------------------------------------------------------------------
851285
851328
851508
851808
851409
------------------------------------------------------------------------------------------------------------------------
851312         Dolphin Manufact                            96,000    08/31/09     John Crane Lemco Inc.
851478
851809         Poka Lambro                                  5,143    12/31/02     Fortune Cookie
851452         Bonner Metal Processing                     12,399    11/15/08     Canac
851352         Directory Service Bureau                     3,593    07/31/99     Rodbro Galliani DDS, Ltd.
------------------------------------------------------------------------------------------------------------------------
851393
851530         Zero Properties (1)                          5,000    09/30/01     Pasmanick Properties
851336         Schuering Zimmerman & Scully, LLP           16,274    10/31/18
851565         Office Depot, Inc.                          29,774    12/31/13
851348
------------------------------------------------------------------------------------------------------------------------
851401
851310         Weller                                       2,400    01/31/00     Wu
851555         Casino Excitement, Inc.                     45,954    04/30/14
851264
851364
------------------------------------------------------------------------------------------------------------------------
851278
25078          Muskingham County Senior Center             39,000    08/31/03     Bluegrass Theatres
851361         JJ Maguires                                  3,371    12/31/99     Acme Bar and Grill
851484         Southern California Foam, Inc.              67,460    07/31/08
851330         Oak Furniture Outlet                         8,030    06/30/03     LaPinata
------------------------------------------------------------------------------------------------------------------------
851282
16953          Tickets.com                                 11,882    07/03/03     Action Design and Production
851493         DGS/Telecomm.                               10,634    06/30/01     Excel & M., Inc.
851383         McNamara, Houston Dodge etal                17,906    12/31/02     Pascuzzo & Graves
17923
------------------------------------------------------------------------------------------------------------------------
851390         Bealls (Specialized Retailers, Inc.)        15,700    01/31/07     Laboratory Tops
851353         Jack D. Schulman, DDS                        4,074    12/31/04     Thomas Collins, DDS
851501
851487
851463         Lava Industries                             27,000    07/31/03     Circle Foods Inc.
------------------------------------------------------------------------------------------------------------------------
851394
851416         PIC Security Systems, Inc.                   4,107    09/14/00     PIC Security Systems, Inc.
851334         Bennett & Cassol                             2,500    08/31/98     Goller
851449
851556         Wolf Camera, Inc.                            2,489    12/31/03     H&R Block
------------------------------------------------------------------------------------------------------------------------
851236         Arbor Drugs                                 10,706    09/30/14     Active Video
851323
851396
851242         Express Furniture                           20,000    12/31/01     Collections '85 Inc.
851329         Brea Auto Body                               6,377    02/28/99     Brea Auto Body
------------------------------------------------------------------------------------------------------------------------
851441         Ashland Chemical                            11,900    06/30/99     All Ford Parts
25479          Potsticker II, Inc                           2,200    02/28/99     Uezu Corporation
851494         Lazer Graphixs, Inc.                         5,070    01/14/01     Alternative Office
851349
851526
------------------------------------------------------------------------------------------------------------------------
17961
851569
851539
851520
851453         Santa Rosa Memorial Hospital                 9,785    05/30/07
------------------------------------------------------------------------------------------------------------------------
851486
851477         Bonanza Street Books                         4,900    08/31/01     Direct Media
851248
851283
851392         Hydro-Scape Products                        16,211    12/31/04     Aros Manufacturing
------------------------------------------------------------------------------------------------------------------------
851344         The Carpenter                               16,000    08/31/18     Red Cross
851405         Video Maniacs                                6,113    03/19/03     Tito's Restaurant
851299         All-American Balloon                         6,418    05/31/00     American Alarm
851377         Champion Silk Screening                      7,569    03/31/03     Advanced Cryo Magnetics
851356         LNB Associates                               4,603    03/31/04     Carollo Engineers
------------------------------------------------------------------------------------------------------------------------
851307         Federal Express                             73,920    01/31/03
17927
851456
851373         Coldwell/Banker                              4,600    06/30/01     First American Title
851434         Beall's Outlet Store                        49,656    04/30/08     Books-A-Million
------------------------------------------------------------------------------------------------------------------------
851343
851391
851398
851372         Alaska Tire Co.                              2,200    01/31/00     Alaska Slim Trim
851261         Video Street, Inc.                           8,768    12/31/01     Hospice of Florida
------------------------------------------------------------------------------------------------------------------------
851322         County of Los Angeles                       18,410    08/04/08
25742
851418         Kinko's                                      6,451    04/15/08     Coffee Cavern
851335
851260         Redlake Imaging                             10,500    01/31/03     Boole & Babbage, Inc.
------------------------------------------------------------------------------------------------------------------------
25024          Almont Manufacturing                        14,318    01/31/04     CVS
851341                                                               01/00/00
851355         Britton & Britton                            7,950    03/01/00     Patio Warehouse
851457
851286
------------------------------------------------------------------------------------------------------------------------
851389         Ceitronics                                  16,956    01/31/03     Golden Tile & Marble
851250
851195
851265         United Green Mark, Inc.                     23,129    06/30/08
851358
------------------------------------------------------------------------------------------------------------------------
851203         Empress Food, Inc.                          47,009    12/31/02
851421
851292         Advanced Rotocraft                           4,782    02/28/00     Adamo Associates
850952         LA Times Bldg                               22,548    11/30/06
851129
------------------------------------------------------------------------------------------------------------------------
851351         Universal Reprographics                     17,758    12/07/07
851363         Barney's Pool Hall                           7,500    09/30/01     Whataburger, Inc
851429
851362
851258         The Design Center                           20,250    09/30/13
------------------------------------------------------------------------------------------------------------------------
851266
851263         Video City                                   4,800    08/31/99     Frame of Mind Gifts
851272
851174         Lamm, Freeman & Butler, L.L.C.               3,121    05/16/07     Connoly, Halloran & Lofstedt, P.C.
851442         California Design Wood Products, Inc.        4,500    04/30/00     All Star Glass
------------------------------------------------------------------------------------------------------------------------
851256         Johnson Storage & Moving                    24,760    08/30/14     American Wandell
851359         Walgreens                                   13,905    05/14/18
851252         Packaging Research, Inc.                    20,245    06/30/07     OSI Environmental, Inc.
851273
851288
------------------------------------------------------------------------------------------------------------------------
851308         GI Joe's Inc.                               47,800    10/14/09
851296
11101          5 Star Parking-San Diego                    10,000    02/28/08
851284
851275         United West Group                           14,993    05/31/18
------------------------------------------------------------------------------------------------------------------------
851171         Fitness Partners, LLC                        1,931    07/31/03     Phong Li's Inc.
851382         Hydra Re-load Inc.                          53,760    07/30/03
851360         Smart & Final, Inc.                         12,000    02/28/05     Alpine Europarts, Inc.
851451         Remco                                       11,210    08/31/00     Petras Airworks/ALCO
851374
------------------------------------------------------------------------------------------------------------------------
851238         Le Peep Rest.                                4,200    12/31/99     Dynamic Chiropractic
851122         Village Art Gallery                          2,736    07/31/00     Laura Cruciano
851402         State of Utah                               44,337    06/30/04
851319
851357         Big 10 Tires                                14,160    12/31/01     B-L Network
851320
========================================================================================================================

                      2ND
                    LARGEST       2ND
                    TENANT      LARGEST                          CROSS-
                    SQUARE      TENANT          CROSS-         COLLATERAL                                    RELEASE
LOAN NUMBER          FEET     EXPIRATION    COLLATERALIZED     DESCRIPTION                                 PROVISIONS
-----------------------------------------------------------------------------------------------------------------------
                                                  Yes       Multiple Properties
     25489A          56,634    09/30/17                     Multiple Properties                                Yes
     25489B          24,480    04/30/09                     Multiple Properties                                Yes
     25489C          40,588    07/31/16                     Multiple Properties                                Yes
     25489D                                                 Multiple Properties                                Yes
     25489E          10,800    01/31/05                     Multiple Properties                                Yes
     25489F          11,400    01/31/05                     Multiple Properties                                Yes
     25489G                                                 Multiple Properties                                Yes
     25489H                                                 Multiple Properties                                Yes
     25489I           3,465    03/01/09                     Multiple Properties                                Yes
     25489J          15,000    12/01/05                     Multiple Properties                                Yes
     25489K          20,020    01/31/11                     Multiple Properties                                Yes
     25489L           9,216    02/28/98                     Multiple Properties                                Yes
     25489M          12,048    09/30/21                     Multiple Properties                                Yes
     25489N                                                 Multiple Properties                                Yes
-----------------------------------------------------------------------------------------------------------------------
851445                                            Yes       Loan # 851433, 851444, 851446, 851447              Yes
851443               18,000    01/31/19           Yes       Loan # 851445, 851444, 851446, 851447              Yes
851444                                            Yes       Loan # 851445, 851443, 851446, 851447              Yes
851446                                            Yes       Loan # 851445, 851443, 851444, 851447              Yes
851447                                            Yes       Loan # 851445, 851443, 851444, 851446              Yes
-----------------------------------------------------------------------------------------------------------------------
851499               82,944    04/30/02                                                                        Yes
18041                15,362    12/01/07
851550                                                                                                         Yes
851563               11,980    12/31/08
851476               16,000    09/25/03
-----------------------------------------------------------------------------------------------------------------------
9122                 19,958    08/31/08           Yes       Loan # 16465                                       Yes
16465                                             Yes       Loan # 9122                                        Yes
851087
25764
25557                                             YES       MULTIPLE PROPERTIES
     25557A                                                 Multiple Properties                                Yes
     25557B                                                 Multiple Properties                                Yes
     25557C                                                 Multiple Properties                                Yes
     25557D                                                 Multiple Properties                                Yes
     25557E                                                 Multiple Properties                                Yes
     25557F                                                 Multiple Properties                                Yes
     25557G                                                 Multiple Properties                                Yes
-----------------------------------------------------------------------------------------------------------------------
17660                29,692    01/31/01
851580
851500               32,340    12/31/00
25387                                             YES       MULTIPLE PROPERTIES AND LOAN # 18066
     25387A                                                 Multiple Properties and Loan # 18066               Yes
     25387B                                                 Multiple Properties and Loan # 18066               Yes
-----------------------------------------------------------------------------------------------------------------------
18066                 2,000    06/30/14           Yes       Loan # 25387                                       Yes
851439               30,576    03/31/02
851465               46,892    01/31/10
851802               13,976    02/28/02
851367
-----------------------------------------------------------------------------------------------------------------------
851072               13,271    03/31/99
18137                30,620    07/31/07
18332                 7,073    01/10/04
851460                7,953    11/30/01
5502                  6,100    03/31/10
-----------------------------------------------------------------------------------------------------------------------
17877                 1,800    06/30/03
851498                8,139    05/31/23
25069
851400
851578
-----------------------------------------------------------------------------------------------------------------------
851454               21,587    10/31/13
851317
850937
851455
17154                 9,500    10/31/02
-----------------------------------------------------------------------------------------------------------------------
18173
12130                29,000    12/31/00
851384                7,588    01/31/01
25118
25959
-----------------------------------------------------------------------------------------------------------------------
851419                                            YES       MULTIPLE PROPERTIES
    851419A           4,072    01/31/00                     Multiple Properties
    851419B           9,000    01/31/00                     Multiple Properties
    851419C           1,800    12/31/00                     Multiple Properties
851488
-----------------------------------------------------------------------------------------------------------------------
851303
26031                 5,964    09/30/08
851579
851468               10,564    04/14/00
851404               24,759    04/30/07
-----------------------------------------------------------------------------------------------------------------------
851403               12,360    09/11/99
850995                9,270    09/30/04
25714
851306
851370
-----------------------------------------------------------------------------------------------------------------------
25271
851459               38,227    12/31/04
851469
851425                4,150    06/30/00
17583                10,229    07/31/02
-----------------------------------------------------------------------------------------------------------------------
5504                  4,500    06/30/06
851338
17875
25312
851435
-----------------------------------------------------------------------------------------------------------------------
851438
25609                                             YES       MULTIPLE PROPERTIES
     25609A                                                 Multiple Properties                                Yes
     25609B           4,176    11/30/07                     Multiple Properties                                Yes
     25609C           7,500    10/12/05                     Multiple Properties                                Yes
-----------------------------------------------------------------------------------------------------------------------
851548
851245               53,312      M-T-M
851354               13,650    02/28/01
851485
851280                                            Yes       Loan # 851279
851279                                            Yes       Loan # 851280
851433
-----------------------------------------------------------------------------------------------------------------------
17718
25423
11134                 6,621    07/31/00
25675
851399
-----------------------------------------------------------------------------------------------------------------------
851582
851428
851327
25165                 7,568    04/14/03
851411
-----------------------------------------------------------------------------------------------------------------------
851388               11,240    08/31/99
851560                2,504    10/31/08
12052                 4,590    10/31/03
18113
851406               37,390    07/31/12
-----------------------------------------------------------------------------------------------------------------------
25577                 6,835    04/30/04
851385                5,529    06/30/00
16416                 5,000    08/31/01
25589
851577
-----------------------------------------------------------------------------------------------------------------------
26174                 7,170    07/01/00
851243
851415                7,301    08/31/02
12101                21,131    12/31/05
851347
-----------------------------------------------------------------------------------------------------------------------
16398                 3,500    01/31/02
25451                 2,800    12/31/00
851586                9,423    04/24/09
851219
851386
-----------------------------------------------------------------------------------------------------------------------
8643                  5,609    05/31/02
25195                 6,000    12/31/01
25559
851246                5,830    10/31/01
851337
-----------------------------------------------------------------------------------------------------------------------
851378               26,904    12/31/03
851369                7,460    12/31/13
12099                 2,291    09/30/99
851479                4,741    06/01/04
851365
-----------------------------------------------------------------------------------------------------------------------
851525
851581
851528
851305
9419                  8,400    11/14/99
-----------------------------------------------------------------------------------------------------------------------
18346                 3,200    04/30/04
851244               19,200     6/31/99
851381
9675                 29,436    03/31/12
851267                                            YES       MULTIPLE PROPERTIES
    851267A                                                 Multiple Properties
    851267B                                                 Multiple Properties
-----------------------------------------------------------------------------------------------------------------------
851503
851387                4,112      M-T-M
851507
851467                4,908    03/31/08
851342
-----------------------------------------------------------------------------------------------------------------------
851420                9,395    07/31/02
851430
25117                 3,300    01/31/04
25352
851340
-----------------------------------------------------------------------------------------------------------------------
16958                 7,871    07/31/04
851424
851333               18,432    11/30/99
851464               22,600    03/01/00
11505
-----------------------------------------------------------------------------------------------------------------------
851481                6,400    12/31/01
851806
851472                4,283    05/31/03
26032                 3,000    09/16/02
851408
-----------------------------------------------------------------------------------------------------------------------
851371
17553
851450
25144                 3,626    06/08/02
851423                7,008    05/31/00
-----------------------------------------------------------------------------------------------------------------------
851426                2,450    07/31/08
25485
25508
851200                2,791    07/01/99
-----------------------------------------------------------------------------------------------------------------------
851192                                            YES       MULTIPLE PROPERTIES
    851192A           4,484    03/01/00                     Multiple Properties                                Yes
    851192B           6,000    05/01/99                     Multiple Properties                                Yes
25445
851395
17962
-----------------------------------------------------------------------------------------------------------------------
851285
851328
851508
851808
851409
-----------------------------------------------------------------------------------------------------------------------
851312               76,475    02/28/08
851478
851809                2,932    09/30/04
851452                9,000    05/31/03
851352                2,874    05/31/08
-----------------------------------------------------------------------------------------------------------------------
851393
851530                2,376    04/30/03
851336
851565
851348
-----------------------------------------------------------------------------------------------------------------------
851401
851310                1,980    02/28/01
851555
851264
851364
-----------------------------------------------------------------------------------------------------------------------
851278
25078                17,500    08/31/03
851361                1,400    08/31/04
851484
851330                7,456    06/30/02
-----------------------------------------------------------------------------------------------------------------------
851282
16953                 4,093    08/14/01
851493                8,204    11/30/99
851383                1,604    02/28/03
17923
-----------------------------------------------------------------------------------------------------------------------
851390               10,770    06/30/02
851353                1,669    11/01/99
851501
851487
851463               20,000    09/30/13
-----------------------------------------------------------------------------------------------------------------------
851394
851416                3,777    09/14/00
851334                1,350    02/28/01
851449
851556                1,795    04/30/02
-----------------------------------------------------------------------------------------------------------------------
851236                7,200    08/31/04
851323
851396
851242               17,500    02/14/99
851329                2,686    02/28/99
-----------------------------------------------------------------------------------------------------------------------
851441               11,050    07/31/99
25479                 2,125    02/28/11
851494                4,360    08/31/01
851349
851526
-----------------------------------------------------------------------------------------------------------------------
17961
851569
851539
851520
851453
-----------------------------------------------------------------------------------------------------------------------
851486
851477                3,828    04/30/00
851248
851283
851392               16,000    08/31/03
-----------------------------------------------------------------------------------------------------------------------
851344                3,645    07/31/00
851405                4,408    04/01/03
851299                5,328    11/30/99
851377                7,466    09/30/00
851356                4,546    01/31/04
-----------------------------------------------------------------------------------------------------------------------
851307
17927
851456
851373                3,492    06/30/03
851434               22,029    06/30/06
-----------------------------------------------------------------------------------------------------------------------
851343
851391
851398
851372                1,264    03/31/99
851261                7,258    03/01/02
-----------------------------------------------------------------------------------------------------------------------
851322
25742
851418                2,000    11/15/03
851335
851260                7,500    05/31/01
-----------------------------------------------------------------------------------------------------------------------
25024                10,086    01/31/03
851341
851355                7,040    03/01/01
851457
851286
-----------------------------------------------------------------------------------------------------------------------
851389                5,652    06/30/00
851250
851195
851265
851358
-----------------------------------------------------------------------------------------------------------------------
851203
851421
851292                2,888    04/30/02
850952
851129
-----------------------------------------------------------------------------------------------------------------------
851351
851363                3,110    12/20/03
851429
851362
851258
-----------------------------------------------------------------------------------------------------------------------
851266
851263                2,436    10/31/99
851272
851174                2,200    11/30/02
851442                3,000    06/30/99
-----------------------------------------------------------------------------------------------------------------------
851256               11,800    08/30/14
851359
851252                8,885    12/31/01
851273
851288
-----------------------------------------------------------------------------------------------------------------------
851308
851296
11101
851284
851275
-----------------------------------------------------------------------------------------------------------------------
851171                1,580    08/31/03
851382
851360                7,800    07/09/99
851451                6,337    07/31/99
851374
-----------------------------------------------------------------------------------------------------------------------
851238                3,060    11/30/01
851122                1,027    02/28/03
851402
851319
851357               14,050    10/31/99
851320
=======================================================================================================================

                                                                 TAX   INSURANCE  REPLACEMENT
LOAN NUMBER        RELEASE PROVISION TERMS (C)                 ESCROW   ESCROW      ESCROW           SPRINGING ESCROW DESCRIPTION
------------------------------------------------------------------------------------------------------------------------------------
     25489A   125% Defeasance; 2.21x DSCR                        Yes       No         No     Insurance & Replacement Reserves
     25489B   125% Defeasance; 2.21x DSCR                        Yes       No         No     Insurance & Replacement Reserves
     25489C   125% Defeasance; 2.21x DSCR                        Yes       No         No     Insurance & Replacement Reserves
     25489D   125% Defeasance; 2.21x DSCR                        No        No         No     Taxes, Insurance & Replacement Reserves
     25489E   125% Defeasance; 2.21x DSCR                        Yes       No         No     Insurance & Replacement Reserves
     25489F   125% Defeasance; 2.21x DSCR                        Yes       No         No     Insurance & Replacement Reserves
     25489G   125% Defeasance; 2.21x DSCR                        No        No         No     Taxes, Insurance & Replacement Reserves
     25489H   125% Defeasance; 2.21x DSCR                        Yes       No         No     Insurance & Replacement Reserves
     25489I   125% Defeasance; 2.21x DSCR                        Yes       No         No     Insurance & Replacement Reserves
     25489J   125% Defeasance; 2.21x DSCR                        Yes       No         No     Insurance & Replacement Reserves
     25489K   125% Defeasance; 2.21x DSCR                        Yes       No         No     Insurance & Replacement Reserves
     25489L   125% Defeasance; 2.21x DSCR                        Yes       No         No     Insurance & Replacement Reserves
     25489M   125% Defeasance; 2.21x DSCR                        Yes       No         No     Insurance & Replacement Reserves
     25489N   125% Defeasance; 2.21x DSCR                        No        No         No     Taxes, Insurance & Replacement Reserves
------------------------------------------------------------------------------------------------------------------------------------
851445        125% Defease Releas.  Excess collat. is
                     releasable w/out curtail/substitution       No        No        Yes
851443        125% Defease Releas.  Excess collat. is
                     releasable w/out curtail/substitution       No        No        Yes
851444        125% Defease Releas.  Excess collat. is
                     releasable w/out curtail/substitution       No        No        Yes
851446        110% Defease Releas.  Excess collat. is
                     releasable w/out curtail/substitution       No        No        Yes
851447        110% Defease Releas.  Excess collat. is
                     releasable w/out curtail/substitution       No        No        Yes
------------------------------------------------------------------------------------------------------------------------------------
851499        110% Defeasance Release of multiple adjacent
                     properties                                  No        No        Yes
18041                                                            Yes       Yes       Yes
851550        Excess collateral is releasable w/out
                curtailment or substitution                      No        No         No
851563                                                           Yes       No         No
851476                                                           Yes       Yes       Yes
------------------------------------------------------------------------------------------------------------------------------------
9122          125% Defeasance; 1.40x DSCR; 75%LTV; $250,000 LC   Yes       No        Yes     Insurance
16465         125% Defeasance: 1.40x DSCR; 75%LTV                Yes       No        Yes     Insurance
851087                                                           No        No         No
25764                                                            Yes       Yes        No     Replacement Reserves
25557
     25557A   130% Defeasance; 1.65x DSCR                        Yes       Yes       Yes
     25557B   130% Defeasance; 1.65x DSCR                        Yes       Yes       Yes
     25557C   130% Defeasance; 1.65x DSCR                        Yes       Yes       Yes
     25557D   130% Defeasance; 1.65x DSCR                        Yes       Yes       Yes
     25557E   130% Defeasance; 1.65x DSCR                        Yes       Yes       Yes
     25557F   130% Defeasance; 1.65x DSCR                        Yes       Yes       Yes
     25557G   130% Defeasance; 1.65x DSCR                        Yes       Yes       Yes
------------------------------------------------------------------------------------------------------------------------------------
17660                                                            Yes       No        Yes     Insurance
851580                                                           Yes       No        Yes
851500                                                           Yes       No        Yes
25387
     25387A   125% Defeasance; 1.60x DSCR; 70% LTV               Yes       No        Yes     Insurance
     25387B   125% Defeasance; 1.54x DSCR; 70% LTV               Yes       No        Yes     Insurance
------------------------------------------------------------------------------------------------------------------------------------
18066         125% Defeasance; 1.70x DSCR; 70% LTV               No        No        Yes     Taxes & Insurance
851439                                                           Yes       Yes       Yes
851465                                                           Yes       No        Yes
851802                                                           Yes       Yes       Yes
851367                                                           Yes       No        Yes
------------------------------------------------------------------------------------------------------------------------------------
851072                                                           Yes       No         No
18137                                                            Yes       Yes       Yes
18332                                                            Yes       No        Yes     Insurance
851460                                                           Yes       No        Yes
5502                                                             Yes       Yes       Yes
------------------------------------------------------------------------------------------------------------------------------------
17877                                                            No        No         No     Taxes, Insurance & Replacement Reserves
851498                                                           Yes       No        Yes
25069                                                            Yes       Yes       Yes
851400                                                           Yes       No        Yes
851578                                                           Yes       No        Yes
------------------------------------------------------------------------------------------------------------------------------------
851454                                                           No        No         No
851317                                                           Yes       Yes       Yes
850937                                                           Yes       No         No
851455                                                           No        No         No
17154                                                            No        No        Yes     Taxes & Insurance
------------------------------------------------------------------------------------------------------------------------------------
18173                                                            Yes       Yes       Yes
12130                                                            Yes       No         No     Insurance & Replacement Reserves
851384                                                           Yes       No         No
25118                                                            No        No         No     Taxes, Insurance & Replacement Reserves
25959                                                            Yes       Yes        No     Replacement Reserve
------------------------------------------------------------------------------------------------------------------------------------
851419
    851419A                                                      Yes       Yes        No
    851419B                                                      Yes       Yes        No
    851419C                                                      Yes       Yes        No
851488                                                           Yes       No         No
------------------------------------------------------------------------------------------------------------------------------------
851303                                                           No        No         No
26031                                                            Yes       Yes       Yes
851579                                                           Yes       No        Yes
851468                                                           Yes       No         No
851404                                                           Yes       Yes        No
------------------------------------------------------------------------------------------------------------------------------------
851403                                                           Yes       No         No
850995                                                           Yes       No         No
25714                                                            No        Yes       Yes
851306                                                           Yes       No        Yes
851370                                                           Yes       Yes        No
------------------------------------------------------------------------------------------------------------------------------------
25271                                                            Yes       No         No     Insurance & Replacement Reserves
851459                                                           Yes       Yes        No
851469                                                           Yes       No        Yes
851425                                                           Yes       Yes       Yes
17583                                                            Yes       No        Yes     Insurance
------------------------------------------------------------------------------------------------------------------------------------
5504                                                             Yes       Yes       Yes
851338                                                           No        No         No
17875                                                            No        No        Yes     Taxes & Insurance
25312                                                            Yes       Yes       Yes
851435                                                           Yes       Yes        No
------------------------------------------------------------------------------------------------------------------------------------
851438                                                           Yes       No        Yes
25609
     25609A   125% Defeasance; 1.42x DSCR; 75% LTV               Yes       Yes       Yes
     25609B   125% Defeasance; 1.42x DSCR; 75% LTV               Yes       Yes       Yes
     25609C   125% Defeasance; 1.42x DSCR; 75% LTV               Yes       Yes       Yes
------------------------------------------------------------------------------------------------------------------------------------
851548                                                           No        No         No
851245                                                           Yes       No         No
851354                                                           Yes       No        Yes
851485                                                           Yes       Yes       Yes
851280                                                           Yes       Yes        No
851279                                                           Yes       Yes        No
851433                                                           Yes       Yes       Yes
------------------------------------------------------------------------------------------------------------------------------------
17718                                                            Yes       Yes       Yes
25423                                                            Yes       Yes       Yes
11134                                                            Yes       Yes       Yes
25675                                                            Yes       Yes       Yes
851399                                                           Yes       No        Yes
------------------------------------------------------------------------------------------------------------------------------------
851582                                                           Yes       No        Yes
851428                                                           Yes       No         No
851327                                                           Yes       No        Yes
25165                                                            Yes       Yes       Yes
851411                                                           Yes       Yes       Yes
------------------------------------------------------------------------------------------------------------------------------------
851388                                                           Yes       No         No
851560                                                           Yes       No        Yes
12052                                                            Yes       Yes       Yes
18113                                                            Yes       Yes       Yes
851406                                                           Yes       No         No
------------------------------------------------------------------------------------------------------------------------------------
25577                                                            Yes       Yes       Yes
851385                                                           Yes       No         No
16416                                                            Yes       Yes       Yes
25589                                                            Yes       Yes       Yes
851577                                                           Yes       No        Yes
------------------------------------------------------------------------------------------------------------------------------------
26174                                                            Yes       Yes       Yes
851243                                                           Yes       No         No
851415                                                           Yes       No         No
12101                                                            Yes       No        Yes     Insurance
851347                                                           Yes       Yes        No
------------------------------------------------------------------------------------------------------------------------------------
16398                                                            Yes       Yes       Yes
25451                                                            Yes       Yes       Yes
851586                                                           Yes       Yes       Yes
851219                                                           Yes       Yes        No
851386                                                           Yes       No        Yes
------------------------------------------------------------------------------------------------------------------------------------
8643                                                             Yes       Yes       Yes
25195                                                            Yes       Yes       Yes
25559                                                            Yes       Yes       Yes
851246                                                           No        No         No
851337                                                           Yes       Yes       Yes
------------------------------------------------------------------------------------------------------------------------------------
851378                                                           Yes       No         No
851369                                                           Yes       No         No
12099                                                            Yes       No        Yes     Insurance
851479                                                           No        No         No
851365                                                           No        No         No
------------------------------------------------------------------------------------------------------------------------------------
851525                                                           No        No         No
851581                                                           Yes       No        Yes
851528                                                           Yes       No         No
851305                                                           Yes       No         No
9419                                                             Yes       Yes       Yes
------------------------------------------------------------------------------------------------------------------------------------
18346                                                            Yes       Yes       Yes
851244                                                           Yes       No        Yes
851381                                                           Yes       No        Yes
9675                                                             Yes       Yes       Yes
851267
    851267A                                                      Yes       No         No
    851267B                                                      Yes       No         No
------------------------------------------------------------------------------------------------------------------------------------
851503                                                           Yes       Yes       Yes
851387                                                           Yes       No         No
851507                                                           Yes       Yes       Yes
851467                                                           Yes       No        Yes
851342                                                           Yes       No         No
------------------------------------------------------------------------------------------------------------------------------------
851420                                                           No        No         No
851430                                                           Yes       No         No
25117                                                            Yes       No        Yes     Insurance
25352                                                            Yes       Yes       Yes
851340                                                           Yes       No         No
------------------------------------------------------------------------------------------------------------------------------------
16958                                                            Yes       Yes       Yes
851424                                                           No        No         No
851333                                                           No        No         No
851464                                                           Yes       No        Yes
11505                                                            No        Yes       Yes     Taxes
------------------------------------------------------------------------------------------------------------------------------------
851481                                                           Yes       No         No
851806                                                           Yes       Yes       Yes
851472                                                           Yes       No         No
26032                                                            Yes       Yes       Yes
851408                                                           Yes       Yes       Yes
------------------------------------------------------------------------------------------------------------------------------------
851371                                                           Yes       Yes        No
17553                                                            Yes       Yes       Yes
851450                                                           Yes       No        Yes
25144                                                            Yes       Yes       Yes
851423                                                           Yes       Yes       Yes
------------------------------------------------------------------------------------------------------------------------------------
851426                                                           Yes       Yes       Yes
25485                                                            Yes       Yes       Yes
25508                                                            No        No         No     Taxes, Insurance & Replacement Reserves
851200                                                           No        No         No
------------------------------------------------------------------------------------------------------------------------------------
851192
    851192A   125% YM Release; 1.90x DSCR; 50%
                LTV; 5 yr. consecutive 90% Occupancy             Yes       Yes        No
    851192B   115% YM Release; 1.36x DSCR; Not in first 5 years  Yes       Yes        No
25445                                                            Yes       Yes        No     Replacement Reserve
851395                                                           Yes       No        Yes
17962                                                            Yes       Yes        No     Replacement Reserve
------------------------------------------------------------------------------------------------------------------------------------
851285                                                           No        No         No
851328                                                           Yes       Yes        No
851508                                                           Yes       Yes       Yes
851808                                                           Yes       Yes       Yes
851409                                                           Yes       Yes       Yes
------------------------------------------------------------------------------------------------------------------------------------
851312                                                           Yes       No         No
851478                                                           Yes       Yes        No
851809                                                           Yes       Yes        No
851452                                                           No        No         No
851352                                                           Yes       Yes       Yes
------------------------------------------------------------------------------------------------------------------------------------
851393                                                           Yes       No         No
851530                                                           Yes       Yes        No
851336                                                           Yes       No         No
851565                                                           No        No         No
851348                                                           Yes       Yes        No
------------------------------------------------------------------------------------------------------------------------------------
851401                                                           Yes       No        Yes
851310                                                           Yes       No         No
851555                                                           No        No         No
851264                                                           Yes       Yes        No
851364                                                           Yes       Yes        No
------------------------------------------------------------------------------------------------------------------------------------
851278                                                           Yes       No         No
25078                                                            Yes       No        Yes     Insurance
851361                                                           Yes       Yes        No
851484                                                           Yes       Yes        No
851330                                                           Yes       Yes        No
------------------------------------------------------------------------------------------------------------------------------------
851282                                                           No        No         No
16953                                                            Yes       Yes       Yes
851493                                                           Yes       No         No
851383                                                           Yes       No         No
17923                                                            Yes       Yes       Yes
------------------------------------------------------------------------------------------------------------------------------------
851390                                                           Yes       Yes        No
851353                                                           Yes       Yes        No
851501                                                           Yes       Yes       Yes
851487                                                           Yes       No         No
851463                                                           Yes       Yes        No
------------------------------------------------------------------------------------------------------------------------------------
851394                                                           Yes       No         No
851416                                                           Yes       No        Yes
851334                                                           Yes       Yes        No
851449                                                           Yes       Yes       Yes
851556                                                           Yes       Yes        No
------------------------------------------------------------------------------------------------------------------------------------
851236                                                           Yes       Yes        No
851323                                                           Yes       No         No
851396                                                           Yes       No         No
851242                                                           Yes       No         No
851329                                                           Yes       Yes        No
------------------------------------------------------------------------------------------------------------------------------------
851441                                                           Yes       Yes        No
25479                                                            Yes       Yes       Yes
851494                                                           Yes       No         No
851349                                                           Yes       Yes        No
851526                                                           Yes       Yes        No
------------------------------------------------------------------------------------------------------------------------------------
17961                                                            Yes       Yes        No     Replacement Reserves
851569                                                           Yes       Yes       Yes
851539                                                           Yes       Yes        No
851520                                                           Yes       Yes        No
851453                                                           Yes       Yes        No
------------------------------------------------------------------------------------------------------------------------------------
851486                                                           Yes       No         No
851477                                                           Yes       Yes        No
851248                                                           Yes       Yes        No
851283                                                           No        No         No
851392                                                           Yes       No         No
------------------------------------------------------------------------------------------------------------------------------------
851344                                                           Yes       Yes        No
851405                                                           Yes       Yes        No
851299                                                           Yes       No         No
851377                                                           Yes       No         No
851356                                                           Yes       Yes        No
------------------------------------------------------------------------------------------------------------------------------------
851307                                                           Yes       No         No
17927                                                            Yes       Yes       Yes
851456                                                           No        No         No
851373                                                           Yes       No         No
851434                                                           Yes       Yes        No
------------------------------------------------------------------------------------------------------------------------------------
851343                                                           Yes       Yes        No
851391                                                           Yes       Yes        No
851398                                                           Yes       No         No
851372                                                           Yes       No         No
851261                                                           Yes       Yes        No
------------------------------------------------------------------------------------------------------------------------------------
851322                                                           No        No         No
25742                                                            Yes       Yes       Yes
851418                                                           Yes       Yes        No
851335                                                           Yes       Yes        No
851260                                                           Yes       Yes        No
------------------------------------------------------------------------------------------------------------------------------------
25024                                                            Yes       No        Yes     Insurance & Water Rents
851341                                                           Yes       No         No
851355                                                           Yes       Yes        No
851457                                                           No        No         No
851286                                                           No        No         No
------------------------------------------------------------------------------------------------------------------------------------
851389                                                           Yes       No         No
851250                                                           Yes       Yes        No
851195                                                           No        No         No
851265                                                           No        No         No
851358                                                           Yes       No         No
------------------------------------------------------------------------------------------------------------------------------------
851203                                                           No        No         No
851421                                                           Yes       No         No
851292                                                           Yes       Yes        No
850952                                                           No        No         No
851129                                                           Yes       No         No
------------------------------------------------------------------------------------------------------------------------------------
851351                                                           Yes       No         No
851363                                                           Yes       Yes        No
851429                                                           Yes       Yes       Yes
851362                                                           Yes       No         No
851258                                                           Yes       Yes        No
------------------------------------------------------------------------------------------------------------------------------------
851266                                                           Yes       Yes        No
851263                                                           Yes       Yes        No
851272                                                           Yes       Yes        No
851174                                                           Yes       Yes        No
851442                                                           Yes       No         No
------------------------------------------------------------------------------------------------------------------------------------
851256                                                           Yes       No         No
851359                                                           Yes       No         No
851252                                                           Yes       No         No
851273                                                           Yes       Yes        No
851288                                                           Yes       Yes       Yes
------------------------------------------------------------------------------------------------------------------------------------
851308                                                           No        No         No
851296                                                           Yes       Yes        No
11101                                                            No        No         No     Taxes, Insurance & Replacement Reserves
851284                                                           No        No         No
851275                                                           Yes       Yes        No
------------------------------------------------------------------------------------------------------------------------------------
851171                                                           Yes       Yes        No
851382                                                           Yes       Yes        No
851360                                                           Yes       No         No
851451                                                           No        No         No
851374                                                           Yes       No         No
------------------------------------------------------------------------------------------------------------------------------------
851238                                                           Yes       Yes        No
851122                                                           Yes       Yes        No
851402                                                           Yes       No         No
851319                                                           Yes       Yes        No
851357                                                           Yes       Yes       Yes
851320                                                           Yes       Yes        No
====================================================================================================================================

(a) 1998/T-12 Net Operating Income may reflect the property's historical operating performance over the most recent twelve month period for which operating statements are available. 1997 Net Operating Income reflects the property's historical operating performance for a previous twelve month period which, in most cases, is equivalent to calendar year 1997.

(b) In certain limited cases, the Annual Replacement Reserves per Square Foot or Unit may represent a single initial deposit made by the borrower at the closing of the related Mortgage Loan.

(c) Loan numbers 851443, 851444, 851445 cannot be released unless both loan number 851446 and loan number 851447 have been previously released.

Note: For purposes of this annex, certain crossed collateralized mortgage loans have been grouped together where appropriate. In all such cases, each group of loans has been assigned a single tab numnber.

Note: In the case of certain groups of cross-collateralized mortgage loans, the Debt Service Coverage Ratio indicated for each related loan herein represents the blended Debt Service Coverage Ratio for all loans in the related loan group.

Note: As used above, "BSFI" represents Bear, Stearns Funding, Inc.; "WFBNA" represents Wells Fargo Bank, National Association.

                                                                         ANNEX B


LOAN NO. 25489 -- INLAND PORTFOLIO


OVERVIEW

     This Mortgage Loan is a first mortgage loan secured, on a cross-collateralized and cross-defaulted basis, by 14 retail properties situated in Illinois, Minnesota, Wisconsin, Michigan, Indiana and Ohio. The loan was originated by Bear Stearns on May 10, 1999.



 CUT-OFF DATE BALANCE:       $57,450,000      PROPERTY TYPE:                RETAIL
 GROSS MORTGAGE RATE:        6.865%           LOCATION:                     VARIOUS
 INTEREST ACCRUAL METHOD:    30/360           YEAR BUILT/RENOVATED:         VARIOUS
 FIRST PAYMENT DATE:         7/1/99           SQUARE FEET:                  1,134,769
 MATURITY DATE:              6/1/04           CUT-OFF DATE BALANCE/SQ.FT.   $50.63
 ORIGINAL AMORTIZATION:      0 MONTHS
 ANNUAL DEBT SERVICE:        $3,943,943       OCCUPANCY:                    VARIOUS
 LOCKOUT END DATE:           4/30/04          OCCUPANCY DATE:               VARIOUS
 CALL PROTECTION:            DEFEASANCE
 CALL PROTECTION END DATE:   4/30/04          APPRAISED VALUE:              $122,570,000
 ESCROWS                                      CUT-OFF DATE LTV:             46.87%
  REAL ESTATE TAXES:         YES              BALLOON LTV:                  46.87%
  INSURANCE:                 NO
  REPLACEMENT RESERVES:      NO               UNDERWRITTEN CASH FLOW:       $9,781,538
                                              DSCR:                         2.48X

THE PROPERTIES

     The properties securing the loan include the following:




 LOAN NO.            PROPERTY NAME                  LOCATION             PROPERTY TYPE         SQ. FT.
----------   -----------------------------   ----------------------   -------------------   ------------
25489A             Springboro Plaza              Springboro, OH        Anchored Retail         154,034
25489B            Park Center Plaza              Tinley Park, IL       Anchored Retail         193,179
25489C          Fairview Heights Plaza        Fairview Heights, IL     Anchored Retail         167,491
25489D                 Staples                    Freeport, IL          Big Box Retail          24,049
25489E            Riverplace Center              Noblesville, IN       Anchored Retail          74,414
25489F             Two Rivers Plaza              Bolingbrook, IL       Anchored Retail          57,900
25489G               Circuit City               Travers City, MI        Big Box Retail          21,337
25489H             Hollywood Video                 Hammond, IN        Unanchored Retail          7,488
25489I                Rose Plaza                   Elmwood, IL        Unanchored Retail         24,304
25489J             Loehmann's Plaza              Brookfield, WI       Unanchored Retail        107,952
25489K        Baytowne Shoppes & Square           Champaign, IL        Anchored Retail         118,842
25489L       Plymouth Collections Center          Plymouth, MN        Unanchored Retail         45,415
25489M              Orland Greens                Orland Park, IL       Anchored Retail          45,031
25489N                  CarMax                   Schaumburg, IL         Big Box Retail          93,333
                                                                                               -------
Total                                                                                        1,134,769

     Major tenants at the properties include Circuit City (1 Circuit City lease and 1 CarMax lease totaling 10.1% of Net Rentable Area ("NRA")), Kroger (2 leases totaling 9.4% of NRA), Kmart (1 lease and the guaranty of a Sports Authority lease, totaling 8.0% of NRA), and Cub Foods (1 lease representing 5.4% of NRA).

THE BORROWER

     The borrowing entity is Inland Real Estate BSC I LLC, a sole member Delaware limited liability company. The sole member of the LLC is Inland Real Estate BSC I Corporation, a Delaware corporation. Both the borrower and the managing member are single purpose entities which do not engage in any business unrelated to the Mortgaged Property, do not have any assets other than the Mortgaged Property or ownership interest in the borrower, as the case may be, or any indebtedness other than the Mortgage Loan. Additionally, both the borrowing entity's and the sole member's organizational documents require an independent director and the unanimous vote of directors of the sole member of the borrower in connection with the filing of a petition in bankruptcy. The lender received an opinion from borrower's counsel that, among other things, the assets of the borrower shall not be consolidated with the assets of any party considered having a principal interest in the borrower in the event of a bankruptcy or insolvency of such party.


MANAGEMENT

     The Properties are managed by Inland Commercial Property Management, Inc. ("ICPM"), a wholly owned affiliate of the borrower.


ESCROWS

     The borrower is required to fund monthly escrow deposits in amount sufficient to pay real estate taxes when due for all properties except for properties 25489D, 25489G and 25489N, where the tenant is required to pay real estate taxes directly.


CASH MANAGEMENT PROCEDURES

     If the DSCR on the loan falls below 1.60x for any trailing twelve month period during the term (a "Trigger Event"), the borrower will be required to cause all rents and proceeds with respect the properties to be deposited into a cash management account under the sole dominion and control of the lender. All funds in the cash management account will be applied monthly to the payment of debt service and required reserves; all amounts in excess of debt service and required reserves will be remitted to the borrower on a monthly basis. If the DSCR remains above 1.60x for a trailing twelve-month period, lender shall release borrower of the cash management account requirements until the reoccurrence of a Trigger Event, provided that borrower shall be permitted to cure no more than two Trigger Events during the term of the loan.


RELEASE PROVISIONS

     Borrower may release an individual property from the loan provided (i) the borrower provides defeasance collateral equal to 125% of the allocated loan amount for the property being released, and (ii) the debt service coverage ratio for the remaining properties after the release is no less than the greater of 2.21x or the debt service coverage ratio for the Mortgage Loan for the previous 12 month period. Lender has the unilateral right to uncross the properties at any time.


PROPERTY SUBSTITUTIONS

     The borrower has the right to obtain a release of an individual property (the "Substituted Property") by substituting another shopping center property (the "Substitute Property") subject to the following conditions, which are not all inclusive: (i) the appraised value of the Substitute Property is not less than the appraised value of the Substituted Property, (ii) the DSCR for the Mortgage Loan after the substitution is not less than the greater of the DSCR at Closing and the DSCR immediately prior to the substitution, (iii) the lender has received acceptable survey, title, evidence of insurance, environmental report(s), physical conditions report and security documents, (iv) the lender has received a certification of borrower together with supporting documentation that the Substitute Property is a shopping center property that is comparable to the Substituted Property, and (v) the lender has received confirmation from the Rating Agencies that the substitution will not result in a withdrawal, qualification or downgrade of the respective Certificate Ratings in effect immediately prior to such substitution. The borrower will be responsible for all costs associated with any substitution and lender's approval thereof.


ADDITIONAL DEBT


     The borrower may not encumber or otherwise transfer the properties without the prior written consent of lender.


     See Loan No. 25489 in the Mortgage Loan Schedule.

LOAN NO. 851445 -- ST. CHARLES 18 CINE


OVERVIEW

     This Mortgage Loan is secured by a first mortgage on an 18-screen multiplex movie theater located in St. Charles, MO. The Mortgage Loan is cross-collateralized and cross-defaulted with Loan No. 851443 -- Des Peres 14 Cine, Loan No. 851444 -- O'Fallon 15 Cine, Loan No. 851446 -- St. Clair 10 Cine and Loan No. 851447 -- Halls Ferry 14 Cine. On a combined basis, the overall debt service coverage ratio is 1.40x and the overall loan to value ratio is 60.6%. The Mortgage Loan was originated by Wells Fargo on December 31, 1998.



 CUT-OFF DATE BALANCE:       $10,394,590      PROPERTY TYPE:                 THEATER
 GROSS MORTGAGE RATE:        8.255%           LOCATION:                      ST. CHARLES, MO
 INTEREST ACCRUAL METHOD:    30/360           YEAR BUILT/RENOVATED:          1987/1997
 FIRST PAYMENT DATE:         2/1/99           SQUARE FEET:                   93,031
 MATURITY DATE:              1/1/19           CUT-OFF DATE BALANCE/SCREEN:   $577,477
 ORIGINAL AMORTIZATION:      240 MONTHS
 ANNUAL DEBT SERVICE:        $1,073,998       OCCUPANCY:                     100%
 LOCKOUT END DATE:           7/31/18          OCCUPANCY DATE:                12/28/98
 CALL PROTECTION:            DEFEASANCE
 CALL PROTECTION END DATE:   7/31/18          APPRAISED VALUE:               $16,500,000
 ESCROWS                                      CUT-OFF DATE LTV:              63.00%
  REAL ESTATE TAXES:         NO               BALLOON LTV:                   0%
  INSURANCE:                 NO
  REPLACEMENT RESERVES:      YES              UNDERWRITTEN CASH FLOW:        $1,482,291
                                              DSCR:                          1.40X

THE PROPERTY

     St. Charles 18 Cine is a 93,031 square foot, 18-screen single story multiplex theater which shows first run titles. It was originally developed as an 8 screen theater in 1987 and was expanded by 10 screens in 1997. The property seats 3,731 and includes a state of the art concessions area and a large entertainment center. It also includes additional land upon which the theater can expand. The property is 100% leased to St. Charles Cine' under a lease expiring January 2019.


THE BORROWER

     The borrowing entity is St. Charles Cine, LLC, a Missouri limited liability company with St. Charles Manager, Inc., a Missouri corporation, as the managing member. Both the borrower and the managing member are single purpose entities which do not engage in any business unrelated to the Mortgaged Property, do not have any assets other than the Mortgaged Property or any indebtedness other than the Mortgage Loan. Additionally, the borrowing entity's organizational documents require an independent director and the unanimous vote of directors and/or members of the borrower in connection with the filing of a petition in bankruptcy. The lender received an opinion from borrower's counsel that, among other things, the assets of the borrower or managing member shall not be consolidated with the assets of Ronnie's Enterprises, Inc., a Missouri corporation ("Parent"), in the event of a bankruptcy or insolvency of Parent.


MANAGEMENT

     The property is managed by Wehrenberg Theaters, Inc. which is the lessee and a wholly-owned affiliate of the borrower.


ESCROWS

     The borrower is required to fund $1,680 monthly to fund an escrow for future capital expenditures.

RELEASE PROVISIONS


     The Mortgage Loan is cross-collateralized and cross-defaulted with Loan No. 851443 -- Des Peres 14 Cine, Loan No. 851444 -- O'Fallon 15 Cine, Loan No. 851446 -- St. Clair 10 Cine and Loan No. 851447 -- Halls Ferry 14 Cine. The borrower has the right to uncross the loan subject to (i) payment of a release price equal to 125% of the then outstanding balance of the note, (ii) the remaining collateral must have a debt service coverage greater than or equal to 1.35x assuming a 10% debt constant, (iii) the blended loan to value ratio for the remaining collateral must be no greater than 70%, and (iv) the property cannot be released unless Halls Ferry 14 Cine and St. Clair 10 Cine have been released according to the terms of their loan documents.


ADDITIONAL DEBT


     The borrower may not encumber or otherwise transfer the property without the prior written consent of lender.


     See Loan No. 851445 in the Mortgage Loan Schedule.

LOAN NO. 851443 -- DES PERES 14 CINE


OVERVIEW

     This Mortgage Loan is secured by a first mortgage on a 14-screen multiplex movie theater located in Des Peres, MO. The Mortgage Loan is cross-collateralized and cross-defaulted with Loan No. 851445 -- St Charles 18 Cine, Loan No. 851444 -- O'Fallon 15 Cine, Loan No. 851446 -- St. Clair 10 Cine and Loan No. 851447 -- Halls Ferry 14 Cine. On a combined basis, the overall debt service coverage ratio is 1.40x and the overall loan to value ratio is 60.6%. The Mortgage Loan was originated by Wells Fargo on December 31, 1998.



 CUT-OFF DATE BALANCE:       $8,606,060      PROPERTY TYPE:                 THEATER
 GROSS MORTGAGE RATE:        8.255%          LOCATION:                      DES PERES, MO
 INTEREST ACCRUAL METHOD:    30/360          YEAR BUILT/RENOVATED:          1972/1997
 FIRST PAYMENT DATE:         6/1/99          SQUARE FEET:                   74,103
 MATURITY DATE:              1/1/19          CUT-OFF DATE BALANCE/SCREEN:   $614,719
 ORIGINAL AMORTIZATION:      235 MONTHS
 ANNUAL DEBT SERVICE:        $890,744        OCCUPANCY:                     100.0%
 LOCKOUT END DATE:           7/31/18         OCCUPANCY DATE:                12/28/98
 CALL PROTECTION:            DEFEASANCE
 CALL PROTECTION END DATE:   7/31/18         APPRAISED VALUE:               $12,500,000
 ESCROWS                                     CUT-OFF DATE LTV:              68.85%
  REAL ESTATE TAXES:         NO              BALLOON LTV:                   0%
  INSURANCE:                 NO
  REPLACEMENT RESERVES:      YES             UNDERWRITTEN CASH FLOW:        $1,162,244
                                             DSCR:                          1.40X

THE PROPERTY

     Des Peres 14 Cine is a 74,103 square foot, 14-screen two-story multiplex theater which shows first run titles. 8 of the theaters have stadium seating. Of the total building area, 56,103 square feet is theater space and 18,000 square feet is office and storage. The property seats 2,336 and includes a concessions area and game room. The property is 100% leased to Des Peres Cine under two separate leases expiring January 2019.


THE BORROWER

     The borrowing entity is Des Peres Cine, LLC, a Missouri limited liability company with Des Peres Manager, Inc., a Missouri corporation, as the managing member. Both the borrower and the managing member are single purpose entities which do not engage in any business unrelated to the Mortgaged Property, do not have any assets other than the Mortgaged Property or any indebtedness other than the Mortgage Loan. Additionally, the borrowing entity's organizational documents require an independent director and the unanimous vote of directors and/or members of the borrower in connection with the filing of a petition in bankruptcy. The lender received an opinion from borrower's counsel that, among other things, the assets of the borrower or managing member shall not be consolidated with the assets of Ronnie's Enterprises, Inc., a Missouri corporation ("Parent"), in the event of a bankruptcy or insolvency of Parent.


MANAGEMENT

     The property is managed by Wehrenberg Theaters, Inc. which is the lessee and a wholly-owned affiliate of the borrower.


ESCROWS

     The borrower is required to fund $1,729 monthly to fund an escrow for future capital expenditures.

RELEASE PROVISIONS


     The Mortgage Loan is cross-collateralized and cross-defaulted with Loan No. 851445 -- St. Charles 18 Cine, Loan No. 851444 -- O'Fallon 15 Cine, Loan No. 851446 -- St. Clair 10 Cine and Loan No. 851447 -- Halls Ferry 14 Cine. The borrower has the right to uncross the loan subject to (i) payment of a release price equal to 125% of the then outstanding balance of the note, (ii) the remaining collateral must have a debt service coverage greater than or equal to 1.35x assuming a 10% debt constant, (iii) the blended loan to value ratio for the remaining collateral must be no greater than 70%, and (iv) the property cannot be released unless Halls Ferry 14 Cine and St. Clair 10 Cine have been released according to the terms of their loans documents.


ADDITIONAL DEBT


     The borrower may not encumber or otherwise transfer the property without the prior written consent of lender.


     See Loan No. 851443 in the Mortgage Loan Schedule.

LOAN NO. 851444 -- O'FALLON 15 CINE


OVERVIEW

     This Mortgage Loan is secured by a first mortgage on a 15-screen multiplex movie theater located in O'Fallon, IL. The Mortgage Loan is cross-collateralized and cross-defaulted with Loan No. 851445 -- St Charles 18 Cine, Loan No. 851443 -- Des Peres 14 Cine, Loan No. 851446 -- St. Clair 10 Cine and Loan No. 851447 -- Halls Ferry 14 Cine. On a combined basis, the overall debt service coverage ratio is 1.40x and the overall loan to value ratio is 60.6%. The Mortgage Loan was originated by Wells Fargo on December 31, 1998.



 CUT-OFF DATE BALANCE:       $6,731,735      PROPERTY TYPE:                 THEATER
 GROSS MORTGAGE RATE:        8.255%          LOCATION:                      O'FALLON, IL
 INTEREST ACCRUAL METHOD:    30/360          YEAR BUILT/RENOVATED:          1996
 FIRST PAYMENT DATE:         2/1/99          SQUARE FEET:                   52,871
 MATURITY DATE:              1/1/19          CUT-OFF DATE BALANCE/SCREEN:   $448,782
 ORIGINAL AMORTIZATION:      240 MONTHS
 ANNUAL DEBT SERVICE:        $695,542        OCCUPANCY:                     100.0%
 LOCKOUT END DATE:           7/31/18         OCCUPANCY DATE:                12/28/98
 CALL PROTECTION:            DEFEASANCE
 CALL PROTECTION END DATE:   7/31/18         APPRAISED VALUE:               $11,500,000
 ESCROWS                                     CUT-OFF DATE LTV:              58.54%
  REAL ESTATE TAXES:         NO              BALLOON LTV:                   0%
  INSURANCE:                 NO
  REPLACEMENT RESERVES:      YES             UNDERWRITTEN CASH FLOW:        $981,612
                                             DSCR:                          1.40X

THE PROPERTY

     O'Fallon 15 Cine is a 52,871 square foot, 15-screen two-story multiplex theater which shows first run titles. 7 of the theaters have stadium seating. It also includes additional land upon which the theater can expand. The property is 100% leased to O'Fallon Cine under a lease expiring January 2019.


THE BORROWER

     The borrowing entity is O'Fallon Cine, LLC, a Missouri limited liability company with O'Fallon, IL Manager, Inc., a Missouri corporation as the managing member. Both the borrower and the managing member are single purpose entities which do not engage in any business unrelated to the Mortgaged Property, do not have any assets other than the Mortgaged Property or any indebtedness other than the Mortgage Loan. Additionally, the borrowing entity's organizational documents require an independent director and the unanimous vote of directors and/or members of the borrower in connection with the filing of a petition in bankruptcy. The lender received an opinion from borrower's counsel that, among other things, the assets of the borrower or managing member shall not be consolidated with the assets of Ronnie's Enterprises, Inc., a Missouri corporation ("Parent"), in the event of a bankruptcy or insolvency of Parent.


MANAGEMENT

     The Property is managed by Wehrenberg Theaters, Inc. which is the lessee and a wholly-owned affiliate of the borrower.


ESCROWS

     The borrower is required to fund $865 monthly to fund an escrow for future capital expenditures.

RELEASE PROVISIONS


     The Mortgage Loan is cross-collateralized and cross-defaulted with Loan No. 851445 -- St. Charles 18 Cine, Loan No. 851443 -- Des Peres 14 Cine, Loan No. 851446 -- St. Clair 10 Cine and Loan No. 851447 -- Halls Ferry 14 Cine. The borrower has the right to uncross the loan subject to (i) payment of a release price equal to 125% of the then outstanding balance of the note, (ii) the remaining collateral must have a debt service coverage greater than or equal to 1.35x assuming a 10% debt constant, (iii) the blended loan to value ratio for the remaining collateral must be no greater than 70%, and (iv) the property cannot be released unless Halls Ferry 14 Cine and St. Clair 10 Cine have been released according to the terms of their loans documents.


ADDITIONAL DEBT


     The borrower may not encumber or otherwise transfer the property without the prior written consent of lender.


     See Loan No. 851444 in the Mortgage Loan Schedule.

LOAN NO. 851446 -- ST. CLAIR 10 CINE


OVERVIEW

     This Mortgage Loan is secured by a first mortgage on a 10-screen multiplex movie theater located in Fairview Heights, IL. The Mortgage Loan is cross-collateralized and cross-defaulted with Loan No. 851445 -- St Charles 18 Cine, Loan No. 851443 -- Des Peres 14 Cine, Loan No. 851444 -- O'Fallon 15 Cine and Loan No. 851447 -- Halls Ferry 14 Cine. On a combined basis, the overall debt service coverage ratio is 1.40x and the overall loan to value ratio is 60.6%. The Mortgage Loan was originated by Wells Fargo on December 31, 1998.



 CUT-OFF DATE BALANCE:       $2,969,883      PROPERTY TYPE:                 THEATER
 GROSS MORTGAGE RATE:            8.255%      LOCATION:                      FAIRVIEW HEIGHTS, IL
 INTEREST ACCRUAL METHOD:       30/360       YEAR BUILT/RENOVATED:                1986
 FIRST PAYMENT DATE:            2/1/99       SQUARE FEET:                       38,735
 MATURITY DATE:                 1/1/19       CUT-OFF DATE BALANCE/SCREEN:   $  296,988
 ORIGINAL AMORTIZATION:      240 MONTHS
 ANNUAL DEBT SERVICE:        $ 306,857       OCCUPANCY:                          100.0%
 LOCKOUT END DATE:             7/31/18       OCCUPANCY DATE:                  12/28/98
 CALL PROTECTION:            DEFEASANCE
 CALL PROTECTION END DATE:     7/31/18       APPRAISED VALUE:               $5,900,000
 ESCROWS                                     CUT-OFF DATE LTV:                   50.34%
  REAL ESTATE TAXES:         NO              BALLOON LTV:                            0%
  INSURANCE:                 NO
  REPLACEMENT RESERVES:      YES             UNDERWRITTEN CASH FLOW:        $  537,958
                                             DSCR:                          1.40X

THE PROPERTY

     St. Clair 10 Cine is a 38,735 square foot, 10-screen single-story multiplex theater which shows first run titles. The theaters seat 2,198 and includes a state of the art concessions area and a large entertainment center. The property is 100% leased to St. Clair Cine under a lease expiring January 2019.


THE BORROWER

     The borrowing entity is St. Clair Cine, LLC, a Missouri limited liability company with St. Clair Manager, Inc., a Missouri corporation, as the managing member. Both the borrower and the managing member are single purpose entities which do not engage in any business unrelated to the Mortgaged Property, do not have any assets other than the Mortgaged Property or any indebtedness other than the Mortgage Loan. Additionally, the borrowing entity's organizational documents require an independent director and the unanimous vote of directors and/or members of the borrower in connection with the filing of a petition in bankruptcy. The lender received an opinion from borrower's counsel that, among other things, the assets of the borrower or managing member shall not be consolidated with the assets of Ronnie's Enterprises, Inc., a Missouri corporation ("Parent"), in the event of a bankruptcy or insolvency of Parent.


MANAGEMENT

     The property is managed by Wehrenberg Theaters, Inc. which is the lessee and a wholly-owned affiliate of the borrower.


ESCROWS

     The borrower is required to fund $1,168 monthly to fund an escrow for future capital expenditures.

RELEASE PROVISIONS


     The Mortgage Loan is cross-collateralized and cross-defaulted with Loan No. 851445 -- St. Charles 18 Cine, Loan No. 851443 -- Des Peres 14 Cine, Loan No. 851444 -- O'Fallon 15 Cine and Loan No. 851447 -- Halls Ferry 14 Cine. The borrower has the right to uncross the loan subject to (i) payment of a release price equal to 110% of the then outstanding balance of the note, (ii) the remaining collateral must have a debt service coverage greater than or equal to 1.35x assuming a 10% debt constant, and (iii) the blended loan to value ratio for the remaining collateral must be no greater than 70%.


ADDITIONAL DEBT


     The borrower may not encumber or otherwise transfer the property without the prior written consent of lender.


     See Loan No. 851446 in the Mortgage Loan Schedule.

LOAN NO. 851447 -- HALLS FERRY 14 CINE


OVERVIEW

     This Mortgage Loan is secured by a first mortgage on a 14-screen multiplex movie theater located in St. Louis, MO. The Mortgage Loan is cross-collateralized and cross-defaulted with Loan No. 851445 -- St Charles 18 Cine, Loan No. 851443 -- Des Peres 14 Cine, Loan No. 851444 -- O'Fallon 15 Cine and Loan No. 851446 -- St. Clair 10 Cine. On a combined basis, the overall debt service coverage ratio is 1.40x and the overall loan to value ratio is 60.6%. The Mortgage Loan was originated by Wells Fargo on December 31, 1998.



 CUT-OFF DATE BALANCE:       $2,853,464      PROPERTY TYPE:                 THEATER
 GROSS MORTGAGE RATE:            7.735%      LOCATION:                      ST. LOUIS, MO
 INTEREST ACCRUAL METHOD:       30/360       YEAR BUILT/RENOVATED:          1978/1988
 FIRST PAYMENT DATE:            6/1/99       SQUARE FEET:                      53,129
 MATURITY DATE:                 1/1/09       CUT-OFF DATE BALANCE/SCREEN:   $ 203,819
 ORIGINAL AMORTIZATION:      116 MONTHS
 ANNUAL DEBT SERVICE:        $ 427,594       OCCUPANCY:                           100%
 LOCKOUT END DATE:             7/31/08       OCCUPANCY DATE:                 12/28/98
 CALL PROTECTION:            DEFEASANCE
 CALL PROTECTION END DATE:     7/31/08       APPRAISED VALUE:               $6,400,000
 ESCROWS                                     CUT-OFF DATE LTV:                  44.59%
  REAL ESTATE TAXES:         NO              BALLOON LTV:                           0%
  INSURANCE:                 NO
  REPLACEMENT RESERVES:      YES             UNDERWRITTEN CASH FLOW:        $ 586,931
                                             DSCR:                          1.40X

THE PROPERTY

     Halls Ferry 14 Cine is a 53,129 square foot, 14-screen single-story multiplex theater which shows first run titles. It was originally developed as an 8 screen theater in 1978 and was expanded by 6 screens in 1988. The property seats 2,986 and includes a main concessions stand and a game room. It is 100% leased to Halls Ferry Cine under a lease expiring January, 2009.


THE BORROWER

     The borrowing entity is Halls Ferry Cine, LLC, a Missouri limited liability company with Halls Ferry Manager, Inc., a Missouri corporation, as the managing member. Both the borrower and the managing member are single purpose entities which do not engage in any business unrelated to the Mortgaged Property, do not have any assets other than the Mortgaged Property or any indebtedness other than the Mortgage Loan. Additionally, the borrowing entity's organizational documents require an independent director and the unanimous vote of directors and/or members of the borrower in connection with the filing of a petition in bankruptcy. The lender received an opinion from borrower's counsel that, among other things, the assets of the borrower or managing member shall not be consolidated with the assets of Ronnie's Enterprises, Inc., a Missouri corporation ("Parent"), in the event of a bankruptcy or insolvency of Parent.


MANAGEMENT

     The property is managed by Wehrenberg Theaters, Inc. which is the lessee and a wholly-owned affiliate of the borrower.


ESCROWS

     The borrower is required to fund $1,141 monthly to fund an escrow for future capital expenditures.

RELEASE PROVISIONS


     The Mortgage Loan is cross-collateralized and cross-defaulted with Loan No. 851445 -- St. Charles 18 Cine, Loan No. 851443 -- Des Peres 14 Cine, Loan No. 851444 -- O'Fallon 15 Cine and Loan No. 851446 -- St. Clair 10 Cine. The borrower has the right to uncross the loan subject to (i) payment of a release price equal to 110% of the then outstanding balance of the note, (ii) the remaining collateral must have a debt service coverage greater than or equal to 1.35x assuming a 10% debt constant, and (iii) the blended loan to value ratio for the remaining collateral must be no greater than 70%.


ADDITIONAL DEBT


     The borrower may not encumber or otherwise transfer the property without the prior written consent of lender.


     See Loan No. 851447 in the Mortgage Loan Schedule.

LOAN NO. 18041 -- 225 BROADWAY


OVERVIEW

     This Mortgage Loan is secured by first mortgage on 225 Broadway, a 445,373 square foot office building located in the City Hall submarket of downtown Manhattan. The loan was originated by Bear Stearns on April 23, 1999.



 CUT-OFF DATE BALANCE:       $25,466,457      PROPERTY TYPE:                 OFFICE
 GROSS MORTGAGE RATE:        7.39%            LOCATION:                      NEW YORK, NY
 INTEREST ACCRUAL METHOD:    ACTUAL/360       YEAR BUILT/RENOVATED:          1925/CONTINUOUS
 FIRST PAYMENT DATE:         6/1/99           SQUARE FEET:                   445,373
 MATURITY DATE:              5/1/09           CUT-OFF DATE BALANCE/SQ.FT.:   $57.18
 ORIGINAL AMORTIZATION:      360 MONTHS
 ANNUAL DEBT SERVICE:        $2,116,595       OCCUPANCY:                     94.5%
 LOCKOUT END DATE:           1/31/09          OCCUPANCY DATE:                4/19/99
 CALL PROTECTION:            DEFEASANCE
 CALL PROTECTION END DATE:   1/31/09          APPRAISED VALUE:               $50,000,000
 ESCROWS                                      CUT-OFF DATE LTV:              50.93%
  REAL ESTATE TAXES:         YES              BALLOON LTV:                   44.95%
  INSURANCE:                 YES
  REPLACEMENT RESERVES:      YES              UNDERWRITTEN CASH FLOW:        $3,494,584
                                              DSCR:                          1.65X

THE PROPERTY

     The property is a 44-story Class B office building situated at the southwest corner of Barclay Street and Broadway, immediately southwest of City Hall Park, in the City Hall submarket of downtown Manhattan. The majority of the building's approximately 140 tenants are small and medium sized law firms that work with the neighboring city and federal offices as well as utilize the state, federal and city courts. No tenant represents more than 4.2% of total NRA

     There are only four tenants that represent more than 3% of NRA, including the YMCA Retirement Fund (18,600 square feet) under a lease expiring September 1999, NY County Defender Services (15,362 square feet) under a lease expiring June 2007, Shapiro, Beilly & Rosenberg (15,362 square feet) under a lease expiring December 2007 and Medical & Health Research Associates (28,526 square feet) under a lease expiring July 2000.


THE BORROWER

     The borrowing entity is 225 Broadway Company, L.P. a New York limited partnership whose general partner is 225 Broadway SPE LLC, a New York limited liability company. Both the borrower and the general partner are single purpose entities which do not engage in any business unrelated to the Mortgaged Property, do not have any assets other than the Mortgaged Property or any indebtedness other than the Mortgage Loan. Additionally, the borrowing entity's organizational documents require an independent director and the unanimous vote of directors and/or members of the borrower in connection with the filing of a petition in bankruptcy. The lender received an opinion from borrower's counsel that, among other things, the assets of the borrower shall not be consolidated with the assets of any party considered having a principal interest in the borrower in the event of a bankruptcy or insolvency of such party.


MANAGEMENT

     The property is managed by Braun Management, Inc., which is affiliated with the borrower.

ESCROWS


     The borrower is required to fund monthly escrow deposits in amounts sufficient to pay real estate taxes and insurance premiums when due. The borrower is also required to fund $9,279 monthly to fund an escrow for future capital expenditures. At closing, a reserve was established in the amount of $28,370 which represents the estimated cost to satisfy certain minor building code and other violations at the property.


ADDITIONAL DEBT


     The borrower may not encumber or otherwise transfer the property without the prior written consent of lender.


     See Loan No. 18041 in the Mortgage Loan Schedule.

LOAN NO. 851499 -- PLEASANTON OFFICE PORTFOLIO LOAN


OVERVIEW

     This Mortgage Loan is a first mortgage loan secured, on a cross-collateralized and cross-defaulted basis, by 6 office properties situated in the Hacienda Business Park in Pleasanton, CA. The loan was originated by Wells Fargo on January 19, 1999.



 CUT-OFF DATE BALANCE:       $25,701,453      PROPERTY TYPE:                 OFFICE
 GROSS MORTGAGE RATE:        7.425%           LOCATION:                      PLEASANTON, CA
 INTEREST ACCRUAL METHOD:    ACTUAL/360       YEAR BUILT/RENOVATED:          1983
 FIRST PAYMENT DATE:         3/1/99           SQUARE FEET:                   322,296
 MATURITY DATE:              2/1/06           CUT-OFF DATE BALANCE/SQ.FT.:   $79.74
 ORIGINAL AMORTIZATION:      360 MONTHS
 ANNUAL DEBT SERVICE:        $2,148,890       OCCUPANCY:                     100.0%
 LOCKOUT END DATE:           8/31/05          OCCUPANCY DATE:                3/15/99
 CALL PROTECTION:            DEFEASANCE
 CALL PROTECTION END DATE:   8/31/05          APPRAISED VALUE:               $42,850,000
 ESCROWS                                      CUT-OFF DATE LTV:              59.98%
  REAL ESTATE TAXES:         NO               BALLOON LTV:                   55.80%
  INSURANCE:                 NO
  REPLACEMENT RESERVES:      YES              UNDERWRITTEN CASH FLOW:        $2,943,245
                                              DSCR:                          1.37X

THE PROPERTIES

     The Properties consists of 6 buildings situated on 4 parcels; all buildings were developed in the mid 1980s and are described as follows:




 PROPERTY NAME        DESCRIPTION        SQ. FT.
---------------   ------------------   ----------
Amador I            1 story office       45,525
Amador III          1 story office       82,944
Arroyo Center     1-2 story office      104,741
Rinconada         1-2 story office       89,086
                                        -------
 Total                                  322,296

     The Properties are part of the Hacienda Business Park, a major business park with 5.7 million square feet of office and R&D space located between San Francisco and the Silicon Valley.

     Major tenants at the properties include Vanstar Corporation (89,086 square feet) under a lease expiring May 2006, Pacific Bell Communication (82,944 square feet) under a lease expiring April 2002, Hexcel Corp. (55,241 square feet) under a lease expiring September 2002, Topcon America Corp (49,500 square feet) under a lease expiring June, 2004, and Lucent Technologies (45,525 square feet) under a lease expiring October, 2004.


THE BORROWER

     The borrowing entity is Las Positas L.L.C., a Delaware limited liability company with two members. The managing member of the borrower is G and I II Las Positas L.L.C., a Delaware limited liability company, with G and I II Investment Las Positas Corp, a Delaware corporation as its managing member. The other member of the borrower is Skyline RE, a California limited partnership. Both the borrower and its managing member are single purpose entities which do not engage in any business unrelated to the Mortgaged Property, do not have any assets other than the Mortgaged Property or any indebtedness other than the Mortgage Loan. Additionally, the managing member of the borrower is required to have an independent director and a unanimous vote of directors in connection with the filing of the petition of bankruptcy. The lender has received from the borrower's counsel that, among other things, the assets of the borrower, the managing member of the borrower, and the managing member of the managing member shall not be consolidated with the assets of DRA Growth and Income Fund II, LLC, a Delaware limited liability company, in the event of a bankruptcy or insolvency of such party, the assets of borrower shall not be consolidated with the assets of the managing member of the borrower in the event of a bankruptcy or insolvency of such party, and the assets of the borrower or the managing member of the borrower shall not be consolidated with the assets of G and I II Investment Las Positas Corp, a Delaware corporation, in the event of a bankruptcy or insolvency of such party.


MANAGEMENT


     The property is managed by DRA Advisers which is affiliated with the borrower.


ESCROWS


     The borrower is required to fund $2,686 monthly to fund an escrow for future capital expenditures. Additionally, an escrow of $130,000, representing 125% of all major investment requirements estimated within the next three years, was funded at closing.


RELEASE PROVISIONS


     The borrower has the right to uncross the properties subject to (i) payment of a release price equal to 110% of the then outstanding balance of the related note, (ii) the remaining collateral must have a debt service coverage greater than or equal to 1.45x assuming a 8.60% debt constant, and (iii) the blended loan to value ratio for the remaining collateral must be no greater than 60%.


ADDITIONAL DEBT


     The borrower may not encumber or otherwise transfer the property without the prior written consent of lender.


     See Loan No. 851499 in the Mortgage Loan Schedule.

LOAN NO. 851550 -- COMPUCOM SYSTEMS HEADQUARTERS


OVERVIEW

     This Mortgage Loan is secured by a 242,336 square foot Class B+ office development, located in suburban Dallas, TX and 100% occupied by CompuCom Systems Inc. The loan was originated by Wells Fargo on March 31, 1999.



 CUT-OFF DATE BALANCE:       $22,921,816      PROPERTY TYPE:                 OFFICE
 GROSS MORTGAGE RATE:        7.215%           LOCATION:                      DALLAS, TX
 INTEREST ACCRUAL METHOD:    ACTUAL/360       YEAR BUILT/RENOVATED:          1973/1997
 FIRST PAYMENT DATE:         5/1/99           SQUARE FEET:                   242,336
 MATURITY DATE:              4/1/09           CUT-OFF DATE BALANCE/SQ.FT.:   $94.59
 ORIGINAL AMORTIZATION:      300 MONTHS
 ANNUAL DEBT SERVICE:        $1,988,728       OCCUPANCY:                     100.0%
 LOCKOUT END DATE:           10/31/08         OCCUPANCY DATE:                3/24/99
 CALL PROTECTION:            DEFEASANCE
 CALL PROTECTION END DATE:   10/31/08         APPRAISED VALUE:               $36,000,000
 ESCROWS                                      CUT-OFF DATE LTV:              63.67%
  REAL ESTATE TAXES:         NO               BALLOON LTV:                   51.46%
  INSURANCE:                 NO
  REPLACEMENT RESERVES:      NO               UNDERWRITTEN CASH FLOW:        $3,090,786
                                              DSCR:                          1.55X

THE PROPERTY

     The property is known as the CompuCom Corporate Headquarters. It consists of two buildings originally developed in 1973 and substantially renovated in 1997 after being purchased by an affiliate of the tenant. The Property is located in the Lake Forest area of suburban Dallas. The two buildings include Building A, an 8-story, elevator-served building containing 153,259 square feet and finished with a combination of open plan office and executive offices, and Building B, a 3-story, elevator served building containing 89,077 square feet used primarily for offices. The property is 100% leased to CompuCom Systems Inc. under a lease expiring March 2019.


THE BORROWER

     The borrowing entity is Delaware COMP LP, a Delaware limited liability company with COMP (TX) Q.R.S. 11-42, Inc., a Delaware corporation, as the managing member, and Carey Institutional Properties, Inc. as a sole stockholder of the managing member. Both the borrower and the managing member are single purpose entities which do not engage in any business unrelated to the Mortgaged Property, do not have any assets other than the Mortgaged Property or any indebtedness other than the Mortgage Loan. Additionally, the managing member's organizational documents require an independent director and the unanimous vote of directors and/or members of the borrower in connection with the filing of a petition in bankruptcy. The lender received an opinion from borrower's counsel that, among other things, the assets of the borrower shall not be consolidated with the assets of Comp (TX) QRS 14-15, Inc. and Comp (TX) QRS 12-47, Inc. and Comp (TX) QRS 11-42, Inc. in the event of a bankruptcy or insolvency of such parties. And, the assets of the managing member shall not be consolidated with the assets of Carey Institutional Properties, Inc. in the event of the bankruptcy or insolvency of such party.


MANAGEMENT

     The property is managed by Carey Management LLC which is an affiliate of the borrower, however the tenant is responsible for all operating expenses and maintenance of the buildings. According to the Deed of Trust, there was no management agreement in place at loan closing.

ADDITIONAL DEBT


     The borrower may not encumber or otherwise transfer the property without the prior written consent of the lender.


     See Loan No. 851550 in the Mortgage Loan Schedule.

LOAN NO. 851563 -- KING STREET METRO PLACE -- PHASE I


OVERVIEW

     This Mortgage Loan is secured by a 141,332 square foot office building in Alexandria, VA. The loan was originated by Wells Fargo on April 16, 1999.


 CUT-OFF DATE BALANCE:       $22,366,917      PROPERTY TYPE:                 MIXED USE
 GROSS MORTGAGE RATE:        6.92%            LOCATION:                      ALEXANDRIA, VA
 INTEREST ACCRUAL METHOD:    ACTUAL/360       YEAR BUILT/RENOVATED:          1998
 FIRST PAYMENT DATE:         6/1/99           SQUARE FEET:                   141,332
 MATURITY DATE:              5/1/09           CUT-OFF DATE BALANCE/SQ.FT.:   $158.26
 ORIGINAL AMORTIZATION:      360 MONTHS
 ANNUAL DEBT SERVICE:        $1,773,914       OCCUPANCY:                     93.8%
 LOCKOUT END DATE:           11/30/08         OCCUPANCY DATE:                1/26/99
 CALL PROTECTION:            DEFEASANCE
 CALL PROTECTION END DATE:   11/30/08         APPRAISED VALUE:               $33,400,000
 ESCROWS                                      CUT-OFF DATE LTV:              66.97%
  REAL ESTATE TAXES:         YES              BALLOON LTV:                   58.39%
  INSURANCE:                 NO
  REPLACEMENT RESERVES:      NO               UNDERWRITTEN CASH FLOW:        $2,543,078
                                              DSCR:                          1.43X

THE PROPERTY

     Phase I of King Street Metro Place is a 6-story, elevator-served office building situated adjacent to the King Street Metro station in the Old Town section of Alexandria, VA. The property is part of a mixed-use development which includes Fairfield Suites time-share, a full-service Hilton hotel and a 577-space underground parking garage. The building was developed in 1998. Major tenants in the building include Burns, Doane, Swicker & Mathis (97,231 square feet) under a lease expiring October 2013, Dean Witter (11,980 square feet) under a lease expiring December 2008, and The Raven Group (10,465 square feet) under a lease expiring November 2003.


THE BORROWER

     The borrowing entity is King Street LLC, a Virginia limited liability company with King Street Office Inc. as its managing member. Both the borrower and the managing member are single purpose entities which do not engage in any business unrelated to the Mortgaged Property, do not have any assets other than the Mortgaged Property or any indebtedness other than the Mortgage Loan. The lender received an opinion from borrower's counsel that, among other things, the assets of the borrower shall not be consolidated with the assets of any other affiliate (including King Street I LLC, King Street Office Inc., or H/P Commercial Services Inc.) in the event of a bankruptcy or insolvency of such parties.


MANAGEMENT

     The property is managed by The Peterson Co, which is affiliated with the borrowing entity.


ESCROWS

     The borrower is required to fund monthly escrow deposits in an amount sufficient to pay real estate taxes when due.


ADDITIONAL DEBT

     The borrower may not encumber or otherwise transfer the property without the prior written consent of the lender.

     See Loan No. 851563 in the Mortgage Loan Schedule.

LOAN NO. 851476 -- 800 WEST EL CAMINO REAL


OVERVIEW

     This Mortgage Loan is secured by a 117,128 square foot office building situated in Mountain View, CA. The loan was originated by Wells Fargo on December 30, 1998.


 CUT-OFF DATE BALANCE:       $19,356,534      PROPERTY TYPE:                 OFFICE
 GROSS MORTGAGE RATE:        6.97%            LOCATION:                      MOUNTAIN VIEW, CA
 INTEREST ACCRUAL METHOD:    ACTUAL/360       YEAR BUILT/RENOVATED:          1987/1998
 FIRST PAYMENT DATE:         2/1/99           SQUARE FEET:                   117,128
 MATURITY DATE:              1/1/09           CUT-OFF DATE BALANCE/SQ.FT.:   $165.26
 ORIGINAL AMORTIZATION:      300 MONTHS
 ANNUAL DEBT SERVICE:        $1,649,388       OCCUPANCY:                     100.0%
 LOCKOUT END DATE:           7/31/08          OCCUPANCY DATE:                2/13/99
 CALL PROTECTION:            DEFEASANCE
 CALL PROTECTION END DATE:   7/31/08          APPRAISED VALUE:               $34,100,000
 ESCROWS                                      CUT-OFF DATE LTV:              56.76%
  REAL ESTATE TAXES:         YES              BALLOON LTV:                   45.70%
  INSURANCE:                 YES
  REPLACEMENT RESERVES:      YES              UNDERWRITTEN CASH FLOW:        $3,121,134
                                              DSCR:                          1.89X

THE PROPERTY

     The property includes two three and four-story office buildings with open plazas and courtyards over a two-story 369 space subterranean garage. The buildings, originally developed in 1987, were designed by the firm of Skidmore Owings and Merrill and were substantially renovated and retenanted in 1998. The property is located in the Central Business District of Mountain View, CA. Major tenants include Sagent Technology Inc. (34,244 square feet) under a lease expiring October 2003, Pharsight Corp. (16,000 square feet) under a lease expiring September 2003, HQ Business Centers (15,233 square feet) under a lease expiring May 2008, Edelman PR (14,791 square feet) under a lease expiring September 2004, Blue Pumpkin Software, Inc. (10,840 square feet) under a lease expiring November 2001, and ADC Telecommunications (10,416 square feet) under a lease expiring December 2003.


THE BORROWER

     The borrowing entity is Asset Growth Partners, a California limited partnership with El Camino Equity Manager as the general partner. Both the borrower and the general partner are single purpose entities which do not engage in any business unrelated to the Mortgaged Property, do not have any assets other than the Mortgaged Property or any indebtedness other than the Mortgage Loan. The lender received an opinion from borrower's counsel that, among other things, the assets of the borrower shall not be consolidated with the assets of the limited partners (including Rees Properties Inc., El Camino Equity Partners, LLC, Asset Growth Partners, a California limited partnership) or the general partner in the event of a bankruptcy or insolvency of such parties.


MANAGEMENT

     The property is managed by Rees Properties, Inc., which is affiliated with the borrower.


ESCROWS

     The borrower is required to fund monthly escrow deposits in amounts sufficient to pay real estate taxes and insurance premiums when due. The borrower is also required to fund $2,440 monthly to fund an escrow for future capital expenditures. Additionally, the borrower is required to fund $8,333 monthly, during the first six years of the loan term, into an escrow for potential re-tenanting costs.

ADDITIONAL DEBT


     The borrower may not encumber or otherwise transfer the property without the prior written consent of lender.


     See Loan No. 851476 in the Mortgage Loan Schedule.

LOAN NO. 9122. -- TORREY RESERVE NORTH COURT

     This Mortgage Loan is secured by a first mortgage lien on Torrey Reserve North Court, 2 office buildings totaling 130,641 square feet and located in the Torrey Reserve office park in the Del Mar Heights area of San Diego, CA. This loan is cross-collateralized and cross-defaulted with Loan No. 16465 -- 3720 Arroyo Sorrento Road. On a combined basis, the overall debt service coverage ratio is 1.49x and the overall loan to value ratio is 64.6%. This loan was originated by Bear Stearns on May 26, 1999.



 CUT-OFF DATE BALANCE:       $18,286,568      PROPERTY TYPE:                 OFFICE
 GROSS MORTGAGE RATE:        7.555%           LOCATION:                      SAN DIEGO, CA
 INTEREST ACCRUAL METHOD:    ACTUAL/360       YEAR BUILT/RENOVATED:          1998-1999
 FIRST PAYMENT DATE:         7/1/99           SQUARE FEET:                   130,641
 MATURITY DATE:              6/1/09           CUT-OFF DATE BALANCE/SQ.FT.:   $139.98
 ORIGINAL AMORTIZATION:      360 MONTHS
 ANNUAL DEBT SERVICE:        $1,543,754       OCCUPANCY:                     100.0%
 LOCKOUT END DATE:           5/31/09          OCCUPANCY DATE:                3/24/99
 CALL PROTECTION:            DEFEASANCE
 CALL PROTECTION END DATE:   5/31/09          APPRAISED VALUE:               $28,400,000
 ESCROWS                                      CUT-OFF DATE LTV:              64.39%
  REAL ESTATE TAXES:         YES              BALLOON LTV:                   57.02%
  INSURANCE:                 NO
  REPLACEMENT RESERVES:      YES              UNDERWRITTEN CASH FLOW:        $2,300,468
                                              DSCR:                          1.49X

THE PROPERTY

     Torrey Reserve North Court consists of two separate buildings, a four story, elevator-served office building with 75,117 square feet, and a three story, elevator served office building with 55,312 square feet. Both buildings are limestone and glass clad structures which are considered Class A within their market. Major tenants include the University of Phoenix (38,063 square feet) under a lease expiring April, 2006, McDonald's Corporation (19,958 square feet) under a lease expiring August 2008, California Bank and Trust (19,211 square feet) under a lease expiring April, 2004 and Lockheed Martin (7,955 square feet) under a lease expiring December, 2003.


THE BORROWER

     The borrowing entity is Pacific North Court Holdings, L.P. a California limited partnership with Pacific North Court Assets, Inc., a California corporation as its managing general partner. Both the borrower and the general partner are single purpose entities which do not engage in any business unrelated to the Mortgaged Property, do not have any assets other than the Mortgaged Property or any indebtedness other than the Mortgage Loan. Additionally, the lender received an opinion from borrower's counsel that, among other things, the assets of the borrower shall not be consolidated with the assets of any party considered having a principal interest in the borrower in the event of a bankruptcy or insolvency of such party.


MANAGEMENT

     The property is managed by American Assets, Inc. which is affiliated with the borrower.


ESCROWS

     The borrower is required to fund monthly escrow deposits in an amount sufficient to pay real estate taxes when due. The borrower is also required to pay $1,087 monthly to fund an escrow for future capital expenditures. In the event borrower fails to provide lender with evidence satisfactory to lender of payment of property insurance premiums in accordance with the loan documents, borrower will be required to fund an escrow for insurance premiums from and after such failure. There is a reserve in the amount of $26,000 which is being held by lender as additional security for the completion of certain punchlist items relating to tenant improvements for California Bank & Trust.


RELEASE PROVISIONS


     This Mortgage Loan is cross-collateralized and cross-defaulted with Loan #16465 -- 3720 Arroyo Sorrento Road. Lender has the right to unilaterally uncross the loans. The borrower has the right to uncross the loans subject to
(1) maintenance of a minimum DSCR greater than or equal to 1.40x for each of the remaining property, (2) maintenance of a maximum loan to value ratio of 75% for the property, (3) continued compliance with the Single Purpose Entity requirements, and (4) no event of default having occurred prior to such release, and (5) satisfaction of the conditions described in Loan No. 16465.


ADDITIONAL DEBT


     The borrower may not encumber or otherwise transfer the property without the prior written consent of the lender.


     See Loan No. 9122 in the Mortgage Loan Schedule.

LOAN NO. 16465 -- 3720 ARROYO SORRENTO ROAD

     This Mortgage Loan is secured by a first mortgage lien on a single story commercial building with 7,666 square feet and located in the Torrey Reserve office park in the Del Mar Heights area of San Diego, CA. This loan is cross-collateralized and cross-defaulted with Loan No 9122 -- Torrey Reserve North Court. This loan was originated by Bear Stearns on May 26, 1999.


 CUT-OFF DATE BALANCE:       $949,303      PROPERTY TYPE:                 OFFICE
 GROSS MORTGAGE RATE:        7.555%        LOCATION:                      SAN DIEGO, CA
 INTEREST ACCRUAL METHOD:    ACTUAL/360    YEAR BUILT/RENOVATED:          1998
 FIRST PAYMENT DATE:         7/1/99        SQUARE FEET:                   7,666
 MATURITY DATE:              6/1/09        CUT-OFF DATE BALANCE/SQ.FT.:   $123.83
 ORIGINAL AMORTIZATION:      360 MONTHS
 ANNUAL DEBT SERVICE:        $80,140       OCCUPANCY:                     100.0%
 LOCKOUT END DATE:           5/31/09       OCCUPANCY DATE:                3/24/99
 CALL PROTECTION:            DEFEASANCE
 CALL PROTECTION END DATE:   5/31/09       APPRAISED VALUE:               $1,375,000
 ESCROWS                                   CUT-OFF DATE LTV:              69.04%
  REAL ESTATE TAXES:         YES           BALLOON LTV:                   61.14%
  INSURANCE:                 NO
  REPLACEMENT RESERVES:      YES           UNDERWRITTEN CASH FLOW:        $115,115
                                           DSCR:                          1.44X

THE PROPERTY

     3720 Arroyo Sorrento Road is a single story commercial building which is leased to ABC Children's Center under a lease which expires in September, 2008.



THE BORROWER

     The borrowing entity is Pacific Torrey Daycare Holdings, L.P. a California limited partnership with Pacific Torrey Daycare Assets, Inc., a California corporation as its managing general partner. Both the borrower and the general partner are single purpose entities which do not engage in any business unrelated to the Mortgaged Property, do not have any assets other than the Mortgaged Property or any indebtedness other than the Mortgage Loan. Additionally, the lender received an opinion from borrower's counsel that, among other things, the assets of the borrower shall not be consolidated with the assets of any party considered having a principal interest in the borrower in the event of a bankruptcy or insolvency of such party.


MANAGEMENT

     The property is managed by American Assets, Inc. which is affiliated with the borrower.


ESCROWS

     The borrower is required to fund monthly escrow deposits in an amount sufficient to pay real estate taxes when due. The borrower is also required to fund $64 monthly to fund an escrow for future capital expenditures. In the event borrower fails to provide lender with evidence satisfactory to lender of payment of property insurance premiums in accordance with the loan documents, borrower will be required to fund an escrow for insurance premiums from and after such failure.


RELEASE PROVISIONS

     This Mortgage Loan is cross-collateralized and cross-defaulted with Loan No. 9122 -- Torrey Reserve North Court. Lender has the right to unilaterally uncross the loans. The borrower has the right to uncross the loans subject to
(1) maintenance of a minimum DSCR, at the time of the release, greater than or equal to 1.40x for each of the remaining property, (2) maintenance of a maximum loan to value ratio of 75% for the remaining properties, (3) establishment of a $250,000 lease rollover reserve for the 3720 Arroyo Sorrento Road property for vacancy loss, tenant improvements and leasing commissions, (4) continued compliance with the Single Purpose Entity requirements, and (5) no event of default having occurred prior to such release and (6) satisfaction of the conditions described in the summary of Loan No. 9122.


ADDITIONAL DEBT


     The borrower may not encumber or otherwise transfer the property without the prior written consent of the lender.


     See Loan No. 16465 in the Mortgage Loan Schedule.

LOAN NO. 851087 -- AMC THEATERS


OVERVIEW

     This Mortgage Loan is secured by a 24-screen megaplex AMC Theater situated in Westminster, CO. The loan was originated by Wells Fargo on June 11, 1998.



 CUT-OFF DATE BALANCE:       $18,489,569      PROPERTY TYPE:                 THEATER
                                                                             WESTMINSTER,
 GROSS MORTGAGE RATE:              7.37%      LOCATION:                      CO
 INTEREST ACCRUAL METHOD:    ACTUAL/360       YEAR BUILT/RENOVATED:                 1998
 FIRST PAYMENT DATE:             8/1/98       SQUARE FEET:                        90,000
 MATURITY DATE:                  7/1/18       CUT-OFF DATE BALANCE/SCREEN:   $   770,399
 ORIGINAL AMORTIZATION:      240 MONTHS
 ANNUAL DEBT SERVICE:        $1,809,099       OCCUPANCY:                           100.0%
 LOCKOUT END DATE:              1/31/18       OCCUPANCY DATE:                    2/18/99
 CALL PROTECTION:            DEFEASANCE
 CALL PROTECTION END DATE:      1/31/18       APPRAISED VALUE:               $26,550,000
 ESCROWS                                      CUT-OFF DATE LTV:                    69.64%
  REAL ESTATE TAXES:         NO               BALLOON LTV:                          2.63%
  INSURANCE:                 NO
  REPLACEMENT RESERVES:      NO               UNDERWRITTEN CASH FLOW:        $ 2,357,285
                                              DSCR:                          1.30X

THE PROPERTY

     The property is a recently constructed 24-screen, state-of-the-art megaplex AMC Theater with 5,100 stadium-style seats. It is located in Westminster, CO, approximately 12 miles southeast of the city of Boulder, CO. The property is 100% leased to American Multi-Cinema, Inc. under a lease expiring March 2018.


THE BORROWER

     The borrowing entity is Excel Westminster AMC, Inc., a Delaware corporation. The borrower is a single purpose entity which does not engage in any business unrelated to the Mortgaged Property, does not have any assets other than the Mortgaged Property or any indebtedness other than the Mortgage Loan. Additionally, the borrowing entity's organizational documents require an independent director and the unanimous vote of directors and/or members of the borrower in connection with the filing of a petition in bankruptcy. The lender received an opinion from borrower's counsel that, among other things, the assets of the borrower shall not be consolidated with the assets of Excel Legacy Corporation or any other entity in the event of a bankruptcy or insolvency of such parties.

     Wells Fargo has been asked by Excel Legacy Corporation, a Delaware corporation ("XLC"), to approve the conveyance of the Mortgaged Property and the assignment of the Mortgage Loan from the existing borrower to WestCol Theatre, LLC, a Delaware limited liability company, an entity that will be indirectly owned 50% by XLC and 50% by Entertainment Properties Trust, Inc., a Maryland corporation. XLC has asked that this transfer not constitute the one time right to transfer the Mortgaged Property provided for in the loan documents. Wells Fargo is currently reviewing the request and, if it approves the same, will require that (i) the new borrower's organizational documents contain single purpose entity provisions similar to those contained in the organizational documents of the existing borrower, (ii) an appropriate non-consolidation opinion be issued by counsel to the new borrower, and (iii) XLC affirm its limited guaranty.

MANAGEMENT


     The property is managed by Excel Legacy Corporation.


ADDITIONAL DEBT


     The borrower may not encumber or otherwise transfer the property without the prior written consent of lender.


     See Loan No. 851087 in the Mortgage Loan Schedule.

LOAN NO. 25764 -- BRINKLEY HOUSE APARTMENTS


OVERVIEW

     This Mortgage loan is secured by a 635 unit garden apartment complex located in Oxon Hill, MD. The loan was originated by Bear Stearns on May 18, 1999.



 CUT-OFF DATE BALANCE:       $15,986,768      PROPERTY TYPE:               MULTIFAMILY
 GROSS MORTGAGE RATE:             6.955%      LOCATION:                    OXON HILL, MD
 INTEREST ACCRUAL METHOD:    ACTUAL/360       YEAR BUILT/RENOVATED:          1987-1992
 FIRST PAYMENT DATE:             7/1/99       # UNITS:                             635
 MATURITY DATE:                  6/1/09       CUT-OFF DATE BALANCE/UNIT:   $    25,176
 ORIGINAL AMORTIZATION:      360 MONTHS
 ANNUAL DEBT SERVICE:        $1,271,583       OCCUPANCY:                          96.9%
 LOCKOUT END DATE:              4/30/09       OCCUPANCY DATE:                  2/26/99
 CALL PROTECTION:            DEFEASANCE
 CALL PROTECTION END DATE:      4/30/09       APPRAISED VALUE:             $27,000,000
 ESCROWS                                      CUT-OFF DATE LTV:                  59.21%
  REAL ESTATE TAXES:         YES              BALLOON LTV:                       51.63%
  INSURANCE:                 YES
  REPLACEMENT RESERVES:      NO               UNDERWRITTEN CASH FLOW:      $ 2,232,105
                                              DSCR:                        1.76X

THE PROPERTY

     Brinkley House Apartments consists of 106 3-story brick apartment buildings with a total of 635 units. The property is located in Oxon Hill, MD in the Washington, DC MSA. The property's amenities include a swimming pool and children's playgrounds. Each unit includes a full modern kitchen including a dishwasher, washing machine and dryer.


THE BORROWER

     The borrowing entity is Brinkley Associates LLP, a Maryland limited liability partnership with Calvin Cafritz and Maurice Lipnick as managing partners. The borrower is a single purpose entity which does not engage in any business unrelated to the Mortgaged Property, does not have any assets other than the Mortgaged Property or any indebtedness other than the Mortgage Loan.


MANAGEMENT

     The property is managed by the Cafritz Company which is affiliated with the borrower.


ESCROWS

     The borrower is required to fund monthly escrow deposits in an amount sufficient to pay real estate taxes and insurance premiums when due. In the event lender, it its sole discretion, determines that the property is not being properly maintained, the borrower will be required to fund an escrow for future capital expenditures in the amount of $13,229 per month.


ADDITIONAL DEBT

     The borrower is permitted to incur additional debt of no more than $800,000 provided that (i) the documentation is acceptable to lender, (ii) the additional debt is not secured by the property, (iii) the additional debt is not transferable without lender's consent, and (iv) the holder of the additional debt cannot demand payment on the additional debt at any time that the Mortgage Loan is outstanding.

     See Loan No. 25764 in the Mortgage Loan Summary.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         ANNEX C

NORWEST BANK MINNESOTA, N. A.
3 NEW YORK PLAZA, 15TH FLOOR
NEW YORK, NY 10004
BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1999-WF2
Leslie Gaskill
(212) 515-5254
Reports Available on the World Wide Web
@ www. ctslink. com/cmbs
PAYMENT DATE: 07/15/1999
RECORD DATE: 06/29/1999
CORPORATE TRUST SERVICES
For Additional Information, please contact
TABLE OF CONTENTS
This report has been compiled from information provided to Norwest by various third parties, which may include the Servicer, Special Servicer and others. Norwest has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Norwest expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.
DISTRIBUTION DATE STATEMENT
Contact:
Phone Number:
Wells Fargo Bank, National Association
555 Montgomery Street, 17th Floor
San Francisco, CA 94111
Matilde Sanchez
(415) 222-2364
SERVICER
Contact:
Phone Number:
GMAC Commercial Mortgage Corporation
650 Dresher Road
Horsham, PA 10944-8015
Coral I. Horstmeyer
(215) 328-1790
SPECIAL SERVICER
Contact:
Phone Number:
Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York 10167
General Information Number
(212) 272-2000
UNDERWRITER
STATEMENT SECTIONS PAGE( S)
Certificate Distribution Detail 2
Certificate Factor Detail 3
Reconciliation Detail 4
Other Required Information 5
Ratings Detail 6
Current Mortgage Loan and Property Stratification Tables 7 - 9
Mortgage Loan Detail 10
Principal Prepayment Detail 11
Historical Detail 12
Delinquency Loan Detail 13
Specially Serviced Loan Detail 14 - 15
Modified Loan Detail 16
Liquidated Loan Detail 17
Page 1 of 17 Copyright 1997, Norwest Bank Minnesota, N. A.

SERIES 1999-WF2 NORWEST BANK MINNESOTA, N. A.
3 NEW YORK PLAZA, 15TH FLOOR
NEW YORK, NY 10004
BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
Leslie Gaskill
(212) 515-5254
Reports Available on the World Wide Web
@ www. ctslink. com/cmbs
PAYMENT DATE: 07/15/1999
RECORD DATE: 06/29/1999
CORPORATE TRUST SERVICES
For Additional Information, please contact
CERTIFICATE DISTRIBUTION DETAIL
(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).
Realized Loss /CUSIP Original
Balance
Beginning
Balance Balance
Principal
Distribution
Ending Interest PASS-Through
Rate
Total
Distribution Distribution
Current
Subordination
Level (1)
Prepayment
Penalties Additional Trust Fund Expenses
Class
Totals
Class CUSIP
Original
Amount
Beginning Ending Interest Pass-Through
Rate
Total
Distribution Distribution Notional
Amount
Notional Notional
Amount
Prepayment
Penalties
Page 2 of 17 Copyright 1997, Norwest Bank Minnesota, N. A.

NORWEST BANK MINNESOTA, N. A.
3 NEW YORK PLAZA, 15TH FLOOR
NEW YORK, NY 10004
BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1999-WF2
Leslie Gaskill
(212) 515-5254
Reports Available on the World Wide Web
@ www. ctslink. com/cmbs
PAYMENT DATE: 07/15/1999
RECORD DATE: 06/29/1999
CORPORATE TRUST SERVICES
For Additional Information, please contact
CERTIFICATE FACTOR DETAIL
CUSIP Beginning
Balance Balance
Principal
Distribution
Ending Interest
Distribution
Prepayment
Penalties Fund Expenses
Realized Loss /
Additional Trust Class
Class CUSIP
Beginning
Amount
Ending Interest
Distribution Notional Notional
Amount
Prepayment
Penalties
Page 3 of 17 Copyright 1997, Norwest Bank Minnesota, N. A.

NORWEST BANK MINNESOTA, N. A.
3 NEW YORK PLAZA, 15TH FLOOR
NEW YORK, NY 10004
BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1999-WF2
Leslie Gaskill
(212) 515-5254
Reports Available on the World Wide Web
@ www. ctslink. com/cmbs
PAYMENT DATE: 07/15/1999
RECORD DATE: 06/29/1999
CORPORATE TRUST SERVICES
For Additional Information, please contact
RECONCILIATION DETAIL
P & I Advances Outstanding
Servicing Advances Outstanding
Current Period Accrued Servicing Fees
Less Delinquent Servicing Fees
Less Reductions to Servicing Fees
Plus Servicing Fees for Delinquent Payments Received
Plus Adjustments for Prior Servicing Calculation
Total Servicing Fees Collected
CERTIFICATE INTEREST RECONCILIATION
SERVICING FEE BREAKDOWNS ADVANCE SUMMARY
Reimbursement for Interest on Advances
paid from general collections
Class
Distributable
Certificate Interest
Adjustment
Net Aggregate
Prepayment
Interest Shortfall
Accrued
Certificate
Interest
Trust Fund
Expenses
Additional Interest
Distribution
Distributable
Certificate
Interest
Distributable
Certificate Interest
Remaining Unpaid
Total
Page 4 of 17 Copyright 1997, Norwest Bank Minnesota, N. A.

NORWEST BANK MINNESOTA, N. A.
3 NEW YORK PLAZA, 15TH FLOOR
NEW YORK, NY 10004
BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1999-WF2
Leslie Gaskill
(212) 515-5254
Reports Available on the World Wide Web
@ www. ctslink. com/cmbs
PAYMENT DATE: 07/15/1999
RECORD DATE: 06/29/1999
CORPORATE TRUST SERVICES
For Additional Information, please contact
OTHER REQUIRED INFORMATION
Available Distribution Amount
Aggregate Number of Outstanding Mortgage Loans
Special Servicing Fee paid
Trustee Fee paid
Servicing Fee paid
Appraisal Reduction Amount
Principal Distribution Amount
(a) Principal portion of Scheduled Payments and any Assumed Scheduled Payments
(b) Principal Prepayments
(c) Principal Portion of Balloon Payments
(d) Liquidation , Condemnation, Purchase, and Insurance Proceeds and REO Income
Expense Losses (Additional Trust Fund Expenses)
(i) Special Servicing and Liquidation Fees
(ii) Advance Interest
(iii) Indemnifaction Expenses
(iv) Taxes Imposed on the Trust
(v) Amount of any Advance not Recovered
upon a Final Recovery Determination
Aggregate Scheduled Principal Balance of the Mortgage Loans
Aggregate Unpaid Principal Balance of the Mortgage Loans
Total Servicing and Special Servicing Fee paid
Received on a Mortgage Loan
Appraisal
Amount
Loan
Number
Date Appraisal
Reduction Reduction
Effected
NONE
Total
Page 5 of 17 Copyright 1997, Norwest Bank Minnesota, N. A.

NORWEST BANK MINNESOTA, N. A.
3 NEW YORK PLAZA, 15TH FLOOR
NEW YORK, NY 10004
BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1999-WF2
Leslie Gaskill
(212) 515-5254
Reports Available on the World Wide Web
@ www. ctslink. com/cmbs
PAYMENT DATE: 07/15/1999
RECORD DATE: 06/29/1999
CORPORATE TRUST SERVICES
For Additional Information, please contact
RATINGS DETAIL
Current Ratings (1) Original Ratings
DCR Moody's Fitch
Class CUSIP
DCR Fitch Moody's S & P S & P
Page 6 of 17 Copyright 1997, Norwest Bank Minnesota, N. A.
Duff & Phelps Credit Rating Co.
55 East Monroe Street
Chicago, Illinois 60603
(312) 368-3100
Fitch IBCA, Inc.
One State Street Plaza
New York, New York 10004
(212) 908-0500
Moody's Investors Service
99 Church Street
New York, New York 10007
(212) 553-0300
Standard & Poor's Rating Services
26 Broadway
New York, New York 10004
(212) 208-8000
- Designates that the class was not rated by the above agency at the time of original issuance.
- Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
- Data not available this period.
1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.
NR
X
N/A

NORWEST BANK MINNESOTA, N. A.
3 NEW YORK PLAZA, 15TH FLOOR
NEW YORK, NY 10004
BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1999-WF2
Leslie Gaskill
(212) 515-5254
Reports Available on the World Wide Web
@ www. ctslink. com/cmbs
PAYMENT DATE: 07/15/1999
RECORD DATE: 06/29/1999
CORPORATE TRUST SERVICES
For Additional Information, please contact
CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
See footnotes on last page of this section.
# of
Loans
Scheduled % of
SCHEDULED BALANCE
WAM WAC Weighted
Balance
Scheduled
Balance Bal.
Agg. Avg DSCR (1) (2)
Totals
# of
Props.
Scheduled % of
STATE
WAM WAC Weighted
Balance State
Bal.
Agg. Avg DSCR (1)
(3)
(2)
Totals
Page 7 of 17 Copyright 1997, Norwest Bank Minnesota, N. A.

NORWEST BANK MINNESOTA, N. A.
3 NEW YORK PLAZA, 15TH FLOOR
NEW YORK, NY 10004
BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1999-WF2
Leslie Gaskill
(212) 515-5254
Reports Available on the World Wide Web
@ www. ctslink. com/cmbs
PAYMENT DATE: 07/15/1999
RECORD DATE: 06/29/1999
CORPORATE TRUST SERVICES
For Additional Information, please contact
CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
See footnotes on last page of this section.
# of
Loans
Scheduled % of
NOTE RATE
WAM WAC Weighted
Balance
Note
Rate Bal.
Agg. Avg DSCR (1) (2)
Totals
# of
Loans
Scheduled % of
SEASONING
WAM WAC Weighted
Balance Seasoning
Bal.
Agg. Avg DSCR (1) (2)
Totals
# of
Loans
Scheduled % of
DEBT SERVICE COVERAGE RATIO
WAM WAC Weighted
Balance
Debt Service
Coverage Ratio Bal.
Agg. Avg DSCR (1) (2)
Totals
# of Scheduled % of
PROPERTY TYPE
WAM WAC Weighted
Balance
Property
Type Bal.
Agg. Avg DSCR (1) Props.
(3)
(2)
Totals
Page 8 of 17 Copyright 1997, Norwest Bank Minnesota, N. A.

NORWEST BANK MINNESOTA, N. A.
3 NEW YORK PLAZA, 15TH FLOOR
NEW YORK, NY 10004
BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1999-WF2
Leslie Gaskill
(212) 515-5254
Reports Available on the World Wide Web
@ www. ctslink. com/cmbs
PAYMENT DATE: 07/15/1999
RECORD DATE: 06/29/1999
CORPORATE TRUST SERVICES
For Additional Information, please contact
CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.
Note: (i) "Scheduled Balance" has the meaning assigned thereto in the CSSA Standard Information Package.
(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date Balance of the related mortgage loan as disclosed in the offering document.
(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.
# of
Loans
Scheduled % of
ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)
WAM WAC Weighted
Balance Bal.
Agg. Avg DSCR (1) Term (2)
Anticipated Remaining
(2)
Totals
# of
Loans
Scheduled % of
REMAINING STATED TERM (FULLY AMORTIZING LOANS)
WAM WAC Weighted
Balance
Remaining Stated
Term Bal.
Agg. Avg DSCR (1) (2)
Totals
# of
Loans
Scheduled % of
REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)
WAM WAC Weighted
Balance
Remaining Amortization
Term Bal.
Agg. Avg DSCR (1) (2)
Totals
# of
Loans
Scheduled % of
AGE OF MOST RECENT NOI
WAM WAC Weighted
Balance
Age of Most
Recent NOI Bal.
Agg. Avg DSCR (1) (2)
Totals
Page 9 of 17 Copyright 1997, Norwest Bank Minnesota, N. A.

NORWEST BANK MINNESOTA, N. A.
3 NEW YORK PLAZA, 15TH FLOOR
NEW YORK, NY 10004
BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1999-WF2
Leslie Gaskill
(212) 515-5254
Reports Available on the World Wide Web
@ www. ctslink. com/cmbs
PAYMENT DATE: 07/15/1999
RECORD DATE: 06/29/1999
CORPORATE TRUST SERVICES
For Additional Information, please contact
MORTGAGE LOAN DETAIL
Loan ODCR Property
Type (1) City State Principal
Payment
Gross
Coupon
Maturity
Date
Neg.
Amort
(Y/N)
Beginning
Scheduled
Balance
Paid
Thru
Date Date
Appraisal
Reduction
Res.
Strat.
(2)
Interest
Payment
Ending
Scheduled
Balance Amount
Appraisal
Reduction
Mod.
Code Number
Anticipated
Date (3)
Repayment
TOTALS
- Self Storage
Page 10 of 17 Copyright 1997, Norwest Bank Minnesota, N. A.
- Multi-Family
- Retail
- Health Care
- Industrial
- Warehouse
- Mobile Home Park
- Office
- Mixed Use
- Other
MF
RT
HC
IN
WH
OF

MU
LO
SS
OT
MH
(1) Property Type Code (2) Resolution Strategy Code
- Modification
- Foreclosure
- Bankruptcy
- Extension
- Note Sale
- DPO
- REO
- Resolved
- Pending Return
- Deed In Lieu Of
to Master Servicer
Foreclosure
1
2
3
4
5
6
7
8
9
10
(3) Modification Code
- Maturity Date Extension 1
2
3
4
- Amortization Change
- Principal Write-Off
- Combination
- Lodging

NORWEST BANK MINNESOTA, N. A.
3 NEW YORK PLAZA, 15TH FLOOR
NEW YORK, NY 10004
BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1999-WF2
Leslie Gaskill
(212) 515-5254
Reports Available on the World Wide Web
@ www. ctslink. com/cmbs
PAYMENT DATE: 07/15/1999
RECORD DATE: 06/29/1999
CORPORATE TRUST SERVICES
For Additional Information, please contact
PRINCIPAL PREPAYMENT DETAIL
Loan Number Offering Document Principal Prepayment Amount
Cross-Reference Payoff Amount Curtailment Amount
Totals
Prepayment Penalties
Prepayment Premium Yield Maintenance Premium
Page 11 of 17 Copyright 1997, Norwest Bank Minnesota, N. A.

NORWEST BANK MINNESOTA, N. A.
3 NEW YORK PLAZA, 15TH FLOOR
NEW YORK, NY 10004
BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1999-WF2
Leslie Gaskill
(212) 515-5254
Reports Available on the World Wide Web
@ www. ctslink. com/cmbs
PAYMENT DATE: 07/15/1999
RECORD DATE: 06/29/1999
CORPORATE TRUST SERVICES
For Additional Information, please contact
HISTORICAL DETAIL
Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.
Distribution
Date
Delinquencies
30-59 Days 60-89 Days 90 Days or More Foreclosure REO Modifications Curtailments Payoff Prepayments Rate and Maturities
Next Weighted Avg.
# Balance #Amount # Balance # Balance # Balance # Balance # Balance # Amount Coupon Remit WAM
Page 12 of 17 Copyright 1997, Norwest Bank Minnesota, N. A.

NORWEST BANK MINNESOTA, N. A.
3 NEW YORK PLAZA, 15TH FLOOR
NEW YORK, NY 10004
BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1999-WF2
Leslie Gaskill
(212) 515-5254
Reports Available on the World Wide Web
@ www. ctslink. com/cmbs
PAYMENT DATE: 07/15/1999
RECORD DATE: 06/29/1999
CORPORATE TRUST SERVICES
For Additional Information, please contact
DELINQUENCY LOAN DETAIL
Loan Number
Offering # of Paid Through Current Outstanding
Mortgage
Resolution
Transfer Date
Foreclosure
Advances
Outstanding
Bankruptcy Date REO Months
Delinq. Advances
P & I
Advances **
P & I
Loan (1)
Status of
Strategy
Code (2)
Document
Cross-Reference Date
Servicing
Date Servicing
Advances Date
Current
Servicing
Totals
Page 13 of 17 Copyright 1997, Norwest Bank Minnesota, N. A.
(2) Resolution Strategy Code
- Modification
- Foreclosure
- Bankruptcy
- Extension
- Note Sale
- DPO
- REO
- Resolved
- Pending Return
- Deed In Lieu Of
to Master Servicer
Foreclosure
1
2
3
4
5
6
7
8
9
10
(1) Status of Mortgage Loan
- Payment Not Received

- Late Payment But Less
- Current
- One Month Delinquent
- Two Months Delinquent
- Three Or More Months Delinquent
- Assumed Scheduled Payment
- Foreclosure
- REO
A
B
0
1
2
3
4
7
9
(Performing Matured Balloon)
But Still in Grace Period
Than 1 Month Delinquent
** Outstanding P & I Advances include the current period advance

NORWEST BANK MINNESOTA, N. A.
3 NEW YORK PLAZA, 15TH FLOOR
NEW YORK, NY 10004
BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1999-WF2
Leslie Gaskill
(212) 515-5254
Reports Available on the World Wide Web
@ www. ctslink. com/cmbs
PAYMENT DATE: 07/15/1999
RECORD DATE: 06/29/1999
CORPORATE TRUST SERVICES
For Additional Information, please contact
SPECIALLY SERVICED LOAN DETAIL - PART 1
Distribution Loan Resolution Scheduled
Type (2) State Interest Net NOI DSCR Note Maturity Remaining
Date Number
Servicing
Transfer
Date
Strategy
Code (1) Balance
Property
Rate
Actual
Balance Operating
Income Date Date Date Amortization
Term
Offering
Document
Cross-Reference
Page 14 of 17 Copyright 1997, Norwest Bank Minnesota, N. A.
(1) Resolution Strategy Code
- Modification
- Foreclosure
- Bankruptcy
- Extension
- Note Sale
- DPO
- REO
- Resolved
- Pending Return
- Deed In Lieu Of
to Master Servicer
Foreclosure
1
2
3
4
5
6
7
8
9
10
- Multi-Family
- Retail
- Health Care
- Industrial
- Warehouse
- Mobile Home Park
- Office
- Mixed Use
- Lodging
- Self Storage

- Other
MF
RT
HC
IN
WH
OF
MU
LO
SS
OT
MH
(2) Property Type Code

NORWEST BANK MINNESOTA, N. A.
3 NEW YORK PLAZA, 15TH FLOOR
NEW YORK, NY 10004
BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1999-WF2
Leslie Gaskill
(212) 515-5254
Reports Available on the World Wide Web
@ www. ctslink. com/cmbs
PAYMENT DATE: 07/15/1999
RECORD DATE: 06/29/1999
CORPORATE TRUST SERVICES
For Additional Information, please contact
SPECIALLY SERVICED LOAN DETAIL - PART 2
Date
Loan Site Appraisal
Value Comment Appraisal
Date Phase 1 Date Inspection
Date
Distribution Other REO
Property Revenue
Offering
Document
Cross-Reference Number
Resolution
Strategy
Code (1)
Page 15 of 17 Copyright 1997, Norwest Bank Minnesota, N. A.
(1) Resolution Strategy Code
- Modification
- Foreclosure
- Bankruptcy
- Extension
- Note Sale
- DPO
- REO
- Resolved
- Pending Return
- Deed In Lieu Of
to Master Servicer
Foreclosure
1
2
3
4
5
6
7
8
9
10

NORWEST BANK MINNESOTA, N. A.
3 NEW YORK PLAZA, 15TH FLOOR
NEW YORK, NY 10004
BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1999-WF2
Leslie Gaskill
(212) 515-5254
Reports Available on the World Wide Web
@ www. ctslink. com/cmbs
PAYMENT DATE: 07/15/1999
RECORD DATE: 06/29/1999
CORPORATE TRUST SERVICES
For Additional Information, please contact
MODIFIED LOAN DETAIL
Loan Modification Date Modification Description Pre-Modification
Balance
Offering
Document
Cross-Reference Number
Total
Page 16 of 17 Copyright 1997, Norwest Bank Minnesota, N. A.

NORWEST BANK MINNESOTA, N. A.
3 NEW YORK PLAZA, 15TH FLOOR
NEW YORK, NY 10004
BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1999-WF2
Leslie Gaskill
(212) 515-5254
Reports Available on the World Wide Web
@ www. ctslink. com/cmbs
PAYMENT DATE: 07/15/1999
RECORD DATE: 06/29/1999
CORPORATE TRUST SERVICES
For Additional Information, please contact
LIQUIDATED LOAN DETAIL
Loan Final Recovery Appraisal Appraisal Gross Net Net Proceeds Realized Gross Proceeds
Aggregate Repurchased
Determination
Date
Actual
Balance as a % of
Actual Balance
Liquidation
Expenses *
Liquidation
Proceeds
as a % of
Actual Balance
by Seller
(Y/N)
Offering
Document
Cross-Reference Number Date Value Proceeds Loss
Current Total
Cumulative Total
Page 17 of 17 Copyright 1997, Norwest Bank Minnesota, N. A.
* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

----------------------------------------------------------------------------
WELLS FARGO - OPERATING STATEMENT REVIEW
----------------------------------------------------------------------------

                                         -----------------------------------                    [WELLS FARGO LOGO]
                        LOAN #
                    INVESTOR #           BSCMS 1999 WF2                                         -------------------
                 PROPERTY TYPE                                                                       COMPLETED
                  CITY / STATE                                                                       REVIEWED
                                         -----------------------------------                    -------------------

                                         --------------      ---------------     ---------------     --------------
                   # OF MONTHS                12                   12                  12                 12
               ANNUALIZED (Y/N)               No                   No                  No
                                         --------------      ---------------     ---------------     --------------
                                           12/31/XX             12/31/XY            12/31/XZ           AT ISSUE
                                         --------------      ---------------     ---------------     --------------
                   GROSS RENTS
                                         --------------      ---------------     ---------------     --------------
                REIMBURSEMENTS
                                         --------------      ---------------     ---------------     --------------
                  TOTAL INCOME                       0                    0
                                         --------------      ---------------     ---------------     --------------
                       VACANCY
                                         --------------      ---------------     ---------------     --------------
         DISCOUNTS/CONCESSIONS
                                         --------------      ---------------     ---------------     --------------
                  OTHER INCOME
                                         --------------      ---------------     ---------------     --------------
        EFFECTIVE GROSS INCOME                       0                    0                   0                  0
                                         --------------      ---------------     ---------------     --------------


                                         --------------      ---------------     ---------------     --------------
                PROPERTY TAXES
                                         --------------      ---------------     ---------------     --------------
                     INSURANCE
                                         --------------      ---------------     ---------------     --------------
                     UTILITIES
                                         --------------      ---------------     ---------------     --------------
                    MANAGEMENT
                                         --------------      ---------------     ---------------     --------------
               MAINT & REPAIRS
                                         --------------      ---------------     ---------------     --------------
              SALARIES & ADMIN
                                         --------------      ---------------     ---------------     --------------
                   ADVERTISING
                                         --------------      ---------------     ---------------     --------------
                  GROUND LEASE
                                         --------------      ---------------     ---------------     --------------
                         OTHER
                                         --------------      ---------------     ---------------     --------------
           TOTAL OPER EXPENSES                       0                    0                   0                  0
                                         --------------      ---------------     ---------------     --------------
                           NOI                       0                    0                   0                  0
                                         --------------      ---------------     ---------------     --------------


                                         --------------      ---------------     ---------------     --------------
              CAPITAL RESERVES
                                         --------------      ---------------     ---------------     --------------
              TI / LC RESERVES
                                         --------------      ---------------     ---------------     --------------
                         OTHER
                                         --------------      ---------------     ---------------     --------------
                           NOI                       0                    0                   0                  0
                                         --------------      ---------------     ---------------     --------------
                  DEBT SERVICE
                                         --------------      ---------------     ---------------     --------------
                          DSCR
                                         --------------      ---------------     ---------------     --------------


                                         --------------      ---------------     ---------------     --------------
                     OCCUPANCY
                                         --------------      ---------------     ---------------     --------------
                         AS OF
                                         --------------      ---------------     ---------------     --------------
COMMENTS




-------------------------------------------------------------------------------------------------------------------
INFORMATION CONTAINED HEREIN HAS BEEN FURNISHED BY BORROWERS, PROPERTY MANAGERS,
OR OTHER OUTSIDE PARTIES, AND THEREFORE NO ASSURANCES ARE MADE BY WELLS FARGO
BANK AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION.
-------------------------------------------------------------------------------------------------------------------

[WELLS FARGO LOGO]                        BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES, INC.         Determination Date:
                                          Commercial Mortgage Pass-Through Certificates                       Due Date:
                                          Series 1999 - WF2
                                          ANNUAL REPORT SUMMARY
------------------------------------------------------------------------------------------------------------------------------------
Loan Identification                              Loan Information
------------------------------------------------------------------------------------------------------------------------------------
                                         Paid     Current                           Sched.     Rem.       Rem.                Fix or
Tab    Loan    Prop.                      To     Scheduled    At Issue    Orig.    Monthly    Amort.     Term to    Maturity   Var.
Ref     No.    Type     City    State    Date     Balance     Balance      Date      Pmt.      Term     Maturity      Date     Rate
------------------------------------------------------------------------------------------------------------------------------------
 1
 2
 3
 4
 5
------------------------------------------------------------------------------------------------------------------------------------
 6
 7
 8
 9
10
------------------------------------------------------------------------------------------------------------------------------------
11
12
13
14
15
------------------------------------------------------------------------------------------------------------------------------------
16
17
18
19
20
------------------------------------------------------------------------------------------------------------------------------------
21
22
23
24
25
------------------------------------------------------------------------------------------------------------------------------------

                                                 ------------------------
                                                       0          0
                                                 ------------------------
                                                     Totals

--------------------------------------------------------------------------
Loan Identification                             Appraisal Information
--------------------------------------------------------------------------
                                                Latest
       Current               NRSF     Latest     Appr.    Current      At
Tab    Coupon     Year     or # of     Appr.     Value      LTV      Issue
Ref     Rate      Built     Units      Date     ($000)                LTV
--------------------------------------------------------------------------
 1
 2
 3
 4
 5
--------------------------------------------------------------------------
 6
 7
 8
 9
10
--------------------------------------------------------------------------
11
12
13
14
15
--------------------------------------------------------------------------
16
17
18
19
20
--------------------------------------------------------------------------
21
22
23
24
25
--------------------------------------------------------------------------

                       -------------------------------------------------------------------------------------------------------------
                       Information contained herein has been furnished by borrowers, property managers, or other outside parties and therefore no assurances are made by Wells Fargo Bank as to the accuracy or completeness of such information.
                       -------------------------------------------------------------------------------------------------------------

[WELLS FARGO LOGO]                        BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES, INC.          Determination Date:
                                          Commercial Mortgage Pass-Through Certificates                        Due Date:
                                          Series 1999 - WF2
                                          ANNUAL REPORT SUMMARY

-----------------------------------------------------------------------------------------------------------------------------------
Loan
Identification     Prop. Inspection           Property Financials
-----------------------------------------------------------------------------------------------------------------------------------
                                 Overall      Date of      Latest      At Issue      EGI %      Latest      At Issue      NOI %
                     Last         Cond-       Latest       Annual       Annual        Chg       Annual       Annual        Chg
Tab      Loan      Inspect.       -ition        Op.         EGI           EGI         from        NOI         NOI         from
Ref      No.         Date                      Stmt.       ($000)       ($000)       Issue      ($000)       ($000)       Issue
-----------------------------------------------------------------------------------------------------------------------------------
 1
 2
 3
 4
 5
-----------------------------------------------------------------------------------------------------------------------------------
 6
 7
 8
 9
10
-----------------------------------------------------------------------------------------------------------------------------------
11
12
13
14
15
-----------------------------------------------------------------------------------------------------------------------------------
16
17
18
19
20
-----------------------------------------------------------------------------------------------------------------------------------
21
22
23
24
25
-----------------------------------------------------------------------------------------------------------------------------------
                                                          ---------------------------------------------------------------------
                                                             0.0         0.0         0.0         0.0         0.0         0.0
                                                          ---------------------------------------------------------------------
                                                              Totals                             Totals

--------------------------------------------------------------------------
Loan Identification

              Occupancy and Debt Coverage
--------------------------------------------------------------------------
                                                                    DSCR %
               Latest                  At     Latest    At Issue      Chg
Tab           Occupancy    Latest    Issue     DSCR       DSCR       from
Ref             Date        Occ.      Occ.                           Issue
--------------------------------------------------------------------------
 1
 2
 3
 4
 5
--------------------------------------------------------------------------
 6
 7
 8
 9
10
--------------------------------------------------------------------------
11
12
13
14
15
--------------------------------------------------------------------------
16
17
18
19
20
--------------------------------------------------------------------------
21
22
23
24
25
--------------------------------------------------------------------------

                                             -----------------------------
                                               0.0        0.0        0.0
                                             -----------------------------
                                             Weighted Average

                       -------------------------------------------------------------------------------------------------------------
                       Information contained herein has been furnished by borrowers, property managers, or other outside parties and therefore no assurances are made by Wells Fargo Bank as to the accuracy or completeness of such information.
                       -------------------------------------------------------------------------------------------------------------

                                                                         ANNEX D


                       SCHEDULE OF INTEREST RESERVE LOANS




   LOAN       MORTGAGE
  NUMBER    LOAN SELLER               LOAN NAME
---------- ------------- -----------------------------------
  851391   WFBNA         Lamplighters Senior Citizens Inns
  851420   WFBNA         1405 San Fernando Blvd.
  851286   WFBNA         The Springs
  851323   WFBNA         Scherzinger Lane Apartments
  851377   WFBNA         Davidson Industrial Park
  851284   WFBNA         The Tuscany Apartments
  851335   WFBNA         4034 S. Pacific Avenue
  851319   WFBNA         Bahia Vista Apartments
  851282   WFBNA         Melrose Place
  851322   WFBNA         1150 W. Avenue J
  851288   WFBNA         Northdale Commons Apartments
  851404   WFBNA         Waterford Center
  851243   WFBNA         12685 Van Nuys Boulevard
  851285   WFBNA         Willow Glen Apartments
  851333   WFBNA         Anchor Business Park
  851334   WFBNA         Security Building/White Building
  851362   WFBNA         1275-81 8th Street
  851353   WFBNA         25-75 N. Santa Anita Avenue
  851242   WFBNA         12701 Van Nuys Blvd.
  851219   WFBNA         The Village Apartments
  851296   WFBNA         Silver Springs Apartments
  851463   WFBNA         Lockridge Street Industrial
  851329   WFBNA         Saturn Industrial Center
  851369   WFBNA         Central Computer Building
  851438   WFBNA         17112 Armstrong Avenue
  851374   WFBNA         Sumner Estates Mobile Home Park
  851371   WFBNA         400 Emerson Street
  851358   WFBNA         Country Club Village MHP
  851305   WFBNA         Marilla Sundance Apartments
  851365   WFBNA         2228 Oakland Road
  851360   WFBNA         Marshall Avenue Industrial
  851308   WFBNA         GI Joe's at Poplar Square SC
  851352   WFBNA         The 400 Center
  851266   WFBNA         Lamar Plaza Apartments
  851238   WFBNA         Mountain View Plaza
  851401   WFBNA         Kingswood Apartments
  851283   WFBNA         Tradewinds Apartments
  851347   WFBNA         Sunrise Village Apartments
  851260   WFBNA         Technology Park
  851421   WFBNA         East Hill Apartments
  851424   WFBNA         Santa Clara Self Storage
  851367   WFBNA         Ocean Bluffs Mobilehome Park
  851392   WFBNA         411 North Marshall Ave.
  851433   WFBNA         Pacific Sunrise Apartments
  851171   WFBNA         Milestone Too Shopping Center
  851330   WFBNA         Town & Country Plaza
  851383   WFBNA         1211 Newell Avenue
  851441   WFBNA         1600 Dell Avenue
  851373   WFBNA         10 South Knoll & 36 Tiburon
  851292   WFBNA         1685 Plymouth
  851469   WFBNA         Willows Apartments



                                   GROSS      INTEREST                    NET
   LOAN          CUT-OFF         MORTGAGE      ACCRUAL    SERVICING    MORTGAGE
  NUMBER         BALANCE           RATE        METHOD      FEE RATE      RATE
---------- ------------------- ------------ ------------ ----------- ------------
  851391    $   1,376,935.83       5.6500%  Actual/360       0.053%      5.5970%
  851420        2,593,579.53       5.7000%  Actual/360       0.053%      5.6470%
  851286        1,189,002.58       5.7100%  Actual/360       0.053%      5.6570%
  851323        1,578,771.98       5.7500%  Actual/360       0.053%      5.6970%
  851377        1,457,618.33       5.7500%  Actual/360       0.053%      5.6970%
  851284          843,097.07       5.7800%  Actual/360       0.053%      5.7270%
  851335        1,277,230.11       5.8900%  Actual/360       0.053%      5.8370%
  851319          648,439.86       5.8900%  Actual/360       0.053%      5.8370%
  851282        1,711,354.61       5.9100%  Actual/360       0.053%      5.8570%
  851322        1,326,858.89       5.9600%  Actual/360       0.053%      5.9070%
  851288          944,067.75       5.9800%  Actual/360       0.053%      5.9270%
  851404        5,452,621.95       5.9900%  Actual/360       0.053%      5.9370%
  851243        3,204,064.47       6.0600%  Actual/360       0.053%      6.0070%
  851285        2,083,954.25       6.0800%  Actual/360       0.053%      6.0270%
  851333        2,483,643.45       6.1400%  Actual/360       0.053%      6.0870%
  851334        1,629,490.78       6.1500%  Actual/360       0.053%      6.0970%
  851362        1,022,289.93       6.1800%  Actual/360       0.053%      6.1270%
  851353        1,654,350.95       6.2000%  Actual/360       0.053%      6.1470%
  851242        1,559,997.96       6.2100%  Actual/360       0.053%      6.1570%
  851219        3,074,252.78       6.2200%  Actual/360       0.053%      6.1670%
  851296          912,420.25       6.2200%  Actual/360       0.053%      6.1670%
  851463        1,636,317.62       6.2300%  Actual/360       0.053%      6.1770%
  851329        1,560,650.39       6.2400%  Actual/360       0.053%      6.1870%
  851369        2,918,778.65       6.2500%  Actual/360       0.053%      6.1970%
  851438        4,748,485.77       6.2600%  Actual/360       0.053%      6.2070%
  851374          743,912.12       6.2900%  Actual/360       0.053%      6.2370%
  851371        2,373,909.62       6.3000%  Actual/360       0.053%      6.2470%
  851358        1,092,025.75       6.3350%  Actual/360       0.053%      6.2820%
  851305        2,815,670.99       6.3400%  Actual/360       0.053%      6.2870%
  851365        2,881,844.00       6.3500%  Actual/360       0.053%      6.2970%
  851360          791,373.71       6.3500%  Actual/360       0.053%      6.2970%
  851308          940,789.45       6.3600%  Actual/360       0.053%      6.3070%
  851352        1,981,395.28       6.3900%  Actual/360       0.053%      6.3370%
  851266          992,071.54       6.4000%  Actual/360       0.053%      6.3470%
  851238          736,195.03       6.4100%  Actual/360       0.053%      6.3570%
  851401        1,872,862.60       6.4200%  Actual/360       0.053%      6.3670%
  851283        1,486,726.55       6.4250%  Actual/360       0.053%      6.3720%
  851347        3,177,304.28       6.4400%  Actual/360       0.053%      6.3870%
  851260        1,276,190.41       6.4500%  Actual/360       0.053%      6.3970%
  851421        1,089,918.77       6.4800%  Actual/360       0.053%      6.4270%
  851424        2,484,805.93       6.4900%  Actual/360       0.053%      6.4370%
  851367        9,858,208.85       6.5100%  Actual/360       0.053%      6.4570%
  851392        1,484,269.12       6.5200%  Actual/360       0.053%      6.4670%
  851433        4,254,978.73       6.5300%  Actual/360       0.053%      6.4770%
  851171          819,258.03       6.5300%  Actual/360       0.053%      6.4770%
  851330        1,729,647.33       6.5500%  Actual/360       0.053%      6.4970%
  851383        1,684,625.77       6.5600%  Actual/360       0.053%      6.5070%
  851441        1,542,715.20       6.5700%  Actual/360       0.053%      6.5170%
  851373        1,391,688.87       6.6000%  Actual/360       0.053%      6.5470%
  851292        1,087,313.98       6.6000%  Actual/360       0.053%      6.5470%
  851469        4,960,992.42       6.6100%  Actual/360       0.053%      6.5570%

   LOAN       MORTGAGE
  NUMBER    LOAN SELLER                       LOAN NAME
---------- ------------- --------------------------------------------------
  850952   WFBNA         Los Angeles Times Building
  851343   WFBNA         Halltree Apartments
  851411   WFBNA         Dublin Allsafe
  851409   WFBNA         Hayward Allsafe Mini Storage
  851456   WFBNA         Port St. Johns Apartments
  851267   WFBNA         Mckinney Portfolio
  851435   WFBNA         710 Sansome Street
  851348   WFBNA         Patricia Place Apartments
  851327   WFBNA         TCI Call Center
  851484   WFBNA         Lazy Pet Products
  851389   WFBNA         510 & 550 Parrott Street
  12130    BSFI          38 East 30th Street
  851465   WFBNA         Summit North Shopping Center
  851384   WFBNA         Crossroads Office Center
  851459   WFBNA         LifeCare Specialty Hospital
  851312   WFBNA         Dolphin & Crane Buildings
  851236   WFBNA         Arbor Plaza
  851425   WFBNA         Culver Plaza
  851418   WFBNA         622 Contra Costa Boulevard
  851806   WFBNA         Treehouse Apartments
  851450   WFBNA         Oxnard Plaza Apartments
  851299   WFBNA         Grand & McFadden Business Park
  851361   WFBNA         Stratford Square
  851402   WFBNA         Grandview School
  17877    BSFI          Ruxton Tower
  851582   WFBNA         Royal Village Apartments -- Tallahassee
  851452   WFBNA         6052 Industrial Way
  851808   WFBNA         Pioneer Village Apartments
  851455   WFBNA         Schlumberger Building
  851579   WFBNA         Royal Lexington Apartments
  851385   WFBNA         Valley Office Center
  851578   WFBNA         Royal Village Apartments -- Gainesville
  851464   WFBNA         900 & 916 Western Avenue
  851273   WFBNA         12959 Oxnard Street
  851460   WFBNA         Piatti's Restaurant & Shelter Bay Office Complex
  851485   WFBNA         Spanish Oaks Apts
  851472   WFBNA         Temescal Plaza Shopping Center
  851357   WFBNA         Davidson Warehouse
  851439   WFBNA         South Tech Business Park
  851265   WFBNA         31240 La Baya Drive
  851563   WFBNA         King Street Metro Place -- Phase I
  851581   WFBNA         Royal Pavilion Apartments
  851451   WFBNA         1001 Shannon Court
  851303   WFBNA         West Covina Apartments
  851378   WFBNA         Hermco Center, I, II
  851328   WFBNA         Maralisa Apartments
  25764    BSFI          Brinkley House Apartments
  25959    BSFI          Mayfair House Apartments
  851246   WFBNA         Los Alamitos Professional Medical Building
  851476   WFBNA         800 West El Camino Real
  851317   WFBNA         The Bay Club Hotel & Marina
  851426   WFBNA         Riviera Center
  851256   WFBNA         Johnson Warehouse -- Colorado Springs
  851580   WFBNA         Northgate Lakes Apartments
  851258   WFBNA         The Design Center at Colorado Springs



                                  GROSS      INTEREST                    NET
   LOAN          CUT-OFF        MORTGAGE      ACCRUAL    SERVICING    MORTGAGE
  NUMBER         BALANCE          RATE        METHOD      FEE RATE      RATE
---------- ------------------ ------------ ------------ ----------- ------------
  850952    $  1,085,817.46       6.6100%  Actual/360       0.053%      6.5570%
  851343       1,383,908.40       6.6200%  Actual/360       0.053%      6.5670%
  851411       3,766,033.03       6.6300%  Actual/360       0.053%      6.5770%
  851409       2,021,765.09       6.6300%  Actual/360       0.053%      6.5770%
  851456       1,392,401.96       6.6500%  Actual/360       0.053%      6.5970%
  851267       2,689,667.36       6.6550%  Actual/360       0.053%      6.6020%
  851435       4,775,350.77       6.6700%  Actual/360       0.053%      6.6170%
  851348       1,878,417.97       6.6900%  Actual/360       0.053%      6.6370%
  851327       3,838,135.44       6.7000%  Actual/360       0.053%      6.6470%
  851484       1,738,538.94       6.7000%  Actual/360       0.053%      6.6470%
  851389       1,168,750.52       6.7000%  Actual/360       0.053%      6.6470%
  12130        6,352,555.92       6.7100%  Actual/360       0.053%      6.6570%
  851465      10,481,120.24       6.7200%  Actual/360       0.053%      6.6670%
  851384       6,164,014.80       6.7200%  Actual/360       0.053%      6.6670%
  851459       4,961,681.72       6.7200%  Actual/360       0.053%      6.6670%
  851312       2,005,849.44       6.7200%  Actual/360       0.053%      6.6670%
  851236       1,587,079.69       6.7500%  Actual/360       0.053%      6.6970%
  851425       4,956,269.84       6.7600%  Actual/360       0.053%      6.7070%
  851418       1,288,668.36       6.7800%  Actual/360       0.053%      6.7270%
  851806       2,451,004.84       6.8000%  Actual/360       0.053%      6.7470%
  851450       2,306,808.42       6.8000%  Actual/360       0.053%      6.7470%
  851299       1,461,310.36       6.8100%  Actual/360       0.053%      6.7570%
  851361       1,744,761.70       6.8200%  Actual/360       0.053%      6.7670%
  851402         675,272.51       6.8200%  Actual/360       0.053%      6.7670%
  17877        7,650,000.00       6.8250%  Actual/360       0.053%      6.7720%
  851582       3,875,000.00       6.8300%  Actual/360       0.053%      6.7770%
  851452       1,982,742.08       6.8400%  Actual/360       0.053%      6.7870%
  851808       2,032,344.84       6.8500%  Actual/360       0.053%      6.7970%
  851455       6,550,560.16       6.8600%  Actual/360       0.053%      6.8070%
  851579       5,525,000.00       6.8600%  Actual/360       0.053%      6.8070%
  851385       3,477,381.44       6.8650%  Actual/360       0.053%      6.8120%
  851578       7,050,000.00       6.8700%  Actual/360       0.053%      6.8170%
  851464       2,481,303.32       6.8700%  Actual/360       0.053%      6.8170%
  851273         967,839.34       6.8700%  Actual/360       0.053%      6.8170%
  851460       8,607,643.95       6.9000%  Actual/360       0.053%      6.8470%
  851485       4,362,415.50       6.9000%  Actual/360       0.053%      6.8470%
  851472       2,435,143.99       6.9000%  Actual/360       0.053%      6.8470%
  851357         633,365.66       6.9000%  Actual/360       0.053%      6.8470%
  851439      11,417,571.21       6.9100%  Actual/360       0.053%      6.8570%
  851265       1,106,267.39       6.9100%  Actual/360       0.053%      6.8570%
  851563      22,366,917.31       6.9200%  Actual/360       0.053%      6.8670%
  851581       2,875,000.00       6.9200%  Actual/360       0.053%      6.8670%
  851451         778,317.24       6.9200%  Actual/360       0.053%      6.8670%
  851303       5,564,199.62       6.9300%  Actual/360       0.053%      6.8770%
  851378       2,923,426.97       6.9300%  Actual/360       0.053%      6.8770%
  851328       2,083,349.15       6.9350%  Actual/360       0.053%      6.8820%
  25764       15,986,768.04       6.9550%  Actual/360       0.053%      6.9020%
  25959        5,995,038.02       6.9550%  Actual/360       0.053%      6.9020%
  851246       2,978,978.79       6.9650%  Actual/360       0.053%      6.9120%
  851476      19,356,533.81       6.9700%  Actual/360       0.053%      6.9170%
  851317       6,843,468.89       6.9750%  Actual/360       0.053%      6.9220%
  851426       2,207,862.96       6.9800%  Actual/360       0.053%      6.9270%
  851256         984,344.13       6.9850%  Actual/360       0.053%      6.9320%
  851580      12,825,000.00       7.0000%  Actual/360       0.053%      6.9470%
  851258       1,004,414.10       7.0000%  Actual/360       0.053%      6.9470%

   LOAN       MORTGAGE
  NUMBER    LOAN SELLER                   LOAN NAME
---------- ------------- ------------------------------------------
  851477   WFBNA         Financial Center
  851449   WFBNA         C&C MHC
  851336   WFBNA         400 University Avenue
  851355   WFBNA         3301 & 3333 Sunrise Blvd.
  851419   WFBNA         Lawrence Properties
  851344   WFBNA         Carpenter's Village Shopping Center
  851434   WFBNA         Emerald Coast Shopping Center
  18173    BSFI          Miracle Mile Mobile Home Park
  851577   WFBNA         Royal Oaks Apartments
  851468   WFBNA         470 Spear Street
  17154    BSFI          521-527 & 529-535 West 20th Street
  851356   WFBNA         Woodward Business Park
  851200   WFBNA         21601 Devonshire Street
  851501   WFBNA         America's Budget Storage, Canton MI
  851372   WFBNA         Arctic Business Park I
  851457   WFBNA         Manteca Self Store-It
  851550   WFBNA         CompuCom Systems Headquarters
  851500   WFBNA         The Landmark Business & Financial Center
  851203   WFBNA         Rancho Dominquez Industrial Building
  851802   WFBNA         Plaza De Campana
  851507   WFBNA         Southwood Terrace
  17962    BSFI          Willow Park Apartments
  17961    BSFI          Hidden Valley Apartments
  851174   WFBNA         Century Park Plaza Office Building
  851479   WFBNA         8800 Promenade Professional Bldg.
  851349   WFBNA         Eastwood Oaks Apartments
  851382   WFBNA         Hydra Re-load
  851453   WFBNA         Oakmont Medical Building
  25352    BSFI          Shakespeare & Sherwood Apartments
  850937   WFBNA         PADI Building
  851087   WFBNA         AMC Theatres
  851526   WFBNA         Fountain Garden Apartments
   9419    BSFI          Southland Plaza
  18041    BSFI          225 Broadway
  851548   WFBNA         Corporate Express
  851503   WFBNA         Kelsey Apartments
  18332    BSFI          Albertson's Marketplace
  17553    BSFI          Gaithersburg Storehouse
  851508   WFBNA         Quail Meadows Apartments
  16953    BSFI          Glencoe Building
  850995   WFBNA         The Cypress Building
  25485    BSFI          Regent Square Apartments
  25675    BSFI          Snowden's Ridge Apartments
  851499   WFBNA         Pleasanton Office Portfolio
  851498   WFBNA         First & Stewart Building
  17660    BSFI          Plymouth Square Shopping Center
  17875    BSFI          St. Jude's Health Complex
  25609    BSFI          The Growth Companies Portfolio
   5502    BSFI          205 Place Shopping Center
  25271    BSFI          Crystal Tree Apartments
   5504    BSFI          Talbert Center
  851528   WFBNA         Rancho Las Palmas Apartments
  16958    BSFI          Redwood Studios
  851454   WFBNA         Rock Avenue Business Park
  851386   WFBNA         Sobol Apartments



                                  GROSS      INTEREST                    NET
   LOAN          CUT-OFF        MORTGAGE      ACCRUAL    SERVICING    MORTGAGE
  NUMBER         BALANCE          RATE        METHOD      FEE RATE      RATE
---------- ------------------ ------------ ------------ ----------- ------------
  851477    $  1,489,036.34       7.0100%  Actual/360       0.053%      6.9570%
  851449       1,602,639.95       7.0200%  Actual/360       0.053%      6.9670%
  851336       1,909,432.51       7.0300%  Actual/360       0.053%      6.9770%
  851355       1,214,816.67       7.0600%  Actual/360       0.053%      7.0070%
  851419       5,609,243.55       7.0900%  Actual/360       0.053%      7.0370%
  851344       1,484,141.55       7.1100%  Actual/360       0.053%      7.0570%
  851434       1,388,480.52       7.1200%  Actual/360       0.053%      7.0670%
  18173        6,485,527.78       7.1300%  Actual/360       0.053%      7.0770%
  851577       3,425,000.00       7.1300%  Actual/360       0.053%      7.0770%
  851468       5,460,716.31       7.1500%  Actual/360       0.053%      7.0970%
  17154        6,490,945.63       7.1600%  Actual/360       0.053%      7.1070%
  851356       1,428,170.72       7.1600%  Actual/360       0.053%      7.1070%
  851200       2,193,361.66       7.1700%  Actual/360       0.053%      7.1170%
  851501       1,644,366.44       7.1900%  Actual/360       0.053%      7.1370%
  851372       1,354,511.50       7.2000%  Actual/360       0.053%      7.1470%
  851457       1,191,513.63       7.2100%  Actual/360       0.053%      7.1570%
  851550      22,921,816.40       7.2150%  Actual/360       0.053%      7.1620%
  851500      11,945,284.50       7.2400%  Actual/360       0.053%      7.1870%
  851203       1,091,846.54       7.2400%  Actual/360       0.053%      7.1870%
  851802       9,926,042.95       7.2500%  Actual/360       0.053%      7.1970%
  851507       2,649,800.12       7.2500%  Actual/360       0.053%      7.1970%
  17962        2,098,361.80       7.2500%  Actual/360       0.053%      7.1970%
  17961        1,498,829.86       7.2500%  Actual/360       0.053%      7.1970%
  851174         989,492.15       7.2500%  Actual/360       0.053%      7.1970%
  851479       2,903,970.28       7.2700%  Actual/360       0.053%      7.2170%
  851349       1,537,634.47       7.3000%  Actual/360       0.053%      7.2470%
  851382         805,828.81       7.3200%  Actual/360       0.053%      7.2670%
  851453       1,493,289.81       7.3300%  Actual/360       0.053%      7.2770%
  25352        2,498,082.47       7.3350%  Actual/360       0.053%      7.2820%
  850937       6,806,976.18       7.3600%  Actual/360       0.053%      7.3070%
  851087      18,489,569.26       7.3700%  Actual/360       0.053%      7.3170%
  851526       1,506,791.32       7.3800%  Actual/360       0.053%      7.3270%
   9419        2,811,961.60       7.3850%  Actual/360       0.053%      7.3320%
  18041       25,466,456.83       7.3900%  Actual/360       0.053%      7.3370%
  851548       4,734,936.06       7.3900%  Actual/360       0.053%      7.3370%
  851503       2,684,294.63       7.3900%  Actual/360       0.053%      7.3370%
  18332        8,677,025.73       7.4000%  Actual/360       0.053%      7.3470%
  17553        2,336,206.16       7.4000%  Actual/360       0.053%      7.3470%
  851508       2,037,967.06       7.4000%  Actual/360       0.053%      7.3470%
  16953        1,695,510.77       7.4000%  Actual/360       0.053%      7.3470%
  850995       5,328,185.10       7.4050%  Actual/360       0.053%      7.3520%
  25485        2,197,453.73       7.4050%  Actual/360       0.053%      7.3520%
  25675        3,996,980.53       7.4150%  Actual/360       0.053%      7.3620%
  851499      25,701,453.22       7.4250%  Actual/360       0.053%      7.3720%
  851498       7,467,155.91       7.4300%  Actual/360       0.053%      7.3770%
  17660       15,280,176.76       7.4500%  Actual/360       0.053%      7.3970%
  17875        4,855,796.63       7.4500%  Actual/360       0.053%      7.3970%
  25609        4,775,000.00       7.4500%  Actual/360       0.053%      7.3970%
   5502        7,839,854.99       7.4600%  Actual/360       0.053%      7.4070%
  25271        5,000,000.00       7.4600%  Actual/360       0.053%      7.4070%
   5504        4,943,602.83       7.4600%  Actual/360       0.053%      7.4070%
  851528       2,838,061.30       7.4900%  Actual/360       0.053%      7.4370%
  16958        2,493,554.59       7.4950%  Actual/360       0.053%      7.4420%
  851454       7,034,252.56       7.5200%  Actual/360       0.053%      7.4670%
  851386       3,012,103.74       7.5200%  Actual/360       0.053%      7.4670%

                                                                                    GROSS      INTEREST                    NET
   LOAN       MORTGAGE                                             CUT-OFF        MORTGAGE      ACCRUAL    SERVICING    MORTGAGE
  NUMBER    LOAN SELLER               LOAN NAME                    BALANCE          RATE        METHOD      FEE RATE      RATE
---------- ------------- ----------------------------------- ------------------ ------------ ------------ ----------- ------------
  851072   WFBNA         The Pavilion Center                  $  9,395,534.37       7.5240%  Actual/360       0.053%      7.4710%
  25559    BSFI          Harborwood West Apartments              3,000,000.00       7.5300%  Actual/360       0.053%      7.4770%
   9122    BSFI          Torrey Reserve North Court             18,286,567.59       7.5550%  Actual/360       0.053%      7.5020%
  16465    BSFI          3720 Arroyo Sorrento Road                 949,302.69       7.5550%  Actual/360       0.053%      7.5020%
  26174    BSFI          Parkvale Medical Office                 3,296,274.35       7.5600%  Actual/360       0.053%      7.5070%
  25165    BSFI          Trumbull Medical Arts Center            3,795,723.63       7.5800%  Actual/360       0.053%      7.5270%
  851430   WFBNA         Apache Junction -- Bashas               2,569,286.09       7.5800%  Actual/360       0.053%      7.5270%
  851351   WFBNA         Universal Reprographics                 1,061,746.37       7.5800%  Actual/360       0.053%      7.5270%
  851263   WFBNA         Mountain View Plaza                       991,224.29       7.5800%  Actual/360       0.053%      7.5270%
  851442   WFBNA         570 East La Cadena                        987,687.03       7.5900%  Actual/360       0.053%      7.5370%
  851520   WFBNA         Superstition Springs Mini Storage       1,495,238.42       7.6000%  Actual/360       0.053%      7.5470%
  851467   WFBNA         Factual Data Office Building            2,621,777.99       7.6100%  Actual/360       0.053%      7.5570%
  851560   WFBNA         Gateway Center                          3,747,288.59       7.6300%  Actual/360       0.053%      7.5770%
  25117    BSFI          Village Walk Shopping Center            2,498,196.02       7.6400%  Actual/360       0.053%      7.5870%
  25714    BSFI          Interpointe Shopping Center             5,196,262.78       7.6600%  Actual/360       0.053%      7.6070%
  851539   WFBNA         Bromley Apartments                      1,495,019.93       7.7000%  Actual/360       0.053%      7.6470%
  25742    BSFI          Northfield Estates                      1,298,565.03       7.7000%  Actual/360       0.053%      7.6470%
  12052    BSFI          Crondall Corner                         3,745,478.48       7.7300%  Actual/360       0.053%      7.6770%
  851525   WFBNA         Redi Packaging Warehouse                2,874,709.76       7.7300%  Actual/360       0.053%      7.6770%
  18346    BSFI          Piney Orchard Market Place              2,798,019.80       7.7400%  Actual/360       0.053%      7.6870%
  25589    BSFI          The Craft House Apartments              3,432,587.81       7.7750%  Actual/360       0.053%      7.7220%
  851586   WFBNA         Santan Fiesta                           3,100,000.00       7.7900%  Actual/360       0.053%      7.7370%
  25312    BSFI          Parkland Green Apartments               4,796,646.22       7.8000%  Actual/360       0.053%      7.7470%
  25195    BSFI          598 Broadway                            3,000,000.00       7.8000%  Actual/360       0.053%      7.7470%
  18137    BSFI          Glenn Dale Business Center              8,989,428.78       7.8300%  Actual/360       0.053%      7.7770%
  851478   WFBNA         Meadowbrook Mobile Home Community       1,990,994.19       7.8400%  Actual/360       0.053%      7.7870%
  851569   WFBNA         Wakefield Hall                          1,500,000.00       7.8400%  Actual/360       0.053%      7.7870%
  851406   WFBNA         Ashley Plaza Shopping Center            3,585,948.95       7.8600%  Actual/360       0.053%      7.8070%
  25479    BSFI          7 East 47th Street                      1,548,936.53       7.8900%  Actual/360       0.053%      7.8370%
  851429   WFBNA         El Malke Apartments                     1,043,374.91       7.8900%  Actual/360       0.053%      7.8370%
  851530   WFBNA         Piedmont Pointe Office Park             1,944,174.47       7.9350%  Actual/360       0.053%      7.8820%
  25451    BSFI          Diho Plaza                              3,121,687.28       7.9500%  Actual/360       0.053%      7.8970%
  25508    BSFI          Eckerd's                                2,197,675.41       7.9700%  Actual/360       0.053%      7.9170%
  25445    BSFI          Southgate Mini Storage                  2,150,000.00       7.9700%  Actual/360       0.053%      7.9170%
  851261   WFBNA         Fountains Shopping Center               1,346,162.62       7.9700%  Actual/360       0.053%      7.9170%
  851488   WFBNA         Corinthian Apartments                   5,570,123.09       8.0000%  Actual/360       0.053%      7.9470%
  851487   WFBNA         Ballantyne Apartments                   1,643,732.88       8.0000%  Actual/360       0.053%      7.9470%
  851486   WFBNA         North Mollison                          1,491,997.27       8.0000%  Actual/360       0.053%      7.9470%
  851405   WFBNA         City Center Shopping Center             1,482,538.69       8.0200%  Actual/360       0.053%      7.9670%
  11134    BSFI          Hilltop Medical Center                  4,092,679.96       8.0400%  Actual/360       0.053%      7.9870%
  11101    BSFI          310 West C Street                         892,961.41       8.0500%  Actual/360       0.053%      7.9970%
  11505    BSFI          Waverly Elementary School               2,471,050.70       8.0600%  Actual/360       0.053%      8.0070%
  851423   WFBNA         Handicraft Building                     2,293,296.98       8.0700%  Actual/360       0.053%      8.0170%
  12101    BSFI          Keyser Oaks Center                      3,190,821.90       8.0850%  Actual/360       0.053%      8.0320%
  25144    BSFI          Pecan Park Place                        2,297,620.60       8.1000%  Actual/360       0.053%      8.0470%
  25069    BSFI          Lochwood Portfolio                      7,461,880.42       8.1200%  Actual/360       0.053%      8.0670%
  851555   WFBNA         Mikohn Gaming Warehouse                 1,790,656.17       8.1350%  Actual/360       0.053%      8.0820%
  16398    BSFI          Gary's Plaza Shopping Center            3,136,619.30       8.1550%  Actual/360       0.053%      8.1020%
  25078    BSFI          Sunrise Shopping Center                 1,748,207.21       8.1600%  Actual/360       0.053%      8.1070%
  17923    BSFI          All American Mini Storage               1,671,944.74       8.1700%  Actual/360       0.053%      8.1170%
  851809   WFBNA         University Square                       1,990,373.63       8.2000%  Actual/360       0.053%      8.1470%
  851403   WFBNA         Santa Barbara Plaza                     5,380,359.10       8.2200%  Actual/360       0.053%      8.1670%
  12099    BSFI          Forest Plaza                            2,923,125.28       8.2250%  Actual/360       0.053%      8.1720%
  25577    BSFI          270 St. Paul Building                   3,500,000.00       8.2400%  Actual/360       0.053%      8.1870%
  17927    BSFI          Barnegat Mini-Storage                   1,396,064.59       8.2650%  Actual/360       0.053%      8.2120%

   LOAN       MORTGAGE
  NUMBER    LOAN SELLER                 LOAN NAME
---------- ------------- ---------------------------------------
  851565   WFBNA         Office Depot Dell Range Pavilion
  851556   WFBNA         Smoky Hill Village Phase II
  18066    BSFI          Vagabond Inn Hayward
  25024    BSFI          417-423 West Broadway
  26032    BSFI          Ashford Court Shopping Center
  26031    BSFI          San Jacinto Court Shopping Center
   9675    BSFI          211 63rd Street
  16416    BSFI          Woodlane Square Shopping Center
  25423    BSFI          Holiday Inn Express
  17718    BSFI          Homewood Suites
  25557    BSFI          Sun Suites
  18113    BSFI          Best Western -- Lake Norman
  25387    BSFI          Vagabond Portfolio
  17583    BSFI          State Tower Building
   8643    BSFI          2607 Rhawn St. & 8040 Roosevelt Blvd.



                                  GROSS      INTEREST                    NET
   LOAN          CUT-OFF        MORTGAGE      ACCRUAL    SERVICING    MORTGAGE
  NUMBER         BALANCE          RATE        METHOD      FEE RATE      RATE
---------- ------------------ ------------ ------------ ----------- ------------
  851565    $  1,898,110.00       8.3400%  Actual/360       0.053%      8.2870%
  851556       1,598,998.35       8.3400%  Actual/360       0.053%      8.2870%
  18066        2,281,285.13       8.4600%  Actual/360       0.053%      8.4070%
  25024        1,253,783.98       8.5000%  Actual/360       0.053%      8.4470%
  26032        2,388,558.08       8.5200%  Actual/360       0.053%      8.4670%
  26031        5,550,000.00       8.6150%  Actual/360       0.053%      8.5620%
   9675        2,720,493.82       8.6550%  Actual/360       0.053%      8.6020%
  16416        3,444,785.64       8.7050%  Actual/360       0.053%      8.6520%
  25423        4,100,000.00       8.7200%  Actual/360       0.053%      8.6670%
  17718        4,236,423.75       8.7300%  Actual/360       0.053%      8.6770%
  25557       15,640,000.00       8.8600%  Actual/360       0.053%      8.8070%
  18113        3,690,814.53       8.9200%  Actual/360       0.053%      8.8670%
  25387        9,331,592.45       8.9450%  Actual/360       0.053%      8.8920%
  17583        4,947,290.54       8.9900%  Actual/360       0.053%      8.9370%
   8643        2,997,324.11       9.0000%  Actual/360       0.053%      8.9470%

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS

                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             (ISSUABLE IN SERIES)


               BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                                  (DEPOSITOR)
                             --------------------
     The commercial mortgage pass-through certificates (the "Offered Certificates") offered hereby and by the supplements hereto (each, a "Prospectus Supplement") will be offered from time to time in series (each a "Series"). The Offered Certificates of any Series, together with any other mortgage pass-through certificates of such Series, are collectively referred to herein as the "Certificates".

     Each Series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any Series, the "Trust Fund") consisting primarily of a segregated pool (a "Mortgage Asset Pool") of various types of multifamily or commercial mortgage loans (the "Mortgage Loans"), mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of the following types of real property (each, a "Mortgaged Property"): (i) residential properties consisting of multiple rental or cooperatively-owned dwelling units and mobile home parks; (ii) commercial properties consisting of office buildings, retail facilities related to the sale of goods and products and facilities related to providing entertainment, recreation or personal services, hotels and motels, casinos, health care-related facilities, recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, auto parks, golf courses, arenas and restaurants (or cooperatively owned units therein); and (iii) mixed use properties (that is, any combination of the foregoing) and unimproved land. Multifamily properties (consisting of multiple rental or cooperatively owned dwellings), office properties and retail properties will represent security for a material concentration of the Mortgage Loans (and the mortgage loans underlying the MBS included in a particular Trust Fund) constituting the Trust Fund for any Series, based on principal balance at the time such Series is issued.
                             --------------------
     If so specified in the related Prospectus Supplement, the Trust Fund for a Series of Certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support described in this Prospectus, or any combination thereof (with respect to any Series, collectively, "Credit Support"), and interest rate exchange agreements, interest rate cap or floor agreements or currency exchange agreements described in this Prospectus, or any combination thereof (with respect to any Series, collectively, "Cash Flow Agreements"). See "Description of the Trust Funds", "Description of the Certificates" and "Description of Credit Support".

     The Depositor does not intend to list any of the Offered Certificates on any securities exchange and has not made any other arrangement for secondary trading of the Offered Certificates. There will have been no public market for the Certificates of any series prior to the offering thereof. No assurance can be given that such a market will develop as a result of such an offering. See "Risk Factors".

                                                 (cover continued on next page)

     SEE "RISK FACTORS" BEGINNING ON PAGE 17 OF THIS PROSPECTUS FOR CERTAIN FACTORS TO BE CONSIDERED IN PURCHASING THE OFFERED CERTIFICATES.
                             --------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.
                             --------------------
     The Offered Certificates of any series may be offered through one or more different methods, including offerings through underwriters, which may include Bear, Stearns & Co. Inc., an affiliate of the Depositor, as more fully described under "Method of Distribution" and in the related Prospectus Supplement.


     This Prospectus may not be used to consummate sales of the Offered Certificates of any series unless accompanied by the Prospectus Supplement for such series.

                 The date of this Prospectus is August 18, 1998

(cover continued)

     As described in the related Prospectus Supplement, the Certificates of each series, including the Offered Certificates of such series, may consist of one or more classes of Certificates that: (i) provide for the accrual of interest thereon based on a fixed, variable or adjustable interest rate; (ii) are senior or subordinate to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (iii) are entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest; (iv) are entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal; (v) provide for distributions of interest thereon or principal thereof that commence only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (vi) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; or (vii) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology. See "Description of the Certificates".

     Distributions in respect of the Certificates of each series will be made on a monthly, quarterly, semi-annual, annual or other periodic basis as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, such distributions will be made only from the assets of the related Trust Fund.

     No series of Certificates will represent an obligation of or interest in the Depositor or any of its affiliates, except to the limited extent described herein and in the related Prospectus Supplement. Neither the Certificates of any series nor the assets in any Trust Fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. The assets in each Trust Fund will be held in trust for the benefit of the holders of the related series of Certificates (the "Certificateholders") pursuant to a Pooling Agreement, as more fully described herein.

     The yield on each class of Certificates of a series will be affected by, among other things, the rate of payment of principal (including prepayments) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. See "Yield and Maturity Considerations". A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates".

     If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Collateral or Trust Fund, as the case may be, or a designated portion thereof as a "real estate mortgage investment conduit" (each, a "REMIC") for federal income tax purposes. If applicable, the Prospectus Supplement for a Series of Securities will specify which Class or Classes of such Series will be considered to be regular interests in the related REMIC and which Class or Classes will be designated as the residual interest in the related REMIC. See "Certain Federal Income Tax Consequences".


                             PROSPECTUS SUPPLEMENT

     As more particularly described herein, the Prospectus Supplement relating to each series of Offered Certificates will, among other things, set forth, as and to the extent appropriate: (i) a description of the class or classes of such Offered Certificates, including the payment provisions with respect to each such class, the aggregate principal amount of each such class (the "Certificate Balance"), the rate at which interest accrues from time to time, if at all, with respect to each such class (the "Pass-Through Rate") or the method of determining such rate, and whether interest with respect to each such class will accrue from time to time on its aggregate principal amount or a specified notional amount, if at all; (ii) information with respect to any other classes of Certificates of the same series; (iii) the respective dates on which distributions are to be made; (iv) information as to the assets constituting the related Trust Fund, including the general characteristics of the assets included therein, including the Mortgage Assets and any Credit Support and Cash Flow Agreements (with respect to the Certificates of any series, the "Trust

Assets"); (v) the circumstances, if any, under which the related Trust Fund may be subject to early termination; (vi) additional information with respect to the method of distribution of such Offered Certificates; (vii) whether one or more REMIC elections will be made and the designation of the "regular interests" and "residual interests" in each REMIC to be created; (viii) the initial percentage ownership interest in the related Trust Fund to be evidenced by each class of Certificates of such series; (ix) information concerning the trustee (as to any series, the "Trustee") of the related Trust Fund; (x) if the related Trust Fund includes Mortgage Loans, information concerning the master servicer (as to any series, the "Master Servicer") and any special servicer (as to any series, the "Special Servicer") of such Mortgage Loans; (xi) information as to the nature and extent of subordination of any class of Certificates of such series, including a class of Offered Certificates; and (xii) whether such Offered Certificates will be initially issued in definitive or book-entry form.


                             AVAILABLE INFORMATION

     The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to each series of Offered Certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048. The Commission also maintains a World Wide Web site which provides on-line access to reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at the address "http://www.sec.gov."

     No person has been authorized to give any information or to make any representation not contained in this Prospectus and any related Prospectus Supplement and, if given or made, such information or representation must not be relied upon. This Prospectus and any related Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Offered Certificates, or an offer of the Offered Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date; however, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.

     The Master Servicer or Trustee for each series will be required to mail to holders of the Offered Certificates of each series periodic unaudited reports concerning the related Trust Fund. If beneficial interests in a class of Offered Certificates are being held and transferred in book-entry format through the facilities of The Depository Trust Company ("DTC") as described herein, then unless otherwise provided in the related Prospectus Supplement, such reports will be sent on behalf of the related Trust Fund to a nominee of DTC as the registered holder of such Offered Certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through such participating organizations to the beneficial owners of the applicable Offered Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. See "Description of the Certificates--Reports to Certificateholders" and "--Book-Entry Registration and Definitive Certificates" and "Description of the Pooling Agreements--Evidence as to Compliance". The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange

Act, prior to the termination of an offering of Offered Certificates evidencing interests therein. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to its principal executive offices at 245 Park Avenue, New York, New York 10167, Attention: James G. Reichek, or by telephone at 212-272-2000. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

                               TABLE OF CONTENTS



                                                                                              PAGE
                                                                                             -----
PROSPECTUS SUPPLEMENT ....................................................................     2
AVAILABLE INFORMATION ....................................................................     3
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE ........................................     3
SUMMARY OF PROSPECTUS ....................................................................     9
RISK FACTORS .............................................................................    17
  Secondary Market .......................................................................    17
  Limited Assets .........................................................................    17
  Prepayments; Average Life of Certificates; Yields ......................................    18
  Limited Nature of Ratings ..............................................................    19
  Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--General .....    19
   Risks Particular to Multifamily Rental Properties .....................................    21
   Risks Particular to Cooperatively-Owned Apartment Buildings. ..........................    21
   Risks Particular to Retail Properties .................................................    21
  Balloon Payments; Borrower Default .....................................................    22
  Credit Support Limitations .............................................................    22
  Leases and Rents .......................................................................    23
  Environmental Risks ....................................................................    23
  Special Hazard Losses ..................................................................    24
  ERISA Considerations ...................................................................    24
  Certain Federal Tax Considerations Regarding Residual Certificates .....................    24
  Certain Federal Tax Considerations Regarding Original Issue Discount ...................    25
  Book-Entry Registration ................................................................    25
  Delinquent Mortgage Loans ..............................................................    25
DESCRIPTION OF THE TRUST FUNDS ...........................................................    25
  General ................................................................................    25
  Mortgage Loans .........................................................................    26
    General ..............................................................................    26
    Mortgage Loans Secured by Multifamily Rental Properties ..............................    26
    Mortgage Loans Secured by Cooperatively-Owned Apartment Buildings ....................    27
    Mortgage Loans Secured by Retail Properties ..........................................    28
    Default and Loss Considerations with Respect to the Mortgage Loans ...................    28
    Payment Provisions of the Mortgage Loans .............................................    30
    Mortgage Loan Information in Prospectus Supplements ..................................    30
  MBS ....................................................................................    31
  Certificate Accounts ...................................................................    32
  Credit Support .........................................................................    32
  Cash Flow Agreements ...................................................................    32
YIELD AND MATURITY CONSIDERATIONS ........................................................    32
  General ................................................................................    32
  Pass-Through Rate ......................................................................    32
  Payment Delays .........................................................................    33
  Certain Shortfalls in Collections of Interest ..........................................    33
  Yield and Prepayment Considerations ....................................................    33
  Weighted Average Life and Maturity .....................................................    35
  Controlled Amortization Classes and Companion Classes ..................................    36
  Other Factors Affecting Yield, Weighted Average Life and Maturity ......................    36
    Balloon Payments; Extensions of Maturity .............................................    36
    Negative Amortization ................................................................    37
    Foreclosures and Payment Plans .......................................................    37
    Losses and Shortfalls on the Mortgage Assets .........................................    37

                                                                                           PAGE
                                                                                          -----
    Additional Certificate Amortization ...............................................   38
    Optional Early Termination ........................................................   38
THE DEPOSITOR .........................................................................   38
USE OF PROCEEDS .......................................................................   39
DESCRIPTION OF THE CERTIFICATES .......................................................   39
  General .............................................................................   39
  Distributions .......................................................................   39
  Distributions of Interest on the Certificates .......................................   40
  Distributions of Principal on the Certificates ......................................   41
  Distributions on the Certificates in Respect of Prepayment Premiums or in Respect
   of Equity Participations ...........................................................   41
  Allocation of Losses and Shortfalls .................................................   42
  Advances in Respect of Delinquencies ................................................   42
  Reports to Certificateholders .......................................................   43
  Voting Rights .......................................................................   44
  Termination .........................................................................   44
  Book-Entry Registration and Definitive Certificates .................................   45
DESCRIPTION OF THE POOLING AGREEMENTS .................................................   47
  General .............................................................................   47
  Assignment of Mortgage Loans; Repurchases ...........................................   47
  Representations and Warranties; Repurchases .........................................   48
  Collection and Other Servicing Procedures ...........................................   49
  Sub-Servicers .......................................................................   49
  Special Servicers ...................................................................   50
  Certificate Account .................................................................   50
    General ...........................................................................   50
    Deposits ..........................................................................   50
    Withdrawals .......................................................................   51
  Modifications, Waivers and Amendments of Mortgage Loans .............................   53
  Realization Upon Defaulted Mortgage Loans ...........................................   53
  Hazard Insurance Policies ...........................................................   55
  Due-on-Sale and Due-on-Encumbrance Provisions .......................................   56
  Servicing Compensation and Payment of Expenses ......................................   56
  Evidence as to Compliance ...........................................................   56
  Certain Matters Regarding the Master Servicer and the Depositor .....................   57
  Events of Default ...................................................................   58
  Rights Upon Event of Default ........................................................   58
  Amendment ...........................................................................   59
  List of Certificateholders ..........................................................   59
  The Trustee .........................................................................   59
  Duties of the Trustee ...............................................................   60
  Certain Matters Regarding the Trustee ...............................................   60
  Resignation and Removal of the Trustee ..............................................   60
DESCRIPTION OF CREDIT SUPPORT .........................................................   61
  General .............................................................................   61
  Subordinate Certificates ............................................................   61
  Cross-Support Provisions ............................................................   61
  Insurance or Guarantees with Respect to Mortgage Loans ..............................   62
  Letter of Credit ....................................................................   62
  Certificate Insurance and Surety Bonds ..............................................   62
  Reserve Funds .......................................................................   62
  Credit Support with Respect to MBS ..................................................   63

                                                                              PAGE
                                                                             -----
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS ..................................   63
  General ................................................................   63
  Types of Mortgage Instruments ..........................................   63
  Leases and Rents .......................................................   64
  Personalty .............................................................   64
  Foreclosure ............................................................   64
    General ..............................................................   64
    Foreclosure procedures vary from state to state ......................   64
    Judicial Foreclosure .................................................   64
    Equitable Limitations on Enforceability of Certain Provisions ........   65
    Non-Judicial Foreclosure/Power of Sale ...............................   65
    Public Sale ..........................................................   65
    Rights of Redemption .................................................   66
    Anti-Deficiency Legislation ..........................................   67
  Leasehold Risks ........................................................   67
  Cooperative Shares .....................................................   68
  Bankruptcy Laws ........................................................   68
  Environmental Risks ....................................................   71
  Due-on-Sale and Due-on-Encumbrance Provisions ..........................   72
  Subordinate Financing ..................................................   72
  Default Interest and Limitations on Prepayments ........................   73
  Adjustable Rate Loans ..................................................   73
  Applicability of Usury Laws ............................................   73
  Soldiers' and Sailors' Civil Relief Act of 1940 ........................   73
  Type of Mortgaged Property .............................................   74
  Americans with Disabilities Act ........................................   74
  Forfeitures in Drug and RICO Proceedings ...............................   74
CERTAIN FEDERAL INCOME TAX CONSEQUENCES ..................................   76
  Federal Income Tax Consequences for REMIC Certificates .................   76
    General ..............................................................   76
    Status of REMIC Certificates .........................................   76
    Qualification as a REMIC .............................................   77
  Taxation of Regular Certificates .......................................   79
    General ..............................................................   79
    Original Issue Discount ..............................................   79
    Acquisition Premium ..................................................   81
    Variable Rate Regular Certificates ...................................   81
    Deferred Interest ....................................................   83
    Market Discount ......................................................   83
    Premium ..............................................................   84
    Election to Treat All Interest Under the Constant Yield Method .......   84
    Sale or Exchange of Regular Certificates .............................   84
    Treatment of Losses ..................................................   85
  Taxation of Residual Certificates ......................................   86
    Taxation of REMIC Income .............................................   86
    Basis and Losses .....................................................   87
    Treatment of Certain Items of REMIC Income and Expense ...............   87
    Original Issue Discount and Premium ..................................   87
    Deferred Interest ....................................................   88
    Market Discount ......................................................   88
    Premium ..............................................................   88
    Limitations on Offset or Exemption of REMIC Income ...................   88

                                                                                        PAGE
                                                                                       -----
    Tax-Related Restrictions on Transfer of Residual Certificates ..................     89
    Disqualified Organizations .....................................................     89
    Noneconomic Residual Interests .................................................     90
    Foreign Investors ..............................................................     91
    Sale or Exchange of a Residual Certificate .....................................     91
    Mark to Market Regulations .....................................................     92
  Taxes That May Be Imposed on the REMIC Pool ......................................     92
    Prohibited Transactions ........................................................     92
    Contributions to the REMIC Pool After the Startup Day ..........................     92
    Net Income from Foreclosure Property ...........................................     93
  Liquidation of the REMIC Pool ....................................................     93
  Administrative Matters ...........................................................     93
  Limitations on Deduction of Certain Expenses .....................................     93
  Taxation of Certain Foreign Investors ............................................     94
    Regular Certificates ...........................................................     94
    Residual Certificates ..........................................................     94
  Backup Withholding ...............................................................     95
  Reporting Requirements ...........................................................     95
  Federal Income Tax Consequences For Certificates as to Which No REMIC Election
   Is Made .........................................................................     96
    Standard Certificates ..........................................................     96
     General .......................................................................     96
     Tax Status ....................................................................     96
    Premium and Discount ...........................................................     97
     Premium .......................................................................     97
     Original Issue Discount .......................................................     97
     Market Discount ...............................................................     97
    Recharacterization of Servicing Fees. ..........................................     97
     Sale or Exchange of Standard Certificates .....................................     98
  Stripped Certificates ............................................................     98
    General ........................................................................     98
    Status of Stripped Certificates ................................................    100
    Taxation of Stripped Certificates ..............................................    100
    Original Issue Discount ........................................................    100
    Sale or Exchange of Stripped Certificates ......................................    100
    Purchase of More Than One Class of Stripped Certificates .......................    101
    Possible Alternative Characterizations .........................................    101
  Federal Income Tax Consequences for FASIT Certificates ...........................    101
  Reporting Requirements and Backup Withholding ....................................    102
  Taxation of Certain Foreign Investors ............................................    102
STATE AND OTHER TAX CONSIDERATIONS .................................................    102
ERISA CONSIDERATIONS ...............................................................    102
  General ..........................................................................    102
  Plan Asset Regulations ...........................................................    103
  Administrative Exemptions ........................................................    104
  Unrelated Business Taxable Income; Residual Certificates .........................    104
LEGAL INVESTMENT ...................................................................    104
METHOD OF DISTRIBUTION .............................................................    106
LEGAL MATTERS ......................................................................    107
FINANCIAL INFORMATION ..............................................................    107
RATING .............................................................................    108
INDEX OF PRINCIPAL DEFINITIONS .....................................................    109

                             SUMMARY OF PROSPECTUS

     The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of Offered Certificates of such series. An Index of Principal Definitions is included at the end of this Prospectus.


TITLE OF CERTIFICATES.......   Mortgage Pass-Through Certificates, issuable in
                               series (the "Certificates").


DEPOSITOR...................   Bear Stearns Commercial Mortgage Securities
                               Inc., a Delaware corporation. See "The
                               Depositor".


MASTER SERVICER.............   The master servicer (the "Master Servicer"), if
                               any, for a series of Certificates will be named in the related Prospectus Supplement. The Master
                               Servicer for any series of Certificates may be an affiliate of the Depositor or a Special Servicer.
                               See "Description of the Pooling
                               Agreements--Collection and Other Servicing
                               Procedures".


SPECIAL SERVICER............   One or more special servicers (each, a "Special
                               Servicer"), if any, for a series of Certificates will be named, or the circumstances under which a Special Servicer will be appointed will be described, in the related Prospectus Supplement.
                               A Special Servicer for any series of Certificates may be an affiliate of the Depositor or the Master Servicer. See "Description of the Pooling
                               Agreements--Special Servicers".


TRUSTEE.....................   The trustee (the "Trustee") for each series of
                               Certificates will be named in the related
                               Prospectus Supplement. See "Description of the
                               Pooling Agreements--The Trustee".


THE TRUST ASSETS............   Each series of Certificates will represent in
                               the aggregate the entire beneficial ownership interest in a Trust Fund consisting primarily of:


A. MORTGAGE ASSETS..........   The Mortgage Assets with respect to each series
                               of Certificates will, in general, consist of a pool of loans or participations therein, together with installment sales contracts, or any combination thereof (collectively, the "Mortgage
                               Loans") secured by liens on, or security interests in, (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units or by shares allocable to a number of such units and proprietary leases appurtenant thereto (the
                               "Multifamily Properties") or and mobile home parks, (ii) commercial properties consisting of office buildings, retail facilities related to the sale of goods and products and facilities related to providing entertainment, recreation or personal services, hotels and motels, casinos, health care-related facilities, recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, auto parks, golf courses, arenas and restaurants (or cooperatively owned units therein) and (iii) mixed use properties
                               (that is, any combination of the foregoing) and unimproved land (the "Commercial Properties").
                               If so specified in the related Prospectus
                               Supplement, a Trust Fund may include Mortgage
                               Loans secured by liens on real estate projects under construction. The Mortgage Loans will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person. If so specified in the related
                               Prospectus Supplement, some Mortgage Loans may be delinquent or non- performing as of the date the related Trust Fund is formed.

                               As and to the extent described in the related Prospectus Supplement, a Mortgage Loan (i) may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, (ii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization, (iii) may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, (iv) may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance penalty in connection with certain prepayments and (v) may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at such other interval as is specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, each Mortgage Loan will have had a principal balance at origination of not less than $25,000 and an original term to maturity of not more than 40 years. Unless otherwise provided in the related Prospectus Supplement, no Mortgage Loan will have been originated by the Depositor; however, some or all of the Mortgage Loans in any Trust Fund may have been originated by an affiliate of the Depositor. See "Description of the Trust Funds--Mortgage Loans".

                               If and to the extent specified in the related Prospectus Supplement, the Mortgage Assets with respect to a series of Certificates may also include, or consist of, (i) private mortgage pass-through certificates or other mortgage-backed securities or (ii) certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA"), the Governmental National Mortgage Association ("GNMA") or the Federal Agricultural Mortgage Corporation ("FAMC") (collectively, the mortgage-backed securities referred to in clauses (i) and (ii), "MBS"), provided that each MBS will evidence an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the Mortgage Loans contained herein. See "Description of the Trust Funds--MBS".


B. CERTIFICATE ACCOUNT......   Each Trust Fund will include one or more
                               accounts (collectively, the "Certificate
                               Account") established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus
                               Supplement will, to the extent described herein and in such Prospectus Supplement, deposit all payments and other collections received or advanced with respect to the Mortgage Assets and other assets in such Trust Fund. A Certificate
                               Account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain obligations acceptable to each Rating
                               Agency (as defined below) rating one or more classes of the related series of Offered
                               Certificates. See "Description of the Trust
                               Funds--Certificate Accounts" and "Description of the Pooling Agreements--Certificate Account".


C. CREDIT SUPPORT...........   If so provided in the related Prospectus
                               Supplement, partial or full protection against certain defaults and losses on the Mortgage
                               Assets in the related Trust Fund may be provided to one or more classes of Certificates of the related series in the form of subordination of one or more other classes of Certificates of such series, which other classes may include one or more classes of Offered Certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support described in this Prospectus, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support").
                               The amount and types of any Credit Support, the identification of the entity providing it (if applicable) and related information will be set forth in the Prospectus Supplement for a series of Offered Certificates. See "Risk
                               Factors--Credit Support Limitations",
                               "Description of the Trust Funds--Credit Support" and "Description of Credit Support".


D. CASH FLOW AGREEMENTS.....   If so provided in the related Prospectus
                               Supplement, a Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets or on one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the

                               Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will contain certain information that pertains to the obligor or counterparty under any such Cash Flow Agreement. See "Description of the Trust Funds--Cash Flow Agreements".


DESCRIPTION OF
 CERTIFICATES................  Each series of Certificates will be issued in one or more classes pursuant to a pooling and servicing agreement or other agreement specified in the related Prospectus Supplement (in either case, a "Pooling Agreement") and will represent in the aggregate the entire beneficial ownership interest in the related Trust Fund.

                               As described in the related Prospectus
                               Supplement, the Certificates of each series, including the Offered Certificates of such series, may consist of one or more classes of Certificates that, among other things: (i) are senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate
                               Certificates") to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (ii) are entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest (collectively, "Stripped Principal Certificates"); (iii) are entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal (collectively, "Stripped Interest Certificates"); (iv) provide for distributions of interest thereon or principal thereof that commence only after the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (v) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (vi) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or (vii) provide for distribution based on collections on the Mortgage Assets in the related Trust Fund attributable to prepayment premiums, yield maintenance penalties or equity participations.

                               Each class of Certificates, other than certain classes of Stripped Interest Certificates and certain classes of Residual Certificates (as defined herein), will have a stated principal amount (a "Certificate Balance"); and each class of Certificates, other than certain classes of Stripped Principal Certificates and certain classes of Residual Certificates, will accrue interest on its Certificate Balance or, in the case of certain classes of Stripped Interest Certificates, on a notional amount (a "Notional Amount"), based on a fixed, variable or adjustable interest rate (a "Pass-Through Rate"). The related Prospectus Supplement will specify the Certificate Balance and/or Notional Amount and the Pass-Through Rate (or, in the case of a variable or adjustable Pass-Through Rate, the method for determining such rate), as applicable, for each class of Offered Certificates.

                               The Certificates will not be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity, unless otherwise provided in the related Prospectus Supplement. See "Risk
                               Factors--Limited Assets" and "Description of the Certificates".


DISTRIBUTIONS OF INTEREST
 ON THE CERTIFICATES........   Interest on each class of Offered Certificates
                               (other than certain classes of Stripped Principal
                               Certificates and certain classes of Residual
                               Certificates) of each series will accrue at the applicable Pass-Through Rate on the Certificate
                               Balance or, in the case of certain classes of Stripped Interest Certificates, the Notional
                               Amount thereof outstanding from time to time and will be distributed to Certificateholders as provided in the related Prospectus Supplement
                               (each of the specified dates on which
                               distributions are to be made, a "Distribution
                               Date"). Distributions of interest with respect to one or more classes of Certificates
                               (collectively, "Accrual Certificates") may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates, and interest accrued with respect to a class of Accrual Certificates prior to the occurrence of such an event will either be added to the Certificate Balance thereof or otherwise deferred. Distributions of interest with respect to one or more classes of Certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described herein and in the related
                               Prospectus Supplement. See "Risk
                               Factors--Prepayments; Average Life of
                               Certificates; Yields", "Yield and Maturity
                               Considerations" and "Description of the
                               Certificates--Distributions of Interest on the
                               Certificates".


DISTRIBUTIONS OF PRINCIPAL
 OF THE CERTIFICATES........   Each class of Certificates of each series
                               (other than certain classes of Stripped Interest
                               Certificates and certain classes of Residual
                               Certificates) will have a Certificate Balance.
                               The Certificate Balance of a class of
                               Certificates outstanding from time to time will represent the maximum amount that the holders thereof are then entitled to receive in respect of principal from future cash flow on the assets in the related Trust Fund. Unless otherwise specified in the related Prospectus Supplement, the initial aggregate Certificate Balance of all classes of Certificates of a series will not be greater than the outstanding principal balance of the related Mortgage Assets as of a specified date (the "Cut-Off Date"), after application of scheduled payments due on or before such date, whether or not received. As and to the extent described in each Prospectus Supplement, distributions of principal with respect to the related series of Certificates will be made on each Distribution Date to the holders of the class or classes of Certificates of such series entitled thereto until the Certificate
                               Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more classes of Certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related
                               Trust Fund. Distributions of principal with respect to one or more classes of Certificates
                               (each such class, a "Controlled Amortization
                               Class") may be made, subject to certain
                               limitations, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of Certificates (each such class, a "Companion
                               Class") may be contingent on the specified principal payment schedule for a Controlled
                               Amortization Class of the same series and the rate at which payments and other collections of principal on the Mortgage Assets in the related
                               Trust Fund are received. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Offered Certificates will be made on a pro rata basis among all of the Certificates of such class. See "Description of the
                               Certificates--Distributions of Principal of the
                               Certificates".


ADVANCES....................   If and to the extent provided in the related
                               Prospectus Supplement, if a Trust Fund includes
                               Mortgage Loans, the Master Servicer, a Special
                               Servicer, the Trustee, any provider of Credit
                               Support and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on such Mortgage Loans. Any such advances made with respect to a particular Mortgage Loan will be reimbursable from subsequent recoveries in respect of such Mortgage Loan and otherwise to the extent described herein and in the related
                               Prospectus Supplement. If and to the extent provided in the Prospectus Supplement for a series of Certificates, any entity making such advances maybe entitled to receive interest thereon for the period that such advances are outstanding, payable from amounts in the related
                               Trust Fund. See "Description of the
                               Certificates--Advances in Respect of
                               Delinquencies". If a Trust Fund includes MBS, any comparable advancing obligation of a party to the related Pooling Agreement, or of a party to the related MBS Agreement, will be described in the related Prospectus Supplement.


TERMINATION.................   If so specified in the related Prospectus
                               Supplement, a series of Certificates may be subject to optional early termination through there purchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all of the Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein. See "Description of the
                               Certificates--Termination".


REGISTRATION OF BOOK-ENTRY
 CERTIFICATES...............   If so provided in the related Prospectus
                               Supplement, one or more classes of the Offered
                               Certificates of any series will be offered in book-entry format (collectively, "Book-Entry
                               Certificates") through the facilities of The
                               Depository Trust Company ("DTC"). Each class of
                               Book-Entry Certificates will be initially represented by one or more Certificates registered in the name of a nominee of DTC. No person acquiring an interest in a class of Book-Entry Certificates (a "Certificate Owner") will be entitled to receive Certificates of such class in fully registered, definitive form
                               ("Definitive Certificates"), except under the limited circumstances described herein. See "Risk
                               Factors--Book-Entry Registration" and
                               "Description of the Certificates-- Book-Entry
                               Registration and Definitive Certificates".


CERTAIN FEDERAL INCOME TAX
 CONSEQUENCES...............   The federal income tax consequences to
                               Certificateholders will vary depending on whether one or more elections are made to treat the Trust
                               Fund or specified portions thereof as one or more
                               "real estate mortgage investment conduits" (each, a "REMIC") under the provisions of the Internal
                               Revenue Code of 1986, as amended (the "Code").
                               The Prospectus Supplement for each series of Certificates will specify whether one or more such elections will be made. See "Certain Federal
                               Income Tax Consequences".


ERISA CONSIDERATIONS........   Fiduciaries of employee benefit plans and
                               certain other retirement plans and arrangements, including individual retirement accounts, individual retirement annuities, Keogh plans, and collective investment funds and insurance company general and separate accounts in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee
                               Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code, should carefully review with their legal advisors whether the purchase and holding of Offered
                               Certificates could give rise to a transaction that is prohibited or is not otherwise permissible under either ERISA or Section 4975 of the Code. See "ERISA Considerations" herein and in the related Prospectus Supplement.

LEGAL INVESTMENT............   The Offered Certificates will constitute
                               "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of
                               1984, as amended ("SMMEA") only if so specified in the related Prospectus Supplement. Investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" herein and in the related Prospectus Supplement.


RATING......................   At their respective dates of issuance, each
                               class of Offered Certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies
                               (each, a "Rating Agency"). See "Rating" herein and in the related Prospectus Supplement.

                                 RISK FACTORS

     In considering an investment in the Offered Certificates of any series, investors should consider, among other things, the following risk factors and any other factors set forth under the heading "Risk Factors" in the related Prospectus Supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of Mortgage Loans included in a particular Trust Fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any MBS included in such Trust Fund.


SECONDARY MARKET

     There can be no assurance that a secondary market for the Offered Certificates of any series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue for as long as such Certificates remain outstanding. The Prospectus Supplement for any series of Offered Certificates may indicate that an underwriter specified therein intends to make a secondary market in such Offered Certificates; however, no underwriter will be obligated to do so. Any such secondary market may provide less liquidity to investors than any comparable market for securities that evidence interests in single-family mortgage loans.

     The primary source of ongoing information regarding the Offered Certificates of any series, including information regarding the status of the related Mortgage Assets and any Credit Support for such Certificates, will be the periodic reports to Certificateholders to be delivered pursuant to the related Pooling Agreement as described herein under the heading "Description of the Certificates--Reports to Certificateholders". There can be no assurance that any additional ongoing information regarding the Offered Certificates of any series will be available through any other source. The limited nature of such information in respect of a series of Offered Certificates may adversely affect the liquidity thereof, even if a secondary market for such Certificates does develop.

     Insofar as a secondary market does develop with respect to any series of Offered Certificates or class thereof, the market value of such Certificates will be affected by several factors, including the perceived liquidity thereof, the anticipated cash flow thereon (which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying Mortgage Loans) and prevailing interest rates. The price payable at any given time in respect of certain classes of Offered Certificates (in particular, a class with a relatively long average life, a Companion Class or a class of Stripped Interest Certificates or Stripped Principal Certificates) may be extremely sensitive to small fluctuations in prevailing interest rates; and the relative change in price for an Offered Certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for such Offered Certificate in response to an equal but opposite movement in such rates. Accordingly, the sale of Offered Certificates by a holder in any secondary market that may develop may be at a discount from the price paid by such holder. The Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis.

     Except to the extent described herein and in the related Prospectus Supplement, Certificateholders will have no redemption rights, and the Offered Certificates of each series are subject to early retirement only under certain specified circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates--Termination".


LIMITED ASSETS

     Unless otherwise specified in the related Prospectus Supplement, neither the Offered Certificates of any series nor the Mortgage Assets in the related Trust Fund will be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity; and no Offered Certificate of any series will represent a claim against or security interest in the Trust Funds for any other series. Accordingly, if the related Trust Fund has insufficient assets to make payments on a series of Offered Certificates, no other assets will be available for payment of the deficiency. Additionally, certain amounts on deposit from time to time in certain funds or accounts constituting part of a Trust Fund, including the Certificate Account and any accounts maintained as Credit

Support, may be withdrawn under certain conditions, as described in the related Prospectus Supplement, for purposes other than the payment of principal of or interest on the related series of Certificates. If and to the extent so provided in the Prospectus Supplement for a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, all or a portion of the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Certificates, and, thereafter, by the remaining classes of Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement.


PREPAYMENTS; AVERAGE LIFE OF CERTIFICATES; YIELDS

     As a result of, among other things, prepayments on the Mortgage Loans in any Trust Fund, the amount and timing of distributions of principal and/or interest on the Offered Certificates of the related series may be highly unpredictable. Prepayments on the Mortgage Loans in any Trust Fund will result in a faster rate of principal payments on one or more classes of the related series of Certificates than if payments on such Mortgage Loans were made as scheduled. Thus, the prepayment experience on the Mortgage Loans in a Trust Fund may affect the average life of one or more classes of Certificates of the related series, including a class of Offered Certificates. The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. For example, if prevailing interest rates fall significantly below the Mortgage Rates borne by the Mortgage Loans included in a Trust Fund, then, subject to, among other things, the particular terms of the Mortgage Loans (e.g., provisions that prohibit voluntary prepayments during specified periods or impose penalties in connection therewith) and the ability of borrowers to get new financing, principal prepayments on such Mortgage Loans are likely to be higher than if prevailing interest rates remain at or above the rates borne by those Mortgage Loans. Conversely, if prevailing interest rates rise significantly above the Mortgage Rates borne by the Mortgage Loans included in a Trust Fund, then principal prepayments on such Mortgage Loans are likely to be lower than if prevailing interest rates remain at or below the rates borne by those Mortgage Loans. There can be no assurance as to the actual rate of prepayment on the Mortgage Loans in any Trust Fund or that such rate of prepayment will conform to any model described herein or in any Prospectus Supplement. As a result, depending on the anticipated rate of prepayment for the Mortgage Loans in any Trust Fund, the retirement of any class of Certificates of the related series could occur significantly earlier or later than expected.

     The extent to which prepayments on the Mortgage Loans in any Trust Fund ultimately affect the average life of any class of Certificates of the related series will depend on the terms of such Certificates. A class of Certificates, including a class of Offered Certificates, may provide that on any Distribution Date the holders of such Certificates are entitled to a pro rata share of the prepayments on the Mortgage Loans in the related Trust Fund that are distributable on such date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of such prepayments. A class of Certificates that entitles the holders thereof to a disproportionately large share of the prepayments on the Mortgage Loans in the related Trust Fund increases the likelihood of early retirement of such class ("call risk") if the rate of prepayment is relatively fast; while a class of Certificates that entitles the holders thereof to a disproportionately small share of the prepayments on the Mortgage Loans in the related Trust Fund increases the likelihood of an extended average life of such class ("extension risk") if the rate of prepayment is relatively slow. As and to the extent described in the related Prospectus Supplement, the respective entitlements of the various classes of Certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the Mortgage Loans in the related Trust Fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of Certificates of such series) or subject to certain contingencies (e.g., prepayment and default rates with respect to such Mortgage Loans).

     A series of Certificates may include one or more Controlled Amortization Classes, which will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of Certificates, a Controlled Amortization Class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the Mortgage Loans in the related Trust Fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such Certificates. Prepayment risk with respect to a given Mortgage Asset Pool does not disappear, however, and the stability afforded to a Controlled Amortization Class comes at the expense of one or more Companion Classes of the same series, any of which Companion Classes may also be a class of Offered Certificates. In general, and as more specifically described in the related Prospectus Supplement, a Companion Class may entitle the holders thereof to a disproportionately large share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively fast, and/or may entitle the holders thereof to a disproportionately small share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively slow. As and to the extent described in the related Prospectus Supplement, a Companion Class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related Controlled Amortization Class if all payments of principal of the Mortgage Loans in the related Trust Fund were allocated on a pro rata basis.

     A series of Certificates may include one or more classes of Offered Certificates offered at a premium or discount. Yields on such classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the Mortgage Loans in the related Trust Fund and, where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of Stripped Interest Certificates, a holder might fail to recover its original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions thereon. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. See "Yield and Maturity Considerations" herein.


LIMITED NATURE OF RATINGS

     Any rating assigned by a Rating Agency to a class of Offered Certificates will reflect only its assessment of the likelihood that holders of such Offered Certificates will receive payments to which such Certificateholders are entitled under the related Pooling Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Mortgage Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the related Trust Fund. Furthermore, such rating will not address the possibility that prepayment of the related Mortgage Loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor that purchases an Offered Certificate at a significant premium might fail to recover its initial investment under certain prepayment scenarios.

     The amount, type and nature of Credit Support, if any, provided with respect to a series of Certificates will be determined on the basis of criteria established by each Rating Agency rating classes of the Certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, there can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of Mortgage Loans. In other cases, such criteria may be based upon determinations of the values of the Mortgaged Properties that provide security for the Mortgage Loans. However, no assurance can be given that those values will not decline in the future. See "Description of Credit Support" and "Rating".


FACTORS AFFECTING DELINQUENCY, FORECLOSURE AND LOSS OF THE MORTGAGE
LOANS--GENERAL

     General. A description of risks associated with investments in mortgage loans is included herein under "Certain Legal Aspects of Mortgage Loans". Mortgage loans made on the security of multifamily or commercial property may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with loans made on the security of an owner-occupied single-family property. See "Description of the Trust Funds--Mortgage Loans". The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower; thus, the value of an income- producing property is directly related to the net operating income derived from such property. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. A number of the Mortgage Loans may be secured by liens on owner-occupied Mortgaged Properties or on Mortgaged Properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants. Furthermore, the value of any Mortgaged Property may be adversely affected by risks generally incident to interests in real property, including changes in general or local economic conditions and/or specific industry segments; declines in real estate values; declines in rental or occupancy rates; increases in interest rates, real estate tax rates and other operating expenses; changes in governmental rules, regulations and fiscal policies, including environmental legislation; acts of God; and other factors beyond the control of the Master Servicer. In the case of Mortgage Loans that represent participation interests in a mortgage loan, the Trustee's or the Master Servicer's enforcement rights may be limited in the event of default by the related borrower.

     In addition, additional risk may be presented by the type and use of a particular Mortgaged Property. For instance, Mortgaged Properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements. The ability of a borrower to repay a Mortgage Loan secured by shares allocable to one or more cooperative dwelling units may be dependent upon the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a Mortgage Loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

     Other multifamily and commercial properties located in the areas of the Mortgaged Properties and of the same types as the Mortgaged Properties compete with the Mortgaged Properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a Mortgage Loan competes with all lessors and developers of comparable types of real estate in the area in which the Mortgaged Property is located. Such lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a Mortgaged Property may renovate, refurbish or expand the Mortgaged Property to maintain it and remain competitive, such renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the Mortgaged Properties. In addition, the business conducted at each Mortgaged Property may face competition from other industries and industry segments.

     It is anticipated that some or all of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any such Mortgage Loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the Mortgage Loan. However, even with respect to those Mortgage Loans that provide for recourse against the borrower and its assets generally, there can be no assurance that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted Mortgage Loan in excess of the liquidation value of the related Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Foreclosure".

     Further, the concentration of default, foreclosure and loss risks in individual Mortgage Loans in a particular Trust Fund will generally be greater than for pools of single-family loans because Mortgage Loans in a Trust Fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

     Risks Particular to Multifamily Rental Properties. Adverse economic conditions, either local, regional or national, may limit the amount of rent that can be charged for rental units, may adversely affect tenants' ability to pay rent and may result in a reduction in timely rent payments or a reduction in occupancy levels without a corresponding decrease in expenses. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings, company relocations and closings and national and local politics, including current or future rent stabilization and rent control laws and agreements. Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline, including for some of the foregoing reasons. In addition, the level of mortgage interest rates may encourage tenants in multifamily rental properties to purchase single-family housing rather than continue to lease housing or the characteristics of a neighborhood may change over time or in relation to newer developments. Further, the cost of operating a multifamily rental property may increase, including the cost of utilities and the costs of required capital expenditures. Also, multifamily rental properties may be subject to rent control laws which could impact the future cash flows of such properties.

     Certain multifamily rental properties are eligible to receive low-income housing tax credits pursuant to Section 42 of the Code ("Section 42 Properties"). However, rent limitations associated therewith may adversely affect the ability of the applicable borrowers to increase rents to maintain such Mortgaged Properties in proper condition during periods of rapid inflation or declining market value of such Mortgaged Properties. In addition, the income restrictions on tenants imposed by Section 42 of the Code may reduce the number of eligible tenants in such Mortgaged Properties and result in a reduction in occupancy rates applicable thereto. Furthermore, some eligible tenants may not find any differences in rents between the Section 42 Properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a Section 42 Property, which may have fewer amenities or otherwise be less attractive as a residence. All of these conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its Mortgage Loan.

     Risks Particular to Cooperatively-Owned Apartment Buildings. Generally, a tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the cooperative corporation that owns the subject apartment building representing such tenant-shareholder's pro rata share of the corporation's payments in respect of the Mortgage Loan secured by, and all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to, such property, less any other income that the cooperative corporation may realize. Adverse economic conditions, either local regional or national, may adversely affect tenant-shareholders' ability to make required maintenance payments, either because such adverse economic conditions have impaired the individual financial conditions of such tenant-shareholders or their ability to sub-let the subject apartments. To the extent that a large number of tenant-shareholders in a cooperatively-owned apartment building rely on sub-letting their apartments to make maintenance payments, the lender on any mortgage loan secured by such building will be subject to all the risks that it would have in connection with lending on the security of a multifamily rental property. See "--Risks Particular to Multifamily Rental Properties" above. In addition, if in connection with any cooperative conversion of an apartment building, the sponsor holds the shares allocated to a large number of the apartment units, any lender secured by a mortgage on such building will be subject to a risk associated with such sponsor's creditworthiness.

     Risks Particular to Retail Properties. In addition to risks generally associated with real estate, Mortgage Loans secured by retail properties are also affected significantly by adverse changes in consumer spending patterns, local competitive conditions (such as the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls), alternative forms of retailing (such as direct mail, video shopping networks and selling through the Internet, which reduce the need for retail space by retail companies), the quality and management philosophy of management, the attractiveness of the properties and the surrounding neighborhood to tenants and their customers, the public perception of the safety of customers (at shopping malls and shopping centers, for example) and the need to make major repairs or improvements to satisfy the needs of major tenants.

     Retail properties may be adversely affected if an anchor or other significant tenant ceases operations at such locations (which may occur on account of a decision not to renew a lease, bankruptcy or insolvency of such tenant, such tenant's general cessation of business activities or for other reasons). Significant tenants at a shopping center play an important part in generating customer traffic and making the property a desirable location for other tenants at such property. In addition, certain tenants at retail properties may be entitled to terminate their leases if an anchor tenant ceases operations at such property.


BALLOON PAYMENTS; BORROWER DEFAULT

     Certain of the Mortgage Loans included in a Trust Fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage Loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related Mortgaged Property, the financial condition and operating history of the borrower and the related Mortgaged Property, tax laws, rent control laws (with respect to certain residential properties), Medicaid and Medicare reimbursement rates (with respect to hospitals and nursing homes), prevailing general economic conditions and the availability of credit for loans secured by multifamily or commercial, as the case may be, real properties generally. Neither the Depositor nor any of its affiliates will be required to refinance any Mortgage Loan.

     If and to the extent described herein and in the related Prospectus Supplement, in order to maximize recoveries on defaulted Mortgage Loans, the Master Servicer or a Special Servicer will be permitted (within prescribed limits) to extend and modify Mortgage Loans that are in default or as to which a payment default is imminent. While the Master Servicer or a Special Servicer generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery, taking into account the time value of money, than liquidation, there can be no assurance that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected Mortgage Loans.


CREDIT SUPPORT LIMITATIONS

     The Prospectus Supplement for a series of Certificates will describe any Credit Support provided with respect thereto. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses or risks; for example, Credit Support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of Certificates may include one or more classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Credit Support may be exhausted before the principal of the later paid classes of Certificates of such series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the Mortgage Assets may fall primarily upon those classes of Certificates having a later right of payment. Moreover, if an instrument of Credit Support covers more than one series of Certificates, holders of Certificates of one series will be subject to the risk that such Credit Support will be exhausted by the claims of the holders of Certificates of one or more other series.

     The amount of any applicable Credit Support supporting one or more classes of Offered Certificates, including the subordination of one or more classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates based on an assumed level of defaults, delinquencies and losses on the underlying Mortgage Assets and certain other factors. There can, however, be no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See "--Limited Nature of Ratings", "Description of the Certificates" and "Description of Credit Support".


LEASES AND RENTS

     Each Mortgage Loan included in any Trust Fund secured by Mortgaged Property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related Mortgaged Property, and the income derived therefrom, as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents".


ENVIRONMENTAL RISKS

     Under the laws of certain states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath such property. Such liability may be imposed without regard to whether the owner knew of, or was responsible for, the presence of such hazardous or toxic substances. The cost of any required remediation and the owner or operator's liability therefor as to any property is generally not limited under such laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at "off-site" locations, such owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where such person's hazardous substances were disposed.

     Although the federal Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended ("CERCLA"), provides an exemption from the definition of "owner" for lenders whose primary indicia of ownership in a particular property is the holding of a security interest, lenders may forfeit, as a result of their actions with respect to particular borrowers, their secured creditor exemption and be deemed an owner or operator of property such that they are liable for remediation costs. See "Certain Legal Aspects of Mortgage Loans--Environmental Risks" herein. A lender also risks such liability on foreclosure of the mortgage. Unless otherwise specified in the related Prospectus Supplement, if a Trust Fund includes Mortgage Loans, then the related Pooling Agreement will contain provisions generally to the effect that the Master Servicer, acting on behalf of the Trust Fund, may not acquire title to a Mortgaged Property or assume control of its operation unless the Master Servicer, based upon a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans". See "Certain Legal Aspects of Mortgage Loans--Environmental Risks". There can be no assurance that any such requirements of a Pooling Agreement will effectively insulate the related Trust Fund from potential liability for a materially adverse environmental condition at a Mortgaged Property.

SPECIAL HAZARD LOSSES

     Unless otherwise specified in a Prospectus Supplement, the Master Servicer for the related Trust Fund will be required to cause the borrower on each Mortgage Loan in such Trust Fund to maintain such insurance coverage in respect of the related Mortgaged Property as is required under the related Mortgage, including hazard insurance; provided that, as and to the extent described herein and in the related Prospectus Supplement, the Master Servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any Mortgaged Property through acquisition of a blanket policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related Mortgage specifically requires the mortgagor to insure against physical damage arising from such causes, then, to the extent any consequent losses are not covered by Credit Support, such losses may be borne, at least in part, by the holders of one or more classes of Offered Certificates of the related series. See "Description of the Pooling Agreements--Hazard Insurance Policies".



ERISA CONSIDERATIONS

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. In addition, certain other retirement plans and arrangements, including individual retirement accounts and Keogh plans, are subject to Section 4975 of the Code. Due to the complexity of regulations that govern such plans, prospective investors that are subject to ERISA or Section 4975 of the Code are urged to consult their own counsel regarding the consequences under ERISA or the Code of acquisition, ownership and disposition of the Offered Certificates of any series. See "ERISA Considerations".


CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL CERTIFICATES

     Holders of Residual Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates". Accordingly, under certain circumstances, holders of Offered Certificates that constitute Residual Certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. The requirement that holders of Residual Certificates report their pro rata share of the taxable income and net loss of the REMIC will continue until the Certificate Balances of all classes of Certificates of the related series have been reduced to zero, even though holders of Residual Certificates have received full payment of their stated interest and principal. A portion (or, in certain circumstances, all) of such Certificateholder's share of the REMIC taxable income may be treated as "excess inclusion" income to such holder which (i) generally, will not be subject to offset by losses from other activities, (ii) for a tax-exempt holder, will be treated as unrelated business taxable income and (iii) for a foreign holder, will not qualify for exemption from withholding tax. Individual holders of Residual Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, Residual Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of Residual Certificates, the taxable income arising in a given year on a Residual Certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the Residual Certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING ORIGINAL ISSUE DISCOUNT

     Accrual Certificates will be, and certain of the other Classes of Certificates of a series may be, issued with "original issue discount" for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to such income. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates".


BOOK-ENTRY REGISTRATION

     If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates of any series will be issued as Book-Entry Certificates. Each class of Book-Entry Certificates will be initially represented by one or more Certificates registered in the name of a nominee for DTC. As a result, unless and until corresponding Definitive Certificates are issued, the Certificate Owners with respect to any class of Book-Entry Certificates will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations ("Participants"). In addition, the access of Certificate Owners to information regarding the Book-Entry Certificates in which they hold interests may be limited. Conveyance of notices and other communications by DTC to its Participants, and directly and indirectly through such Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Furthermore, as described herein, Certificate Owners may suffer delays in the receipt of payments on the Book-Entry Certificates, and the ability of any Certificate Owner to pledge or otherwise take actions with respect to its interest in the Book-Entry Certificates may be limited due to the lack of a physical certificate evidencing such interest. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates".


DELINQUENT MORTGAGE LOANS

     If so provided in the related Prospectus Supplement, the Trust Fund for a particular Series of Certificates may include Mortgage Loans that are past-due (i.e. beyond any applicable grace period); provided, however, that such delinquent Mortgage Loans may only constitute up to, but not including, 20% (by principal balance) of the Trust Fund. If so specified in the related Prospectus Supplement, the servicing of such Mortgage Loans may be performed by a Special Servicer. When a Mortgage Loan has a loan-to-value ratio of 100% or more, the related borrower will have no equity in the related Mortgaged Property. In such cases, the related borrower may not have an incentive to continue to perform under the subject Mortgage Loan. In addition, when the debt service coverage ratio of a Mortgage Loan is below 1.0x, the revenue derived from the use and operation of the related Mortgaged Property is insufficient to cover the operating expenses of such Mortgaged Property and to pay debt service on such Mortgage Loan and all mortgage loans senior thereto. In such cases, the related borrower will be required to pay a portion of such items from sources other than cash flow from the related Mortgaged Property. If the related borrower ceases to use such alternative cash sources at a time when operating revenue from the related Mortgaged Property is still insufficient to cover such items, deferred maintenance at the related Mortgaged Property and/or a default under the subject Mortgage Loan may occur. Credit Support provided with respect to a particular Series of Certificates may not cover all losses related to delinquent Mortgage Loans and, and investors should consider the risk that the inclusion of such Mortgage Loans in the Trust Fund may adversely affect the rate of defaults and prepayments on the Mortgage Assets in such Trust Fund and the yield on the Offered Certificates of such series. See "Description of the Trust Funds--Mortgage Loans--General".


                        DESCRIPTION OF THE TRUST FUNDS


GENERAL

     The primary assets of each Trust Fund will consist of (i) various types of multifamily or commercial mortgage loans or participations therein (the "Mortgage Loans"), (ii) pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans or (iii) a combination of Mortgage Loans and MBS (collectively, "Mortgage Assets"). Each Trust Fund will be established by Bear Stearns Commercial Mortgage Securities Inc. (the "Depositor"). Each Mortgage Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS and may be an affiliate of the Depositor. The Mortgage Assets will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "--Mortgage Loans", unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular Trust Fund.


MORTGAGE LOANS

     General. The Mortgage Loans will be evidenced by promissory notes or other evidences of indebtedness (the "Mortgage Notes") secured by liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures ("Multifamily Properties") and mobile home parks, (ii) commercial properties consisting of office buildings, retail facilities related to the sale of goods and products and facilities related to providing entertainment, recreation or personal services, hotels and motels, casinos, health care-related facilities, recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, auto parks, golf courses, arenas and restaurants (or cooperatively owned units therein) and (iii) mixed use properties (that is, any combination of the foregoing) and unimproved land (the "Commercial Properties"). The Multifamily Properties may include mixed commercial and residential structures, apartment buildings owned by private cooperative housing corporations ("Cooperatives"), and shares of the Cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. Such liens may be created by mortgages, deeds of trust and similar security instruments (the "Mortgages"). Each Mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related Prospectus Supplement, the term of any such leasehold will exceed the term of the Mortgage Note by at least two years. Unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor; however, the Originator may be or may have been an affiliate of the Depositor.

     If so specified in the related Prospectus Supplement, Mortgage Assets for a series of Certificates may include Mortgage Loans made on the security of real estate projects under construction. In that case, the related Prospectus Supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, some of the Mortgage Loans included in the Trust Fund for a particular Series of Certificates may be delinquent or non-performing as of the date such Certificates are issued. In that case, the related Prospectus Supplement will set forth, as to each such Mortgage Loan, available information as to the period of such delinquency or non-performance, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

     Mortgage Loans Secured by Multifamily Rental Properties. Significant factors determining the value and successful operation of a multifamily rental property are the location of the property, the number of competing residential developments in the local market (such as apartment buildings, manufactured housing communities and site-built single family homes), the physical attributes of the multifamily building (such as its age and appearance) and state and local regulations affecting such property. In addition, the successful operation of an apartment building will depend upon other factors such as its reputation, the ability of management to provide adequate maintenance and insurance, and the types of services it provides.

     Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its Mortgage Loan from its net operating income or the proceeds of a sale or refinancing of the related Mortgaged Property.

     Adverse economic conditions, either local, regional or national, may limit the amount of rent that can be charged, may adversely affect tenants' ability to pay rent and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings, company relocations and closings and national and local politics, including current or future rent stabilization and rent control laws and agreements. Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline, including for some of the foregoing reasons. In addition, the level of mortgage interest rates may encourage tenants to purchase single-family housing rather than continue to lease housing. The location and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments.

     Mortgage Loans Secured by Cooperatively-Owned Apartment Buildings. A cooperative apartment building and the land under the building are owned or leased by a non-profit cooperative corporation. The cooperative corporation is in turn owned by tenant-shareholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation representing such tenant-shareholder's pro rata share of the corporation's payments in respect of any mortgage loan secured by, and all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to, the real property owned by such cooperative corporation, less any other income that the cooperative corporation may realize. Such payments to the cooperative corporation are in addition to any payments of principal and interest the tenant-shareholder must make on any loans of the tenant-shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building management and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by the real property owned by such corporation, as well as all other operating expenses of such property, is dependent primarily upon the receipt of maintenance payments from the tenant-shareholders, together with any rental income from units or commercial space that the cooperative corporation might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the real property owned by such cooperative corporation depends primarily on its ability to refinance the mortgage loan. Neither the Depositor nor any other person will have any obligation to provide refinancing for any of the Mortgage Loans.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor, and the current tenants have a certain period to subscribe at prices discounted from the prices to be offered to the public after such period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. The sponsor usually also controls the corporation's board of directors and management for a limited period of time.

     Each purchaser of shares in the cooperative corporation generally enters into a long-term proprietary lease which provides the shareholder with the right to occupy a particular apartment unit. However, many cooperative conversion plans are "non-eviction" plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in the unit as a subtenant from the owner of the shares allocated to such apartment unit. Any applicable rent control or rent stabilization laws would continue to be applicable to such subtenancy, and the subtenant may be entitled to renew its lease for an indefinite number of times, with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The shareholder is responsible for the maintenance payments to the cooperative without regard to its receipt or non-receipt of rent from the subtenant, which may be lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant shareholders.

     Mortgage Loans Secured by Retail Properties. Retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Income from and the market value of retail properties is dependent on various factors including, but not limited to, the ability to lease space in such properties, the ability of tenants to meet their lease obligations, the possibility of a significant tenant becoming bankrupt or insolvent, as well as fundamental aspects of real estate such as location and market demographics.

     The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Declines in tenant sales will cause a corresponding decline in percentage rents and may cause such tenants to become unable to pay their rent or other occupancy costs. The default by a tenant under its lease could result in delays and costs in enforcing the lessor's rights. Repayment of the related Mortgage Loans will be affected by the expiration of space leases and the ability of the respective borrowers to renew or relet the space on comparable terms. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, could be substantial and could reduce cash flow from the retail properties. The correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

     Whether a shopping center is "anchored" or "unanchored" is also an important distinction. Anchor tenants in shopping centers traditionally have been a major factor in the public's perception of a shopping center. The anchor tenants at a shopping center play an important part in generating customer traffic and making a center a desirable location for other tenants of the center. The failure of an anchor tenant to renew its leases, the termination of an anchor tenant's lease, the bankruptcy or economic decline of an anchor tenant, or the cessation of the business of an anchor tenant (notwithstanding any continued payment of rent) can have a material negative effect on the economic performance of a shopping center. Furthermore, the correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

     Unlike certain other types of commercial properties, retail properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, telemarketing, selling through the Internet, and outlet centers all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the retail properties.

     Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, some or all of the Mortgage Loans included in a particular Trust Fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure repayment of the Mortgage Loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on such a loan. Unless otherwise defined in the related Prospectus Supplement, the "Debt Service Coverage Ratio" of a Mortgage Loan at any given time is the ratio of (i) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (ii) the annualized scheduled payments on the Mortgage Loan and any other loans senior thereto that are secured by the related Mortgaged Property. Unless otherwise defined in the related Prospectus Supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on the related Mortgage Loan or on any other loans that are secured by such Mortgaged Property. The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related Mortgage Loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a Mortgage Loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or the economy of the area in which the Mortgaged Property is located or the industry that it services. In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a Mortgaged Property may depend substantially on the financial condition of the borrower or a tenant, and Mortgage Loans secured by liens on such properties may pose greater risks than loans secured by liens on Multifamily Properties or on multi-tenant Commercial Properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/ landlord, is responsible for payment of operating expenses ("Net Leases"). However, the existence of such "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. Unless otherwise defined in the related Prospectus Supplement, the "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the Mortgage Loan and any other loans senior thereto that are secured by the related Mortgaged Property to (ii) the Value of the related Mortgaged Property. The "Value" of a Mortgaged Property is generally its fair market value determined in an appraisal obtained by the Originator at the origination of such loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus (a) the greater the incentive of the borrower to perform under the terms of the related Mortgage Loan (in order to protect such equity) and (b) the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of Mortgage Loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described herein. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While the Depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of such factors will in fact have been prudently considered by the Originators of the Mortgage Loans, or that, for a particular Mortgage Loan, they are complete or relevant. See "Risk Factors--Risks Associated with Certain Mortgage Loans and Mortgaged Properties" and "--Balloon Payments; Borrower Default".

     Payment Provisions of the Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will (i) have had individual principal balances at origination of not less than $25,000, (ii) have had original terms to maturity of not more than 40 years and (iii) provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually. A Mortgage Loan (i) may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, (ii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization, (iii) may be fully amortizing or partially amortizing or non- amortizing, with a balloon payment due on its stated maturity date, and (iv) may prohibit over its term or for a certain period prepayments (the period of such prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related Prospectus Supplement. A Mortgage Loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of such Mortgaged Property or the benefit, if any, resulting from the refinancing of the Mortgage Loan (any such provision, an "Equity Participation"), as described in the related Prospectus Supplement. If holders of any class or classes of Offered Certificates of a series will be entitled to all or a portion of an Equity Participation in addition to payments of interest on and/or principal of such Offered Certificates, the related Prospectus Supplement will describe the Equity Participation and the method or methods by which distributions in respect thereof will be made to such holders.


     Mortgage Loan Information in Prospectus Supplements. Each Prospectus Supplement will contain certain information pertaining to the Mortgage Loans in the related Trust Fund, which will generally be current as of a date specified in the related Prospectus Supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans, (ii) the type or types of property that provide security for repayment of the Mortgage Loans, (iii) the earliest and latest origination date and maturity date of the Mortgage Loans,
(iv) the original and remaining terms to maturity of the Mortgage Loans, or the respective ranges thereof, and the weighted average original and remaining terms to maturity of the Mortgage Loans, (v) the original Loan-to-Value Ratios of the Mortgage Loans, or the range thereof, and the weighted average original


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

Loan-to-Value Ratio of the Mortgage Loans, (vi) the Mortgage Rates borne by the Mortgage Loans, or range thereof, and the weighted average Mortgage Rate borne by the Mortgage Loans, (vii) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on Mortgage Rate adjustments at the time of any adjustment and over the life of the ARM Loan, (viii) information regarding the payment characteristics of the Mortgage Loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums, (ix) the Debt Service Coverage Ratios of the Mortgage Loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Debt Service Coverage Ratios, and (x) the geographic distribution of the Mortgaged Properties on a state-by-state basis. In appropriate cases, the related Prospectus Supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If the Depositor is unable to tabulate the specific information described above at the time Offered Certificates of a series are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of those Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days following such issuance.


MBS

     MBS may include (i) private (that is, not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage pass-through certificates or other mortgage-backed securities or (ii) certificates insured or guaranteed by FHLMC, FNMA, GNMA or FAMC provided that, unless otherwise specified in the related Prospectus Supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the Mortgage Loans contained herein.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will have entered into the MBS Agreement, generally with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of Certificates described herein. Distributions in respect of the MBS will be made by the MBS Issuer, the MBS Servicer or the MBS Trustee on the dates specified in the related Prospectus Supplement. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

     Reserve funds, subordination or other credit support similar to that described for the Certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any Rating Agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The Prospectus Supplement for a series of Certificates that evidence interests in MBS will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the Trust Fund, (ii) the original and remaining term to stated maturity of the MBS, if applicable, (iii) the pass-through or bond rate of the MBS or the formula for determining such rates, (iv) the payment characteristics of the MBS, (v) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,
(vi) a description of the credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the MBS, (ix) the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements", and (x) the characteristics of any cash flow agreements that relate to the MBS.


CERTIFICATE ACCOUNTS

     Each Trust Fund will include one or more accounts (collectively, the "Certificate Account") established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement, deposit all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund. A Certificate Account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain obligations acceptable to each Rating Agency rating one or more classes of the related series of Offered Certificates.


CREDIT SUPPORT

     If so provided in the Prospectus Supplement for a series of Certificates, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates of such series in the form of subordination of one or more other classes of Certificates of such series or by one or more other types of credit support arrangements, such as letters of credit, insurance policies, guarantees, surety bonds or reserve funds, among others, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). The amount and types of Credit Support, the identification of the entity providing it (if applicable) and related information with respect to each type of Credit Support, if any, will be set forth in the Prospectus Supplement for a series of Certificates. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support".


CASH FLOW AGREEMENTS

     If so provided in the Prospectus Supplement for a series of Certificates, the related Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate. The Trust Fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets on one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), and the identity of the Cash Flow Agreement obligor or counterparty, will be described in the Prospectus Supplement for a series of Certificates.


                       YIELD AND MATURITY CONSIDERATIONS


GENERAL

     The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate and the amount and timing of distributions on the Certificate. See "Risk Factors--Prepayments; Average Life of Certificates; Yields". The following discussion contemplates a Trust Fund that consists solely of Mortgage Loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of Certificates as will the characteristics and behavior of comparable Mortgage Loans, the effect may differ due to the payment characteristics of the MBS. If a Trust Fund includes MBS, the related Prospectus Supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the Offered Certificates of the related series.


PASS-THROUGH RATE

     The Certificates of any class within a series may have a fixed, variable or adjustable Pass-Through Rate, which may or may not be based upon the interest rates borne by the Mortgage Loans in the related

Trust Fund. The Prospectus Supplement with respect to any series of Certificates will specify the Pass-Through Rate for each class of Offered Certificates of such series or, in the case of a class of Offered Certificates with a variable or adjustable Pass- Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Loan on the Pass-Through Rate of one or more classes of Offered Certificates; and whether the distributions of interest on the Offered Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.


PAYMENT DELAYS

     With respect to any series of Certificates, a period of time will elapse between the date upon which payments on the Mortgage Loans in the related Trust Fund are due and the Distribution Date on which such payments are passed through to Certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such Mortgage Loans were distributed to Certificateholders on or near the date they were due.


CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a Mortgage Loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of Certificates and distributable thereon on any Distribution Date will generally correspond to interest accrued on the Mortgage Loans to their respective Due Dates during the related Due Period. Unless otherwise specified in the Prospectus Supplement for a series of Certificates, a "Due Period" is a specified time period generally corresponding in length to the time period between Distribution Dates, and all scheduled payments on the Mortgage Loans in the related Trust Fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related Master Servicer or other specified person, be distributed to the holders of the Certificates of such series on the next succeeding Distribution Date. Consequently, if a prepayment on any Mortgage Loan is distributable to Certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest thereon to the Due Date for such Mortgage Loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (such shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the Certificates of the related series. If and to the extent that any such shortfall is allocated to a class of Offered Certificates, the yield thereon will be adversely affected. The Prospectus Supplement for each series of Certificates will describe the manner in which any such Prepayment Interest Shortfalls will be allocated among the classes of such Certificates. If so specified in the Prospectus Supplement for a series of Certificates, the Master Servicer for such series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any such Prepayment Interest Shortfalls. The related Prospectus Supplement will also describe any other amounts available to offset such shortfalls. See "Description of the Pooling Agreements--Servicing Compensation and Payment of Expenses".


YIELD AND PREPAYMENT CONSIDERATIONS

     A Certificate's yield to maturity will be affected by the rate of principal payments on the Mortgage Loans in the related Trust Fund and the allocation thereof to reduce the principal balance (or notional amount, if applicable) of such Certificate. The rate of principal payments on the Mortgage Loans in any Trust Fund will in turn be affected by the amortization schedules thereof (which, in the case of ARM Loans, may change periodically to accommodate adjustments to the Mortgage Rates thereon), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, prepayments resulting from liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the related Trust
Fund). Because the rate of principal prepayments on the Mortgage Loans in any Trust Fund will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate.

     The extent to which the yield to maturity of a class of Offered Certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in the related Trust Fund are in turn distributed on such Certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the Notional Amount thereof). An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans in the related Trust Fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In addition, if an investor purchases an Offered Certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of such investor's Offered Certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on such investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

     A class of Certificates, including a class of Offered Certificates, may provide that on any Distribution Date the holders of such Certificates are entitled to a pro rata share of the prepayments on the Mortgage Loans in the related Trust Fund that are distributable on such date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of such prepayments. As and to the extent described in the related Prospectus Supplement, the respective entitlements of the various classes of Certificates of any series to receive distributions in respect of payments (and, in particular, prepayments) of principal of the Mortgage Loans in the related Trust Fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of Certificates of such series) or subject to certain contingencies (e.g., prepayment and default rates with respect to such Mortgage Loans).

     In general, the Notional Amount of a class of Stripped Interest Certificates will either (i) be based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal the Certificate Balances of one or more of the other classes of Certificates of the same series. Accordingly, the yield on such Stripped Interest Certificates will be inversely related to the rate at which payments and other collections of principal are received on such Mortgage Assets or distributions are made in reduction of the Certificate Balances of such classes of Certificates, as the case may be.

     Consistent with the foregoing, if a class of Certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the Mortgage Loans in the related Trust Fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on such Mortgage Loans will negatively affect the yield to investors in Stripped Interest Certificates. If the Offered Certificates of a series include any such Certificates, the related Prospectus Supplement will include a table showing the effect of various assumed levels of prepayment on yields on such Certificates. Such tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

     The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the Mortgage Loans in any Trust Fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the Mortgaged Properties are located, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the Mortgage Loans in any Trust Fund may be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, and by the extent to which such provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the Mortgage Rates on such ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate or (ii) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. The Depositor will make no representation as to the particular factors that will affect the prepayment of the Mortgage Loans in any Trust Fund, as to the relative importance of such factors, as to the percentage of the principal balance of such Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment on such Mortgage Loans.


WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the Mortgage Loans in any Trust Fund will affect the ultimate maturity and the weighted average life of one or more classes of the Certificates of such series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor.

     The weighted average life and maturity of a class of Certificates of any series will be influenced by the rate at which principal on the related Mortgage Loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of Mortgage Loans out of the related Trust Fund) is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the Mortgage Loans included in any Trust Fund will conform to any particular level of CPR or SPA.

     The Prospectus Supplement with respect to each series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Certificates of such series and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the related Mortgage Loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such Prospectus Supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the Certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the Certificates.


CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of Certificates may include one or more Controlled Amortization Classes, which will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as and to the extent described in the related Prospectus Supplement, to receive principal payments from the Mortgage Loans in the related Trust Fund. Unless otherwise specified in the related Prospectus Supplement, each Controlled Amortization Class will either be a Planned Amortization Class (a "PAC") or a Targeted Amortization Class (a "TAC"). In general, a PAC has a "prepayment collar" (that is, a range of prepayment rates that can be sustained without disruption) that determines the principal cash flow of such Certificates. Such a prepayment collar is not static, and may expand or contract after the issuance of the PAC depending on the actual prepayment experience for the underlying Mortgage Loans. Distributions of principal on a PAC would be made in accordance with the specified schedule so long as prepayments on the underlying Mortgage Loans remain at a relatively constant rate within the prepayment collar and, as described below, Companion Classes exist to absorb "excesses" or "shortfalls" in principal payments on the underlying Mortgage Loans. If the rate of prepayment on the underlying Mortgage Loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, such an event may have material consequences in respect of the anticipated weighted average life and maturity for a PAC. A TAC is structured so that principal distributions generally will be payable thereon in accordance with its specified principal payments schedule so long as the rate of prepayments on the related Mortgage Assets remains relatively constant at the particular rate used in establishing such schedule. A TAC will generally afford the holders thereof some protection against early retirement or some protection against an extended average life, but not both.

     Although prepayment risk cannot be eliminated entirely for any class of Certificates, a Controlled Amortization Class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the Mortgage Loans in the related Trust Fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such Certificates. Prepayment risk with respect to a given Mortgage Asset Pool does not disappear, however, and the stability afforded to a Controlled Amortization Class comes at the expense of one or more Companion Classes of the same series, any of which Companion Classes may also be a class of Offered Certificates. In general, and as more particularly described in the related Prospectus Supplement, a Companion Class will entitle the holders thereof to a disproportionately large share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively fast, and will entitle the holders thereof to a disproportionately small share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively slow. A class of Certificates that entitles the holders thereof to a disproportionately large share of the prepayments on the Mortgage Loans in the related Trust Fund enhances the risk of early retirement of such class ("call risk") if the rate of prepayment is relatively fast; while a class of Certificates that entitles the holders thereof to a disproportionately small share of the prepayments on the Mortgage Loans in the related Trust Fund enhances the risk of an extended average life of such class ("extension risk") if the rate of prepayment is relatively slow. Thus, as and to the extent described in the related Prospectus Supplement, a Companion Class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related Controlled Amortization Class if all payments of principal of the Mortgage Loans in the related Trust Fund were allocated on a pro rata basis.


OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the Mortgage Loans included in a particular Trust Fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that Mortgage Loans that require balloon payments may default at maturity, or that the maturity of such a Mortgage Loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the Master Servicer or a Special Servicer, to the extent and under the circumstances set forth herein and in the related Prospectus Supplement, may be authorized to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan may delay distributions of principal on a class of Offered Certificates and thereby extend the weighted average life of such Certificates and, if such Certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization. The weighted average life of a class of Certificates can be affected by Mortgage Loans that permit negative amortization to occur. A Mortgage Loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues thereon would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of Mortgage Loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of Certificates of the related series. In addition, negative amortization on one or more Mortgage Loans in any Trust Fund may result in negative amortization on the Certificates of the related series. The related Prospectus Supplement will describe, if applicable, the manner in which negative amortization in respect of the Mortgage Loans in any Trust Fund is allocated among the respective classes of Certificates of the related series. The portion of any Mortgage Loan negative amortization allocated to a class of Certificates may result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the Certificate Balance thereof. Accordingly, the weighted average lives of Mortgage Loans that permit negative amortization (and that of the classes of Certificates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such Mortgage Loans) may increase as a result of such feature.

     Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its Mortgage Rate, provides that its scheduled payment will adjust less frequently than its Mortgage Rate or provides for constant scheduled payments notwithstanding adjustments to its Mortgage Rate. Conversely, during a period of declining interest rates, the scheduled payment on such a Mortgage Loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate, thereby resulting in the accelerated amortization of such Mortgage Loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such Mortgage Loan and, correspondingly, the weighted average lives of those classes of Certificates entitled to a portion of the principal payments on such Mortgage Loan.

     The extent to which the yield on any Offered Certificate will be affected by the inclusion in the related Trust Fund of Mortgage Loans that permit negative amortization, will depend upon (i) whether such Offered Certificate was purchased at a premium or a discount and (ii) the extent to which the payment characteristics of such Mortgage Loans delay or accelerate the distributions of principal on such Certificate (or, in the case of a Stripped Interest Certificate, delay or accelerate the amortization of the notional amount thereof). See "--Yield and Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the Mortgage Loans that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average lives of those Mortgage Loans and, accordingly, the weighted average lives of and yields on the Certificates of the related series. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average lives of and yields on the Certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield to holders of the Offered Certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the Mortgage Loans in the related Trust Fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of Certificates that is required to bear the effects thereof.

     The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may be effected by a reduction in the entitlements to interest and/or Certificate Balances of one or more such classes of Certificates, or by establishing a priority of payments among such classes of Certificates.

     The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the Mortgage Loans in the related Trust Fund.

     Additional Certificate Amortization. In addition to entitling the holders thereof to a specified portion (which may during specified periods range from none to all) of the principal payments received on the Mortgage Assets in the related Trust Fund, one or more classes of Certificates of any series, including one or more classes of Offered Certificates of such series, may provide for distributions of principal thereof from (i) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (ii) Excess Funds or (iii) any other amounts described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the Certificates of any series on any Distribution Date that represent (i) interest received or advanced on the Mortgage Assets in the related Trust Fund that is in excess of the interest currently accrued on the Certificates of such series, or (ii) Prepayment Premiums, payments from Equity Participations or any other amounts received on the Mortgage Assets in the related Trust Fund that do not constitute interest thereon or principal thereof.

     The amortization of any class of Certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such Certificates and, if such Certificates were purchased at a premium, reduce the yield thereon. The related Prospectus Supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of Certificates out of such sources would have any material effect on the rate at which such Certificates are amortized.

     Optional Early Termination. If so specified in the related Prospectus Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all of the Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein. In the absence of other factors, any such early retirement of a class of Offered Certificates would shorten the weighted average life thereof and, if such Certificates were purchased at premium, reduce the yield thereon.


                                 THE DEPOSITOR

     Bear Stearns Commercial Mortgage Securities Inc., the Depositor, is a Delaware corporation organized on April 20, 1987. It has remained inactive until the filing of the Registration Statement of which this Prospectus is a part. The primary business of the Depositor is to acquire Mortgage Assets and sell interests therein or bonds secured thereby. It is an affiliate of Bear, Stearns & Co. Inc. The Depositor maintains its principal office at 245 Park Avenue, New York, New York 10167. Its telephone number is (212) 272-2000. The Depositor does not have, nor is it expected in the future to have, any significant assets.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the Certificates of any series will be applied by the Depositor to the purchase of Trust Assets or will be used by the Depositor for general corporate purposes. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.


                        DESCRIPTION OF THE CERTIFICATES


GENERAL

     Each series of Certificates will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Pooling Agreement. As described in the related Prospectus Supplement, the Certificates of each series, including the Offered Certificates of such series, may consist of one or more classes of Certificates that, among other things: (i) provide for the accrual of interest thereon at a fixed, variable or adjustable rate; (ii) are senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (iii) are entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest (collectively, "Stripped Principal Certificates");
(iv) are entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal (collectively, "Stripped Interest Certificates"); (v) provide for distributions of interest thereon or principal thereof that commence only after the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (vi) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (vii) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or (viii) provide for distributions based on collections on the Mortgage Assets in the related Trust Fund attributable to Prepayment Premiums and Equity Participations.

     Each class of Offered Certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of Stripped Interest Certificates or Residual Certificates, notional amounts or percentage interests, specified in the related Prospectus Supplement. As provided in the related Prospectus Supplement, one or more classes of Offered Certificates of any series may be issued in fully registered, definitive form (such Certificates, "Definitive Certificates") or may be offered in book-entry format (such Certificates, "Book-Entry Certificates") through the facilities of The Depository Trust Company ("DTC"). The Offered Certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related Prospectus Supplement, at the location specified in the related Prospectus Supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk Factors--Limited Liquidity" and "--Book-Entry Registration".


DISTRIBUTIONS

     Distributions on the Certificates of each series will be made by or on behalf of the related Trustee or Master Servicer on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the "Available Distribution Amount" for any series of Certificates and any Distribution Date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the Mortgage Assets and any other assets included in the related Trust Fund that are available for distribution to the holders of Certificates of such series on such date. The particular components of the Available Distribution Amount for any series on each Distribution Date will be more specifically described in the related Prospectus Supplement.

     Except as otherwise specified in the related Prospectus Supplement, distributions on the Certificates of each series (other than the final distribution in retirement of any such Certificate) will be made to the persons in whose names such Certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date (the "Determination Date") specified in the related Prospectus Supplement. All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has provided the person required to make such payments with wiring instructions (which may be provided in the form of a standing order applicable to all subsequent distributions) no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, such Certificateholder holds Certificates in the requisite amount or denomination specified therein), or by check mailed to the address of such Certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of such Certificates at the location specified in the notice to Certificateholders of such final distribution.


DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of Certificates of each series (other than certain classes of Stripped Principal Certificates and certain classes of Residual Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which in each case may be fixed, variable or adjustable. The related Prospectus Supplement will specify the Pass-Through Rate or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate, for each class. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of Certificates (other than certain classes of Certificates that will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement ("Accrual Certificates"), and other than any class of Stripped Principal Certificates or Residual Certificates that is not entitled to any distributions of interest) will be made on each Distribution Date based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each Distribution Date. With respect to each class of Certificates (other than certain classes of Stripped Interest Certificates and certain classes of Residual Certificates), the "Accrued Certificate Interest" for each Distribution Date will be equal to interest at the applicable Pass-Through Rate accrued for a specified period (generally equal to the time period between Distribution Dates) on the outstanding Certificate Balance of such class of Certificates immediately prior to such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the Accrued Certificate Interest for each Distribution Date on a class of Stripped Interest Certificates will be similarly calculated except that it will accrue on a notional amount (a "Notional Amount") that is either (i) based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal to the Certificate Balances of one or more other classes of Certificates of the same series. Reference to a Notional Amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related Prospectus Supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance
of) one or more classes of the Certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest", exceed the amount of any sums (including, if and to the extent specified in the related Prospectus Supplement, all or a portion of the Master Servicer's servicing compensation) that are applied to offset the amount of such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the classes of Certificates of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance
of) a class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors--Prepayments; Average Life of Certificates; Yields" and "Yield and Maturity Considerations".

DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

     Each class of Certificates of each series (other than certain classes of Stripped Interest Certificates and certain classes of Residual Certificates) will have a "Certificate Balance" which, at any time, will equal the then maximum amount that the holders of Certificates of such class will be entitled to receive in respect of principal out of the future cash flow on the Mortgage Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a class of Certificates will be reduced by distributions of principal made thereon from time to time and, if so provided in the related Prospectus Supplement, will be further reduced by any losses incurred in respect of the related Mortgage Assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of Certificates may be increased as a result of any deferred interest on or in respect of the related Mortgage Assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the Distribution Date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). Unless otherwise provided in the related Prospectus Supplement, the initial aggregate Certificate Balance of all classes of a series of Certificates will not be greater than the aggregate outstanding principal balance of the related Mortgage Assets as of the applicable Cut-off Date, after application of scheduled payments due on or before such date, whether or not received. The initial Certificate Balance of each class of a series of Certificates will be specified in the related Prospectus Supplement. As and to the extent described in the related Prospectus Supplement, distributions of principal with respect to a series of Certificates will be made on each Distribution Date to the holders of the class or classes of Certificates of such series entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more classes of Certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates (each such class, a "Controlled Amortization Class") may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of Certificates (each such class, a "Companion Class") may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Offered Certificates will be made on a pro rata basis among all of the Certificates of such class.


DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related Prospectus Supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the Mortgage Assets in any Trust Fund will be distributed on each Distribution Date to the holders of the class of Certificates of the related series entitled thereto in accordance with the provisions described in such Prospectus Supplement.

ALLOCATION OF LOSSES AND SHORTFALLS


     The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may be effected by a reduction in the entitlements to interest and/or Certificate Balances of one or more such classes of Certificates, or by establishing a priority of payments among such classes of Certificates.


ADVANCES IN RESPECT OF DELINQUENCIES


     If and to the extent provided in the related Prospectus Supplement, if a Trust Fund includes Mortgage Loans, the Master Servicer, a Special Servicer, the Trustee, any provider of Credit Support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of Certificates for such Distribution Date, an amount up to the aggregate of any payments of principal (other than any balloon payments) and interest that were due on or in respect of such Mortgage Loans during the related Due Period and were delinquent on the related Determination Date.


     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the Mortgage Loans (including amounts received under any instrument of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and such other specific sources as may be identified in the related Prospectus Supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other Mortgage Loans in the related Trust Fund that would otherwise be distributable to the holders of one or more classes of such Subordinate Certificates. No advance will be required to be made by the Master Servicer, a Special Servicer or the Trustee if, in the good faith judgment of the Master Servicer, a Special Servicer or the Trustee, as the case may be, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a "Nonrecoverable Advance"); and, if previously made by the Master Servicer, a Special Servicer or the Trustee, a Nonrecoverable Advance will be reimbursable thereto from any amounts in the related Certificate Account prior to any distributions being made to the related series of Certificateholders.


     If advances have been made by the Master Servicer, Special Servicer, Trustee or other entity from excess funds in a Certificate Account, such Master Servicer, Special Servicer, Trustee or other entity, as the case may be, will be required to replace such funds in such Certificate Account on any future Distribution Date to the extent that funds in such Certificate Account on such Distribution Date are less than payments required to be made to the related series of Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligation of the Master Servicer, Special Servicer, Trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.


     If and to the extent so provided in the related Prospectus Supplement, any entity making advances will be entitled to receive interest thereon for the period that such advances are outstanding at the rate specified in such Prospectus Supplement, and such entity will be entitled to payment of such interest periodically from general collections on the Mortgage Loans in the related Trust Fund prior to any payment to the related series of Certificateholders or as otherwise provided in the related Pooling Agreement and described in such Prospectus Supplement.

     The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any comparable advancing obligation of a party to the related Pooling Agreement or of a party to the related MBS Agreement.

REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, together with the distribution to the holders of each class of the Offered Certificates of a series, the Master Servicer or Trustee, as provided in the related Prospectus Supplement, will forward to each such holder, a statement (a "Distribution Date Statement") that, unless otherwise provided in the related Prospectus Supplement, will set forth, among other things, in each case to the extent applicable:

     (i) the amount of such distribution to holders of such class of Offered Certificates that was applied to reduce the Certificate Balance thereof;

     (ii) the amount of such distribution to holders of such class of Offered Certificates that is allocable to Accrued Certificate Interest;

     (iii) the amount, if any, of such distribution to holders of such class of Offered Certificates that is allocable to (A) Prepayment Premiums and
   (B) payments on account of Equity Participations;

     (iv) the amount, if any, by which such distribution is less than the amounts to which holders of such class of Offered Certificates are entitled;

     (v) if the related Trust Fund includes Mortgage Loans, the aggregate amount of advances included in such distribution;

     (vi) if the related Trust Fund includes Mortgage Loans, the amount of servicing compensation received by the related Master Servicer (and, if payable directly out of the related Trust Fund, by any Special Servicer and any Sub-Servicer) and such other customary information as the reporting party deems necessary or desirable, or that a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

     (vii) information regarding the aggregate principal balance of the related Mortgage Assets on or about such Distribution Date;

     (viii) if the related Trust Fund includes Mortgage Loans, information regarding the number and aggregate principal balance of such Mortgage Loans that are delinquent in varying degrees (including specific identification of Mortgage Loans that are more than 60 days delinquent or in foreclosure);


     (ix) if the related Trust Fund includes Mortgage Loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to such Mortgage Loans during the related Prepayment Period (that is, the specified period, generally equal in length to the time period between Distribution Dates, during which prepayments and other unscheduled collections on the Mortgage Loans in the related Trust Fund must be received in order to be distributed on a particular Distribution
   Date);

     (x) the Certificate Balance or Notional Amount, as the case may be, of each class of Certificates (including any class of Certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance or Notional Amount due to the allocation of any losses in respect of the related Mortgage Assets, any increase in such Certificate Balance or Notional Amount due to the allocation of any negative amortization in respect of the related Mortgage Assets and any increase in the Certificate Balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to such balance;

     (xi) if such class of Offered Certificates has a variable Pass-Through Rate or an adjustable Pass-Through Rate, the Pass-Through Rate applicable thereto for such Distribution Date and, if determinable, for the next succeeding Distribution Date;

     (xii) the amount deposited in or withdrawn from any reserve fund on such Distribution Date, and the amount remaining on deposit in such reserve fund as of the close of business on such Distribution Date;

     (xiii) if the related Trust Fund includes one or more instruments of Credit Support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each such instrument as of the close of business on such Distribution Date; and

     (xiv) to the extent not otherwise reflected through the information furnished pursuant to subclauses (x) and (xiii) above, the amount of Credit Support being afforded by any classes of Subordinate Certificates.

     In the case of information furnished pursuant to subclauses (i)-(iii) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of Offered Certificates or per a specified portion of such minimum denomination. The Prospectus Supplement for each series of Certificates may describe additional information to be included in reports to the holders of the Offered Certificates of such series.

     Within a reasonable period of time after the end of each calendar year, the Master Servicer or Trustee for a series of Certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an Offered Certificate of such series a statement containing the information set forth in subclauses (i)-(iii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, "Description of the Certificates--Book-Entry Registration and Definitive Certificates".

     If the Trust Fund for a series of Certificates includes MBS, the ability of the related Master Servicer or Trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related Prospectus Supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the Offered Certificates of that series in connection with distributions made to them.


VOTING RIGHTS

     The voting rights evidenced by each series of Certificates (as to such series, the "Voting Rights") will be allocated among the respective classes of such series in the manner described in the related Prospectus Supplement.

     Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the related Pooling Agreement and as otherwise specified in the related Prospectus Supplement. See "Description of the Pooling Agreements--Amendment". The holders of specified amounts of Certificates of a particular series will have the right to act as a group to remove the related Trustee and also upon the occurrence of certain events which if continuing would constitute an Event of Default on the part of the related Master Servicer. See "Description of the Pooling Agreements--Events of Default", "--Rights Upon Event of Default" and "--Resignation and Removal of the Trustee".


TERMINATION

     The obligations created by the Pooling Agreement for each series of Certificates will terminate following (i) the final payment or other liquidation of the last Mortgage Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan subject thereto and
(ii) the payment to the Certificateholders of that series of all amounts required to be paid to them pursuant to such Pooling Agreement. Written notice of termination of a Pooling Agreement will be given to each Certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the Certificates of such series at the location to be specified in the notice of termination.

     If so specified in the related Prospectus Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, a party designated therein may be authorized or required to solicit bids for the purchase of all the Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein.


BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the Prospectus Supplement for a series of Certificates, one or more classes of the Offered Certificates of such series will be offered in book-entry format through the facilities of The Depository Trust Company ("DTC"), and each such class will be represented by one or more global Certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

     To facilitate subsequent transfer, all Offered Certificates deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Offered Certificates with DTC and their registration with Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Certificate Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts such Certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related Distribution Date in accordance with their respective holdings


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

shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of each such Participant (and not of DTC, the Depositor or any Trustee or Master Servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.


     Unless otherwise provided in the related Prospectus Supplement, the only "Certificateholder" (as such term is used in the related Pooling Agreement) will be the nominee of DTC, and the Certificate Owners will not be recognized as Certificateholders under the Pooling Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the related Pooling Agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a Certificateholder under a Pooling Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.


     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.


     Unless otherwise specified in the related Prospectus Supplement, Certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Certificates and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC with respect to such Certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the Trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as Certificateholders under the related Pooling Agreement.


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

                     DESCRIPTION OF THE POOLING AGREEMENTS


GENERAL

     The Certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related Prospectus Supplement (in either case, a "Pooling Agreement"). In general, the parties to a Pooling Agreement will include the Depositor, the Trustee, the Master Servicer and, in some cases, a Special Servicer appointed as of the date of the Pooling Agreement. However, a Pooling Agreement may include a Mortgage Asset Seller as a party, and a Pooling Agreement that relates to a Trust Fund that consists solely of MBS may not include the Master Servicer or other servicer as a party. All parties to each Pooling Agreement under which Certificates of a series are issued will be identified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, an affiliate of the Depositor, or the Mortgage Asset Seller or an affiliate thereof, may perform the functions of Master Servicer or Special Servicer. Any party to a Pooling Agreement may own Certificates issued thereunder; however, except with respect to required consents to certain amendments to a Pooling Agreement, Certificates issued thereunder that are held by the Master Servicer or a Special Servicer for the related series will not be allocated Voting Rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which Certificates that evidence interests in Mortgage Loans will be issued. The Prospectus Supplement for a series of Certificates will describe any provision of the related Pooling Agreement that materially differs from the description thereof contained in this Prospectus and, if the related Trust Fund includes MBS, will summarize all of the material provisions of the related Pooling Agreement. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of Certificates and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any series, the term "Certificate" refers to all of the Certificates of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of Certificates without charge upon written request of a holder of a Certificate of such series addressed to Bear Stearns Commercial Mortgage Securities Inc., 245 Park Avenue, New York, New York 10167, Attention: James G. Reichek.


ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of Certificates, the Depositor will assign (or cause to be assigned) to the designated Trustee the Mortgage Loans to be included in the related Trust Fund, together with, unless otherwise specified in the related Prospectus Supplement, all principal and interest to be received on or with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The Trustee will, concurrently with such assignment, deliver the Certificates to or at the direction of the Depositor in exchange for the Mortgage Loans and the other assets to be included in the Trust Fund for such series. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Pooling Agreement. Such schedule generally will include detailed information that pertains to each Mortgage Loan included in the related Trust Fund, which information will typically include the address of the related Mortgaged Property and type of such property; the Mortgage Rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

     With respect to each Mortgage Loan to be included in a Trust Fund, the Depositor will deliver (or cause to be delivered) to the related Trustee (or to a custodian appointed by the Trustee) certain loan documents which, unless otherwise specified in the related Prospectus Supplement, will include the original Mortgage Note endorsed, without recourse, to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Unless otherwise provided in the Prospectus Supplement for a series of Certificates, the related Pooling Agreement will require that the Depositor or another party thereto promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records.

     The Trustee (or a custodian appointed by the Trustee) for a series of Certificates will be required to review the Mortgage Loan documents delivered to it within a specified period of days after receipt thereof, and the Trustee (or such custodian) will hold such documents in trust for the benefit of the Certificateholders of such series. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the Certificateholders of the related series, the Trustee (or such custodian) will be required to notify the Master Servicer and the Depositor, and one of such persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then, except as otherwise specified below or in the related Prospectus Supplement, the Mortgage Asset Seller will be obligated to repurchase the related Mortgage Loan from the Trustee at a price that will be specified in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series of Certificates, a Mortgage Asset Seller, in lieu of repurchasing a Mortgage Loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of Certificates, to replace such Mortgage Loan with one or more other mortgage loans, in accordance with standards that will be described in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the Certificates of any series or to the related Trustee on their behalf for missing or defective loan documentation and neither the Depositor nor, unless it is the Mortgage Asset Seller, the Master Servicer will be obligated to purchase or replace a Mortgage Loan if a Mortgage Asset Seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document has not been delivered to the related Trustee (or to a custodian appointed by the Trustee) because such document has been submitted for recording, and neither such document nor a certified copy thereof, in either case with evidence of recording thereon, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related Prospectus Supplement, the Mortgage Asset Seller will not be required to repurchase or replace the affected Mortgage Loan on the basis of such missing document so long as it continues in good faith to attempt to obtain such document or such certified copy.


REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the Prospectus Supplement for a series of Certificates, the Depositor will, with respect to each Mortgage Loan in the related Trust Fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making such representations and warranties, the "Warranting Party") covering, by way of example: (i) the accuracy of the information set forth for such Mortgage Loan on the schedule of Mortgage Loans appearing as an exhibit to the related Pooling Agreement; (ii) the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage; (iii) the Warranting Party's title to the Mortgage Loan and the authority of the Warranting Party to sell the Mortgage Loan; and (iv) the payment status of the Mortgage Loan. It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the Master Servicer, a Special Servicer or another person acceptable to the Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related Prospectus Supplement.

     Unless otherwise provided in the related Prospectus Supplement, each Pooling Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a Mortgage Loan that materially and adversely affects the interests of the Certificateholders of the related series. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related Prospectus Supplement, it will be obligated to repurchase such Mortgage Loan from the Trustee at a price that will be specified in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series of Certificates, a Warranting Party, in lieu of repurchasing a Mortgage Loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of Certificates, to replace such Mortgage Loan with one or more other mortgage loans, in accordance with standards that will be described in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the Certificates of any series or to the related Trustee on their behalf for a breach of representation and warranty by a Warranting Party and neither the Depositor nor the Master Servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a Mortgage Loan if a Warranting Party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a Mortgage Loan as of a date prior to the date upon which the related series of Certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties made in respect of such Mortgage Loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the Mortgage Loans in any Trust Fund were made will be specified in the related Prospectus Supplement.


COLLECTION AND OTHER SERVICING PROCEDURES

     The Master Servicer for any Trust Fund, directly or through Sub-Servicers, will be required to make reasonable efforts to collect all scheduled payments under the Mortgage Loans in such Trust Fund, and will be required to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to the Mortgage Loans in such Trust Fund and held for its own account, provided such procedures are consistent with (i) the terms of the related Pooling Agreement and any related instrument of Credit Support included in such Trust Fund, (ii) applicable law and (iii) the servicing standard specified in the related Pooling Agreement and Prospectus Supplement (the "Servicing Standard").

     The Master Servicer for any Trust Fund, directly or through Sub-Servicers, will also be required to perform as to the Mortgage Loans in such Trust Fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) Mortgaged Properties acquired on behalf of such Trust Fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to such Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Mortgage Loans under any applicable instrument of Credit Support. See "Description of Credit Support".


SUB-SERVICERS

     The Master Servicer may delegate its servicing obligations in respect of the Mortgage Loans serviced thereby to one or more third-party servicers (each, a "Sub-Servicer"); provided that, unless otherwise specified in the related Prospectus Supplement, such Master Servicer will remain obligated under the related Pooling Agreement. A Sub-Servicer for any series of Certificates may be an affiliate of the Depositor or Master Servicer. Unless otherwise provided in the related Prospectus Supplement, each sub-servicing agreement between the Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") will provide that, if for any reason the Master Servicer is no longer acting in such capacity, the Trustee or any successor Master Servicer may assume the Master Servicer's rights and obligations under such Sub-Servicing Agreement. The Master Servicer will be required to monitor the performance of

Sub-Servicers retained by it and will have the right to remove a Sub-Servicer retained by it at any time it considers such removal to be in the best interests of Certificateholders.

     Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the Master Servicer that retained it for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under a Pooling Agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses".


SPECIAL SERVICERS

     To the extent so specified in the related Prospectus Supplement, one or more special servicers (each, a "Special Servicer") may be a party to the related Pooling Agreement or may be appointed by the Master Servicer or another specified party. A Special Servicer for any series of Certificates may be an affiliate of the Depositor or the Master Servicer. A Special Servicer may be entitled to any of the rights, and subject to any of the obligations, described herein in respect of the Master Servicer including the ability to appoint subservicers to the extent specified in the related Prospectus Supplement. The related Prospectus Supplement will describe the rights, obligations and compensation of any Special Servicer for a particular Series of Certificates. The Master Servicer will be liable for the performance of a Special Servicer only if, and to the extent, set forth in the related Prospectus Supplement.


CERTIFICATE ACCOUNT

     General. The Master Servicer, the Trustee and/or a Special Servicer will, as to each Trust Fund that includes Mortgage Loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of such Mortgage Loans (collectively, the "Certificate Account"), which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of Certificates of the related series. A Certificate Account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held therein may be invested pending each succeeding Distribution Date in United States government securities and other obligations that are acceptable to each Rating Agency that has rated any one or more classes of Certificates of the related series ("Permitted Investments"). Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in a Certificate Account will be paid to the related Master Servicer, Trustee or Special Servicer (if any) as additional compensation. A Certificate Account may be maintained with the related Master Servicer, Special Servicer or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable Rating Agency standards. If permitted by the applicable Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related Master Servicer or Special Servicer (if any) or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related Pooling Agreement and described in the related Prospectus Supplement, the Master Servicer, Trustee or Special Servicer will be required to deposit or cause to be deposited in the Certificate Account for each Trust Fund that includes Mortgage Loans, within a certain period following receipt (in the case of collections on or in respect of the Mortgage Loans) or otherwise as provided in the related Pooling Agreement, the following payments and collections received or made by the Master Servicer, the Trustee or any Special Servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date):

     (i) all payments on account of principal, including principal prepayments, on the Mortgage Loans;

     (ii) all payments on account of interest on the Mortgage Loans, including any default interest collected, in each case net of any portion thereof retained by the Master Servicer or any Special Servicer as its servicing compensation or as compensation to the Trustee;

     (iii) all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the Master Servicer (or, if applicable, a Special Servicer) and/or the terms and conditions of the related Mortgage) (collectively, "Insurance and Condemnation Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the Trust Fund through foreclosure or otherwise;

     (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Certificates as described under "Description of Credit Support";

     (v) any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies";

     (vi) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

     (vii) all proceeds of the purchase of any Mortgage Loan, or property acquired in respect thereof, by the Depositor, any Mortgage Asset Seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases", all proceeds of the purchase of any defaulted Mortgage Loan as described under "--Realization Upon Defaulted Mortgage Loans", and all proceeds of any Mortgage Asset purchased as described under "Description of the Certificates--Termination" (all of the foregoing, also "Liquidation Proceeds");

     (viii) any amounts paid by the Master Servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of Mortgage Loans as described under "--Servicing Compensation and Payment of Expenses";

     (ix) to the extent that any such item does not constitute additional servicing compensation to the Master Servicer or a Special Servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the Mortgage Loans;

     (x) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

     (xi) any amount required to be deposited by the Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Certificate Account; and

     (xii) any other amounts required to be deposited in the Certificate Account as provided in the related Pooling Agreement and described in the related Prospectus Supplement.

     Withdrawals. Unless otherwise provided in the related Pooling Agreement and described in the related Prospectus Supplement, the Master Servicer, Trustee or Special Servicer may make withdrawals from the Certificate Account for each Trust Fund that includes Mortgage Loans for any of the following purposes:

       (i) to make distributions to the Certificateholders on each Distribution Date;

     (ii) to pay the Master Servicer, the Trustee or a Special Servicer any servicing fees not previously retained thereby, such payment to be made out of payments on the particular Mortgage Loans as to which such fees were earned;

     (iii) to reimburse the Master Servicer, a Special Servicer, the Trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the


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

   Certificates--Advances in Respect of Delinquencies", such reimbursement to be made out of amounts received that were identified and applied by the Master Servicer or a Special Servicer, as applicable, as late collections of interest on and principal of the particular Mortgage Loans with respect to which the advances were made or out of amounts drawn under any instrument of Credit Support with respect to such Mortgage Loans;

     (iv) to reimburse the Master Servicer, the Trustee or a Special Servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to Mortgage Loans in the Trust Fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance and Condemnation Proceeds collected on the particular Mortgage Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any instrument of Credit Support with respect to such Mortgage Loans and properties;

     (v) to reimburse the Master Servicer, a Special Servicer, the Trustee or other specified person for any advances described in clause (iii) above made by it and/or any servicing expenses referred to in clause (iv) above incurred by it that, in the good faith judgment of the Master Servicer, Special Servicer, Trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (iii) and (iv), respectively, such reimbursement to be made from amounts collected on other Mortgage Loans in the same Trust Fund or, if and to the extent so provided by the related Pooling Agreement and described in the related Prospectus Supplement, only from that portion of amounts collected on such other Mortgage Loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

     (vi) if and to the extent described in the related Prospectus Supplement, to pay the Master Servicer, a Special Servicer, the Trustee or any other specified person interest accrued on the advances described in clause (iii) above made by it and the servicing expenses described in clause (iv) above incurred by it while such remain outstanding and unreimbursed;

     (vii) to pay for costs and expenses incurred by the Trust Fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted Mortgage Loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such Mortgaged Properties, as described under "--Realization Upon Defaulted Mortgage Loans";

     (viii) to reimburse the Master Servicer, the Special Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Master Servicer and the Depositor";

     (ix) if and to the extent described in the related Prospectus Supplement, to pay the fees of Trustee;

     (x) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Trustee";

     (xi) if and to the extent described in the related Prospectus Supplement, to pay the fees of any provider of Credit Support;

     (xii) if and to the extent described in the related Prospectus Supplement, to reimburse prior draws on any instrument of Credit Support;

     (xiii) to pay the Master Servicer, a Special Servicer or the Trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certificate Account as additional compensation;

     (xiv) to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the Trust Fund by foreclosure or otherwise;


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

     (xv) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxes That May Be Imposed on the REMIC Pool";

     (xvi) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Mortgage Loan or a property acquired in respect thereof in connection with the liquidation of such Mortgage Loan or property;

     (xvii) to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of Certificateholders;

     (xviii) to make any other withdrawals permitted by the related Pooling Agreement and described in the related Prospectus Supplement; and

       (xix) to clear and terminate the Certificate Account upon the termination of the Trust Fund.


MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     The Master Servicer may agree to modify, waive or amend any term of any Mortgage Loan serviced by it in a manner consistent with the applicable Servicing Standard; provided that, unless otherwise set forth in the related Prospectus Supplement, the modification, waiver or amendment (i) will not affect the amount or timing of any scheduled payments of principal or interest on the Mortgage Loan, (ii) will not, in the judgment of the Master Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon and (iii) will not adversely affect the coverage under any applicable instrument of Credit Support. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer also may agree to any other modification, waiver or amendment if, in its judgment, (i) a material default on the Mortgage Loan has occurred or a payment default is imminent, (ii) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Mortgage Loan, taking into account the time value of money, than would liquidation and (iii) such modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of Credit Support.


REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make Mortgage Loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related Mortgaged Property. In general, the Special Servicer for a series of Certificates will be required to monitor any Mortgage Loan in the related Trust Fund that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Special Servicer is able to assess the success of any such corrective action or the need for additional initiatives.

     The time within which the Special Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders may vary considerably depending on the particular Mortgage Loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the Special Servicer may not be permitted to accelerate the maturity of the related Mortgage Loan or to foreclose on the related Mortgaged Property for a considerable period of time, and such Mortgage Loan may be restructured in the resulting bankruptcy proceedings. See "Certain Legal Aspects of Mortgage Loans".


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

     A Pooling Agreement may grant to the Master Servicer, a Special Servicer, a provider of Credit Support and/or the holder or holders of certain classes of the related series of Certificates a right of first refusal to purchase from the Trust Fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of Certificateholders to principal and interest thereon, will be specified in the related Prospectus Supplement), any Mortgage Loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related Prospectus Supplement, the Special Servicer may offer to sell any defaulted Mortgage Loan if and when the Special Servicer determines, consistent with the applicable Servicing Standard, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the related Pooling Agreement will require that the Special Servicer accept the highest cash bid received from any person (including itself, the Depositor or any affiliate of either of them or any Certificateholder) that constitutes a fair price for such defaulted Mortgage Loan. In the absence of any bid determined in accordance with the related Pooling Agreement to be fair, the Special Servicer will generally be required to proceed against the related Mortgaged Property, subject to the discussion below.

     If a default on a Mortgage Loan has occurred or, in the Special Servicer's judgment, a payment default is imminent, the Special Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise, if such action is consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, the Special Servicer may not, however, acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the related series of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund), that either:

     (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property into compliance therewith is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions; and

     (ii) there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could be required, taking such actions with respect to the Mortgaged Property is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See "Certain Legal Aspects of Mortgage Loans--Environmental Risks".

     Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which one or more REMIC elections have been made, the Special Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within two years of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund for more than two years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing, the Special Servicer will generally be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. If the Trust Fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage such Mortgaged Property in a manner consistent with the Servicing Standard.

     If Liquidation Proceeds collected with respect to a defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the Special Servicer in connection with such Mortgage Loan, the Trust Fund will realize a loss in the amount of such shortfall. The Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, amounts that represent unpaid servicing compensation in respect of the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan.

     If any Mortgaged Property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the Special Servicer will not be required to expend its own funds to effect such restoration unless (and to the extent not otherwise provided in the related Prospectus Supplement) it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Special Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance and Condemnation Proceeds or Liquidation Proceeds.


HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will require the Master Servicer to cause each Mortgage Loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related Mortgage or, if the Mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, such coverage as is consistent with the requirements of the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, such coverage generally will be in an amount equal to the lesser of the principal balance owing on such Mortgage Loan and the replacement cost of the related Mortgaged Property. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the Master Servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related Certificate Account. The Pooling Agreement may provide that the Master Servicer may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the Mortgage Loans in a Trust Fund. If such blanket policy contains a deductible clause, the Master Servicer will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certificate Account all sums that would have been deposited therein but for such deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Accordingly, a Mortgaged Property may not be insured for losses arising from any such cause unless the related Mortgage specifically requires, or permits the holder thereof to require, such coverage.

     The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.


DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the Mortgage Loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the Mortgage Loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the Mortgage Loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the Mortgage Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will determine whether to exercise any right the Trustee may have under any such provision in a manner consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance".


SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer's primary servicing compensation with respect to a series of Certificates will come from the periodic payment to it of a specified portion of the interest payments on each Mortgage Loan in the related Trust Fund and any Special Servicer's compensation with respect to a Series of Certificates will come from payments or other collections on or with respect to Specially Serviced Mortgage Loans and REO Properties. Because that compensation is generally based on a percentage of the principal balance of each such Mortgage Loan outstanding from time to time, it will decrease in accordance with the amortization of the Mortgage Loans. The Prospectus Supplement with respect to a series of Certificates may provide that, as additional compensation, the Master Servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the Certificate Account. Any Sub-Servicer will receive a portion of the Master Servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any Sub-Servicer, the Master Servicer may be required, to the extent provided in the related Prospectus Supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related Trust Fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to Certificateholders. Certain other expenses, including certain expenses related to Mortgage Loan defaults and liquidations and, to the extent so provided in the related Prospectus Supplement, interest on such expenses at the rate specified therein, and the fees of any Special Servicer, may be required to be borne by the Trust Fund.

     If and to the extent provided in the related Prospectus Supplement, the Master Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest".


EVIDENCE AS TO COMPLIANCE

     Unless otherwise provided in the related Prospectus Supplement, each Pooling Agreement will require, on or before a specified date in each year, the Master Servicer to cause a firm of independent public accountants to furnish to the Trustee a statement to the effect that, on the basis of the examination by such firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the Master Servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (which may include such Pooling Agreement) was conducted through the preceding calendar year or other specified twelve month period in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers, requires it to report.

     Each Pooling Agreement will also require, on or before a specified date in each year, the Master Servicer to furnish to the Trustee a statement signed by one or more officers of the Master Servicer to the effect that the Master Servicer has fulfilled its material obligations under such Pooling Agreement throughout the preceding calendar year or other specified twelve month period.


CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The entity serving as Master Servicer under a Pooling Agreement may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Unless otherwise specified in the Prospectus Supplement for a series of Certificates, the related Pooling Agreement will permit the Master Servicer to resign from its obligations thereunder only upon (a) the appointment of, and the acceptance of such appointment by, a successor thereto and receipt by the Trustee of written confirmation from each applicable Rating Agency that such resignation and appointment will not have an adverse effect on the rating assigned by such Rating Agency to any class of Certificates of such series or (b) a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Pooling Agreement. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer for each Trust Fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling Agreement.

     Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will further provide that none of the Master Servicer, any Special Servicer, the Depositor or any director, officer, employee or agent of either of them will be under any liability to the related Trust Fund or Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment; provided, however, that none of the Master Servicer, the Depositor or any such person will be protected against any breach of a representation, warranty or covenant made in such Pooling Agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such Pooling Agreement, or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of such obligations and duties. Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will further provide that the Master Servicer, the Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related Trust Fund against any loss, liability or expense incurred in connection with any legal action that relates to such Pooling Agreement or the related series of Certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) that such person is specifically required to bear pursuant to the terms of such agreement, or is incidental to the performance of obligations and duties thereunder and is not otherwise reimbursable pursuant to such Pooling Agreement; (ii) incurred in connection with any breach of a representation, warranty or covenant made in such Pooling Agreement; (iii) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under such Pooling Agreement, or by reason of reckless disregard of such obligations or duties; or (iv) incurred in connection with any violation of any state or federal securities law. In addition, each Pooling Agreement will provide that neither the Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling Agreement and that in its opinion may involve it in any expense or liability. However, each of the Master Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling Agreement and the interests of the related series of Certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of Certificateholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to charge the related Certificate Account therefor.

     Any person into which the Master Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer or the Depositor, will be the successor of the Master Servicer or the Depositor, as the case may be, under the related Pooling Agreement.


EVENTS OF DEFAULT

     Unless otherwise provided in the Prospectus Supplement for a series of Certificates, "Events of Default" under the related Pooling Agreement will include (i) any failure by the Master Servicer to distribute or cause to be distributed to the Certificateholders of such series, or to remit to the Trustee for distribution to such Certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice thereof has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice thereof has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the Master Servicer and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement.


RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the Master Servicer under a Pooling Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the Depositor or the Trustee will be authorized, and at the direction of Certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series, the Trustee will be required, to terminate all of the rights and obligations of the Master Servicer as master servicer under the Pooling Agreement, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Pooling Agreement (except that if the Master Servicer is required to make advances thereunder regarding delinquent Mortgage Loans, but the Trustee is prohibited by law from obligating itself to do so, or if the related Prospectus Supplement so specifies, the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, if the Trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that (unless otherwise provided in the related Prospectus Supplement) is acceptable to each applicable Rating Agency to act as successor to the Master Servicer under the Pooling Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity.

     No Certificateholder will have the right under any Pooling Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless Certificateholders of the same series entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series shall have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and shall have offered to the Trustee reasonable indemnity, and the Trustee for sixty days (or such other period specified in the related Prospectus Supplement) shall have neglected or refused to institute any such proceeding. The Trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the related Pooling Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates of the related series, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.


AMENDMENT

     Each Pooling Agreement may be amended by the respective parties thereto, without the consent of any of the holders of the related series of Certificates, (i) to cure any ambiguity, (ii) to correct a defective provision therein or to correct, modify or supplement any provision therein that may be inconsistent with any other provision therein, (iii) to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with the provisions thereof, (iv) to comply with any requirements imposed by the Code, or (v) for any other purpose; provided that such amendment (other than an amendment for the specific purpose referred to in clause (iv) above) may not (as evidenced by an opinion of counsel to such effect satisfactory to the Trustee) adversely affect in any material respect the interests of any such holder; and provided further that such amendment (other than an amendment for one of the specific purposes referred to in clauses (i) through (iv) above) must be acceptable to each applicable Rating Agency. Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement may also be amended by the respective parties thereto, with the consent of the holders of the related series of Certificates entitled to not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series allocated to the affected classes, for any purpose; provided that, unless otherwise specified in the related Prospectus Supplement, no such amendment may
(i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans that are required to be distributed in respect of any Certificate without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of any class of Certificates, in a manner other than as described in clause (i), without the consent of the holders of all Certificates of such class or (iii) modify the provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all Certificates of the related series. However, unless otherwise specified in the related Prospectus Supplement, the Trustee will be prohibited from consenting to any amendment of a Pooling Agreement pursuant to which one or more REMIC elections are to be or have been made unless the Trustee shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund (or designated portion thereof) to fail to qualify as a REMIC at any time that the related Certificates are outstanding.


LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related Prospectus Supplement, upon written request of three or more Certificateholders of record made for purposes of communicating with other holders of Certificates of the same series with respect to their rights under the related Pooling Agreement, the Trustee or other specified person will afford such Certificateholders access during normal business hours to the most recent list of Certificateholders of that series held by such person. If such list is of a date more than 90 days prior to the date of receipt of such Certificateholders' request, then such person, if not the registrar for such series of Certificates, will be required to request from such registrar a current list and to afford such requesting Certificateholders access thereto promptly upon receipt.


THE TRUSTEE

     The Trustee under each Pooling Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company that serves as

Trustee may have typical banking relationships with the Depositor and its affiliates and with any Master Servicer or Special Servicer and its affiliates. If and to the extent specified under the related Pooling Agreement, certain functions of the Trustee may be performed by a fiscal agent under certain circumstances.


DUTIES OF THE TRUSTEE

     The Trustee for each series of Certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the Certificates or any underlying Mortgage Loan or related document and will not be accountable for the use or application by or on behalf of the Master Servicer for such series of any funds paid to the Master Servicer or any Special Servicer in respect of the Certificates or the underlying Mortgage Loans, or any funds deposited into or withdrawn from the Certificate Account or any other account for such series by or on behalf of the Master Servicer or any Special Servicer. If no Event of Default has occurred and is continuing, the Trustee for each series of Certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a Trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.


CERTAIN MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related Prospectus Supplement, the fees and normal disbursements of any Trustee may be the expense of the related Master Servicer or other specified person or may be required to be borne by the related Trust Fund.

     Unless otherwise specified in the related Prospectus Supplement, the Trustee for each series of Certificates will be entitled to indemnification, from amounts held in the Certificate Account for such series, for any loss, liability or expense incurred by the Trustee in connection with the Trustee's acceptance or administration of its trusts under the related Pooling Agreement; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the Trustee pursuant to the related Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein.

     Unless otherwise specified in the related Prospectus Supplement, the Trustee for each series of Certificates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of its duties thereunder either directly or by or through agents or attorneys, and the Trustee will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.


RESIGNATION AND REMOVAL OF THE TRUSTEE

     A Trustee will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice thereof to the Depositor. Upon receiving such notice of resignation, the Depositor (or such other person as may be specified in the related Prospectus Supplement) will be required to use its best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     If at any time a Trustee ceases to be eligible to continue as such under the related Pooling Agreement, or if at any time the Trustee becomes incapable of acting, or if certain events of (or proceedings in respect of) bankruptcy or insolvency occur with respect to the Trustee, the Depositor will be authorized to remove the Trustee and appoint a successor trustee. In addition, holders of the Certificates of any series entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series may at any time (with or without cause) remove the Trustee under the related Pooling Agreement and appoint a successor trustee.


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     Any resignation or removal of a Trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.


                         DESCRIPTION OF CREDIT SUPPORT


GENERAL

     Credit Support may be provided with respect to one or more classes of the Certificates of any series, or with respect to the related Mortgage Assets. Credit Support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of Certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any instrument of Credit Support may provide credit enhancement for more than one series of Certificates to the extent described therein.

     Unless otherwise provided in the related Prospectus Supplement for a series of Certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee payment to Certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related Credit Support or that are not covered by such Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if an instrument of Credit Support covers more than one series of Certificates, holders of Certificates of one series will be subject to the risk that such Credit Support will be exhausted by the claims of the holders of Certificates of one or more other series before the former receive their intended share of such coverage.

     If Credit Support is provided with respect to one or more classes of Certificates of a series, or with respect to the related Mortgage Assets, the related Prospectus Supplement will include a description of (i) the nature and amount of coverage under such Credit Support, (ii) any conditions to payment thereunder not otherwise described herein, (iii) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (iv) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' equity or policyholders' surplus, if applicable, as of a date that will be specified in the Prospectus Supplement. See "Risk Factors--Credit Support Limitations".


SUBORDINATE CERTIFICATES

     If so specified in the related Prospectus Supplement, one or more classes of Certificates of a series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions from the Certificate Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which such subordination will be available.


CROSS-SUPPORT PROVISIONS

     If the Mortgage Assets in any Trust Fund are divided into separate groups, each supporting a separate class or classes of Certificates of the related series, Credit Support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.



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INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the Prospectus Supplement for a series of Certificates, Mortgage Loans included in the related Trust Fund will be covered for certain default risks by insurance policies or guarantees. To the extent deemed by the Depositor to be material, a copy of each such instrument will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.


LETTER OF CREDIT

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. A copy of any such letter of credit will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.


CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. The related Prospectus Supplement will describe any limitations on the draws that may be made under any such instrument. A copy of any such instrument will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.


RESERVE FUNDS

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts specified in such Prospectus Supplement. If so specified in the related Prospectus Supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related Mortgage Assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement.

     If so specified in the related Prospectus Supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, any


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

reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.


CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the Prospectus Supplement for a series of Certificates, any MBS included in the related Trust Fund and/or the related underlying mortgage loans may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify, as to each such instrument of Credit Support, the information indicated above with respect thereto, to the extent such information is material and available.


                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the Mortgage Loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds--Mortgage Loans". For purposes of the following discussion, "Mortgage Loan" includes a mortgage loan underlying an MBS.


GENERAL

     Each Mortgage Loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. The grantor (the borrower) conveys title to the real property to the grantee (the lender) generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the related note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940, as amended) and, in some deed of trust transactions, the directions of the beneficiary.


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LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room revenues are considered accounts receivable under the Uniform Commercial Code ("UCC"); in cases where hotels or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room revenues is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenues following a default. See "--Bankruptcy Laws".


PERSONALTY

     In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.


FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.


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     Equitable Limitations on Enforceability of Certain Provisions. United
States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for that of the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.


     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a Mortgaged Property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal Bankruptcy Code, as amended from time to time (11 U.S.C.) and, therefore, could be rescinded in favor of the bankrupt's estate, if (i) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (ii) the price paid for the foreclosed property did not represent "fair consideration" ("reasonably equivalent value" under the Bankruptcy Code). Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's


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right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run such operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's (including franchisors') perception of the quality of such operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Risks". Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     The proceeds received by the referee or trustee from a foreclosure sale are generally applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to


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force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure the Mortgage Loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.


LEASEHOLD RISKS

     Mortgage Loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease. The ground leases that secure the Mortgage Loans at issue may not contain some of these protective provisions, and the related mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the borrower under the ground lease; the right to cure such defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination of the ground lease.

     In addition to the foregoing protections, a leasehold mortgagee may prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease in the lessor's bankruptcy case. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject the lease in a ground lessee bankruptcy case, although the enforceability of such a provision has not been established. Without the protections described in this and the foregoing paragraph, a leasehold mortgagee may be more likely to lose the collateral securing its leasehold mortgage. In addition, the terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation proceeds will ordinarily be governed by the provisions of the ground lease, unless otherwise agreed to by the ground lessee and leasehold mortgagee.


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COOPERATIVE SHARES

     Mortgage Loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the Cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases. If, following payment to the lender, there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder may be responsible for the deficiency. See "--Anti-Deficiency Legislation".


BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a secured lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified. For example, the lender's lien may be transferred to other collateral and/or the outstanding amount of the secured loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of the lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. The priority of a mortgage loan may also be subordinated to bankruptcy court-approved financing. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     The bankruptcy court can also reinstate accelerated indebtedness and also, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization. Under Section 363(b) and (f)


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of the Bankruptcy Code, a trustee for a lessor, or a lessor as debtor-in-possession, may, despite the provisions of the related Mortgage Loan to the contrary, sell the Mortgaged Property free and clear of all liens, which liens would then attach to the proceeds of such sale.

     The Bankruptcy Code provides that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a Mortgaged Property generated after the date the bankruptcy petition is filed will constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the Mortgaged Properties and the cash collateral is "adequately protected" and such term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

     Lessee bankruptcies at the Mortgaged Properties could have an adverse impact on the borrowers' ability to meet their obligations. For example,
Section 365(e) of the Bankruptcy Code provides generally that rights and obligations under an unexpired lease may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease conditioned upon the commencement of a case under the Bankruptcy Code or certain other similar events. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property of or from a debtor's estate, which may delay the borrower's exercise of such remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code.

     Section 365(a) of the Bankruptcy Code generally provides that a trustee or a debtor-in-possession in a case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering such case. If the trustee or debtor-in-possession rejects an executory contract or an unexpired lease, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, the other party or parties to such executory contract or unexpired lease, such as the lessor or borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from such breach, which could adversely affect the security for the related Mortgage Loan. Moreover, under Section 502(b)(6) of the Bankruptcy Code, the claim of a lessor for such damages from the termination of a lease of real property will be limited to the sum of (i) the rent reserved by such lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of such lease, following the earlier of the date of the filing of the petition and the date on which such lender repossessed, or the lessee surrendered, the leased property, and (ii) any unpaid rent due under such lease, without acceleration, on the earlier of such dates.

     Under Section 365(f) of the Bankruptcy Code, if a trustee or debtor-in-possession assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign such executory contract or unexpired lease, notwithstanding any provision therein or in applicable law that prohibits, restricts or conditions such assignment, provided that the trustee or debtor-in-possession provides "adequate assurance of future performance" by the assignee. The Bankruptcy Code specifically provides, however, that adequate assurance of future performance for purposes of a lease of real property in a shopping center includes adequate assurance of the source of rent and other consideration due under such lease, and in the case of an assignment, that the financial condition and operating performance of the proposed assignee and its guarantors, if any, shall be similar to the financial condition and operating performance of the debtor and its guarantors, if any, as of the time the debtor became the lessee under the lease, that any percentage rent due under such lease will not decline substantially, that the assumption and assignment of the lease is subject to all the provisions thereof, including (but not limited to) provisions such as a radius location, use or exclusivity provision, and will not breach any such provision contained in any other lease, financing agreement, or master agreement


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

relating to such shopping center, and that the assumption or assignment of such lease will not disrupt the tenant mix or balance in such shopping center. Thus, an undetermined third party may assume the obligations of the lessee under a lease in the event of commencement of a proceeding under the Bankruptcy Code with respect to the lessee.

     Under Section 365(h) of the Bankruptcy Code, if a trustee for a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, may remain in possession of the leasehold for the balance of such term and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any such renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date.

     In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related Mortgage Loan to the related Trust Fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction. In addition, some court decisions suggest that even a non-collusive, regularly conducted foreclosure sale could be challenged in a bankruptcy case as a "fraudulent conveyance," regardless of the parties' intent, if a bankruptcy court determines that the mortgaged property has been sold for less than fair consideration while the mortgagor was insolvent and within one year (or within any longer state statutes of limitations periods if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of the bankruptcy.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Pursuant to the federal doctrine of "substantive consolidation" or to the (predominantly state law) doctrine of "piercing the corporate veil", a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity before it. Thus, property ostensibly the property of one entity may be determined to be the property of a different entity in bankruptcy, the automatic stay applicable to the second entity may be extended to the first and the rights of creditors of the first entity may be impaired in the fashion set forth above in the discussion of bankruptcy principles. Depending on facts and circumstances not wholly in existence at the time a Mortgage Loan is originated or transferred to the related Trust Fund, the application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the Certificateholders.

     For each mortgagor that is described as a "special purpose entity", "single purpose entity" or "bankruptcy-remote entity" in the Prospectus Supplement, the activities that may be conducted by such mortgagor and its ability to incur debt are restricted by the applicable Mortgage or the organizational documents of such mortgagor in such manner as is intended to make the likelihood of a bankruptcy proceeding being commenced by or against such mortgagor remote, and such mortgagor has been organized and is designed to operate in a manner such that its separate existence should be respected notwithstanding a bankruptcy proceeding in respect of one or more affiliated entities of such mortgagor. However, the Depositor makes no representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of any mortgagor or the likelihood that the separate existence of any mortgagor would be respected if there were to be a bankruptcy proceeding in respect of any affiliated entity of a mortgagor.


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ENVIRONMENTAL RISKS

     A lender may be subject to unforeseen environmental risks with respect to loans secured by real or personal property, such as the Mortgage Loans. Such environmental risks may give rise to (i) a diminution in value of property securing a Mortgage Loan or the inability to foreclose against such property or
(ii) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of such property or the principal balance of the related Mortgage Loan. Under the laws of many states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, such a lien has priority over all existing liens (a "superlien"), including those of existing mortgages; in these states, the lien of the mortgage for any Mortgage Loan may lose its priority to such a superlien.

     Under the federal Comprehensive Response Compensation and Liability Act ("CERCLA"), a lender may be liable either to the government or to private parties for cleanup costs on a property securing a loan, even if the lender does not cause or contribute to the contamination. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties ("PRPs"), including current owners and operators of the property who did not cause or contribute to the contamination. Many states have laws similar to CERCLA.

     Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. A 1990 decision of the United States Court of Appeals for the Eleventh Circuit, United States v. Fleet Factors Corp., 901 F.2d 1550 (11th Cir. 1990), narrowly construed the security interest exemption under CERCLA to hold lenders liable if they had the capacity to influence their borrower's management of hazardous waste. In response to the Fleet Factors case, the Environmental Protection Agency ("EPA") promulgated a rule in 1992 intended to reduce interpretive uncertainties that surrounded the scope of the secured lender exemption to liability under CERCLA. The rule, which the EPA stated would be entitled to deference in CERCLA cost recovery actions brought against lenders by private parties, clarified the scope of the secured creditor exemption and identified specific types of actions that, if taken by a lender, would preclude application of the exemption. In the decision of Kelley v. EPA, 15 F.3d 1100 (D.C. Cir. 1994), the Court of Appeals for the District of Columbia vacated the EPA's lender liability rule. On September 30, 1996, President Clinton signed into law the "Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996" (the "Asset Conservation Act"), which substantially protects lenders and fiduciaries from liability for the environmental obligations of borrowers and beneficiaries. The Asset Conservation Act includes amendments to CERCLA and to the underground storage tank provisions of the Resource Conservation and Recovery Act and applies to any claim that was not finally adjudicated as of September 30, 1996. The Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of a secured creditor exemption. However, the secured creditor exemption is not available to a lender that participates in management of mortgaged property prior to a foreclosure. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will be deemed to have participated in management and will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Environment clean-up costs may be substantial. It is possible that such costs could become a liability of the related Trust Fund and occasion a loss to Certificateholders if such remedial costs were incurred.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. It is possible that a property securing a Mortgage Loan could be subject to such transfer restrictions. In such a case, if the lender becomes the owner upon foreclosure, it may be required to clean up the contamination before selling the property.


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

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of a Trust Fund and occasion a loss to Certificateholders of the related series.

     To reduce the likelihood of such a loss, and unless otherwise provided in the related Prospectus Supplement, the related Pooling Agreement will provide that the Master Servicer, acting on behalf of the related Trust Fund, may not acquire title to a Mortgaged Property or take over its operation unless the Master Servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans". There can be no assurance that any environmental site assessment obtained by the Master Servicer will detect all possible environmental contamination or conditions or that the other requirements of the related Pooling Agreement, even if fully observed by the Master Servicer, will in fact insulate the related Trust Fund from liability with respect to environmental matters.

     Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

     If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Compliance may entail some expense.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.


DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the Mortgage Loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. By virtue, however, of the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982 (which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations, as set forth in the Garn Act and the regulations promulgated thereunder), the Master Servicer may nevertheless have the right to accelerate the maturity of a Mortgage Loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the Master Servicer's ability to demonstrate that a sale threatens its legitimate security interest.


SUBORDINATE FINANCING

     Certain of the Mortgage Loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans. Where a borrower encumbers a Mortgaged Property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice


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the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.


DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.


ADJUSTABLE RATE LOANS

     The laws of certain states may provide that mortgage notes relating to adjustable rate loans are not negotiable instruments under the UCC. In such event, the related Trust Fund will not be deemed to be a "holder in due course" within the meaning of the UCC and may take such a mortgage note subject to certain restrictions on the ability to foreclose and to certain contractual defenses available to a mortgagor.


APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No Mortgage Loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a Trust Fund unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted under the laws of such state or (ii) such Mortgage Loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.


SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's Mortgage Loan (including a borrower who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who


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

are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any instrument of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three-month period thereafter. Thus, in the event such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.


TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulation of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that: (i) hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and (ii) the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of such properties.


AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, each altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.


FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.


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

     A lender may avoid forfeiture of its interest in the property if it established that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.


     In addition, there may be other state or municipal laws providing for forfeiture of mortgaged properties.


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                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of Treasury (the "Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Certificates.

     For purposes of this discussion, (i) references to the Mortgage Loans include references to the mortgage loans underlying MBS included in the Mortgage Assets and (ii) where the applicable Prospectus Supplement provides for a fixed retained yield with respect to the Mortgage Loans underlying a series of Certificates, references to the Mortgage Loans will be deemed to refer to that portion of the Mortgage Loans held by the Trust Fund which does not include the Retained Interest. References to a "holder" or "Certificateholder" in this discussion generally mean the beneficial owner of a Certificate.


FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

     General. With respect to a particular Series of Certificates, an election may be made to treat the Trust Fund or one or more segregated pools of assets therein as one or more REMICs within the meaning of Code Section 860D. A Trust Fund or a portion thereof as to which a REMIC election will be made will be referred to as a "REMIC Pool". For purposes of this discussion, Certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more Classes of "Regular Certificates" and one Class of "Residual Certificates" in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, O'Melveny & Myers LLP, counsel to the Depositor, has advised the Depositor that in the firm's opinion, assuming (i) the making of such an election, (ii) compliance with the Pooling Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, each REMIC Pool will qualify as a REMIC. In such case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The Prospectus Supplement for each series of Certificates will indicate whether one or more REMIC elections will be made with respect to the related Trust Fund, in which event references to "REMIC" or "REMIC Pool" herein shall be deemed to refer to each such REMIC Pool. If so specified in the applicable Prospectus Supplement, the portion of a Trust Fund as to which a REMIC election is not made may be treated as either a financial asset securitization investment trust (a "FASIT") a grantor trust for federal income tax purposes. See "--Federal Income Tax Consequences for FASIT Certificates and "--Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made".

     Status of REMIC Certificates. REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for such treatment. REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety.


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

For purposes of Code Section 856(c)(4)(A), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of REMIC Certificates qualify for such treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. In addition, if the assets of the REMIC include Buy-Down Mortgage Loans, it is possible that the percentage of such assets constituting "loans . . . secured by an interest in real property which is . . . residential real property" for purposes of Code Section 7701(a)(19)(C)(v) may be required to be reduced by the amount of the related Buy-Down Funds. REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(3)(A)(i). REMIC Certificates held certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1). The Small Business Job Protection Act of 1996 (the "SBJPA of 1996") repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former Code Section 593(d) for taxable years beginning after December 31, 1995. The requirement in the SBJPA of 1996 that such institutions must "recapture" a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in "residential loans" under Code Section 7701(a)(19)(C)(v), but only if such loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the Mortgage Loans of any Series meeting this requirement, and no representation is made in this regard.

     Qualification as a REMIC. In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments". The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each Series will contain a provision designed to meet this requirement. See "Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations".

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day in exchange for Regular Certificates or Residual Certificates or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the Mortgage Loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general, (i) the fair market value of the real property securing the mortgage (including buildings and structural components thereof) is at least 80% of the principal balance of the related Mortgage Loan or mortgage loan underlying the Mortgage Certificate either at origination of the relevant loan or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property securing the mortgage) or (ii) substantially all the proceeds of the Mortgage Loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the Mortgage Loan or underlying mortgage loan. If the Mortgage Loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (i) of the preceding sentence as of the date of the last such modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received


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either (i) in exchange for any qualified mortgage within a three-month period thereafter or (ii) in exchange for a "defective obligation" within a two-year period thereafter. A "defective obligation" includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery). A Mortgage Loan that is "defective" as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period. A qualified mortgage also includes any regular interest in a FASIT transferred to the REMIC Pool on the Startup Day in exchange for Regular Certificates or Residual Certificates, or purchased by the REMIC Pool within three months after the Startup Day pursuant to a fixed price contract in effect on the Startup Day, provided that at least 95% of the value of the FASIT assets is at all times attributable to obligations principally secured by interests in real property and which are transferred to, or purchased by, a REMIC as provided in this sentence.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until distributed to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property (other than a REMIC residual interest) held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the Mortgage Loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally held beyond the close of the third calendar year following the acquisition of the property by REMIC Pool for not more than two years, with possible extensions granted by the Internal Revenue Service (the "Service") of up to an additional four years.


     In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates with respect to that series will constitute a single class of residual interests on which distributions are made pro rata.


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

     If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986 Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.


TAXATION OF REGULAR CERTIFICATES

 General

     In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto. Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by such Regular Certificateholders.

 Original Issue Discount

     Accrual Certificates and principal-only Certificates will be, and other Classes of Regular Certificates may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any Class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations issued on February 2, 1994, as amended on June 14, 1996, (the "OID Regulations") under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent such issues are not addressed in such regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

     Each Regular Certificate (except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot ("Random Lot Certificates")) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price". The issue price of a Class of Regular Certificates offered pursuant to this Prospectus generally is the first price at which a substantial amount of Regular Certificates of that Class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a Class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that Class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued


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interest that relates to a period prior to the issue date of the Regular
Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if such interest distributions constitute "qualified stated interest". Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any Class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable Prospectus Supplement, because the underlying Mortgage Loans provide for remedies in the event of default, the Depositor intends to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Certificates includes all distributions of interest as well as principal thereon. Likewise, the Depositor intends to treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Certificate is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until all distributions in reduction of are scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "Election to Treat All Interest Under the Constant Yield Method".

     A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. The Depositor will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated redemption price at maturity and
(b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Certificate at the


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beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Certificate at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the Mortgage Loans with respect to a Series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain Classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Certificates.

     In the case of a Random Lot Certificate, the Depositor intends to determine the yield to maturity of such Certificate based upon the anticipated payment characteristics of the Class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire Class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate (or portion of such unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to such Certificate (or to such portion) will accrue at the time of such distribution, and (b) the accrual of original issue discount allocable to each remaining Certificate of such Class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on such Class and the adjusted issue price of such Class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The Depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the Class as a whole. Investors are advised to consult their tax advisors as to this treatment.

 Acquisition Premium

     A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading "Election to Treat All Interest Under the Constant Yield Method".

 Variable Rate Regular Certificates

     Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified de minimis amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates", (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate", or (d) a single fixed rate and


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a single objective rate that is a "qualified inverse floating rate". A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, or where such rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. Such rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. Two or more qualified floating rates will be treated as a single qualified floating rate if all such qualified floating rates can reasonably be expected to have approximately the same values throughout the terms of the instrument. This requirement will be conclusively presumed to be satisfied if the values of all such qualified floating rates are within 0.25% of each other on the issue date. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that such information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is an objective rate that is equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A Class of Regular Certificates may be issued under this Prospectus that does not have a variable rate under the OID Regulations, for example, a Class that bears different rates at different times during the period it is outstanding such that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that such a Class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a Regular Certificate (i) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of such a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the Mortgage Loans which bear interest at a fixed rate or at a qualifying variable rate under the REMIC Regulations, including such a rate that is subject to one or more caps or floors, or (ii) bearing one or more such variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable Prospectus Supplement, the Depositor intends to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "Original Issue Discount" with the yield to maturity and future payments on such Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant Class. Unless otherwise specified in the applicable Prospectus Supplement, the Depositor intends to treat such variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, the Depositor intends to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on Mortgage Loans or Mortgage Certificates having fixed or adjustable


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rates, as having qualified stated interest, except to the extent that initial
"teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on such Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate Mortgage Loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate Mortgage Loans. In the case of adjustable rate Mortgage Loans, the applicable index used to compute interest on the Mortgage Loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual Pass-Through Rate on the Regular Certificates.

 Deferred Interest

     Under the OID Regulations, all interest on a Regular Certificate as to which there may be Deferred Interest is includible in the stated redemption price at maturity thereof. Accordingly, any Deferred Interest that accrues with respect to a Class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such Deferred Interest are made.

 Market Discount

     A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (i) is exceeded by the then-current principal amount of the Regular Certificate or (ii) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of such Regular Certificate at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certificate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate or (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which such election may be deemed to be made.

     Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as


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described above in the third paragraph under "Original Issue Discount")
remaining after the date of purchase. It appears that de minimis market discount should be reported in a manner similar to de minimis original issue discount. See "Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

 Premium

     A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a "capital asset" within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium under the constant yield method. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under "Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See "Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

 Election to Treat All Interest Under the Constant Yield Method

     A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Service. Investors should consult their own tax advisors regarding the advisability of making such an election.

 Sale or Exchange of Regular Certificates

     If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the long-term capital gain holding period


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(currently more than one year). Such gain will be treated as ordinary income
(i) if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code
Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of such transaction,
(ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on such Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to the Regular Certificate. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code
Section 582(c). Capital gains of certain non-corporate taxpayers are subject to a lower maximum tax rate (28%) than ordinary income of such taxpayers (39.6%), and still a lower maximum rate (20%) for property held for more than 18 months. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

 Treatment of Losses

     Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans allocable to a particular class of Regular Certificates, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained during the taxable year on account of any such Regular Certificates becoming wholly or partially worthless, and that, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of such Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at such time as the principal balance of any class or subclass of such Regular Certificates is reduced to reflect losses resulting from any liquidated Mortgage Loans. The Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after all Mortgage Loans remaining in the Trust Fund have been liquidated or such class of Regular Certificates has been otherwise retired. The Service could also assert that losses on the Regular Certificates are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the Class. Holders of Regular Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal Revenue Service may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.


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

TAXATION OF RESIDUAL CERTIFICATES

 Taxation of REMIC Income

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Certificateholders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC Pool and realized losses on the Mortgage Loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Certificates of any class of the related series outstanding.

     The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the Mortgage Loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the Mortgage Loans is acquired by the REMIC Pool at a discount, and one or more of such Mortgage Loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (ii) the discount on the Mortgage Loans which is includible in income may exceed the deduction allowed upon such distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate Mortgage Loans, interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below under "Limitations on Offset or Exemption of REMIC Income". The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a series of Certificates, may have a significant adverse effect upon the Residual Certificateholder's after-tax rate of return. In addition, a Residual Certificateholder's taxable


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

income during certain periods may exceed the income reflected by such Residual Certificateholder for such periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Certificates.

 Basis and Losses

     The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certificateholder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom such loss was disallowed and may be used by such Residual Certificateholder only to offset any income generated by the same REMIC Pool.

     A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. Such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described above under "Taxation of REMIC Income", the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

     A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool's basis in its assets. The preamble to the REMIC Regulations states that the Service may provide future guidance on the proper tax treatment of payments made by a transferor of such a residual interest to induce the transferee to acquire the interest, and Residual Certificateholders should consult their own tax advisors in this regard.

     Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the Mortgage Loans, the Residual Certificateholder will not recover a portion of such basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See "Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of Mortgage Loans to the REMIC Pool and "Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

 Treatment of Certain Items of REMIC Income and Expense

     Although the Depositor intends to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Depositor makes no representation as to the specific method that it will use for reporting income with respect to the Mortgage Loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certificateholders or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as


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original issue discount income on Regular Certificates as described above under
"Taxation of Regular Certificates--Original Issue Discount" and "--Variable
Rate Regular Certificates", without regard to the de minimis rule described therein, and "--Premium".

     Deferred Interest. Any Deferred Interest that accrues with respect to any adjustable rate Mortgage Loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the Deferred Interest that accrues with respect to Regular Certificates as described above under "Taxation of Regular Certificates--Deferred Interest".

     Market Discount. The REMIC Pool will have market discount income in respect of Mortgage Loans if, in general, the basis of the REMIC Pool allocable to such Mortgage Loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in such Mortgage Loans is generally the fair market value of the Mortgage Loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value thereof at the Closing Date, in the case of a retained Class). In respect of Mortgage Loans that have market discount to which Code
Section 1276 applies, the accrued portion of such market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under "Taxation of Regular Certificates--Market Discount".

     Premium. Generally, if the basis of the REMIC Pool in the Mortgage Loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such Mortgage Loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool's basis in Mortgage Loans is the fair market value of the Mortgage Loans, based on the aggregate of the issue prices (or the fair market value of retained Classes) of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under "Taxation of Regular Certificates--Premium", a REMIC Pool that holds a Mortgage Loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the Mortgage Loans are individuals, Code Section 171 will not be available for premium on Mortgage Loans (including underlying mortgage loans) originated on or prior to September 27, 1985. Premium with respect to such Mortgage Loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the Service may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

 Limitations on Offset or Exemption of REMIC Income

     A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certificateholder will be subject to special treatment. That portion, referred to as the "excess inclusion", is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of
(i) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of such Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Certificates diminishes.

     The portion of a Residual Certificateholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carry forwards, on


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such Residual Certificateholder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Certificateholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Certificateholder's excess inclusions will be treated as unrelated business taxable income of such Residual Certificateholder for purposes of Code Section
511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under "Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors"), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "Taxation of Certain Foreign Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons. The SBJPA of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to Residual Certificates continuously held by thrift institutions since November 1, 1995.

     In addition, the SBJPA of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Certificateholder. First, alternative minimum taxable income for a Residual Certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Certificateholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules are effective for taxable years beginning after December 31, 1996, unless a Residual Certificateholder elects to have such rules apply only to taxable years beginning after August 20, 1996.

     Tax-Related Restrictions on Transfer of Residual Certificates

     Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below) other than in connection with the formation of a REMIC Pool, if the Disqualified Organization is required, pursuant to a binding contract, to sell such Residual Certificate, which sale occurs within seven days after the Startup Days, a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

     In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount


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

of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder's taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

     For these purposes, (i) "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and, except in the case of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511, and (ii) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity.

     The Pooling Agreement with respect to a series of Certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (i) the proposed transferee provides to the transferor and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing such Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof), and (ii) the transferor provides a statement in writing to the Depositor and the Trustee that it has no actual knowledge that such affidavit is false. Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Service and to the requesting party within 60 days of the request, and the Depositor or the Trustee may charge a fee for computing and providing such information.

     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined below under "Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "Disqualified Organizations". The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the


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transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due. The Pooling Agreement with respect to each series of Certificates will require the transferee of a Residual Certificate to certify to the matters in the preceding sentence as part of the affidavit described above under the heading "Disqualified Organizations". The transferor must have no actual knowledge or reason to know that such statements are false.

     Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless such transferee's income is effectively connected with the conduct of a trade or business within the United States or not otherwise subject to a withholding tax. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The Prospectus Supplement relating to a series of Certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any State, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if (A) for taxable years beginning after December 31, 1996 (or for taxable years ending after August 20, 1996, if the trustee has made an applicable election), a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States persons have the authority to control all substantial decisions of such trust, or (B) for all other taxable years, such trust is subject to United States federal income tax regardless of the source of its income (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     Sale or Exchange of a Residual Certificate

     Upon the sale or exchange of a Residual Certificate, the Residual Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "Taxation of Residual Certificates--Basis and Losses") of such Residual Certificateholder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certificateholder's Residual Certificate, in which case, if the Residual Certificateholder has an adjusted basis in such Residual Certificateholder's Residual Certificate remaining when its interest in the REMIC Pool terminates, and if such Residual Certificateholder holds such Residual Certificate as a capital asset under Code
Section 1221, then such Residual Certificateholder will recognize a capital loss at that time in the amount of such remaining adjusted basis.


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     Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code
Section 582(c).

     The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

 Mark-to-Market Regulations

     The Service has issued regulations (the "Mark-to-Market Regulations") under Code Section 475 relating to the requirement that a securities dealer mark-to-market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked-to-market. The Mark-to-Market Regulations apply to all Residual Certificates acquired on or after January 4, 1995.


TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

 Prohibited Transactions

     Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than pursuant to a (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Certificates is outstanding). The REMIC Regulations indicate that the modification of a Mortgage Loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate Mortgage Loan.

 Contributions to the REMIC Pool After the Startup Day

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve


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fund by a Residual Certificateholder, (iii) in the nature of a guarantee, (iv)
made to facilitate a qualified liquidation or clean-up call and (v) as otherwise permitted in Treasury regulations yet to be issued.

 Net Income from Foreclosure Property

     The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period of two years, with possible extensions of up to an additional four years. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable Prospectus Supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a Mortgage Loan. In addition, unless otherwise disclosed in the applicable Prospectus Supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.


LIQUIDATION OF THE REMIC POOL

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.


ADMINISTRATIVE MATTERS

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The Trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as "tax matters person", as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of such Residual Certificates, to have agreed (i) to the appointment of the tax matters person as provided in the preceding sentence and (ii) to the irrevocable designation of the Master Servicer as agent for performing the functions of the tax matters person.


LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $124,500 for the taxable year beginning in 1998 ($62,250 in the case of a married individual filing a separate return) (subject to adjustments for inflation in subsequent years) or
(ii) 80% of the amount of itemized deductions otherwise allowable for such year. In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in


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another REMIC. Such investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where such Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, such allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single Class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable Prospectus Supplement, all such expenses will be allocable to the Residual Certificates.


TAXATION OF CERTAIN FOREIGN INVESTORS

 Regular Certificates

     Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person (i) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (ii) provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person" means any person who is not a U.S. Person.

 Residual Certificates

     The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as "portfolio interest", subject to the conditions described in "Regular Certificates" above, but only to the extent that (i) the Mortgage Loans (including mortgage loans underlying MBS) were issued after July 18, 1984 and (ii) the Trust Fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion


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of REMIC taxable income that constitutes an "excess inclusion". See "Taxation of Residual Certificates--Limitations on Offset or Exemption of REMIC Income". If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential". Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.


BACKUP WITHHOLDING

     Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 31% on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the Regular Certificate, or such Certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the Service or allowed as a credit against the Regular Certificateholder's federal income tax liability.


REPORTING REQUIREMENTS

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Service Publication 938 with respect to a particular Series of Regular Certificates. Holders through nominees must request such information from the nominee.

     The Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the Service concerning Code Section 67 expenses (see "Limitations on Deduction of Certain Expenses" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "Status of REMIC Certificates".


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FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC ELECTION
   IS MADE

 STANDARD CERTIFICATES

 General

     In the event that no election is made to treat a Trust Fund (or a segregated pool of assets therein) with respect to a series of Certificates that are not designated as "Stripped Certificates", as described below, as a REMIC (Certificates of such a series hereinafter referred to as "Standard Certificates"), the Trust Fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code
Section 7701(i). Where there is no fixed retained yield with respect to the Mortgage Loans underlying the Standard Certificates, the holder of each such Standard Certificate (a "Standard Certificateholder") in such series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the Mortgage Loans, subject to the discussion below under "Recharacterization of Servicing Fees". Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans represented by its Standard Certificate, including interest at the coupon rate on such Mortgage Loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the Master Servicer, in accordance with such Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the Trust Fund in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that Trust Fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all such administrative and other expenses of the Trust Fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $124,500 for the taxable year beginning in 1998 ($62,250 in the case of a married individual filing a separate return) (subject to adjustments for inflation in subsequent years), or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. As a result, such investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Standard Certificates with respect to interest at the pass-through rate on such Standard Certificates. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the Mortgage Loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "Stripped Certificates" and "Recharacterization of Servicing Fees", respectively.

 Tax Status

     Standard Certificates will have the following status for federal income tax purposes:

     1. A Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the Mortgage Loans represented by that Standard Certificate is of the type described in such section of the Code.

     2. A Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code
   Section 856(c)(4)(A) to the extent that the assets of the related Trust Fund consist of qualified assets, and interest income on such assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section 856(c)(3)(B).


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     3. A Standard Certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Trust Fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

 Premium and Discount

     Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described above under "Certain Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium".


     Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the Mortgage Loans.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. Unless indicated otherwise in the applicable Prospectus Supplement, no prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Loans (i.e., points) will be includible by such holder.

     Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the Mortgage Loans will be determined and will be reported as ordinary income generally in the manner described above under "Certain Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount", except that the ratable accrual methods described therein will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the Mortgage Loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable Prospectus Supplement, no prepayment assumption will be assumed for purposes of such accrual.

     Recharacterization of Servicing Fees. If the servicing fee paid to the Master Servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to Certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the Mortgage Loans would be increased. Service guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the Mortgage


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Loans to be treated under the "stripped bond" rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

     Accordingly, if the Service's approach is upheld, a servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such Mortgage Loans as "stripped coupons" and "stripped bonds". Subject to the de minimis rule discussed below under "--Stripped Certificates", each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to the holder thereof. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the Mortgage Loans the ownership of which is attributed to the Master Servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

     Sale or Exchange of Standard Certificates. Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any Mortgage Loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any such gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (i) if a Standard Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Capital gains of certain non-corporate taxpayers are subject to a lower maximum tax rate (28%) than ordinary income of such taxpayers (39.6%) for property held for more than one year but not more than 18 months, and a still lower maximum rate (20%) for property held for more than 18 months. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.


 STRIPPED CERTIFICATES

 General

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped


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coupons" with respect to interest payments. For purposes of this discussion,
Certificates that are subject to those rules will be referred to as "Stripped Certificates". Stripped Certificates include "Stripped Interest Certificates" and "Stripped Principal Certificates" (as defined in this Prospectus) as to which no REMIC election is made.

     The Certificates will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the Mortgage Loans, (ii) the Master Servicer is treated as having an ownership interest in the Mortgage Loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Loans (see "Standard Certificates--Recharacterization of Servicing Fees" above) and (iii) Certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the Mortgage Loans.

     In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the Stripped Certificate's allocable share of the servicing fees paid to the Master Servicer, to the extent that such fees represent reasonable compensation for services rendered. See discussion above under "Standard Certificates--Recharacterization of Servicing Fees". Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class (or subclass) of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "Standard Certificates--General", subject to the limitation described therein.

     Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certificates are issued with respect to a Mortgage Pool containing variable-rate Mortgage Loans, the Depositor has been advised by counsel that (i) the Trust Fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described below under "Taxation of Stripped Certificates--Possible Alternative Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The Pooling Agreement requires that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations issued December 28, 1992, assume that a Stripped Certificate will be treated as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount and that the interest component of such a Stripped Certificate would be treated as qualified stated interest under the OID Regulations. Further pursuant to these final regulations the purchaser of such a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount unless either (i) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule of Code
Section 1273(a)(3), or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related Mortgage Loans. Any such market discount would be reportable as described under "Certain Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in such computation.


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

 Status of Stripped Certificates

     No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the Mortgage Loans. Although the issue is not free from doubt, counsel has advised the Depositor that Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the Mortgage Loans and interest on such Mortgage Loans qualify for such treatment.

 Taxation of Stripped Certificates

     Original Issue Discount. Except as described above under "General", each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described above under "Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates". However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described above under "General", the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to such Stripped Certificateholder, presumably under the Prepayment Assumption.

     If the Mortgage Loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by such Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in such Stripped Certificate to recognize an ordinary loss equal to such portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the Mortgage Loans are prepaid could lead to the interpretation that such interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped
Certificateholder's adjusted basis in such Stripped Certificate, as described above under "Certain Federal Income Tax Consequences for REMIC
Certificates--Taxation of Regular Certificates--Sale or


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

Exchange of Regular Certificates". To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates, such subsequent purchaser will be required for federal income tax purposes to accrue and report such excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of (i) one installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to principal on each Mortgage Loan and a second installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to interest on each Mortgage Loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan or (iii) a separate installment obligation for each Mortgage Loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each Mortgage Loan to the extent that such Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each such Mortgage Loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

     Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

FEDERAL INCOME TAX CONSEQUENCES FOR FASIT CERTIFICATES

     If and to the extent set forth in the Prospectus Supplement relating to a particular Series of Certificates, an election may be made to treat the related Trust Fund or one or more segregated pools of assets therein as one or more financial asset securitization investment trusts ("FASITs") within the meaning of Code Section 860L(a). Qualification as a FASIT requires ongoing compliance with certain conditions. With respect to each series of FASIT Certificates, O'Melveny & Myers LLP, counsel to the Depositor, will advise the Depositor that in the firm's opinion, assuming (i) the making of such an election, (ii) compliance with the Pooling Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury Regulations thereunder, each FASIT Pool will qualify as a FASIT. In such case, the Regular Certificates will be considered to be "regular interests" in the FASIT and will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificate will be considered the "ownership interest" in the FASIT Pool. The Prospectus Supplement for each series of Certificates will indicate whether one or more FASIT elections will be made with respect to the related Trust Fund.

     FASIT treatment has become available pursuant to recently enacted legislation, and no Treasury Regulations have as yet been issued detailing the circumstances under which a FASIT election may be made or the consequences of such an election. If a FASIT election is made with respect to any Trust Fund or as to any segregated pool of assets therein, the related Prospectus Supplement will describe the Federal income tax consequences of such election.


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REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The Trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during such year, such information (prepared on the basis described above) as the Trustee deems to be necessary or desirable to enable such Certificateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on Certificates held by persons other than Certificateholders exempted from the reporting requirements. The amounts required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable Prospectus Supplement, such reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The Trustee will also file such original issue discount information with the Service. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 31% backup withholding may be required in respect of any reportable payments, as described above under "Certain Federal Income Tax Consequences for REMIC Certificates--Backup Withholding".


TAXATION OF CERTAIN FOREIGN INVESTORS

     To the extent that a Certificate evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on original issue discount recognized by the Standard Certificateholder or Stripped Certificateholders on the sale or exchange of such a Certificate also will be subject to federal income tax at the same rate.


     Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in Mortgage Loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under "Certain Federal Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign Investors--Regular Certificates".


                      STATE AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.


                             ERISA CONSIDERATIONS


GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose certain requirements on employee benefit plans, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which such plans, accounts or arrangements are invested (all of which are hereinafter referred to as "Plans"), and on persons who are fiduciaries with respect to Plans in connection with the investment of Plan assets.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code. Special caution should be exercised before the assets of a Plan are used to purchase a Certificate if, with respect to such assets, the Depositor, the Master Servicer, a Special Servicer or any Sub-Servicer or the Trustee or an affiliate thereof, either:
(a) has discretionary authority or control with respect to the investment of such assets of such Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such assets of such Plan for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of the Plan.

     Before purchasing any Offered Certificates, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to such purchase under the requirements of ERISA, whether any prohibited transaction class exemption or any individual prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth therein would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable Prospectus Supplement relating to such Series of Certificates.

     Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such governmental and church plans may be invested in Offered Certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.


PLAN ASSET REGULATIONS

     A Plan's investment in Offered Certificates may cause the Trust Assets to be deemed Plan assets. Section 2510.3-101 of the regulations ("Plan Asset Regulations") of the United States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (that is, Plans, certain employee benefit plans not subject to ERISA, and entities whose underlying assets include plan assets) is not "significant". For this purpose, the Plan Asset Regulations provide, in general, that participation in an entity, such as a Trust Fund, is "significant" if, immediately after the most recent acquisition of any equity interest, 25% or more of any class of equity interests, such as Certificates, is held by benefit plan investors. Unless restrictions on ownership of and transfer to Plans apply with respect to a Series of Certificates, there can be no assurance that benefit plan investors will not own at least 25% of a class of Certificates.

     Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Trust Assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a Master Servicer, a Special Servicer or any Sub-Servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the Trust Assets constitute Plan assets, the purchase of Certificates by a Plan, as well as the operation of the Trust Fund, may constitute or involve one or more prohibited transactions under ERISA and the Code.


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

ADMINISTRATIVE EXEMPTIONS

     Several underwriters of mortgage-backed securities have applied for and obtained from DOL individual prohibited transaction exemptions that apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter or as a selling or placement agent. If such an exemption may be applicable to a Series of Certificates, the related Prospectus Supplement will refer to such possibility, as well as provide a summary of the conditions to the exemption's applicability.


UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

     The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a), including most varieties of ERISA plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511 including certain governmental plans, as discussed above under the caption "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations."

     Due to the complexity of these rules and the penalties that may be imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries consult with their counsel regarding the consequences under ERISA of their acquisition and ownership of Certificates.

     The sale of Certificates to an employee benefit plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by plans generally or by any particular plan, or that this investment is appropriate for plans generally or for any particular plan.


                               LEGAL INVESTMENT

     The Offered Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), only if so specified in the related Prospectus Supplement. The appropriate characterization of those Certificates not qualifying as "mortgage related securities" ("Non-SMMEA Certificates") under various legal investment restriction, and thus the ability of investors subject to these restrictions to purchase such Certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Generally, only classes of Offered Certificates that (i) are rated in one of the two highest rating categories by one or more Rating Agencies, (ii) are part of a series evidencing interests in a Trust Fund consisting of loans originated by certain types of Originators as specified in SMMEA and (iii) are part of a series evidencing interests in a Trust Fund consisting of mortgage loans each of which is secured by a first lien on (a) a single parcel of real estate on which is located a residential and/or mixed residential and commercial structure or (b) one or more parcels of real estate upon which are located one or more commercial structures will be "mortgage related securities" for purposes of SMMEA. As "mortgage related securities," such classes will constitute legal investments, for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies, trustees and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation, to the same extent that obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities under applicable law. Under SMMEA, a number of states enacted legislation on or prior to

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the October 3, 1991 cut-off for such enactments limiting to various extends the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities," secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, states are authorized to enact legislation, on or before September 23, 2001, prohibiting or restricting the purchase, holding or investment by state regulated entities in certificates satisfying the rating and qualified Originator requirements for "mortgage related securities," but evidencing interests in a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures. Accordingly, the investors affected by such legislation will be authorized to invest in Offered Certificates qualifying as "mortgage related securities" only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.
Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, effective December 31, 1996, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of Certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks, federal credit unions should review NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. Section Section 703.5(f)-(k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain classes of the Offered Certificates), except under limited circumstances. Effective January 1, 1998, the NCUA has amended its rules governing investments by federal credit unions at 12 C.F.R. Part 703; the revised rules will permit investments in "mortgage related securities" under certain limited circumstances, but will prohibit investments in stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. Section 703.140.

     All depository institutions considering an investment in the Offered Certificates should review the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992, as revised April 15, 1994 (the "Policy Statement") of the Federal Financial Institutions Examination Council (the "FFIEC"). The Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Depository Insurance Company and the Office of Thrift Supervision, and by the NCUA (with certain modifications), prohibits depository institutions from investing in certain "high-risk mortgage securities" (including securities such as certain classes of the Offered Certificates), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions. On September 29, 1997, the FFEIC released for public comment a proposed "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1997 Statement"), which would replace the Policy Statement. As proposed, the 1997 Statement would delete the specific

"high-risk mortgage securities" tests, and substitute general guidelines which depository institutions should follow in managing risks (including market, credit, liquidity, operational (transactional), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any class of the Offered Certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any class of the Offered Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of Offered Certificates as "mortgage related securities," no representations are made as to the proper characterization of any class of Offered Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any class of Offered Certificates under applicable legal investment restrictions. These uncertainties (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of any class of Offered Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates of any class constitute legal investments or are subject to investment, capital or other restrictions.


                            METHOD OF DISTRIBUTION

     The Offered Certificates offered hereby and by Prospectus Supplements hereto will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the Depositor from such sale.

     The Depositor intends that Offered Certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular Series of Offered Certificates may be made through a combination of two or more of these methods. Such methods are as follows:

     1. by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related Prospectus Supplement;

     2. by placements through one or more placement agents specified in the related Prospectus Supplement primarily with institutional investors and dealers; and

     3. through direct offerings by the Depositor.

     If specified in the Prospectus Supplement relating to a Series of Offered Certificates, the Depositor, any affiliate thereof or any other person or persons specified therein (including Originators of Mortgage Loans) may purchase some or all of one or more Classes of Offered Certificates of such Series from the underwriter or underwriters or such other person or persons specified in such Prospectus Supplement. Pursuant to this Prospectus and the related Prospectus Supplement, such purchaser may thereafter from time to time offer and sell some or all of such Certificates directly, or through one or more underwriters to be designated at the time of the offering of such Certificates, or through dealers (whether acting as agent or as principal) or in such other manner as may be specified in the related Prospectus Supplement.

Such offering may be restricted in the manner specified in the related Prospectus Supplement. Such transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.

     If underwriters are used in a sale of any Offered Certificates (other than in connection with an underwriting on a best efforts basis), such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such underwriters may be broker-dealers affiliated with the Depositor whose identities and relationships to the Depositor will be as set forth in the related Prospectus Supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular Series of Offered Certificates will be set forth in the cover of the Prospectus Supplement relating to such Series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

     In connection with the sale of the Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of the Offered Certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Offered Certificates may be deemed to be underwriters in connection with such Offered Certificates, and any discounts or commissions received by them from the Depositor and any profit on the resale of Offered Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act").

     It is anticipated that the underwriting agreement pertaining to the sale of any series of Certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all Offered Certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that the Depositor will indemnify the several underwriters, and each person, if any, who controls any such underwriter within the meaning of Section 15 of the Securities Act, against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect thereof.

     The Prospectus Supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Certificates of such series.

     The Depositor anticipates that the Offered Certificates offered hereby will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     As to each series of Certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any unrated class may be initially retained by the Depositor, and may be sold by the Depositor at any time to one or more institutional investors.

     If and to the extent required by applicable law or regulation, this Prospectus will be used by Bear, Stearns & Co. Inc., an affiliate of the Depositor, in connection with offers and sales related to market-making transactions in the Offered Certificates previously offered hereunder in transactions in which Bear, Stearns & Co. Inc. acts as principal. Bear, Stearns & Co. Inc. may also act as agent in such transactions. Sales may be made at negotiated prices determined at the time of sale.

                                 LEGAL MATTERS

     The validity of the Certificates of each series will be passed upon for the Depositor by O'Melveny & Myers LLP, New York, New York.

                             FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each series of Certificates, and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                    RATING


     It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.


     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.


     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                        INDEX OF SIGNIFICANT DEFINITIONS



1986 Act .......................................              79
1997 Statement .................................             105
A
Accrual Certificates ...........................          13, 40
Accrued Certificate Interest ...................              40
ADA ............................................              74
ARM Loans ......................................              31
Asset Conservation Act .........................              71
B
Book-Entry Certificates ........................          15, 39
call risk ......................................          18, 36
capital asset ..................................              84
C
Cash Flow Agreement ............................          11, 32
Cash Flow Agreements ...........................               1
CERCLA .........................................          23, 71
Certificate ....................................              47
Certificate Account ............................      11, 32, 50
Certificate Balance ............................           2, 12
Certificate Owner ..............................          15, 45
Certificateholders .............................               2
Certificates ...................................               9
Code ...........................................          15, 76
commercial mortgage-related securities .........             105
Commercial Properties ..........................          10, 26
Commission .....................................               3
Companion Class ................................          14, 41
Controlled Amortization Class ..................          14, 41
Cooperatives ...................................              26
CPR ............................................              35
Credit Support .................................       1, 11, 32
Crime Control Act ..............................              74
Cut-Off Date ...................................              13
D
Debt Service Coverage Ratio ....................              29
defective obligation ...........................              78
Definitive Certificates ........................          15, 39
Depositor ......................................              26
Determination Date .............................          33, 40
Direct Participants ............................              45
Disqualified Organization ......................              90
Distribution Date ..............................              13
Distribution Date Statement ....................              43
DOL ............................................             103
DTC ............................................   3, 15, 39, 45
Due Dates ......................................              30
Due Period .....................................              33
E
EPA ............................................              71

Equity Participation .................................         30
ERISA ................................................    15, 102
Events of Default ....................................         58
excess inclusion .....................................         24
Exchange Act .........................................          3
extension risk .......................................     18, 36
F
FAMC .................................................         10
FASIT ................................................         76
FASITs ...............................................        101
FFIEC ................................................        105
FHLMC ................................................         10
FNMA .................................................         10
Foreign Investors ....................................         90
G
Garn Act .............................................         72
GNMA .................................................         10
I
Indirect Participants ................................         45
Insurance and Condemnation Proceeds ..................         51
L
L/C Bank .............................................         62
Limitations on Deduction of Certain Expenses .........         95
Liquidation Proceeds .................................         51
Loan-to-Value Ratio ..................................         29
Lock-out Date ........................................         30
Lock-out Period ......................................         30
M
Mark-to-Market Regulations ...........................         92
Master Servicer ......................................       3, 9
MBS ..................................................      1, 25
MBS Agreement ........................................         31
MBS Issuer ...........................................         31
MBS Servicer .........................................         31
MBS Trustee ..........................................         31
Mortgage Asset Pool ..................................          1
Mortgage Asset Seller ................................         26
Mortgage Assets ......................................         26
Mortgage Loans .......................................   1, 9, 25
Mortgage Notes .......................................         26
Mortgage Rate ........................................     10, 30
mortgage related securities ..........................    16, 104
mortgage related security ............................        105
Mortgaged Properties .................................         26
Mortgaged Property ...................................          1
mortgagee-in-possession ..............................         54
Mortgages ............................................         26
Multifamily Properties ...............................      9, 26
N
Net Leases ...........................................         29
net of expense .......................................         29

Net Operating Income .............................       29
noneconomic residual interest ....................       90
Nonrecoverable Advance ...........................       42
Non-SMMEA Certificates ...........................      104
Non-U.S. Person ..................................       94
Notional Amount ..................................   12, 40
numerous obligors ................................      105
O
OCC ..............................................      105
Offered Certificates .............................        1
OID Regulations ..................................       79
operator .........................................       54
Original Issue Discount ..........................       84
Originator .......................................       26
P
PAC ..............................................       36
Participants .....................................   25, 45
Parties in Interest ..............................      103
Pass-Through Entity ..............................       89
Pass-Through Rate ................................    2, 12
Permitted Investments ............................       50
Plan Asset Regulations ...........................      103
Plans ............................................      102
Policy Statement .................................      105
Pooling Agreement ................................   12, 47
portfolio interest ...............................       94
prepayment .......................................       35
Prepayment Assumption ............................       80
Prepayment Interest Shortfall ....................       33
Prepayment Premium ...............................       30
Prospectus Supplement ............................        1
PRPs .............................................       71
R
Random Lot Certificates ..........................       79
Rating Agency ....................................       16
real estate mortgage investment conduit ..........        2
real estate mortgage investment conduits .........       15
Record Date ......................................       40
Regular Certificateholder ........................       79
Regular Certificates .............................       76
Related Proceeds .................................       42
Relief Act .......................................       73
REMIC ............................................    2, 15
REMIC Certificates ...............................       76
REMIC Pool .......................................       76
REMIC Regulations ................................       76
REO Property .....................................       49
Residual Certificateholders ......................       86
Residual Certificates ............................       76
RICO .............................................       74

S
SBJPA of 1996 ...........................         77
Section 42 Properties ...................         21
Securities Act ..........................        107
Senior Certificates .....................     12, 39
Series ..................................          1
Service .................................         78
Servicing Standard ......................         49
SMMEA ...................................    16, 104
SPA .....................................         35
Special Servicer ........................   3, 9, 50
Standard Certificateholder ..............         96
Standard Certificates ...................         96
Stripped Certificateholder ..............        100
Stripped Certificates ...................     96, 98
Stripped Interest Certificates ..........     12, 39
Stripped Principal Certificates .........     12, 39
Subordinate Certificates ................     12, 39
Sub-Servicer ............................         49
Sub-Servicing Agreement .................         49
superlien ...............................         71
super-premium ...........................         80
T
TAC .....................................         36
Title V .................................         73
Treasury ................................         76
Trust Assets ............................          2
Trust Fund ..............................          1
Trustee .................................       3, 9
U
UCC .....................................         64
U.S. Person .............................         91
V
Voting Rights ...........................         44
W
Warranting Party ........................         48

     This diskette contains one spreadsheet file (the "Spreadsheet File") that can be put on a user-specified hard drive or network drive. The Spreadsheet File "BS99WF2.XLS" is a Microsoft Excel,1 Version 5.0 spreadsheet. The Spreadsheet File provides, in electronic format, all of the information shown in Annex A of the Prospectus Supplement dated June 15, 1999 (the "Prospectus Supplement"). The information contained in this diskette appears elsewhere in paper form in this Prospectus Supplement and must be considered as part of, and together with, the information contained elsewhere in this Prospectus Supplement and the Prospectus. Defined terms used in this diskette but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and Prospectus. All of the information contained in this diskette is subject to the same limitations and qualifications contained elsewhere in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this diskette. If this diskette was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Bear, Stearns & Co. Inc. at (212) 272-4192 to receive an original copy of the diskette. As a precautionary measure, scan this diskette for computer viruses before opening. Upon opening the Microsoft Excel file contained on this diskette, a legend will be displayed, which should be read carefully.

     Open the file as you would normally open any Spreadsheet File in Microsoft Excel. After the Spreadsheet File is opened, a legend will be displayed. READ THE LEGEND CAREFULLY. The data in the Spreadsheet File that corresponds to the information shown in Annex A is in the worksheet labeled "ANNEX A".


------------
1 Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================
       NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN
AUTHORIZED BY THE DEPOSITOR OR BY THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATIONS IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER
OF SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE
AN IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SINCE THE DATE OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS.
                           ---------------------------
                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT                         PAGE
                                                                            ----
Summary ..............................................................       S-1
Risk Factors .........................................................      S-23
Description of the Mortgage Pool .....................................      S-40
Description of the Certificates ......................................      S-62
Yield and Maturity Considerations ....................................      S-83
Servicing of the Mortgage Loans ......................................      S-91
Certain Federal Income Tax Consequences...............................     S-100
Method of Distribution ...............................................     S-101
Legal Matters ........................................................     S-102
Ratings ..............................................................     S-102
Legal Investment Considerations ......................................     S-103
ERISA Considerations .................................................     S-103
Index of Significant Definitions .....................................     S-106
Mortgage Loan Schedule ...............................................   ANNEX A
Summary of Ten Largest Loans .........................................   ANNEX B
Forms of Monthly and Annual Reports ..................................   ANNEX C
Schedule of Interest Reserve Loans ...................................   ANNEX D

                                   PROSPECTUS

Prospectus Supplement ................................................         2
Available Information ................................................         3
Incorporation of Certain Information by Reference ....................         3
Summary of Prospectus ................................................         9
Risk Factors .........................................................        17
Description of Trust Funds ...........................................        25
Yield and Maturity Considerations ....................................        32
The Depositor ........................................................        38
Use of Proceeds ......................................................        39
Description of the Certificates ......................................        39
Description of the Pooling Agreements ................................        47
Description of Credit Support ........................................        61
Certain Legal Aspects of Mortgage Loans ..............................        63
Certain Federal Income Tax Consequences...............................        76
State and Other Tax Considerations ...................................       102
ERISA Considerations .................................................       102
Legal Investment .....................................................       104
Method of Distribution ...............................................       106
Legal Matters ........................................................       107
Financial Information ................................................       107
Rating ...............................................................       108
Index of Principal Terms .............................................       109
================================================================================
================================================================================
                                 $999,659,000

                            BEAR STEARNS COMMERCIAL
                            MORTGAGE SECURITIES INC.

                                   DEPOSITOR

                       COMMERCIAL MORTGAGE PASS-THROUGH
                         CERTIFICATES, SERIES 1999-WF2

CLASS A-1 CERTIFICATES ..........   $  338,780,000
CLASS A-2 CERTIFICATES ..........   $  525,789,000
CLASS B CERTIFICATES ............   $   43,229,000
CLASS C CERTIFICATES ............   $   43,229,000
CLASS D CERTIFICATES ............   $   10,807,000
CLASS E CERTIFICATES ............   $   27,018,000
CLASS F CERTIFICATES ............   $   10,807,000
CLASS X CERTIFICATES ............   $1,080,711,380
                                    (NOTIONAL AMOUNT)

                         ------------------------------
                              PROSPECTUS SUPPLEMENT
                         ------------------------------

                            BEAR, STEARNS & CO. INC.

                           MORGAN STANLEY DEAN WITTER

                               NORWEST INVESTMENT
                                 SERVICES, INC.

                                  JUNE 15, 1999
================================================================================